UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12
OHA INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 15, 2019

OHA INVESTMENT CORPORATION
1114 Avenue of the Americas, 27th Floor
New York, New York 10036

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[•], 2019

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of OHA Investment Corporation (“OHAI”), to be held on [•], 2019 at [•] [p.m.][a.m.], Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, NY 10036.

The notice of special meeting and the proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the Special Meeting. At the Special Meeting, you will be asked to:

(i)	approve the merger of Storm Acquisition Sub Inc. (“Acquisition Sub”), a wholly owned subsidiary of Portman Ridge Finance Corporation (“PTMN”), with and into OHAI (such proposal is referred to herein as the “Merger Proposal”), after which OHAI will merge immediately with and into PTMN; and
(ii)	approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (such proposal is referred to herein as the “Adjournment Proposal”).

OHAI and PTMN are proposing a combination of both companies by a merger and related transactions pursuant to the Agreement and Plan of Merger dated as of July 31, 2019 (as may be amended from time to time, the “Merger Agreement”) by and among OHAI, PTMN, Acquisition Sub and Sierra Crest Investment Management LLC (“Sierra Crest”) in which Acquisition Sub would merge with and into OHAI with OHAI surviving as a wholly-owned subsidiary of PTMN (the “First Merger”). Immediately following the First Merger, OHAI, as the surviving company, would merge with and into PTMN with PTMN continuing as the surviving company (the “Second Merger”, and together with the First Merger, the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of OHAI (“OHAI Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by subsidiaries of OHAI or held, directly or indirectly, by PTMN or Acquisition Sub (“Canceled Shares”)) will be converted into the right to receive (i) an amount in cash equal to (A) $8,000,000 (the “Aggregate Cash Consideration”) divided by (B) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (as defined below) (excluding any Canceled Shares) (such amount in cash, the “Cash Consideration”), and (ii) a number of shares of common stock, par value $0.01 per share, of PTMN (“PTMN Common Stock”) equal to the Exchange Ratio (as defined below) (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”). Furthermore, as additional consideration to the holders of shares of OHAI Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Sierra Crest will cause to be paid directly to such holders an aggregate amount in cash equal to $3,000,000 (the “Additional Cash Consideration”).

Under the Merger Agreement, on the day prior to the closing date of the merger, each of OHAI and PTMN will deliver to the other a calculation as of three days prior to the closing of the Merger (such date, the “Determination Date”) of its net asset value as of 5:00 p.m. Eastern Time (such calculation with respect to OHAI, the “Closing OHAI Net Asset Value” and such calculation with respect to PTMN, the “Closing PTMN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “OHAI Per Share NAV”, which will be equal to (i) (A) the Closing OHAI Net Asset Value minus (B) the Aggregate Cash Consideration divided by (ii) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares), and the “PTMN Per Share NAV”, which will be equal to (I) the Closing PTMN Net Asset Value divided by (II) the number of shares of PTMN Common Stock issued and outstanding as of the Determination Date. For purposes of the Merger Agreement, the “Exchange Ratio” will be equal to (i) the OHAI Per Share NAV divided by (ii) the PTMN Per Share NAV.

If the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger would exceed 19.9% of the number of issued and outstanding shares of PTMN Common Stock immediately prior to the Effective Time (the “Maximum Share Number”), the Aggregate Cash Consideration for all purposes of the Merger Agreement will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.

The market value of the Merger Consideration will fluctuate with changes in the market price of OHAI Common Stock and PTMN Common Stock. We urge you to obtain current market quotations of OHAI Common Stock and PTMN Common Stock. OHAI Common Stock and PTMN Common Stock trade on The Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “OHAI” and “PTMN,” respectively. The following table shows the closing sale prices of OHAI Common Stock and PTMN Common Stock, as reported on the Nasdaq on July 30, 2019, the last trading day before the execution of the Merger Agreement, and on [•], 2019, the last full trading day before printing this document.

	OHAI Common Stock		PTMN Common Stock
Closing Sales Price at July 30, 2019		$1.0833		$2.345
Closing Sales Price at [•], 2019	$	[•]	$	[•]

Your vote is extremely important. At the Special Meeting, you will be asked to vote on the Merger Proposal. The approval of the Merger Proposal requires the affirmative vote by the holders of at least a majority of the outstanding shares of OHAI Common Stock entitled to vote at the Special Meeting. You also may be asked to vote on a proposal to approve the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal. The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of votes cast by holders of shares of OHAI Common Stock present at the Special meeting, in person or represented by proxy.

Abstentions and broker non-votes (which occur when a beneficial owner does not instruct its broker, bank or other institution or nominee holding its shares of OHAI Common Stock on its behalf) will not count as affirmative votes cast and will therefore have the same effect as votes against each of the Merger Proposal.

After careful consideration, on the recommendation of a special committee (“Special Committee”) of the board of directors of OHAI (the “OHAI Board”), the OHAI Board (other than directors affiliated with Oak Hill Advisors, L.P., the external investment adviser to OHAI, who abstained from voting) has unanimously approved the Merger and the Merger Agreement and unanimously recommends that OHAI Stockholders vote “FOR” the Merger Proposal and “FOR” for the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

It is very important that your shares be represented at the Special Meeting. Even if you plan to attend the meeting in person, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in this proxy statement/prospectus and on the enclosed proxy card. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. Your vote and participation in the governance of OHAI are very important to us.

This proxy statement/prospectus describes the Special Meeting, the Merger, and the documents related to the Merger (including the Merger Agreement) that OHAI Stockholders should know before voting on the Merger Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page 15, for a discussion of the risks relating to the Merger. OHAI files annual, quarterly and current reports, proxy statements and other information about itself with the SEC. OHAI maintains a website at www.ohainvestmentcorporation.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available on or through its website. You may also obtain such information, free of charge, and make shareholder inquiries by contacting OHAI at 1114 Avenue of the Americas, 27th floor, New York, New York 10036, Attention: Investor Relations, or by calling collect at (212) 852-1900. The SEC also maintains a website at http://www.sec.gov that contains such information.

Sincerely yours,

Steven T. Wayne President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of PTMN Common Stock to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [•], 2019 and it is first being mailed or otherwise delivered to OHAI Stockholders on or about [•], 2019.

OHA INVESTMENT CORPORATION
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
(212) 852-1900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2019

Notice is hereby given to the owners of shares of common stock (the “OHAI Stockholders”) of OHA Investment Corporation (“OHAI”) that:

A Special Meeting of Stockholders (the “Special Meeting”) of OHAI will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, on [•], 2019 at [•] [a.m.][p.m.], Eastern Time, for the following purposes:

(i)	To approve the merger of Storm Acquisition Sub Inc. (“Acquisition Sub”), a wholly owned subsidiary of Portman Ridge Finance Corporation (“PTMN”), with and into OHAI (such proposal is referred to herein as the “Merger Proposal”), after which OHAI will merge immediately with and into PTMN; and
(ii)	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (such proposal is referred to herein as the “Adjournment Proposal”).

OHAI and PTMN are proposing a combination of both companies by a merger and related transactions pursuant to the Agreement and Plan of Merger dated as of July 31, 2019 (as may be amended from time to time, the “Merger Agreement”) by and among OHAI, PTMN, Acquisition Sub and Sierra Crest Investment Management LLC (“Sierra Crest”) in which Acquisition Sub would merge with and into OHAI with OHAI surviving as a wholly-owned subsidiary of PTMN (the “First Merger”). Immediately following the First Merger, OHAI, as the surviving company, would merge with and into PTMN with PTMN continuing as the surviving company (the “Second Merger”, and together with the First Merger, the “Merger”).

on the recommendation of a special committee (“Special Committee”) of the board of directors of OHAI (the “OHAI Board”), the OHAI Board (other than directors affiliated with Oak Hill Advisors, L.P., the external INVESTMENT advisEr to OHAI, who abstained from voting) has unanimously approved the Merger and the Merger Agreement and unanimously recommends that OHAI stockholders vote “FOR” the Merger Proposal and “FOR” for Adjournment Proposal, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to Approve the Merger Proposal.

Enclosed is a copy of the proxy statement/prospectus and the proxy card. You have the right to receive notice of, and to vote at, the Special Meeting if you were an OHAI Stockholder of record at the close of business on November 5, 2019. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or authorize your proxy via the Internet or telephone. Instructions are shown on the proxy card.

Your vote is extremely important to OHAI. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by OHAI.

The Merger and the Merger Agreement are each described in more detail in this proxy statement/prospectus, which you should read carefully and in its entirety before authorizing a proxy to vote. Attached to this proxy statement/prospectus is a copy of the Merger Agreement, attached as Annex A.

By Order of the Board of Directors,

Gregory Rubin
Secretary

[•], 2019

This is an important meeting. To ensure proper representation at the meeting, please promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the OHAI Board. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Special Meeting and voting in person.

Important notice regarding the availability of proxy materials for the Special Meeting, OHAI’s proxy statement/prospectus and the proxy card are available at www.proxyvote.com.

i

STOCKHOLDERS SHARING AN ADDRESS	285
WHERE YOU CAN FIND MORE INFORMATION	285
index to financial statements	F-1
ANNEX A – MERGER AGREEMENT	A-1
ANNEX B - OPINION OF THE FINANCIAL ADVISOR TO THE OHAI SPECIAL COMMITTEE	B-1

ii

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form N-14 filed with the U.S. Securities and Exchange Commission (the “SEC”) by PTMN (File No. 333-233664), constitutes a prospectus of PTMN under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of PTMN Common Stock to be issued to OHAI Stockholders as required by the Merger Agreement.

This document also constitutes a proxy statement of OHAI under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the Special Meeting, at which OHAI Stockholders will be asked to vote upon the Merger Proposal and the Adjournment Proposal.

You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [•], 2019. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to OHAI Stockholders nor the issuance of PTMN Common Stock in connection with the Merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding PTMN has been provided by PTMN and information contained in this proxy statement/prospectus regarding OHAI has been provided by OHAI.

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The questions and answers below highlight only selected information from this proxy statement/prospectus. They do not contain all of the information that may be important to you. You should carefully read this entire document to fully understand the Merger Agreement and the transactions contemplated thereby (including the Merger) and the voting procedures for the Special Meeting.

Questions and Answers about the Special Meeting

Q:	Why am I receiving these materials?
A:	OHAI is furnishing these materials in connection with the solicitation of proxies by OHAI’s board of directors (the “OHAI Board”) for use at the special meeting of OHAI Stockholders to be held at [•] [p.m.][a.m.], Eastern Time, on [•], 2019 at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, and any adjournments or postponements thereof (the “Special Meeting”).

This proxy statement/prospectus and the accompanying materials are being mailed on or about [•], 2019 to stockholders of record of OHAI described below and are available at www.proxyvote.com.

Q:	What items will be considered and voted on at the Special Meeting?
A:	At the Special Meeting, OHAI Stockholders will be asked to approve: (i) the merger of Acquisition Sub, with and into OHAI (such proposal is referred to herein as the “Merger Proposal”), after which OHAI will merge immediately with and into PTMN; and (ii) the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (such proposal is referred to herein as the “Adjournment Proposal”). No other matters will be acted upon at the Special Meeting without further notice.
Q:	How does the OHAI Board recommend voting on the Merger Proposal at the Special Meeting?
A:	The OHAI Board (other than directors affiliated with Oak Hill Advisors, L.P., the external investment adviser to OHAI, who abstained from voting), acting on the recommendation of the Special Committee, has unanimously approved the Merger and the Merger Agreement and unanimously recommends that OHAI Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal (the “OHAI Board Recommendation”).
Q:	What is the “Record Date” and what does it mean?
A:	The record date for the Special Meeting is November 5, 2019 (the “Record Date”). The Record Date is established by the OHAI Board, and only holders of record of shares of OHAI Common Stock at the close of business on the Record Date are entitled to receive notice of the Special Meeting and vote at the Special Meeting. As of the Record Date, there were [•] shares of OHAI Common Stock outstanding.
Q:	How many votes do I have?
A:	Each share of OHAI Common Stock held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting.
Q:	How do I vote?
A:	An OHAI Stockholder may vote in person at the Special Meeting or by proxy in accordance with the instructions provided below. An OHAI Stockholder may also authorize a proxy by telephone or through the Internet, using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.
•	By Internet: www.proxyvote.com
•	By telephone: (800) 690-6903 to reach a toll-free, automated touchtone voting line, or (855) 973-0092 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.

•	By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on [•], 2019.
•	In person: You may vote in person at the Special Meeting by requesting a ballot when you arrive. If your shares of OHAI Common Stock are held through a broker and you attend the Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the Special Meeting.
Q:	What if an OHAI Stockholder does not specify a choice for a matter when authorizing a proxy?
A:	All properly executed proxies representing shares of OHAI Common Stock at the Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares of OHAI Common Stock will be voted “FOR” the Merger Proposal and the Adjournment Proposal.
Q:	How can I change my vote or revoke a proxy?
A:	You may revoke your proxy and change your vote by giving notice at any time before your proxy is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Special Meeting, by attending the Special Meeting and voting in person, or by a notice, provided in writing and signed by you, delivered to OHAI’s Secretary on any business day before the date of the Special Meeting.
Q:	If my shares of OHAI Common Stock are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?
A:	No. You should follow the instructions provided by your broker on your voting instruction form. It is important to note that your broker will vote your shares only if you provide instructions on how you would like your shares to be voted at the applicable special meeting.
Q:	What constitutes a “quorum” for the Special Meeting?
A:	The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of OHAI Common Stock, outstanding and entitled to be cast on the Record Date, will constitute a quorum. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. Notwithstanding the foregoing, OHAI shall, at the request of PTMN, postpone the Special Meeting to a date specified by PTMN for the absence of a quorum or if OHAI has not received proxies representing a sufficient number of shares of OHAI Common Stock to approve the Merger Proposal; provided, that no such postponement pursuant to this sentence shall be required to be for a period exceeding 10 calendar days.
Q:	What vote is required to approve each of the proposals being considered at the Special Meeting?
A:	The affirmative vote of the holders of a majority of the outstanding shares of OHAI Common Stock entitled to vote at the Special Meeting is required to approve the Merger Proposal. The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of OHAI Common Stock present at the Special Meeting, in person or represented by proxy, will be required to approve the Adjournment Proposal.

Abstentions and broker non-votes will have the effect of a vote “against” the Merger Proposal.

Q:	Do PTMN Stockholders have a right to vote?
A:	No, the transaction is not required to be approved by PTMN’s stockholders (“PTMN Stockholders”).

Q:	What will happen if the Merger Proposal being considered at the Special Meeting is not approved by the required vote?
A:	If the Merger does not close because the OHAI Stockholders do not approve the Merger Proposal or any of the other conditions to the closing of the Merger are not satisfied or waived, each of OHAI and PTMN will continue to operate independently under the management of their respective investment advisers, and each of OHAI’s and PTMN’s respective directors and executive officers will continue to serve as its directors and officers, respectively, until their successors are duly elected and qualified or their resignation. In addition, OHAI will not benefit from the expenses incurred in its pursuit to approve the Merger Proposal and under certain circumstances, OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000.
Q:	How will the final voting results be announced?
A:	Preliminary voting results may be announced at the Special Meeting. Final voting results will be published by OHAI in a current report on Form 8-K within four business days after the date of the Special Meeting.
Q:	Are the proxy materials available electronically?
A:	In accordance with regulations promulgated by the SEC, OHAI has made the registration statement (of which this proxy statement/prospectus forms a part), the Notice of Special Meeting of Stockholders and the proxy card available to OHAI Stockholders on the Internet. Stockholders may (i) access and review the proxy materials of OHAI, (ii) authorize their proxies, as described in “The Special Meeting—Voting of Proxies” and/or (iii) elect to receive future proxy materials by electronic delivery via the Internet address provided below.

The registration statement (of which this proxy statement/prospectus forms a part), Notice of Special Meeting of Stockholders and the proxy card are available at www.proxyvote.com.

Q:	Will my vote make a difference?
A:	Yes. Your vote is needed to ensure that the Merger Proposal can be acted upon. Your vote is very important. Your immediate response will help avoid potential delays and may save significant additional expenses associated with soliciting stockholder votes.
Q:	Whom can I contact with any additional questions?
A:	If you are an OHAI Stockholder, you can contact OHAI’s Investor Relations Departments at the below contact information with any additional questions:

Investor Relations
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
(212) 852-1900

Q:	Where can I find more information about OHAI and PTMN?
A:	You can find more information about OHAI and PTMN in the documents described under the caption “Where You Can Find More Information.”
Q:	What do I need to do now?
A:	We urge you to carefully read this entire document, including its annexes. You should also review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Questions and Answers about the Merger

Q:	What will happen in the Merger?
A:	OHAI shall be the surviving company of the merger between OHAI and Acquisition Sub and shall continue its existence as a corporation under the laws of the State of Maryland until the Second Merger. As of the effective time of the First Merger, the separate corporate existence of the Acquisition Sub shall cease. Immediately thereafter, pursuant to the Second Merger, the surviving company will merge with and into PTMN, with PTMN as the surviving entity.

Q:	What will OHAI Stockholders receive in the Merger?
A:	Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of OHAI Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be converted into the right to receive (i) an amount in cash equal to (A) $8,000,000 (the “Aggregate Cash Consideration”) divided by (B) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (as defined in the below) (excluding any Canceled Shares) (such amount in cash, the “Cash Consideration”), and (ii) a number of shares of PTMN Common Stock equal to the Exchange Ratio (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”). Furthermore, as additional consideration to the holders of shares of OHAI Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Sierra Crest will cause to be paid directly to such holders an aggregate amount in cash equal to $3,000,000 (the “Additional Cash Consideration”).
Q:	How will the Exchange Ratio be determined?
A:	Under the Merger Agreement, three days prior to the closing of the Merger (such date, the “Determination Date”), each of OHAI and PTMN will deliver to the other a calculation of its net asset value as of 5:00 p.m. Eastern Time on the day prior to the closing date of the Merger (such calculation with respect to OHAI, the “Closing OHAI Net Asset Value” and such calculation with respect to PTMN, the “Closing PTMN Net Asset Value”), in each case, using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “OHAI Per Share NAV”, which will be equal to (i) (A) the Closing OHAI Net Asset Value minus (B) the Aggregate Cash Consideration divided by (ii) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares), and the “PTMN Per Share NAV”, which will be equal to (I) the Closing PTMN Net Asset Value divided by (II) the number of shares of PTMN Common Stock issued and outstanding as of the Determination Date. For purposes of the Merger Agreement, the “Exchange Ratio” will be equal to (i) the OHAI Per Share NAV divided by (ii) the PTMN Per Share NAV.
Q:	Is the Aggregate Cash Consideration subject to any adjustment?
A:	Yes, if the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger would exceed 19.9% of the issued and outstanding shares of PTMN Common Stock immediately prior to the closing of the First Merger (the “Maximum Share Number”), then the Aggregate Cash Consideration will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.
Q:	Who is responsible for paying the expenses relating to completing the Merger?
A:	In general, all fees and expenses incurred in connection with the Merger shall be paid by the parties incurring such fees and expenses, whether or not the Merger is consummated. However, (i) PTMN and OHAI have agreed to split pro-rata based on their closing net asset values the costs associated with maintaining insurance for OHAI’s officers and directors subsequent to the completion of the Merger; (ii) PTMN and OHAI have agreed to pay 60% and 40%, respectively, of the costs of printing this proxy statement/prospectus; and (iii) OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000, if the Merger Proposal is not approved by OHAI’s shareholders at the Special Meeting and PTMN is not otherwise entitled to the termination fee described elsewhere herein. It is expected that PTMN will incur approximately $1,000,000, or $0.03 per share, and OHAI will incur approximately $1,690,000, or $0.08 per share, of fees and expenses in connection with completing the Merger.

Q:	Will I receive dividends after the Merger?
A:	Each OHAI Stockholder will become a stockholder of PTMN, and will receive any future dividends and distributions paid to PTMN Stockholders. PTMN anticipates that it will continue to pay quarterly distributions to its stockholders in accordance with the schedule below:

2019 Distribution Schedule:

	Declaration Date	Record Date	Payable Date
1	December (2018)	January (2019)	January (2019)
2	March	April	April
3	August	August	August
4	November	November	November

2020 Forward Distribution Schedule:

	Declaration Date	Record Date	Payable Date
1	February	February	February
2	May	May	May
3	August	August	August
4	November	November	November

PTMN intends to continue to make distributions on a quarterly basis to stockholders out of assets legally available for distribution. All distributions will be paid at the discretion of PTMN’s Board of Directors and will depend on PTMN’s earnings, financial condition, maintenance of its status as a “regulated investment company” under Subchapter M of the Code, compliance with applicable BDC regulations and such other factors as its Board of Directors may deem relevant from time to time. PTMN cannot guarantee that it will pay distributions to stockholders in the future. For a history of the dividends and distributions paid by PTMN since January 1, 2017, see “Market Price, Dividend and Distribution Information—PTMN.”

PTMN has adopted a dividend reinvestment plan that provides for reinvestment of PTMN’s distributions on behalf of PTMN’s stockholders, unless a stockholder elects to receive cash as provided below. As a result, if PTMN’s Board of Directors authorizes, and PTMN declares, a cash distribution, then PTMN’s stockholders who have not “opted out” of PTMN’s dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of PTMN Common Stock, rather than receiving the cash. See “Portman Ridge Finance Corporation Dividend Reinvestment Plan” for additional information regarding PTMN’s dividend reinvestment plan.

Following the Effective Time, the record holders of shares of OHAI Common Stock shall be entitled to receive dividends or other distributions declared by PTMN’s Board of Directors, with a record date after the Effective Time theretofore payable with respect to the whole shares of PTMN Common Stock represented by such shares of OHAI Common Stock. For a history of the dividends and distributions paid by OHAI since January 1, 2017, see “Market Price, Dividend and Distribution Information—OHAI.”

Q:	Is the Merger subject to any third-party consents?
A:	Under the Merger Agreement, OHAI and PTMN have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable. As of the date of this proxy statement/prospectus, OHAI and PTMN believe that they have obtained all necessary third-party consents other than approval by OHAI Stockholders of the Merger Proposal. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.

Q:	How does PTMN’s investment objective and strategy differ from OHAI’s?
A:	PTMN’s investment objective is to generate current income and, to a lesser extent, capital appreciation from its investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle-market companies. PTMN defines the middle-market as comprising companies with EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $10 million to $50 million and/or total debt of $25 million to $150 million. PTMN primarily invests in first and second lien term loans which, because of their priority in a company’s capital structure, it expects will have lower default rates and higher rates of recovery of principal if there is a default and which it expects will create a stable stream of interest income. The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade (i.e., “junk bonds”), and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

OHAI’s investment objective is to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors.

Both PTMN and OHAI seek to generate current income and capital appreciation primarily through investments in middle-market companies. PTMN generally invests in smaller middle-market companies than OHAI, and invests a higher proportion of its assets in first lien loans than OHAI. Additionally, PTMN seeks higher asset yields through an illiquidity premium, whereas OHAI’s assets are primarily liquid securities. Finally, PTMN historically has a portion of its assets in debt and subordinated securities issued by collateralized loan obligation funds (“CLO Funds”), which are not part of OHAI’s investment strategy.

Q:	How will the combined company be managed following the Merger?
A:	The directors of PTMN immediately prior to the Merger will remain the directors of PTMN and will hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. The officers of PTMN immediately prior to the Merger will remain the officers of PTMN and will hold office until their respective successors are duly appointed and qualify, or their earlier death, resignation or removal. Following the Merger, PTMN will continue to be managed by Sierra Crest, and there are not expected to be any material changes in PTMN’s investment objective or strategy. Over time, it is anticipated that PTMN will transition the investments acquired through the Merger into investments in smaller middle-market companies, consistent with PTMN’s current investment strategy.
Q:	Are OHAI Stockholders able to exercise appraisal rights?
A:	No. OHAI Stockholders will not be entitled to exercise appraisal rights (rights of an objecting stockholder under Maryland law) with respect to any matter to be voted upon at the Special Meeting.
Q:	When do you expect to complete the Merger?
A:	While there can be no assurance as to the exact timing, or that the Merger will be completed at all, PTMN and OHAI are working to complete the Merger in the fourth quarter of 2019. It is currently expected that the Merger will be completed promptly following receipt of the required OHAI Stockholder approval at the Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement.
Q:	Is the Merger expected to be taxable to OHAI Stockholders?
A:	Subject to the discussion below, the Merger is intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Merger qualifies as a reorganization for U.S. federal income tax purposes, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of OHAI Common Stock who receive a combination of shares of PTMN Common Stock and cash, other than cash instead of a fractional share of PTMN Common Stock, in exchange for their OHAI Common Stock, will recognize gain (but not loss) in an amount equal to the lesser of (x) the amount by which the sum of the fair market value of the shares of PTMN Common Stock and cash (other than cash received instead of a fractional share of PTMN Common Stock) received by such holder in exchange for its shares of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration) exceeds such holder’s adjusted basis in its shares of OHAI Common

Stock, and (y) the amount of cash (other than cash received instead of fractional shares of PTMN Common Stock) received by such holder in exchange for its shares of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration). Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the holding period for such shares of OHAI Common Stock is more than one year. Depending on certain facts specific to you, gain could instead be characterized as ordinary dividend income.

With respect to the Additional Cash Consideration, there is limited authority addressing the tax consequences of the receipt of merger consideration from a party other than the acquiror and, as a result, the tax consequences of the receipt of the Additional Cash Consideration are not entirely clear. PTMN and Sierra Crest intend to take the position that the Additional Cash Consideration received by a U.S. holder is treated as additional merger consideration. It is possible, however, that the Additional Cash Consideration may be treated as ordinary income and not as cash received in exchange for a such holder’s OHAI Common Stock.

In addition, the Merger will not qualify as a reorganization if the fair market value of the PTMN Common Stock received by OHAI Stockholders in the Merger does not equal or exceed 40% of the aggregate consideration. As noted below under “Description of the Merger Agreement—Merger Consideration,” the amount of PTMN Common Stock and cash to be transferred in the Merger is subject to adjustments. Moreover, there is a risk that OHAI Stockholders who sell all or a portion of their PTMN Common Stock received in the Merger for cash pursuant to the open market repurchase program described below under “Description of the Merger Agreement—Open Market Stock Repurchase Program” will be treated as having received cash, rather than PTMN Common Stock, in the Merger. Such sales may be treated as an increase in the amount of cash and a decrease in the amount of PTMN Common Stock transferred in the Merger for purposes of testing whether the Merger qualifies as a reorganization.

If the Merger does not qualify as a reorganization, U.S. holders of OHAI Common Stock will be treated as having sold their OHAI Common Stock in a taxable sale and will generally recognize gain or loss equal to the difference between the fair market value of the PTMN Common Stock and cash received (including such holder’s share of the Aggregate Cash Consideration and possibly, as discussed above, the Additional Cash Consideration) and the basis in his or her OHAI Common Stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Merger, the holding period for such shares of OHAI Common Stock is greater than one year. The deductibility of capital losses is subject to limitations.

On the closing date of the Merger, PTMN and OHAI will use commercially reasonably efforts to make a determination, in consultation with tax counsel, as to whether or not the Merger qualifies as reorganization for U.S. federal income tax purposes, and, to the extent any such determination is made, PTMN will inform the OHAI Stockholders of such determination as soon as practicable after the closing. The determination will be based on the then-existing law, will assume the absence of changes in existing facts, may rely on assumptions and will rely on representations contained in certificates executed by officers of PTMN and OHAI.

The obligations of PTMN and OHAI to complete the Merger are not conditioned on the receipt of, and PTMN and OHAI will not receive, opinions from Simpson Thacher & Bartlett LLP (“STB”), counsel to PTMN, or Dechert LLP (“Dechert”), counsel to OHAI, to the effect that the Merger will qualify as a reorganization for U.S. federal income tax purposes. For more information, see “Certain Material U.S. Federal Income Tax Consequences of the Merger.” OHAI Stockholders should consult with their own tax advisors to determine the tax consequences of the Merger to them.

Q:	What happens if the Merger is not consummated?
A:	If the Merger is not approved by the requisite vote of OHAI’s stockholders, or if the Merger is not completed for any other reason, OHAI’s stockholders will not receive any payment for their shares of OHAI Common Stock in connection with the Merger. Instead, OHAI will remain an independent company. In addition, under circumstances specified in the Merger Agreement, OHAI may be required to pay PTMN, or PTMN may be required to pay OHAI, a termination fee of approximately $1.3 million. See “Description of the Merger Agreement—Termination of the Merger Agreement.”

SUMMARY OF THE MERGER

This summary highlights selected information contained elsewhere in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the other documents to which this proxy statement/prospectus refers for a more complete understanding of the Merger. In particular, you should read the annexes attached to this proxy statement/prospectus, including the Merger Agreement, which is attached as Annex A hereto, as it is the legal document that governs the Merger. See “Where You Can Find More Information.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors” beginning on page 15.

The Parties to the Merger

OHA Investment Corporation
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
(212) 852-1900

OHAI is a specialty finance company with an investment objective to generate both current income and capital appreciation primarily through debt investments, some of which may include equity components. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI’s investment activities are managed by Oak Hill Advisors, L.P. (“OHA”), OHAI’s investment adviser and administrator, and supervised by the Board of Directors of OHAI (“OHAI Board”), the majority of whose members are independent of OHA and its affiliates.

OHAI is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, amended (the “1940 Act”). For federal income tax purposes, OHAI operates so as to be treated as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, OHAI is required to comply with certain investment diversification and other regulatory requirements.

Portman Ridge Finance Corporation
650 Madison Avenue, 23rd Floor
New York, New York 10022
(212) 891-2880

PTMN was formed in August 2006 under the former name, Kohlberg Capital Corporation, and completed an initial public offering in December 2006. Until March 31, 2019, PTMN operated as an internally managed BDC. On April 1, 2019, PTMN converted to an external management structure.

PTMN is an externally managed, non-diversified closed-end investment company that is regulated as a BDC, under the 1940 Act. PTMN has elected to be treated for U.S. federal income tax purposes as a RIC under the Code and intends to operate in a manner to maintain its RIC status.

PTMN originates, structures, and invests in senior secured term loans and mezzanine debt primarily in privately-held middle-market companies (the “Debt Securities Portfolio”). In addition, from time to time PTMN may invest in the equity securities of privately held middle-market companies.

PTMN’s debt securities portfolio investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle-market companies. PTMN defines the middle-market as comprising companies with EBITDA of $10 million to $50 million and/or total debt of $25 million to $150 million. PTMN primarily invests in first and second lien term loans which, because of their priority in a company’s capital structure, the fund expects will have lower default rates and higher rates of recovery of principal if there is a default and which it expects will create a stable stream of interest income. The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

PTMN invests primarily in loans to smaller private companies, publicly-traded companies, high-yield bonds, joint ventures, managed funds, partnerships, and distressed debt securities. PTMN may also receive warrants or options to purchase common stock in connection with its debt investments.

PTMN also has historical investments in CLO Funds. PTMN’s investments in CLO Fund securities are primarily managed by its formerly wholly-owned asset management subsidiaries, Trimaran Advisors and Trimaran Advisors Management. These CLO Funds typically invest in broadly syndicated loans, high-yield bonds and other credit instruments.

Storm Acquisition Sub Inc.
650 Madison Avenue, 23rd Floor
New York, New York 10022
(212) 891-2880

Acquisition Sub is a Maryland corporation and a newly formed wholly-owned direct consolidated subsidiary of PTMN. Acquisition Sub was formed in connection with and for the sole purpose of the Merger and has no prior operating history.

Sierra Crest Investment Management LLC
650 Madison Avenue, 23rd Floor
New York, New York 10022
(212) 891-2880

Sierra Crest Investment Management LLC (“Sierra Crest”) is a Delaware limited liability company, located at 650 Madison Avenue, 23rd Floor, New York, NY 10022, registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Sierra Crest is an affiliate of BC Partners Advisors LP (“BC Partners”) and LibreMax Capital LLC (“LibreMax”). BC Partners is a leading buyout firm with a 30-year history investing across Europe and North America which had assets under management of over $25 billion as of July 2019. The assets under management for BC Partners are based on actively managed commitments of its managed funds and relevant vehicles formed for the purpose of co-investing alongside such funds. BC Partners operates a private equity investment platform, BCP PE, and a credit investment platform, BCP Credit, as fully integrated businesses. The investment activity of PTMN falls primarily within the BCP Credit platform. Integration with the broader BC Partners platform allows BCP Credit to leverage a team of over 60 investment professionals across its private equity platform including a seven-member operations team. The BCP Credit Investment team (the “Investment Team”) is led by Ted Goldthorpe who sits on both the BCP Credit and BCP PE investment committees. An affiliate of Sierra Crest currently manages a private BDC, BC Partners Lending Corporation, and two private funds in the BCP Credit platform.

Merger Structure

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, Acquisition Sub will be merged with and into OHAI. OHAI will be the surviving company and will continue its existence as a corporation under the laws of the State of Maryland. As of the effective time of the First Merger, the separate corporate existence of Acquisition Sub will cease. Immediately after the occurrence of the First Merger, in the Second Merger, OHAI will merge with and into PTMN, with PTMN as the surviving entity.

Based on the number of shares of PTMN Common Stock issued and outstanding and the net asset value (“NAV”) of each of PTMN and OHAI as of June 30, 2019, it is expected that, following consummation of the Second Merger, PTMN Stockholders will own approximately 83% of the outstanding PTMN Common Stock and former OHAI Stockholders will own approximately 17% of the outstanding PTMN Common Stock. If the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger would exceed the Maximum Share Number, the Aggregate Cash Consideration for all purposes of the Merger Agreement will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.

The Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. OHAI and PTMN encourage their respective stockholders to read the Merger Agreement carefully and in its entirety, as it is the principal legal document governing the Merger.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the First Merger, each share of common stock, par value $0.001 per share, of OHAI (“OHAI Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by subsidiaries of OHAI or held, directly or indirectly, by PTMN or Acquisition Sub (“Canceled Shares”)) will be converted into the right to receive (i) an amount in cash equal to (A) $8,000,000 divided by (B) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares), and (ii) a number of shares of common stock, par value $0.01 per share, of PTMN (“PTMN Common Stock”) equal to the Exchange Ratio.

Under the Merger Agreement, on the Determination Date, each of OHAI and PTMN will deliver to the other a calculation of its net asset value as of 5:00 p.m. Eastern Time on the day prior to the closing date of the Merger (such calculation with respect to OHAI, the “Closing OHAI Net Asset Value” and such calculation with respect to PTMN, the “Closing PTMN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “OHAI Per Share NAV”, which will be equal to (i) (A) the Closing OHAI Net Asset Value minus (B) the Aggregate Cash Consideration divided by (ii) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares), and the “PTMN Per Share NAV”, which will be equal to (I) the Closing PTMN Net Asset Value divided by (II) the number of shares of PTMN Common Stock issued and outstanding as of the Determination Date. For purposes of the Merger Agreement, the “Exchange Ratio” will be equal to (i) the OHAI Per Share NAV divided by (ii) the PTMN Per Share NAV.

If the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger would exceed the Maximum Share Number, the Aggregate Cash Consideration for all purposes of the Merger Agreement will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.

Additional Cash Consideration

In connection with the transactions contemplated by the Merger Agreement, as additional consideration to the holders of shares of OHAI Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Sierra Crest will cause to be paid directly to such holders an aggregate amount in cash equal to $3,000,000.

Market Price of Securities

Shares of PTMN Common Stock trade on the Nasdaq under the symbol “PTMN.” Shares of OHAI Common Stock trade on the Nasdaq under the symbol “OHAI.”

The following table presents the closing sales prices as of the last trading day before the execution of the Merger Agreement and the last trading day before the date of this proxy statement/prospectus, and the most recently determined NAV per share of each of PTMN Common Stock and OHAI Common Stock.

	PTMN Common Stock		OHAI Common Stock
NAV per Share at June 30, 2019		$3.73		$1.83
Closing Sales Price at July 30, 2019		$2.345		$1.0833
Closing Sales Price at [•], 2019	$	[•]	$	[•]

Risks Relating to the Proposed Merger

The Merger and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks. OHAI Stockholders should carefully consider these risks before deciding how to vote on the proposals to be voted on at the Special Meeting.

•	Because the market price of PTMN Common Stock and the net asset value per share of PTMN and OHAI will fluctuate, OHAI Stockholders cannot be sure of the market value or exact composition of the Merger Consideration they will receive until the closing date of the Merger.
•	Sales of shares of PTMN Common Stock after the completion of the Merger may cause the market price of PTMN Common Stock to decline.

•	OHAI Stockholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.
•	PTMN may be unable to realize the benefits anticipated by the Merger, including estimated cost savings, or it may take longer than anticipated to achieve such benefits.
•	The announcement and pendency of the proposed Merger could adversely affect OHAI’s business, financial results and operations.
•	If the Merger does not close, OHAI will not benefit from the expenses incurred in its pursuit and, under certain circumstances, OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000.
•	The termination of the Merger Agreement could negatively impact OHAI and PTMN.
•	Under certain circumstances, OHAI and PTMN are obligated to pay each other a termination fee upon termination of the Merger Agreement.
•	The Merger is subject to closing conditions, including OHAI Stockholder approval, that, if not satisfied or waived, will result in the Merger not being completed, which may result in material adverse consequences to OHAI’s business and operations.
•	PTMN and OHAI will be subject to operational uncertainties and contractual restrictions while the Merger is pending including, restrictions on pursuing alternatives to the Merger.
•	The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire OHAI prior to the completion of the proposed Merger.
•	If the Merger is not completed or OHAI is not otherwise acquired, OHAI may consider other strategic alternatives which are subject to risks and uncertainties.
•	PTMN and OHAI may waive one or more conditions to the Merger without resoliciting OHAI Stockholder approval.
•	The shares of PTMN Common Stock to be received by OHAI Stockholders as a result of the Merger will have different rights associated with them than shares of OHAI Common Stock currently held by them.
•	The market price of PTMN Common Stock after the Merger may be affected by factors different from those affecting PTMN Common Stock currently.
•	The U.S. federal income tax treatment of the Merger will not be known as of the date of the Special Meeting, and the position that the Merger qualifies as a “reorganization” might be challenged by the Internal Revenue Service.

See the section captioned “Risk Factors—Risks Relating to the Merger” below for a more detailed discussion of these factors.

Tax Consequences of the Merger

Subject to the discussion below, the Merger is intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Merger qualifies as a reorganization for United States federal income tax purposes, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of OHAI Common Stock who receive a combination of shares of PTMN Common Stock and cash, other than cash instead of a fractional share of PTMN Common Stock, in exchange for their OHAI Common Stock, will recognize gain (but not loss) in an amount equal to the lesser of (x) the amount by which the sum of the fair market value of the shares of PTMN Common Stock and cash (other than cash received instead of a fractional share of PTMN Common Stock) received by such holder in exchange for its shares of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration) exceeds such holder’s adjusted basis in its shares of OHAI Common Stock, and (y) the amount of cash (other than cash received instead of fractional shares of PTMN Common Stock) received by such holder in exchange for its shares of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration). Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the holding period for such shares of OHAI Common Stock is more than one year. Depending on certain facts specific to you, gain could instead be characterized as ordinary dividend income.

With respect to the Additional Cash Consideration, there is limited authority addressing the tax consequences of the receipt of merger consideration from a party other than the acquiror and, as a result, the tax consequences of the receipt of the Additional Cash Consideration are not entirely clear. PTMN and Sierra Crest intend to take the position that the Additional Cash Consideration received by a U.S. holder is treated as additional merger consideration. It is possible, however, that the Additional Cash Consideration may be treated as ordinary income and not as cash received in exchange for such holder’s OHAI Common Stock.

In addition, the Merger will not qualify as a reorganization if the fair market value of the PTMN Common Stock received by OHAI shareholders in the Merger does not equal or exceed 40% of the aggregate consideration. As noted below under “Description of the Merger Agreement—Merger Consideration,” the amount of PTMN Common Stock and cash to be transferred in the Merger is subject to adjustments. Moreover, there is a risk that OHAI shareholders who sell all or a portion of their PTMN Common Stock received in the Merger for cash pursuant to the open market repurchase program described below under “Description of the Merger Agreement—Open Market Stock Repurchase Program” will be treated as having received cash, rather than such PTMN Common Stock, in the Merger. Such sales may be treated as an increase in the amount of cash and a decrease in the amount of PTMN Common Stock transferred in the Merger for purposes of testing whether the Merger qualifies as a reorganization.

If the Merger does not qualify as a reorganization, U.S. holders of OHAI Common Stock will be treated as having sold their OHAI Common Stock in a taxable sale and will generally recognize gain or loss equal to the difference between the fair market value of the PTMN Common Stock and cash received (including such holder’s share of the Aggregate Cash Consideration and possibly, as discussed above, the Additional Cash Consideration) and the basis in his or her OHAI Common Stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Merger, the holding period for such shares of OHAI Common Stock is greater than one year. The deductibility of capital losses is subject to limitations.

On the closing date of the Merger, PTMN and OHAI will use commercially reasonable efforts to make a determination, in consultation with tax counsel, as to whether or not the Merger qualifies as reorganization for U.S. federal income tax purposes, and, to the extent any such determination is made, PTMN will inform the OHAI Stockholders of such determination as soon as practicable after the closing. The determination will be based on the then-existing law, will assume the absence of changes in existing facts, may rely on assumptions and will rely on representations contained in certificates executed by officers of PTMN and OHAI.

The obligations of PTMN and OHAI to complete the Merger are not conditioned on the receipt of, and PTMN and OHAI will not receive, opinions from STB, counsel to PTMN, or Dechert, counsel to OHAI, to the effect that the Merger will qualify as a reorganization for U.S. federal income tax purposes. OHAI Stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to OHAI Stockholders will depend on their particular tax situation. OHAI Stockholders should consult with their own tax advisors to determine the tax consequences of the Merger to them.

Special Meeting of OHAI Stockholders

OHAI plans to hold the Special Meeting on [•], 2019, at [•] [a.m.][p.m.], Eastern Time, at Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, NY 10036. At the Special Meeting, holders of OHAI Common Stock will be asked to approve the Merger Proposal and the Adjournment Proposal.

An OHAI Stockholder can vote at the Special Meeting if such stockholder owned shares of OHAI Common Stock at the close of business on the Record Date. As of that date, there were approximately [•] shares of OHAI Common Stock outstanding and entitled to vote. Approximately [•] of such total outstanding shares, or [•]%, were owned beneficially or of record by directors and executive officers of OHAI.

OHAI Board Recommendation

The OHAI Board (other than directors affiliated with OHA, who abstained from voting), acting on the recommendation of the Special Committee, has unanimously approved the Merger and the Merger Agreement and unanimously recommends that OHAI Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Vote Required—OHAI

Each share of OHAI Common Stock held by a holder of record as of the Record Date has one vote on the Merger Proposal considered at the Special Meeting.

The Merger Proposal

The approval of the Merger Proposal requires the affirmative votes of the holders of a majority of the outstanding shares of OHAI Common Stock entitled to vote at the Special Meeting. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes “against” the Merger Proposal. PTMN Stockholder approval is not required for the Merger Proposal.

The Adjournment Proposal

The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of OHAI Common Stock present at the Special Meeting, in person or represented by proxy, will be required to approve the Adjournment Proposal.

Open Market Stock Repurchase Program

PTMN has agreed that if shares of PTMN Common Stock are trading at a price below 75% of its net asset value per share at any time during the twelve-month period from and after the Effective Time, the PTMN Board will promptly announce PTMN’s commitment to purchase, during the twelve-month period from and after such announcement, up to $10,000,000 worth of shares of PTMN Common Stock in open market transactions, at the then current market price. Such purchases will be in accordance with Rule 10b-18 under the Exchange Act.

Completion of the Merger

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the completion of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Merger to occur, see “Description of the Merger—Conditions to the Closing of the Merger.” While there can be no assurances as to the exact timing, or that the Merger will be completed at all, PTMN and OHAI are working to complete the Merger in the fourth quarter of 2019. It is currently expected that the Merger will be completed promptly following receipt of the required OHAI Stockholder approval at the Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement.

Termination of the Merger and Termination Fee

The Merger Agreement contains certain termination rights for PTMN and OHAI, each of which is discussed below in “Description of the Merger—Termination of the Merger Agreement.” The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, OHAI may be required to pay PTMN, or PTMN may be required to pay OHAI, a termination fee of approximately $1.3 million. See “Description of the Merger Agreement—Termination of the Merger Agreement” for a discussion of the circumstances that could result in the payment of the termination fees. PTMN or OHAI, as applicable, will be the entities entitled to receive any termination fees under the Merger Agreement.

Reasons for the Merger

The OHAI Board (other than directors affiliated with OHA who abstained from voting) and the Special Committee determined that the Merger is in OHAI’s best interests and the best interests of OHAI’s stockholders. Certain material factors considered by the OHAI Board and the Special Committee that favored this conclusion included, among others:

•	the value to be received by OHAI Stockholders in connection with the Merger, including the Additional Cash Consideration to be paid by Sierra Crest;
•	the expected increased scale and liquidity of the combined company;
•	that OHAI Stockholders will benefit from PTMN’s lower fee structure and should expect to realize net investment income and distribution accretion within the first year following closing of the Merger;

•	that OHAI’s credit facility will be paid off in full at the closing of the Merger. Based on PTMN’s lower borrowing cost, the combined company can expect to realize interest savings of approximately $0.5 million per annum;
•	the transaction is expected to deliver operational synergies for the combined company as a result of the pro forma larger scale and elimination of redundant OHAI expenses; and
•	if, at any time within one year after the closing date of the Merger, shares of PTMN Common Stock are trading at a price below 75% of its net asset value per share, PTMN will initiate a share buyback program of up to $10 million to support the trading price of the combined company for up to one year from the date such program is announced.

For a further discussion of the material factors considered by the Special Committee and the OHAI Board, see “The Merger—Reasons for the Merger.”

Opinion of Financial Advisor to the OHAI Special Committee

In connection with the Merger, Keefe, Bruyette & Woods, Inc. (“KBW”) delivered a written opinion, dated July 30, 2019, as discussed in more detail in the section entitled “The Merger—Opinion of the Financial Advisor to the OHAI Special Committee'', to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of OHAI Common Stock of the Merger Consideration in the First Merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex B to this proxy statement/prospectus. The opinion was for the information of, and was directed to, the Special Committee (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion did not address the underlying business decision of OHAI to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the Special Committee or the OHAI Board in connection with the Merger, and it does not constitute a recommendation to any holder of OHAI Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter.

At the instruction of the Special Committee, a copy of KBW’s opinion was provided to the OHAI Board for informational purposes only prior to its deliberations relating to the approval of the Merger and the Merger Agreement. For more information, see the section entitled “The Merger—Opinion of the Financial Advisor to the OHAI Special Committee.”

OHAI Stockholders Do Not Have Appraisal Rights

OHAI Stockholders will not be entitled to exercise appraisal rights (rights of an objecting stockholder under Maryland law) in connection with the Merger.

RISK FACTORS

In addition to the other information included in this document, OHAI Stockholders should carefully consider the matters described below in determining whether to approve the Merger Proposal. The risks set out below are not the only risks PTMN and OHAI and, following the Merger, the combined company, face. Additional risks and uncertainties not currently known to PTMN and OHAI or that they currently deem to be immaterial also may materially adversely affect their or, following the Merger, the combined company’s, business, financial condition or operating results. If any of the following events occur, PTMN or OHAI or, following the Merger, the combined company’s, business, financial condition or results of operations could be materially adversely affected.

RISKS RELATING TO THE MERGER

Because the market price of PTMN Common Stock and the net asset value per share of PTMN and OHAI will fluctuate, OHAI Stockholders cannot be sure of the market value or exact composition of the Merger Consideration they will receive until the closing date of the Merger.

The market value of the Merger Consideration may vary from the closing price of PTMN Common Stock on the date the Merger was announced, on the date that this proxy statement/prospectus was mailed to stockholders, on the date of the Special Meeting and on the date the Merger is completed and thereafter. Any change in the market price of PTMN Common Stock prior to completion of the Merger will affect the market value of the aggregate Merger Consideration that OHAI Stockholders will receive upon completion of the Merger. Additionally, the Exchange Ratio and the Aggregate Cash Consideration may fluctuate as the respective net asset values of PTMN and OHAI change prior to the closing date of the Merger.

Accordingly, at the time of the Special Meeting, OHAI Stockholders will not know or be able to calculate the overall composition or market value of the Merger Consideration they would receive upon completion of the Merger. Neither PTMN nor OHAI is permitted to terminate the Merger Agreement or resolicit the vote of their respective stockholders solely because of changes in the market price of shares of PTMN Common Stock. There will be no adjustment to the Merger Consideration for changes in the market price of shares of PTMN Common Stock. In addition, the U.S. federal income tax treatment of the Merger will not be known as of the date of the Special Meeting, and the position that the Merger qualifies as a “reorganization” might be challenged by the Internal Revenue Service.

Changes in the market price of PTMN Common Stock may result from a variety of factors, including, among other things:

•	changes in the business, operations or prospects of PTMN;
•	the financial condition of current or prospective portfolio companies of PTMN;
•	interest rates or general market or economic conditions;
•	market assessments of the likelihood that the Merger will be completed and the timing of completion of the Merger; and
•	market perception of the future profitability of the combined company.

See “Special Note Regarding Forward-Looking Statements” for other factors that could cause the market price of PTMN Common Stock to change.

These factors are generally beyond the control of PTMN. It should be noted that the range of high and low closing sales prices of PTMN Common Stock as reported on Nasdaq for the six months ended June 30, 2019, was a low of $2.25 to a high of $3.75. However, historical trading prices are not necessarily indicative of future performance. You should obtain current market quotations for shares of PTMN Common Stock prior to the Special Meeting.

Sales of shares of PTMN Common Stock after the completion of the Merger may cause the market price of PTMN Common Stock to decline.

Based on the number of outstanding shares of OHAI Common Stock as of June 30, 2019, the net asset value per share of PTMN Common Stock and the net asset value per share of OHAI Common Stock on such date, PTMN would issue approximately 7,384,848 shares of PTMN Common Stock pursuant to the Merger Agreement (after accounting for anticipated expenses of both parties related to the transaction). Former OHAI

Stockholders may decide not to hold the shares of PTMN Common Stock that they will receive pursuant to the Merger Agreement. Certain OHAI Stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of PTMN Common Stock that they receive pursuant to the Merger Agreement. In addition, PTMN Stockholders may decide not to hold their shares of PTMN Common Stock after completion of the Merger. In each case, such sales of PTMN Common Stock could have the effect of depressing the market price for PTMN Common Stock and may take place promptly following the completion of the Merger.

OHAI Stockholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.

OHAI Stockholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of the combined company relative to their respective percentage ownership interests in OHAI prior to the Merger. Consequently, OHAI Stockholders should expect to exercise less influence over the management and policies of the combined company following the Merger than they currently exercise over the management and policies of OHAI.

If the Merger is consummated, based on the number of shares of PTMN Common Stock issued and outstanding on the closing date of the Merger, the net asset value per share of PTMN Common Stock and the net asset value per share of OHAI Common Stock, each as of June 30, 2019, it is expected PTMN Stockholders will own approximately 83% of the outstanding PTMN Common Stock and OHAI Stockholders will own approximately 17% of the outstanding PTMN Common Stock. In addition, both prior to and after completion of the Merger, subject to certain restrictions in the Merger Agreement and stockholder approval, PTMN may issue additional shares of PTMN Common Stock (including, subject to certain restrictions under the 1940 Act, at prices below PTMN Common Stock’s then current net asset value per share), all of which would further reduce the percentage ownership of the combined company held by former OHAI Stockholders. In addition, the issuance or sale by PTMN of shares of PTMN Common Stock at a discount to net asset value poses a risk of dilution to stockholders.

PTMN may be unable to realize the benefits anticipated by the Merger, including estimated cost savings, or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of the Merger will depend in part on the integration of OHAI’s investment portfolio with PTMN’s and the integration of OHAI’s business with PTMN’s. There can be no assurance that OHAI’s investment portfolio or business can be operated profitably or integrated successfully into PTMN’s operations in a timely fashion or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including, but not limited to, incurring unexpected costs or delays in connection with such integration and failure of OHAI’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of the combined company.

PTMN also expects to achieve certain cost savings from the Merger when the two companies have fully integrated their portfolios. It is possible that the estimates of the potential cost savings could ultimately be incorrect. The cost savings estimates also assume PTMN will be able to combine the operations of PTMN and OHAI in a manner that permits those cost savings to be fully realized. If the estimates turn out to be incorrect or if PTMN is not able to successfully combine OHAI’s investment portfolio or business with the operations of PTMN, the anticipated cost savings may not be fully realized, or realized at all, or may take longer to realize than expected.

The announcement and pendency of the proposed Merger could adversely affect OHAI’s business, financial results and operations.

The announcement and pendency of the proposed Merger could cause disruptions in and create uncertainty surrounding OHAI’s business, including affecting its relationships with its existing and future borrowers and employees, which could have a significant negative impact on its future revenues and results of operations, regardless of whether the Merger is completed. In particular, OHA could potentially lose important personnel as a result of the departure of employees who decide to pursue other opportunities in light of the proposed transaction and its existing borrowers may elect to refinance their loans with other lenders. In addition, OHAI has diverted, and will continue to divert, significant management resources towards the completion of the Merger, which could have a significant negative impact on its future revenues and results of operations.

OHAI is also subject to restrictions on the conduct of its business prior to the completion of the Merger as provided in the Merger Agreement, generally requiring OHAI to conduct its business only in the ordinary course and subject to specific limitations, including, among other things, certain restrictions on its ability to make certain capital expenditures, investments and acquisitions, sell, transfer or dispose of our assets, amend its organizational documents and enter into or modify certain contracts. These restrictions could prevent OHAI from pursuing otherwise attractive business opportunities, industry developments and future opportunities and may otherwise have a significant negative impact on its future revenues and results of operations.

If the Merger does not close, OHAI will not benefit from the expenses incurred in its pursuit and under certain circumstances, OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000.

The Merger may not be completed. If the Merger is not completed, OHAI will have incurred substantial expenses for which no ultimate benefit will have been received. OHAI has incurred out-of-pocket expenses in connection with the Merger for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Merger is not completed. In addition, under certain circumstances, OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000.

The termination of the Merger Agreement could negatively impact OHAI.

If the Merger Agreement is terminated, there may be various consequences, including:

•	OHAI’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger;
•	the market price of OHAI Common Stock might decline to the extent that the market price prior to termination reflects a market assumption that the Merger will be completed;
•	OHAI may not be able to find a party willing to pay an equivalent or more attractive price than the price PTMN agreed to pay in the Merger; and
•	the payment of any termination fee or reimbursement of expenses, if required under the circumstances, could adversely affect the financial condition and liquidity of OHAI.

Under certain circumstances, OHAI is obligated to pay a termination fee to PTMN upon termination of the Merger Agreement.

No assurance can be given that the Merger will be completed. The Merger Agreement provides for the payment by OHAI of a termination fee under certain circumstances. See “Description of the Merger Agreement—Termination of the Merger Agreement” for a discussion of the circumstances that could result in the payment of a termination fee.

The Merger is subject to closing conditions, including stockholder approval, that, if not satisfied or waived, will result in the Merger not being completed, which may result in material adverse consequences to OHAI’s business and operations.

The Merger is subject to closing conditions, including certain approvals of OHAI Stockholders that, if not satisfied, will prevent the Merger from being completed. The closing condition that OHAI Stockholders approve the Merger may not be waived under applicable law and must be satisfied for the Merger to be completed. OHAI currently expects that all directors and executive officers of OHAI will vote their shares of OHAI Common Stock in favor of the proposals presented at the Special Meeting. If OHAI Stockholders do not approve the Merger and the Merger is not completed, the resulting failure of the Merger could have a material adverse impact on OHAI’s business and operations.

PTMN and OHAI will be subject to operational uncertainties and contractual restrictions while the Merger is pending including, restrictions on pursuing alternatives to the Merger.

Uncertainty about the effect of the Merger may have an adverse effect on PTMN and OHAI and, consequently, on the combined company following completion of the Merger. These uncertainties may impair PTMN’s and OHAI’s abilities to motivate key personnel until the Merger is consummated and could cause those that deal with PTMN and OHAI to seek to change their existing business relationships with PTMN and OHAI, respectively. In addition, the Merger Agreement restricts PTMN and OHAI from taking actions that they might otherwise consider to be in their best interests. These restrictions may prevent PTMN and OHAI from pursuing certain business opportunities that may arise prior to the completion of the Merger including, restrictions on our pursuing alternatives to the Merger. Please see the section entitled “Description of the Merger Agreement—Conduct of Business Pending Completion of the Merger” for a description of the restrictive covenants to which OHAI and PTMN are subject.

The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire OHAI prior to the completion of the proposed Merger.

The Merger Agreement limits OHAI’s ability to pursue alternatives to the Merger. The Merger Agreement contains non-solicitation and other provisions that, subject to limited exceptions, limit OHAI’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of OHAI. OHAI can consider and participate in discussions and negotiations with respect to an alternative proposal only in very limited circumstances so long as certain notice and other procedural requirements are satisfied. In addition, subject to certain procedural requirements (including the ability of PTMN to revise its offer) and the payment of a $1.3 million termination fee, OHAI may terminate the Merger Agreement and enter into an agreement with a third party that makes a superior proposal. These provisions may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of OHAI from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in connection with the Merger.

If the Merger is not completed or OHAI is not otherwise acquired, OHAI may consider other strategic alternatives which are subject to risks and uncertainties.

If the Merger is not completed, OHAI Board may review and consider various alternatives available to OHAI, including, among others, continuing as a stand-alone public company with no material changes to its business or seeking an alternate transaction. These strategic or other alternatives available to OHAI may involve various additional risks to its business, including, among others, distraction of its management team and associated expenses as described above in connection with the proposed Merger, and risks and uncertainties related to its ability to complete any such alternatives and other variables which may adversely affect its operations.

The shares of PTMN Common Stock to be received by OHAI Stockholders as a result of the Merger will have different rights associated with them than shares of OHAI Common Stock currently held by them.

The rights associated with OHAI Common Stock are different from the rights associated with PTMN Common Stock. See “Comparison of PTMN and OHAI Stockholder Rights.”

The market price of PTMN Common Stock after the Merger may be affected by factors different from those affecting PTMN Common Stock currently.

The businesses of PTMN and OHAI differ in some respects and, accordingly, the results of operations of the combined company and the market price of PTMN Common Stock after the Merger may be affected by factors different from those currently affecting the independent results of operations of each of PTMN and OHAI. These factors include:

•	a larger stockholder base;
•	a different portfolio composition; and
•	a different capital structure.

Accordingly, the historical trading prices and financial results of PTMN may not be indicative of these matters for the combined company following the Merger. For a discussion of the business of PTMN and of certain factors to consider in connection with its business, see “Business of Portman Ridge Finance Corporation.” For a discussion of the business of OHAI and of certain factors to consider in connection with its business, see “Business of OHA Investment Corporation” As described elsewhere in the proxy statement/prospectus, the risks associated with an investment in PTMN and OHAI are substantially identical.

The U.S. federal income tax treatment of the Merger will not be known as of the date of the Special Meeting, and the position that the Merger qualifies as a “reorganization” might be challenged by the Internal Revenue Service.

The U.S. federal income tax consequences of the Merger depend on whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code. The Merger will not qualify as a reorganization if the fair market value of the PTMN Common Stock received by OHAI Stockholders in the Merger does not equal or exceed 40% of the aggregate consideration. While it is intended that the Merger qualify as a reorganization, no assurances can be given that the aforesaid threshold will be met. As noted below under “Description of the Merger Agreement—Merger Consideration,” the amount of PTMN Common Stock and cash to be transferred in the Merger is subject to adjustments. Therefore, it will not be known at the time of the Special Meeting whether the Merger will qualify as a reorganization. Moreover, there is a risk that OHAI Stockholders who sell their PTMN Common Stock received for cash pursuant to the open market repurchase program described below under “Description of the Merger Agreement—Open Market Stock Repurchase Program” will be treated as having received cash, rather than PTMN Common Stock, in the Merger.

On the closing date of the Merger, PTMN and OHAI will use commercially reasonable efforts to make a determination, in consultation with tax counsel, as to whether or not the Merger qualifies as a reorganization for U.S. federal income tax purposes, and, to the extent any such determination is made, PTMN will inform the OHAI Stockholders of such determination as soon as practicable after the closing. The determination will be based on the then-existing law, will assume the absence of changes in existing facts, may rely on assumptions and will rely on representations contained in certificates executed by officers of PTMN and OHAI. The obligations of PTMN and OHAI to complete the Merger are not conditioned on the receipt of, and PTMN and OHAI will not receive, opinions from STB, counsel to PTMN, or Dechert, counsel to OHAI, to the effect that the Merger will qualify as a reorganization for U.S. federal income tax purposes. OHAI Stockholder votes will not be resolicited in the event that the Merger does not qualify as a reorganization for U.S. federal income tax purposes. Furthermore, even if PTMN and OHAI determine that the Merger qualifies as a reorganization for U.S. federal income tax purposes, the Internal Revenue Service may assert a contrary position.

The U.S. federal income tax treatment of the Additional Cash Consideration is not entirely clear, and the position taken that the Additional Cash Consideration is part of the total cash consideration received by OHAI Stockholders pursuant to the Mergers might be challenged by the Internal Revenue Service.

With respect to the Additional Cash Consideration, there is limited authority addressing the tax consequences of the receipt of merger consideration from a party other than the acquiror and, as a result, the tax consequences of the receipt of the Additional Cash Consideration are not entirely clear. PTMN and Sierra Crest intend to take the position that the Additional Cash Consideration received by a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) is treated as additional merger consideration. It is possible, however, that the Internal Revenue Service would assert a contrary position that the Additional Cash Consideration be treated as taxable ordinary income and not as cash received in exchange for a such holder’s OHAI Common Stock.

RISKS RELATING TO PTMN

Economic recessions or downturns may have a material adverse effect on PTMN’s business, financial condition and results of operations, and could impair the ability of its portfolio companies to repay loans.

Economic recessions or downturns may result in a prolonged period of market illiquidity which could have a material adverse effect on PTMN’s business, financial condition and results of operations. Unfavorable economic conditions also could increase PTMN’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to PTMN. These events could limit PTMN’s investment originations, limit its ability to grow and negatively impact its operating results.

In the event of economic recessions and downturns, the financial results of middle-market companies, like those in which PTMN invests, will likely experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. Additionally, the end markets for certain of PTMN’s portfolio companies’ products and services would likely experience negative financial trends. The performances of certain of PTMN’s portfolio companies have been, and may continue to be, negatively impacted by these economic or other conditions, which may ultimately result in PTMN’s receipt of a reduced level of interest income from its portfolio companies and/or losses or charge-offs related to its investments, and, in turn, may adversely affect distributable income. Further, adverse economic conditions may decrease the value of collateral securing some of PTMN’s loans and the value of its equity investments. As a result, PTMN may need to modify the payment terms of its investments, including changes in PIK interest provisions and/or cash interest rates. These factors may result in PTMN’s receipt of a reduced level of interest income from its portfolio companies and/or losses or charge-offs related to its investments, and, in turn, may adversely affect distributable income and have a material adverse effect on PTMN’s results of operations.

Capital markets may experience periods of disruption and instability and PTMN cannot predict when these conditions will occur. Such market conditions could materially and adversely affect debt and equity capital markets in the United States and abroad, which could have a negative impact on PTMN’s business, financial condition and results of operations.

From time-to-time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. There have been more recent periods of volatility and there can be no assurance that adverse market conditions will not repeat themselves in the future. If similar adverse and volatile market conditions repeat in the future, PTMN and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital in order to grow.

Moreover, the reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time or worsened market conditions, including as a result of U.S. government shutdowns or the perceived creditworthiness of the United States, could make it difficult for PTMN to borrow money or to extend the maturity of or refinance any indebtedness it may have under similar terms and any failure to do so could have a material adverse effect on PTMN’s business. Unfavorable economic conditions, including future recessions, also could increase PTMN’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to PTMN. PTMN may in the future have difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may cause PTMN to reduce the volume of loans it originates and/or funds, adversely affect the value of PTMN’s portfolio investments or otherwise have a material adverse effect on its business, financial condition, results of operations and cash flows.

The United Kingdom referendum decision to leave the European Union may create significant risks and uncertainty for global markets and PTMN’s investments.

The decision made in the United Kingdom referendum in June 2016 to leave the European Union has led to volatility in global financial markets, and in particular in the markets of the United Kingdom and across Europe, and may also lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe. As of February 2019, the process for the United Kingdom to exit the European Union, and the longer term economic, legal, political and social framework to be put in place between the United Kingdom and the European Union remain unclear and may to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets for some time. In particular, the decision made in the United Kingdom referendum may lead to a call for similar referenda in other European jurisdictions which may cause increased economic volatility and uncertainty in the European and global markets. This volatility and uncertainty may have an adverse effect on the economy generally and on the ability of PTMN and its portfolio companies to execute its respective strategies and to receive attractive returns.

Terrorist attacks, acts of war or natural disasters may affect any market for PTMN Common Stock, impact the businesses in which PTMN invests and harm its business, operating results and financial condition.

Terrorist attacks, acts of war or natural disasters may disrupt PTMN’s operations, as well as the operations of the businesses in which PTMN invests. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Further terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which PTMN invests directly or indirectly and, in turn, could have a material adverse impact on PTMN’s business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Risks Related to PTMN’s Business and Structure

Ineffective internal controls could impact PTMN’s business and operating results.

PTMN’s internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If PTMN fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, or if PTMN experiences difficulties in their implementation, its business and operating results could be harmed and PTMN could fail to meet its financial reporting obligations.

Sierra Crest has limited prior experience managing a BDC or a RIC.

Sierra Crest has limited experience managing a BDC or a RIC and may not be able to successfully operate PTMN’s business or achieve PTMN’s investment objective. As a result, an investment in PTMN Common Stock may entail more risk than the shares of common stock of a comparable company with a substantial operating history.

The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles previously managed by Sierra Crest’s management team. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly-traded public companies. Moreover, qualification for RIC tax treatment under Subchapter M of the Code requires, among other things, satisfaction of source-of-income, asset diversification and other requirements. The failure to comply with these provisions in a timely manner could prevent PTMN from qualifying as a BDC or RIC or could force PTMN to pay unexpected taxes and penalties, which could be material. Sierra Crest’s limited experience in managing a portfolio of assets under such constraints may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve PTMN’s investment objective.

Sierra Crest and its affiliates, including PTMN’s officers and some of PTMN’s directors, face conflicts of interest caused by compensation arrangements with PTMN and its affiliates, which could result in actions that are not in the best interests of PTMN’s stockholders.

Sierra Crest and its affiliates will receive substantial fees from PTMN in return for their services, including certain incentive fees based on the performance of PTMN’s investments. These fees could influence the advice provided to PTMN. Generally, the more equity PTMN sells in private offerings and the greater the risk assumed by PTMN with respect to PTMN’s investments, the greater the potential for growth in PTMN’s assets and profits, and, correlatively, the fees payable by PTMN to Sierra Crest. These compensation arrangements could affect Sierra Crest or its affiliates’ judgment with respect to private offerings of equity and investments made by PTMN, which allows Sierra Crest to earn increased asset management fees.

PTMN may be obligated to pay Sierra Crest incentive compensation even if it incurs a net loss due to a decline in the value of PTMN’s portfolio.

PTMN’s Investment Advisory Agreement entitles Sierra Crest to receive incentive compensation on income regardless of any capital losses. In such case, PTMN may be required to pay Sierra Crest incentive compensation for a fiscal quarter even if there is a decline in the value of PTMN’s portfolio or if PTMN incurs a net loss for that quarter.

Any incentive fee payable by PTMN that relates to PTMN’s net investment income may be computed and paid on income that may include interest that has been accrued, but not yet received, including original issue discount, which may arise if PTMN receives fees in connection with the origination of a loan or possibly in other circumstances, or contractual PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. To the extent PTMN does not distribute accrued PIK interest, the deferral of PIK interest has the simultaneous effects of increasing the assets under management and increasing the base management fee at a compounding rate, while generating investment income and increasing the incentive fee at a compounding rate. In addition, the deferral of PIK interest would also increase the loan-to-value ratio at a compounding rate if the issuer’s assets do not increase in value, and investments with a deferred interest feature, such as PIK interest, may represent a higher credit risk than loans on which interest must be paid in full in cash on a regular basis.

For example, if a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. Sierra Crest is not under any obligation to reimburse PTMN for any part of the incentive fee it received that was based on accrued income that PTMN never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in PTMN paying an incentive fee on income it never received.

There may be conflicts of interest related to obligations that Sierra Crest’s senior management and investment team has to other clients.

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as PTMN does, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in PTMN’s best interests or in the best interest of PTMN’s stockholders. PTMN’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, PTMN relies on Sierra Crest to manage PTMN’s day-to-day activities and to implement PTMN’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to PTMN. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between PTMN and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to PTMN’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

PTMN relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on PTMN’s Board of Directors to review and approve the terms of PTMN’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to PTMN’s business, but will be allocated between PTMN and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages BC Partners Lending Corporation, which is a BDC that will invest primarily in debt and equity of privately-held middle-market companies, similar to those PTMN targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for BC Partners and PTMN. BC Partners operates as a distinct and separate company and any investment in PTMN Common Stock will not be an investment in BC Partners. In addition, certain of PTMN’s executive officers serve in substantially similar capacities for BC Partners and three of PTMN’s independent directors serve as independent directors of BC Partners.

The time and resources that individuals employed by Sierra Crest devote to PTMN may be diverted and PTMN may face additional competition due to the fact that individuals employed by Sierra Crest are not prohibited from raising money for or managing other entities that make the same types of investments that PTMN targets.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments as those PTMN targets. As a result, the time and resources that these individuals may devote to PTMN may be diverted. In addition, PTMN may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows BDCs managed by Sierra Crest, including PTMN, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, including BCP Special Opportunities Fund I LP and BCP Special Opportunities Fund II LP and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with PTMN.

PTMN’s base management and incentive fees may induce Sierra Crest to make speculative investments or to incur leverage.

The incentive fee payable by PTMN to Sierra Crest may create an incentive for Sierra Crest to make investments on PTMN’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to Sierra Crest is determined may encourage Sierra Crest to use leverage to increase the leveraged return on PTMN’s investment portfolio. The part of the management and incentive fees payable to Sierra Crest that relates to PTMN’s net investment income is computed and paid on income that may include interest income that has been accrued but not yet received in cash, such as market discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero coupon securities. This fee structure may be considered to involve a conflict of interest for Sierra Crest to the extent that it may encourage Sierra Crest to favor debt financings that provide for deferred interest, rather than current cash payments of interest.

In addition, the fact that PTMN’s base management fee is payable based upon PTMN’s gross assets, which would include any borrowings for investment purposes, may encourage Sierra Crest to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of defaulting on PTMN’s borrowings, which would disfavor holders of PTMN Common Stock. Such a practice could result in PTMN’s investing in more speculative securities than would otherwise be in PTMN’s best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Sierra Crest relies on key personnel, the loss of any of whom could impair its ability to successfully manage PTMN.

PTMN’s future success depends, to a significant extent, on the continued services of the officers and employees of Sierra Crest or its affiliates. The loss of services of one or more members of Sierra Crest’s management team, including members of PTMN’s investment team, could adversely affect PTMN’s financial condition, business and results of operations.

Sierra Crest may retain additional consultants, advisors and/or operating partners to provide services to PTMN, and such additional personnel will perform similar functions and duties for other organizations which may give rise to conflicts of interest.

BC Partners may work with or alongside one or more consultants, advisors (including senior advisors and CEOs) and/or operating partners who are retained by BC Partners on a consultancy or retainer or other basis, to provide services to PTMN and other entities sponsored by BC Partners including the sourcing of investments and other investment-related and support services. The functions undertaken by such persons with respect to PTMN and any of its investments will not be exclusive and such persons may perform similar functions and duties for other organizations which may give rise to conflicts of interest. Such persons may also be appointed to the board of directors of companies and have other business interests which give rise to conflicts of interest with the interests of PTMN or a portfolio entity of PTMN. Stockholders should note that such persons may retain compensation that will not offset the base management fee payable to Sierra Crest, including that: (i) such persons are permitted to retain all directors’ fees, monitoring fees and other compensation received by them in respect of acting as a director or officer of, or providing other services to, a portfolio entity and such amounts shall not be credited against the base management fee; and (ii) certain of such persons may be paid a deal fee, a consultancy fee or other compensation where they are involved in a specific project relating to PTMN, which fee will be paid either by PTMN or, if applicable, the relevant portfolio entity.

The compensation PTMN pays to Sierra Crest was determined without independent assessment on PTMN’s behalf, and these terms may be less advantageous to PTMN than if such terms had been the subject of arm’s-length negotiations.

The compensation PTMN pays to Sierra Crest was not entered into on an arm’s-length basis with an unaffiliated third party. As a result, the form and amount of such compensation may be less favorable to PTMN than they might have been had these been entered into through arm’s-length transactions with an unaffiliated third party.

Sierra Crest’s influence on conducting PTMN’s operations gives it the ability to increase its fees, which may reduce the amount of cash flow available for distribution to PTMN’s stockholders.

Sierra Crest is paid a base management fee calculated as a percentage of PTMN’s gross assets and unrelated to net income or any other performance base or measure. Sierra Crest may advise PTMN to consummate transactions or conduct its operations in a manner that, in Sierra Crest’s reasonable discretion, is in the best interests of PTMN’s stockholders. These transactions, however, may increase the amount of fees paid to Sierra Crest. Sierra Crest’s ability to influence the base management fee paid to it by PTMN could reduce the amount of cash flow available for distribution to PTMN’s stockholders.

PTMN operates in a highly competitive market for investment opportunities.

A large number of entities compete with PTMN to make the types of investments that it makes. PTMN competes with other BDCs, as well as a number of investment funds, investment banks and other sources of financing, including traditional financial services companies, such as commercial banks and finance companies. Many of PTMN’s competitors are substantially larger and have considerably greater financial, marketing and other resources than PTMN. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to PTMN. This may enable some of PTMN’s competitors to make commercial loans with interest rates that are lower than the rates PTMN typically offers. PTMN may lose prospective portfolio investments if it does not match its competitors’ pricing, terms and structure. If PTMN does match its competitors’ pricing, terms or structure, it may experience decreased net interest income. In addition, some of PTMN’s competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, establish more relationships and build their market shares. Furthermore, many of PTMN’s potential competitors are not subject to the regulatory restrictions that the 1940 Act imposes on PTMN as a BDC. As a result of this competition, there can be no assurance that PTMN will be able to identify and take advantage of attractive investment opportunities or that it will be able to fully invest its available capital. If PTMN is not able to compete effectively, its business and financial condition and results of operations will be adversely affected.

If Sierra Crest is unable to source investments effectively, PTMN may be unable to achieve its investment objectives and provide returns to stockholders.

PTMN’s ability to achieve its investment objective depends on Sierra Crest’s ability to identify, evaluate and invest in suitable companies that meet PTMN’s investment criteria. Accomplishing this result on a cost-effective basis is largely a function of Sierra Crest’s marketing capabilities, its management of the investment process, its ability to provide efficient services and its access to financing sources on acceptable terms. Failure to source investments effectively could have a material adverse effect on PTMN’s business, financial condition and results of operations.

PTMN may have difficulty paying distributions required to maintain its RIC status if PTMN recognizes income before or without receiving cash equal to such income.

In accordance with the Code, PTMN includes in income certain amounts that it has not yet received in cash, such as non-cash PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. The increases in loan balances as a result of contracted non-cash PIK arrangements are included in income for the period in which such non-cash PIK interest was received, which is often in advance of receiving cash payment, and are separately identified on PTMN’s statements of cash flows. PTMN also may be required to include in income certain other amounts that it will not receive in cash. Any warrants that PTMN receives in connection with its debt investments generally are valued as part of the negotiation process with the particular portfolio company. As a result, a portion of the aggregate purchase price for the debt investments and warrants is allocated to the warrants that PTMN receives. This generally results in the associated debt investment having “original issue discount” for tax purposes, which PTMN must recognize as ordinary income as it accrues. This increases the amounts that PTMN is required to distribute to maintain PTMN’s qualification for tax treatment as a RIC. Because such original issue discount income might exceed the amount of cash received in a given year with respect to such investment, PTMN might need to obtain cash from other sources to satisfy such distribution requirements. Other features of the debt instruments that PTMN holds may also cause such instruments to generate original issue discount.

Since, in certain cases, PTMN may recognize income before or without receiving cash representing such income, PTMN may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. Accordingly, PTMN may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If PTMN is not able to obtain cash from other sources, it may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax. For additional discussion regarding the tax implications of a RIC, see “Business of Portman Ridge Finance Corporation—Regulation—Taxation as a Regulated Investment Company.”

Any unrealized losses PTMN experiences on its loan portfolio may be an indication of future realized losses, which could reduce PTMN’s resources available to make distributions.

As a BDC, PTMN is required to carry PTMN’s investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by PTMN’s Board of Directors pursuant to a valuation methodology approved by PTMN’s Board of Directors. Decreases in the market values or fair values of PTMN’s investments will be recorded as unrealized losses. An unrealized loss in PTMN’s loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of PTMN’s resources available to pay dividends or interest and principal on PTMN’s securities and could cause you to lose all or part of your investment.

PTMN may experience fluctuations in its quarterly and annual operating results and credit spreads.

PTMN could experience fluctuations in its quarterly and annual operating results due to a number of factors, some of which are beyond its control, including its ability to make investments in companies that meet its investment criteria, the interest rate payable on the debt securities PTMN acquires (which could stem from the general level of interest rates, credit spreads, or both), the default rate on such securities, prepayment upon the triggering of covenants in its middle-market loans as well as its CLO Funds, its level of expenses, variations in and timing of the recognition of realized and unrealized gains or losses, the degree to which PTMN encounters competition in its markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

PTMN is exposed to risks associated with changes in interest rates and spreads.

Changes in interest rates may have a substantial negative impact on PTMN’s investments, the value of its securities and its rate of return on invested capital. A reduction in the interest spreads on new investments could also have an adverse impact on PTMN’s net interest income. An increase in interest rates could decrease the value of any investments PTMN holds which earn fixed interest rates, including mezzanine securities and high-yield bonds, and also could increase its interest expense, thereby decreasing its net income. An increase in interest rates due to an increase in credit spreads, regardless of general interest rate fluctuations, could also negatively impact the value of any investments PTMN holds in its portfolio.

In addition, an increase in interest rates available to investors could make an investment in PTMN’s securities less attractive than alternative investments, a situation which could reduce the value of PTMN’s securities. Conversely, a decrease in interest rates may have an adverse impact on PTMN’s returns by requiring

PTMN to seek lower yields on its debt investments and by increasing the risk that its portfolio companies will prepay its debt investments, resulting in the need to redeploy capital at potentially lower rates. A decrease in market interest rates may also adversely impact its returns on idle funds, which would reduce its net investment income.

The interest rates of PTMN’s term loans to its portfolio companies that extend beyond 2021 might be subject to change based on recent regulatory changes.

LIBOR, the London interbank offered rate, is the basic rate of interest used in lending between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. PTMN typically uses LIBOR as a reference rate in term loans PTMN extends to portfolio companies such that the interest due to PTMN, pursuant to a term loan extended to a partner company, is calculated using LIBOR. Some of PTMN’s term loan agreements with partner companies contain a stated minimum value for LIBOR.

In 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced the desire to phase out LIBOR by the end of 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S.-dollar LIBOR with the SOFR a new index calculated by short-term repurchase agreements, backed by Treasury securities. Although there have been a few issuances utilizing SOFR or the Sterling Over Night Index Average, an alternative reference rate that is based on transactions, it is unknown whether these alternative reference rates will attain market acceptance as replacements for LIBOR.

If LIBOR ceases to exist, PTMN may need to renegotiate any credit agreements extending beyond 2021 with its prospective portfolio companies that utilize LIBOR as a factor in determining the interest rate. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on PTMN’s cost of capital and net investment income cannot yet be determined.

PTMN borrows money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in PTMN.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in PTMN. PTMN has issued senior securities, and in the future may borrow from, or issue additional senior securities (such as preferred or convertible securities or debt securities) to, banks and other lenders and investors. Subject to prevailing market conditions, PTMN intends to grow its portfolio of assets by raising additional capital, including through the prudent use of leverage available to PTMN. Lenders and holders of such senior securities would have fixed dollar claims on PTMN’s assets that are superior to the claims of PTMN’s common stockholders. Leverage is generally considered a speculative investment technique. Any increase in PTMN’s income in excess of interest payable on its outstanding indebtedness would cause PTMN’s net income to increase more than it would have had PTMN not incurred leverage, while any decrease in PTMN’s income would cause net income to decline more sharply than it would have had PTMN not incurred leverage. Such a decline could negatively affect PTMN’s ability to make distributions to its stockholders and service its debt obligations. In addition, PTMN’s common stockholders will bear the burden of any increase in PTMN’s expenses as a result of leverage. There can be no assurance that PTMN leveraging strategy will be successful.

PTMN’s outstanding indebtedness imposes, and additional debt it may incur in the future will likely impose, financial and operating covenants that restrict PTMN’s business activities, including limitations that could hinder PTMN’s ability to finance additional loans and investments or to make the distributions required to maintain PTMN’s status as a RIC. A failure to add new debt facilities or issue additional debt securities or other evidences of indebtedness in lieu of or in addition to existing indebtedness could have a material adverse effect on PTMN’s business, financial condition or results of operations.

The following table illustrates the effect of leverage on returns from an investment in PTMN’s common stock as of June 30, 2019, assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on PTMN’s Portfolio (Net of Expenses)(1)	-10%	-5%	0	5%	10%
Corresponding return to common stockholder(2)	(27.2)%	(16.2)%	(5.2)%	5.7%	16.7%

(1)	The assumed portfolio return is required by SEC regulations and is not a prediction of, and does not represent, PTMN’s projected or actual performance. Actual returns may be greater or less than those appearing in the table. Pursuant to SEC regulations, this table is calculated as of June 30, 2019. As a result, it has not been updated to take into account any changes in assets or leverage since such date.
(2)	Assumes $305.5 million in total assets, $122.8 million in debt outstanding and $139.2 million in net assets as of as of June 30, 2019 and a weighted average interest rate of 5.6% as of June 30, 2019.

PTMN’s indebtedness could adversely affect PTMN’s financial health and PTMN’s ability to respond to changes in PTMN’s business.

With certain limited exceptions, PTMN is only allowed to borrow amounts or issue senior securities such that its asset coverage, as defined in the 1940 Act, is at least 200% (or the 150% asset coverage ratio effective as of March 29, 2019) immediately after such borrowing or issuance. The amount of leverage that PTMN employs in the future will depend on its management’s and its Board of Directors’ assessment of market and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. As a result of the level of PTMN’s leverage:

•	PTMN’s exposure to risk of loss is greater if it incurs debt or issue senior securities to finance investments because a decrease in the value of PTMN’s investments has a greater negative impact on its equity returns and, therefore, the value of its business if PTMN did not use leverage;
•	the decrease in PTMN’s asset coverage ratio resulting from increased leverage and the covenants contained in documents governing PTMN’s indebtedness (which may impose asset coverage or investment portfolio composition requirements that are more stringent than those imposed by the 1940 Act) limit PTMN’s flexibility in planning for, or reacting to, changes in its business and industry, as a result of which it could be required to liquidate investments at an inopportune time;
•	PTMN is required to dedicate a portion of its cash flow to interest payments, limiting the availability of cash for dividends and other purposes; and
•	PTMN’s ability to obtain additional financing in the future may be impaired.

PTMN cannot be sure that its leverage will not have a material adverse effect on PTMN’s business, financial condition, results of operations and cash flows. In addition, PTMN cannot be sure that additional financing will be available when required or, if available, will be on terms satisfactory to it. Further, even if PTMN is able to obtain additional financing, it may be required to use some or all of the proceeds thereof to repay its outstanding indebtedness.

PTMN’s Board of Directors has approved its ability to incur additional leverage as permitted by recent legislation.

The 1940 Act generally prohibits BDCs from incurring indebtedness unless immediately after such borrowing they have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, the recently enacted SBCA has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. In other words, prior to the enactment of the SBCA, a BDC could borrow $1 for investment purposes for every $1 of investor equity. Now, for those BDCs that satisfy the SBCA’s approval and disclosure requirements, the BDC can borrow $2 for investment purposes for every $1 of investor equity.

In accordance with the SBCA, on March 29, 2018, PTMN’s Board of Directors, including a “required majority” approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, PTMN’s asset coverage requirements for senior securities changed from 200% to 150%, effective March 29, 2019. However, despite the SBCA, PTMN will continue to be prohibited by the indentures governing its 2022 Notes from making distributions on PTMN Common Stock if PTMN’s asset coverage, as defined in the 1940 Act, falls below 200%. In any such event, PTMN would be prohibited from making distributions required in order to maintain its status as a RIC.

Leverage magnifies the potential for loss on investments in PTMN’s indebtedness and on invested equity capital. As PTMN uses leverage to partially finance its investments, you will experience increased risks of investing in PTMN’s securities. If the value of PTMN’s assets increases, then leveraging would cause the net asset value attributable to PTMN Common Stock to increase more sharply than it would have had PTMN not leveraged. Conversely, if the value of PTMN’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had PTMN not leveraged its business. Similarly, any increase in PTMN’s income in excess of interest payable on the borrowed funds would cause its net investment income to increase more than it would without the leverage, while any decrease in PTMN’s income would cause net investment income to decline more sharply than it would have had it not borrowed. Such a decline could negatively affect PTMN’s ability to pay common stock dividends, scheduled debt payments or other payments related to its securities. Leverage is generally considered a speculative investment technique.

PTMN may default under the Revolving Credit Facility or any future borrowing facility it enters into or be unable to amend, repay or refinance any such facility on commercially reasonable terms, or at all, which could have a material adverse effect on PTMN’s business, financial condition, results of operations and cash flows.

In the event PTMN defaults under the Revolving Credit Facility or any other future borrowing facility, PTMN’s business could be adversely affected as it may be forced to sell a portion of its investments quickly and prematurely at prices that may be disadvantageous to it in order to meet it’s outstanding payment obligations and/or support working capital requirements under the Revolving Credit Facility or such future borrowing facility, any of which would have a material adverse effect on its business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under the Revolving Credit Facility or such future borrowing facility could assume control of the disposition of any or all of PTMN’s assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on PTMN’s business, financial condition, results of operations and cash flows.

Provisions in the Revolving Credit Facility or any other future borrowing facility may limit PTMN’s discretion in operating PTMN’s business.

The Revolving Credit Facility is, and any future borrowing facility may be, backed by all or a portion of PTMN’s loans and securities on which the lenders will or, in the case of a future facility, may have a security interest. PTMN may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instrument PTMN enters into with lenders. PTMN expects that any security interests it grants will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, PTMN expects that the custodian for its securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If PTMN were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of its assets securing such debt, which would have a material adverse effect on PTMN’s business, financial condition, results of operations and cash flows.

In addition, any security interests as well as negative covenants under the Revolving Credit Facility or any other borrowing facility may limit PTMN’s ability to create liens on assets to secure additional debt and may make it difficult for PTMN to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if PTMN’s borrowing base under the Revolving Credit Facility or any other borrowing facility were to decrease, PTMN would be required to secure additional assets in an amount equal to any borrowing base deficiency. In the event that all of PTMN’s assets are secured at the time of such a borrowing base deficiency, it could be required to repay advances under the Revolving Credit Facility or any other borrowing facility or make deposits to a collection account, either of which could have a material adverse impact on PTMN’s ability to fund future investments and to make stockholder distributions.

In addition, under the Revolving Credit Facility or any future borrowing facility, PTMN will be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage, which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under the Revolving Credit Facility or any other borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on PTMN’s business and financial condition. This could reduce PTMN’s revenues and, by delaying any cash payment allowed to it under the Revolving Credit Facility or any other borrowing facility until the lenders have been paid in full, reduce PTMN’s liquidity and cash flow and impair its ability to grow its business and maintain its qualification as a RIC.

Because PTMN intends to continue to distribute substantially all of its income and net realized capital gains to its stockholders, PTMN will need additional capital to finance its growth.

In order to continue to qualify as a RIC, to avoid payment of excise taxes and to minimize or avoid payment of U.S. federal income taxes, PTMN intends to continue to distribute to its stockholders substantially all of its net ordinary income and realized net capital gains except for certain net long-term capital gains (which PTMN may retain, pay applicable U.S. federal income taxes with respect thereto, and elect to treat as deemed distributions to its stockholders). As a BDC, in order to incur new debt, PTMN is generally required to meet a coverage ratio of total assets to total senior securities, which includes all of PTMN’s borrowings and any preferred stock PTMN may issue in the future, of at least 200% (or the 150% asset coverage ratio effective as of March 29, 2019), as measured immediately after issuance of such security. This requirement limits the amount that PTMN may borrow. Because PTMN will continue to need capital to grow its loan and investment portfolio, this limitation may prevent it from incurring debt and require it to issue additional equity at a time when it may be disadvantageous to do so. PTMN cannot assure you that debt and equity financing will be available to it on favorable terms, or at all, and debt financings may be restricted by the terms of such borrowings. Also, as a business development company, PTMN generally is not permitted to issue equity securities priced below net asset value without stockholder approval. If additional funds are not available to PTMN, it could be forced to curtail or cease new lending and investment activities.

PTMN may from time to time expand its business through acquisitions, which could disrupt its business and harm its financial condition.

PTMN may pursue potential acquisitions of, and investments in, businesses complementary to its business and from time to time engage in discussions regarding such possible acquisitions. Such acquisition and any other acquisitions PTMN may undertake involve a number of risks, including:

•	failure of the acquired businesses to achieve the results PTMN expects;
•	substantial cash expenditures;
•	diversion of capital and management attention from operational matters;
•	PTMN’s inability to retain key personnel of the acquired businesses;
•	incurrence of debt and contingent liabilities and risks associated with unanticipated events or liabilities; and
•	the potential disruption and strain on PTMN’s existing business and resources that could result from its planned growth and continuing integration of its acquisitions.

If PTMN fails to properly evaluate acquisitions or investments, it may not achieve the anticipated benefits of such acquisitions, it may incur costs in excess of what it anticipates, and management resources and attention may be diverted from other necessary or valuable activities. Any acquisition may not result in short-term or long-term benefits to PTMN. If PTMN is unable to integrate or successfully manage any business that it acquires, it may not realize anticipated cost savings, improved efficiencies or revenue growth, which may result in reduced profitability or operating losses.

PTMN may invest through joint ventures, partnerships or other special purpose vehicles and its investments through these vehicles may entail greater risks, or risks that it otherwise would not incur, if PTMN otherwise made such investments directly.

PTMN may make indirect investments in portfolio companies through joint ventures, partnerships or other special purpose vehicles (“Investment Vehicles”). In general, the risks associated with indirect investments in portfolio companies through a joint venture, partnership or other special purpose vehicle are similar to those associated with a direct investment in a portfolio company. While PTMN intends to analyze the credit and business of a potential portfolio company in determining whether or not to make an investment in an Investment Vehicle, it will nonetheless be exposed to the creditworthiness of the Investment Vehicle. In the event of a bankruptcy proceeding against the portfolio company, the assets of the portfolio company may be used to satisfy its own obligations prior to the satisfaction of PTMN’s investment in the Investment Vehicle (i.e., PTMN’s investment in the Investment Vehicle could be structurally subordinated to the other obligations of the portfolio company). In addition, if PTMN is to invest in an Investment Vehicle, PTMN may be required to rely on its partners in the Investment Vehicle when making decisions regarding the Investment Vehicle’s investments, accordingly, the value of the investment could be adversely affected if PTMN’s interests diverge from those of its partners in the Investment Vehicle.

PTMN’s Board of Directors may change PTMN’s investment objective, operating policies and strategies without prior notice or stockholder approval.

PTMN’s Board of Directors has the authority to modify or waive certain of PTMN’s operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, PTMN’s Board of Directors may not change the nature of PTMN’s business so as to cease to be, or withdraw its election as, a BDC. PTMN cannot predict the effect any changes to its current operating policies and strategies would have on its business and operating results. Nevertheless, the effects may adversely affect PTMN’s business and they could negatively impact PTMN’s ability to pay you dividends and could cause you to lose all or part of your investment in PTMN’s securities.

PTMN’s businesses may be adversely affected by litigation and regulatory proceedings.

From time to time, PTMN may be subject to legal actions as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. In any such claims or actions, demands for substantial monetary damages may be asserted against PTMN and may result in financial liability or an adverse effect on its reputation among investors. PTMN may be unable to accurately estimate its exposure to litigation risk when it records balance sheet reserves for probable loss contingencies. As a result, any reserves PTMN establishes to cover any settlements or judgments may not be sufficient to cover its actual financial exposure, which may have a material impact on its results of operations or financial condition. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

Regulations governing PTMN’s operation as a BDC affect PTMN’s ability to, and the way in which it raises, additional capital.

PTMN’s business requires a substantial amount of additional capital. PTMN may acquire additional capital from the issuance of senior securities or other indebtedness, the issuance of additional shares of PTMN Common Stock or from securitization transactions. However, PTMN may not be able to raise additional capital in the future on favorable terms or at all. PTMN may issue debt securities or preferred securities, which it refers to collectively as “senior securities,” and PTMN may borrow money from banks or other financial institutions, up to the maximum amount permitted by the 1940 Act. The 1940 Act permits PTMN to issue senior securities or incur indebtedness only in amounts such that its asset coverage, as defined in the 1940 Act, equals at least 200% (or the 150% asset coverage ratio effective as of March 29, 2019) immediately after such issuance or incurrence. With respect to certain types of senior securities, PTMN must make provisions to prohibit any dividend distribution to its stockholders or the repurchase of certain of its securities, unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. If the value of PTMN’s assets declines, it may be unable to satisfy the asset coverage test. Furthermore, any amounts that PTMN uses to service its indebtedness would not be available for distributions to its common stockholders.

All of the costs of offering and servicing such debt or preferred stock (if issued by PTMN in the future), including interest or preferential dividend payments thereon, will be borne by PTMN’s common stockholders. The interests of the holders of any debt or preferred stock PTMN may issue will not necessarily be aligned with the interests of its common stockholders. In particular, the rights of holders of PTMN’s debt or preferred stock to receive interest, dividends or principal repayment will be senior to those of PTMN’s common stockholders. Also, in the event PTMN issues preferred stock, the holders of such preferred stock will have the ability to elect two members of PTMN’s Board of Directors. In addition, PTMN may grant a lender a security interest in a significant portion or all of PTMN’s assets, even if the total amount PTMN may borrow from such lender is less than the amount of such lender’s security interest in its assets.

PTMN is not generally able to issue and sell its common stock at a price below net asset value per share. PTMN may, however, sell its common stock at a price below the then-current net asset value of its common stock if its Board of Directors determines that such sale is in the best interests of PTMN and its stockholders, and its stockholders approve, giving PTMN the authority to do so. Although PTMN currently does not have such authorization, it previously sought and received such authorization from its stockholders in the past and may seek such authorization in the future. In any such case, the price at which PTMN’s securities are to be issued and sold may not be less than a price which, in the determination of PTMN’s Board of Directors, closely approximates the market value of such securities (less any distributing commission or discount). PTMN is also generally prohibited under the 1940 Act from issuing securities convertible into voting securities without obtaining the approval of its existing stockholders. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing PTMN’s net asset value per share and may reduce its market price per share. In addition to issuing securities to raise capital as described above; PTMN may securitize a portion of the loans to generate cash for funding new investments. If PTMN is unable to successfully securitize PTMN’s loan portfolio, PTMN’s ability to grow its business and fully execute its business strategy and its earnings (if any) may be adversely affected. Moreover, even successful securitization of PTMN’s loan portfolio might expose it to losses, as the residual loans in which it does not sell interests tend to be those that are riskier and more apt to generate losses.

The application of the risk retention rules under Section 941 of the Dodd-Frank Act to CLOs may have broader effects on the CLO and loan markets in general, potentially resulting in fewer or less desirable investment opportunities for PTMN.

Section 941 of the Dodd-Frank Act added a provision to the Exchange Act requiring the seller, sponsor or securitizer of a securitization vehicle to retain no less than five percent of the credit risk in assets it sells into a securitization and prohibiting such securitizer from, directly or indirectly, hedging or otherwise transferring the retained credit risk. The responsible federal agencies adopted final rules implementing these restrictions on October 22, 2014. The U.S. risk retention rules became effective with respect to CLOs two years after publication in the Federal Register. Under the final rules, the asset manager of a CLO is considered the sponsor of a securitization vehicle and is required to retain five percent of the credit risk in the CLO, which may be retained horizontally in the equity tranche of the CLO or vertically as a five percent interest in each tranche of the securities issued by the CLO.

On February 9, 2018, the D.C. Circuit Court ruled in favor of an appeal brought by the Loan Syndications and Trading Association (the “LSTA”) against the SEC and the Board of Governors of the Federal Reserve System (the “Applicable Governmental Agencies”) that managers of so-called “open market CLOs” are not “securitizers” under Section 941 of the Dodd-Frank Act and, therefore, are not subject to the requirements of the U.S. risk retention rules (the “Appellate Court Ruling”). The LSTA was appealing from a judgment entered by the D.C. District Court, which granted summary judgment in favor of the SEC and Federal Reserve and against the LSTA with respect to its challenges.

On April 5, 2018, the D.C. District Court entered an order implementing the Appellate Court Ruling and thereby vacated the U.S. risk retention rules insofar as they apply to CLO managers of  “open market CLOs.” In addition, the Applicable Governmental Agencies did not request that the case be heard by the United States Supreme Court. Since the Applicable Governmental Agencies have not successfully challenged the Appellate Court Ruling and the D.C. District Court has issued the above-described order implementing the Appellate Court Ruling, collateral managers of open market CLOs are no longer required to comply with the U.S. risk retention rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or decide to take other action with respect to such notes that is not otherwise permitted by the U.S. risk retention rules. As a result of this decision, certain CLO managers of  “open market CLOs” will no longer be required to comply with the U.S. risk retention rules solely because of their roles as managers of  “open market CLOs”, and there may be no “sponsor” of such securitization transactions and no party may be required to acquire and retain an economic interest in the credit risk of the securitized assets of such transactions.

There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the U.S. risk retention rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the U.S. risk retention rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the U.S. risk retention rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the U.S. risk retention rules and other factors.

If PTMN does not invest a sufficient portion of its assets in Qualifying Assets, it could be precluded from investing according to its current business strategy.

As a BDC, PTMN may not acquire any assets other than assets of the type listed in Section 55(a) of the 1940 Act (“Qualifying Assets”) unless, at the time of and after giving effect to such acquisition, at least 70% of PTMN’s total assets are Qualifying Assets. See “Business of Portman Ridge Finance Corporation—Regulation.”

PTMN believes that most of the senior loans and mezzanine investments that it acquires constitute Qualifying Assets. However, investments in the securities of CLO Funds generally do not constitute Qualifying Assets, and PTMN may invest in other assets that are not Qualifying Assets. If PTMN does not invest a sufficient portion of its assets in Qualifying Assets, it may be precluded from investing in what it believes are attractive investments, which would have a material adverse effect on its business, financial condition and results of operations. Similarly, these rules could prevent PTMN from making follow-on investments in existing portfolio companies (which could result in the dilution of its position).

PTMN’s ability to enter into transactions with its affiliates is restricted.

PTMN is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the members of PTMN’s independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of PTMN’s outstanding voting securities is its affiliate for purposes of the 1940 Act and PTMN is generally prohibited from buying or selling any securities (other than PTMN’s securities) from or to such affiliate, absent the prior approval of PTMN’s independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of PTMN’s affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of PTMN’s independent directors and, in some cases, the SEC. If a person acquires more than 25% of PTMN’s voting securities, PTMN will be prohibited from buying or selling any security (other than any security of which PTMN is the issuer) from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such person, absent the prior approval of the SEC. Similar restrictions limit PTMN’s ability to transact business with its officers or directors or their affiliates.

A failure on PTMN’s part to maintain PTMN’s status as a BDC would significantly reduce PTMN’s operating flexibility.

If PTMN fails to maintain PTMN’s status as a BDC, PTMN might be regulated as a closed-end investment company that is required to register under the 1940 Act, which would subject PTMN to additional regulatory restrictions and significantly decrease PTMN’s operating flexibility. In addition, any such failure could cause an event of default under PTMN’s outstanding indebtedness, which could have a material adverse effect on PTMN’s business, financial condition or results of operations.

PTMN’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause PTMN to incur significant expense, hinder execution of investment strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing in the BDC space recently. While PTMN is currently not subject to any securities litigation or stockholder activism, it may in the future become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and PTMN’s Board of Directors’ attention and resources from PTMN’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to PTMN’s future, adversely affect PTMN’s relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, PTMN may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, PTMN’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

PTMN will be subject to corporate-level U.S. federal income taxes if it is unable to qualify as a RIC under Subchapter M of the Code.

To maintain RIC tax treatment under the Code, PTMN must meet the following annual distribution, income source and asset diversification requirements:

•	The annual distribution requirement for a RIC will be satisfied if PTMN distributes to its stockholders on an annual basis at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because PTMN uses debt financing, it is subject to certain asset coverage ratio requirements under the 1940 Act and is (and may in the future become) subject to certain financial covenants under loan, indenture and credit agreements that could, under certain circumstances, restrict PTMN from making distributions necessary to satisfy the distribution requirement. If PTMN is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income taxes.
•	The source income requirement will be satisfied if PTMN obtains at least 90% of its income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.
•	The asset diversification requirement will be satisfied if PTMN meets certain asset diversification requirements at the end of each quarter of its taxable year. To satisfy this requirement, at least 50% of the value of PTMN’s assets must consist of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of PTMN’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by PTMN and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” If PTMN does not satisfy the diversification requirements as of the end of any quarter, it will not lose its status as RIC provided that (i) PTMN satisfied the requirements in a prior quarter and (ii) its failure to satisfy the requirements in the current quarter is not due in whole or in part to an acquisition of any security or other property.

Failure to meet these requirements may result in PTMN’s having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of PTMN’s investments will be in private companies, and therefore will be illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses. Moreover, if PTMN fails to maintain RIC tax treatment for any reason and is subject to corporate-level U.S. federal income taxes, the resulting taxes could substantially reduce PTMN’s net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on PTMN and on its stockholders.

Risks Associated with PTMN’s Information Technology Systems

PTMN relies on various information technology systems to manage its operations. Information technology systems are subject to numerous risks including unanticipated operating problems, system failures, rapid technological change, failure of the systems that operate as anticipated, reliance on third-party computer hardware, software and IT service providers, computer viruses, telecommunication failures, data breaches, denial of service attacks, spamming, phishing attacks, computer hackers and other similar disruptions, any of which could materially adversely impact PTMN’s consolidated financial condition and results of operations. Additional risks include, but are not limited to, the following:

Disruptions in current systems or difficulties in integrating new systems.

PTMN regularly maintains, upgrades, enhances or replaces its information technology systems to support its business strategies and provide business continuity. Replacing legacy systems with successor systems, making changes to existing systems or acquiring new systems with new functionality have inherent risks including disruptions, delays, or difficulties that may impair the effectiveness of PTMN’s information technology systems.

Internal and external cyber threats, as well as other disasters, could impair PTMN’s ability to conduct business effectively.

The occurrence of a disaster, such as a cyber-attack against PTMN or against a third-party that has access to PTMN’s data or networks, a natural catastrophe, an industrial accident, failure of PTMN’s disaster recovery systems, or consequential employee error, could have an adverse effect on PTMN’s ability to communicate or conduct business, negatively impacting its operations and financial condition. This adverse effect can become particularly acute if those events affect PTMN’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of PTMN’s data.

PTMN depends heavily upon computer systems to perform necessary business functions. Despite PTMN’s implementation of a variety of security measures, PTMN’s computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering. Like other companies, PTMN may experience threats to its data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through PTMN’s computer systems and networks. Such an attack could cause interruptions or malfunctions in PTMN’s operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which PTMN does business may also be sources of cybersecurity or other technological risk. PTMN outsources certain functions and these relationships allow for the storage and processing of its information, as well as client, counterparty, employee, and borrower information. While PTMN engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incident that affects PTMN’s data, resulting in increased costs and other consequences as described above.

Risks Related to PTMN’s Investments

PTMN’s investments may be risky, and you could lose all or part of your investment.

PTMN invests primarily in senior secured term loans, mezzanine debt, selected equity investments issued by middle-market companies, CLO Funds and the Joint Venture managed by PTMN’s Surviving Asset Manager Affiliate. The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade, may be highly leveraged, and therefore have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Defaults by portfolio companies may harm PTMN’s operating results.

Secured Loans. When PTMN extends secured term loans, it generally takes a security interest (either as a first lien position or as a second lien position) in the available assets of these portfolio companies, including the equity interests of their subsidiaries, which PTMN expects to assist in mitigating the risk that it will not be repaid. However, there is a risk that the collateral securing PTMN’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital, and, in some circumstances, PTMN’s lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that PTMN will receive principal and interest payments according to the loan’s terms, or at all, or that PTMN will be able to collect on the loan should PTMN be forced to exercise its remedies.

Mezzanine Debt. PTMN’s mezzanine debt investments generally are subordinated to senior loans and generally are unsecured. This may result in an above average amount of risk and volatility or loss of principal.

These investments may entail additional risks that could adversely affect PTMN’s investment returns. To the extent interest payments associated with such debt are deferred, such debt is subject to greater fluctuations in value based on changes in interest rates and such debt could subject PTMN to phantom income. Since PTMN generally does not receive any cash prior to maturity of the debt, the investment is of greater risk.

Equity Investments. PTMN has made and expects to make selected equity investments in the middle-market companies. In addition, when PTMN invests in senior secured loans or mezzanine debt, it may acquire warrants in the equity of the portfolio company. PTMN’s goal is ultimately to dispose of such equity interests and realize gains upon its disposition of such interests. However, the equity interests PTMN receives may not appreciate in value and, in fact, may decline in value. Accordingly, PTMN may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.

Risks Associated with Middle-Market Companies. Investments in middle-market companies also involve a number of significant risks, including:

•	limited financial resources and inability to meet their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of PTMN’s realizing the value of any guarantees it may have obtained in connection with its investment;
•	shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•	dependence on management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on PTMN’s portfolio company and, in turn, on PTMN;
•	less predictable operating results, being parties to litigation from time to time, engaging in rapidly changing businesses with products subject to a substantial risk of obsolescence and requiring substantial additional capital expenditures to support their operations, finance expansion or maintain their competitive position;
•	difficulty accessing the capital markets to meet future capital needs; and
•	generally less publicly available information about their businesses, operations and financial condition.

Risks Associated with CLO Fund Investments. Investments in CLO Funds also involve a number of significant risks, including:

•	CLOs typically are comprised of a portfolio of senior secured loans; payments on CLO investments are and will be payable solely from the cash-flows from such senior secured loans;
•	CLO investments are exposed to leveraged credit risk;
•	CLO Funds are highly leveraged;
•	there is the potential for interruption and deferral of cash-flow from CLO investments;
•	interest rates paid by corporate borrowers are subject to volatility;
•	the inability of a CLO collateral manager to reinvest the proceeds of the prepayment of senior secured loans may adversely affect PTMN;
•	our CLO investments are subject to prepayments and calls, increasing re-investment risk;
•	PTMN has limited control of the administration and amendment of any CLO in which it invests;
•	senior secured loans of CLOs may be sold and replaced resulting in a loss to PTMN;
•	PTMN’s financial results may be affected adversely if one or more of its significant equity or junior debt investments in a CLO vehicle defaults on its payment obligations or fails to perform as PTMN expects; and
•	non-investment grade debt involves a greater risk of default and higher price volatility than investment grade debt.

PTMN’s portfolio investments for which there is no readily available market, including its investment in its Asset Manager Affiliates, its Joint Venture and its investments in CLO Funds, are recorded at fair value as determined in good faith by PTMN’s Board of Directors. As a result, there is uncertainty as to the value of these investments.

PTMN’s investments consist primarily of securities issued by privately-held companies, the fair value of which is not readily determinable. In addition, PTMN is not permitted to maintain a general reserve for anticipated loan losses. Instead, PTMN is required by the 1940 Act to specifically value each investment and record an unrealized gain or loss for any asset that it believes has increased or decreased in value. PTMN values these securities at fair value as determined in good faith by its Board of Directors pursuant to a valuation methodology approved by its Board of Directors. These valuations are initially prepared by PTMN’s management and reviewed by PTMN’s Valuation Committee of the Board of Directors (the “Valuation Committee”), which uses its best judgment in arriving at the fair value of these securities. However, PTMN’s Board of Directors retains ultimate authority to determine the appropriate valuation for each investment.

PTMN has engaged an independent valuation firm to provide third-party valuation consulting services to its Board of Directors. Each quarter, the independent valuation firm performs third-party valuations on PTMN’s material investments in illiquid securities, such that they are reviewed at least once during a trailing 12-month period. These third-party valuation estimates are one of the relevant data points in PTMN’s Board of Director’s determination of fair value. PTMN’s Board of Directors intends to continue to engage an independent valuation firm in the future to provide certain valuation services, including the review of certain portfolio assets, as part of the quarterly and annual year-end valuation process. In addition to such third-party input, the types of factors that may be considered in valuing PTMN’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly-traded companies, discounted cash flow and other relevant factors. Substantially all of PTMN’s investment in the Asset Manager Affiliates was sold on December 31, 2018. Prior thereto, PTMN’s investment in its Asset Manager Affiliates was carried at fair value, which was determined after taking into consideration a percentage of assets under management and a discounted cash flow model incoporating different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospetive modeled performance. Such valuation included an analysis of comparable asset management companies. In addition, PTMN’s investment in its Joint Venture is carried at fair value, which is determined based on the fair value of the investments held by the Joint Venture. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain and may be based on estimates, PTMN’s determinations of fair value may differ materially from the values that would be assessed if a ready market for these securities existed. PTMN’s net asset value could be adversely affected if its determinations regarding the fair value of its illiquid investments were materially higher than the values that it ultimately realizes upon the disposal of such securities.

PTMN is a non-diversified investment company within the meaning of the 1940 Act, and therefore it may invest a significant portion of its assets in a relatively small number of issuers, which subjects PTMN to a risk of significant loss if any of these issuers defaults on its obligations under any of its debt instruments or as a result of a downturn in the particular industry.

PTMN is classified as a non-diversified investment company within the meaning of the 1940 Act, and therefore it may invest a significant portion of PTMN’s assets in a relatively small number of issuers in a limited number of industries. Beyond the asset diversification requirements associated with its qualification as a RIC, PTMN does not have fixed guidelines for diversification, and while it is not targeting any specific industries, relatively few industries may become significantly represented among PTMN’s investments. To the extent that PTMN assumes large positions in the securities of a small number of issuers, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer, changes in fair value over time or a downturn in any particular industry. PTMN may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

Defaults by PTMN’s portfolio companies could harm PTMN’s operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by PTMN or other debt holders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets. Such events could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt that PTMN holds and the value of any equity securities it owns. PTMN may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

When PTMN is a debt or minority equity investor in a portfolio company, which generally is the case, it may not be in a position to control the entity, and the portfolio company’s management may make decisions that could decrease the value of PTMN’s investment.

Most of PTMN’s investments are either debt or minority equity investments in its portfolio companies. Therefore, PTMN is subject to the risk that a portfolio company may make business decisions with which it disagrees, and the stockholders and management of such company may take risks or otherwise act in ways that do not serve PTMN’s interests. As a result, a portfolio company may make decisions that could decrease the value of PTMN’s portfolio holdings. In addition, PTMN generally is not in a position to control any portfolio company by investing in its debt securities.

PTMN may have limited access to information about privately held companies in which it invests.

PTMN invests primarily in privately-held companies. Generally, little public information exists about these companies, and PTMN is required to rely on the ability of its investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. These companies and their financial information are not subject to the Sarbanes-Oxley Act of 2002 and other rules that govern public companies. If PTMN is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and it may lose money on its investment.

Prepayments of PTMN’s debt investments by PTMN’s portfolio companies could negatively impact its operating results.

PTMN is subject to the risk that the investments it makes in its portfolio companies may be repaid prior to maturity. When this occurs, it generally reinvests these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments typically have substantially lower yields than the debt being prepaid, and PTMN could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. Consequently, PTMN’s results of operations could be materially adversely affected if one or more of its portfolio companies elects to prepay amounts owed to PTMN. Additionally, prepayments could negatively impact PTMN’s return on equity, which could result in a decline in the market price of PTMN Common Stock.

PTMN may be unable to invest the net proceeds raised from offerings and repayments from investments on acceptable terms, which would harm PTMN’s financial condition and operating results.

Until PTMN identifies new investment opportunities, PTMN intends to either invest the net proceeds of future offerings and repayments from investments in interest-bearing deposits or other short-term instruments or use the net proceeds from such offerings to reduce then-outstanding debt obligations. PTMN cannot assure you that it will be able to find enough appropriate investments that meet its investment criteria or that any investment it completes using the proceeds from an offering will produce a sufficient return.

PTMN’s portfolio companies may incur debt that ranks equal with, or senior to, PTMN’s investments in such companies.

PTMN invests primarily in debt securities issued by PTMN’s portfolio companies. In some cases portfolio companies are permitted to have other debt that ranks equal with, or senior to, the debt securities in which PTMN invests. By their terms, such debt instruments may provide that the holders thereof are entitled to receive payment of interest or principal on or before the dates on which PTMN is entitled to receive payments in respect of the debt securities in which it invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to PTMN’s investment in that portfolio company would typically be entitled to receive payment in full before PTMN receives any distribution in respect of its investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to PTMN. In the case of debt ranking equal with debt securities in which PTMN invests, PTMN would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

Second priority liens on collateral securing loans that PTMN makes to its portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and PTMN.

Certain loans that PTMN makes are secured by a second priority security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt, without the senior lender’s consent. Prior to, and as a condition of, permitting the portfolio company to borrow money from PTMN secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require PTMN to enter into an “intercreditor agreement” prior to permitting the portfolio company to borrow from PTMN. Typically, the intercreditor agreements PTMN is requested to execute expressly subordinate PTMN’s debt instruments to those held by the senior lender and further provide that the senior lender shall control: (1) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (2) the nature, timing and conduct of foreclosure or other collection proceedings; (3) the amendment of any collateral document; (4) the release of the security interests in respect of any collateral; and (5) the waiver of defaults under any security agreement. Because of the control PTMN may cede to senior lenders under intercreditor agreements it may enter, PTMN may be unable to realize the proceeds of any collateral securing some of PTMN’s loans.

There may be circumstances where PTMN’s debt investments could be subordinated to claims of other creditors or PTMN could be subject to lender liability claims.

Even though PTMN may have structured certain of its investments as senior loans, if one of PTMN’s portfolio companies were to go bankrupt, depending on the facts and circumstances, including the size of PTMN’s investment and the extent to which PTMN actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize PTMN’s debt investment and subordinate all or a portion of PTMN’s claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. It is possible that PTMN could become subject to a lender’s liability claim, including as a result of actions taken in rendering significant managerial assistance.

PTMN’s investments in equity securities involve a substantial degree of risk.

PTMN purchases common stock and other equity securities, including warrants. Although equity securities have historically generated higher average total returns than fixed-income securities over the long term, equity securities have also experienced significantly more volatility in those returns. The equity securities PTMN acquire may fail to appreciate and may decline in value or become worthless, and PTMN’s ability to recover its investment depends on PTMN’s portfolio company’s success. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities involve special risks, such as the risk of deferred distributions, credit risk, illiquidity and limited voting rights.

The lack of liquidity in PTMN’s investments may adversely affect its business.

PTMN may invest in securities issued by private companies. These securities may be subject to legal and other restrictions on resale or otherwise be less liquid than publicly-traded securities. The illiquidity of these investments may make it difficult for PTMN to sell these investments when desired. In addition, if PTMN is required to liquidate all or a portion of its portfolio quickly, PTMN may realize significantly less than the value at which it had previously recorded these investments. PTMN’s investments are usually subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. The illiquidity of most of PTMN’s investments may make it difficult for PTMN to dispose of them at a favorable price, and, as a result, it may suffer losses.

PTMN’s investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

PTMN’s investment strategy contemplates that a portion of its investments may be in securities of foreign companies. Investing in foreign companies may expose PTMN to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although it is anticipated that most of PTMN’s investments will be denominated in U.S. dollars, its investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency may change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

The disposition of PTMN’s investments may result in contingent liabilities.

PTMN currently expects that a significant portion of its investments will involve lending directly to private companies. In connection with the disposition of an investment in private securities, PTMN may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. PTMN may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through PTMN’s return of certain distributions previously made to PTMN.

PTMN may not receive any return on its investment in the CLO Funds in which it has invested.

As of December 31, 2018, PTMN had $45.0 million at fair value invested in the subordinated securities, preferred shares, or other securities issued by the CLO Funds managed by certain third-party asset managers. Subordinated securities are the most junior class of securities issued by the CLO Funds and are subordinated in priority of payment to every other class of securities issued by these CLO Funds. Therefore, they only receive cash distributions if the CLO Funds have made all cash interest payments to all other debt securities issued by the CLO Fund. The subordinated securities are also unsecured and rank behind all of the secured creditors, known or unknown, of the CLO Fund, including the holders of the senior securities issued by the CLO Fund. Consequently, to the extent that the value of a CLO Fund’s loan investments has been reduced as a result of conditions in the credit markets, or as a result of defaulted loans or individual fund assets, the value of the subordinated securities at their redemption could be reduced.

Risks Related to PTMN Common Stock

PTMN may not be able to pay distributions to its stockholders, PTMN’s distributions may not grow over time, and a portion of distributions paid to PTMN’s stockholders may be a return of capital.

PTMN intends to continue to make distributions on a quarterly basis to its stockholders out of assets legally available for distribution. PTMN may not be able to achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. PTMN’s ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to PTMN as a BDC could limit PTMN’s ability to pay distributions. In addition, due to the asset coverage test applicable to PTMN as a BDC and covenants that PTMN agreed to in connection with the issuance of the 2022 Notes, PTMN is limited in its ability to make distributions in certain circumstances. In this regard, PTMN agreed in connection with its issuance of the 2022 Notes that for the period of time during which the 2022 Notes are outstanding, PTMN will not violate (regardless of whether PTMN is subject to) Section 18(a)(1)(B) as modified by Section 61(a)(1) of the 1940 Act. These provisions generally prohibit PTMN from declaring any cash dividend or distribution upon PTMN Common Stock, or purchasing any such common stock if PTMN’s asset coverage, as defined in the 1940 Act, is below 200% (or the 150% asset coverage ratio effective as of March 29, 2019) at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase. Further, if PTMN invests a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.

All distributions will be paid at the discretion of PTMN’s Board of Directors and will depend on PTMN’s earnings, its financial condition, maintenance of its RIC status, compliance with applicable BDC regulations and such other factors as PTMN’s Board of Directors may deem relevant from time to time. PTMN cannot assure you that it will pay distributions to its stockholders in the future.

When PTMN makes quarterly distributions, it will be required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital, investors will be required to reduce their basis in PTMN’s stock for U.S. federal income tax purposes, which may result in higher tax liability when the shares are sold, even if they have not increased in value or have lost value. PTMN’s distributions have over the last several years included a significant return of capital component. For more information about PTMN’s distributions over the last several years that have included a return of capital component, see “Business of PTMN—Investment Portfolio.”

Shares of PTMN’s common stock may be purchased by Sierra Crest or its affiliates.

Sierra Crest and its affiliates may purchase shares of PTMN’s common stock for any reason deemed appropriate; provided, however, that it is intended that neither Sierra Crest nor its respective affiliates will hold 5% or more of PTMN’s outstanding shares of common stock. Sierra Crest and its affiliates will not acquire any shares of PTMN’s common stock with the intention to resell or re-distribute such shares. The purchase of common stock by Sierra Crest and its affiliates could create certain risks, including, but not limited to, the following:

•	Sierra Crest and its affiliates may have an interest in disposing of PTMN’s assets at an earlier date so as to recover their investment in PTMN’s common stock; and
•	substantial purchases of shares by Sierra Crest and its affiliates may limit Sierra Crest’s ability to fulfill any financial obligations that it may have to PTMN or incurred on its behalf.

Investing in shares of PTMN’s common stock may involve an above average degree of risk.

The investments PTMN makes in accordance with its investment objective may result in a higher amount of risk, volatility or loss of principal than alternative investment options. PTMN’s investments in portfolio companies may be highly speculative, and therefore, an investment in PTMN’s common stock may not be suitable for investors with lower risk tolerance.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset value, and PTMN cannot assure you that the market price of its common stock will not decline below the net asset value of the stock.

PTMN cannot predict the price at which its common stock will trade. Shares of closed-end investment companies frequently trade at a discount to their net asset value and PTMN’s stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that PTMN’s net asset value per share may decline. PTMN cannot predict whether shares of its common stock will trade above, at or below its net asset value. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock soon after the purchase of such shares of common stock. In addition, if PTMN’s common stock trades below its net asset value, it will generally not be able to issue additional shares of its common stock at its market price without first obtaining the approval of its stockholders and PTMN’s independent directors.

PTMN’s share price may be volatile and may fluctuate substantially.

The market price and liquidity of the market for shares of PTMN’s common stock may be significantly affected by numerous factors, some of which are beyond its control and may not be directly related to its operating performance. These factors include:

•	price and volume fluctuations in the overall stock market from time to time;
•	significant volatility in the market price and trading volume of securities of BDCs or other companies in PTMN’s sector, which are not necessarily related to the operating performance of these companies or to PTMN;
•	PTMN’s inability to deploy or invest its capital;
•	fluctuations in interest rates;
•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•	operating performance of companies comparable to PTMN;
•	changes in regulatory policies or tax rules, particularly with respect to RICs or BDCs;

•	inability to maintain PTMN’s qualification as a RIC for U.S. federal income tax purposes;
•	changes in earnings or variations in operating results;
•	changes in the value of PTMN’s portfolio;
•	general economic conditions and trends; and
•	departure of key personnel.

Certain provisions of the Delaware General Corporation Law and PTMN’s certificate of incorporation and bylaws could deter takeover attempts and have an adverse impact on the price of PTMN’s common stock.

The Delaware General Corporation Law, PTMN’s certificate of incorporation and its bylaws contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for PTMN. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of PTMN’s common stock the opportunity to realize a premium over the market price of its common stock.

Risks Related to Our Investment Advisory Relationship with Sierra Crest

Sierra Crest selects PTMN’s investments and PTMN’s Stockholders have no input with respect to investment decisions.

Sierra Crest selects PTMN’s investments and PTMN’s stockholders have no input with respect to investment decisions. As a result, PTMN will be subject to all of the business risks and uncertainties associated with the origination of new investments, including the risk that PTMN will not achieve its investment objective and that the value of your investment could decline substantially or become worthless.

PTMN is dependent upon Sierra Crest for PTMN’s future success.

PTMN has no employees and, as a result, depends on the diligence, skill and network of business contacts of Sierra Crest’s investment professionals to source appropriate investments for PTMN. PTMN depends on members of Sierra Crest’s investment team to appropriately analyze PTMN’s investments and Sierra Crest’s investment committee to approve and monitor PTMN’s portfolio investments. Sierra Crest’s investment committee, together with the other members of its investment team, evaluate, negotiate, structure, close and monitor PTMN’s investments. PTMN’s future success will depend on the continued availability of the members of Sierra Crest’s investment committee and the other investment professionals available to the Sierra Crest. PTMN does not have employment agreements with these individuals or other key personnel of Sierra Crest, and PTMN cannot provide any assurance that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his or her relationship with Sierra Crest. The loss of a material number of senior investment professionals to which Sierra Crest has access, could have a material adverse effect on PTMN’s ability to achieve PTMN’s investment objective as well as on PTMN’s financial condition and results of operations. In addition, PTMN cannot assure you that Sierra Crest will remain PTMN’s investment adviser or that PTMN will continue to have access to Sierra Crest’s investment professionals or its information and deal flow.

The structure under PTMN’s Investment Advisory Agreement may induce Sierra Crest to pursue speculative investments and incur leverage, which may not be in the best interests of PTMN’s stockholders.

The incentive fees payable by PTMN to Sierra Crest under PTMN’s Investment Advisory Agreement may create an incentive for Sierra Crest to pursue investments on PTMN’s behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive fees payable to Sierra Crest are calculated based on a percentage of PTMN’s return on invested capital. This may encourage Sierra Crest to use leverage to increase the return on PTMN’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of PTMN’s common stock. In addition, Sierra Crest receives the incentive fees based, in part, upon net capital gains realized on PTMN’s investments. Unlike that portion of incentive fees based on income, there is no hurdle rate applicable to the portion of the incentive fees based on net capital gains. As a result, Sierra Crest may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income-producing securities. Such a practice could result in PTMN’s investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Moreover, because the base management fees payable to Sierra Crest under PTMN’s Investment Advisory Agreement are payable based on PTMN’s gross assets, excluding cash and cash equivalents but including those assets purchased with borrowed amounts, Sierra Crest has a financial incentive to incur leverage which may not be consistent with PTMN’s stockholders’ interests.

Sierra Crest’s liability is limited under PTMN’s Investment Advisory Agreement, and PTMN is required to indemnify Sierra Crest against certain liabilities, which may lead Sierra Crest to act in a riskier manner on PTMN’s behalf than it would when acting for its own account.

Under PTMN’s Investment Advisory Agreement, Sierra Crest does not assume any responsibility to PTMN other than to render the services described in PTMN’s Investment Advisory Agreement, and it is not be responsible for any action of PTMN’s Board of Directors in declining to follow Sierra Crest’s advice or recommendations. Pursuant to PTMN’s Investment Advisory Agreement, Sierra Crest and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest are not liable to PTMN for their acts under PTMN’s Investment Advisory Agreement, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations. PTMN has agreed to indemnify, defend and protect Sierra Crest and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of Sierra Crest’s duties or obligations under PTMN’s Investment Advisory Agreement or otherwise as Sierra Crest for PTMN, and not arising out of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations under PTMN’s Investment Advisory Agreement. These protections may lead Sierra Crest to act in a riskier manner when acting on PTMN’s behalf than it would when acting for its own account.

Sierra Crest is able to resign upon 60 days’ written notice, and PTMN may not be able to find a suitable replacement within that time, resulting in a disruption in PTMN’s operations that could adversely affect PTMN’s financial condition, business and results of operations.

PTMN is externally managed pursuant to PTMN’s Investment Advisory Agreement. Pursuant to PTMN’s Investment Advisory Agreement, Sierra Crest has the right to resign upon 60 days’ written notice, whether a replacement has been found or not. If Sierra Crest resigns, it may be difficult to find a replacement with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not found quickly, PTMN’s business, results of operations and financial condition as well as PTMN’s ability to pay distributions are likely to be adversely affected and the value of PTMN’s shares may decline. In addition, the coordination of PTMN’s internal management and investment activities is likely to suffer if PTMN is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by Sierra Crest. Even if a comparable service provider or individuals performing such services are retained, whether internal or external, their integration into PTMN’s business and lack of familiarity with PTMN’s investment objective may result in additional costs and time delays that may materially adversely affect PTMN’s business, results of operations and financial condition.

PTMN may not replicate its historical performance, or the historical success of other investment vehicles advised by Sierra Crest.

PTMN cannot provide any assurance that it will replicate its own historical performance, the historical success of Sierra Crest or the historical performance of other investment vehicles that Sierra Crest and its investment team advised in the past. Accordingly, PTMN’s investment returns could be substantially lower than the returns achieved by PTMN in the past or by other clients of Sierra Crest. PTMN can offer no assurance that Sierra Crest will be able to continue to implement PTMN’s investment objective with the same degree of success as it has had in the past.

RISKS RELATING TO OHAI

Risks Relating to OHAI’s Investments

OHAI’s investment in OCI Holdings, LLC (“OCI”) remains subject to risks resulting from Medicare reimbursement rate reductions in the state of Texas that have had a negative impact on OCI’s earnings and cash flow.

OCI’s business as a home health provider of pediatric services to Medicaid patients in Texas has been negatively impacted by Medicaid reimbursement rate reductions implemented by the state of Texas effective December 15, 2016. Even prior to the implementation of these reductions, OCI experienced pressures on rates in certain parts of its business and reductions in visit volumes. In May 2017, the Texas Legislature agreed to the 2018/2019 Biennium Budget. The 2018/2019 Biennium Budget, which went into effect on September 1, 2017, restored approximately 25% of the rate cuts subject to a number of specific provisions relating to pediatric therapy reimbursement. OCI management continues to address its cost base and pursue operating initiatives to best position itself for success in the new rate reimbursement environment. As part of the effort to navigate the challenging rate environment, as posted on its website in January 2018, OCI was selected by Superior Healthplan, a nationally recognized Healthcare Maintenance Organization, for a therapy and evaluations services agreement utilizing its clinical resources and extensive independent research experience. Additionally, in June 2019, the 86th Texas Legislative Session concluded with the passage of the State of Texas’s 2020/2021 Biennium Budget. The Budgeted Medicaid payment rates for Physical, Occupational, and Speech Therapies for the September 1, 2019 to August 31, 2021 period, as confirmed by the Texas Health and Human Services Commission in July, are set to increase approximately 10%, and the payment percentage for Assistants was increased. However, there can be no assurance that such developments will positively impact OHAI’s investments in OCI. As of December 31, 2018 and June 30, 2019, OHAI’s investments in OCI represent 3.3% and 3.7% of OHAI’s total investment portfolio including cash and cash equivalents, respectively. For the year ended December 31, 2018, investment income related to OHAI’s investments in OCI represented 32.7% of total investment income. This investment was placed on non-accrual status beginning in the fourth quarter of 2018.

OHAI’s ATP Oil & Gas Corporation (“ATP”) limited term royalty interest (“ORRI”) is dependent on continued oil and gas production from the Telemark field. In April 2018, Statoil USA E&P, Inc. (“Statoil”), now known as Equinor, resumed limited production on the wells located in MC 941 and 942. Prior to that date, the wells had been shut-in since November 2016 in connection with certain bankruptcy proceedings of Bennu Oil & Gas, LLC, the successor in title to ATP (“Bennu”). Notwithstanding the resumption of production and production payments, we are still unlikely to recover OHAI’s full investment in the ORRIs.

In 2011 and 2012, OHAI purchased from ATP, predecessor in title to Bennu, limited-term ORRIs in certain offshore oil and gas producing properties operated by Bennu in the Gulf of Mexico. Under this arrangement, OHAI purchased the right to portions (ranging from 5.0% to 10.8%) of the monthly production proceeds from oil and gas properties known as the Gomez and Telemark properties. The terms of the ORRIs provide that they will terminate after we receive payments that equal OHAI’s investment in the ORRIs plus a time-value factor that is calculated at a rate of 13.2% per annum.

In November 2016, in connection with its Chapter 7 bankruptcy proceedings, Bennu ceased production on the Titan Production Facility (the floating production platform in the Gulf of Mexico utilized by Bennu for production with respect to the Telemark field in which we have an ORRI) and shut-in all related wells. On August 17, 2017, the Chapter 7 Trustee filed a motion to authorize a sale of certain assets of Bennu, including MC 941 and MC 942, to Statoil. The Court authorized the sale by order entered on September 14, 2017. In April 2018, Statoil (known as Equinor effective May 15, 2018) resumed limited production on the wells located in MC 941 and 942 in the Telemark field. Such production has been intermittent (due to certain maintenance and weather-related suspensions) and each well is producing at varying levels. OHAI began receiving production payments in the second quarter of 2018. The value of OHAI’s ORRI is dependent on continued production from the Telemark field. Even though production payments have resumed, OHAI is still unlikely to recover OHAI’s full investment in the ORRIs.

As of June 30, 2019, OHAI’s unrecovered investment was $42.5 million, and OHAI had received aggregate production payments of $40.5 million since the date of ATP’s bankruptcy filing. In addition, as of June 30, 2019, OHAI had incurred legal and consulting fees totaling $6.5 million in connection with the enforcement of OHAI’s rights under the ORRIs, $6.5 million of which has been added to the unrecovered investment balance under the terms of the ORRI agreements.

Disruption and instability in U.S. or global capital markets could materially and adversely affect OHAI’s business.

The U.S. and global capital markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. More recently, the implications of the United Kingdom’s referendum decision to leave the European Union and the policies of the current U.S. presidential administration remain unclear. These market and economic disruptions affected, and these and other similar market and economic disruptions may in the future affect, the U.S. capital markets, which could adversely affect OHAI’s business and that of OHAI’s portfolio companies. At various times, these disruptions resulted in, and may in the future result in, increased spreads between the yields realized on riskier debt securities and those realized on securities perceived to be risk-free, a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the repricing of credit risk. These conditions may reoccur for a prolonged period of time again or materially worsen in the future, including as a result of U.S. government shutdowns or further downgrades to the U.S. government’s sovereign credit rating or the perceived credit worthiness of the United States or other large global economies. Unfavorable economic conditions, including future recessions, also could increase OHAI’s funding costs, limit OHAI’s access to the capital markets or result in a decision by lenders not to extend credit to OHAI. OHAI may in the future have difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may cause OHAI to reduce the volume of loans OHAI originates and/or funds, adversely affect the value of OHAI’s portfolio investments or otherwise have a material adverse effect on OHAI’s business, financial condition and results of operations.

OHAI’s investments are risky and highly speculative.

OHAI invests primarily in senior and junior secured, unsecured and subordinated loans of U.S. private and public middle market companies. However, OHAI may also invest in equity, distressed debt and other assets.

Senior Secured Loans. When OHAI makes a senior secured debt investment in a portfolio company, OHAI generally takes a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which OHAI expects to help mitigate the risk that OHAI will not be repaid. However, there is a risk that the collateral securing OHAI’s investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, OHAI’s lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that an investment is secured does not guarantee that OHAI will receive principal and interest payments according to the contractual terms, or at all, or that OHAI will be able to collect on the investment should OHAI enforce OHAI’s remedies.

Junior Secured Debt. Junior secured debt investments are secured debt investments (including second lien loans) that rank after senior secured debt in priority of payment. As other creditors may rank senior to any junior secured debt held by OHAI in the event of insolvency, junior secured debt may have an above average amount of risk and volatility or loss of principal.

Unsecured Debt. Unsecured debt investments do not benefit from a security interest in the assets of the portfolio company. As such, in the event of insolvency, any secured creditors of the portfolio company would have priority over OHAI with respect to the proceeds from the sale of such company’s assets and the proceeds from such sale may not be sufficient to repay OHAI’s debt.

Subordinated Debt. Subordinated debt investments are debt investments in which the holder has contractually agreed to be subordinated to other creditors. As such, in the event of insolvency, any creditor with a security interest or who ranks senior to the subordinated debt under the agreement governing the debt, including certain unsecured creditors, would have priority over OHAI with respect to the proceeds from the sale of the portfolio company’s assets, and the proceeds from such sale may not be sufficient to repay OHAI’s debt.

Preferred Stock and Other Equity Investments. OHAI may invest directly in the equity securities of portfolio companies. In addition, when OHAI invests in loans and other debt securities, OHAI may acquire common or preferred equity securities as well. OHAI’s goal is generally to exit such equity interests and realize gains upon OHAI’s disposition of interests. However, the equity interests OHAI receives may not appreciate in value and may end up declining in value. Accordingly, OHAI may not be able to realize gains from OHAI’s equity interests, and any gains that OHAI does realize on the disposition of any equity interests may not be sufficient to offset any other losses OHAI experiences.

Distressed Debt. OHAI may from time to time invest in distressed debt or the loans that OHAI hold may become distressed. Distressed debt investments may not produce income, may require OHAI to bear certain expenses to protect OHAI’s investment and may subject OHAI to uncertainty as to when, in what manner and for what value such distressed debt will eventually be satisfied.

Middle-Market Companies. Investing in middle market companies involves a number of significant risks, including:

•	such companies may have limited financial resources and may be unable to meet their obligations under their debt securities that OHAI holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of OHAI realizing on any guarantees OHAI may have obtained in connection with OHAI’s investment;
•	such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•	such companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on OHAI’s portfolio company and, in turn, on OHAI;
•	limited public information exists about many of these companies and, if OHA’s investment professionals are unable to uncover all material information necessary to evaluate the potential returns from investing in such companies, OHAI may not make a fully informed investment decision, and OHAI may lose money on OHAI’s investments;
•	such companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
•	such companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness, including any debt securities held by OHAI, upon maturity.

OHAI’s portfolio is concentrated in a limited number of portfolio companies and industries, which will subject OHAI to a risk of significant loss if any of these companies performs poorly or defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

OHAI is classified as a non-diversified management investment company within the meaning of the 1940 Act, which means that OHAI is not limited by the 1940 Act with respect to the proportion of OHAI’s assets that OHAI may invest in securities of a single issuer. Beyond the asset diversification requirements associated with OHAI’s qualification as a RIC under Subchapter M of the Code, OHAI does not have fixed guidelines for diversification. OHAI’s portfolio is currently concentrated in a limited number of portfolio companies.

As a result, the aggregate returns OHAI realizes may be significantly adversely affected if a small number of investments perform poorly or if OHAI needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which OHAI is invested could also significantly impact OHAI’s net asset value and the aggregate returns OHAI realizes.

OHAI’s investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates.

OHAI typically invests in securities that are not rated by any rating agency, but OHAI believes that if such securities were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB-” by Fitch Ratings or lower than “BBB-” by Standard & Poor’s Ratings Services). Securities rated below investment grade are often referred to as “leveraged loans,” “high yield” or “junk” securities and are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Securities rated below investment grade generally offer a higher current yield than that available from investment grade securities but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. In addition, the secondary market for below-investment grade securities may not be as liquid as the secondary market for more highly rated securities.

Many of OHAI’s portfolio companies may incur debt that ranks equally with, or senior to, OHAI’s debt securities in such companies and such portfolio companies may not generate sufficient cash flow to service their debt obligations to OHAI.

OHAI has invested a portion of OHAI’s capital in second lien, subordinated and unsecured debt securities issued by OHAI’s portfolio companies and intend to continue to do so in the future. Such portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which OHAI invests. Such subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If OHAI makes a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations. By their terms, senior debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which OHAI is entitled to receive payments in respect of the debt securities in which OHAI invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to OHAI’s investment in that portfolio company would typically be entitled to receive payment in full before OHAI receives any distribution in respect of OHAI’s investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to OHAI where OHAI is junior creditor. In the case of debt ranking equally with debt securities in which OHAI invests, OHAI would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that OHAI makes to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from any realization of, the collateral to repay their obligations in full before OHAI would. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then OHAI, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.

OHAI has made in the past, and may make in the future, unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in the collateral of such companies. Liens on a portfolio company’s collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from any realization of, such collateral to repay their obligations in full before OHAI would. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy OHAI’s unsecured loan obligations after payment in full of all loans secured by collateral. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then OHAI’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights OHAI may have with respect to the collateral securing the loans OHAI makes to OHAI’s portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that OHAI enters into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be taken at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;
•	the ability to control the conduct of such proceedings;
•	the approval of amendments to collateral documents;
•	releases of liens on the collateral; and
•	waivers of past defaults under collateral documents.

OHAI may not have the ability to control or direct such actions, even if OHAI’s rights are adversely affected.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of OHAI’s portfolio investments, reducing OHAI’s net asset value through increased unrealized depreciation.

As a BDC, OHAI is required to carry OHAI’s investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by or under the direction of the OHAI Board and in accordance with generally accepted accounting principles. Decreases in the market values or fair values of OHAI’s investments are recorded as unrealized depreciation. Any unrealized depreciation in OHAI’s loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to OHAI with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of OHAI’s income available for distribution in future periods and could materially adversely affect OHAI’s ability to service OHAI’s outstanding borrowings. Depending on market conditions, OHAI could incur substantial losses in future periods, which could reduce OHAI’s net asset value and have a material adverse impact on OHAI’s business, financial condition and results of operations.

A portion of OHAI’s portfolio investments are recorded at fair value as determined in good faith by or under the direction of the OHAI Board and, as a result, there may be uncertainty as to the value of OHAI’s portfolio investments.

A portion of OHAI’s portfolio investments take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and OHAI values these securities at fair value as determined in good faith by or under the direction of the OHAI Board, including to reflect significant events affecting the value of OHAI’s securities. OHAI’s portfolio consists of 28% of investments classified as Level 3 based on fair value as of June 30, 2019. This means that OHAI’s portfolio valuations are based on unobservable inputs and OHAI’s own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of OHAI’s portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which may include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.

Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, OHAI’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. OHAI’s net asset value could be adversely affected if OHAI’s determinations regarding the fair value of OHAI’s investments were materially higher than the values that OHAI ultimately realizes upon the disposal of such securities.

OHAI adjusts quarterly the valuation of OHAI’s portfolio to reflect the OHAI Board’s determination of the fair value of each investment in OHAI’s portfolio. Any changes in fair value are recorded in OHAI’s consolidated statement of operations as net unrealized appreciation (depreciation) on investments.

The lack of liquidity in OHAI’s investments may adversely affect OHAI’s business.

A substantial portion of OHAI’s investments are and will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for OHAI to sell such investments if the need arises. In addition, if OHAI is required to liquidate all or a portion of OHAI’s portfolio quickly, OHAI may realize significantly less than the value at which OHAI has previously recorded OHAI’s investments.

Generally OHAI does not hold controlling equity interests in OHAI’s portfolio companies, and therefore, OHAI may not be in a position to exercise control over OHAI’s portfolio companies or to prevent decisions by management of OHAI’s portfolio companies that could decrease the value of OHAI’s investments.

To the extent OHAI does not hold a controlling equity position in a portfolio company, OHAI is subject to the risk that a portfolio company in which OHAI does not have a controlling interest may make business decisions with which OHAI disagrees, and that the management and/or stockholders of such portfolio company may take risks or otherwise act in ways that are adverse to OHAI’s interests. Due to the lack of liquidity of the debt and equity investments that OHAI typically holds in OHAI’s portfolio companies, OHAI may not be able to dispose of OHAI’s investments in the event OHAI disagrees with the actions of a portfolio company and may therefore suffer a decrease in the value of OHAI’s investments.

Prepayments of OHAI’s debt investments by OHAI’s portfolio companies could adversely impact OHAI’s results of operations and reduce OHAI’s return on equity.

OHAI is subject to the risk that the investments OHAI makes in OHAI’s portfolio companies may be prepaid prior to maturity. OHAI may use the proceeds from such prepayments to reduce OHAI’s outstanding borrowings or invest such proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments, if any, will typically have substantially lower yields than the debt investment being prepaid, and OHAI could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may be at lower yields than the debt investment that was prepaid. As a result, OHAI’s results of operations could be materially adversely affected if one or more of OHAI’s portfolio companies elect to prepay amounts owed to OHAI. Additionally, prepayments could negatively impact OHAI’s return on equity, which could result in a decline in the market price of OHAI’s common stock.

OHAI’s portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity, and rising interests rates may make it more difficult for portfolio companies to make periodic payments on their loans.

OHAI’s portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity. This risk and the risk of default is increased to the extent that the loan documents do not require the portfolio companies to pay down the outstanding principal of such debt prior to maturity. In addition, if general interest rates rise, there is a risk that OHAI’s portfolio companies will be unable to pay escalating interest amounts, which could result in a default under OHAI’s investment. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Any failure of one or more of OHAI’s portfolio companies to repay or refinance its debt at or prior to maturity or the inability of one or more portfolio companies to make ongoing payments, including as a result of an increase in contractual interest rates, could have a material adverse effect on OHAI’s business, financial condition and results of operations.

OHAI may choose to waive or defer enforcement of covenants in the debt securities held in OHAI’s portfolio, which may cause OHAI to lose all or part of OHAI’s investment in these companies.

OHAI structures the debt investments in OHAI’s portfolio companies to include business and financial covenants placing affirmative and negative obligations on the operation of OHAI’s business and its financial condition. However, from time to time OHAI may elect to waive breaches of these covenants, including OHAI’s right to payment, or waive or defer enforcement of remedies, such as acceleration of obligations or foreclosure on collateral, depending upon the financial condition and prospects of the particular portfolio company. These actions may reduce the likelihood of OHAI’s receiving the full amount of future payments of interest or principal and may be accompanied by a deterioration in the value of the underlying collateral, as many of these companies may have limited financial resources, may be unable to meet future obligations and may go bankrupt. This could negatively impact OHAI’s ability to pay distributions and could adversely affect OHAI’s business, financial condition, and results of operations.

OHAI’s loans could be subject to equitable subordination by a court or OHAI could be subject to lender liability claims.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or its affiliates is found to have exerted inappropriate control over the borrower, including control resulting from the ownership of equity interests in a client. OHAI has in the past made, and from time to time in the future may make, direct equity investments or received warrants in connection with loans. Payments on one or more of OHAI’s loans, particularly a loan to a borrower in which OHAI also holds an equity interest, may be subject to claims of equitable subordination. If OHAI was deemed to have the ability to control or otherwise exercise influence over the business and affairs of one or more of OHAI’s portfolio companies (including through the provision of managerial assistance to that portfolio company) resulting in economic hardship to other creditors of that company, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of OHAI’s secured loans as if it were unsecured or common equity in the portfolio company. In that case, if the portfolio company were to liquidate, OHAI would be entitled to repayment of OHAI’s loan on a pro-rata basis with other unsecured debt or, if the effect of subordination was to place OHAI at the level of common equity, then on an equal basis with other holders of the portfolio company’s common equity only after all of its obligations relating to its debt and preferred securities had been satisfied.

In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that OHAI could become subject to a lender’s liability claim, including as a result of actions taken if OHAI renders managerial assistance to the borrower.

OHAI makes loans that may include payment-in-kind or “PIK” interest or dividends or accretion of original issue discount provisions, which could increase the risk of default by OHAI’s portfolio companies.

Some of the loans OHAI makes or acquires provide for the payment by portfolio companies of PIK interest or dividends or accreted original issue discount at maturity. Such loans have the effect of deferring a portfolio company’s payment obligation until the end of the term of the loan, which may make it difficult for OHAI to identify and address developing problems with a portfolio company in terms of its ability to repay OHAI. Particularly in a rising interest rate environment, loans containing PIK and original issue discount provisions can give rise to negative amortization on a loan, resulting in a borrower owing more at the end of the term of a loan than what it owed when the loan was originated. Any such developments may increase the risk of default on OHAI’s loans by borrowers. In addition, loans containing PIK may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral.

In addition, to the extent that OHAI invests in original issue discount instruments and the accretion of original issue discount constitutes a portion of OHAI’s income, OHAI will be exposed to risks associated with the requirement to include such non-cash income in taxable prior to receipt of cash. As a result, OHAI may fail to maintain its status as a RIC if it does not have the cash resources to timely distribute such amounts to its stockholders.

OHAI may incur risk with respect to investments OHAI acquires through assignments or participations of interests.

OHAI has in the past acquired, and may in the future acquire, loans through assignments or participations of interests in such loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to such debt obligation. However, where OHAI acquires an assignment or participation interest, OHAI’s rights may be more restricted than those of the assigning institution, and OHAI may not be able to unilaterally enforce all rights and remedies under an assigned debt obligation and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, such as a bank or broker-dealer, and not directly with the borrower, and OHAI may not directly benefit from the collateral supporting the debt obligation in which OHAI has purchased the participation. As a result, OHAI will be exposed to the credit risk of both the borrower and the institution selling the participation. Further, in purchasing participations, OHAI may not be able to conduct the same level of due diligence on a borrower or the quality of the loan with respect to which OHAI is buying a participation as OHAI would conduct if OHAI was investing directly in the loan. This difference may result in OHAI being exposed to greater credit risk with respect to such loans than OHAI expected when initially purchasing the participation.

Economic downturns or recessions could impair OHAI’s portfolio companies’ operations and ability to satisfy obligations to their respective lenders, including OHAI, which could negatively impact OHAI’s ability to pay dividends.

The conditions and overall strength of the international, national and regional economies, including interest rate fluctuations, changes in capital markets and changes in the prices of their primary commodities and products, generally affect OHAI’s portfolio companies. These factors could adversely impact the results of operations of OHAI’s portfolio companies.

OHAI’s portfolio companies may be susceptible to economic downturns or recessions and may be unable to satisfy financial covenants or to repay OHAI’s loans during these periods. Adverse economic conditions also may decrease the value of collateral securing OHAI’s loans and the value of OHAI’s equity investments. Economic downturns or recessions could lead to financial losses in OHAI’s portfolio and decreases in revenues, net income and assets. A portfolio company’s failure to satisfy financial or operating covenants imposed by OHAI or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on the assets securing such loans, which could trigger cross-defaults under other agreements and jeopardize OHAI’s portfolio company’s ability to meet its obligations under the debt securities that OHAI holds and adversely impacts the value of any equity securities OHAI owns. These events could temporarily or permanently reduce the fair value of certain of OHAI’s investments, prevent OHAI from making additional investments and harm OHAI’s operating results or ability to pay dividends.

Risks Relating to OHAI’s Business and Structure

OHAI operates in a highly competitive market for investment opportunities.

A number of entities compete with OHAI to make the types of investments that OHAI targets. OHAI competes with other BDCs, public and private investment funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Some of OHAI’s competitors are substantially larger and may have greater financial, technical and marketing resources than OHAI has. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to OHAI. In addition, some of OHAI’s competitors may have higher risk tolerances or different risk assessments than OHAI does, which could allow them to consider a wider variety of investments and establish more portfolio relationships than OHAI does. Furthermore, many of OHAI’s competitors are not subject to the regulatory restrictions that the 1940 Act and the Code impose on OHAI as a BDC and a RIC, respectively.

The competitive pressures OHAI faces may have a material adverse effect on OHAI’s business, financial condition and results of operations. As a result of this competition, OHAI may not be able to take advantage of attractive investment opportunities from time to time, and OHAI may not be able to identify and make investments that are consistent with OHAI’s investment objectives. If OHAI is unable to source attractive investments, OHAI may hold a greater percentage of OHAI’s assets in cash or operate with less leverage than anticipated, which could impact potential returns on OHAI’s portfolio.

OHAI does not seek to compete primarily based on the interest rates OHAI will offer, and OHAI believes that some of OHAI’s competitors may make loans with interest rates that will be comparable to or lower than the rates OHAI offers. OHAI may lose investment opportunities if OHAI does not match OHAI’s competitors’ pricing, terms and structure. However, if OHAI matches OHAI’s competitors’ pricing, terms and structure, OHAI may experience decreased net investment income and increased risk of credit loss.

OHAI is dependent upon senior management personnel of OHA and on OHA’s ability to hire and retain qualified personnel.

OHAI depends on OHA’s investment management team, for the identification, final selection, structuring, closing and monitoring of OHAI’s investments. OHA’s investment team is integral to OHAI’s asset management activities and has critical industry experience and relationships that OHAI relies on to implement OHAI’s business plan. OHAI’s future success depends on continued service to these investment team members and/or additional qualified personnel. The departure of any of the members of OHA’s investment team could have a material adverse effect on OHAI’s ability to achieve its investment objective. As a result, OHAI may not be able to operate its business as it expects, and its ability to compete could be harmed, which could cause its operating results to suffer.

OHAI’s business model depends to a significant extent upon strong referral relationships with financial sponsors, and the inability of OHA to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect OHAI’s business.

OHAI expects that OHA will maintain and develop its relationships with financial sponsors, and OHAI will rely to a significant extent upon these relationships to provide OHAI with potential investment opportunities. If OHA fails to maintain its existing relationships or develop new relationships with other sponsors or sources of investment opportunities, OHA will not be able to grow OHAI’s investment portfolio. In addition, individuals with whom OHA has relationships are not obligated to provide OHA with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for OHAI. If OHA is unable to source investment opportunities, OHAI may hold a greater percentage of OHAI’s assets in cash than anticipated, which could impact potential returns on OHAI’s portfolio.

There are significant potential conflicts of interest which could adversely impact OHAI’s investment returns.

OHAI’s executive officers and directors, and certain investment professionals of OHA, serve or may serve as officers, directors, principals or investment professionals of entities that operate in the same or a related line of business as OHAI does or of investment funds managed by OHAI’s affiliates. OHA and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment objectives or mandates that are similar, in whole and in part, to OHAI’s. Accordingly, such individuals and OHA may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of OHAI or OHAI’s stockholders. For example, the principals of OHA may face conflicts of interest in the allocation of investment opportunities to OHAI and such other funds.

OHA has adopted an investment allocation policy that governs the allocation of investment opportunities among the investment funds (including OHAI) that are managed by OHA and its affiliates. To the extent an investment opportunity is appropriate for OHAI or any other investment fund managed by OHA or its affiliates, OHA will adhere to its investment allocation policy in order to determine the allocation of such opportunity among the various investment funds. Although OHA’s investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, OHAI and OHAI’s stockholders could be adversely affected to the extent investment opportunities are allocated among OHAI and other investment vehicles managed or sponsored by, or affiliated with, investment professionals of OHA, OHAI’s executive officers and directors.

BDCs generally are not permitted to co-invest on a concurrent basis with certain affiliated entities in the absence of an exemptive order from the SEC. However, BDCs are permitted to and may simultaneously co-invest in transactions where price is the only negotiated point. In an order dated April 25, 2016, the SEC granted exemptive relief permitting OHAI, subject to the satisfaction of certain conditions, to co-invest in certain investment transactions with certain OHA affiliates where terms other than price are negotiated. OHAI believes this relief enhances OHAI’s ability to further OHAI’s investment objectives and strategy and may also increase favorable investment opportunities for OHAI, in part, by allowing OHAI to participate in larger investments, together with OHAI’s co-investment affiliates, than would be available to OHAI if such relief had not been obtained. However, there can be no assurance that such exemptive relief will permit OHAI to fully achieve these goals.

OHA’s investment allocation policy is also designed to manage and mitigate conflicts of interest associated with the allocation of investment opportunities if OHAI is able to co-invest, either pursuant to SEC interpretive positions or OHAI’s exemptive order, with other funds managed by OHA or its affiliates. Under the investment allocation policy, if OHAI is permitted to co-invest pursuant to an exemptive order, co-investments would be allocated pursuant to the conditions of the exemptive order.

Generally, for any initial allocation of a purchase under the investment allocation policy, if OHAI is able to co-invest pursuant to SEC interpretive positions or the SEC exemptive relief, a portion of each opportunity that is appropriate for OHAI and any affiliated fund will be offered to OHAI and such other affiliated fund and other participating portfolios as determined by OHA based on two inputs: (i) available cash (which includes available cash, unfunded capital commitments and, at the discretion of OHA, leverage) and (ii) maximum issuer sizes (which is determined at the discretion of OHA, taking into consideration account investment guidelines and other factors). Initial trade allocations may be adjusted by OHA in making a final allocation determination, including in cases where OHA is limited in its ability to allocate across all accounts. The outcome of any allocation determination may result in the allocation of all or none of an investment opportunity to OHAI, and there can be no assurance that OHAI will have an opportunity to participate in certain investments that fall within OHAI’s investment objectives.

Based on the foregoing methodology, accounts with higher available cash than OHAI has will generally have a higher initial allocation percentage to an investment. Likewise, an account with a larger maximum issuer size than OHAI is permitted to have under the RIC diversification requirements or other applicable law will generally have a higher initial allocation percentage to an investment.

OHA seeks to treat all clients fairly and equitably such that none receive preferential treatment over the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in allocations or may result in situations where certain funds receive allocations where others do not.

In addition, because OHAI expects to make investments alongside other investment funds, accounts and other investment vehicles managed by OHA, consistent with existing regulatory guidance and OHA’s allocation procedures, OHAI may subsequently be prohibited by the 1940 Act from re-negotiating the terms of such co-investments, including with respect to granting loan waivers or concessions or in connection with a restructuring, reorganization or similar transaction involving the portfolio company, to the extent that other investment funds, accounts or other investment vehicles managed by OHA continue to hold such investments at the time. As a result, OHAI may have to sell such investments at such time in order to avoid violating the 1940 Act or otherwise not participate in the re-negotiation of the terms of such co-investments, which may result in investment losses or lost opportunities to generate additional income, or may otherwise negatively impact OHAI.

OHAI may need to raise additional capital to grow because OHAI must distribute most of OHAI’s income.

OHAI must distribute at least 90% of OHAI’s investment company taxable income to OHAI’s stockholders to maintain OHAI’s RIC status and such distributions will not be available to fund new investments. OHAI may need additional capital to fund growth in OHAI’s investments. A reduction in the availability of new capital could limit OHAI’s ability to grow. OHAI expects to borrow from financial institutions and may, if warranted by market conditions and in the best interests of OHAI’s stockholders, issue additional debt and equity securities. If OHAI fails to obtain funds from such sources or from other sources to fund OHAI’s investments, it could limit

OHAI’s ability to grow, which may have an adverse effect on the value of OHAI’s securities. In addition, as a BDC, OHAI’s ability to borrow or issue preferred stock may be restricted if OHAI’s total assets are less than 150% of OHAI’s total borrowings and preferred stock (subject to the changes to OHAI’s asset coverage requirements discussed above).

OHAI’s ability to secure additional financing and satisfy OHAI’s financial obligations under indebtedness outstanding from time to time will depend upon OHAI’s future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond OHAI’s control. The prolonged continuation or worsening of current economic and capital market conditions could have a material adverse effect on OHAI’s ability to secure financing on favorable terms, if at all.

If OHAI is unable to obtain debt capital, then OHAI’s equity investors will not benefit from the potential for increased returns on equity resulting from leverage to the extent that OHAI’s investment strategy is successful, and OHAI may be limited in OHAI’s ability to make new commitments or fundings to OHAI’s portfolio companies.

Failure to further extend OHAI’s Credit Facility could also have a material adverse effect on OHAI’s results of operations and financial position and OHAI’s ability to pay expenses and make distributions.

In September 2016, OHAI entered into a Credit Agreement (the “OHAI Credit Facility”) with Midcap Financial Trust, as administrative agent. The OHAI Credit Facility, which was scheduled to mature on March 9, 2018, was subsequently extended to September 9, 2018, as permitted under the existing Credit Agreement. On September 7, 2018, OHAI entered into an amendment to extend the maturity date of the OHAI Credit Facility to September 9, 2019, which can be extended for an additional six-month period at OHAI’s option. On August 5, 2019, OHAI exercised its option to extend the OHAI Credit Facility through March 9, 2020. If the participating lenders do not renew or further extend the OHAI Credit Facility, the outstanding principal balance on that date will be due and payable. If OHAI is unable to further extend OHAI’s current OHAI Credit Facility or find a new source of borrowing on acceptable terms, OHAI will be required to pay down the amounts outstanding under the current OHAI Credit Facility through one or more of the following: (1) available cash balances, (2) principal collections on OHAI’s securities pledged under the facility, (3) at OHAI’s option, interest collections on OHAI’s securities pledged under the facility, or (4) possible liquidation of some or all of OHAI’s loans and other assets, any of which could have a material adverse effect on OHAI’s results of operations and financial position and may force OHAI to decrease or stop paying certain expenses and/or making distributions to stockholders until amounts outstanding under the OHAI Credit Facility are repaid. In addition, OHAI’s stock price could decline significantly, OHAI would be restricted in OHAI’s ability to acquire new investments and OHAI’s independent registered public accounting firm could raise an issue as to OHAI’s ability to continue as a going concern.

Any failure on OHAI’s part to maintain OHAI’s status as a BDC would reduce OHAI’s operating flexibility.

The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs may not acquire any “non-qualifying asset” unless at the time of such acquisition at least 70% of their total assets are invested in specified types of qualifying assets, primarily in private companies or small U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against OHAI and/or expose OHAI to claims of private litigants. In addition, if OHAI fails to maintain OHAI’s qualification as a BDC, OHAI may be subject to substantially greater regulation under the 1940 Act as a registered closed-end investment company. Compliance with such regulations would significantly decrease OHAI’s operating flexibility and could significantly increase OHAI’s costs of doing business.

Regulations governing OHAI’s operation as a BDC affect OHAI’s ability to raise, and the way in which OHAI raises, additional capital. As a BDC, the necessity of raising additional capital may expose OHAI to risks, including the typical risks associated with leverage.

Under the provisions of the 1940 Act, OHAI is currently permitted, as a BDC, to issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which OHAI refers to collectively as “senior securities,” in amounts such that OHAI’s asset coverage, as defined in the 1940 Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of OHAI’s assets declines, OHAI may be unable to satisfy the relevant asset coverage requirements and, as a result, OHAI will be limited in OHAI’s ability to use debt capital to finance OHAI’s operations. Also, any amounts that OHAI uses to service OHAI’s indebtedness would not be available for distributions to OHAI’s common stockholders. Furthermore, as a result of issuing senior securities, OHAI would also be exposed to typical risks associated with leverage, including an increased risk of loss. As of June 30, 2019, OHAI had $30.0 million outstanding and $4.0 million availability for borrowing under the OHAI Credit Facility.

If OHAI issues preferred stock, the preferred stock would rank “senior” to common stock in OHAI’s capital structure, preferred stockholders would generally vote together with common stockholders but would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of OHAI’s common stockholders, and the issuance of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of OHAI’s common stock or otherwise be in stockholders’ best interest.

As a BDC, OHAI is not generally able to issue and sell OHAI’s common stock at a price below net asset value per share. OHAI may, however, sell OHAI’s common stock at a price below the then-current net asset value per share of OHAI’s common stock if the OHAI Board determines that such sale is in the best interests of OHAI and its stockholders, and OHAI’s stockholders approve such sale. In any such case, the price at which OHAI’s securities are to be issued and sold may not be less than a price that, in the determination of the OHAI Board, closely approximates the market value of such securities (less any distributing commission or discount). If OHAI raises additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, OHAI’s common stock, then the percentage ownership of OHAI’s stockholders at that time will decrease, and stockholders might experience dilution. This dilution would occur as a result of a proportionately greater decrease in a stockholder’s interest in OHAI’s earnings and assets and voting interest in OHAI than the increase in OHAI’s assets resulting from such issuance. Because the number of future shares of common stock that may be issued below OHAI’s net asset value per share and the price and timing of such issuances are not currently known, OHAI cannot predict the actual dilutive effect of any such issuance. OHAI cannot determine the resulting reduction in OHAI’s net asset value per share of any such issuance. OHAI also cannot predict whether shares of OHAI’s common stock will trade above, at or below OHAI’s net asset value in the future.

OHAI also may make rights offerings to OHAI’s stockholders at prices less than net asset value, subject to applicable requirements of the 1940 Act. If OHAI raises additional funds by issuing more shares of OHAI’s common stock or issuing senior securities convertible into, or exchangeable for, OHAI’s common stock, the percentage ownership of OHAI’s stockholders may decline at that time and such stockholders may experience dilution. Moreover, OHAI can offer no assurance that OHAI will be able to issue and sell additional equity securities in the future, on terms favorable to OHAI or at all.

OHAI borrows money, which magnifies the potential for loss on amounts invested and may increase the risk of investing in OHAI.

The use of leverage magnifies the potential for loss on amounts invested and, therefore, increases the risks associated with investing in our securities. As of June 30, 2019, OHAI had $30.0 million outstanding under the OHAI Credit Facility. OHAI may borrow from and issue senior debt securities to banks, insurance companies and other lenders in the future. Lenders of these senior securities, including the OHAI Credit Facility, will have fixed dollar claims on our assets that are superior to the claims of our stockholders, and OHAI would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had OHAI not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had OHAI not borrowed. Such a decline could also negatively affect our ability to make distribution payments on our common stock. Leverage is generally considered a speculative investment technique. OHAI’s ability to service any debt that OHAI incurs will depend largely on OHAI’s financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, as the management fee payable to OHA is payable based on OHAI’s gross assets, including those assets acquired through the use of leverage, OHA has a financial incentive to incur leverage which may not be consistent with OHAI’s stockholders’ interests. In addition, OHAI’s stockholders bear the burden of any increase in OHAI’s expenses as a result of leverage, including any increase in the management fee payable to OHA. The amount of leverage that OHAI employs depends on OHA’s and OHAI Board’s assessment of market and other factors at the time of any proposed borrowing. OHAI cannot assure you that OHAI will be able to obtain credit at all or on terms acceptable to OHAI.

As a BDC, OHAI generally is required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of OHAI’s borrowings and any preferred stock that OHAI may issue in the future, of at least 150% (subject to the additional limitations imposed by the OHAI Credit Facility). OHAI is separately subject to a debt to tangible net worth ratio of not more than 1.00 to 1.00 (200% minimum asset coverage) with respect to certain provisions of the OHAI Credit Facility. If OHAI’s asset coverage declines below OHAI’s 150% asset coverage ratio, OHAI will not be able to incur additional debt and could be required to sell a portion of OHAI’s investments to repay some debt when it is otherwise disadvantageous for OHAI to do so. This could have a material adverse effect on OHAI’s operations, and OHAI may not be able to make distributions. The amount of leverage that OHAI employs will depend on OHA’s and the OHAI Board’s assessment of market and other factors at the time of any proposed borrowing. OHAI cannot assure you that OHAI will be able to obtain credit at all or on terms acceptable to OHAI.

The following table illustrates the effect of leverage on returns from an investment in OHAI’s common stock as of June 30, 2019, assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on OHAI’s Portfolio (Net of Expenses)(1)	-10%	-5%	0	5%	10%
Corresponding return to common stockholder(2)	-36%	-27%	-17%	-8%	1%
(1)	The assumed portfolio return is required by SEC regulations and is not a prediction of, and does not represent, OHAI’s projected or actual performance. Actual returns may be greater or less than those appearing in the table. Pursuant to SEC regulations, this table is calculated as of June 30, 2019. As a result, it has not been updated to take into account any changes in assets or leverage since such date.
(2)	Assumes $80.3 million in total assets, $30.0 million in debt outstanding and $37.0 million in net assets as of as of June 30, 2019 and a weighted average interest rate of 7.44% as of June 30, 2019. The returns to common stockholder assume OHAI does not reinvest $2.8 million of cash and cash equivalents on OHAI’s balance sheet as of June 30, 2019.

Based on OHAI’s outstanding indebtedness of $30.0 million as of June 30, 2019 and the weighted average interest rate of 7.44% as of that date, OHAI’s investment portfolio would have been required to experience an annual return of at least 3.4% to cover annual interest payments on the outstanding debt.

Substantially all of OHAI’s assets are subject to security interests under the OHAI Credit Facility, and if OHAI defaults on OHAI’s obligations under the OHAI Credit Facility, OHAI may suffer adverse consequences, including foreclosure on OHAI’s assets.

As of June 30, 2019, substantially all of OHAI’s assets were pledged as collateral under the OHAI Credit Facility. If OHAI defaults on its obligations under this facility, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests. In such event, OHAI may be forced to sell its investments to raise funds to repay OHAI’s outstanding borrowings in order to avoid foreclosure and these forced sales may be at times and at prices OHAI would not consider advantageous. Moreover, such deleveraging could significantly impair OHAI’s ability to effectively operate its business in the manner in which OHAI has historically operated. As a result, OHAI could be forced to curtail or cease new investment activities and lower or eliminate the dividends that OHAI has historically paid to OHAI’s stockholders.

It is likely that the terms of any current or future long-term credit facility OHAI may enter into in the future could constrain OHAI’s ability to grow OHAI’s business.

Under the OHAI Credit Facility, current lenders have, and any future lender or lenders may have, fixed dollar claims on OHAI’s assets that are senior to the claims of OHAI’s stockholders and, thus, will have a preference over OHAI’s stockholders with respect to OHAI’s assets in the collateral pool.

The OHAI Credit Facility also subjects OHAI to various financial and operating covenants. For example, the OHAI Credit Facility requires OHAI to maintain debt to tangible net worth ratio, as defined in the credit agreement, of not more than 1.00 to 1.00 as determined on the last day of the month. If this ratio exceeds 1.00 to 1.00, OHAI may not be able to incur additional debt, which could have a material adverse effect on OHAI’s operations, and OHAI may not be able to make distributions to OHAI’s stockholders. Future credit facilities and borrowings will likely subject OHAI to similar or additional covenants.

The OHAI Credit Facility generally contains customary default provisions such as a debt to tangible net worth ratio, debt to fair market value ratio and a restriction on changing OHAI’s business. An event of default under the OHAI Credit Facility would likely result in, among other things, termination of the availability of further funds under the OHAI Credit Facility and accelerated maturity dates for all amounts outstanding under the OHAI Credit Facility, which would likely disrupt OHAI’s business and, potentially, the business of the portfolio companies whose loans OHAI finances through the OHAI Credit Facility. This could reduce OHAI’s investment income and, by delaying any cash payment allowed to OHAI under the OHAI Credit Facility until the lenders have been paid in full, reduce OHAI’s liquidity and cash flow and impair OHAI’s ability to grow its business and maintain its status as a RIC.

OHAI is exposed to risks associated with changes in interest rates.

Since OHAI borrows money to make investments, OHAI’s net investment income will depend, in part, upon the difference between the rate at which OHAI borrows funds and the rate at which OHAI invests those funds. As a result, a significant change in market interest rates may have a material adverse effect on OHAI’s net investment income. In periods of rising interest rates, OHAI’s cost of funds would increase, except to the extent OHAI issues fixed rate debt or preferred stock, which could reduce OHAI’s net investment income. OHAI may use interest rate risk management techniques in an effort to limit OHAI’s exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

In addition, a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to OHAI’s debt investments over time. Interest rate fluctuations may have a substantial negative impact on OHAI’s investments, the value of OHAI’s common stock and OHAI’s rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments or a reduction in the spread between the interest rates on OHAI’s investments and the interest rates payable on OHAI’s borrowings could have an adverse impact on OHAI’s net investment income. In addition, a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to OHAI’s debt investments over time. There is a risk that the portfolio companies in which OHAI holds floating rate debt investments will be unable to pay escalating interest amounts if general interest rates rise, resulting in a default under OHAI’s investment. In addition, increasing payment obligations under floating rate loans may cause OHAI’s portfolio companies to refinance or otherwise repay OHAI’s loans prior to maturity. An increase in interest rates would make it easier for OHAI to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to OHA with respect to OHAI’s pre-incentive fee net investment income. Also, an increase in interest rates available to investors could make investment in OHAI’s common stock less attractive if OHAI is not able to increase its dividend rate, which could reduce the market value of OHAI’s common stock.

OHAI’s fee arrangement may create incentives for OHA that are not fully aligned with the interests of OHAI’s stockholders and may induce OHA to pursue speculative investments.

Pursuant to the terms of the Investment Advisory Agreement with OHA, OHAI pay base management and incentive fees to OHA. The base management fee is based on OHAI’s average adjusted gross assets and the incentive fee is computed and paid on income, both of which include leverage. As a result, investors in OHAI’s common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because the base management fee is based on OHAI’s average adjusted gross assets, OHA benefits when OHAI incurs debt or use leverage. In addition, the incentive fee payable to OHA is calculated based on a percentage of OHAI’s return on invested capital. This may encourage OHA to use leverage to increase the return on OHAI’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of OHAI’s common stock and the amount of distributions OHAI makes to stockholders.

In addition, OHA receives the incentive fee based, in part, upon net capital gains realized on OHAI’s investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, OHA may have a tendency to invest more of OHAI’s capital in investments that are likely to result in capital gains as compared to income producing securities. Moreover, for the purpose of calculating OHA’s capital gains incentive fee, any gains and losses associated with OHAI’s investment portfolio as of September 30, 2014 are excluded. As the capital gains fee is not payable by OHAI to OHA with respect to any legacy investments, OHA may be incented to dispose of those investments with the aim of substituting them with assets for which a capital gains fee would be payable. These incentives could result in OHAI’s investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns or result in OHAI exiting an investment sooner than that which would have otherwise been optimal for OHAI.

The incentive fee payable by OHAI to OHA also may induce OHA to invest on OHAI’s behalf in instruments that have a deferred interest feature, even if such deferred payments would not provide cash necessary to enable OHAI to pay current distributions to OHAI’s stockholders. Under these investments, OHAI would accrue interest over the life of the investment but would not receive the cash income from the investment until the end of the term. OHAI’s net investment income used to calculate the income portion of the incentive fee, however, includes accrued interest. Thus, a portion of this incentive fee would be based on income that OHAI has not yet received in cash. In addition, the “catch-up” portion of the incentive fee may encourage OHA to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and distribution amounts.

OHAI may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent OHAI so invests, will bear its ratable share of any such investment company’s expenses, including management and performance fees. OHAI will also remain obligated to pay management and incentive fees to OHA with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of OHAI’s stockholders will bear his or her share of the management and incentive fee of OHA as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which OHAI invests.

OHAI may be obligated to pay OHA an incentive fee based on income even if OHAI incurs a loss.

OHA is entitled to an incentive fee based on income for each fiscal quarter in an amount equal to a percentage of the excess of OHAI’s pre-incentive fee net investment income for that quarter (before deducting incentive compensation) above a performance threshold for that quarter. Since the performance threshold is based on a percentage of OHAI’s net asset value, decreases in OHAI’s net asset value reduce the performance threshold required for OHA to earn an incentive fee based on income. OHAI’s pre-incentive fee net investment income for purposes of calculating the incentive fee excludes realized and unrealized capital losses or depreciation that OHAI may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on OHAI’s statement of operations for that quarter. Thus, OHAI may be required to pay OHA an incentive fee for a fiscal quarter even if there is a decline in the value of OHAI’s portfolio or OHAI incurs a net loss for that quarter.

Under the terms of OHAI’s investment advisory agreement, OHAI may have to pay capital gain incentive fees to OHA in periods in which OHAI has incurred a net realized loss on the sale of OHAI’s investments.

Pursuant to the terms of OHAI’s investment advisory agreement, any gains and losses associated with OHAI’s investment portfolio as of September 30, 2014, or the legacy portfolio, are excluded from the capital gains fee calculation. As a result, we may have to pay OHA a capital gains incentive fee in periods in which we have incurred a net realized loss on the sale of OHAI’s investments to the extent that some or all of the realized losses relate to the legacy portfolio.

OHAI will become subject to corporate-level income tax if OHAI is unable to maintain OHAI’s qualification as a RIC under Subchapter M of the Code.

Although OHAI has elected to be treated as a RIC under Subchapter M of the Code, no assurance can be given that OHAI will be able to maintain OHAI’s RIC status. To maintain RIC tax treatment under the Code, OHAI must meet the following annual distribution, income source and asset diversification requirements.

•	The annual distribution requirement for a RIC will be satisfied if OHAI distributes to OHAI’s stockholders on an annual basis at least 90% of OHAI’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because OHAI uses debt financing, OHAI is subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under credit agreements, that could, under certain circumstances, restrict OHAI from making distributions necessary to satisfy the distribution requirement. If OHAI is unable to obtain cash from other sources, OHAI could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

•	The income source requirement will be satisfied if OHAI obtains at least 90% of its income for each year from distributions, interest, gains from the sale of stock or securities or similar sources.
•	The asset diversification requirement will be satisfied if OHAI meets certain asset diversification requirements at the end of each quarter of OHAI’s taxable year. Failure to meet those requirements may result in OHAI’s having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of OHAI’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If OHAI fails to qualify for RIC tax treatment for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce OHAI’s net assets, the amount of income available for distribution and the amount of OHAI’s distributions. Such a failure would have a material adverse effect on OHAI, the net asset value of OHAI’s common stock and the total return, if any, obtainable from an investment in OHAI’s common stock.

OHAI may have difficulty satisfying the annual distribution requirement in order to qualify and maintain RIC status if OHAI recognizes income before or without receiving cash representing such income.

In accordance with generally accepted accounting principles, or GAAP, and tax requirements, OHAI includes in income certain amounts that OHAI has not yet received in cash, such contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term. The increases in loan balances as a result of contractual PIK arrangements are included in income for the period in which such PIK interest was accrued, which is typically in advance of receiving cash payment, and are separately identified on OHAI’s statements of cash flows. In addition, certain loans may also include any of the following: end-of-term payments, “make whole” interest or dividend provisions, exit fees, balloon payment fees or prepayment fees, which may require OHAI to include certain amounts in income prior to receiving the related cash.

Since in certain cases OHAI may recognize income before or without receiving cash representing such income, OHAI may have difficulty meeting the RIC tax requirement to distribute at least 90% of OHAI’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Under such circumstances, OHAI may have to sell some of OHAI’s investments at times OHAI would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If OHAI is unable to obtain cash from other sources and are otherwise unable to satisfy such distribution requirements, OHAI may fail to qualify for the federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level income tax on all OHAI’s income.

The failure in cyber-security systems, as well as the occurrence of events unanticipated in OHAI’s disaster recovery systems and management continuity planning, could impair OHAI’s ability to conduct business effectively.

The occurrence of a disaster such as a cyber attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in OHAI’s disaster recovery systems, or a support failure from external providers, could have an adverse effect on OHAI’s ability to conduct business and on OHAI’s results of operations and financial condition, particularly if those events affect OHAI’s computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of OHAI’s OHA personnel were unavailable in the event of a disaster, OHAI’s ability to effectively conduct OHAI’s business could be severely compromised.

OHAI depends heavily upon computer systems to perform necessary business functions. Despite OHAI’s implementation of a variety of security measures, OHAI’s computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, OHAI may experience threats to OHAI’s data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, OHAI’s computer systems and networks, or otherwise cause interruptions or malfunctions in OHAI’s operations, which could result in damage to OHAI’s reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

OHAI are highly dependent on information systems and systems failures could significantly disrupt OHAI’s business, which may, in turn, negatively affect the market price of OHAI’s common stock and OHAI’s ability to pay distributions.

OHAI’s business is highly dependent on third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in OHAI’s activities. OHAI’s financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond OHAI’s control and adversely affect OHAI’s business. There could be:

•	sudden electrical or telecommunications outages;
•	natural disasters such as earthquakes, tornadoes and hurricanes;
•	disease pandemics;
•	events arising from local or larger scale political or social matters, including terrorist acts; and
•	cyber attacks.

These events, in turn, could have a material adverse effect on OHAI’s operating results and negatively affect the market price of OHAI’s common stock and OHAI’s ability to pay distributions to OHAI’s stockholders.

The OHAI Board may change OHAI’s investment objectives, operating policies and strategies without prior notice or stockholder approval.

The OHAI Board has the authority to modify or waive OHAI’s investment objectives, operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, OHAI may not change the nature of OHAI’s business so as to cease to be, or withdraw OHAI’s election as, a BDC. OHAI cannot predict the effect any changes to OHAI’s current investment objectives, operating policies and strategies would have on OHAI’s business, operating results and value of OHAI’s stock. Nevertheless, the effects may adversely affect OHAI’s business and impact OHAI’s ability to make distributions.

Changes in laws or regulations governing OHAI’s operations or the operations of OHAI’s portfolio companies may adversely affect OHAI’s business.

Changes in or uncertainty regarding laws or regulations, or the interpretations of the laws and regulations, which govern BDCs, RICs or non-depository commercial lenders could significantly affect OHAI’s operations and OHAI’s cost of doing business. OHAI is subject to federal, state and local laws and regulations and is subject to judicial and administrative decisions that affect OHAI’s operations, including OHAI’s loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures and other trade practices. If these laws, regulations or decisions change, or if OHAI expands its business into jurisdictions that have adopted more stringent requirements than those in which OHAI currently conducts business, then OHAI may have to incur significant expenses in order to comply or OHAI may have to restrict its operations. In addition, if OHAI does not comply with applicable laws, regulations and decisions, then OHAI may lose licenses needed for the conduct of its business and be subject to civil fines and criminal penalties, any of which could have a material adverse effect upon its business results of operations or financial condition. Similarly changes in or uncertainty regarding laws and regulations (or the interpretation of such laws and regulations) which govern OHAI’s portfolio companies could adversely affect their operations and cost of doing business which in turn could adversely affect their ability to make payments to OHAI and adversely affect OHAI’s financial condition and results of operations.

In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact OHAI’s business or the business of OHAI’s portfolio companies.

OHA can resign upon 60 days’ notice, and OHAI may not be able to find a suitable replacement within that time, resulting in a disruption in OHAI’s operations that could adversely affect OHAI’s financial condition, business and results of operations.

OHA has the right, under both OHAI’s investment advisory agreement and OHAI’s administration agreement, to resign at any time upon 60 days’ written notice, whether OHAI has found a replacement or not. If OHA resigns, OHAI may not be able to find a new investment advisor or new administrator, as applicable, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If OHAI is unable to do so quickly, OHAI’s operations are likely to experience a disruption, OHAI’s financial condition, business and results of operations as well as OHAI’s ability to pay distributions are likely to be adversely affected, and the market price of OHAI’s shares may decline. In addition, the coordination of OHAI’s internal management and investment or administration activities, as applicable, is likely to suffer if OHAI is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by OHA and its affiliates. Even if OHAI are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with OHAI’s investment objective may result in additional costs and time delays that may adversely affect OHAI’s financial condition, business and results of operations.

Risks Relating to an Investment in OHAI’s Securities

OHAI’s shares currently trade at a substantial discount from net asset value and may continue to do so over the long term.

Shares of closed-end investment companies, including BDCs, frequently trade at a market price that is less than the net asset value that is attributable to those shares. The possibility that shares of OHAI’s common stock will trade at a substantial discount from net asset value over the long term is separate and distinct from the risk that OHAI’s net asset value will decrease. Although OHAI cannot predict whether shares of OHAI’s common stock will trade above, at or below OHAI’s net asset value, OHAI’s common stock has consistently traded below OHAI’s net asset value since the fourth quarter of 2008. When OHAI’s common stock trades below its net asset value, OHAI is generally not able to issue additional shares of OHAI’s common stock at its market price without first obtaining the approval for such issuance from OHAI’s stockholders and OHAI’s independent directors. Any offering of OHAI’s common stock that requires stockholder approval must occur, if at all, within one year after receiving such stockholder approval. If additional funds are not available to OHAI, OHAI could be forced to curtail or cease OHAI’s new lending and investment activities, and OHAI’s net asset value could decrease and OHAI’s level of distributions could be impacted.

OHAI’s common stock price may be volatile and may decrease substantially.

The trading price of OHAI’s common stock may fluctuate substantially. The price of OHAI’s common stock that will prevail in the market may be higher or lower than the price you pay, depending on many factors, some of which are beyond OHAI’s control and may not be directly related to OHAI’s operating performance. These factors include the following:

•	price and volume fluctuations in the overall stock market or in securities of BDCs from time to time;
•	investor demand for OHAI’s shares;
•	exclusion of OHAI’s common stock from certain market indices which could reduce the ability of certain investment funds to own OHAI’s common stock;
•	changes in regulatory policies or tax guidelines with respect to RICs and BDCs;
•	the loss of RIC status;
•	actual or anticipated changes in OHAI’s earnings or fluctuations in OHAI’s operating results;
•	any shortfall in revenue or net investment income or any increase in losses from levels expected by stockholders or securities analysts;
•	changes in accounting guidelines governing valuation of OHAI’s investments;
•	changes, or perceived changes, in the value of OHAI’s portfolio investments;

•	departures of OHA’s key personnel;
•	operating performance of companies comparable to us; and
•	general economic conditions and trends and other external factors.

In the past, following periods of volatility in the market price of a company’s securities or for other reasons, securities class action litigation has been brought against that company. Due to the potential volatility of OHAI’s stock price or for other reasons, OHAI may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from OHAI’s business.

OHAI’s stockholders may not receive distributions, OHAI’s distributions may not grow over time or a portion of OHAI’s distributions may be a return of capital.

OHAI intends to make distributions on a quarterly basis to its stockholders out of assets legally available for distribution. OHAI cannot assure you that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. OHAI’s ability to pay distributions may be adversely affected by the impact of one or more of the risk factors described herein. In addition, due to the asset coverage test applicable to OHAI as a BDC, OHAI may be prohibited in OHAI’s ability to make distributions in certain limited circumstances. OHAI cannot assure you that you will receive distributions at a particular level or at all.

If OHAI’s distributions exceed OHAI’s taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be characterized as a return of capital to OHAI’s stockholders. To the extent there is a return of capital, stockholders will be required to reduce their basis in OHAI’s stock for U.S. federal income tax purposes, resulting in a higher reported capital gain or lower reported capital loss when those shares of OHAI’s common stock are sold or otherwise disposed of. Under the current OHAI Credit Facility, OHAI is limited to distributing no more than 110% of OHAI’s taxable income for that tax year.

COMPARATIVE FEES AND EXPENSES

Comparative Fees and Expenses Relating to the Merger

The following tables are intended to assist you in understanding the costs and expenses that an investor in the common stock of PTMN or OHAI bears directly or indirectly, and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by the combined company in the first year following the Merger. PTMN and OHAI caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you,” “PTMN” or “OHAI,” stockholders will indirectly bear such fees or expenses as investors in PTMN or OHAI, as applicable.

	Actual				Pro Forma
Stockholder transaction expenses	PTMN (acquiring fund	)	OHAI (target fund	)
Sales load (as a percentage of offering price)	None	(1)	None	(1)	None	(1)
Offering expenses (as a percentage of offering price)	None	(1)	None	(1)	None	(1)
Dividend reinvestment plan expenses	None	(2)	None	(2)	None	(1)
Total stockholder transaction expenses (as a percentage of offering price)	None		None		None
	Actual		Pro Forma
Estimated annual expenses (as a percentage of net assets attributable to common stock):(3)	PTMN (acquiring fund)	OHAI (target fund)
Base management fees(4)	2.95%	3.19%	2.90%
Incentive fees(5)	0.00%	0.12%	0.21%
Interest payments on borrowed funds(6)	5.70%	6.39%	5.57	%(9)
Other expenses(7)	7.67%	8.27%	3.71%
Acquired fund fees and expenses	0.00%	—	0.00%
Total annual expenses(8)	16.32%	17.98%	12.39%
*	Represents an amount less than 0.1%.
(1)	Purchases of shares of common stock of PTMN or OHAI on the secondary market are not subject to sales charges, but may be subject to brokerage commissions or other charges. The table does not include any sales load (underwriting discount or commission) that stockholders may have paid in connection with their purchase of shares of PTMN Common Stock or OHAI Common Stock in a prior underwritten offering or otherwise.
(2)	The estimated expenses associated with the respective distribution reinvestment plans are included in “Other expenses.”
(3)	“Consolidated net assets attributable to common stock” equals net assets at June 30, 2019. For the pro forma columns, the combined net assets of PTMN on a pro forma basis as of June 30, 2019, were used. See “Unaudited Selected Pro Forma Consolidated Financial Data” for more information.
(4)	For the period from the date of PTMN’s Investment Advisory Agreement (the “Effective Date”) through June 30, 2019, the end of the first calendar quarter after the Effective Date, PTMN’s base management fee was calculated at an annual rate of 1.50% of PTMN’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequently, the base management fee will be 1.50% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the base management fee will be 1.00% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of PTMN’s net asset value at the end of the most recently completed calendar quarter. OHAI’s base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of its total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to its election to be taxed as a RIC under the Code), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum.
(5)	PTMN’s incentive fee consists of two parts: (1) a portion based on PTMN’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on PTMN’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”). The Income-Based Fee will be 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee will be 17.50%. OHAI’s incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on its pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that OHAI receives from portfolio companies) accrued during the fiscal quarter, minus its operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that OHAI has not yet received in cash. Accordingly, OHAI may pay an incentive fee based partly on accrued investment income, the collection of which is uncertain or deferred. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of OHAI’s net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which OHAI’s pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of OHAI’s pre-incentive fee net investment income for any fiscal quarter in which OHAI’s pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of OHAI’s pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets. The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of OHAI’s investment advisory agreement, as of the termination date). The capital gains incentive fee is equal to 20% of OHAI’s cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of OHAI’s cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains incentive fee, any gains and losses associated with OHAI’s investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation. The figure in the table for OHAI assumes an estimated capital gains incentive fee of approximately $46,000 and will be payable to OHA on the earlier of December 31, 2019 or the closing date of the Merger.

(6)	The figure in the table for PTMN is derived by annualizing the actual second quarter 2019 borrowing costs of PTMN and that the annualized weighted average borrowing costs under all of its financing facilities, including amortized costs and expenses, is 7.05%. The figure in the table for OHAI assumes it borrows $30.0 million under the OHAI Credit Facility as of June 30, 2019 and that the annualized weighted average borrowing costs under the financing facilities, including amortized costs and expenses, is 7.89%. Because the total assumed borrowing ($30.0 million) represents 81.38% of its average net assets for the six months ended June 30, 2019 ($36.9 million), the borrowing cost as a percentage of net assets set forth in the table above is 6.39% (or 35.81% of 17.86%).
(7)	In the case of PTMN, other expenses include insurance, accounting, legal and auditing fees and state franchise taxes, as well as the reimbursement of the compensation of administrative personnel and fees payable to PTMN’s directors who do not also serve in an executive officer capacity for PTMN or Sierra Crest. The percentage presented in the table does not include a non-recurring lease impairment charge of approximately $1.4 million, and reflects actual amounts incurred during the three months ended June 30, 2019 on an annualized basis. In the case of OHAI, other expenses include accounting, legal and auditing fees and excise and state taxes, as well as the reimbursement of the compensation of administrative personnel and fees payable to OHAI’s independent directors. The amount presented in the table reflects actual amounts incurred during the three months ended June 30, 2019, excluding costs related to the strategic alternative review process.
(8)	“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. PTMN and OHAI borrow money to leverage and increase their total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The percentage presented in the table does not include a non-recurring lease impairment charge of approximately $1.4 million, and reflects actual amounts incurred during the three months ended June 30, 2019 on an annualized basis.
(9)	This is based on the assumption that borrowings and interest costs after the Merger will remain the same as those costs prior to the Merger. PTMN expects over time that as a result of additional investment purchases, and in turn, additional borrowings on the financing facilities after the Merger, the combined company’s interest payments on borrowed funds may be more than the amounts estimated in the Unaudited Pro Forma Combined Statement of Operations of the Merger and, accordingly, that estimated total expenses may be different than as reflected in the Unaudited Pro Forma Combined Statement of Operations of the Merger for the three months ended June 30, 2019. However, the actual amount of leverage employed at any given time cannot be predicted.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in PTMN, OHAI or the combined company’s common stock following the Merger on a pro forma basis. In calculating the following expense amounts, each of PTMN and OHAI has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. Calculations for the pro forma combined company following the Merger assume that the Merger closed on June 30, 2019 and that the leverage and operating expenses of PTMN and OHAI remain at the levels set forth in the tables above. Transaction expenses related to the Merger are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
PTMN, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$163	$436	$651	$1,008
OHAI, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$180	$514	$817	$1,458

PTMN, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$172	$455	$674	$1,026
OHAI, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$190	$524	$827	$1,468
	1 year	3 years	5 years	10 years
Pro forma combined company following the Merger
You would pay the following expenses on a $1,000 investment:
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$122	$340	$527	$891
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$130	$361	$556	$921

The foregoing tables are to assist you in understanding the various costs and expenses that an investor in PTMN, OHAI or, following the Merger, the combined company’s common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, performance of PTMN, OHAI, and the combined company will vary and may result in a return greater or less than 5%. The incentive fee under each of PTMN’s Investment Advisory Agreement and OHAI’s investment advisory agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above in the example where there is no return from net realized capital gains, and thus are not included in those examples. Under each of PTMN’s Investment Advisory Agreement and OHAI’s Investment Advisory Agreement, no incentive fee would be payable if PTMN, OHAI or the combined company, as applicable, has a 5% annual return with no capital gains, however, there would be incentive fees payable in the examples where the entire return is derived from realized capital gains. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under the relevant dividend reinvestment plan may occur at a price per share that differs from net asset value. See “Portman Ridge Finance Corporation Dividend Reinvestment Plan” and “OHA Investment Corporation Dividend Reinvestment Plan” for additional information regarding PTMN’s and OHAI’s dividend reinvestment plan, respectively.

The example and the expenses in the table above should not be considered a representation of PTMN’s, OHAI’s, or, following the Merger, the combined company’s, future expenses, and actual expenses may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements that constitute forward-looking statements, which relate to PTMN, OHAI or, following the Merger, the combined company, regarding future events or the future performance or future financial condition of PTMN, OHAI or, following the Merger, the combined company. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about PTMN, OHAI or, following the Merger, the combined company, their industry and their respective beliefs and assumptions. The forward-looking statements contained in this proxy statement/prospectus involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including:

•	the ability of the parties to consummate the Merger described in this proxy statement/prospectus on the expected timeline, or at all;
•	the failure of OHAI Stockholders to approve the Merger Proposal;
•	the ability to realize the anticipated benefits of the proposed Merger;
•	the effects of disruption on the business of PTMN and OHAI from the proposed Merger;
•	the effect that the announcement or consummation of the Merger may have on the trading price of PTMN Common Stock;
•	the combined company’s plans, expectations, objectives and intentions, as a result of the Merger;
•	any potential termination of the Merger Agreement or action of OHAI Stockholders with respect to any proposed transaction;
•	changes in PTMN’s and/or OHAI’s NAV in the future;
•	PTMN’s and OHAI’s future operating results;
•	PTMN’s and OHAI’s business prospects and the prospects of their portfolio companies;
•	the effect of investments that PTMN and OHAI expect to make and the competition for those investments;
•	PTMN’s and OHAI’s contractual arrangements and relationships with third parties;
•	actual and potential conflicts of interest with PTMN and OHAI, and their respective affiliates;
•	the dependence of PTMN’s and OHAI’s future success on the general economy and its effect on the industries in which they invest;
•	the ability of PTMN’s and OHAI’s portfolio companies to achieve their objectives;
•	the use of borrowed money to finance a portion of PTMN’s and OHAI’s investments;
•	the adequacy of financing sources and working capital;
•	the timing of cash flows, if any, from the operations of PTMN’s and OHAI’s portfolio companies;
•	general economic and political trends and other external factors;
•	the ability of Sierra Crest and OHA to locate suitable investments for PTMN and OHAI and to monitor and administer their respective investments;
•	the ability of Sierra Crest and OHA or their affiliates to attract and retain highly talented professionals;
•	PTMN’s and OHAI’s ability to qualify and maintain their respective qualifications as a RIC and as a business development company;
•	general price and volume fluctuations in the stock markets; and
•	the effect of changes to tax legislation and PTMN’s and OHAI’s respective tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this proxy statement/prospectus involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” and elsewhere in this proxy statement/prospectus.

The forward-looking statements included in this proxy statement/prospectus are based on information available on the date of this proxy statement/prospectus. Actual results could differ materially from those anticipated in any forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that PTMN or OHAI may make directly to you or through reports that each has filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This proxy statement/prospectus contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. PTMN and OHAI have not independently verified such statistics or data.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act, and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this proxy statement/prospectus, any prospectus supplement or in periodic reports PTMN files under the Exchange Act.

SELECTED CONSOLIDATED FINANCIAL DATA OF PTMN

The following selected consolidated financial data of PTMN as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 is derived from the audited consolidated financial statements of PTMN. The following selected financial data for the six months ended June 30, 2019 and 2018 is derived from the unaudited consolidated financial statements of PTMN. The financial data should be read in conjunction with PTMN’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Portman Ridge Finance Corporation” included elsewhere in this proxy statement/prospectus.

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
	(In Thousands, Except Share and Per Share Data)
Income Statement Data:
Interest and related portfolio income:
Interest and Dividends	$10,361	$11,548	$22,495	$26,363	$34,132	$39,812	$34,803
Fees and other income	111	107	245	491	669	367	935
Dividends from Asset Manager Affiliates	—	620	1,247	460	1,400	5,349	5,468
Investment income – Joint Venture	2,242	1,400	3,100	949	—	—	—
Total interest and related portfolio income	12,714	13,675	27,087	28,264	36,200	45,527	41,205
Expenses:
Interest and amortization of debt issuance costs	3,783	3,711	7,403	7,661	9,111	11,728	11,538
Compensation	3,689	2,212	4,013	4,571	4,104	3,844	4,952
Other	6,557	2,762	5,666	5,012	4,496	5,773	4,595
Total operating expenses	14,029	8,685	17,082	17,245	17,710	21,344	21,085
Net Investment Income (Loss)	(1,315)	4,990	10,004	11,019	18,490	24,183	20,121
Realized and unrealized (losses) gains on investments:
Net realized (losses) gains	(15,620)	170	(16,672)	(11,021)	(6,342)	(6,647)	(11,132)
Net change in unrealized (losses) gains	5,170	3,522	(2,904)	3,390	(13,188)	(36,170)	6,046
Total net (losses) gains	(10,450)	3,692	(19,576)	(7,631)	(19,530)	(42,817)	(5,087)
Net (decrease) increase in net assets resulting from operations	$(11,766)	$1,298	$(9,572)	$3,388	$(1,040)	$(18,635)	$15,034
Per Share:
Earnings per common share – basic	$(0.32)	$0.03	$(0.26)	$0.09	$(0.03)	$(0.50)	$0.44
Earnings per common share – diluted	$(0.32)	$0.03	$(0.26)	$0.09	$(0.03)	$(0.50)	$0.43
Net investment income per share – basic	$(0.04)	$0.13	$0.27	$0.30	$0.50	$0.65	$0.59
Net investment income per share – diluted	$(0.04)	$0.13	$0.27	$0.30	$0.50	$0.65	$0.58
Distributions declared per common share	$0.20	$0.20	$0.40	$0.46	$0.57	$0.78	$1.00
Taxable Distributable Income per basic share	$0.04	$0.14	$0.25	$0.16	$0.40	$0.63	$0.78
Balance Sheet Data:
Investment assets at fair value	$287,004	$273,762	$273,308	$311,956	$366,471	$409,570	$479,706
Total assets	$305,494	$280,391	$285,465	$319,809	$381,372	$421,205	$505,180
Total debt outstanding	$119,506	$101,787	$100,400	$101,413	$175,549	$201,104	$218,618
Stockholders’ equity	$139,178	$176,145	$158,021	$181,805	$194,925	$216,100	$255,317
Net asset value per common share	$3.73	$4.72	$4.23	$4.87	$5.24	$5.82	$6.94
Common shares outstanding at end of period	37,356,061	37,341,924	37,326,846	37,339,224	37,178,294	37,100,005	36,775,127
Other Data:
Investments funded(1)	73,726	$61,534	118,159	227,723	75,725	130,955	235,905
Principal collections related to investment repayments or sales(1)	35,658	34,357	112,052	323,532	129,192	129,793	193,555
Number of portfolio investments at end of year(1)	80	85	86	77	125	130	141
Weighted average interest rate on income producing debt investments(2)	9.6%	9.9%	10.0%	10.1%	7.0%	7.4%	7.3%
Weighted average interest rate on income producing debt investments (adjusted for non-accrual and partial non-accrual)(3)	9.2%	9.0%	9.1%	9.6%	7.0%	7.4%	7.3%
(1)	Does not include investments in time deposits or money markets.
(2)	Weighted average interest rate on income producing investments is calculated as the weighted average contractual interest rate on par outstanding balances for investments in loans, bonds, and mezzanine debt in PTMN’s Debt Securities portfolio.
(3)	Weighted average interest rate of income producing investments (adjusted for non-accrual and partial non-accrual) is calculated as the weighted average contractual interest rate on par outstanding balances for investments in loans, bonds, and mezzanine debt in PTMN’s Debt Securities portfolio, excluding contractual income on non-accrual and partial non-accrual investments.

SELECTED CONSOLIDATED FINANCIAL DATA OF OHAI

The following selected consolidated financial data of OHAI as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 is derived from the audited consolidated financial statements of OHAI. The following selected financial data for the six months ended June 30, 2019 and 2018 is derived from the unaudited consolidated financial statements of OHAI. In the opinion of OHAI’s management, the selected financial data for the six months ended June 30, 2019 reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim periods. The financial data should be read in conjunction with OHAI’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OHA Investment Corporation” included elsewhere in this proxy statement/prospectus.

	Six Months Ended June 30,		Year ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In Thousands, Except Per Share Data and Other Data)
Income Statement Data
Total investment income	$3,049	$4,910	$8,468	$10,272	$17,888	$22,049	$22,119
Total operating expenses, net of incentive fee waiver(1)(4)	3,680	4,300	7,760	9,222	11,378	12,008	18,812
Net investment income, net of tax(1)(4)	(646)	572	671	1,028	6,503	9,969	3,198
Net realized capital loss on investments	629	(55,994)	(55,952)	(10,868)	(27,011)	(218)	(12,430)
Net unrealized appreciation (depreciation) on investments	1,921	58,161	45,033	(21,268)	(4,938)	(40,973)	(12,999)
Net increase (decrease) in net assets resulting from operations(1)(4)	$1,904	$2,739	$(10,248)	$(31,108)	$(25,446)	$(31,222)	$(22,231)
Per Share Data
Net investment income(1)(4)	$(0.03)	$0.03	$0.03	$0.05	$0.32	$0.49	$0.16
Net realized and unrealized gain (loss) on investments	0.13	0.10	(0.54)	(1.59)	(1.58)	(2.03)	(1.24)
Net increase (decrease) in net assets resulting from operations(1)(4)	$0.10	$0.13	$(0.51)	$(1.54)	$(1.26)	$(1.54)	$(1.08)
Dividends declared	$0.04	$0.04	$0.08	$0.08	$0.24	$0.48	$0.64
Net asset value per share(6)	$1.83	$2.46	$1.78	$2.37	$3.99	$5.49	$7.48
Balance Sheet Data
Total investments	$76,355	$87,249	$80,595	$84,924	$145,002	$209,707	$206,763
Portfolio investments at fair value	66,357	72,254	65,606	64,930	105,005	174,710	176,163
Cash and cash equivalents	2,781	19,429	3,124	19,939	16,533	15,554	31,455
Total assets	80,256	107,647	84,777	106,148	162,898	228,477	242,175
Total debt(2)	30,000	36,000	29,000	36,000	40,500	72,000	52,000
Total net assets	37,006	49,703	35,909	47,771	80,493	110,780	154,164
Other Data
Weighted average yield on portfolio investments(3), excluding non-yielding investments	10.4%	13.6%	10.4%	13.2%	9.7%	10.6%	10.2%
Weighted average yield on portfolio investments(4)	5.6%	9.7%	5.5%	5.8%	8.1%	9.6%	9.2%
Number of portfolio companies	30	23	26	16	14	17	15
Expense ratios (as a percentage of average net assets):
Interest expense and bank fees	6.8%	6.7%	6.4%	6.5%	3.9%	2.4%	1.2%
Management fees	3.4%	3.2%	3.2%	3.1%	2.9%	2.1%	2.6%
Incentive fees(5)	0.4%	—%	—%	0.1%	0.3%	0.7%	—%
Costs related to strategic alternatives review	1.7%	0.3%	0.2%	—%	—%	—%	3.4%
Other operating expenses including provision for income taxes	7.9%	0.3%	6.8%	5.6%	4.4%	3.2%	3.5%
Total operating expenses including provision for income taxes	20.2%	17.9%	16.6%	15.3%	11.5%	8.4%	10.7%
(1)	Includes $0.3 million, $0.1 million and $6.0 million, or $0.01, $0.00 and $0.29 per share, in 2019, 2018 and 2014, respectively, of costs related to our review of strategic alternatives.
(2)	Excludes amounts borrowed on a temporary basis to purchase U.S. Treasury Bills and unamortized debt issuance costs.
(3)	Calculated on the total cost of the investment portfolio, excluding non-yielding investments, as of the end of the period, based on amortized cost and the expected income on portfolio investment.
(4)	Calculated on the total cost of the investment portfolio, including non-yielding investments, as of the end of the period, based on amortized cost and the expected income of the portfolio investment.
(5)	Incentive fees waived in 2017 were $89,000.
(6)	Totals may not sum due to rounding.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held at [a.m.][p.m.], Eastern Time, on [•], 2019, at Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10034. This proxy statement/prospectus will be sent to OHAI Stockholders of record as of November 5, 2019 on or about [•], 2019.

Purpose of the Special Meeting

At the Special Meeting, OHAI Stockholders will be asked to approve the Merger Proposal and the Adjournment Proposal.

The OHAI Board, acting on the recommendation of the Special Committee, has unanimously (other than directors affiliated with OHA, who abstained from voting) approved the Merger and the Merger Agreement and unanimously recommends that OHAI Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Record Date

OHAI Stockholders may vote their shares at the Special Meeting only if they were a stockholder of record at the close of business on November 5, 2019. There were [•] shares of OHAI Common Stock outstanding on the Record Date. Each share of OHAI Common Stock is entitled to one vote.

Quorum

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of votes entitled to be cast at the Special Meeting will constitute a quorum.

Broker Non-Votes

Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the meeting. The Merger Proposal is a non-routine matter for OHAI. As a result, if an OHAI Stockholder holds shares in “street name” through a broker, bank or other nominee, the broker, bank or nominee will not be permitted to exercise voting discretion with respect to the Merger Proposal and the Adjournment Proposal. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes “against” the Merger Proposal and the Adjournment Proposal.

Vote Required

Each share of OHAI Common Stock held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting.

The Merger Proposal

The affirmative vote of the holders of a majority of the outstanding shares of OHAI Common Stock entitled to vote at the Special Meeting is required to approve the Merger Proposal. PTMN Stockholder approval is not required for the Merger Proposal.

Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Merger Proposal. Proxies received will be voted “FOR” the Merger Proposal, unless OHAI Stockholders designate otherwise.

The Adjournment Proposal

The affirmative vote of the holders of at least a majority of votes cast by holders of the shares of OHAI Common Stock present at the Special Meeting, in person or represented by proxy, will be required to approve the Adjournment Proposal.

Voting of Proxies

OHAI encourages OHAI Stockholders to vote their shares, either by voting in person at the Special Meeting or by voting by proxy, which means that the OHAI Stockholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the OHAI Stockholders’ instructions. If OHAI Stockholders execute a proxy without specifying their voting instructions, such OHAI Stockholders’ shares will be voted in accordance with the OHAI Board’s recommendation. If any other business is brought before the Special Meeting, the OHAI Stockholders’ shares will be voted at the OHAI Board’s discretion unless the OHAI Stockholders specifically state otherwise on their proxy.

OHAI Stockholders may revoke a proxy at any time before it is exercised by notifying OHAI’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Special Meeting. Any OHAI Stockholder entitled to vote at the Special Meeting may attend the Special Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

An OHAI Stockholder may vote in person at the Special Meeting or by proxy in accordance with the instructions provided below. An OHAI Stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com
•	By telephone: (800) 690-6903 to reach a toll-free, automated touchtone voting line, or (855) 973-0092 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.
•	By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on [•], 2019.
•	In person: You may vote in person at the Special Meeting by requesting a ballot when you arrive. If your shares of OHAI Common Stock are held through a broker and you attend the Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the Special Meeting.

Important notice regarding the availability of proxy materials for the Special Meeting. OHAI’s proxy statement/prospectus and the proxy card are available at www.proxyvote.com.

Revocability of Proxies

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Special Meeting, by attending the Special Meeting and voting in person, or by a notice, provided in writing and signed by the OHAI Stockholder, delivered to OHAI’s Secretary on any business day before the date of the Special Meeting.

Solicitation of Proxies

OHAI and PTMN shall bear their own costs of preparing and mailing this proxy statement/prospectus and the applicable accompanying Notice of Special Meeting of Stockholders and proxy card. PTMN and OHAI have also agreed to pay 60% and 40%, respectively, of the costs of printing this proxy statement/prospectus. OHAI intends to use the services of Broadridge Financial Solutions, Inc. to aid in the distribution and collection of proxy votes. OHAI expects to pay market rates of approximately $50,000 for such services. No additional compensation will be paid to directors, officers or regular employees for such services.

Appraisal Rights

OHAI Stockholders do not have the right to exercise appraisal rights (rights of an objecting stockholder under Maryland law) with respect to any matter to be voted upon at the Special Meeting.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both PTMN and OHAI, which are included elsewhere in this proxy statement/prospectus. See “Index to Financial Statements.”

The following unaudited pro forma condensed consolidated financial information and explanatory notes illustrate the effect of the Merger on PTMN’s financial position and results of operations based upon the companies’ respective historical financial positions and results of operations under the asset acquisition method of accounting with PTMN treated as the acquirer.

Generally, under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (for example cash) and does not give rise to goodwill. PTMN believes that the acquisition of OHAI should be accounted for as an asset acquisition based on the nature of its pre-acquisition operations, asset or capital allocation and other factors outlined in ASC 805-50—Business Combinations–Related Issues.

The unaudited pro forma condensed consolidated financial information includes the unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 assuming the Merger had been completed on June 30, 2019. The unaudited pro forma condensed consolidated income statements for six months ended June 30, 2019 and for the year ended December 31, 2018 were prepared assuming the Merger had been completed on December 31, 2017.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Merger been completed at the beginning of the applicable period presented, nor the impact of expense efficiencies, asset dispositions, share repurchases and other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed consolidated financial information, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed consolidated financial information involves estimates, is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.

Portman Ridge Finance Corporation
Pro Forma Condensed Consolidated Statement of Financial Condition
As of June 30, 2019
(Unaudited)
(in thousands except share and per share amounts)

	Actual	Actual			Pro forma
	Portman Ridge Finance Corporation	OHA Investment Corporation	Pro forma Adjustments		Portman Ridge Finance Corporation
Assets and Liabilities Data:
Investments, at fair value	$259,561	$66,357	$—		$325,918
Cash, cash equivalents and restricted cash	31,147	12,779	(10,690	)(A)	33,236
Other assets	14,786	1,120	—		15,905
Total assets	305,494	80,256	(10,690)		375,060
Debt, net of unamortized debt issuance costs	119,506	29,922	—		149,428
Other liabilities	46,810	13,328	—		60,138
Total liabilities	166,316	43,250	—		209,566
Net Assets	139,178	37,006	$(10,690	)(A)	165,494
Total liabilities and net assets	$305,494	$80,256	$(10,690)		$375,060
Number of common shares outstanding	37,356,061	20,172,392	(12,787,544)		44,740,909
Net asset value per common share	$3.73	$1.83			$3.70

See notes to pro forma condensed consolidated financial statements.

Portman Ridge Finance Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2019
(Unaudited)
(in thousands except share and per share amounts)

	Actual	Actual			Pro forma
	Portman Ridge Finance Corporation	OHA Investment Corporation	Pro forma Adjustments		Portman Ridge Finance Corporation
Performance Data:
Interest and dividend income	$12,603	$3,035	$684	(B)	$16,321
Fee and other income	111	14	—		125
Total investment income	12,714	3,049	684		16,446
Interest expense and other debt financing expenses	3,783	1,240	—		5,023
Base management fee	1,026	620	(89	)(C)	1,558
Incentive fee	—	78	—		78
Compensation expenses	3,689	—	—		3,689
Other expenses	5,531	1,742	(1,171	)(D)	6,102
Total operating expenses	14,029	3,680	(1,259)		16,450
Management fee waiver	—	—	—		—
Incentive fee waiver	—	—	—		—
Net expenses	14,029	3,680	(1,259)		16,450
Income tax provision, net		15			15
Net investment income (loss)	(1,315)	(646)	1,943		(18)
Net realized gain (loss) on investments	(15,620)	629	—		(14,991)
Realized (loss) on early extinguishment of debt	—	—	—		—
Net unrealized gain (loss) on investments	5,170	1,921	(684	)(B)	6,407
Net increase (decrease) in net assets resulting from operations	$(11,766)	$1,904	$1,259		$(8,603)
Per Common Share Data:
Net increase (decrease) in net assets resulting from operations – basic	$(0.32)	$0.09			$(0.19)
Net increase (decrease) in net assets resulting from operations – diluted	$(0.32)	$0.09			$(0.19)
Net investment income (loss) per common share – basic	$(0.04)	$(0.03)			$(0.00)
Net investment income (loss) per common share – diluted	$(0.04)	$(0.03)			$(0.00)
Weighted average shares outstanding – basic	37,342,272	20,172,392	(12,787,544)		44,727,120 (1)
Weighted average shares outstanding – diluted	37,342,272	20,172,392	(12,787,544)		44,727,120 (1)
(1)	Basic and diluted weighted average common shares outstanding for the Pro Forma Portman Ridge Finance Corporation is determined by adding estimated issuance of 7,384,848 PTMN shares, (or 19.8% of PTMN shares outstanding as of June 30, 2019 of 37,356,061) to the average common shares outstanding for PTMN for the six-months ended June 30, 2019 (after accounting for anticipated expenses of both parties related to the transaction).

See notes to pro forma condensed consolidated financial statements.

Portman Ridge Finance Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2018
(Unaudited)
(in thousands except share and per share amounts)

	Actual	Actual			Pro forma
	Portman Ridge Finance Corporation	OHA Investment Corporation	Pro forma Adjustments		Portman Ridge Finance Corporation
Performance Data:
Interest and dividend income	$26,841	$8,425	$1,368	(B)	$36,634
Fee and other income	245	43	—		288
Total investment income	27,087	8,468	1,368		36,923
Interest expense and other debt financing expenses	7,403	2,984	—		10,387
Base management fee	—	1,547	(221	)(C)	1,326
Incentive fee	—	—	—		—
Compensation expenses	4,013	—	—		4,013
Other expenses	5,666	3,229	(2,846	)(D)	6,049
Total operating expenses	17,082	7,760	(3,067)		21,775
Management fee waiver	—	—	—		—
Incentive fee waiver	—	—	—		—
Net expenses	17,082	7,760	(3,067)		21,775
Income tax provision, net	—	37	—		37
Net investment income	10,004	671	4,435		15,110
Net realized gain (loss) on investments	(16,475)	(55,952)	—		(72,427)
Realized (loss) on early extinguishment of debt	(197)	—	—		(197)
Net unrealized gain (loss) on investments	(2,904)	45,033	9,182	(E)	51,311
Net increase in net assets resulting from operations	$(9,572)	$(10,248)	$13,617		$(6,203)
Per Common Share Data:
Net increase (decrease) in net assets resulting from operations - basic	$(0.26)	$(0.51)			$(0.14)
Net increase (decrease) in net assets resulting from operations - diluted	$(0.26)	$(0.51)			$(0.14)
Net investment income (loss) per common share - basic	$0.27	$0.03			$0.34
Net investment income (loss) per common share - diluted	$0.27	$0.03			$0.34
Weighted average shares outstanding - basic	37,356,241	20,172,392	(12,787,544)		44,741,089 (1)
Weighted average shares outstanding - diluted	37,356,241	20,172,392	(12,787,544)		44,741,089 (1)
(1)	Basic and diluted weighted average common shares outstanding for the Pro Forma Portman Ridge Finance Corporation is determined by adding estimated issuance of 7,384,848 PTMN shares, (or 19.8% of PTMN shares outstanding as of June 30, 2019 of 37,35,061) to the average common shares outstanding for PTMN for the year ended December 31, 2018.

See notes to pro forma condensed consolidated financial statements.

Portman Ridge Finance Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements
Unaudited
(In thousands, except share and per share data)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information related to the Merger is included as of June 30, 2019, for the six months ended June 30, 2019 and for the year ended December 31, 2018. On July 31, 2019, PTMN and OHAI Corporation entered into the Merger Agreement. The unaudited pro forma condensed consolidated financial information includes the unaudited pro forma condensed consolidated statement of financial condition assuming the First Merger and Second Merger had been completed on June 30, 2019. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2019 and for the year ended December 31, 2018 were prepared assuming the First Merger and Second Merger had been completed on December 31, 2017.

For the purposes of the pro forma condensed consolidated financial statements, the net asset value of both companies as of June 30, 2019 was used to determine the number of shares of PTMN to be issued and the amount of cash consideration to be paid to stockholders of OHAI. The pro forma adjustments included herein reflect the issuance of 7,384,848 shares or approximately 19.8% of PTMN outstanding shares as of June 30, 2019, the payment of approximately $8.0 million in cash consideration to OHAI Stockholders for the difference between its net asset value and the value of the shares issued by PTMN (at net asset value), and transaction expenses borne by each company.

The Merger will be accounted for as an asset acquisition of OHAI by PTMN in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations — Related Issues. In applying the asset acquisition method of accounting, PTMN uses a cost approach to allocate the cost of the assets purchased against the assets being acquired. The cost of the acquisition is determined to be the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident. PTMN has determined that the price of its common stock is most evident of fair value. On a pro forma basis, PTMN’s closing stock price as of June 30, 2019 was used as a preliminary estimate of purchase price. The fair value of the Merger Consideration paid by PTMN is allocated to assets acquired and liabilities assumed based on their relative fair values as of the date of acquisition other than certain “non-qualifying” assets (for example cash) and will not give rise to goodwill.

The Merger will be accounted for using the asset acquisition method of accounting. Accordingly, the purchase price paid by PTMN in connection with the Merger will be allocated to the acquired assets and assumed liabilities of OHAI at their relative fair values estimated by PTMN as of the effective date. The fair value of the Merger Consideration paid by PTMN is assumed to be equal to the fair value of OHAI’s net assets acquired. Accordingly, PTMN intends to assign all acquired assets and assumed liabilities the same carrying value as OHAI before the Merger. Investments owned by OHAI are carried at fair value as of June 30, 2019 as determined by the OHAI Board. With regard to the OHAI debt assumed by PTMN, the estimated fair value of OHAI’s debt is assumed to be approximately equal to its carrying value as of June 30, 2019. It is expected that other assets and other liabilities are short term in nature and therefore it can be assumed that fair value approximates carrying value at June 30, 2019.

Pursuant to the application of ASC 805-50, Business Combinations — Related Issues, since the cost of the net assets acquired is less than their fair value, there is a day-one unrealized gain as a result of the Merger. The consideration paid is allocated to individual investments acquired based upon their fair values as of June 30, 2019. The resulting discount will be accreted into investment income over the period from the date of acquisition to the final maturity of each investment. To the extent that any of those investments is sold in the future at price in excess of its then amortized cost (such amortized cost reflecting accumulated accretion from the date of acquisition), then such sale will result in a realized gain, which realized gain would be a considered in the determination of any incentive fees pursuant to the Advisory Agreement.

PTMN’s financial statements include its accounts and the accounts of all its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates: The preparation of the unaudited pro forma condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Many of the amounts have been rounded, and all amounts are in thousands, except share and per share amounts.

Valuation of Portfolio Investments: Each quarter, PTMN and OHAI determine the net asset value of their respective investment portfolios. Securities are valued at fair value as determined in good faith by both companies’ boards of directors pursuant to each company’s valuation policies. In connection with that determination, each company’s adviser (OHA and Sierra Crest, each an “Adviser”) provides its board with portfolio company valuations which are based on relevant inputs, including, but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by independent third-party valuation services. The boards of both companies have delegated day-to-day responsibility for implementing its valuation policies to each Adviser’s management team and has authorized the Advisers’ management teams to utilize third-party valuation services, to the extent deemed appropriate. The boards remain responsible for overseeing each Adviser’s implementation of the valuation process.

ASC Topic 820 issued by the Financial Accounting Standards Board, or the FASB, clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes: PTMN has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. To qualify for and maintain qualification as a RIC, PTMN must, among other things, meet certain source-of-income and asset diversification requirements, as well as distribute to its stockholders, for each tax year, at least 90% of its “investment company taxable income,” which is generally PTMNs net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses, determined without regard to any deduction for distributions paid. As a RIC, PTMN will not have to pay corporate-level U.S. federal income taxes on any income that it distributes to its stockholders. PTMN intends to make distributions in an amount sufficient to qualify for and maintain its RIC tax status each tax year and to not pay any U.S. federal income taxes on income so distributed. PTMN is also subject to nondeductible federal excise taxes if it does not distribute in respect of each calendar year an amount at least equal to the sum of 98% of net ordinary income, 98.2% of any capital gain net income, if any, and any recognized and undistributed income from prior years for which it paid no U.S. federal income taxes.

Transaction Costs: Both PTMN and OHAI are expected to incur direct transaction costs resulting from the Merger. The Merger Agreement stipulates that each company shall bear its own transaction costs which will be expensed as incurred prior to the merger closing. PTMN expects to incur $1.0 million in estimated transaction costs, while OHAI expects to incur $1.7 million in estimated transaction costs. Those costs are incorporated into the pro forma condensed consolidated financial statements and reflected as an adjustment to the pro forma combined net asset value.

2. PRELIMINARY PRO FORMA ADJUSTMENTS

(A) The pro forma adjustment to cash and cash equivalents and restricted cash, and to stockholders’ equity, is composed of the following:

Amounts in Thousands
Cash paid to OHAI shareholders	$8,000
Estimated transaction expenses:
Estimated PTMN transaction expenses	1,000
Estimated OHAI transaction expenses	1,690
Total pro-forma adjustment to cash and stockholders’ equity	$10,690

(B) The pro forma adjustment to interest income represents the accretion of discount on OHAI investments acquired by PTMN, reflecting the discounted cost relative to the fair value of the investments acquired.

(C) The pro forma adjustment to base management fees reflects the lower base management fee rate in PTMN’s Investment Advisory Agreement when compared with OHAI’s investment advisory agreement.

(D) This pro forma adjustment reflects impact of the Merger on professional fees and general and administrative expenses representing cost savings and synergies attributable to the Merger.

(E) This pro forma adjustment represents a day-one unrealized gain resulting from the Merger pursuant to ASC 805-50, Business Combinations — Related Issues, reduced by the pro forma accretion of discount on the OHAI investments acquired.

PORTMAN RIDGE FINANCE CORPORATION
PRO FORMA CONDENSED CONSOLIDATED SCHEDULE OF INVESTMENTS
As of June 30, 2019
(unaudited)

Debt Securities Portfolio

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(5)(8)(13) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 9.3% Cash, 10.0% PIK, 3 month LIBOR (2.29%)+7.00%; LIBOR Floor 1.00%, Due 10/23	$1,078,343	$2,474	$—	$—	$—	$1,078,343	$2,474

Akumin Corp.(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan 8.4% Cash, 1 month LIBOR(2.44%)+6.0%; LIBOR Floor 1.00%, Due 5/24	2,205,764	2,205,000	—	—	—	2,205,764	2,205,000

Allied Universal Holdco, LLC(23) Services: Business	Second Lien Term Loan 1 month LIBOR (2.40%)+8.50% with a 1.0% floor, due 7/28/23	—	—	1,870,000	1,875,000	(293,097)	1,576,903	1,875,000

Aptean(22) Software	Second Lien Term Loan 3 month LIBOR (2.33%)+8.50%, due 4/23/27	—	—	1,359,000	1,372,000	(205,128)	1,153,872	1,372,000

Ardonagh(23) Banking, Finance, Insurance & Real Estate	Senior Secured Notes 8.63%, due 7/15/23	—	—	546,000	559,000	(75,873)	470,127	559,000

ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC(22)(27)(31) Energy: Oil & Gas	Limited Term Royalty Interest (notional rate of 13.2%)	—	—	25,144,000	4,411,000	(21,434,283)	3,709,717	4,411,000

Blackboard Transact(22) Software	Second Lien Term Loan 3 month LIBOR (2.58%)+8.50%, 11.08%, due 4/30/27	—	—	1,404,000	1,425,000	(205,554)	1,198,446	1,425,000

BMC Acquisition, Inc. (aka BenefitMall)(8)(13)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.9% Cash, 6 month LIBOR (2.65%)+5.25%; LIBOR Floor 1.00%, Due 12/26	2,953,632	2,913,031	—	—	—	2,953,632	2,913,031

Bristol Hospice, L.L.C.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR (2.40%)+7.25%; LIBOR Floor 1.00%, Due 1/24	8,746,520	8,835,499	—	—	—	8,746,520	8,835,499

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
BW NHHC Holdco Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 7.4% Cash, 1 month LIBOR (2.40%)+5.00%, Due 5/25	1,954,997	1,848,825	—	—	—	1,954,997	1,848,825

Caliber Collision(23) Automotive	Second Lien Term Loan 1 month LIBOR (2.42%)+7.25%, due 2/5/27	—	—	1,081,000	1,100,000	(155,884)	925,116	1,100,000

Carestream Health, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Extended Term Loan (Second Lien) 11.9% Cash, 1 month LIBOR (2.40%)+ 9.50%; LIBOR Floor 1.00%, Due 6/21	1,499,111	1,480,736	—	—	—	1,499,111	1,480,736

CentralSquare Technologies(23) Software	Second Lien Term Loan 1 month LIBOR (2.40%)+7.50%, due 8/31/26	—	—	1,952,000	1,980,000	(286,790)	1,665,210	1,980,000

Child Development Schools, Inc.(8)(14) Services: Business	Senior Secured Loan — Term Loan 6.7% Cash, 3 month LIBOR (2.48%)+4.25%, Due 5/23	4,648,050	4,645,542	—	—	—	4,648,050	4,645,542

ClearChoice (CC Dental Implants Intermediate)(22)(30) Healthcare	First Lien Term Loan (Last Out) 1 month LIBOR (2.72%)+6.50% 1.0% floor, due 1/2/23	—	—	496,000	500,000	(75,493)	420,507	500,000

ClearChoice (CC Dental Implants Intermediate)(22)(29)(30) Healthcare	First Lien Revolver (Last Out) (Funded: 1 month LIBOR (2.44%)+6.50% with a 1.0% floor, Unfunded: 0.75%), due 1/2/23	—	—	300,000	313,000	(36,762)	262,238	313,000

Community Care Health Network, Inc. (aka Matrix Medical Network)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Closing Date Term Loan 7.1% Cash, 3 month LIBOR (2.35%)+4.75%; LIBOR Floor 1.00%, Due 2/25	1,976,008	1,848,108	—	—	—	1,976,008	1,848,108

Coinamatic Canada, Inc.(23) Industrials - Laundry Equipment	Second Lien Term Loan 1 month LIBOR (2.40%)+7.00% with a 1.0% floor, due 5/14/2023(3)	—	—	519,000	509,000	(90,923)	428,077	509,000

Corsair Gaming, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 6.6% Cash, 3 month LIBOR (2.33%)+4.25%; LIBOR Floor 1.00%, Due 8/24	1,975,904	1,965,049	—	—	—	1,975,904	1,965,049

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Corsair Gaming, Inc.(8) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.33%)+8.50%; LIBOR Floor 1.00%, Due 8/25	4,941,263	4,900,000	—	—	—	4,941,263	4,900,000

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien) 10.3% Cash, 3 month LIBOR (2.59%)+7.75%; LIBOR Floor 1.00%, Due 7/21	3,005,058	2,801,149	—	—	—	3,005,058	2,801,149

CT Technologies Intermediate Holdings, Inc. (Smart Holdings Corp.) (aka HealthPort)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — New Term Loan Facility 6.7% Cash, 1 month LIBOR (2.40%)+4.25%; LIBOR Floor 1.00%, Due 12/21	3,938,518	3,420,031	—	—	—	3,938,518	3,420,031

CVS Holdings I, LP (MyEyeDr)(23) Retail	Second Lien Term Loan 1 month LIBOR (2.41%)+6.75% with a 1.0% floor, due 2/6/26	—	—	4,978,000	5,050,000	(730,875)	4,978,000	5,050,000

DexKo Global, Inc.(23) Automotive	Second Lien Term Loan 3 month LIBOR (2.33%)+8.25% with a 1.0% floor, due 7/24/2025(3)	—	—	2,916,000	2,935,000	(447,621)	4,978,000	2,935,000

Digitran Innovations B.V. (Pomeroy Solutions Holding Company, Inc.)(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 9.8% Cash, 3 month LIBOR (2.33%)+7.50%; LIBOR Floor 1.50%, Due 7/24	4,917,720	4,844,090	—	—	—	4,917,720	4,844,090

Drilling Info Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan (First Lien) 6.7% Cash, 1 month LIBOR (2.40%)+4.25%, Due 7/25	3,359,351	3,352,360	—	—	—	3,359,351	3,352,360

Dun & Bradstreet Corporation,(8)(13)(14) The Telecommunications	Senior Secured Loan — Initial Term Borrowing 7.4% Cash, 1 month LIBOR (2.40%)+5.00%, Due 2/26	5,043,248	5,012,500	—	—	—	5,043,248	5,012,500

EaglePicher Technologies, LLC(23) Aerospace and Defense	Second Lien Term Loan 1 month LIBOR (2.40%)+7.25% due 3/9/26	—	—	392,000	387,000	(66,527)	4,978,000	387,000

Edelman Financial Services, LLC(23) Financial Services	Second Lien Term Loan 1 month LIBOR (2.39%)+6.75% due 7/20/26	—	—	299,000	302,000	(45,013)	4,978,000	302,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Ensono(23) Telecommunications	Second Lien Term Loan 1 month LIBOR (2.40%)+9.25% due 6/27/26	—	—	1,637,000	1,677,000	(226,618)	4,978,000	1,677,000

Equinox Holdings, Inc(23) Leisure Goods, Activities, Movies	Second Lien Term Loan 1 month LIBOR (2.40%)+7.00% with a 1.0% floor due 9/6/24	—	—	6,960,000	7,044,000	(1,035,891)	4,978,000	7,044,000

Evergreen North America Acquisition, LLC (f/k/a Industrial Services Acquisition, LLC)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 7.4% Cash, 3 month LIBOR (2.38%)+5.00%; LIBOR Floor 1.00%, Due 6/22	1,074,987	1,071,638	—	—	—	1,074,987	1,071,638

First American Payment Systems, L.P.(8)(13)(14) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 13.1% Cash, 3 month LIBOR (2.60%)+10.50%; LIBOR Floor 1.00%, Due 7/24	1,469,854	1,458,000	—	—	—	1,469,854	1,458,000

FirstLight Fiber(23) Telecommunications	Second Lien Term Loan 1 month LIBOR (2.40%)+7.50%, due 7/23/26	—	—	396,000	394,000	(64,640)	331,360	394,000

Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR (2.41%)+7.25%; LIBOR Floor 1.00%, Due 2/26	1,333,444	1,323,415	—	—	—	1,333,444	1,323,415

GI Advo Opco, LLC(5)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 9.5% Cash, fixed, Due 11/21	179,431	—	—	—	—	179,431	—

GK Holdings, Inc. (aka Global Knowledge)(8)(13) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 12.6% Cash, 3 month LIBOR (2.33%)+10.25%; LIBOR Floor 1.00%, Due 1/22	1,488,969	1,213,554	—	—	—	1,488,969	1,213,554

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR (2.40%)+8.25%, Due 11/26	1,967,519	1,900,000	—	—	—	1,967,519	1,900,000

Global Tel*Link Corporation(8)(13) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR (2.40%)+8.25%, Due 11/26	4,921,225	4,750,000	—	—	—	4,921,225	4,750,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Grupo HIMA San Pablo, Inc.(8)(13) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 11.6% Cash, 3 month LIBOR (4.58%)+7.00%; LIBOR Floor 1.50%, Due 1/18	2,739,174	2,708,495	—	—	—	2,739,174	2,708,495

Grupo HIMA San Pablo, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, fixed, Due 7/18	7,169,109	4,709,103	—	—	—	7,169,109	4,709,103

Hayward Industries, Inc.(23) Consumer Goods	Second Lien Term Loan 1 month LIBOR (2.40%)+8.25%, due 8/4/25	—	—	2,162,000	2,127,000	(373,161)	1,788,839	2,127,000

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(13)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR (2.33%)+4.75%; LIBOR Floor 1.00%, Due 11/25	2,749,423	2,367,049	—	—	—	2,749,423	2,367,049

Hoffmaster Group, Inc.(8)(13)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 11.8% Cash, 3 month LIBOR (2.33%)+9.50%; LIBOR Floor 1.00%, Due 11/24	1,567,563	1,561,375	—	—	—	1,567,563	1,561,375

Idera, Inc.(8)(14) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.41%)+9.00%; LIBOR Floor 1.00%, Due 6/27	7,387,500	7,387,500	—	—	—	7,387,500	7,387,500

Imperial Dade(8)(14) Food Services	Second Lien Term Loan 1 month LIBOR (2.40%)+8.00%, due 6/11/27	—	—	813,000	825,000	(119,163)	693,837	825,000

Imperial Dade(8)(14) Food Services	Delayed Draw Term Loan 1 month LIBOR (2.40%)+8.00%, due 6/11/27	—	—	(3,000)	(2,000)	1,318	(1,682)	(2,000)

Infobase Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 7.0% Cash, 3 month LIBOR (2.52%) +4.50%; LIBOR Floor 1.00%, Due 12/22	3,935,032	3,942,338	—	—	—	3,935,032	3,942,338

Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8)(13) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.42%)+9.00%; LIBOR Floor 1.00%, Due 1/25	3,228,619	3,197,947	—	—	—	3,228,619	3,197,947

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
JS Held(22) Business Equipment and Services	First Lien Term Loan 3 month LIBOR (2.32%)+6.00%, due 7/1/25	—	—	1,171,000	1,189,000	(171,033)	999,967	1,189,000

JS Held(22)(32) Business Equipment and Services	Revolver (Funded: 1 month LIBOR (2.40%)+6.00%, Unfunded: 0.5%), due 7/1/25	—	—	11,000	13,000	(67)	10,933	13,000

JS Held(22)(33) Business Equipment and Services	Delayed Draw Term Loan (3 month LIBOR (2.32%)+6.00%, Unfunded: 1.0%), 8.32%, due 7/1/25	—	—	(5,000)	(4,000)	1,636	(3,364)	(4,000)

Kellermeyer Bergensons Services, LLC(8) Services: Business	Senior Secured Loan — 2018 Replacement Term Loan (First Lien) 7.3% Cash, 3 month LIBOR (2.52%) +4.75%; LIBOR Floor 1.00%, Due 10/21	2,080,770	2,078,682	—	—	—	2,080,770	2,078,682

Kronos Foods Corp(8)(13)(14) Beverage, Food and Tobacco	Senior Secured Loan — Fourth Amendment Term Loan 6.9% Cash, 3 month LIBOR (2.33%)+4.55%, Due 9/22	4,950,000	4,950,000	—	—	—	4,950,000	4,950,000

MedRisk, LLC(23) Healthcare	Second Lien Term Loan 1 month LIBOR (2.40%)+6.75%, due 12/28/25	—	—	498,000	491,000	(85,062)	412,938	491,000

Ministry Brands, LLC(22) Services: Business	Second Lien Term Loan 3 month LIBOR (2.33%)+8.00%, Due 6/2/23	—	—	5,950,000	6,000,000	(903,910)	5,046,090	6,000,000

MW Industries (Helix Acquisition)(23) Industrials	Second Lien Term Loan 3 month LIBOR (2.33%)+8.00%, due 9/29/25	—	—	1,388,000	1,386,000	(222,353)	1,165,647	1,386,000

Navex Topco, Inc.(8)(13)(14)(19)(23) Electronics	Junior Secured Loan — Initial Term Loan (Second Lien) 9.4% Cash, 1 month LIBOR (2.41%)+7.00%, Due 9/26	6,635,456	6,646,229	396,000	397,000	(62,117)	6,969,339	7,043,229

OCI Holdings, LLC(22)(26)(31) Services: Home Health	Subordinated Note (1 month LIBOR (2.40%)+19.00% PIK with a 1.00% floor), due 8/31/29	—	—	23,528,000	2,532,000	(21,398,550)	2,129,450	2,532,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
PAE Holding Corporation(23) Aerospace and Defense	Second Lien Term Loan 3 month LIBOR (2.33%)+9.50% with a 1.0% floor, due 10/20/23	—	—	6,761,000	6,819,000	(1,026,119)	5,734,881	6,819,000

PharMerica(23) Healthcare & Pharmaceuticals	Second Lien Term Loan 1 month LIBOR (2.42%)+8.50% with a 1.0% floor, due 3/5/27	—	—	1,171,000	1,206,000	(156,736)	1,014,264	1,206,000

Pinstripe Holdings, LLC (Aka Cielo)(8)(13)(14) Services: Consumer	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR (2.41%)+6.00%; LIBOR Floor 1.00%, Due 1/25	4,894,708	4,887,750	—	—	—	4,894,708	4,887,750

Playpower, Inc.(8)(13)(14) Construction & Building	Senior Secured Loan — Initial Term Loan 7.9% Cash, 1 month LIBOR (2.40%)+5.50%, Due 5/26	1,532,559	1,508,846	—	—	—	1,532,559	1,508,846

PowerSchool(23) Services: Business	Second Lien Term Loan 3 month LIBOR (2.57%)+6.75%, due 8/1/26	—	—	3,765,000	3,776,000	(589,328)	3,175,672	3,776,000

PSC Industrial Holdings Corp.(8)(13) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.9% Cash, 1 month LIBOR (2.39%)+8.50%; LIBOR Floor 1.00%, Due 10/25	2,952,766	2,905,695	—	—	—	2,952,766	2,905,695

PVHC Holding Corp(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR (2.33%)+4.75%; LIBOR Floor 1.00%, Due 8/24	2,846,195	2,777,793	—	—	—	2,846,195	2,777,793

Q Holding Company (fka Lexington Precision Corporation)(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Term B Loan 7.4% Cash, 1 month LIBOR (2.40%)+5.00%; LIBOR Floor 1.00%, Due 12/21	1,988,405	1,951,519	—	—	—	1,988,405	1,951,519

Radius Aerospace, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 8.1% Cash, 3 month LIBOR (2.32%)+5.74%; LIBOR Floor 1.00%, Due 3/25	6,895,000	6,895,000	—	—	—	6,895,000	6,895,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Ravn Air Group, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.3% Cash, 3 month LIBOR (2.33%)+5.00%; LIBOR Floor 1.00%, Due 7/21	1,841,182	1,841,182	—	—	—	1,841,182	1,841,182

Robertshaw US Holding Corp. (fka Fox US Bidco Corp.)(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.4% Cash, 1 month LIBOR (2.44%)+8.00%; LIBOR Floor 1.00%, Due 2/26	2,974,959	2,688,172	—	—	—	2,974,959	2,688,172

Roscoe Medical, Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR (0.00%)+13.25%, Due 9/19	4,995,555	2,525,000	—	—	—	4,995,555	2,525,000

Roscoe Medical, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR (0.00%)+13.25%, Due 9/19	1,698,486	858,500	—	—	—	1,698,486	858,500

Safe Fleet Holdings, LLC(23) Industrials	Second Lien Term Loan 1 month LIBOR (2.42%)+6.75% with a 1.0% floor, due 2/1/26	—	—	697,000	684,000	(121,746)	575,254	684,000

Salient CRGT Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR (2.40%)+6.00%; LIBOR Floor 1.00%, Due 2/22	1,830,896	1,748,320	—	—	—	1,830,896	1,748,320

SCSG EA Acquisition Company, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.60%)+8.25%; LIBOR Floor 1.00%, Due 9/24	4,962,991	4,975,000	—	—	—	4,962,991	4,975,000

SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.60%)+8.25%; LIBOR Floor 1.00%, Due 9/24	991,965	995,000	—	—	—	991,965	995,000

Sedgwick(23) Insurance	Unsecured Term Loan, 9.00%, due 12/31/26	—	—	3,253,000	3,300,000	(477,651)	2,775,349	3,300,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
SOS Security Holdings LLC(8)(14) Services: Business	Senior Secured Loan — Term Loan 9.1% Cash, 3 month LIBOR (2.58%)+6.50%; LIBOR Floor 1.00%, Due 4/25	2,475,244	2,475,000	—	—	—	2,475,244	2,475,000

Tailwind Randys, LLC(8)(14) Automotive	Senior Secured Loan — Term Loan 8.0% Cash, 3 month LIBOR (2.52%)+5.50%; LIBOR Floor 1.00%, Due 5/25	4,912,500	4,912,500	—	—	—	4,912,500	4,912,500

Tank Partners Equipment Holdings LLC(8)(13) Energy: Oil & Gas	Senior Unsecured Bond — 10.000% – 02/2022 – TankConvert 10.0% Cash, fixed, Due 2/22	468,494	422,347	—	—	—	468,494	422,347

Tex-Tech Industries, Inc.(8)(13) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 11.4% Cash, 3 month LIBOR (2.40%)+9.00%; LIBOR Floor 1.00%, Due 8/24	12,376,690	12,257,840	—	—	—	12,376,690	12,257,840

Time Manufacturing Acquisition, LLC(8)(13)(14) Capital Equipment	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR (2.69%)+5.00%; LIBOR Floor 1.00%, Due 2/23	3,429,980	3,415,292	—	—	—	3,429,980	3,415,292

TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Delayed Draw Term Loan 7.9% Cash, 1 month LIBOR (2.40%)+5.50%; LIBOR Floor 1.00%, Due 6/24	206,673	206,338	—	—	—	206,673	206,338

TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR (2.20%)+5.50%; LIBOR Floor 1.00%, Due 6/24	5,691,239	5,660,612	—	—	—	5,691,239	5,660,612

TronAir Parent Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 12 month LIBOR (2.82%)+4.75%; LIBOR Floor 1.00%, Due 9/23	980,513	947,424	—	—	—	980,513	947,424

TRSO I, Inc.(8)(13) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, 3 month LIBOR (1.00%)+13.00%; LIBOR Floor 1.00%, Due 12/19	998,623	1,000,000	—	—	—	998,623	1,000,000

		Actual		Actual
		Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Amortized Cost	Fair Value(2)	Amortized Cost	Fair Value(2)	Amortized Cost	Amortized Cost	Fair Value(2)
Vertafore, Inc(23) Services: Business	Second Lien Term Loan 1 month LIBOR (2.40%)+7.25%, due 7/2/26	—	—	892,000	881,000	(151,066)	740,934	881,000

WASH Multifamily Acquisition, Inc (23) Industrials - Laundry Equipment	Second Lien Term Loan 1 month LIBOR (2.40%)+7.00% with a 1.0% floor, due 5/14/23	—	—	2,966,000	2,904,000	(523,693)	2,442,307	2,904,000

WireCo WorldGroup Inc.(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.40%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	2,970,411	2,895,235	—	—	—	2,970,411	2,895,235

Zest Acquisition Corp.(8)(13)(19) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.9% Cash, 1 month LIBOR (2.41%)+7.50%; LIBOR Floor 1.00%, Due 3/26	3,481,137	3,231,682	—	—	—	3,481,137	3,231,682

Total Investment in Debt Securities		$185,518,733	$175,321,765	$107,663,000	$66,357,000	$(51,855,773)	$241,325,960	$241,678,765

Equity Securities Portfolio

			Actual		Actual
			Portman Ridge Finance Corporation		OHA Investment Corporation(21)(35)		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment(15)	Percentage Ownership/ Shares	Cost	Fair Value(2)	Cost	Fair Value(22)	Amortized Cost	Cost	Fair Value
AAPC Holdings LLC.(8) Healthcare & Pharmaceuticals	Class A Preferred Units	1.36%	2,500,000	2,500,000	—	—	—	2,500,000	2,500,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Warrant	1.90%	—	1,000	—	—	—	—	1,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Membership Interests	0.40%	181,999	1,000	—	—	—	181,999	1,000

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(13)(20) Media: Advertising, Printing & Publishing	Common	1.17%	359,765	107,135	—	—	—	359,765	107,135

eInstruction Acquisition, LLC(8)(13)(20) Services: Business	Membership Units	1.10%	1,079,617	1,000	—	—	—	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(3)(13)(20) Capital Equipment	Class A Shares	0.41%	1,500,000	601,683	—	—	—	1,500,000	601,683

New Millennium Holdco, Inc. (Millennium Health, LLC)(8)(13)(20) Healthcare & Pharmaceuticals	Common	0.20%	1,953,299	1,000	—	—	—	1,953,299	1,000

Roscoe Investors, LLC(8)(13)(20) Healthcare & Pharmaceuticals	Class A Units	1.56%	1,000,000	—	—	—	—	1,000,000	—

Tank Partners Holdings, LLC(8)(10)(13)(20) Energy: Oil & Gas	Class A Units	48.5%	6,228,000	417,793	—	—	—	6,228,000	417,793

OCI Holdings, LLC (22)(28) Services: Home Health	Class A Units	20.8%	—	—	2,500,000	—	—	2,500,000	—

Ohene Holdings B.V.- Digitran Pomeroy(13)(20) Services: Business	Warrants	0.2%	—	1,000	—	—	—	—	1,000

TRSO II, Inc.(8)(13)(20) Energy: Oil & Gas	Common Stock	5.40%	1,680,161	512,075	—	—	—	1,680,161	512,075

Total Investment in Equity Securities			$16,482,841	$4,143,686	$2,500,000	$—	—	$18,982,841	$4,143,686

CLO Subordinated Investments

			Actual		Actual
			Portman Ridge Finance Corporation		OHA Investment Corporation(21)(35)		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company	Investment(15)(11)	Percentage Ownership	Cost	Fair Value(2)	Cost	Fair Value(22)	Amortized Cost	Cost	Fair Value
Katonah III, Ltd.(3)(12)(13)	Subordinated Securities, effective interest N/M, 5/15 maturity(16)	23.1%	$1,287,155	$369,280	$—	$—	—	$1,287,155	$369,280
Catamaran CLO 2013-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 22.2%, 1/28 maturity	23.3%	6,374,855	7,159,028	—	—	—	6,374,855	7,159,028
Catamaran CLO 2014-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 12.9%, 4/30 maturity	22.2%	10,283,225	8,649,726	—	—	—	10,283,225	8,649,726
Dryden 30 Senior Loan Fund(3)(13)	Subordinated Securities, effective interest 28.8%, 12/29 maturity	6.8%	1,490,604	1,969,447	—	—	—	1,490,604	1,969,447
Catamaran CLO 2014-2 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 5.3%, 11/25 maturity	24.9%	6,224,838	2,428,469	—	—	—	6,224,838	2,428,469
Catamaran CLO 2015-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.7%, 10/26 maturity	9.9%	4,240,369	3,164,550	—	—	—	4,240,369	3,164,550
Catamaran CLO 2016-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.1%, 4/27 maturity	24.9%	9,530,845	7,243,984	—	—	—	9,530,845	7,243,984
Catamaran CLO 2018-1 Ltd(3)(13)(19)	Subordinated Securities, effective interest 13.6%, 10/31 maturity	24.8%	9,868,779	9,021,997	—	—	—	9,868,779	9,021,997
Total Investment in CLO Fund Securities			$49,300,670	$40,006,481	$—	$—	—	$49,300,670	$40,006,481

Asset Manager Affiliates

			Actual		Actual
			Portman Ridge Finance Corporation		OHA Investment Corporation(21)(35)		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment(15)	Percentage Ownership	Cost	Fair Value(2)	Cost	Fair Value(22)	Amortized Cost	Cost	Fair Value
Asset Manager Affiliates(8)(13)(17)	Asset Management Company	100%	$17,791,230	$—	$—	$—	—	$17,791,230	$—
Total Investment in Asset Manager Affiliates			$17,791,230	$—	$—	$—	—	$17,791,230	$—

Joint Ventures

			Actual		Actual
			Portman Ridge Finance Corporation		OHA Investment Corporation		Pro Forma Adjustments	Pro Forma unaudited
Portfolio Company / Principal Business	Investment(15)	Percentage Ownership	Cost	Fair Value(2)	Cost	Fair Value(2)	Amortized Cost	Cost	Fair Value(2)
KCAP Freedom 3 LLC(9)(13)	Joint Venture	60%	$24,914,858	$22,413,358	$—	$—	—	$24,914,858	$22,413,358
BCP Great Lakes Holdings LP(9)(10)(17)(18) Limited Partnership	Joint Venture	56%	17,696,667	17,675,899	—	—	—	17,696,667	17,675,899
Total Investment in Joint Ventures			$42,611,525	$40,089,257	$—	$—	—	$42,611,525	$40,089,257

Short-term Investments

			Actual		Actual
			Portman Ridge Finance Corporation		OHA Investment Corporation(21)(35)		Pro Forma Adjustments	Pro Forma unaudited
	Investment(15)	Yield	Cost	Fair Value(2)	Cost	Fair Value(22)	Amortized Cost	Cost	Fair Value
US Bank Money Market Account(7)(8)	Money Market Account	0.20%	$14,943,733	$14,943,733	$—	$—	—	$14,943,733	$14,943,733

US Treasury Bill (Cusip: 912796SL4)(24)	U.S. Government Obligation	1.66%	—	—	9,998,000	9,998,000	—	9,998,000	9,998,000

US Treasury Bill (Cusip: 912796VJ5)(8)	U.S. Government Obligation	1.88%	12,499,358	12,499,358	—	—	—	12,499,358	12,499,358
Total Short-term Investments			$27,443,091	$27,443,091	$9,998,000	$9,998,000	—	$37,441,091	$37,441,091
Total Investments(4)			$339,148,090	$287,004,280	$120,161,000	$76,355,000	$(51,855,773)	$407,453,317	$363,359,280
(1)	A majority of the variable rate loans in PTMN’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, PTMN has provided the weighted average annual stated interest rate in effect at June 30, 2019. As noted in the table above, 73% (based on par) of debt securities contain floors which range between 1.00% and 1.50%.
(2)	Reflects the fair market value of all investments as of June 30, 2019 as determined by PTMN’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of PTMN’s investments for federal income tax purposes is approximately $339 million. PTMN’s aggregate gross unrealized appreciation is approximately $0.1 million, PTMN’s aggregate gross unrealized depreciation is approximately $52.1 million, and PTMN’s net unrealized depreciation is approximately $52.2 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	A CLO Fund managed by an affiliate of LibreMax.
(7)	Money market account.
(8)	Qualified asset for purposes of Section 55(a) of the 1940 Act. Qualifying assets represent approximately 73.6% of the total assets at June 30, 2019.
(9)	As defined in the 1940 Act, PTMN is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as PTMN owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, PTMN does not believe that it has control over this portfolio company.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Fair value of this investment was determined using significant unobservable inputs.
(14)	As of June 30, 2019, this investment is owned by Great Lakes KCAP Funding I, LLC and was pledged to secure Great Lakes KCAP Funding I, LLC’s debt obligation pursuant to its senior secured revolving credit facility (the “Revolving Credit Facility”) with PTMN, as the servicer, certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, and CIBC Bank USA, as documentation agent.
(15)	PTMN’s investments are generally acquired in private transactions exempt from registration under the Securities Act and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities” under the Securities Act of 1933.
(16)	The remaining collateral in this CLO Fund portfolio is illiquid and not producing meaningful cash flows, and thus, PTMN’s investment in the CLO Subordinated securities are not currently receiving periodic cash distributions. Accordingly, PTMN is no longer recording any investment income from these investments, and has thus noted the effective interest as not meaningful, or N/M. The fair value of the investment reflects PTMN’s estimated share of the fair value of the underlying collateral.
(17)	As defined in the 1940 Act, PTMN is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as PTMN owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.
(18)	Ownership of LP interest held through the holding company BCP Great Lakes Fund, L.P.
(19)	Under the 1940 Act, PTMN is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company as PTMN owns at least 5% but no more than 25% of the portfolio company’s outstanding voting securities or is under common control with such portfolio company. Other than for purpose of the 1940 Act, PTMN does not believe it has control over this portfolio company.
(20)	Non-income producing.
(21)	OHAI has pledged all of its portfolio investments, except its investments in U.S. Treasury Bills, as collateral for obligations under its Credit Facility.

(22)	The OHAI Audit Committee recommends fair values of each asset to the OHAI Board, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated.
(23)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy).
(24)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy).
(25)	OHAI has determined that this investment is not a “qualifying asset” under Section 55(a) of the 1940 Act. Under the 1940 Act, OHAI may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. The status of these assets under the 1940 Act is subject to change. OHAI monitors the status of these assets on an ongoing basis. As of June 30, 2019, 1.61% of OHAI’s investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(26)	During the fourth quarter of 2016, OHAI executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter of 2016. OCI remains in financial covenant default. During 2017, OHAI executed a number of amendments to the note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, OHAI has allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, OHAI executed an amendment to the note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, OHAI executed an amendment to the note purchase and security agreement whereby OHAI exchanged $217,625 of cash default interest previously paid to OHAI by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. In 2019, OCI continues to be in default and continues to PIK all of its interest, including default interest. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.
(27)	Effective April 1, 2018, OHAI discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to the cost basis and are considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 6 to the Consolidated Financial Statements.
(28)	Non-income producing equity security.
(29)	Represents a revolving line of credit of which $1.4 million of the $1.7 million total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount. In February 2019, ClearChoice executed an amendment to the financing agreement which increased the amount committed by OHAI under the revolving line of credit from $1.6 million to $1.7 million and modified certain other loan covenants.
(30)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 30 basis points.
(31)	Investment on non-accrual status and therefore non-income producing.
(32)	Represents a revolving line of credit of which $129 thousand of the $143 thousand total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.5% unused fee.
(33)	Represents a delayed draw term loan with a total commitment of $356 thousand all of which is unfunded at June 30, 2019. The delayed draw term loan includes a 1.0% unused fee.
(34)	Represents a delayed draw term loan with a total commitment of $167 thousand all of which is unfunded at June 30, 2019.
(35)	Amounts for OHAI have been rounded to the nearest thousand.

CAPITALIZATION

The following table sets forth (1) PTMN’s and OHAI’s actual capitalization as of June 30, 2019 and (2) PTMN’s capitalization as adjusted to reflect the effects of the Merger. You should read this table together with PTMN’s and OHAI’s condensed consolidated financial data and the pro forma financial information included elsewhere in this proxy statement/prospectus.

	As of June 30, 2019
	(unaudited, dollar amounts in thousands, except share and per share data)
	Actual	Actual		Pro Forma
	Portman Ridge Finance Corporation	OHA Investment Corporation	Pro forma Adjustments(1)	Portman Ridge Finance Corporation
Cash, cash equivalents and restricted cash	$31,147	$12,779	$(10,690)	$33,236
Debt less unamortized debt issuance costs	119,506	29,922	—	149,428
Net Assets	139,178	37,006	(10,690)	165,494
Total Capitalization	$289,831	$79,707	$(21,380)	$348,158
Number of common shares outstanding	37,356,061	20,172,392	(12,787,544)	44,740,909
Net asset value per common share	$3.73	$1.83		$3.70
(1)	See notes to pro forma condensed consolidated financial statements for explanations of pro forma adjustments.

THE MERGER

The discussion in this proxy statement/prospectus, which includes the material terms of the Merger and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.

General Description of the Merger

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, Acquisition Sub will be merged with and into OHAI. OHAI will be the surviving company and will continue its existence as a corporation under the laws of the State of Maryland. As of the effective time of the First Merger, the separate corporate existence of Acquisition Sub will cease. Immediately after the occurrence of the First Merger, in the Second Merger, OHAI will merge with and into PTMN, with PTMN as the surviving entity. Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the First Merger, each share of OHAI Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares) will be converted into the right to receive (i) an amount in cash equal to (A) the Aggregate Cash Consideration divided by (B) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares), and (ii) a number of shares of PTMN Common Stock equal to the Exchange Ratio. Furthermore, as additional consideration to the holders of shares of OHAI Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Sierra Crest will cause to be paid directly to such holders the Additional Cash Consideration.

Based on the number of shares of PTMN Common Stock issued and outstanding and the NAVs of PTMN and OHAI as of June 30, 2019, it is expected that PTMN Stockholders will own approximately 83% of the outstanding PTMN Common Stock and former OHAI Stockholders will own approximately 17% of the outstanding PTMN Common Stock

Background of the Merger

OHA began managing OHAI in September 2014. At that time, OHAI’s investment portfolio totaled $171.0 million, of which $126.8 million was concentrated in the energy industry. Thoughout OHA’s management, part of the investment strategy has been to reduce OHAI’s historical portfolio concentration in the energy industry and to diversify its portfolio with investments in debt securities of U.S. private and small public middle market companies across industry sectors. Under this approach, OHAI has made a total of 41 new investments in portfolio companies with a principal amount of $183.3 million (total cost of $178.8 million) and fully realized 13 of these investments with a principal amount of $116.0 million since September 30, 2014. Nevertheless, the size of OHAI’s investment portfolio has decreased 61% since September 2014, driven by $125.7 million in net negative valuation changes and $175.5 million of realizations. Most of these mark-downs and losses, $96.8 million, have come from the legacy energy assets that pre-existed OHA becoming the manager.

In late 2017, OHAI management and the OHAI Board began to weigh the magnitude of the write-downs and realized losses in OHAI’s legacy investment portfolio against the success of new investments made under OHA’s leadership. The OHAI Board considered that while the meaningful gains made under OHA management had cushioned the substantial realized and unrealized losses from the legacy investment portfolio, the OHAI Board and management remained mindful of their objective to maximize shareholder value and of the expense burden of OHAI relative to a sub-scale investment portfolio.

Following the end of the third quarter ended September 30, 2017, OHAI publicly announced during its quarterly earnings call that with the outcomes from the legacy portfolio in closer view, the OHAI Board was in a better position actively to pursue options that could provide more scale to OHAI, including, among other things, raising additional capital, pursuing a merger or joint venture with another party, acquiring existing investment portfolios from third parties, or other strategic transactions. The OHAI Board held two meetings, one on December 12, 2017 and the other on December 19, 2017, to hold discussions with three investment banking firms, including KBW, regarding potential strategic options that could provide more scale to OHAI. Each investment banking firm reviewed with the OHAI Board its experience and qualifications and provided preliminary perspectives regarding OHAI’s potential exploration of strategic alternatives. At the board meeting held on December 12, 2017, the OHAI Board also received a presentation from outside legal counsel regarding directors’ responsibilities relating to the consideration of strategic alternatives, including the standard of conduct governing the acts of directors, applicable fiduciary duties and the use of confidentiality agreements in the context of potential strategic transactions.

The OHAI Board considered the various advantages and disadvantages of engaging an investment banking firm to act as OHAI’s financial advisor, the various strategic alternatives discussed with the three investment banks and the experience of each investment bank’s team in the BDC and direct lending sectors as well as in the mergers and acquisitions field in general. The OHAI Board also discussed potential independence and conflict of interest issues, fee structures, and other matters. On January 17, 2018, the OHAI Board approved OHAI’s engagement of KBW as its financial advisor to assist the OHAI Board in connection with OHAI’s exploration of strategic alternatives.

On February 23, 2018, at the direction of the OHAI Board, KBW commenced an initial outreach to parties potentially interested in engaging in a strategic transaction with OHAI in order to provide OHAI with more scale.

On March 13, 2018, during its quarterly board meeting covering the fourth quarter and year ended December 31, 2017, KBW joined the meeting by teleconference to review certain parties that could be interested in a possible strategic transaction with OHAI, and certain other parties that could be interested in a more traditional purchase of OHAI’s investment portfolio. A discussion ensued, following which the OHAI Board asked KBW to initiate conversations with potential interested parties in the first category, as well as select potential interested parties in the second category, in each case following the execution of a non-disclosure agreement (“NDA”). The form of NDA included customary “standstill” and related provisions designed to protect the strategic alternatives review process. The OHAI Board also determined to continue to consider, with KBW’s assistance, whether a capital raise might be an appropriate strategic option. The OHAI Board further determined that management should publicly disclose that OHAI had retained KBW as a financial advisor, which management did on March 27, 2018 in OHAI’s earnings press release for the fourth quarter and year ended December 31, 2017.

On August 2, 2018, during OHAI’s quarterly board meeting covering the second quarter ended June 30, 2018, KBW joined the meeting in person, along with OHAI’s outside legal counsel, to provide an update regarding the strategic alternatives review process. KBW reported that 38 parties had been contacted, of which nine had executed NDAs. KBW stated that of the nine that had executed NDAs, seven of those had given either a non-binding verbal or a written indication of interest in a strategic transaction with OHAI. KBW reviewed with the OHAI Board the seven indications of interest. A discussion ensued, after which the OHAI Board determined that management, with KBW’s assistance, should continue to explore the viability of the seven indications of interest and other options, with a particular focus on opportunities that would provide more scale to OHAI.

KBW provided further updates to the OHAI Board regarding its discussions with various parties pertaining to a potential strategic transaction during the OHAI Board’s telephonic meeting held on September 13, 2018 to approve OHAI’s third quarter distribution, OHAI’s quarterly board meeting held on November 6, 2018 covering the third quarter ended September 30, 2018, and OHAI’s board meeting held on December 12, 2018 to approve its fourth quarter distribution.

During OHAI’s board meeting held on December 12, 2018, OHAI management and KBW noted that they were having advanced discussions with one party regarding a possible strategic transaction and would then consider other parties’ interest in a transaction if OHAI could not strike a deal with the first party.

On January 29, 2019, the OHAI Board convened a special telephonic meeting, at which management and representatives of KBW also participated, to discuss the strategic alternatives review process, during which management stated that the party with whom OHAI had been exploring advanced discussions concerning a possible strategic transaction had decided instead to engage with another party. KBW reviewed with the OHAI Board other parties that had expressed interest in OHAI. KBW indicated that the possible transactions raised by those parties included a merger, reverse merger or portfolio acquisition. A discussion ensued, after which the OHAI Board determined that management should explore all options available to OHAI, including all of the parties that could be interested in a more traditional purchase of OHAI’s investment portfolio that had previously been reviewed by KBW with the OHAI Board at the March 13, 2018 board meeting, and not solely those that would bring scale to it.

On March 13, 2019, during OHAI’s quarterly board meeting covering the fourth quarter and year ended December 31, 2018, a representative of KBW joined the meeting in person, along with OHAI’s outside legal counsel, Dechert, by teleconference, to discuss in detail the indications of interest that had been received on behalf of OHAI. KBW stated that to date, it had held specific discussions with 57 parties regarding OHAI’s strategic review process. From those discussions, 25 parties had executed an NDA and nine parties had submitted written letters of interest (each a “LOI” and collectively, “LOIs”) subject to ongoing due diligence at varying stages of completion, three had expressed a verbal interest, two had expressed interest in managing OHAI in a liquidation scenario, and seven continued to engage in discussions but had not yet submitted an offer. KBW reviewed with the OHAI Board each LOI, including, among other things, each transaction type and structure. After discussion, the OHAI Board determined to invite three parties, including PTMN/BC Partners, to proceed to the next phase of the process, complete due diligence and submit updated LOIs. The OHAI Board determined that two additional parties should be advised to conduct additional diligence to substantiate their LOIs before being admitted to the next phase.

On April 12, 2019, the OHAI Board convened a special telephonic meeting, at which representatives of KBW and OHAI’s outside legal counsel also participated, to discuss the updated LOIs prepared by the five parties, including PTMN/BC Partners, admitted to the next phase. After discussion, the OHAI Board authorized KBW to ask one party whether it was willing to modify its LOI in several respects (and if such party did not agree, to put them on hold), invite two of the remaining parties, including PTMN/BC Partners, to proceed to the next phase. Regarding one party that had engaged in discussions but had not yet submitted an offer, the OHAI Board determined that it should be permitted to submit an offer during the pendency of reverse due diligence by the bidders.

Subsequent to OHAI’s board meeting held on April 12, 2019, KBW informed OHAI’s management that the party requested to modify its LOI had declined to do so and had been put on hold.

On May 7, 2019, during OHAI’s quarterly board meeting covering the first quarter ended March 31, 2019, a representative of KBW joined the meeting in person, along with OHAI’s outside legal counsel by teleconference, to provide an update on the strategic alternatives review process. KBW reported that the two parties admitted to the next phase had received the draft merger agreement prepared by OHAI with a request that they provide a mark-up of it to OHAI for their proposed transaction and were progressing on reverse due diligence. In connection with the next phase, OHAI began the reverse due diligence process on these two parties. Management noted that the potential new bidder discussed at the April 12, 2019 meeting had decided not to enter the process. On June 18, 2019, the OHAI Board convened a special telephonic meeting, at which representatives of KBW and OHAI’s outside legal counsel also participated, to provide an update regarding the strategic alternatives review process. KBW informed the OHAI Board that one of the two remaining parties had declined to continue participating in the process and described the updated LOI from the remaining party, PTMN/BC Partners. KBW reviewed the terms of the updated LOI. Among other things, the updated LOI indicated the following:

•	the proposed merger transaction was on a cash and NAV-for-NAV basis, with consideration to OHAI Stockholders consisting of (a) cash contributed by PTMN in the higher of $8 million or an amount resulting in the issuance of no more than 19.9% of PTMN shares and (b) PTMN common shares representing $28.9 million, using the estimated NAV at closing calculation for each of PTMN and OHAI as the basis for valuation;
•	the external adviser to PTMN, Sierra Crest, proposed to pay a special cash payment directly to OHAI Stockholders of $3 million, or approximately $0.15 per share;
•	PTMN/BC Partners had stated that the proposed merger transaction would not require the approval of PTMN Stockholders on these terms; and
•	PTMN would also initiate a share buyback program of up to $10 million on behalf of the merged entity to support the trading of the stock post-closing.

After discussion, the OHAI Board determined to authorize and direct management to engage PTMN/BC Partners in discussions regarding an exclusivity agreement for OHAI, and simultaneously analyze the relative value of liquidating OHAI’s portfolio, as well as provide additional information regarding how a pro forma merged entity might trade.

The updated LOI from PTMN/BC Partners also raised the issues of employment discussions with certain members of management and a transition services agreement with OHA for the existing assets of OHAI. Management noted that there had not been negotiation on these points to date and a merger transaction between OHAI and PTMN would not be contingent on them.

Subsequent to the June 18, 2019 meeting, a liquidation analysis was performed at the direction of management, with KBW’s assistance, which indicated that, based on management’s assumptions, a merger transaction with PTMN/BC Partners would deliver greater value to OHAI Stockholders than a liquidation of OHAI’s portfolio.

On June 21, 2019, OHAI entered into an exclusivity agreement (“Exclusivity Agreement”) with PTMN/BC Partners granting them the exclusive right to negotiate a transaction with OHAI for a 21-day period.

On July 10, 2019, the OHAI Board convened a special telephonic meeting to receive an update regarding the strategic alternatives review process. Management and representatives of KBW and OHAI’s outside legal counsel also participated. Management described the status of negotiations of the Merger Agreement, with outside counsel describing the few remaining open issues and proposed approach on resolution. Management of OHA also described their ongoing discussions with Sierra Crest relating to the entry into a potential transition services agreement between OHA and Sierra Crest relating to the assets of OHAI to be owned by the combined PTMN/OHAI entity post-transaction, which would not be a condition to the entry into a merger agreement. Based upon management’s request, the OHAI Board then approved the extension of the Exclusivity Agreement for an additional one-week period, to July 19, 2019. In consultation with outside counsel, the OHAI Board determined at that time to appoint a special committee of the OHAI Board consisting solely of independent directors with the authority to review, evaluate and oversee the negotiation of the Merger Agreement, to review and evaluate any future inbound inquiries from third parties regarding a strategic transaction, if any, and to continue to evaluate the merits, including the fairness to stockholders, of any strategic alternative for OHAI, including the PTMN/BC Partners transaction. The OHAI Board authorized the formation of the Special Committee consisting of all three independent directors on the OHAI Board: Stuart I. Oran, James A. Stern and Frank V. Tannura.

Subsequent to the board meeting held on July 10, 2019, counsel for each of OHAI and PTMN continued to negotiate the Merger Agreement. On July 11, 2019, the Exclusivity Agreement was amended to extend the exclusivity period to July 19, 2019.

On July 18, 2019, a call was held among counsel and management of each of OHAI and PTMN to discuss and seek to resolve the remaining open issues on the Merger Agreement.

On July 19, 2019, the parties amended the Exclusivity Agreement to extend the exclusivity period to July 26, 2019. Dechert and STB continued to negotiate the Merger Agreement. On July 22, 2019, Dechert sent a revised draft of the Merger Agreement to STB reflecting the discussions of the parties relating to the remaining open issues.

On July 26, 2019, the Exclusivity Agreement was amended again to extend the exclusivity period to August 2, 2019. On the same day, STB sent a revised draft of the Merger Agreement to Dechert.

On July 28, 2019, Dechert held a call with OHAI management to discuss the revised draft of the Merger Agreement received from STB. Subsequent to the call, Dechert sent a revised draft of the Merger Agreement to STB.

On July 29, 2019, a call was held between STB and Dechert regarding the few remaining open issues contained in the Merger Agreement. On the same day, the Special Committee held a telephonic meeting to consider the Merger Agreement and the transaction and to discuss and consider the proposed resolution of each of the remaining open issues. Management and representatives of KBW and OHAI’s outside legal counsel also participated. Representatives from Dechert gave an update to the Special Committee about the negotiations of the Merger Agreement, noting the few remaining open issues. A discussion ensued among the Special Committee, management and the representatives from Dechert about the Merger Agreement. The Special Committee then had an executive session with representatives of KBW and Dechert. Representatives from Dechert further discussed with the Special Committee its role and ability to consult with KBW and other advisers. Representatives of KBW then discussed financial aspects of the merger on a preliminary basis with the Special Committee. At the end of the meeting, the Special Committee approved the amended and restated engagement letter with KBW which confirmed that KBW was acting as the financial advisor to the Special Committee.

On the evening of July 30, 2019, the Special Committee held a telephonic meeting to consider further the Merger Agreement and the transaction. Management and representatives of KBW and OHAI’s outside legal counsel also participated. The Special Committee then had an executive session with representatives of KBW and

Dechert. During the executive session, KBW reviewed the financial aspects of the proposed First Merger and rendered an opinion to the Special Committee to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the Merger Consideration provided for in the First Merger was fair, from a financial point of view, to the holders of OHAI Common Stock. Following KBW’s presentation, management re-joined the meeting. The Special Committee then had an executive session with management to discuss the transaction. Following the executive session, the Special Committee asked all parties to re-join the meeting. After taking into consideration all of the information presented during the meeting, the Special Committee determined that the First Merger was in the best interests of each of OHAI and OHAI Stockholders, and approved the Merger Agreement, in substantially the form as considered by the Special Committee. Furthermore, the Special Committee recommended that the OHAI Board (i) declare the Merger Agreement and the transactions contemplated thereby, including the First Merger, advisable and in the best interests of OHAI and OHAI Stockholders, (ii) direct that the Merger Agreement and the transactions contemplated thereby, including the First Merger, be submitted for consideration at a special meeting of OHAI Stockholders, and (iii) recommend that OHAI Stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the First Merger.

Subsequent to the Special Committee meeting, the OHAI Board held a telephonic meeting to consider the Special Committee’s recommendation, the Merger Agreement and the transaction. Representatives of KBW and OHAI’s outside legal counsel also participated. OHAI’s Maryland counsel gave a presentation to remind the OHAI Board about the applicable standard of conduct, fiduciary duties and responsibilities of the OHAI Board in connection with the transaction. The OHAI Board then reviewed the recommendation of the Special Committee, the Merger Agreement and the transaction. The OHAI Board, other than directors affiliated with OHA (who each abstained from voting), acting on the recommendation of the Special Committee, unanimously declared that the Merger Agreement and the transactions contemplated thereby, including the First Merger, advisable and in the best interests of each of OHAI and OHAI Stockholders, and unanimously approved the Merger Agreement, in substantially the form as considered by the OHAI Board. Furthermore, the OHAI Board, other than directors affiliated with OHA (who each abstained from voting), acting on the recommendation of the Special Committee, unanimously directed the Merger Agreement and the transactions contemplated thereby, including the First Merger, be submitted to the OHAI Stockholders for approval at the Special Meeting, with the recommendation that the stockholders approve the First Merger.

On the evening of July 31, 2019, OHAI and PTMN executed the Merger Agreement.

On the morning of August 1, 2019, prior to the opening of trading markets, OHAI issued a press release announcing the entry into the Merger Agreement.

Reasons for the Merger

As previously disclosed, the OHAI Board explored and evaluated a broad range of strategic alternatives to enhance long-term stockholder value over an almost two-year period starting in November 2017. At that point, the OHAI Board believed that, with the outcomes from the legacy OHAI investment portfolio (which had been acquired initially under OHAI’s prior investment manager) more in view, it was in a better position to actively pursue options that could provide more scale to OHAI.

In evaluating the merger proposal from PTMN, the OHAI Board, including the Special Committee, consulted with and received the advice of OHAI’s management and certain outside advisors. In reaching its decision, the OHAI Board and the Special Committee considered a number of factors, including, but not limited to, the following factors, and, as a result, determined that entering into the Merger Agreement was in the best interests of OHAI and its stockholders.

The following discussion of the information and factors considered by the OHAI Board and the Special Committee is not intended to be exhaustive, but includes the material factors considered by them in evaluating the Merger. Any calculations related to the Merger Consideration discussed below are based on the March 31, 2019 net asset value and number of outstanding shares for each of OHAI and PTMN, unless otherwise indicated. The actual Merger Consideration may be different, and will depend on the net asset value and outstanding shares for each of OHAI and PTMN at or around the closing date of the Merger, as determined pursuant to the Merger Agreement.

Financial Terms of the Merger Agreement with PTMN. The OHAI Board and the Special Committee considered the financial terms of the Merger Agreement, including that:

○	OHAI Stockholders will receive value per share (based on the net asset value per share of PTMN’s stock and the aggregate value of cash consideration) of approximately 108% of OHAI’s net asset value per share at the time of the closing of the Merger from PTMN and Sierra Crest, calculated based on OHAI’s March 31, 2019 net asset value of $37.1 million, or $1.84 per share. The actual Share Consideration will be determined by the Exchange Ratio based on net asset value and number of outstanding shares for both companies at the closing of the Merger. In connection with the transaction, OHAI Stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from PTMN (as may be adjusted); (ii) shares of PTMN Common Stock valued at 100% of PTMN’s net asset value per share at the closing of the Merger in an aggregate number equal to OHAI’s net asset value at the closing of the Merger minus the $8 million PTMN cash merger consideration (as may be adjusted); and (iii) an additional cash payment from Sierra Crest, the external adviser to PTMN, of $3 million in the aggregate, or approximately $0.15 per share;
○	based on the fair value of PTMN’s stock (and not the net asset value) and the aggregate value of cash consideration, including the Sierra Crest additional cash payment, OHAI Stockholders will receive value per share of approximately $1.46 per share, which represents 83% of OHAI’s March 31, 2019 net asset value and a 35% premium to OHAI’s closing price on July 30, 2019 (which was the last trading day before entering into the Merger Agreement). This calculation is based on the respective March 31, 2019 net asset values for OHAI and PTMN, adjusted for expected transaction expenses, and PTMN stock’s 60-day volume weighted average price through July 30, 2019 of $2.57;
○	the cash component of the Merger Consideration, which accounts for approximately $0.55 per share of OHAI, provides immediate liquidity and certainty of value;
○	if, at any time within one year after the closing date of the Merger, shares of PTMN Common Stock are trading at a price below 75% of its net asset value, PTMN is obligated to initiate a share buyback program of up to $10 million to support the trading price of the combined company for up to one year from the date such program is announced;
○	OHAI Stockholders will benefit from PTMN’s lower fee structure (currently 1.50% management fee versus the current OHAI management fee of 1.75%; 17.5% incentive fee versus the current OHAI incentive fee of 20.0%) and should expect to realize net investment income and distribution accretion within the first year following closing of the Merger; and
○	OHAI’s Credit Facility will be paid off in full at the closing of the Merger, and based on PTMN’s lower borrowing cost, which is currently lower, the combined company would save approximately $0.5 million per annum in interest for the same amount of borrowings.

Thorough Review of Strategic Alternatives. The OHAI Board and Special Committee considered the results of the extensive review of strategic alternatives, as discussed below:

○	the OHAI Board and the Special Committee reviewed a range of options, including raising additional capital, the sale of all or a part of OHAI, a merger or joint venture with another party, the acquisition of existing investment portfolios, a full liquidation of OHAI, as well as other strategic transactions;
○	OHAI publicly announced that it was actively evaluating strategic alternatives, and an extensive public process seeking strategic alternatives was undertaken by OHAI, with KBW’s assistance;
○	OHAI and/or KBW, on behalf of OHAI, contacted 57 potential strategic partners; 25 potential strategic partners executed non-disclosure agreements, and 9 submitted letters of interest;
○	the beliefs of the OHAI Board (other than directors affiliated with OHA, the external investment adviser to OHAI, who abstained from voting) and of the Special Committee, which beliefs were formed based on a review of results of the strategic review process, with the assistance of OHAI’s management and advisors, that the Merger is more favorable to OHAI Stockholders than other opportunities and alternatives reasonably available to OHAI, which was evaluated with the assistance of OHAI’s management and advisors, taking into account the potential risks, rewards and uncertainties associated with each alternative, including, among other opportunities and alternatives, the following: (1) pursuing a full liquidation of OHAI; (2) pursuing business combinations with entities other than PTMN; and (3) continuing to operate OHAI on a stand-alone basis;

○	the beliefs of the OHAI Board (other than directors affiliated with OHA, who abstained from voting) and the Special Committee, which beliefs were formed after consultation with OHAI’s management and advisors, that prolonging the discussions with PTMN or continuing to solicit interest from additional third parties would be unlikely lead to a better offer and could have resulted in the loss of PTMN’s proposed offer;
○	OHA intends to vote its shares of OHAI Common Stock in favor of the Merger, contributing to the certainty of obtaining the required stockholder approval for the Merger Proposal;
○	PTMN Stockholder approval is not required for the Merger, contributing to additional certainty of closing with PTMN; and
○	PTMN’s obligation to complete the Merger is not conditioned upon receipt of financing, and each of PTMN and Sierra Crest has provided a representation or other satisfactory evidence that they have sufficient cash or sources of cash to enable them to pay the purchase price due at closing.

Strategic and Business Considerations. The OHAI Board and the Special Committee considered the various opportunities for the combined company to provide strategic and business opportunities for its stockholders and to generate additional stockholder value, including:

○	OHAI Stockholders are not being fully cashed out and therefore will continue as stockholders in PTMN; more specifically, based on the outstanding shares and relative net asset value of OHAI and PTMN Common Stock outstanding as of March 31, 2019, current OHAI Stockholders would own approximately 16% of the combined company immediately following the completion of the Merger, providing potential upside for OHAI Stockholders if PTMN’s Common Stock trades higher in the future. The actual ownership percentage is subject to change based on the actual closing net asset values and number of outstanding shares of OHAI and PTMN Common Stock at the time of the closing of the Merger;
○	the combined company will be externally managed by Sierra Crest and is expected to have total assets of approximately $372 million, and net asset value of approximately $181 million (each based on March 31, 2019 balance sheets, not adjusted for transaction expenses);
○	the OHAI Stockholders will, once they become stockholders of PTMN upon the consummation of the Merger, (1) have access to the full range of resources of Sierra Crest; (2) benefit from opportunities coming from BC Partners’ credit business; and (3) benefit from the utilization of BC Partners’ broader resources, including relationships and institutional knowledge from over 30 years of private market investing;
○	the combined company’s investment portfolio following the Merger will provide additional scale and portfolio diversification, which will position the combined company, among other things, to (1) capitalize on favorable market conditions; (2) originate larger transactions with increased final hold positions; and (3) enhance access to lower cost of capital from banks and capital market participants;
○	OHAI Stockholders of the combined company will have an ability to participate in the future growth of PTMN, including any future upside in the stock price of PTMN and potential synergies expected to result from the Merger;
○	the merger is expected to deliver operational synergies for the combined company as a result of the larger scale and elimination of redundant OHAI expenses following the Merger;
○	the historical performance of OHAI and PTMN, and combined company’s ability to make future dividend payments to its stockholders;
○	the fact that the receipt of shares of PTMN Common Stock in exchange for shares of OHAI Common Stock will result in OHAI Stockholders receiving PTMN Common Stock that may be more liquid than OHAI Common Stock, given the increased size and diversification of the equity base of the combined company as a result of the Merger;

○	the fact that PTMN agreed to initiate a share buyback program of up to $10 million to support the trading price of the combined company for up to one year from the date such program is announced, if, at any time within one year after the closing date of the Merger, shares of PTMN Common Stock are trading at a price below 75% of its net asset value per share;
○	based on a review of PTMN, the belief that PTMN and BC Partners have shown the ability to execute this type of merger transaction; and
○	OHAI’s knowledge of PTMN’s business, operations, financial condition, earnings and prospects, taking into account the results of OHAI’s business and legal due diligence review of PTMN’s operations, its portfolio companies and other corporate and financial matters conducted by OHAI’s management with the assistance of its advisors and the fact that no significant issues were uncovered as a result of such review.

Opinion of Financial Advisor to the Special Committee. KBW delivered an opinion, dated July 30, 2019, to the Special Committee as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of OHAI Common Stock of the Merger Consideration in the First Merger, as more fully described below under “Opinion of the Financial Advisor to the OHAI Special Committee.” At the instruction of the Special Committee, a copy of KBW’s opinion was provided to the OHAI Board for informational purposes only prior to its deliberations relating to the approval of the Merger and the Merger Agreement.

Terms of the Merger Agreement. The OHAI Board and Special Committee considered the terms and conditions of the Merger Agreement and the course of negotiations thereof, including:

○	the fact that the Merger Agreement is unlikely to unduly deter third parties from making unsolicited acquisition proposals given that:
•	the Merger Agreement does not preclude OHAI from responding to and negotiating with respect to certain unsolicited acquisition proposals from third parties made prior to the time that OHAI Stockholders approve the Merger and the Merger Agreement if any such third party makes an unsolicited acquisition proposal that the OHAI Board determines in good faith, after consultation with its advisors, constitutes or could reasonably be expected to result in a “superior proposal” (as defined in the Merger Agreement) and that the failure of the OHAI Board to respond to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties of the OHAI Board; and
•	if, prior to the time that OHAI Stockholders approve the Merger, the OHAI Board determines in good faith, after consultation with its advisors, that an unsolicited acquisition proposal constitutes a superior proposal, the OHAI Board can terminate the Merger Agreement, subject to certain procedural requirements, including a match period ranging from two to three business days (as applicable) for PTMN, and enter into a definitive agreement with respect to such superior proposal, provided that, concurrently with such termination, OHAI will pay PTMN a termination fee of approximately $1.3 million or, at PTMN’s option, pay PTMN for damages subject to certain caps only in event that OHAI shall have materially breached its obligations under the Merger Agreement.
○	the fact that the Merger Agreement includes customary terms, including customary non-solicitation, closing and termination provisions;
○	the fact that the Merger Agreements imposes a continuing obligation on PTMN to provide indemnification to and maintain insurance for officers and directors of OHAI;
○	the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arms-length negotiations under the oversight of the Special Committee, which is composed solely of independent directors; and
○	the fact that the Merger Agreement includes a reciprocal termination fee of approximately $1.3 million, or approximately 3.5% of equity value of OHAI, which is reasonable and would not preclude or substantially impede a possible superior proposal from being made, especially in light of the extensive public process undertaken by OHAI.

Risks and Potential Negative Factors. The OHAI Board and the Special Committee considered the risks and potential negative factors relating to the Merger Agreement, including:

○	changes in the net asset value of OHAI and PTMN before the completion of the Merger may affect the composition of the Merger Consideration to be paid to OHAI Stockholders and changes in the market price of PTMN Common Stock may affect the value to be paid to OHAI Stockholders;
○	the restrictions in the Merger Agreement on OHAI’s ability to respond to and negotiate certain unsolicited acquisition proposals from third parties, the requirement that OHAI pay PTMN an approximate $1.3 million termination fee if the Merger Agreement is terminated under certain circumstances and the risk that such restrictions and termination fee may discourage third parties that might otherwise have an interest in a business combination with, or acquisition of, OHAI from making unsolicited acquisition proposals;
○	there are no dissenters’ rights available to stockholders of OHAI in connection with the Merger;
○	there can be no assurance that the combined company will succeed or otherwise achieve its projected financial results;
○	the possibility that the consummation of the Merger may be delayed or not occur at all, and the possible significant adverse impact that such event would have on OHAI and its business;
○	the restrictions on the conduct of OHAI’s business during the period between execution of the Merger Agreement and the closing thereof, which may delay or prevent OHAI from undertaking business opportunities that may arise during such time which, absent the Merger Agreement, OHAI might otherwise have pursued;
○	the potential disruption to OHAI’s business that may result from the announcement of the Merger and the resulting distraction of management’s attention from day-to-day operation of the business;
○	the risk that OHAI Stockholders may vote down the Merger at the Special Meeting; and
○	OHAI will be required to pay termination fees to PTMN if the Merger Agreement is terminated under certain circumstances.

This discussion of the information and factors that the OHAI Board and the Special Committee considered in making its decision is not intended to be exhaustive but includes the material factors considered by them. In view of the complexity and the large number of the factors considered, the OHAI Board and the Special Committee did not find it practicable to, and did not attempt to, quantify or assign any relative or specific weight to the various factors. Rather, they based their recommendation on the totality of the information presented to and considered by them, including the duration, robustness and outcome of the competitive process of seeking strategic alternatives for OHAI, and concluded that, overall, the positive factors of the transaction to OHAI Stockholders outweigh the risks and potential negative factors related to the Merger.

The foregoing list does not include all the factors that the Special Committee and the OHAI Board considered in approving the Merger and the Merger Agreement and recommending that OHAI Stockholders approve the Merger and the Merger Agreement.

Interests of Certain Persons Related to OHAI in the Merger

Certain of OHAI’s directors and officers who are affiliated with OHA have interests in the Merger that are different from, or in addition to, the interests of OHAI’s stockholders in general. When the members of the Special Committee evaluated the Merger and negotiated the Merger Agreement, they were aware of and took into account the potentially differing interests of certain of OHAI’s directors and officers described below. The OHAI Board also was aware of and took into account these differing interests when it decided to accept the Special Committee’s recommendation that it approve the Merger and declare it advisable.

Transition Services Agreement

As disclosed above, Sierra Crest and OHA have engaged in discussions regarding a transition services agreement pursuant to which OHA would provide certain consulting services to Sierra Crest relating to OHAI’s existing investment portfolio subsequent to the closing of the Merger. As of the date hereof negotiations are still ongoing, but Sierra Crest and OHA have discussed terms pursuant to which OHA would receive an initial service fee of $175,000, a quarterly fee of $175,000 for the first four quarters following the closing of the Merger and $130,000 per quarter thereafter through the term of such agreement, which is expected to run for approximately two years following the close of the Merger.

OHAI Board Recommendation

The OHAI Board (other than directors affiliated with OHA, who abstained from voting), acting on the recommendation of the Special Committee, has unanimously approved the Merger and the Merger Agreement and unanimously recommends that OHAI Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Opinion of the Financial Advisor to the OHAI Special Committee

OHAI engaged KBW to render financial advisory and investment banking services to OHAI until such time as the Special Committee was formed, and after such time, solely to the Special Committee, including an opinion to the Special Committee as to the fairness, from a financial point of view, to the holders of OHAI Common Stock of the Merger Consideration in the proposed First Merger. OHAI selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the transaction. As part of its investment banking business, KBW is regularly engaged in the valuation of business development company securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Special Committee held on July 30, 2019 at which the Special Committee evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed First Merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the Merger Consideration in the proposed First Merger was fair, from a financial point of view, to the holders of OHAI Common Stock. The Special Committee approved the Merger Agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Special Committee in connection with its consideration of the financial terms of the transaction. The opinion addressed only the fairness, from a financial point of view, of the Merger Consideration in the First Merger to the holders of OHAI Common Stock. It did not address the underlying business decision of OHAI to engage in the transaction or enter into the Merger Agreement or constitute a recommendation to the Special Committee or the OHAI Board in connection with the transaction, and it does not constitute a recommendation to any holder of OHAI Common Stock or any shareholder of any other entity as to how to vote in connection with the transaction or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder or shareholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the transaction or exercise any dissenters’ or appraisal rights that may be available to such stockholder or shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

At the direction of OHAI and without independent verification, KBW relied upon and assumed for purposes of its analyses and opinion, that the OHAI Per Share NAV would be $1.36 and the PTMN Per Share NAV would be $3.82 and that, as a result thereof, the Exchange Ratio in the First Merger would be 0.3553x.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of OHAI and PTMN and bearing upon the transaction, including, among other things:

•	a draft of the Merger Agreement, dated July 28, 2019 (the most recent draft then made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of OHAI;
•	the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 of OHAI;
•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of PTMN;
•	the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 of PTMN;
•	certain other interim reports and other communications of OHAI and PTMN provided to their respective stockholders or shareholders; and
•	other financial information concerning the businesses and operations of OHAI and PTMN that was furnished to KBW by OHAI and PTMN or which KBW was otherwise directed to use for purposes of its analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of OHAI and PTMN;
•	the assets and liabilities of OHAI and PTMN;
•	the nature and terms of certain other merger transactions and business combinations in the BDC industry;
•	a comparison of certain financial and stock market information for OHAI and PTMN with similar information for certain other companies the securities of which are publicly traded;
•	financial and operating forecasts and projections of OHAI that were prepared by, and provided to KBW and discussed with KBW by, OHAI management and that were used and relied upon by KBW, at the direction of such management and with the consent of the Special Committee;
•	financial and operating forecasts and projections of PTMN that were prepared by, and provided to KBW and discussed with KBW by, Sierra Crest management and that were used and relied upon by KBW based on such discussions, at the direction of OHAI management and with the consent of the Special Committee; and
•	estimates regarding certain pro forma financial effects of the transaction on PTMN that were prepared by, and provided to and discussed with KBW by, Sierra Crest management, and used and relied upon by KBW based on such discussions, at the direction of OHAI management and with the consent of the Special Committee.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the BDC industry generally. KBW also participated in discussions that were held with the respective managements of OHAI, PTMN and Sierra Crest regarding the respective past and current business operations, regulatory relations, financial condition and future prospects of OHAI and PTMN and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by OHAI, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with OHAI.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of OHAI, as to the reasonableness and achievability of the financial and operating forecasts and projections of OHAI referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of OHAI and the Special Committee, upon PTMN management as to the reasonableness and achievability of the financial and operating forecasts and projections of PTMN and the estimates regarding certain pro forma financial effects of the transaction on PTMN, all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented the best currently available estimates and judgments of PTMN management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated by such management.

It is understood that the foregoing financial information of OHAI and PTMN that was provided to KBW was not prepared with the expectation of public disclosure and that all such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of OHAI and PTMN, and with the consent of the Special Committee, that all such information provided a reasonable basis upon which KBW could form its opinion, and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either OHAI or PTMN since the date of the last financial statements of each such entity that were made available to KBW. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of OHAI or PTMN, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of OHAI or PTMN under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed, in all respects material to its analyses:

•	the transaction and any related transaction would be completed substantially in accordance with the terms set forth in the Merger Agreement (the final terms of which KBW assumed would not differ in any respect material to its analyses from the draft reviewed by KBW and referred to above), with no adjustments to the Merger Consideration and no other consideration or payments in respect of OHAI Common Stock;
•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct;
•	each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;
•	there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the transaction or any related transaction and all conditions to the completion of the transaction and any related transaction would be satisfied without any waivers or modifications to the Merger Agreement or any of the related documents; and
•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the transaction and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of OHAI, PTMN or the pro forma entity or the contemplated benefits of the transaction.

KBW assumed that the transaction would be consummated in a manner that complies with the applicable provisions of the Securities Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of OHAI that OHAI relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to OHAI, PTMN, the transaction and any related transaction and Merger Agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to holders of OHAI Common Stock of the Merger Consideration to be received by such holders in the First Merger. KBW expressed no view or opinion as to any other terms or aspects of the transaction or any term or aspect of any related transaction, including without limitation, the form or structure of the transaction (including the form of the Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the transaction or any such related transaction to OHAI, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, escrow or other agreements, arrangements or understandings contemplated or entered into in connection with the transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of OHAI to engage in the transaction or enter into the Merger Agreement;
•	the relative merits of the transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by OHAI or the Special Committee;
•	the fairness of the amount or nature of any compensation to any of OHAI’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of OHAI Common Stock;
•	the effect of the transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of OHAI (other than the holders of OHAI Common Stock, solely with respect to the Merger Consideration (as described therein) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of PTMN or any other party to any transaction contemplated by the Merger Agreement;
•	any adjustment (as provided in the Merger Agreement) to the Merger Consideration (including to the cash or stock components thereof) assumed to be paid in the transaction for purposes of KBW’s opinion;
•	whether PTMN had sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate PTMN cash consideration to the holders of OHAI Common Stock at the closing of the First Merger;
•	whether Sierra Crest had sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Additional Cash Consideration to the holders of OHAI Common Stock at the closing of the First Merger;
•	the actual value of PTMN Common Stock to be issued in the First Merger;
•	the prices, trading range or volume at which PTMN Common Stock or OHAI Common Stock would trade following the public announcement of the transaction or the prices, trading range or volume at which PTMN Common Stock would trade following the consummation of the transaction;
•	any advice or opinions provided by any other advisor to any of the parties to the transaction or any other transaction contemplated by the Merger Agreement; or
•	any legal, regulatory, accounting, tax or similar matters relating to OHAI, PTMN, their respective stockholders or shareholders, or relating to or arising out of or as a consequence of the transaction or any related transaction, including whether or not the transaction would qualify as a tax-free reorganization for U.S. federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, OHAI and PTMN. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement and the transaction. Consequently, the analyses described below should not be viewed as determinative of the decision of the Special Committee with respect to the fairness of the Merger Consideration. The type and amount of consideration payable in the merger were determined through negotiation between OHAI and PTMN and the decision of OHAI to enter into the Merger Agreement was solely that of the Special Committee and the OHAI Board.

The following is a summary of the material financial analyses presented by KBW to the Special Committee in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Special Committee, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Implied Transaction Value for the Merger. KBW calculated an implied transaction value for the proposed transaction of $28.06 million in the aggregate, or $1.39 per share of OHAI Common Stock, based on aggregate cash consideration of $8 million from PTMN and $3 million from Sierra Crest and the implied value of the stock consideration of using an assumed Exchange Ratio of 0.3553x and the closing price of PTMN Common Stock as of July 29, 2019. This implied transaction value for the proposed transaction was used to calculate implied transaction multiples and those multiples were compared to the ranges of multiples found in the financial analyses described below.

Selected Companies Analysis. Using publicly available information, KBW compared the market performance of OHAI to 13 selected publicly-traded externally managed business development companies with market capitalizations less than $250 million.

The selected companies were as follows:

Monroe Capital Corporation	OFS Capital Corporation
THL Credit, Inc.	Garrison Capital Inc.
Saratoga Investment Corp.	Alcentra Capital Corporation
MVC Capital, Inc.	CM Finance Inc
Horizon Technology Finance Corporation	Portman Ridge Finance Corporation
Capitala Finance Corp.	Harvest Capital Credit Corporation
Medley Capital Corporation

To perform this analysis, KBW used market price information as of July 29, 2019 and reported net asset value (“NAV”) per share data as of the end of the most recent completed quarterly period available (which in the case of OHAI was March 31, 2019). KBW also used latest 12 months (“LTM”) net investment income per share (“NII”) for OHA, PTMN and the selected companies and calendar years 2019 and 2020 earnings per share estimates (“EPS”) taken from consensus “street estimates” of PTMN and the selected companies.

KBW’s analysis showed the following concerning the market performance of OHA, PTMN and the selected companies (excluding the impact of the price-to-LTM NII multiple for one of the selected companies, the calendar year 2019 EPS multiples for three of the selected companies and the calendar year 2020 EPS multiple for one of the selected companies, which multiples were as considered to be not meaningful):

					Selected Companies
	OHA		PTMN		Minimum		25th Percentile		Median		Average		75th Percentile		Maximum
Price / NAV per share	0.59	x	0.62	x	0.54	x	0.67	x	0.74	x	0.79	x	0.85	x	1.05	x
Price / LTM NII	35.2	x	16.6	x	3.4	x	7.4	x	9.1	x	9.6	x	10.7	x	16.9	x
Price / 2019 EPS	NA		NA		7.9	x	8.9	x	9.7	x	10.7	x	11.4	x	17.5	x
Price / 2020 EPS	NA		7.9	x	6.5	x	7.7	x	8.5	x	9.1	x	9.7	x	15.7	x

KBW’s analysis also showed the following concerning the market performance of OHA, PTMN and the six selected companies (including PTMN) with market capitalizations less than $150 million (excluding the impact of the price-to-LTM NII multiple for one of the selected companies, the calendar year 2019 EPS multiples for three of the selected companies and the calendar year 2020 EPS multiple for one of the selected companies, which multiples were considered to be not meaningful):

					Selected Companies – Market Capitilization Less than $150M
	OHA		PTMN		Minimum		25th Percentile		Median		Average		75th Percentile		Maximum
Price / NAV per share	0.59	x	0.62	x	0.62	x	0.67	x	0.71	x	0.73	x	0.82	x	0.85	x
Price / LTM NII	35.2	x	16.6	x	3.4	x	5.9	x	8.2	x	8.9	x	11.0	x	16.6	x
Price / 2019 EPS	NA		NA		8.3	x	8.7	x	9.9	x	11.4	x	12.7	x	17.5	x
Price / 2020 EPS	NA		7.9	x	6.5	x	7.8	x	8.0	x	8.4	x	9.5	x	10.4	x

KBW then applied a range of price-to-NAV per share multiples of 0.5x to 1.1x derived from the minimum and maximum multiples of the selected companies to the March 31, 2019 NAV per share of OHAI and a range of price-to-LTM NII multiples of 3.4x to 16.9x derived from the minimum and maximum multiples of the selected companies to the net investment income of OHAI for the 12-month period ending March 31, 2019. This analysis indicated the following ranges of the implied value per share of OHAI Common Stock, as compared to the implied transaction value for the proposed merger of $1.39 per outstanding share of OHAI Common Stock:

Implied Value Per Share Ranges of OHAI Common Stock
Based on NAV per share of OHAI as of March 31, 2019	$0.98 to $1.91
Based on LTM NII per share of OHAI for the 12-month period ending March 31, 2019	$0.10 to $0.52

KBW then applied a range of price-to-NAV per share multiples of 0.7x to 0.9x derived from the 25th percentile and 75th percentile multiples of the selected companies to the March 31, 2019 NAV per share of OHAI and a range of price-to-LTM NII multiples of 7.4x to 10.7x derived from the 25th percentile and 75th percentile multiples of the selected companies to the net investment income of OHAI for the 12-month period ending March 31, 2019. This analysis indicated the following ranges of the implied value per share of OHAI Common Stock, as compared to the implied transaction value for the proposed merger of $1.39 per outstanding share of OHAI Common Stock:

Implied Value Per Share Ranges of OHAI Common Stock
Based on NAV per share of OHAI as of March 31, 2019	$1.23 to $1.55
Based on LTM NII per share of OHAI for the 12-month period ending March 31, 2019	$0.23 to $0.33

No company used as a comparison in the above selected companies analysis is identical to OHAI or PTMN. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis – Business Development Companies. KBW reviewed publicly available information related to 13 selected acquisitions of business development companies announced since April of 2009, referred to as the selected BDC transactions.

The selected BDC transactions were as follows:

Acquirer	Acquired Company
East Asset Management, LLC	Rand Capital Corporation
Golub Capital BDC, Inc.	Golub Capital Investment Corporation
FS Investment Corporation	Corporate Capital Trust, Inc.
Benefit Street Partners LLC; Barings	Triangle Capital Corporation
TCG BDC, Inc.	NF Investment Corp.
CĪON Investment Corporation	Credit Suisse Park View BDC, Inc.
MAST Capital Mgmt LLC; Great Elm Capital Group Inc.	Full Circle Capital Corporation
Ares Capital Corporation	American Capital, Ltd.
PennantPark Floating Rate Capital Ltd.	MCG Capital Corporation
Saratoga Investment Corp.	GSC Investment Corp.
Ares Capital Corporation	Allied Capital Corporation
Prospect Capital Corporation	Patriot Capital Funding, Inc.
Highland Credit Strategies Fund	Highland Distressed Opportunities, Inc.

For each selected BDC transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company (including contributions by external managers) and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction (adjusted to reflect announced pre-closing adjustments):

•	Price to NAV per share of the acquired company; and
•	Price to last 12 months (“LTM”) net investment income per share (“NII”) of the acquired company

KBW’s analysis showed the following concerning the implied statistics of the proposed transaction based on the implied transaction value for the proposed transaction of $1.39 per share of OHAI Common Stock and using historical financial information for OHAI as of and for the 12-month period ended March 31, 2019, as compared to the selected BDC transactions (excluding the impact of the price-to-LTM net investment income per share of two of the selected transactions, which multiples were considered to be not meaningful):

		Selected BDC Transactions
	Transaction	Minimum	25th Percentile	Median	Average	75th Percentile	Maximum
Price / NAV Per Share	76%	40%	54%	86%	77%	100%	107%
Price / LTM Net Investment Income Per Share	45.2x	2.4x	5.1x	8.4x	8.0x	10.5x	13.5x

KBW then applied a range of price-to-NAV per share multiples of 0.4x to 1.1x derived from the minimum and maximum multiples of the selected BDC transactions to the March 31, 2019 NAV per share of OHAI. KBW also applied a range of price-to-LTM net investment income per share multiples of 2.4x to 13.5x derived from the minimum and maximum multiples of the selected BDC transactions to the net investment income per share of OHAI for the last twelve months as of March 31, 2019. This analysis indicated the following ranges of the implied value per share of OHAI Common Stock, as compared to the implied transaction value for the proposed merger of $1.39 per outstanding share of OHAI Common Stock:

Implied Value Per Share Ranges of OHAI Common Stock
Based on March 31, 2019 NAV per share of OHAI	$0.73 to $1.95
Based on LTM NII per share of OHAI for the last 12 months ending March 31, 2019	$0.08 to $0.41

KBW then applied a range of price-to-NAV per share multiples of 0.5x to 1.0x derived from the 25th and 75th percentile multiples of the selected BDC transactions to the March 31, 2019 NAV per share of OHAI. KBW also applied a range of price-to-LTM net investment income per share multiples of 5.1x to 10.5x derived from the 25th and 75th percentile multiples of the selected BDC transactions to the net investment income per share of OHAI for the last twelve months as of March 31, 2019. This analysis indicated the following ranges of the implied value per share of OHAI Common Stock, as compared to the implied transaction value for the proposed merger of $1.39 per outstanding share of OHAI Common Stock:

Implied Value Per Share Ranges of OHAI Common Stock
Based on March 31, 2019 NAV per share of OHAI	$0.98 to $1.82
Based on LTM NII per share of OHAI for the last 12 months ending March 31, 2019	$0.16 to $0.32

No company or transaction used as a comparison in the above selected transaction analysis is identical to OHAI or the proposed transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Dividend Discount Analysis of OHAI. KBW performed a dividend discount analysis of OHAI on a standalone basis to estimate ranges for the implied equity value of OHAI. In this analysis, KBW used financial and operating forecasts and projections of OHAI that were provided by OHAI management. KBW assumed discount rates ranging from 17.5% to 20.0%. Ranges of values were derived by adding (i) the present value of the estimated future dividends of OHAI over the period from the assumed closing date of the proposed transaction through December 31, 2022 and (ii) the present value of OHAI’s implied terminal value at the end of such period. KBW derived implied terminal values using two methodologies, one based on December 31, 2022 estimated NAV per share multiples and the other based on fiscal year 2022 estimated dividend yields. Using implied terminal values for OHAI calculated by applying a terminal multiple range of 60.0% to 100.0% to OHAI’s estimated NAV per share as of December 31, 2022, this analysis resulted in a range of implied values per share of OHAI Common Stock of approximately $0.70 to $1.11 per share, as compared to the implied transaction value for the proposed transaction of $1.39 per outstanding share of OHAI Common Stock. Using implied terminal values for OHAI calculated by applying a terminal dividend yield range of 8.0% to 12.0% to OHAI’s estimated fiscal year 2022 dividends, this analysis resulted in a range of implied values per share of OHAI Common Stock of approximately $0.61 to $0.86 per share, as compared to the implied transaction value for the proposed transaction of $1.39 per outstanding share of OHAI Common Stock.

The dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including NAV per share and dividend growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of OHAI.

Dividend Discount Analysis of PTMN. KBW performed a dividend discount analysis of PTMN on a standalone basis to estimate ranges for the implied equity value of PTMN. In this analysis, KBW used financial and operating forecasts and projections of PTMN that were provided by Sierra Crest management. KBW assumed discount rates ranging from 17.6% to 20.1%. Ranges of values were derived by adding (i) the present value of the estimated future dividends of PTMN over the period from the assumed closing date of the merger through December 31, 2022 and (ii) the present value of PTMN’s implied terminal value at the end of such period. KBW derived implied terminal values using two methodologies, one based on December 31, 2022 estimated NAV per share multiples and the other based on fiscal year 2022 estimated dividend yields. Using implied terminal values for PTMN calculated by applying a terminal multiple range of 60.0% to 100.0% to PTMN’s estimated NAV per share as of December 31, 2022, this analysis resulted in a range of implied values per share of PTMN Common Stock of approximately $2.14 to $3.20 per share. Using implied terminal values for PTMN calculated by applying a terminal dividend yield range of 8.0% to 12.0% to PTMN’s estimated fiscal year 2022 dividends, this analysis resulted in a range of implied values per share of PTMN’s Common Stock of approximately $2.65 to $3.75 per share.

The dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including NAV per share and dividend growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of PTMN or the pro forma combined company.

Liquidation Analysis of OHA. KBW performed a liquidation analysis of OHAI to estimate ranges for the implied equity value of OHAI. In this analysis, KBW used projections of net proceeds that could be generated in a hypothetical liquidation of OHAI that were provided by OHAI management. These projections and net proceeds provided by management assumed no proceeds from investments ATP and OCI but included expected payments received from ATP during the liqudiation period. OHAI’s projections assumed management could not sell OCI and ATP for any meaningful value during the liquidation period. KBW assumed discount rates ranging from 17.5% to 20.0% and applied discounts to the projected net proceeds of $4.0 million to $0.0 million. This analysis resulted in a range of implied values per share of OHAI Common Stock of approximately $1.01 to $1.19 per share, as compared to the implied transaction value for the proposed transaction of $1.39 per outstanding share of OHAI Common Stock.

The results of a liquidation analysis are highly dependent on the assumptions that must be made, including projected net proceeds from asset sales and discount rates. The analysis did not purport to be indicative of the actual values or expected values in a liquidation of OHAI.

Miscellaneous. KBW acted as financial advisor to the Special Committee in connection with the proposed transaction and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is regularly engaged in the valuation of business development company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of KBW and its affiliates’ broker-dealer businesses (and further to an existing sales and trading relationship between a KBW broker-dealer affiliate and the investment adviser of OHAI), KBW and its affiliates may from time to time purchase securities from, and sell securities to, OHAI, PTMN and Sierra Crest. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of OHAI or PTMN for its and their own accounts and for the accounts of its and their respective customers and clients. KBW employees may also from time to time maintain individual positions in PTMN. As OHAI was previously informed by KBW, such positions currently include an individual position in shares of PTMN common stock held by a senior member of the KBW advisory team providing services to OHAI in connection with the proposed transaction.

Pursuant to the KBW engagement agreement, OHAI agreed to pay KBW a cash fee equal to the greater of (i) $500,000 or (ii) 1.00% of the aggregate consideration in the proposed transaction, $125,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the transaction. OHAI also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of KBW’s opinion, KBW did not provide investment banking or financial advisory services to OHA. During the two years preceding the date of KBW’s opinion, KBW provided investment banking and financial advisory services to PTMN (formerly named KCAP Financial, Inc. (“KCAP”) prior to April 1, 2019) and received compensation for such services. KBW acted as (i) lead bookrunner in KCAP’s August 2017 and September 2017 registered offerings of notes, (ii) financing advisor in KCAP’s March 2018 credit facility, (iii) financial advisor to KCAP in connection with its December 2018 sale of certain of its asset management subsidiaries, and (iv) financial advisor to PTMN in connection with its April 2019 externalization of advisor transaction. During the two years preceding the date of KBW’s opinion, KBW did not provide investment banking and financial advisory services to Sierra Crest. KBW may in the future provide investment banking and financial advisory services to OHAI, PTMN or Sierra Crest and receive compensation for such services.

Regulatory Approvals Required for the Merger

The obligations of PTMN and OHAI to complete the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions, including the condition that the PTMN common stock to be issued as part of the Merger Consideration has been approved for listing by Nasdaq. PTMN and OHAI have agreed to cooperate with each other and use their reasonable best efforts to obtain all consents, authorizations, approvals, exemptions or nonobjections from any governmental or regulatory authority necessary to consummate the Merger.

There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.

Third-Party Consents Related to the Merger

PTMN and OHAI have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable. There can be no assurance that any consents, approvals, confirmations or authorizations will be obtained or that such consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.

DESCRIPTION OF THE MERGER AGREEMENT

The following summary, which includes certain of the material terms of the Merger Agreement, is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. PTMN and OHAI encourage you to read the Merger Agreement carefully and in its entirety.

Structure of the Merger

Pursuant to the terms of the Merger Agreement, at the Effective Time, Acquisition Sub will be merged with and into OHAI, whereupon the separate existence of Acquisition Sub shall cease, and OHAI shall continue as the surviving corporation and a wholly-owned subsidiary of PTMN (the “Surviving Corporation”). Immediately after the Effective Time and as part of a single integrated transaction with the First Merger, the Surviving Corporation shall be merged with and into PTMN, whereupon the separate existence of the Surviving Corporation shall cease, and PTMN shall continue as the surviving corporation.

Closing; Completion of the Proposed Merger

Subject to the satisfaction of various conditions to closing (including approval by OHAI’s stockholders), the closing of the First Merger (the “Closing”) shall take place at 10:00 a.m. (local time) on a date to be specified by PTMN and OHAI, but no later than the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement, unless another time, date or place is agreed to in writing by PTMN and OHAI (such date being the “Closing Date”). Concurrently with the Closing, OHAI will cause articles of merger with respect to the First Merger (“Articles of First Merger”) to be executed and filed with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) and the First Merger shall become effective on the date and time at which the Articles of First Merger has been duly filed with, and accepted for record by, the SDAT or at such other date and time as is agreed in writing between PTMN and OHAI and specified in the Articles of First Merger (such date and time being the “Effective Time”). Immediately after the Effective Time and as part of a single integrated transaction with the First Merger, PTMN and the Surviving Corporation shall cause articles of merger with respect to the Second Merger (the “Articles of Second Merger”) to be executed and filed with the SDAT as provided under the Maryland General Corporation Law (“MGCL”) and cause a certificate of merger with respect to the Second Merger (the “Certificate of Second Merger”) to be executed and filed with the Secretary of State of the State of Delaware (“DE SOS”) as provided under the Delaware General Corporation Law (“DGCL”). The Second Merger shall become effective (i) at the later date and time at which (1) the Articles of Second Merger have been accepted for record by the SDAT and (2) the Certificate of Second Merger has been duly filed with DE SOS, or (ii) at such other date and time as is agreed in writing between PTMN and OHAI and specified in the Articles of Second Merger or the Certificate of Second Merger.

If the Merger Proposal is approved at OHAI’s Special Meeting, and the other conditions to closing of the First Merger are satisfied or waived, PTMN and OHAI expect to complete the First Merger during the fourth quarter of 2019.

Merger Consideration

If the First Merger is consummated, each share of OHAI Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares) shall be converted into the right to receive (A) an amount in cash equal to (I) $8,000,000 (as may be adjusted as described below) divided by (II) the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) (“Cash Consideration”) and (B) a number of shares of PTMN Common Stock equal to the Exchange Ratio (as may be adjusted as described below).

Under the Merger Agreement, on the Determination Date, each of OHAI and PTMN will deliver to the other a calculation of its net asset value as of 5:00 p.m. Eastern Time on the day prior to the Closing Date (such calculation with respect to OHAI, the “Closing OHAI Net Asset Value” and such calculation with respect to PTMN, the “Closing PTMN Net Asset Value”), in each case using a pre-agreed set of assumptions, methodologies and adjustments. Based on such calculations, the parties will calculate the “OHAI Per Share NAV”, which will be equal to (i) (A) the Closing OHAI Net Asset Value minus (B) the Aggregate Cash Consideration divided by (ii) the number of shares of OHAI Common Stock issued and outstanding as of the

Determination Date (excluding any Canceled Shares), and the “PTMN Per Share NAV”, which will be equal to (I) the Closing PTMN Net Asset Value divided by (II) the number of shares of PTMN Common Stock issued and outstanding as of the Determination Date. For purposes of the Merger Agreement, the “Exchange Ratio” will be equal to (i) the OHAI Per Share NAV divided by (ii) the PTMN Per Share NAV.

If the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger would exceed 19.9% of the number of issued and outstanding shares of PTMN Common Stock immediately prior to the Effective Time (the “Maximum Share Number”), the Aggregate Cash Consideration will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.

The Exchange Ratio will be appropriately adjusted if, between the date of the Merger Agreement and the Effective Time, any change in the number of outstanding shares of PTMN Common Stock or OHAI Common Stock occurs as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period.

No fractional shares of PTMN Common Stock will be issued upon the conversion of OHAI Common Stock into PTMN Common Stock, and such fractional share interests will not entitle the owner thereof to any PTMN Common Stock or to vote or to any other rights of a holder of PTMN Common Stock. In lieu of any such fractional shares, each holder of OHAI Common Stock who would otherwise be entitled to such fractional shares shall instead be entitled to an amount of cash based on a formula set forth in the Merger Agreement.

Additional Cash Consideration

In connection with the transactions contemplated by the Merger Agreement, as additional consideration to the holders of shares of OHAI Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Sierra Crest will cause to be paid directly to such holders an aggregate amount in cash equal to $3,000,000.

Conversion of Shares; Exchange of Certificates; Book-Entry Shares

At the Effective Time, each share of OHAI Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration. Each such share of OHAI Common Stock will no longer be outstanding and will be automatically canceled and cease to exist, and the holders of certificates (“Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such OHAI Common Stock, shall cease to have any rights with respect to such OHAI Common Stock other than the right to receive the Merger Consideration upon surrender of such certificates or book-entry shares in accordance with the terms of the Merger Agreement.

After the Effective Time, there shall be no registration of transfers on the stock transfer books of OHAI of shares of OHAI Common Stock that that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer to the Exchange Agent (as defined below), they will be cancelled against delivery of the applicable Merger Consideration.

Letter of Transmittal; Lost Certificates

As promptly as practicable following the Effective Time and in any event not later than the second business day thereafter, PTMN will cause an exchange agent that is appointed prior to the closing (the “Exchange Agent”) to mail to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of OHAI Common Stock (i) a letter of transmittal, which will specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent and which shall be in the form and have such other provisions as PTMN and OHAI may reasonably specify (such letter of transmittal, the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for (A) cash in an amount equal to the Cash Consideration multiplied by the number of shares of OHAI Common Stock previously represented by such Certificates or Book-Entry Shares, (B) cash in an amount equal to (x) the Additional Cash Consideration divided by the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) multiplied by (y) the number of shares of OHAI Common Stock previously represented by such Certificates or Book-Entry Shares, (C) the number of shares of PTMN Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates or Book-Entry Shares, (D) any dividends or other distributions payable and (E) any cash in lieu of fractional shares of OHAI Common Stock payable pursuant to the terms of the Merger Agreement.

Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and PTMN shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, but in any event within two business days following the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, such duly completed and validly executed Letter of Transmittal and such other documents, (A) cash in an amount equal to the Cash Consideration multiplied by the number of shares of OHAI Common Stock previously represented by such Certificate or Book-Entry Shares, (B) cash in an amount equal to (x) the Additional Cash Consideration divided by the number of shares of OHAI Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) multiplied by (y) the number of shares of OHAI Common Stock previously represented by such Certificates or Book-Entry Shares, (C) the number of shares of PTMN Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate or Book-Entry Shares, (D) any dividends or other distributions payable and (E) any cash in lieu of fractional shares of PTMN Common Stock payable pursuant to the terms of the Merger Agreement, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash payable upon the surrender of the Certificates or Book-Entry Shares.

If a certificate for OHAI Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable under the Merger Agreement upon receipt of appropriate evidence as to that loss, theft or destruction and appropriate and customary indemnification.

Withholding

PTMN, Sierra Crest, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration and any amounts payable pursuant to the Merger Agreement to any former holder of OHAI Common Stock such amounts as PTMN, Sierra Crest, the Surviving Corporation or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provisions of applicable state, local or foreign tax law. If any amounts are withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to the OHAI Stockholders from whom they were withheld.

Representations and Warranties

The Merger Agreement contains representations and warranties made by OHAI to PTMN and PTMN to OHAI, subject to specified exceptions and qualifications, relating to, among other things:

•	corporate organization, including incorporation, qualification and subsidiaries;
•	capitalization and subsidiaries;
•	power and authority to execute, deliver and perform obligations under the Merger Agreement;
•	absence of conflicts, and required government filings and consents;
•	compliance with applicable laws and permits;
•	SEC reports, financial statements and enforcement actions;
•	the accuracy and completeness of information supplied for inclusion in this proxy statement/prospectus;

•	disclosure controls and procedures;
•	absence of certain changes and actions since December 31, 2018;
•	absence of undisclosed liabilities;
•	absence of certain litigation, orders or investigations;
•	employee matters, including with respect to any employee benefit plans;
•	intellectual property matters;
•	tax matters;
•	material contracts;
•	real property matters;
•	environmental matters;
•	state takeover laws;
•	vote required for the First Merger;
•	brokers’ fees;
•	opinion of financial advisor;
•	insurance coverage;
•	investment assets; and
•	absence of appraisal rights.

The Merger Agreement contains representations and warranties made by Sierra Crest to OHAI, subject to specified exceptions and qualifications, relating to:

•	organization and qualification;
•	power and authority to execute, deliver and perform obligations under the Merger Agreement;
•	absence of conflicts, and required government filings and consents;
•	compliance with applicable laws and permits;
•	absence of certain litigation, orders or investigations;
•	the accuracy of information supplied or to be supplied by Sierra Crest for inclusion in this proxy statement/prospectus; and
•	sufficiency of funds to make the payment of the Additional Cash Consideration.

These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating contractual risk between the parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead, should be read only in conjunction with the information provided elsewhere in this document.

For purposes of the Merger Agreement, “material adverse effect” with respect to PTMN, OHAI or Sierra Crest, as applicable, means, any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of such party and its subsidiaries, taken as a whole, or (2) would, or would reasonably be expected to, materially impair, materially delay or prevent such party from timely performing its obligations under the Merger Agreement or consummating the transactions contemplated by the Merger Agreement. However, for purposes of the foregoing clause (i) only none of the following shall constitute or be taken into account in determining whether a material adverse effect shall have occurred or exists or would reasonably be expected to occur or exist:

•	(i) changes in general economic, financial market, business or geopolitical conditions;
•	(ii) general changes or developments in any of the industries or markets in which such party, any of its subsidiaries, or any of the portfolio companies operate (or applicable portions or segments of such industries or markets);
•	(iii) changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof;
•	(iv) any change in the price or trading volume of such party’s or any of the portfolio companies’ securities, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “material adverse effect” shall be taken into account in determining whether there has been a material adverse effect);
•	(v) any failure by such party or any of the portfolio companies to meet published analyst estimates or expectations of such party’s or any of the portfolio companies’ revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “material adverse effect” shall be taken into account in determining whether there has been a material adverse effect);
•	(vi) any failure by such party, any of its subsidiaries, or any portfolio company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “material adverse effect” shall be taken into account in determining whether there has been a material adverse effect);
•	(vii) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters;
•	(viii) the negotiation, existence, announcement, or performance of the Merger Agreement and the consummation of the transactions contemplated;
•	(ix) any action taken by such party, any of its subsidiaries, any portfolio company, in each case which is required or expressly permitted by the Merger Agreement; and
•	(x) any actions taken (or omitted to be taken) at the written request of OHAI or PTMN, as applicable;

provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vii) above shall be taken into account in determining whether a material adverse effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on such party and its subsidiaries, taken as a whole, relative to the other participants in the industries in which such party and its subsidiaries operate.

Conduct of Business Pending Completion of the Merger

Under the Merger Agreement, OHAI has agreed that, between the date of the Merger Agreement and the Effective Time (or until the earlier termination of the Merger Agreement), except (a) as may be required by law, (b) as may be agreed in writing by PTMN, (c) as may be expressly contemplated or permitted by the Merger Agreement, or (d) as set forth in its disclosure letter to the Merger Agreement, (x) OHAI will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and in a manner consistent with past practice in all material respects; and (y) OHAI will not, and will not permit any of its subsidiaries to:

•	amend or otherwise change, in any material respect, OHAI’s Amended and Restated Articles of Incorporation (as amended, the “OHAI Charter”) or its Second Amended and Restated Bylaws (the “OHAI Bylaws”) (or such equivalent organizational or governing documents of any of its subsidiaries);

•	except for transactions solely among OHAI and its wholly-owned subsidiaries, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;
•	except for transactions solely among OHAI and its subsidiaries, issue, sell, pledge, dispose, encumber or grant any (i) shares of its or OHAI’s or its subsidiaries’ capital stock, (ii) options, warrants, convertible securities or other rights of any kind to acquire any shares of OHAI’s or its subsidiaries’ stock or (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, OHAI or any of its subsidiaries;
•	(i) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to OHAI’s or any of its subsidiaries’ capital stock or other equity interests, other than (a) dividends and distributions paid by any wholly-owned subsidiary of OHAI to OHAI or any of its wholly-owned subsidiaries, (b) regular quarterly cash distributions payable by OHAI on a quarterly basis consistent with past practices and OHAI’s investment objectives and policies as publicly disclosed, (c) the authorization and payment of any dividend or distribution necessary for OHAI to maintain its qualification as a RIC, as reasonably determined by OHAI, or (d) a Tax Dividend (as defined below); or (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of OHAI or its subsidiaries (other than any wholly-owned subsidiaries) or any options, warrants, or rights to acquire any such shares or other equity interests;
•	directly or indirectly acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among OHAI and its wholly-owned subsidiaries, any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to acquisitions with collective purchase prices not exceeding $2,000,000 in the aggregate and except for acquisitions of portfolio company investments in accordance with OHAI’s investment objectives, policies and restrictions;
•	incur any long-term indebtedness for borrowed money in an amount in excess of $2,000,000 or guarantee any such indebtedness of any person (other than a wholly-owned subsidiary) in an amount in excess of $2,000,000, except for indebtedness or guarantees (i) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of the Merger Agreement, (iii) incurred under letters of credit in the ordinary course of business or (iv) as otherwise required in the ordinary course of business;
•	amend, enter into or terminate any OHAI material contract other than (i) in the ordinary course of business consistent with past practice in all material respects and (ii) which would not have a material adverse effect with respect to OHAI;
•	make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) or as otherwise required by applicable law;
•	(i) make or change any material tax election, (ii) change any material method of tax accounting other than in the ordinary course of business, (iii) amend any material tax Return, (iv) settle or compromise any Tax audit or other proceeding relating to a material amount of taxes or (v) agree to any extension or waiver of the statute of limitations with respect to a material amount of tax;
•	enter into a new line of business outside of OHAI’s investment objective as described in OHAI’s SEC filings (provided, that the foregoing shall not apply in any way to any portfolio company);
•	directly or indirectly sell, lease, license or otherwise subject to any Lien or otherwise dispose in whole or in part of any of its properties, assets or rights or any interest therein, except for dispositions of portfolio company investments in accordance with OHAI’s investment objectives, policies and restrictions;

•	acquire new investments categorized as Level 3 investments in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” with a value, individually or in the aggregate, equal to 5% or more of OHAI’s net asset value as of June 30, 2019; or
•	enter into any agreement to do any of the foregoing.

For purposes of the Merger Agreement, “Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to OHAI’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

Similarly, PTMN has agreed that, between the date of the Merger Agreement and the Effective Time (or until the earlier termination of the Merger Agreement), except (a) as may be required by law, (b) as may be agreed in writing by OHAI, (c) as may be expressly contemplated or permitted by the Merger Agreement, or (d) as set forth in its disclosure letter to the Merger Agreement, (x) PTMN will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and in a manner consistent with past practice in all material respects; and (y) PTMN will not, and will not permit any of its subsidiaries to:

•	amend or otherwise change the organizational documents of PTMN (or such equivalent organizational or governing documents of any of its subsidiaries) in a manner that could reasonably be expected to adversely affect in any material respect the rights of the holders of PTMN Common Stock;
•	except for transactions solely among PTMN and its wholly-owned subsidiaries, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;
•	except for transactions solely among PTMN and its wholly-owned subsidiaries, issue, sell, pledge, dispose, encumber or grant any (i) shares of its or its subsidiaries’ capital stock, (ii) options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock or (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, PTMN or any of its subsidiaries;
•	declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to PTMN’s or any of its subsidiaries’ capital stock or other equity interests, (a) other than dividends and distributions paid by any wholly-owned subsidiary of PTMN to PTMN or any of its wholly-owned subsidiaries, (b) regular quarterly cash distributions payable by PTMN on a quarterly basis consistent with past practices and PTMN’s investment objectives and policies as publicly disclosed, or (c) the authorization and payment of any dividend or distribution necessary for PTMN to maintain its qualification as a RIC, as reasonably determined by PTMN; or (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the OHAI or its subsidiaries (other than wholly-owned subsidiaries) or any options, warrants, or rights to acquire any such shares or other equity interests;
•	acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among PTMN and its subsidiaries, any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to acquisitions with collective purchase prices not exceeding $6,000,000 in the aggregate and except for acquisitions of portfolio investments in accordance with PTMN’s investment objectives, policies and restrictions;
•	incur any long-term indebtedness for borrowed money in an amount in excess of $6,000,000 or guarantee any such indebtedness for any person (other than a subsidiary) in an amount in excess of $6,000,000, except for indebtedness or guarantees (i) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of the Merger Agreement, (iii) incurred under letters of credit in the ordinary course of business, (iv) as otherwise required in the ordinary course of business, (v) to PTMN or its Subsidiaries or (vi) in connection with fulfilling PTMN’s obligations with respect to the repayment of OHAI’s indebtedness;

•	make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) or as otherwise required by applicable law;
•	(i) make or change any material tax election other than in the ordinary course of business, (ii) change any material method of tax accounting other than in the ordinary course of business or (iii) agree to any extension or waiver of the statute of limitations with respect to a material amount of tax;
•	enter into a new line of business outside of PTMN’s investment objective as described in the PTMN SEC filings (provided, that the foregoing shall not apply in any way to any entity in which PTMN or any of its Subsidiaries has made, makes or proposes to make a debt or equity investment that is or would be reflected in the Schedule of Investments included in PTMN’s quarterly or annual reports); or
•	enter into any agreement to do any of the foregoing.

Additional Covenants

OHAI and PTMN have agreed to additional covenants between the execution of the Merger Agreement and the Effective Time including, but not limited to, the following matters:

Preparation of Proxy Statement/Prospectus

As promptly as practicable after the execution of the Merger Agreement (and in no event later than the 15th calendar day thereafter, provided that such 15-day period shall be automatically extended to 30 calendar days measured from the date of the Merger Agreement and not from the date of extension) if reasonably requested by OHAI or PTMN in the event that the OHAI or PTMN identifies new facts that make the preparation and filing of this proxy statement/prospectus, as applicable, by the end of such 15-day period unduly burdensome), (i) OHAI shall prepare and OHAI shall cause this proxy statement/prospectus to be filed with the SEC in preliminary form and OHAI, in consultation with PTMN, shall set a preliminary record date for OHAI’s Special Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and (ii) PTMN shall prepare (with OHAI’s reasonable cooperation) and file with the SEC the registration statement on Form N-14 of which this proxy statement/prospectus is a part, in connection with the registration under the Securities Act of the PTMN Common Stock to be issued in the First Merger. Each of PTMN and OHAI shall use its reasonable best efforts to have the registration statement on Form N-14 declared effective under the Securities Act, and this proxy statement cleared of all comments from the SEC, as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the registration statement on Form N-14, PTMN shall take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of PTMN Common Stock in connection with the First Merger. Each of PTMN and OHAI shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the registration statement on Form N-14 and this proxy statement/prospectus. As promptly as practicable after the registration statement on Form N-14 shall have become effective (and in no event later than the fifth calendar day thereafter), OHAI shall use its reasonable best efforts to cause this proxy statement to be mailed to its stockholders.

OHAI Special Meeting and OHAI Board Recommendation

Subject to the earlier termination of the Merger Agreement in accordance with the terms of the Merger Agreement, OHAI will, as soon as practicable following the effectiveness of the registration statement on Form N-14 (and in no event later than the 30th calendar day thereafter), duly call, give notice of, convene and hold the Special Meeting solely for the purpose of seeking the stockholder approval of the Merger Proposal (“OHAI Stockholder Approval”); provided, that OHAI may postpone or adjourn to a later date in accordance with the terms of the Merger Agreement. Notwithstanding the foregoing, OHAI shall, at the request of PTMN, postpone the Special Meeting to a date specified by PTMN for the absence of a quorum or if OHAI has not received proxies representing a sufficient number of shares of OHAI Common Stock to approve the Merger Proposal; provided, that no such postponement pursuant to this sentence shall be required to be for a period exceeding 10 calendar days.

The OHAI Board (other than the directors affiliated with OHA, who abstained from voting), upon recommendation of the Special Committee, has approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the First Merger, and made the recommendation contained herein that the OHAI Stockholders should vote “FOR” the Merger Proposal (the “OHAI Board Recommendation”). Neither the OHAI Board nor any committee thereof will (i) withhold or withdraw, or modify or qualify in a manner adverse to PTMN or Acquisition Sub, or propose publicly to withhold or withdraw, or modify or qualify in a manner adverse to PTMN or Acquisition Sub, the OHAI Board Recommendation, (ii) fail to include OHAI Board Recommendation in this proxy statement, (iii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal (as defined below) or (iv) resolve, agree or publicly propose to take any such actions (each such action in (i), (ii), (iii) and (iv) being referred to as a “OHAI Adverse Recommendation Change”). Notwithstanding any OHAI Adverse Recommendation Change, unless the Merger Agreement is terminated in accordance with its terms, the obligations of the parties hereunder will continue in full force and effect and such obligations will not be affected by the commencement, public proposal, public disclosure or communication to OHAI of any Competing Proposal (whether or not a Superior Proposal (as defined below)).

For purposes of the Merger Agreement:

•	“Competing Proposal” shall mean any inquiry, proposal, discussions, negotiations or offer from any third party (a) with respect to a merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other transaction involving OHAI or any of its subsidiaries, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any mortgage or pledge in connection with a bona fide debt financing transaction entered into in the ordinary course of business consistent with past practice) that constitute or represent twenty percent (20%) or more of the total assets (based on fair market value) of OHAI and its subsidiaries, taken as a whole, as of the date of such inquiry or proposal, or that generated twenty percent (20%) or more of net revenue or net income of OHAI and its subsidiaries, taken as a whole, for the 12-month period ending on the last day of OHAI’s then most recently completed fiscal quarter, or (ii) twenty percent (20%) or more of the outstanding shares of any class of capital stock of, or other equity or voting interests in, OHAI or any of its subsidiaries or any resulting parent company of OHAI, in each case other than the Merger.
•	“Superior Proposal” shall mean a bona fide, unsolicited, written and binding Competing Proposal that is fully financed or has fully committed financing (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a third party that the OHAI Board determines in good faith, after consultation with its financial and outside legal advisors, and considering all legal, financial, regulatory and other material aspects of, and the identity of the third party making, the Competing Proposal and such factors as the OHAI Board considers in good faith to be appropriate, (A) is more favorable to stockholders of OHAI from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms and conditions of the Merger Agreement proposed by PTMN to OHAI in writing in response to such Competing Proposal) and (B) is reasonably likely of being completed on the terms proposed on a timely basis.

Appropriate Actions; Consents; Filings

Each of OHAI, PTMN and Sierra Crest will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the First Merger set forth in the Merger Agreement to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the First Merger, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a proceeding by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the First Merger, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated hereby, including the First Merger, performed or consummated by such party in accordance with the terms of the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the First Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

PTMN and Acquisition Sub agree to take (and to cause their affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any foreign or United States federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as promptly as practicable.

Each of OHAI, PTMN and Sierra Crest will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a governmental authority or in connection with any proceeding initiated by a private party.

Access to Information; Confidentiality

Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of OHAI and PTMN shall (and shall cause each of its subsidiaries to) afford reasonable access to the other’s representatives, in a manner not disruptive to the operations of the business of such party, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time (or until the earlier termination of the Merger Agreement), to the personnel, agents, properties, books and records of such party and its Subsidiaries and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to such representatives all information concerning the business, properties and personnel of such party and its subsidiaries as may reasonably be requested.

No Solicitation

OHAI has agreed to, and to cause its subsidiaries and its and their representatives to, (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal (an “Inquiry”) and immediately terminate all physical and electronic data room access previously granted to any such third party, (ii) request the prompt return or destruction of all confidential information previously furnished to any such third party with respect to any Competing Proposal or Inquiry and (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or “standstill” agreement to which it or any of its affiliates or representatives is a party with respect to any Competing Proposal or Inquiry.

In addition, except as otherwise expressly provided in the Merger Agreement, until the Effective Time (or until the earlier termination of the Merger Agreement), OHAI shall not, and shall cause its subsidiaries and its and their representatives not to, directly or indirectly:

•	(i) initiate, solicit, endorse, facilitate or knowingly encourage the making of any Competing Proposal or Inquiry;
•	(ii) continue or engage in negotiations or discussions with, or knowingly furnish any information to, any third party relating to a Competing Proposal or any Inquiry; or
•	(iii) resolve, agree or publicly propose to do any of the foregoing.

Notwithstanding the foregoing, at any time prior to the date that the OHAI Stockholder Approval is obtained, in the event that OHAI (or its representatives on OHAI’s behalf) receives directly or indirectly a written Inquiry or a written Competing Proposal from any third party that (A) OHAI Board determines in good faith to be bona fide, (B) was unsolicited and (C) did not otherwise result from a breach of the no solicitation provision of the Merger Agreement, OHAI and the OHAI Board and its representatives may engage or participate in negotiations or discussions with, or furnish any information and other access to, any third party making such Inquiry or Competing Proposal and its representatives and affiliates and prospective debt and equity financing sources that have been specifically engaged for the purpose of financing such Competing Proposal if the OHAI Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that:

•	(i) such Inquiry or Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; and
•	(ii) the failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the OHAI Board under the MGCL;

provided that (x) prior to furnishing any information concerning OHAI and its subsidiaries OHAI receives from such third party an acceptable confidentiality agreement, to the extent such third party is not already subject to such acceptable confidentiality agreement, and (y) OHAI shall promptly provide or make available to PTMN (I) an unredacted copy of each such acceptable confidentiality agreement and (II) all non-public information concerning it or its subsidiaries that it provides to any third party given such access that was not previously made available to PTMN or its representatives.

Neither OHAI nor the OHAI Board nor any committee thereof will effect an OHAI Adverse Recommendation Change and, except as expressly provided in the Merger Agreement, neither the OHAI Board nor any committee thereof will approve or recommend, and OHAI will not (and will cause each of its subsidiaries not to) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract or agreement, in each case constituting or with respect to, any Competing Proposal or Inquiry, in each case other than an acceptable confidentiality agreement, and neither the OHAI Board nor any committee thereof will resolve, agree or publicly propose to take any such actions.

Notwithstanding the immediately preceding sentence, at any time prior to the receipt of the OHAI Stockholder Approval, subject to certain conditions and procedural requirements, the OHAI Board may, if OHAI has received a Competing Proposal after the date of the Merger Agreement that (i) OHAI Board has determined in good faith to be bona fide, (ii) was unsolicited, (iii) did not otherwise result from a breach of the no solicitation provision of the Merger Agreement and (iv) the OHAI Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause OHAI to enter into a binding definitive agreement providing for the consummation of such Superior Proposal concurrently with the termination of the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance

PTMN and Acquisition Sub have agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by the Merger Agreement), existing as of the date of the Merger Agreement in favor of the current or former directors, officers, managers, or employees, as the case may be, of OHAI, its subsidiaries or OHAI’s affiliates, including but not limited to officers and employees of OHA (collectively, the “D&O Indemnified Parties”) as provided in their respective organizational documents as in effect on the date of the Merger Agreement or in any contract disclosed or made available to PTMN prior to the date of the Merger Agreement will survive the Merger and shall continue in full force and effect.

To the fullest extent permitted by applicable law or otherwise required by the organizational documents of OHAI or its subsidiaries as in effect on the date of the Merger Agreement or in any contract disclosed or made available to PTMN prior to the date of the Merger Agreement, PTMN has agreed to:

•	(i) indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such D&O Indemnified Party’s capacity as a director, officer or employee of OHAI, its investment adviser or any of its Subsidiaries prior to the Effective Time or (B) the Merger Agreement or the transactions contemplated hereby; and

•	(ii) pay in advance of the final disposition of any such claim, proceeding or investigation the expenses (including attorneys’ fees) of such D&O Indemnified Party upon receipt of an undertaking by or on behalf of such D&O Indemnified Party to repay such amount if it shall ultimately be determined by a final non-appealable judgment of a court of competent jurisdiction that such D&O Indemnified Party is not entitled to be indemnified.

Notwithstanding anything to the contrary contained in the Merger Agreement, PTMN will not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the claim, proceeding or investigation from all liability arising out of such claim, proceeding or investigation.

OHAI has agreed to, and will cause its Subsidiaries to purchase and maintain in full force and effect, a six (6) year “tail” policy, on terms and conditions no less advantageous to the D&O Indemnified Parties than the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by OHAI as of the date of the Merger agreement, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that OHAI will not be required to pay a total premium for such tail policy in excess of $300,000, but in such case shall purchase as much of such coverage as possible for such amount). PTMN and OHAI have also agreed to split pro-rata based on their closing net asset values costs associated with such tail policy.

Notification of Certain Matters

Subject to applicable law, OHAI will give prompt written notice to PTMN, and PTMN shall give prompt written notice to OHAI, of (a) any notice or other communication received by such party from any governmental authority in connection with the Merger Agreement, the Merger or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to OHAI, the Surviving Corporation or PTMN, (b) any claims, investigations or proceedings commenced or, to such party’s knowledge (as defined in the Merger Agreement), threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger Agreement, the Merger or the transactions contemplated hereby and (c) any fact, circumstance or development of which OHAI or PTMN (as applicable) becomes aware that will or is reasonably likely to result in any of the closing conditions becoming incapable of being satisfied by the Termination Date (as defined below).

Public Announcements

Except as otherwise provided in the Merger Agreement or required by applicable laws, prior to any OHAI Adverse Recommendation Change, each of OHAI, PTMN and Acquisition Sub will consult with each other before issuing any press release or public announcement with respect to the Merger Agreement or the transactions contemplated hereby, and none of the parties or their affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ written consent (which consent shall not be unreasonably withheld or delayed).

Acquisition Sub

PTMN will take all actions necessary to (a) cause Acquisition Sub to perform its obligations under the Merger Agreement and to consummate the First Merger on the terms and conditions set forth in the Merger Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by the Merger Agreement.

No Control of the Other Party’s Business

Nothing contained in the Merger Agreement is intended to give OHAI or PTMN, directly or indirectly, the right to control or direct the operations of the other party or its subsidiaries prior to the Effective Time. Prior to the Effective Time, each of OHAI and PTMN will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ operations.

Rule 16b-3 Matters

Prior to the Effective Time, each of OHAI and PTMN will take all such steps as may be required to cause any dispositions of OHAI Common Stock (including derivative securities with respect to OHAI Common Stock) or acquisitions of PTMN Common Stock (including derivative securities with respect to PTMN Common Stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to OHAI or will become subject to such reporting requirements with respect to PTMN, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

Repayment of Indebtedness

At least three business days prior to the Closing Date, OHAI will deliver to PTMN a draft copy of a customary payoff letter (subject to delivery of funds as arranged by PTMN) from the “Administrative Agent” (as defined in the OHAI Credit Facility) under the OHAI Credit Facility (the “Payoff Letter”), and, on or prior to the Closing Date, OHAI will deliver to PTMN an executed copy of the Payoff Letter to be effective upon the Closing. OHAI will, and will cause its subsidiaries to, deliver all the documents required for the termination of commitments under the OHAI Credit Facility, subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding thereunder (using funds arranged by PTMN).

Certain Tax Matters

During the period from the date of the Merger Agreement to the Effective Time, each of PTMN and OHAI will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the other party, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause PTMN or OHAI (as applicable) to fail to qualify as a RIC.

Stock Exchange Listing

PTMN has agreed to use its best efforts to cause the shares of PTMN Common Stock to be issued in connection with the First Merger to be listed on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Takeover Statutes and Provisions

None of the OHAI, PTMN or the Acquisition Sub will take any action that would cause the First Merger and related transactions to be subject to requirements imposed by any takeover statutes. Each of OHAI and PTMN will take all necessary steps within its control to exempt (or ensure the continued exemption of) the First Merger from, or if necessary to challenge the validity or applicability of, any applicable takeover statute, as now or hereafter in effect.

Stockholder Litigation

Each of OHAI and PTMN will reasonably cooperate and consult with one another in connection with the defense and settlement of any proceeding by OHAI Stockholders or PTMN Stockholders against any of them or any of their respective directors, officers or affiliates with respect to the Merger Agreement or the transactions contemplated hereby. Each of OHAI and PTMN (i) will keep the other party reasonably informed of any material developments in connection with any such proceeding brought by its stockholders and (ii) will not settle any such proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

Coordination of Dividends

OHAI and PTMN will coordinate with each other in designating the record and payment dates for any dividends or distributions to its stockholders, including a Tax Dividend, declared in accordance with the Merger Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur.

Open Market Stock Repurchase Program

PTMN has agreed that if shares of PTMN Common Stock are trading at a price below 75% of the net asset value per share at any time during the twelve-month period from and after the Effective Time, PTMN Board will promptly announce PTMN’s commitment to purchase, during the twelve-month period from and after such announcement, up to $10,000,000 worth of shares of PTMN Common Stock in open market transactions, at the then current market price. Such purchases will be in accordance with Rule 10b-18 under the Exchange Act.

Stockholder Notice

On the Closing Date, each of OHAI and PTMN will use commercially reasonable efforts to make a determination as to whether or not the Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code, which determination will be made reasonably and in good faith after consultation with tax counsel, but will not constitute a representation, warranty, covenant, obligation or guarantee of any kind whatsoever to OHAI, its stockholders or any other person with respect thereto (and no such person shall be entitled to rely on such determination in any respect). In making such determination, OHAI and PTMN will be entitled to rely on certain customary assumptions and representations reasonably acceptable to OHAI and PTMN after consultation with tax counsel, including representations set forth in certificates of officers of OHAI and PTMN, which OHAI and PTMN will use commercially reasonable efforts to cause to be promptly provided to each other if requested by the other party. As soon as practicable after the Closing, PTMN will inform the stockholders in writing of any such determination. Each of OHAI, PTMN and Acquisition Sub shall report the Merger and the other transactions contemplated by the Merger Agreement in a manner consistent with such determination, except as otherwise required by applicable law.

Conditions to Closing the Merger

Conditions to the Obligations of Each Party

The obligations of PTMN and OHAI to complete the First Merger are subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the Effective Time of the following conditions:

•	OHAI shall have obtained the OHAI Stockholder Approval;
•	the PTMN Common Stock to be issued in connection with the First Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;
•	the registration statement on Form N-14 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and
•	no governmental authority of competent jurisdiction shall have issued or entered any law or order which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the First Merger.

Conditions to Obligations of PTMN and Acquisition Sub to Effect the Merger

The obligations of PTMN and Acquisition Sub to effect the Merger are also subject to the satisfaction, or waiver by PTMN, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of OHAI shall be true and correct in all respects (subject to the materiality thresholds set forth in the Merger Agreement) as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);
•	OHAI shall have performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;
•	PTMN shall have received a certificate signed by an executive officer of OHAI certifying as to certain matters set forth in the Merger Agreement; and
•	since the date of the Merger Agreement, there shall not have occurred and be continuing any material adverse effect with respect to OHAI.

Conditions to Obligations of OHAI to Effect the Merger

The obligation of OHAI to effect the Merger is also subject to the satisfaction, or waiver by OHAI, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of PTMN, Acquisition Sub and Sierra Crest shall be true and correct in all respects (subject to the materiality thresholds set forth in the Merger Agreement) as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);
•	PTMN, Acquisition Sub and Sierra Crest shall have performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;
•	OHAI shall have received a certificate signed by an executive officer of PTMN certifying as to certain matters set forth in the Merger Agreement;
•	since the date of the Merger Agreement, there shall not have occurred and be continuing any material adverse effect with respect to PTMN; and
•	since the date of the Merger Agreement, there shall not have occurred and be continuing any material adverse effect with respect to Sierra Crest.

Frustration of Closing Conditions

No party to the Merger Agreement may rely either as a basis for not consummating the First Merger or any of the other transactions contemplated by the Merger Agreement or terminating the Merger Agreement and abandoning the Merger on the failure of any condition set forth in the Merger Agreement to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by the Merger Agreement.

Termination of the Merger Agreement

Right to Terminate

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the OHAI Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

•	(a) by mutual written consent of OHAI and PTMN;
•	(b) by either OHAI or PTMN, if:
○	(i) the First Merger shall not have been consummated on or before 5:00 p.m. (Eastern Time) on January 31, 2020 (the “Termination Date”);
○	(ii) prior to the Effective Time, any governmental authority of competent jurisdiction shall have issued or entered any law or order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the transactions contemplated by the Merger Agreement, and such law or order or other action shall have become final and non-appealable; or
○	(iii) the Special Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the OHAI Stockholder Approval shall not have been obtained at such Special Meeting (or at any adjournment or postponement thereof) at which a vote on the approval of the Merger Agreement is taken;

provided, however, that the right to terminate the Merger Agreement pursuant to clauses (b)(i) or (b)(ii) above will not be available to any party that has breached in any material respect its obligations in any manner that has been the principal cause of or resulted in the failure to consummate the transactions contemplated by the Merger Agreement.

•	(c) by OHAI, if:
○	(i) PTMN, Acquisition Sub or Sierra Crest breaches or fails to perform any of their respective representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of certain OHAI closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty calendar days after the giving of notice thereof by OHAI to PTMN (provided that OHAI is not then in material breach so as to result in the failure of a PTMN closing condition);
○	(ii) prior to obtaining the OHAI Stockholder Approval, in order to simultaneously enter into a binding definitive agreement providing for the consummation of a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of the Merger Agreement (provided that OHAI has not breached any of the no solicitation provisions of the Merger Agreement in any material respect);
○	(iii) at any time prior to the Effective Time, if (i) all of the closing conditions have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) PTMN and Acquisition Sub do not consummate the First Merger on or prior to the date the Closing is required to occur pursuant to the Merger Agreement, (iii) OHAI shall have irrevocably confirmed in writing to PTMN that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three business day period following delivery of such confirmation and (iv) PTMN and Acquisition Sub fail to effect the Closing within three business days following delivery of such confirmation.
•	(d) by PTMN, if:
○	(i) OHAI breaches or fails to perform any of its representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of PTMN closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty days after the giving of notice thereof by PTMN to OHAI (provided that PTMN is not then in material breach so as to result in the failure of an OHAI closing condition); or
○	(ii) at any time prior to the receipt of the OHAI Stockholder Approval, (A) OHAI or the OHAI Board (or any committee thereof) shall have made an OHAI Adverse Recommendation Change, (B) OHAI fails to publicly reaffirm the OHAI Board Recommendation within five business days after receipt of a written request therefor by PTMN, (C) OHAI, any of its subsidiaries or any of its or their representatives Intentionally Breaches (as defined below) the no-solicitation provision of the Merge Agreement in a material respect, and such breach remains uncured for five business days following written notice thereof by PTMN to OHAI, or (D) OHAI fails to recommend against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten business days after the commencement thereof.

Termination Fees

Set forth below are summaries of the termination fees that may be payable if the Merger Agreement is terminated prior to consummation of the Merger. PTMN or OHAI, as applicable, will be the entities entitled to receive any termination fees under the Merger Agreement. The PTMN Board and OHAI Board have approved the amount of the termination fee which may be paid.

OHAI Termination Fee

The Merger Agreement provides for the payment by OHAI to PTMN of a termination fee of $1,296,855 if the Merger Agreement is terminated by:

•	either PTMN or OHAI, if (i) the Special Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the OHAI Stockholder Approval shall not have been obtained at such Special Meeting (or at any adjournment or postponement thereof) at which a vote on the approval of the Merger Agreement is taken, and (ii) in any such case, prior to the Special Meeting, a Competing Proposal shall have been publicly disclosed and not withdrawn prior to such date;
•	OHAI, at any time prior to receipt of the OHAI Stockholder Approval, in order to simultaneously enter into a binding definitive agreement providing for the consummation of a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of the no solicitation provision of the Merger Agreement (provided that OHAI has not breached any of the no solicitation provisions of the Merger Agreement in any material respect);
•	PTMN, pursuant to paragraph (d)(i) or (d)(ii) under “Right to Terminate” above.

In any such case, PTMN will have the option, exercisable in its sole discretion by delivery of written notice to OHAI (the “OHAI Termination Fee Notice”) within two business days following the effective date of such termination, to be paid the OHAI Termination Fee (a “OHAI Termination Fee Election”).

In cases where PTMN would be entitled to make an OHAI Termination Fee Election (assuming, for purposes of determining whether or not PTMN would be entitled to make an OHAI Termination Fee Election, that PTMN is not in breach of the Merger Agreement), OHAI’s maximum aggregate monetary liability for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform hereunder or otherwise shall not exceed $9,263,250 (the “OHAI Damages Cap”); provided, that the OHAI Damages Cap shall instead be $37,053,000 if (A) the Merger Agreement is terminated pursuant to paragraph (c)(ii) under “Right to Terminate” above or (B) a Tail Period Transaction (as defined below) is consummated (regardless of whether such consummation happens prior to or following the expiration of the Tail Period).

For purposes of the Merger Agreement, “Tail Period Transaction” means OHAI’s entry into an alternative acquisition agreement with respect to any Competing Proposal with a third party during the nine-month period immediately following any termination of the Merger Agreement; provided, that for purposes of this definition, the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed to be references to “fifty percent (50%).”

Reimbursement of PTMN Expenses

If the Merger Agreement is terminated by OHAI or PTMN in accordance with paragraph (b)(iii) under “Right to Terminate” above, in circumstances in which the OHAI Termination Fee is not then payable to PTMN, then OHAI shall reimburse PTMN and its affiliates for half of their documented out-of-pocket fees and expenses (including all documented fees and expenses of counsel, accountants, experts and consultants to PTMN and Acquisition Sub and their affiliates) incurred and payable by PTMN or Acquisition Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby (the “PTMN Expenses”), up to a maximum reimbursement payment of $500,000.

PTMN Termination Fee

The Merger Agreement provides for a payment by PTMN to OHAI of a termination fee of $1,296,855 if the Merger Agreement is terminated by:

•	OHAI, pursuant to paragraph (c)(i) or (c)(iii) under “Right to Termination” above;
•	PTMN, pursuant to paragraph (b)(i) under “Right to Termination” above (at any time during which OHAI would have been entitled to terminate the Merger Agreement pursuant to paragraph (c)(i) or (c)(iii) under “Right to Termination” above);

In any such case, OHAI shall have the option, exercisable in its sole discretion by delivery of written notice to PTMN (the “PTMN Termination Fee Notice”) within two business days following the effective date of such termination, to be paid the PTMN Termination Fee (a “PTMN Termination Fee Election”).

In cases where the OHAI would be entitled to make a PTMN Termination Fee Election (assuming, for purposes of determining whether or not OHAI would be entitled to make a PTMN Termination Fee Election, that OHAI is not in breach of the Merger Agreement), PTMN’s maximum aggregate monetary liability for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform hereunder or otherwise shall not exceed $35,921,507.

Effect of Termination

In the event that the Merger Agreement is terminated and the Merger abandoned, written notice thereof shall be given by the terminating party to the other party, specifying the provisions of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease, except that (1) PTMN and OHAI will remain liable to each other for any damages incurred arising out of any Intentional Breach (as defined below) of the Merger Agreement or Fraud and (2) certain designated provisions of the Merger Agreement will survive the termination, including, but not limited to, the termination and termination fee provisions and confidentiality provisions.

For purposes of the Merger Agreement, “Fraud” means, of a person, an intentional and willful misrepresentation of or with respect to a representation or warranty set forth in the Merger Agreement by such person that constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation) with the specific intent to induce another party to rely upon such representation or warranty.

“Intentional Breach” shall mean any breach of the Merger Agreement where the action or non-action constituting or giving rise to such breach was intentionally undertaken by the party taking such action, with actual knowledge that such action or non-action would or would reasonably be expected to constitute or give rise to a breach of the Merger Agreement.

Amendment of the Merger Agreement

Subject to applicable law, each of OHAI, PTMN, Acquisition Sub and Sierra Crest may only modify or amend the Merger Agreement by written agreement executed and delivered by the duly authorized officers of each of the respective parties, except that no amendment shall be made to the Merger Agreement after the Effective Time. However, after receipt of the OHAI Stockholder Approval, if any such amendment shall by applicable law require further approval of the stockholders of OHAI, the effectiveness of such amendment shall be subject to the approval of the stockholders of OHAI.

Extension; Waiver

The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of OHAI) in whole or in part to the extent permitted by applicable law.

At any time prior to the Effective Time, OHAI or PTMN may (i) waive or extend the time for the performance of any of the obligations or other acts of PTMN, Acquisition Sub or Sierra Crest, in the case of OHAI, or OHAI, in the case of PTMN, or (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement on the part of PTMN, Acquisition Sub or Sierra Crest, in the case of OHAI, or OHAI, in the case of PTMN.

Expenses and Fees

In general, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses. However, (i) PTMN and OHAI have agreed to split pro-rata based on their closing net asset values the costs associated with maintaining insurance for OHAI’s officers and directors subsequent to the completion of the Merger; (ii) PTMN and OHAI have agreed to pay 60% and 40%, respectively, of the costs of printing this proxy statement/prospectus; and (iii) OHAI will be required to pay half of PTMN’s expenses incurred in connection with the Merger, subject to a maximum reimbursement payment of $500,000, if the Merger Proposal is not approved by OHAI’s shareholders at the Special Meeting and PTMN is not otherwise entitled to the termination fee described elsewhere herein. It is expected that PTMN will incur approximately $1,000,000, or $0.03 per share, and OHAI will incur approximately $1,690,000, or $0.08 per share, of fees and expenses in connection with completing the Merger. Other than taxes imposed upon holders of OHAI Common Stock, PTMN will pay all (i) transfer, stamp and documentary taxes or fees and (ii) sales, use, gains, real property transfer and other similar taxes or fees arising out of or in connection with the Merger Agreement.

Governing Law; Jurisdiction

The Merger Agreement is governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the laws of another jurisdiction, except to the extent governed by the 1940 Act, in which case the latter shall control. Each of OHAI, PTMN, Acquisition Sub and Sierra Crest agrees that any proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any proceeding in any such Acceptable Court or that any such proceeding brought in any such Acceptable Court has been brought in an inconvenient forum.

ACCOUNTING TREATMENT OF THE MERGER

Management has performed an analysis and determined that the Merger is an asset acquisition and that PTMN is the accounting survivor. Therefore, the Merger will be accounted for under the asset acquisition method of accounting by PTMN in accordance with ASC 805-50, Business Combinations—Related Issues. Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 goes on to say asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.

The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example cash) and does not give rise to goodwill.

The final allocation of the purchase price will be determined after the Merger is completed and after completion of a final analysis to determine the estimated relative fair values of OHAI’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments, and other items of OHAI as compared to the information shown in this proxy statement/prospectus may occur. Accordingly, the final adjustments may be materially different from the pro forma adjustments presented in this proxy statement/prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

For purposes of this discussion, a “U.S. stockholder” or “U.S. holder” is a beneficial owner of OHAI stock who for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;
•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any State or the District of Columbia;
•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or
•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, a “non-U.S. stockholder” or “non-U.S. holder” means a beneficial owner of OHAI stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds OHAI stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding OHAI stock, you should consult your tax advisor.

This discussion addresses only those OHAI Stockholders that hold their OHAI Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address all the U.S. federal income tax consequences that may be relevant to particular OHAI Stockholders in light of their individual circumstances or to OHAI Stockholders that are subject to special rules, such as:

•	financial institutions;
•	pass-through entities and investors in such entities;
•	insurance companies;
•	tax-exempt organizations;
•	real estate investment trusts;
•	regulated investment companies;
•	mutual funds;
•	dealers in securities;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons who exercise dissenters’ rights;
•	persons that hold OHAI Common Stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	United States expatriates or former citizens or residents of the United States,
•	U.S. stockholders whose functional currency is not the U.S. dollar,
•	a person required to accelerate the recognition of any item of gross income with respect to OHAI Common Stock as a result of such income being recognized on an applicable financial statement;
•	persons who are not U.S. stockholders; and
•	persons who acquired their shares of OHAI Common Stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan, individual retirement accounts or other tax-deferred accounts.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the Merger, nor does it address any tax consequences arising under Medicare tax on net investment income.

The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

Qualification of the Merger as a Reorganization under Section 368(a) of the Code

Subject to the discussion below, PTMN and OHAI intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. However, the Merger will not qualify as a reorganization if the fair market value of the PTMN Common Stock received by OHAI Stockholders in the Merger does not equal or exceed 40% of the aggregate consideration. As noted above under “Description of the Merger Agreement – Merger Consideration,” the amount of PTMN Common Stock and cash to be transferred in the Merger is subject to adjustments. Moreover, there is a risk that OHAI Stockholders who sell their PTMN Common Stock received in the Merger for cash pursuant to the open market repurchase program described above under “Description of the Merger Agreement—Open Market Stock Repurchase Program” will be treated as having received cash, rather than PTMN Common Stock, in the Merger. Such sales may be treated as an increase in the amount of cash and a decrease in the amount of PTMN Common Stock transferred in the Merger for purposes of testing whether the Merger qualifies as a reorganization.

On the closing date of the Merger, PTMN and OHAI will use commercially reasonable efforts to make a determination, in consultation with tax counsel, as to whether or not the Merger qualifies as reorganization for U.S. federal income tax purposes, and, to the extent any such determination is made, PTMN will inform the OHAI Stockholders of such determination as soon as practicable after the Closing. The determination will be based on the then-existing law, will assume the absence of changes in existing facts, may rely on assumptions and will rely on representations contained in certificates executed by officers of PTMN and OHAI. The determination will neither bind the IRS nor preclude the IRS from adopting a contrary position. PTMN and OHAI have not requested and do not intend to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Merger. Furthermore, the obligations of PTMN and OHAI to complete the Merger are not conditioned on the receipt of, and PTMN and OHAI will not receive, opinions from STB, counsel to PTMN, or Dechert, counsel to OHAI, to the effect that the Merger will qualify as a reorganization for U.S. federal income tax purposes. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

Accordingly, each OHAI shareholder should consult its tax advisor with respect to the particular tax consequence of the Merger to such holder.

Tax Consequences if the Merger Qualifies as a Reorganization

If the Merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the tax consequences for OHAI Stockholders who receive shares of PTMN Common Stock and cash in exchange for shares of OHAI Common Stock pursuant to the Merger are as follows:

•	gain (but not loss) will be recognized in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the shares of PTMN Common Stock (including any fractional share deemed received) and cash (other than cash received instead of a fractional share of PTMN Common Stock) received by a holder of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration) exceeds such holder’s tax basis in its OHAI Common Stock, and (2) the amount of cash received by such holder of OHAI Common Stock (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration, but excluding any cash received instead of fractional interests in shares of PTMN Common Stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of PTMN Common Stock” below);

•	the aggregate basis of the shares of PTMN Common Stock received in the Merger will be the same as the aggregate basis of the OHAI Common Stock for which it is exchanged, decreased by the amount of cash received in the Merger (such cash including the holder’s share of the Aggregate Cash Consideration and possibly, as discussed below, the holder’s share of the Additional Cash Consideration, but excluding any cash received instead of fractional interests in shares of PTMN Common Stock), decreased by any basis attributable to fractional interests in shares of PTMN Common Stock for which cash is received, and increased by the amount of any gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below, but excluding any gain or loss recognized with respect to fractional interests in shares of PTMN Common Stock for which cash is received); and
•	the holding period of shares of PTMN Common Stock received in exchange for shares of OHAI Common Stock will include the holding period of the OHAI Common Stock for which it is exchanged.

If holders of OHAI stock acquired different blocks of OHAI stock at different times or at different prices, any gain will be determined separately with respect to each block of OHAI stock and such holders’ basis and holding period in their shares of PTMN Common Stock will be determined by reference to each block of OHAI stock.

Gain that holders of OHAI Common Stock recognize in connection with the Merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their OHAI Common Stock for more than one year as of the date of the Merger. Long-term capital gain of non-corporate holders of OHAI Common Stock is generally taxed at preferential rates. All or part of the gain that a particular U.S. holder of OHAI Common Stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. stockholder is a significant shareholder of PTMN or (ii) such U.S. stockholder’s percentage ownership, taking into account constructive ownership rules, in PTMN after the Merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of PTMN Common Stock rather than a combination of cash and shares of PTMN Common Stock in the Merger. This could happen, for example, because of ownership of additional shares of PTMN Common Stock by such holder, ownership of shares of PTMN Common Stock by a person related to such holder or a share repurchase by PTMN from other holders of shares of PTMN Common Stock. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of OHAI Common Stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

The tax treatment of the receipt of the Additional Cash Consideration is unclear because there is limited authority addressing the tax consequences of the receipt of Merger consideration from a party other than the acquiror. If the Additional Cash Consideration consideration is treated as additional Merger consideration received in exchange for OHAI Common Stock, such payment would be treated as part of the total consideration received in exchange for the OHAI Common Stock and treated in the manner described above. It is possible, however, that the Additional Cash Consideration may be treated as ordinary income and not as cash received in exchange for a U.S. stockholder’s OHAI Common Stock.

Although the matter is not free from doubt, PTMN and Sierra Crest intend to take the position that the Additional Cash Consideration received by U.S. stockholders is treated as additional Merger consideration, and, assuming such position is respected, any gain recognized by a U.S. stockholder on the receipt of the Additional Cash Consideration should be capital gain or loss. No assurances can be given, however, that the IRS will not assert, or that a court would not sustain, a contrary position.

Limitations on Utilization of Loss Carryforwards and Unrealized Losses

In general, it is expected that limitations under the Code will apply to loss carryforwards and unrealized losses of OHAI as OHAI stockholders before the Merger are expected to hold less than 50% of the outstanding shares of PTMN immediately following the Merger.

In this regard, the Merger is expected to result in potential limitations on the ability of PTMN to use OHAI’s loss carryforwards and potentially to use unrealized capital losses inherent in the tax basis of the assets acquired, once realized and on the ability of OHAI’s taxable subsidiaries to use their net operating loss carryforwards. These potential limitations generally would be imposed on an annual basis. Losses in excess of the limitation may be carried forward indefinitely for capital loss carryforwards and post-2017 net operating loss carryforwards while pre-2018 net operating loss carryforwards are subject to a 20-year expiration from the year incurred. The limitations generally would equal the product of the fair market value of OHAI’s (or OHAI’s taxable subsidiaries, as the case may be) equity immediately prior to the Merger and the “long-term tax-exempt rate,” as published quarterly by the IRS, in effect at such time. No assurance can be given as to what long-term tax-exempt rate will be in effect at the time of the Merger.

PTMN will be prohibited from using its capital loss carryforwards, if any, and unrealized losses (once realized) against the unrealized gains in OHAI’s portfolio at the time of the Merger, if any, to the extent such gains are realized within five years following the Merger, if OHAI has a net unrealized built in gain at the time of the Merger. The ability of PTMN to absorb its losses in the future depends upon a variety of factors that cannot be known in advance. Even if PTMN is able to utilize its capital loss carryforwards or unrealized losses, the tax benefit resulting from those losses will be shared by both PTMN and OHAI stockholders following the Merger. Therefore, a PTMN stockholder or OHAI stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.

PTMN will also be prohibited from using OHAI’s capital loss carryforwards, if any, and unrealized losses (once realized) against the unrealized gains in PTMN’s portfolio at the time of the Merger, if any, to the extent such gains are realized within five years following the Merger, if PTMN has a net unrealized built in gain at the time of the Merger.

The ability of PTMN to use OHAI’s losses in the future depends upon a variety of factors that cannot be known in advance. Even if PTMN is able to utilize capital loss carryforwards or unrealized losses of OHAI, the tax benefit resulting from those losses will be shared by both OHAI and PTMN stockholders following the Merger. Therefore, a OHAI stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.

Further, in addition to the other limitations on the use of losses, under Section 381 of the Code, for the tax year of the Merger, only that percentage of PTMN’s capital gain net income for such tax year (excluding capital loss carryforwards), if any, equal to the percentage of its tax year that remains following the Merger can be reduced by OHAI’s capital loss carryforwards (as otherwise limited under Sections 382, 383 and 384 of the Code, as described above).

Cash Received Instead of a Fractional Share of PTMN Common Stock

A holder of OHAI Common Stock who receives cash instead of a fractional share of PTMN Common Stock will generally be treated as having received the fractional share pursuant to the Merger and then as having sold that fractional share of PTMN Common Stock for cash. As a result, a holder of OHAI Common Stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences if the Merger Does Not Qualify as a Reorganization

If the Merger does not qualify as a reorganization, U.S. holders of OHAI Common Stock will be treated as having sold their OHAI Common Stock in a taxable sale and will generally recognize gain or loss equal to the difference between the fair market value of the PTMN Common Stock and cash received (including such holder’s share of the Aggregate Cash Consideration and possibly, as discussed above, the Additional Cash Consideration) and the basis in his or her OHAI Common Stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Merger, the holding period for such shares of OHAI Common Stock is greater than one year. The deductibility of capital losses is subject to limitations. The aggregate tax basis of an OHAI Stockholder in the PTMN Common Stock received in the Merger will equal its fair market value at the Effective Time, and the holding period for the PTMN Common Stock will begin the day after the Effective Time.

Backup Withholding and Information Reporting

Payments of cash to a holder of OHAI Common Stock may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to PTMN and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

If the Merger qualifies as a reorganization, a holder of OHAI stock who receives PTMN stock as a result of the Merger will be required to retain records pertaining to the Merger. Each holder of OHAI stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives PTMN stock in the Merger will be required to file a statement with such U.S. federal income tax return in accordance with U.S. Treasury Regulations Section 1.368-3 setting forth such holder’s basis (determined immediately prior to the exchange) in the OHAI stock surrendered and the fair market value (determined immediately prior to the exchange) of the OHAI stock that is exchanged by such significant holder. A “significant holder” is a holder of OHAI stock who, immediately before the Merger, owned at least 5% of the outstanding stock of OHAI or securities of OHAI with a basis for federal income taxes of at least $1.0 million.

Non-U.S. Stockholders

Gain recognized by a non-U.S. stockholder upon the exchange of OHAI Common Stock pursuant to the Merger generally should not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. stockholder (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. stockholder generally should be subject to tax on such gain in the same manner as a U.S. stockholder and, if the non-U.S. stockholder is a foreign corporation, such corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);
•	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met, in which case the non-U.S. stockholder generally should be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder, if any, provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses; or
•	OHAI is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. stockholder’s holding period in the OHAI common stock, and the non-U.S. stockholder owned (directly, indirectly or constructively) more than 5% of OHAI’s outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, OHAI does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

If the receipt of the Aggregate Cash Consideration has the effect of a distribution of a dividend for U.S. federal income tax purposes, then such cash payment may be subject to 30% withholding unless (i) the non-U.S. stockholder is eligible for a reduced tax treaty rate with respect to dividend income or (ii) amounts paid to the non-U.S. stockholder in the Merger are effectively connected with a U.S. trade or business, in which case no such withholding will be required and such amounts will be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In general, a non-U.S. stockholder must furnish a IRS Form W-8BEN or IRS Form W-8ECI in order to prove its eligibility for any of the foregoing exemptions or reduced rates.

OHAI and PTMN generally intend to treat Additional Cash Consideration as additional Merger consideration but as discussed above under “Tax Consequences if the Merger Qualifies as a Reorganization”, the tax treatment of the receipt of the Additional Cash Consideration is unclear because there is limited authority addressing the tax consequences of the receipt of Merger consideration from a party other than the acquiror. If the Additional Cash Consideration is treated as additional Merger consideration received in exchange for OHAI Common Stock, such payment would be treated as part of the total consideration received in exchange for the OHAI Common Stock and treated in the manner described above.

It is possible, however, that the Additional Cash Consideration may be treated as ordinary income and not as cash received in exchange for a non-U.S. stockholder’s OHAI Common Stock. In such a case, the Additional Cash Consideration would generally be subject to withholding of U.S. federal income tax at a rate of 30% if it is treated as payment from a U.S. source that is fixed or determinable, annual or periodic income. While it is possible that the Additional Cash Consideration would not be treated as U.S. source income for non-U.S. stockholders not present in the United States, the proper characterization of such payment is subject to significant uncertainty. Furthermore, because the Additional Cash Consideration is not being made by or for the benefit of PMTN, PMTN is not a paying or withholding agent with respect to the Additional Cash Consideration and will not be responsible for determining whether any amounts should be withheld with respect to the Additional Cash Consideration. PMTN cannot be certain whether or not an applicable paying agent or other applicable withholding agent would take the position that it is required to withhold U.S. federal income tax at a 30% rate (or, if applicable, a reduced rate under a tax treaty) with respect to the payment of Additional Cash Consideration made to a non-U.S. stockholder. If withholding results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is timely furnished to the IRS. Non-U.S. stockholders are urged to consult their own tax advisors regarding the application of U.S. federal income tax withholding to the Additional Cash Consideration.

A non-U.S. stockholder will be subject to information reporting and, in certain circumstances, backup withholding with respect to the merger consideration received by such holder pursuant to the Merger, unless such non-U.S. stockholder certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such non-U.S. stockholder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (or “FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (as “IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on payments to foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Non-U.S. stockholders should consult their tax advisors regarding the potential application of FATCA withholding on amounts received by such holders in connection with the Merger.

Distribution of Income and Gains

OHAI’s tax year is expected to end as a result of the Merger. OHAI generally will be required to declare to its stockholders of record one or more distributions of all of its previously undistributed net investment income and net realized capital gain (if any), in order to maintain OHAI’s treatment as a RIC during its tax year ending with the date of the Merger and to eliminate any U.S. federal income tax on its taxable income in respect of such tax year.

Moreover, if PTMN has net investment income or net realized capital gain, but has not distributed such income or gain prior to the Merger and you acquire shares of PTMN Common Stock in the Merger, a portion of your subsequent distributions from PTMN may, in effect, be a taxable return of part of your investment. Similarly, if you acquire PTMN Common Stock in the Merger when PTMN holds appreciated securities, you may receive a taxable return of part of your investment if and when PTMN sells the appreciated securities and distributes the realized gain.

The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the Merger and does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the Merger. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Merger, including tax return reporting requirements, the applicability and effect of United States federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

U.S. Federal Income Taxation of an Investment in PTMN Common Stock

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to PTMN and to an investment in PTMN Common Stock. This summary does not purport to be a complete description of the income tax considerations applicable to PTMN or its investors on such an investment. For example, the following discussion does not describe tax consequences that PTMN assumes to be generally known by investors or certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, financial institutions, pass-through entities and investors in such entities, insurance companies, real estate investment trusts, regulated investment companies, mutual funds, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, United States expatriates or former citizens or residents of the United States, persons who mark-to-market PTMN Common Stock, persons required to accelerate the recognition of any item of gross income with respect to PTMN Common Stock as a result of such income being recognized on an applicable financial statement, and persons who hold PTMN Common Stock as part of a “straddle,” “hedge” or “conversion” transaction. Unless otherwise noted, the following discussion applies only to U.S. stockholders (as defined below) that hold shares of PTMN Common Stock as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). The following discussion is based upon the Code, U.S. Treasury Regulations, and administrative and judicial interpretations, each as of the date hereof and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. PTMN has not sought and will not seek any ruling from the Internal Revenue Service (or the “IRS”), regarding PTMN Common Stock issued in the Merger. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax or the Medicare tax on net investment income. It does not discuss the special treatment under U.S. federal income tax laws that could result if PTMN invests in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. stockholder” or “U.S. holder” means a beneficial owner of shares of PTMN Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. stockholder” means a beneficial owner of shares of PTMN Common Stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of PTMN Common Stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding shares of PTMN Common Stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of PTMN Common Stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in PTMN Common Stock will depend on the facts of his, her or its particular situation. PTMN encourages investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

PTMN has elected to be treated as a RIC under Subchapter M of the Code. As a RIC, PTMN generally will not have to pay corporate-level U.S. federal income taxes on any income that PTMN distributes to its stockholders from its taxable earnings and profits. To qualify as a RIC, PTMN must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, PTMN must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss (the “Annual Distribution Requirement”). Even if PTMN qualifies as a RIC, PTMN generally will be subject to corporate-level U.S. federal income tax on its undistributed taxable income and could be subject to U.S. federal excise, state, local and foreign taxes.

Taxation as a RIC

Provided that PTMN qualifies as a RIC and satisfies the Annual Distribution Requirement, PTMN will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (which generally is defined as net long-term capital gain in excess of net short-term capital loss) that it timely distributes to stockholders. PTMN will be subject to U.S. federal income tax at regular corporate rates on any income or capital gain not distributed (or deemed distributed) to its stockholders.

PTMN will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income of RICs unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which PTMN paid no U.S. federal income tax. PTMN will generally review the benefits of avoiding excise tax against the costs of paying such tax.

In order to be treated as a RIC for U.S. federal income tax purposes, PTMN must, among other things:

•	elect to be treated as a RIC;
•	meet the Annual Distribution Requirement;
•	qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;
•	derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies (including but not limited to gain from options, futures and forward contracts) and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”); and
•	diversify its holdings so that at the end of each quarter of the taxable year:
•	at least 50% of the value of its assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and

•	no more than 25% of the value of its assets is invested in the securities, other than U.S. Government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by PTMN and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

To the extent that PTMN invests in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), PTMN generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by PTMN directly. In addition, PTMN generally must take into account its proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which PTMN is a partner for purposes of the Diversification Tests.

In determining whether or not a RIC is in compliance with the Diversification Tests, the 90% Income Test and the Annual Distribution Requirement, a RIC may take into consideration certain cure provisions contained in the Code.

In order to meet the 90% Income Test, PTMN may establish one or more special purpose corporations to hold assets from which PTMN does not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any investments held through such a special purpose corporation would generally be subject to U.S. federal income and other taxes, and therefore PTMN can expect to achieve a reduced after-tax yield on such investments.

PTMN may be required to recognize taxable income in circumstances in which PTMN does not receive a corresponding payment in cash. For example, if PTMN hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), PTMN must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by PTMN in the same taxable year. PTMN may also have to include in income other amounts that PTMN has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. PTMN anticipates that a portion of PTMN’s income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in PTMN’s investment company taxable income for the year of the accrual, PTMN may be required to make a distribution to its stockholders in order to satisfy the Annual Distribution Requirement, even though PTMN will not have received any corresponding cash amount. As a result, PTMN may have difficulty meeting the Annual Distribution Requirement necessary to obtain and maintain RIC tax treatment under the Code. PTMN may have to sell some of its investments at times and/or at prices PTMN would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If PTMN is not able to obtain cash from other sources, PTMN may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Furthermore, a portfolio company in which PTMN invests may face financial difficulty that requires PTMN to work-out, modify or otherwise restructure its investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any restructuring may also result in PTMN’s recognition of a substantial amount of non-qualifying income for purposes of the 90% Income Test, such as cancellation of indebtedness income in connection with the work-out of a leveraged investment (which, while not free from doubt, may be treated as non-qualifying income) or the receipt of other non-qualifying income.

Gain or loss realized by PTMN from warrants acquired by PTMN as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long PTMN held a particular warrant.

PTMN’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, PTMN’s yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by PTMN.

PTMN anticipates that the CLO vehicles in which it invests generally will constitute “passive foreign investment companies” (“PFICs”). Because PTMN acquires investments in PFICs (including equity tranche investments in CLO vehicles that are PFICs), PTMN may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by PTMN to its stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require PTMN to recognize its share of the PFIC’s income for each year regardless of whether PTMN receives any distributions from such PFIC. PTMN must nonetheless distribute such income to maintain its status as a RIC.

If PTMN holds more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments in a CLO vehicle treated as a CFC), PTMN may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to PTMN’s pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains). If PTMN is required to include such deemed distributions from a CFC in its income, PTMN will be required to distribute such income to maintain its RIC status regardless of whether or not the CFC makes an actual distribution during such year.

If PTMN is required to include amounts in income prior to receiving distributions representing such income, PTMN may have to sell some of its investments at times and/or at prices PTMN would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If PTMN is not able to obtain cash from other sources, PTMN may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

In addition, as discussed above, to qualify as a RIC, PTMN must, among other thing, satisfy the 90% Income Test. Although the Code generally provides that the income inclusions from a PFIC for which PTMN has made a qualifying fund election (such a PFIC, a “QEF”) or a CFC will be “good income” for purposes of this 90% Income Test to the extent that the QEF or the CFC distributes such income to PTMN in the same taxable year in which the income is included in PTMN’s income, the Code does not specifically provide whether these income inclusions would be “good income” for this 90% Income Test if PTMN does not receive distributions from the QEF or CFC during such taxable year. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF or a CFC included in a RIC’s gross income would constitute “good income” for purposes of the 90% Income Test. Such rulings are not binding on the IRS except with respect to the taxpayers to whom such rulings were issued. The IRS and U.S. Treasury Department have issued regulations that provide that the income inclusions from a QEF or a CFC will be good income for purposes of the 90% Income Test if PTMN receives a cash distribution from such entity in the same year attributable to the included income or the included income is derived with respect to PTMN’s business of investing in stocks and securities. Accordingly, under current law, PTMN believes that the income inclusions from a CLO that is a QEF or a CFC would be “good income” for purposes of the 90% Income Test whether or not such income is distributed by the QEF or CFC during the taxable year.

Under Section 988 of the Code, gain or loss attributable to fluctuations in exchange rates between the time PTMN accrues income, expenses, or other liabilities denominated in a foreign currency and the time PTMN actually collects such income or pays such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gain or loss on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Although PTMN does not presently expect to do so, PTMN is authorized to borrow funds and to sell assets in order to satisfy its distribution requirements. However, under the 1940 Act, PTMN is not permitted to make distributions to PTMN Stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation—Qualifying Assets” and “—Senior Securities.” Moreover, PTMN’s ability to dispose of assets to meet its distribution requirements may be limited by (1) the illiquid nature of PTMN’s portfolio and/or (2) other requirements relating to PTMN’s status as a RIC, including the Diversification Tests. If PTMN disposes of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, PTMN may make such dispositions at times that, from an investment standpoint, are not advantageous.

If PTMN fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year, PTMN will be subject to tax in that year on all of its taxable income, regardless of whether PTMN makes any distributions to its stockholders. In that case, all of such income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to its stockholders. See “—Failure To Obtain RIC Tax Treatment.”

As a RIC, PTMN is not allowed to carry forward or carry back a net operating loss for purposes of computing its investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward (i) the excess of its net short-term capital loss over its net long-term capital gain for a given year as a short-term capital loss arising on the first day of the following year and (ii) the excess of its net long-term capital loss over its net short-term capital gain for a given year as a long-term capital loss arising on the first day of the following year. However, future transactions PTMN engages in may cause its ability to use any capital loss carryforwards, and unrealized losses once realized, to be limited under Section 382 of the Code. Certain of PTMN’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause PTMN to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. PTMN will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

As described above, to the extent that PTMN invests in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes, the effect of such investments for purposes of the 90% Income Test and the Diversification Tests will depend on whether or not the partnership is a “qualified publicly traded partnership” (as defined in the Code). If the partnership is a “qualified publicly traded partnership,” the net income derived from such investments will be qualifying income for purposes of the 90% Income Test and will be “securities” for purposes of the Diversification Tests. If the partnership, however, is not treated as a “qualified publicly traded partnership,” the consequences of an investment in the partnership will depend upon the amount and type of income of the partnership allocable to PTMN and its proportionate share of the underlying assets of the partnership. The income derived from such investments may not be qualifying income for purposes of the 90% Income Test and, therefore, could adversely affect PTMN’s qualification as a RIC. PTMN intends to monitor its investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent PTMN’s disqualification as a RIC.

PTMN may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring PTMN to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Taxation of U.S. Stockholders

Whether an investment in shares of PTMN Common Stock is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of PTMN Common Stock by a U.S. stockholder may have adverse tax consequences. The following summary generally describes certain U.S. federal income tax consequences of an investment in shares of PTMN Common Stock by taxable U.S. stockholders and not by U.S. stockholders that are generally exempt from U.S. federal income taxation. U.S. stockholders should consult their own tax advisors before making an investment in PTMN Common Stock.

Distributions by PTMN generally are taxable to U.S. stockholders as ordinary income or capital gain. Distributions of PTMN’s “investment company taxable income” (which is, generally, PTMN’s ordinary income excluding net capital gain) will be taxable as ordinary income to U.S. stockholders to the extent of PTMN’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by PTMN to noncorporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for taxation at rates applicable to “qualifying dividends” (currently at a maximum tax rate of 20%) provided that PTMN properly reports such distributions as “qualified dividend income” and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by PTMN will be attributable to qualifying dividends; therefore, PTMN’s distributions generally will not qualify for the preferential rates applicable to qualified dividend income. Distributions of PTMN’s net capital gain (which is generally PTMN’s net long-term capital gain in excess of net short-term capital loss) properly reported by PTMN as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gain (currently at a maximum rate of 20% in the case of individuals, trusts or estates), regardless of the U.S. stockholder’s holding period for his, her or its PTMN Common Stock and regardless of whether paid in cash or reinvested in additional PTMN Common Stock. Distributions in excess of PTMN’s current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s PTMN Common Stock and, after the adjusted basis is reduced to zero, will constitute capital gain to such U.S. stockholder.

U.S. stockholders who receive distributions in the form of stock generally are subject to the same federal income tax consequences as are stockholders who elect to receive their distributions in cash. The U.S. stockholder will have an adjusted tax basis in the additional shares of PTMN Common Stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Although PTMN currently intends to distribute any long-term capital gain at least annually, PTMN may in the future decide to retain some or all of its long-term capital gain, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, PTMN will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by PTMN. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. Since PTMN expects to pay tax on any retained capital gain at the regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on net capital gain, the amount of tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds such U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes PTMN paid. In order to utilize the deemed distribution approach, PTMN must provide written notice to PTMN’s stockholders prior to the expiration of 60 days after the close of the relevant taxable year. PTMN cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, PTMN may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If PTMN makes such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by PTMN in October, November or December of any calendar year, payable to U.S. stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by PTMN’s U.S. stockholders on December 31 of the year in which the dividend was declared.

PTMN may have the ability to declare a large portion of a distribution in shares of PTMN Common Stock to satisfy the Annual Distribution Requirement. If a portion of such distribution is paid in cash (which portion may be as low as 20% based on certain public and private rulings issued by the IRS) and certain requirements are met, the entire distribution to the extent of PTMN’s current and accumulated earnings and profits will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. stockholders will be taxed on the distribution as if the entire distribution was a cash distribution, even though most of the distribution was paid in shares of PTMN Common Stock.

If an investor purchases shares of PTMN Common Stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of his, her or its investment.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of PTMN Common Stock. The amount of gain or loss will be measured by the difference between such U.S. stockholder’s adjusted tax basis in the PTMN Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of PTMN Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of PTMN Common Stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. The ability to otherwise deduct capital loss may be subject to other limitations under the Code.

In general, U.S. stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in PTMN Common Stock. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. stockholders. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the 21% rate also applied to ordinary income.

Noncorporate U.S. stockholders with net capital loss for a year (capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital loss of a noncorporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.

PTMN (or the applicable withholding agent) will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal income tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by PTMN generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to qualifying dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

PTMN (or the applicable withholding agent) may be required to withhold U.S. federal income tax, or backup withholding, from all distributions to any noncorporate U.S. stockholder (1) who fails to furnish PTMN with a correct taxpayer identification number or a certificate that such U.S. stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies PTMN that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding tax is not an additional tax, and any amount withheld may be refunded or credited against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Under U.S. Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to shares of PTMN Common Stock of $2 million or more for a noncorporate U.S. stockholder or $10 million or more for a corporate

U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Internal Revenue Service Form 8886 (or successor form). Direct stockholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Stockholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in PTMN Common Stock. Distributions of PTMN’s “investment company taxable income” to non-U.S. stockholders that are not “effectively connected” with a U.S. trade or business carried on by the non-U.S. stockholder, will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower rate provided by an applicable treaty) to the extent of PTMN’s current and accumulated earnings and profits, unless an applicable exception applies. However, PTMN generally is not required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that would not have been subject to withholding of U.S. federal income tax if they had been earned directly by a non-U.S. stockholder, and (ii) net short-term capital gains in excess of net long-term capital losses that would not have been subject to withholding of U.S. federal income tax if they had been earned directly by a non-U.S. stockholder, in each case only to the extent that such distributions are properly reported by PTMN as “interest-related dividends” or “short-term capital gain dividends,” as the case may be, and certain other requirements are met. No certainty can be provided that any of PTMN’s distributions will be reported as eligible for this exception.

Actual or deemed distributions of PTMN’s net capital gain to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of PTMN Common Stock, that are not effectively connected with a U.S. trade or business carried on by the non-U.S. stockholder, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the non-U.S. stockholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, withholding of U.S. federal income tax at a rate of 30% on capital gain of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a U.S. resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% U.S. federal withholding tax.

If PTMN distributes its net capital gain in the form of deemed rather than actual distributions (which PTMN may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the tax PTMN pays on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. Accordingly, investment in PTMN Common Stock may not be appropriate for a non-U.S. stockholder.

Distributions of PTMN’s “investment company taxable income” and net capital gain (including deemed distributions) to non-U.S. stockholders, and gains realized by non-U.S. stockholders upon the sale of PTMN Common Stock that are “effectively connected” with a U.S. trade or business carried on by the non-U.S. stockholder (or if an income tax treaty applies, attributable to a “permanent establishment” in the United States), will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate non-U.S. stockholders may also be subject to an additional branch profits tax at a rate of 30% imposed by the Code (or lower rate provided by an applicable treaty). In the case of a noncorporate non-U.S. stockholder, PTMN may be required to withhold U.S. federal income tax from distributions that are otherwise exempt from withholding tax (or taxable at a reduced rate) unless the non-U.S. stockholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

PTMN may have the ability to declare a large portion of a distribution in shares of PTMN Common Stock to satisfy the Annual Distribution Requirement. If a portion of such dividend is paid in cash (which portion may be as low as 20% under certain public and private rulings issued by the IRS) and certain requirements are met, the entire distribution to the extent of PTMN’s current and accumulated earnings and profits will be treated as a dividend for U.S. federal income tax purposes. As a result, non-U.S. stockholders will be taxed on the distribution as if the entire distribution was cash distribution, even though most of the distribution was paid in shares of PTMN Common Stock.

The tax consequences to a non-U.S. stockholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. stockholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in PTMN Common Stock.

A non-U.S. stockholder who is a nonresident alien individual or foreign corporation may be subject to information reporting and withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides PTMN or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from withholding.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the withholding tax include U.S.-source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. stockholder and the status of the intermediaries through which they hold their shares, non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure To Obtain RIC Tax Treatment

If PTMN were unable to obtain tax treatment as a RIC, PTMN would be subject to tax on all of its taxable income at regular corporate rates. PTMN would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions would generally be taxable to PTMN’s stockholders as dividend income to the extent of PTMN’s current and accumulated earnings and profits (in the case of noncorporate U.S. stockholders, at a maximum rate applicable to qualified dividend income of 20%, provided certain holding period and other requirements are met). Subject to certain limitations under the Code, corporate stockholders would be eligible for the dividends-received deduction.

Distributions in excess of PTMN’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

If PTMN fails to meet the RIC requirements for more than two consecutive years and then seeks to re-qualify as a RIC, PTMN would be required to recognize gain to the extent of any unrealized appreciation in its assets unless PTMN made a special election to pay corporate-level U.S. federal income tax on any such unrealized appreciation during the succeeding five-year period.

THE MERGER PROPOSAL

OHAI is asking its stockholders to approve the Merger Proposal pursuant to which Acquisition Sub will merge with and into OHAI. OHAI will then merge with and into PTMN. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of OHAI Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration as described in the section titled “Description of the Merger Agreement—Merger Consideration.” For more information on the OHAI Stockholder vote required for approval of the Merger Proposal, see “The Special Meeting—Vote Required.”

Approval of the Merger Proposal is required for the completion of the Merger.

Appraisal Rights

Under Maryland law and the OHAI Charter, OHAI Stockholders will not be entitled to rights of appraisal with respect to the Merger Proposal. Accordingly, to the extent that a OHAI Stockholder objects to the Merger Proposal, such OHAI Stockholder will not have the right to have a court judicially determine (and the OHAI Stockholder will not receive) the fair value for its shares of OHAI Common Stock under the provisions of Maryland law governing appraisal rights.

ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, THE OHAI BOARD (OTHER THAN DIRECTORS AFFILIATED WITH OHA, THE EXTERNAL INVESTMENT ADVISER TO OHAI, WHO ABSTAINED FROM VOTING) HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT OHAI STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

OHAI Stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Proposal. The affirmative vote of the holders of a majority of the outstanding shares of OHAI Common Stock entitled to vote at the Special Meeting “FOR” the Merger Proposal is required to approve the Merger Proposal. Abstentions and broker non-votes will have the effect of a vote “against” this proposal. Proxies received will be voted “FOR” the approval of the Merger Proposal unless OHAI Stockholders designate otherwise.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

PTMN

Price Range of Common Stock

PTMN Common Stock began trading on December 11, 2006 and is currently traded on The Nasdaq Global Select Market under the symbol “PTMN.” The following table sets forth: (i) the net asset value per share of PTMN Common Stock as of the applicable period end, (ii) the range of high and low closing sales prices of PTMN Common Stock as reported on the Nasdaq during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to net asset value during the appropriate period, and (iv) the dividends and distributions per share of PTMN Common Stock declared during the applicable period.

	NAV per share(1)		Closing Sales Price		Premium/ (Discount) of High Sales Price to NAV(2)	Premium/ (Discount) of Low Sales Price to NAV(2)	Dividends and Distributions Declared
Period			High	Low
Fiscal Year Ended December 31, 2019
Fourth quarter (through October 15, 2019)	$	[•]	$2.26	$2.18	N/A	N/A	$	[•]
Third quarter	$	N/A	$2.47	$2.15	N/A	N/A		$0.06
Second quarter		$3.73	$3.75	$2.25	0.5%	(39.7)%		$0.10
First quarter		$3.85	$3.68	$3.32	(4.4)%	(13.8)%		$0.10
Fiscal Year Ended December 31, 2018
Fourth quarter		$4.23	$3.47	$2.93	(18.0)%	(30.7)%		$0.10
Third quarter		$4.66	$3.39	$3.13	(27.3)%	(32.8)%		$0.10
Second quarter		$4.72	$3.28	$3.09	(30.5)%	(34.5)%		$0.10
First quarter		$4.85	$3.57	$2.96	(26.4)%	(39.0)%		$0.10
Fiscal Year Ended December 31, 2017
Fourth quarter		$4.87	$3.98	$3.34	(18.3)%	(31.4)%		$0.10
Third quarter		$4.95	$3.67	$3.32	(25.9)%	(32.9)%		$0.12
Second quarter		$5.10	$4.04	$3.37	(20.8)%	(33.9)%		$0.12
First quarter		$5.14	$4.12	$3.93	(19.8)%	(23.5)%		$0.12
(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.

The last reported price for PTMN Common Stock [•], 2019 was $[•] per share. As of June 30, 2019, PTMN had 31 stockholders of record.

PTMN cannot predict the price at which its common stock will trade. Shares of closed-end investment companies frequently trade at a discount to their net asset value and PTMN’s stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that PTMN’s net asset value per share may decline. PTMN cannot predict whether shares of its common stock will trade above, at or below its net asset value. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock soon after the purchase of such shares of common stock. In addition, if PTMN Common Stock trades below its net asset value, it will generally not be able to issue additional shares of its common stock at its market price without first obtaining the approval of its stockholders and PTMN’s independent directors.

Pursuant to PTMN’s dividend reinvestment plan, PTMN will reinvest all cash dividends or distributions declared by PTMN’s Board of Directors on behalf of stockholders who do not elect to receive their distributions in cash. As a result, if PTMN’s Board of Directors declares a distribution, then stockholders who have not elected to “opt out” of PTMN’s dividend reinvestment plan will have their distributions automatically reinvested in additional shares of PTMN Common Stock. See “Portman Ridge Finance Corporation Dividend Reinvestment Plan” for additional information regarding PTMN’s dividend reinvestment plan.

OHAI

Effective October 1, 2014, OHAI Common Stock began to trade on the Nasdaq Global Select Market under the symbol “OHAI.” Prior to that date, OHAI Common Stock traded on the Nasdaq Global Select Market under the symbol “NGPC.” The following table sets forth: (i) the net asset value per share of OHAI Common Stock as of the applicable period end, (ii) the range of high and low closing sales prices of OHAI Common Stock as reported on the Nasdaq during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to net asset value during the appropriate period, and (iv) the dividends and distributions per share of OHAI Common Stock declared during the applicable period.

	NAV per share(1)		Closing Sales Price				Premium/(Discount) of High Sales Price to NAV(2)	Premium/ (Discount) of Low Sales Price to NAV(2)	Dividends and Distributions Declared(3)
Period			High		Low
Fiscal Year Ended December 31, 2019
Fourth quarter (through [•], 2019)	$	N/A	$	[•]	$	[•]	[•] %	[•] %	$	N/A
Third quarter		N/A		1.37		1.03	N/A	N/A		0.02
Second quarter		1.83		1.29		1.02	(29.5)%	(44.3)%		0.02
First quarter		1.84		1.35		1.01	(26.6)%	(45.1)%		0.02
Fiscal 2018 Ended December 31, 2018
Fourth quarter		$1.78		$1.58		$0.85	(11.2)%	(52.2)%		$0.02
Third quarter		2.15		1.65		1.34	(23.3)%	(37.7)%		0.02
Second quarter		2.46		1.64		1.31	(33.3)%	(46.7)%		0.02
First quarter		2.43		1.40		1.12	(42.4)%	(53.9)%		0.02
Fiscal 2017 Ended December 31, 2017
Fourth quarter		$2.37		$1.68		$1.05	(29.1)%	(55.7)%		$0.02
Third quarter		2.34		1.39		0.85	(40.6)%	(63.7)%		0.02
Second quarter		2.76		1.66		1.16	(39.9)%	(58.0)%		0.02
First quarter		3.02		1.95		1.43	(35.4)%	(52.6)%		0.02
(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
(3)	Represents the distribution declared in the specified quarter.

The last reported price for OHAI Common Stock [•], 2019 was $[•] per share. As of June 30, 2019, OHAI had 46 stockholders of record (including Cede & Co.).

OHAI cannot predict the price at which its common stock will trade. Shares of closed-end investment companies frequently trade at a discount to their net asset value and OHAI’s stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that OHAI’s net asset value per share may decline. OHAI cannot predict whether shares of its common stock will trade above, at or below its net asset value. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock soon after the purchase of such shares of common stock. In addition, if OHAI Common Stock trades below its net asset value, it will generally not be able to issue additional shares of its common stock at its market price without first obtaining the approval of its stockholders and OHAI’s independent directors.

Pursuant to OHAI’s dividend reinvestment plan, OHAI will reinvest all cash dividends or distributions declared by the OHAI Board on behalf of stockholders who do not elect to receive their distributions in cash. As a result, if the OHAI Board declares a distribution, then stockholders who have not elected to “opt out” of the OHAI dividend reinvestment plan will have their distributions automatically reinvested in additional shares of OHAI Common Stock. See “OHA Investment Corporation Dividend Reinvestment Plan” for additional information regarding OHAI’s dividend reinvestment plan.

BUSINESS OF PORTMAN RIDGE FINANCE CORPORATION

PTMN was formed in August 2006 under the former name, Kohlberg Capital Corporation, and completed an initial public offering in December 2006. Until March 31, 2019, PTMN operated as an internally managed BDC. On April 1, 2019, PTMN converted to an external management structure.

PTMN is an externally managed, non-diversified closed-end investment company that is regulated as a BDC, under the 1940 Act. PTMN has elected to be treated for U.S. federal income tax purposes as a RIC under the Internal Revenue Code and intends to operate in a manner to maintain its RIC status.

PTMN originates, structures, and invests in senior secured term loans and mezzanine debt primarily in privately-held middle-market companies (the “Debt Securities Portfolio”). In addition, from time to time, PTMN may invest in the equity securities of privately held middle-market companies.

On November 8, 2018, PTMN entered into an agreement with LibreMax under which PTMN’s wholly-owned subsidiary Commodore Holdings, LLC (“Commodore”) agreed to sell Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”), Trimaran Advisors, L.L.C. (“Trimaran Advisors”), and Trimaran Advisors Management, L.L.C. (“Trimaran Advisors Management” and, together with Katonah Debt Advisors and Trimaran Advisors, the “Disposed Manager Affiliates”) to LibreMax for a cash purchase price of approximately $37.9 million (the “LibreMax Transaction”). In connection with the closing of the LibreMax Transaction on December 31, 2018, Commodore sold the Disposed Manager Affiliates, which manage collateralized loan obligation funds (“CLO Funds”), to LibreMax for a cash purchase price of approximately $37.9 million.

As of December 31, 2018, PTMN’s remaining asset management subsidiaries (the “Asset Manager Affiliates”) were comprised of Commodore, Katonah Management Holdings, LLC, Katonah X Management LLC (“Katonah X Management”), Katonah 2007-1 Management, LLC (“Katonah 2007-I Management”) and KCAP Management, LLC. Commodore, Katonah X Management and Katonah 2007-1 Management have no operations and are expected to be liquidated in the normal course.

On December 14, 2018, PTMN entered into a stock purchase and transaction agreement (“the Externalization Agreement”) with BC Partners Advisors L.P. (“BCP”), an affiliate of BC Partners LLP (“BC Partners”), pursuant to which PTMN’s management function was subsequently externalized (the “Externalization”) and Sierra Crest Investment Management LLC (“Sierra Crest”), an affiliate of BC Partners and LibreMax, was appointed as PTMN’s investment adviser. At a special meeting of PTMN’s stockholders (the special Meeting held on February 19, 2019), the stockholders approved the proposed investment advisory agreement between PTMN and Sierra Crest (the “PTMN Investment Advisory Agreement”). As a result of the Externalization, PTMN now operates as an externally managed BDC managed by the Sierra Crest.

PTMN invests primarily in loans to smaller private companies, publicly-traded companies, high-yield bonds, joint ventures, managed funds, partnerships, and distressed debt securities. PTMN may also receive warrants or options to purchase common stock in connection with its debt investments.

PTMN also has historical investments in CLO Fund securities that are primarily managed by its formerly wholly-owned asset management subsidiaries, Trimaran Advisors and Trimaran Advisors Management. These CLO Funds typically invest in broadly syndicated loans, high-yield bonds and other credit instruments.

PTMN’s investments in CLO Fund Securities, which are primarily made up of minority investments in the subordinated securities or preferred stock of CLO Funds managed by the Disposed Manager Affiliates, are anticipated to provide PTMN with recurring cash distributions.

In its Debt Securities Portfolio, PTMN’s investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle-market companies. PTMN defines the middle-market as comprising companies with EBITDA of  $10 million to $50 million and/or total debt of  $25 million to $150 million. PTMN primarily invests in first and second lien term loans which, because of their priority in a company’s capital structure, PTMN expects will have lower default rates and higher rates of recovery of principal if there is a default and which PTMN expects will create a stable stream of interest income. The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

PTMN’s Board of Directors has the authority to modify or waive certain of PTMN’s operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, PTMN’s Board of Directors may not change the nature of PTMN’s business so as to cease to be, or withdraw its election as, a BDC. PTMN cannot predict the effect any changes to its current operating policies and strategies would have on its business and operating results. Nevertheless, the effects may adversely affect PTMN’s business and they could negatively impact PTMN’s ability to pay dividends and could cause stockholders to lose all or part of their investment in PTMN’s securities.

As a BDC, PTMN is required to comply with regulatory requirements, including limitations on its use of debt. PTMN is permitted to, and expects to continue to, finance its investments through borrowings. However, as a BDC, PTMN is only generally allowed to borrow amounts such that PTMN’s asset coverage, as defined in the 1940 Act, equals at least 200% (or the 150% asset coverage ratio effective as of March 29, 2019) after such borrowing. The 1940 Act also generally prohibits PTMN from declaring any cash dividend or distribution on any class of PTMN’s capital stock if PTMN’s asset coverage is below 200% (or the 150% asset coverage ratio effective as of March 29, 2019) at the time of the declaration of the dividend or distribution.

On March 29, 2018, PTMN’s Board of Directors, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCA. As a result, PTMN’s asset coverage requirement for senior securities changed from 200% to 150%, effective as of March 29, 2019. However, despite the SBCA, PTMN will continue to be prohibited by the indentures governing PTMN’s 2022 Notes (as defined and discussed in Note 6 to the consolidated financial statements) from making distributions on PTMN’s common stock if PTMN’s asset coverage, as defined in the 1940 Act, falls below 200%. In any such event, PTMN would be prohibited from making distributions required in order to maintain its status as a RIC.

Subject to market conditions, PTMN intends to grow its portfolio of assets by raising additional capital, including through the prudent use of leverage available to it. Because PTMN also recognizes the need to have funds available for operating PTMN’s business and to make investments, PTMN seeks to have adequate liquidity at all times to cover normal cyclical swings in funding availability and to allow PTMN to meet abnormal and unexpected funding requirements. As a result, PTMN may hold varying amounts of cash and other short-term investments from time-to-time for liquidity purposes.

As a BDC, PTMN is subject to certain regulatory restrictions in making investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits PTMN to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by PTMN or its affiliates, including BCP Special Opportunities Fund I LP, BCP Special Opportunities Fund II LP and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for PTMN to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of PTMN’s independent directors must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to PTMN and its stockholders and do not involve overreaching with respect of PTMN or its stockholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of PTMN’s stockholders and is consistent with PTMN’s investment objectives and strategies and certain criteria established by PTMN’s Board of Directors.

PTMN has elected to be treated for U.S. federal income tax purposes as a RIC under the Internal Revenue Code and intends to operate in a manner to maintain its RIC status. Accordingly, PTMN generally will not pay corporate-level U.S. federal income taxes on any net ordinary tax-basis taxable income or capital gains that it timely distributes to its shareholders as dividends. To maintain its RIC tax treatment, PTMN must meet the specified source-of-income and asset diversification requirements and distribute to its stockholders annually at least 90% of PTMN’s net ordinary tax-basis taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, for each year.

Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and the ASC, specifically ASC 946, PTMN is precluded from consolidating portfolio company investments, including those in which PTMN has a controlling interest, unless the portfolio company is another investment company. An exception to this general principle in ASC 946 occurs if PTMN owns a controlled operating company that provides all or substantially all of its services directly to it, or to an investment company of PTMN. Other than KCAP Funding I LLC, Kohlberg Capital Funding I LLC, KCAP Senior Funding I Holdings LLC and KCAP Senior Funding I LLC, none of the investments made by PTMN qualify for this exception. Therefore, PTMN’s portfolio investments and the Joint Venture (as defined below), are carried on the balance sheet at fair value with any adjustments to fair value recognized as Net Change in Unrealized Appreciation (Depreciation) in its statement of operations until the investment is exited, at which point any gain or loss on exit is reclassified and recognized as a Net Realized Gain (Loss) from Investments.

PTMN’s common stock is traded on The Nasdaq Global Select Market under the symbol “PTMN.” The net asset value per share of PTMN’s common stock at March 31, 2019 was $3.85. On March 31, 2019, the last reported sale price of a share of PTMN’s common stock on The Nasdaq Global Select Market was $3.62. In addition, PTMN’s 2022 Notes are traded on the Nasdaq Global Select Market under the symbol “KCAPL.” As of December 31, 2018, the last reported price of PTMN’s 2022 Notes, which have a par value of  $25.00, was $24.74.

BC Partners’ Corporate Information

BC Partners’ principal executive offices are located at 650 Madison Avenue, 23rd Floor, New York, New York 10022, and its telephone number is (212) 891-2880. BC Partners maintains a website on the Internet at http://www.bcpartners.com. The information contained in BC Partners’ website is not incorporated by reference into this Prospectus. PTMN files with or submits to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange. PTMN makes copies of these filings available on the Investor Relations-SEC Filings section of its website free of charge as soon as reasonably practicable after it electronically files the information with, or furnishes it to, the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by PTMN with the SEC. Copies of these reports, proxy and information statements and other information may also be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

Investment Portfolio

PTMN’s investment portfolio generates investment income, which is generally used to pay principal and interest on PTMN’s borrowings, operating expenses, and to fund PTMN’s distributions to PTMN’s stockholders. PTMN’s investment portfolio consists primarily of its debt securities portfolio and investments in CLO Fund Securities.

Debt Securities Portfolio. PTMN targets privately-held middle-market companies that have strong historical cash flows, experienced management teams and identifiable and defendable market positions in industries with positive dynamics. PTMN generally targets companies that generate positive cash flows because it looks to cash flows as the primary source for servicing debt.

PTMN employs a disciplined approach in the selection and monitoring of its investments. Generally, PTMN targets investments that will generate a current return through interest income to provide for stability in its shareholder distributions and place less reliance on realized capital gains from its investments. PTMN’s investment philosophy is focused on preserving capital with an appropriate return profile relative to risk. PTMN’s investment due diligence and selection generally focuses on an underlying issuer’s net cash flow after capital expenditures to service its debt rather than on multiples of net income, valuations or other broad benchmarks which frequently miss the nuances of an issuer’s business and prospective financial performance. PTMN also generally avoids concentrations in any one industry or issuer. PTMN manages risk by following its internal credit policies and procedures.

When PTMN extends senior and junior secured term loans, it will generally take a security interest in the available assets of the portfolio company, including the equity interests of PTMN’s subsidiaries, which it expects to help mitigate the risk that it will not be repaid. Nonetheless, there is a possibility that PTMN’s lien could be subordinated to claims of other creditors. Structurally, mezzanine debt ranks subordinate in priority of payment to senior term loans and is often unsecured. Relative to equity, mezzanine debt ranks senior to common and preferred equity in a borrower’s capital structure. Typically, mezzanine debt has elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with a loan, while providing an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest that is typically in the form of equity purchased at the time the mezzanine loan is originated or warrants to purchase equity at a future date at a fixed cost. Mezzanine debt generally earns a higher return than senior secured debt due to its higher risk profile and usually less restrictive covenants. The warrants associated with mezzanine debt are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining an equity interest in the borrower. Mezzanine debt also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed formula.

Below are summary attributes for PTMN’s debt securities portfolio as of June 30, 2019:

•	represented approximately 61% of total investment portfolio;
•	contained credit instruments issued by corporate borrowers;
•	primarily comprised of senior secured and junior secured loans (51% and 49% of Debt Securities Portfolio, respectively);
•	spread across 19 different industries and 50 different entities;
•	average par balance per investment of approximately $3.3 million;
•	four investments were on non-accrual status; and
•	the weighted average contractual interest rate on PTMN’s loans and debt securities was approximately 9.6%, and the weighted average contractual interest rate on PTMN’s loans and debt securities, adjusted for non-accrual investments, was approximately 9.2%.

PTMN’s debt securities portfolio investments generally average between $1 million to $20 million, although particular investments may be larger or smaller. The size of individual investments will vary according to their priority in a company’s capital structure, with larger investments in more secure positions in an effort to maximize capital preservation. The size of PTMN’s investments and maturity dates may vary as follows:

•	senior secured term loans from $2 million to $20 million maturing in five to seven years;
•	second lien term loans from $5 million to $15 million maturing in six to eight years;
•	senior unsecured loans from $5 million to $23 million maturing in six to eight years;
•	mezzanine loans from $5 million to $23 million maturing in seven to ten years; and
•	equity investments from $1 million to $5 million.

Investment in the Joint Venture. During the third quarter of 2017, PTMN and Freedom 3 Opportunities LLC (“Freedom 3 Opportunities”), an affiliate of Freedom 3 Capital LLC, entered into an agreement to create KCAP Freedom 3 LLC (the “Joint Venture”). PTMN and Freedom 3 Opportunities contributed approximately $37 million and $25 million, respectively, in assets to the Joint Venture, which in turn used the assets to capitalize a new fund, KCAP F3C Senior Funding, L.L.C. (the “Fund”) managed by KCAP Management, LLC, PTMN’s Surviving Asset Manager Affiliate. In addition, PTMN used cash on hand and borrowings under a credit facility to purchase approximately $184 million of primarily middle-market loans from PTMN and PTMN used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding I, LLC (“KCAP Senior Funding”). PTMN invests primarily in middle-market loans and the Joint Venture partners may source middle-market loans from time-to-time for PTMN.

During the fourth quarter of 2017, PTMN was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by PTMN. In connection with the refinancing, the Joint Venture made a cash distribution to PTMN of approximately $12.6 million. Approximately $11.2 million of this distribution was a reduction in the cost basis of PTMN’s investment in the Joint Venture. The final determination of the tax attributes of distributions from the Joint Venture is made on an annual (full calendar year) basis at the end of the year, therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

PTMN owns a 60% equity investment in the Joint Venture. The Joint Venture is structured as an unconsolidated Delaware limited liability company. All portfolio and other material decisions regarding the

Joint Venture must be submitted to its board of managers, which is comprised of four members, two of whom were selected by PTMN and two of whom were selected by Freedom 3 Opportunities, and must be approved by at least one member appointed by PTMN and one appointed by Freedom 3 Opportunities. In addition, certain matters may be approved by the Joint Venture’s investment committee, which is comprised of one member appointed by PTMN and one member appointed by Freedom 3 Opportunities.

PTMN has determined that the Joint Venture is an investment company under ASC 946, however, in accordance with such guidance; PTMN will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to PTMN. PTMN does not consolidate its interest in the Joint Venture because PTMN does not control the Joint Venture due to allocation of the voting rights among the Joint Venture partners.

CLO Fund Securities. PTMN’s investments in CLO Fund Securities are primarily made up of minority investments in the subordinated securities or preferred stock of CLO Funds managed by the Disposed Manager Affiliates.

Below are summary attributes for PTMN’s CLO Fund Securities, as of and for the year-ended December 31, 2018, unless otherwise specified:

•	CLO Fund Securities represented approximately 16% of total investment portfolio at December 31, 2018;
•	90% of CLO Fund Securities Portfolio represented investments in subordinated securities or equity securities issued by CLO Funds and 10% of CLO Fund Securities Portfolio was a rated note;
•	all CLO Funds invested primarily in credit instruments issued by corporate borrowers;
•	U.S. GAAP basis investment income of $6.4 million; cash distributions received of approximately $19.5 million (approximately $3.5 million taxable distributable income, $16.0 million tax return of capital to KCAP).

Revolving Credit Facility

On March 1, 2018, Great Lakes KCAP Funding I, LLC (“Funding”), a wholly-owned subsidiary of PTMN, entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, CIBC Bank USA, as documentation agent and PTMN, as the servicer.

On March 31, 2019, the maximum commitment amount of the Revolving Credit Facility was increased to $57.5 million, subject to availability under the borrowing base. Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to (i) in the case of LIBOR rate loans, an adjusted LIBOR rate for the applicable interest period plus 3.25% or (ii) in the case of base rate loans, the prime rate plus 3.25%. Funding will pay a fee on any undrawn amounts of 0.375% per annum; provided that if 50% or less of the Revolving Credit Facility is drawn, the fee will be 0.50% per annum.

PTMN intends to use the proceeds from borrowings under the Revolving Credit Facility for general corporate purposes, including to acquire certain qualifying loans, and such other uses as permitted under the Loan and Security Agreement (the “Revolving Credit Agreement”).

The maturity date is the earlier of: (a) March 1, 2022 and (b) the date upon which all loans shall become due and payable in full, whether by acceleration or otherwise, as a result of a default by PTMN, as defined in the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility are repayable by PTMN at any time.

The Revolving Credit Facility is secured by all of the assets held by Funding, and PTMN has pledged its interests in Funding as collateral to State Bank and Trust Company, as the administrative agent, to secure the obligations of Funding under the Revolving Credit Facility. The Revolving Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. At March 31, 2019 and December 31, 2018, Funding was in compliance with all of its debt covenants.

As of March 31, 2019 and December 31, 2018, $43.9 million and $26.4 million principal amount of borrowings was outstanding under the Revolving Credit Facility.

Interest on borrowings under the Revolving Credit Facility is paid monthly. Borrowings under the Revolving Credit Facility are subject to redemption in whole or in part at any time or from time to time, at the option of Funding.

For the three months ended March 31, 2019 and 2018, interest and fees expense related to the Revolving Credit Facility was approximately $0.4 million and $0.1 million.

PTMN incurred approximately $1.7 million of debt offering costs in connection with the Revolving Credit Facility, which are being amortized over the expected term of the Revolving Credit Facility on an effective yield method, of which approximately $1.3 million remains to be amortized as of March 31, 2019, and is included on the consolidated balance sheets as a reduction in the related debt liability.

Fair Value of the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are carried at cost, net of unamortized debt offering costs of $1.3 million at March 31, 2019. The fair value of the Revolving Credit Facility borrowings was approximately $43.9 million and $26.4 million at March 31, 2019 and December 31, 2018. The fair value was determined based on an analysis of the value of the pledged collateral and the amount of over-collateralization supporting the repayment of these borrowings. The Revolving Credit Facility borrowings are categorized as Level III under the ASC 820 Fair Value.

Investment Process

PTMN will review potential investment opportunities and conduct due diligence that typically includes a review of historical and prospective financial information, participation in a presentation held by the prospective portfolio company’s management and/or the transaction sponsor, a review of the prospective portfolio company’s product or service, an analysis and understanding of the drivers of the particular industry in which the prospective portfolio company operates, and an assessment of the debt service capabilities of the prospective portfolio company under a variety of assumed forecast scenarios.

Due to PTMN’s ability to source transactions through multiple channels, it expects to continue to maintain a pipeline of opportunities to allow comparative risk return analysis and selectivity. By focusing on the drivers of revenue and cash flow, PTMN develops its own underwriting cases, and multiple stress and event specific case scenarios for each company analyzed. PTMN focuses on lending and investing opportunities in:

•	companies with EBITDA of $10 to $50 million;
•	companies with financing needs of $25 to $150 million;
•	companies purchased by well-regarded private equity sponsors;
•	non-sponsored companies with successful business models, management teams and systems; and
•	high-yield bonds and broadly syndicated loans to larger companies on a selective basis;

PTMN sources investment opportunities from:

•	private equity sponsors;
•	regional investment banks for non-sponsored companies;
•	financial advisers and other market intermediaries; and
•	other middle-market lenders with whom PTMN can participate in loans.

In PTMN’s experience, good credit judgment is based on a thorough understanding of both the qualitative and quantitative factors that determine a company’s performance. PTMN’s analysis begins with an understanding of the fundamentals of the industry in which a company operates, including the current economic environment and the outlook for the industry. PTMN also focuses on the company’s relative position within the industry and its historical ability to weather economic cycles. Other key qualitative factors include the experience and depth of the management team and the financial sponsor, if any.

Only after PTMN has a comprehensive understanding of the qualitative factors does it focus on quantitative metrics. PTMN believes that with the context provided by the qualitative analysis, it can gain a better understanding of a company’s financial performance. PTMN analyzes a potential portfolio company’s sales growth and margins in the context of its competition as well as its ability to manage its working capital requirements and its ability to generate consistent cash flow. Based upon this historical analysis, PTMN develops a set of projections which represents a reasonable underwriting case of most likely outcomes for the company over the period of PTMN’s investment. PTMN also looks at potential downside cases to determine a company’s ability to service its debt in a stressed credit environment.

Elements of the qualitative analysis PTMN uses in evaluating investment opportunities include the following:

•	industry fundamentals;
•	competitive position and market share;
•	impact of historical down-cycles on the industry and company;
•	quality of financial and technology infrastructure;
•	sourcing risks and opportunities;
•	labor and union strategy;
•	technology risk;
•	diversity of customer base and product lines;
•	quality of financial sponsor (if applicable); and
•	acquisition and integration history.

Elements of the quantitative analysis PTMN uses in evaluating investment opportunities include the following:

•	income statement analysis of growth and margin trends;
•	cash flow analysis of capital expenditures and free cash flow;
•	financial ratio and market share standing among comparable companies;
•	financial projections: underwriting versus stress case;
•	event specific credit modeling;
•	credit profile trend;
•	future capital expenditure needs and asset sale plans;
•	downside protection to limit losses in an event of default;
•	risk adjusted returns and relative value analysis; and
•	enterprise and asset valuations.

The origination, structuring and credit approval processes are fully integrated. PTMN’s credit team is directly involved in all due diligence and analysis prior to the formal credit approval process by the PTMN Investment Committee.

Monitoring

PTMN’s Board of Directors, including a majority of its independent directors, oversees and monitors PTMN’s investment performance and, beginning with the second anniversary of the effective date of PTMN’s Investment Advisory Agreement, will annually review the compensation PTMN pays to Sierra Crest.

PTMN’s Board of Directors has significant experience monitoring credit portfolios. Along with origination and credit analysis, portfolio management is one of the key elements of PTMN’s business. Most of PTMN’s investments will not be liquid and, therefore, PTMN must prepare to act quickly if potential issues arise so that it can work closely with Sierra Crest and the private equity sponsor, if applicable, of the portfolio company to take any necessary remedial action. In addition, most of Sierra Crest’s senior management team, has substantial workout and restructuring experience.

In order to assist PTMN in detecting issues with its debt securities portfolio companies as early as possible, Sierra Crest performs a financial analysis at least quarterly on each portfolio company. This analysis typically includes:

•	A summary of the portfolio company’s current total credit exposure as well as PTMN’s portion of this exposure.
•	A summary and update of the portfolio company’s financial condition and performance, including but not limited to, performance versus plan, deterioration/improvement in market position, or industry fundamentals, management changes or additions, and ongoing business strategy.
•	Reaffirmation of, or proposal to change, the risk rating of the underlying investment.
•	A summary of the portfolio company’s financial covenant results vis a vis financial covenant levels established in the credit agreement.

Watch list credits are followed closely and discussed more frequently than quarterly, as appropriate.

About Sierra Crest

Sierra Crest is an affiliate of BC Partners. LibreMax owns a minority stake in Sierra Crest. Subject to the overall supervision of PTMN’s Board of Directors, Sierra Crest is responsible for managing PTMN’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring PTMN’s investments, and monitoring PTMN’s portfolio companies on an ongoing basis through a team of investment professionals.

Sierra Crest seeks to invest on behalf of PTMN in performing, well-established middle-market businesses that operate across a wide range of industries (i.e., no concentration in any one industry). Sierra Crest employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Sierra Crest has experience managing levered vehicles, both public and private, and seeks to enhance PTMN’s returns through the use of leverage with a prudent approach that prioritizes capital preservation. Sierra Crest believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles.

Sierra Crest is affiliated with BC Partners, a leading buyout firm with a 30-year history investing across Europe and North America which has more than $24 billion in assets under management in private equity, private credit and real estate strategies. The assets under management for BC Partners are based on actively managed commitments of its managed funds and relevant vehicles formed for the purpose of co-investing alongside such funds. BC Partners operates a private equity investment platform (“BCP PE”) a credit investment platform (“BCP Credit”) and a real estate investment platform as fully integrated businesses. The investment activity of PTMN will take place primarily within the BCP Credit platform. Integration with the broader BC Partners platform allows BCP Credit to leverage a team of investment professionals across its private equity platform including its operations team. The BCP Credit Investment Team (the “Investment Team”) is led by Ted Goldthorpe who sits on both the BCP Credit and BCP PE investment committees. BCP Credit currently manages a private fund in the BCP Credit platform along with several separate managed accounts focused on credit investments and BC Partners Lending Corporation, a private BDC.

PTMN Investment Advisory Agreement

Sierra Crest provides management services to PTMN pursuant to PTMN’s Investment Advisory Agreement. Under the terms of PTMN’s Investment Advisory Agreement, Sierra Crest is responsible for the following:

•	managing PTMN’s assets in accordance with its investment objective, policies and restrictions;
•	determining the composition of PTMN’s portfolio, the nature and timing of the changes to the portfolio and the manner of implementing such changes;
•	identifying, evaluating and negotiating the structure of PTMN’s investments;
•	monitoring PTMN’s investments;

•	determining the securities and other assets that PTMN will purchase, retain or sell;
•	assisting PTMN’s Board of Directors with its valuation of PTMN’s assets;
•	directing investment professionals of Sierra Crest to provide managerial assistance to PTMN’s portfolio companies;
•	performing due diligence on prospective portfolio companies;
•	exercising voting rights in respect of portfolio securities and other investments for PTMN;
•	serving on, and exercising observer rights for, boards of directors and similar committees of PTMN’s portfolio companies; and
•	providing PTMN with such other investment advisory, research and related services as it may, from time to time, reasonably require for the investment of capital.

Sierra Crest’s services under PTMN’s Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to PTMN are not impaired.

Term

On April 1, 2019, PTMN entered into an advisory agreement with the Sierra Crest. Unless earlier terminated as described below, PTMN’s Investment Advisory Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of PTMN’s Board of Directors or by the holders of a majority of the outstanding shares, and, in each case, a majority of PTMN’s independent directors.

PTMN’s Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of any penalty, PTMN may terminate PTMN’s Investment Advisory Agreement with Sierra Crest upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority PTMN’s Board of Directors or the stockholders holding a majority of the outstanding shares of PTMN’s common stock. See “PTMN Investment Advisory Agreement—Removal of Sierra Crest” below. In addition, without payment of any penalty, Sierra Crest may generally terminate PTMN’s Investment Advisory Agreement upon 60 days’ written notice and, in certain circumstances, Sierra Crest may only be able to terminate PTMN’s Investment Advisory Agreement upon 120 days’ written notice.

Removal of Sierra Crest

Sierra Crest may be removed by PTMN’s Board of Directors or by the affirmative vote of a Majority of the Outstanding Shares. Majority of the Outstanding Shares, the lesser of (1) 67% or more of the outstanding shares of PTMN’s common stock present at a meeting, if the holders of more than 50% of the outstanding shares of PTMN’s common stock are present or represented by proxy or (2) a majority of outstanding shares of PTMN’s common stock.

Compensation of Sierra Crest

Pursuant to the terms of PTMN’s Investment Advisory Agreement, PTMN pays Sierra Crest (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). For the period from the date of PTMN’s Investment Advisory Agreement (the “Effective Date”) through June 30, 2019, the end of the first calendar quarter after the Effective Date, the Base Management Fee was calculated at an annual rate of 1.50% of PTMN’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequently, the Base Management Fee will be 1.50% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the Base Management Fee will be 1.00% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of PTMN’s net asset value at the end of the most recently completed calendar quarter. The Incentive Fee consists of two parts: (1) a portion based on PTMN’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on PTMN’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”). The Income-Based Fee is 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee is 17.50%.

Pre-incentive fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by PTMN during the calendar quarter, minus operating expenses for the quarter (including the management fee, expenses payable under PTMN’s Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that PTMN may not have received in cash. Sierra Crest is not obligated to return the incentive fee it receives on PIK interest that is later determined to be uncollectible in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

To determine the income incentive fee, pre-incentive fee net investment income is expressed as a rate of return on the value of PTMN’s net assets at the end of the immediately preceding calendar quarter. Because of the structure of the incentive fee, it is possible that PTMN may pay an incentive fee in a calendar quarter in which PTMN incurs a loss. For example, if PTMN receives pre-incentive fee net investment income in excess of the quarterly hurdle rate, PTMN will pay the applicable incentive fee even if it has incurred a loss in that calendar quarter due to realized capital losses and unrealized capital depreciation. In addition, because the quarterly hurdle rate is calculated based on PTMN’s net assets, decreases in its net assets due to realized capital losses or unrealized capital depreciation in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of PTMN paying an incentive fee for the subsequent quarter. PTMN’s net investment income used to calculate this component of the incentive fee is also included in the amount of PTMN’s gross assets used to calculate the management fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 17.50% of cumulative realized capital gains through the end of such calendar year commencing with the calendar year ending December 31, 2019, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. PTMN will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to Sierra Crest if PTMN were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to PTMN’s Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act including Section 205 thereof.

The fees that are payable under PTMN’s Investment Advisory Agreement for any partial period will be appropriately prorated.

Limitations of Liability and Indemnification

Under PTMN’s Investment Advisory Agreement, Sierra Crest, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest, including without limitation its managing member, will not be liable to PTMN for acts or omissions performed in accordance with and pursuant to PTMN’s Investment Advisory Agreement, except those resulting from acts constituting criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that Sierra Crest owes to PTMN under PTMN’s Investment Advisory Agreement. In addition, as part of PTMN’s Investment Advisory Agreement, PTMN has agreed to indemnify Sierra Crest and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest, including without limitation its general partner, and BC Partners Administrator from and against any damages, liabilities, costs and expenses, including reasonable legal fees and other expenses reasonably incurred, in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of PTMN or its security holders) arising out of or otherwise based upon the performance of any of Sierra Crest’s duties or obligations under PTMN’s Investment Advisory Agreement or otherwise as an investment adviser of PTMN, except where attributable to criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under PTMN’s Investment Advisory Agreement.

Board Approval of PTMN’s Investment Advisory Agreement

On December 12, 2018, the then-current Board of PTMN held an in-person meeting to consider and approve PTMN’s Investment Advisory Agreement and related matters. PTMN’s Board of Directors was provided the information required to consider PTMN’s Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to PTMN by the Sierra Crest; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) PTMN’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to Sierra Crest from its relationship with PTMN and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under PTMN’s Investment Advisory Agreement; (f) the organizational capability and financial condition of Sierra Crest and its affiliates; (g) Sierra Crest’s practices regarding the selection and compensation of brokers that may execute PTMN’s portfolio transactions and the brokers’ provision of brokerage and research services to Sierra Crest; and (h) the possibility of obtaining similar services from other third-party service providers or continuing to operate as an internally managed BDC.

PTMN’s Board of Directors, including a majority of its independent directors, will oversee and monitor PTMN’s investment performance and, beginning with the second anniversary of the effective date of PTMN’s Investment Advisory Agreement, will annually review the compensation PTMN pays to Sierra Crest.

PTMN Administration Agreement

Under the terms of the administration agreement (the “PTMN Administration Agreement”) between PTMN and BC Partners Management LLC (“BC Partners Administrator”), BC Partners Administrator will perform, or oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. PTMN will reimburse BC Partners Administrator for services performed for PTMN pursuant to the terms of PTMN’s Administration Agreement. In addition, pursuant to the terms of PTMN’s Administration Agreement, BC Partners Administrator may delegate its obligations under PTMN’s Administration Agreement to an affiliate or to a third party and PTMN will reimburse BC Partners Administrator for any services performed for it by such affiliate or third party.

Payments under PTMN’s Administration Agreement are equal to an amount that reimburses BC Partners Administrator for its costs and expenses in performing its obligations and providing personnel and facilities (including rent, office equipment and utilities) for PTMN’s use under PTMN’s Administration Agreement, including an allocable portion of the compensation paid to PTMN’s chief compliance officer and chief financial officer and their respective staff who provide services to PTMN. PTMN’s Board of Directors, including the independent directors, will review the general nature of the services provided by BC Partners Administrator as well as the related cost to PTMN for those services and consider whether the cost is reasonable in light of the services provided.

On April 1, 2019, PTMN’s Board of Directors approved PTMN’s Administration Agreement with BC Partners Administrator. Unless earlier terminated as described below, PTMN’s Administration Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of PTMN’s Board of Directors or by the holders of a Majority of the Outstanding Shares, and, in each case, a majority of PTMN’s independent directors.

PTMN may terminate PTMN’s Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of PTMN’s Board of Directors or the stockholders holding a Majority of the Outstanding Shares. In addition, Sierra Crest may terminate PTMN’s Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Payment of PTMN’s Expenses under PTMN’s Investment Advisory and Administration Agreements

Except as specifically provided below, PTMN anticipates that all investment professionals and staffs of Sierra Crest, when and to the extent engaged in providing investment advisory and management services to PTMN, and the compensation and routine overhead expenses (including rent, office equipment and utilities), of such personnel allocable to such services, will be provided and paid for by Sierra Crest. PTMN will bear an allocable portion of the compensation paid by Sierra Crest (or its affiliates) to PTMN’s chief compliance officer and chief financial officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to PTMN’s business affairs). PTMN will also bear all other costs and expenses of PTMN’s operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to Sierra Crest, pursuant to PTMN’s Investment Advisory Agreement; (ii) an allocable portion of overhead and other expenses incurred by Sierra Crest (or its affiliates) in performing its administrative obligations under PTMN’s Investment Advisory Agreement; and (iii) all other expenses of PTMN’s operations and transactions including, without limitation, those relating to:

•	the cost of calculating PTMN’s net asset value, including the cost of any third-party valuation services;
•	the cost of effecting any sales and repurchases of PTMN’s common stock and other securities;
•	fees and expenses payable under any dealer manager or placement agent agreements, if any;
•	administration fees payable under PTMN’s Administration Agreement and any sub-administration agreements, including related expenses;
•	debt service and other costs of borrowings or other financing arrangements;
•	costs of hedging;
•	expenses, including travel expense, incurred by Sierra Crest, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing PTMN’s rights;
•	transfer agent and custodial fees;
•	fees and expenses associated with marketing efforts;
•	federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•	federal, state and local taxes;
•	independent directors’ fees and expenses including certain travel expenses;
•	costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing;
•	the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs), the costs of any stockholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•	commissions and other compensation payable to brokers or dealers;
•	research and market data;
•	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•	fees and expenses associated with independent audits, outside legal and consulting costs;
•	costs of winding up PTMN’s affairs;
•	costs incurred by either BC Partners Administrator or PTMN in connection with administering PTMN’s business, including payments under PTMN’s Administration Agreement;

•	extraordinary expenses (such as litigation or indemnification); and
•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

DETERMINATION OF NET ASSET VALUE

Valuation

As a BDC, PTMN invests primarily in illiquid securities, including loans to and warrants of private companies and interests in other illiquid securities, such as interests in CLO Fund Securities, joint ventures, partnerships and distressed debt securities. These portfolio investments may be subject to restrictions on resale and will generally have no established trading market. As a result, PTMN’s Board of Directors determines in good faith the fair value of PTMN’s portfolio investments pursuant to a valuation policy developed in accordance with the ASC 820: Fair Value, and a valuation process approved by PTMN’s Board of Directors and in accordance with the 1940 Act. PTMN’s valuation policy is intended to provide a consistent basis for determining the fair value of the portfolio. PTMN’s Board of Directors is ultimately and solely responsible for making a good faith determination of the fair value of portfolio investments on a quarterly basis. PTMN uses an independent valuation firm to provide third party valuation consulting services to PTMN and its Board of Directors. For additional information concerning valuation, see Notes 2 and 4 to the consolidated financial statements.

Competition

PTMN’s primary competitors also provide financing to prospective portfolio companies. These include commercial banks, specialty finance companies, hedge funds, structured investment funds, other BDCs and investment banks. PTMN’s competitors may have a lower cost of funds, and many have access to funding sources that are not available to PTMN. Many of these entities have greater managerial resources than PTMN has, and the 1940 Act imposes certain regulatory restrictions on PTMN as a BDC to which many of PTMN’s competitors are not subject. For additional information concerning the competitive risks PTMN faces, see “Risk Factors—Risks Related to PTMN’s Business and Structure—PTMN operates in a highly competitive market for investment opportunities.”

REGULATION

The following discussion is a general summary of some of the material prohibitions and restrictions governing BDCs generally. It does not purport to be a complete description of all the laws and regulations affecting BDCs.

A BDC is a unique kind of investment company that primarily focuses on investing in or lending to private or relatively small publicly traded companies and making managerial assistance available to them. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their directors and officers and certain other related persons and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. PTMN has implemented certain procedures to ensure that PTMN does not engage in any prohibited transactions with any persons affiliated with PTMN.

In addition, the 1940 Act provides that PTMN may not change the nature of PTMN’s business so as to cease to be, or to withdraw PTMN’s election as, a BDC unless approved by a majority of PTMN’s outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of  (i) 67% or more of such company’s shares present at a meeting or represented by proxy if more than 50% of the outstanding shares of such company are present or represented by proxy or (ii) more than 50% of the outstanding shares of such company.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, or “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to PTMN’s business are the following:

•	Securities of an “eligible portfolio company” purchased in transactions not involving any public offering. An “eligible portfolio company” is defined in the 1940 Act as any issuer which:
(a)	is organized under the laws of, and has its principal place of business in, the United States;
(b)	is not an investment company (other than a small business investment company wholly-owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
(c)	satisfies any of the following:
(i)	does not have any class of securities listed on a national securities exchange (or, if it has a class of securities listed on a national securities exchange, has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million);
(ii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company;
(iii)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million; or
(iv)	does not have outstanding any class of securities with respect to which a broker or dealer may extend margin credit.
•	Securities of any eligible portfolio company that PTMN controls;
•	Securities purchased in a private transaction from a U.S. issuer that is not an investment company and is in bankruptcy and subject to reorganization;
•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the conversion of warrants or rights relating to such securities; and
•	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Significant Managerial Assistance

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. In addition, BDCs must generally offer to make available to such issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where PTMN purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of  “Qualifying Assets,” as described above, PTMN’s investments may consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which PTMN refers to, collectively, as temporary investments, so that at least 70% of its assets are “Qualifying Assets.” Typically, PTMN invests in U.S. treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the

U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as PTMN, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of PTMN’s assets that may be invested in such repurchase agreements. However, if more than 25% of PTMN’s total assets constitute repurchase agreements that are treated, under applicable tax rules, as being issued by a single counterparty, PTMN would not meet the diversification tests imposed on it by the Code to qualify for tax treatment as a RIC for U.S. federal income tax purposes. Thus, PTMN does not intend to enter into repurchase agreements treated as issued, under applicable tax rules, by a single counterparty in excess of this limit. PTMN monitors the creditworthiness of the counterparties with which it enters into repurchase agreement transactions.

Indebtedness; Coverage Ratio

PTMN is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to PTMN’s common stock if PTMN’s asset coverage, as defined in the 1940 Act, is at least equal to 200% (or 150% effective as of March 29, 2019) immediately after each such issuance. In addition, with respect to certain types of senior securities, PTMN must make provisions to prohibit any dividend distribution to its stockholders or the repurchase of certain of PTMN’s securities, unless PTMN meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. As noted above, on March 29, 2018, PTMN’s Board of Directors, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCA. As a result, PTMN’s asset coverage requirement for senior securities will be changed from 200% to 150%, effective as of March 29, 2019. However, despite the SBCA, PTMN will continue to be prohibited by the indentures governing PTMN’s 2022 Notes (see “Risk Factors — Risks Related to PTMN’s Business and Structure —PTMN’s Board of Directors has approved its ability to incur additional leverage as permitted by recent legislation”) from making distributions on PTMN’s common stock if PTMN’s asset coverage, as defined in the 1940 Act, falls below 200%. PTMN may also borrow amounts up to 5% of the value of PTMN’s total assets for temporary purposes. For a discussion of the risks associated with the resulting leverage, see “Risk Factors—Risks Related to PTMN’s Business and Structure—PTMN borrows money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in PTMN.” As of December 31, 2018, PTMN’s asset coverage ratio was 249%, above the minimum required asset coverage level of 200%.

Common Stock

PTMN is not generally able to issue and sell its common stock at a price below net asset value per share. PTMN may, however, sell its common stock, at a price below the current net asset value of the common stock if PTMN’s Board of Directors determines that such sale is in PTMN’s best interests and that of its stockholders, and its stockholders approve such sale. In any such case, the price at which PTMN’s common stock is to be issued and sold may not be less than a price which, in the determination of PTMN’s Board of Directors, closely approximates the market value of such common stock (less any distributing commission or discount). PTMN may also make rights offerings to PTMN’s stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act. See “Risk Factors—Risks Relating to PTMN’s Business and Structure—Regulations governing PTMN’s operation as a BDC affect PTMN’s ability to, and the way in which we, raise additional capital.”

Code of Ethics

PTMN adopted and maintain a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by PTMN, so long as such investments are made in accordance with the code’s requirements. A copy of the code of ethics is available on the Corporate Governance section of PTMN’s website at http://www.portmanridge.com. PTMN’s code of ethics is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies may be obtained by electronic request to publicinfo@sec.gov.

Privacy Principles

PTMN is committed to maintaining the privacy of its stockholders and safeguarding their non-public personal information. The following information is provided to help you understand what personal information PTMN collects, how PTMN protects that information and why, in certain cases, PTMN may share information with select other parties.

Generally, PTMN does not receive any non-public personal information relating to its stockholders, although some non public personal information of its stockholders may become available to PTMN. PTMN does not disclose any non-public personal information about its stockholders or former stockholders to anyone, except as is necessary to service stockholder accounts, such as to a transfer agent, or as otherwise permitted by law.

PTMN restrict access to non-public personal information about its stockholders to PTMN’s employees with a legitimate business need for the information. PTMN maintains safeguards designed to protect the non-public personal information of its stockholders.

Proxy Voting Policy and Procedures

Although the securities PTMN holds are not typically voting securities, some of PTMN’s investments could entitle PTMN to voting rights. If this were to occur, Sierra Crest would vote its portfolio securities in the best interest of PTMN’s stockholders and Sierra Crest would review on a case-by-case basis each proposal submitted to a PTMN Stockholder vote to determine its impact on the portfolio securities held by PTMN. Although Sierra Crest would generally vote against proposals that it believes may have a negative impact on PTMN’s portfolio securities, Sierra Crest may vote for such a proposal if it were to believe there exists a compelling long-term reason to do so. PTMN’s voting decisions would be made by Sierra Crest, subject to authority assigned under PTMN’s Investment Advisory Agreement. To ensure that Sierra Crest’s vote would not be the product of a conflict of interest, PTMN would require that: (1) anyone involved in the decision making process disclose to PTMN’s Board of Directors any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a vote; and (2) employees involved in the decision making process or vote administration are prohibited from revealing how PTMN intends to vote on a proposal to reduce any attempted influence from interested parties.

Other

PTMN is subject to examination by the SEC for compliance with the 1940 Act.

PTMN is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement. Furthermore, as a BDC, PTMN is prohibited from indemnifying any director or officer against any liability to PTMN’s stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

PTMN is required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation. PTMN has a designated Chief Compliance Officer, vis a vis PTMN’s Administration Agreement with BC Partners Administrator, who is responsible for administering these policies and procedures.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PORTMAN RIDGE FINANCE CORPORATION

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the audited consolidated financial statements and related notes thereto and other financial information appearing elsewhere in this proxy statement/prospectus. Many of the amounts and percentages presented in this section have been rounded for convenience of presentation and all amounts are presented in thousands (unless otherwise indicated), except share and per share amounts.

PTMN cannot assure you that the Merger will be consummated as scheduled, or at all. See “Risk Factors—Risks Related to the Merger” for a description of the risks associated with a failure to consummate the Merger and a description of the risks that the combined company may face if the Merger is consummated.

GENERAL

PTMN is an externally managed, non-diversified closed-end investment company that is regulated as a BDC, under the 1940 Act. PTMN has elected to be treated for U.S. federal income tax purposes as a RIC under the Internal Revenue Code and intends to operate in a manner to maintain its RIC status.

PTMN originates, structures, and invests in senior secured term loans and mezzanine debt primarily in privately-held middle-market companies (the “Debt Securities Portfolio”). In addition, from time to time, PTMN may invest in the equity securities of privately held middle-market companies.

On November 8, 2018, PTMN entered into an agreement with LibreMax under which PTMN’s wholly-owned subsidiary Commodore agreed to sell the Disposed Manager Affiliates to LibreMax for a cash purchase price of approximately $37.9 million (the “LibreMax Transaction”). In connection with the closing of the LibreMax Transaction on December 31, 2018, Commodore sold the Disposed Manager Affiliates, which manage CLO Funds, to LibreMax for a cash purchase price of approximately $37.9 million.

As of June 30, 2019, PTMN’s remaining asset management subsidiaries (the “Asset Manager Affiliates”) were comprised of Commodore, Katonah Management Holdings, LLC, Katonah X Management LLC (“Katonah X Management”), Katonah 2007-1 Management, LLC (“Katonah 2007-I Management”) and KCAP Management, LLC. Commodore, Katonah X Management and Katonah 2007-1 Management have no operations and are expected to be liquidated in the normal course.

On December 14, 2018, PTMN entered into the Externalization Agreement with BCP, pursuant to which PTMN’s management function would be externalized and Sierra Crest would be appointed as PTMN’s investment adviser, subject to PTMN stockholders’ approval of the Investment Advisory Agreement. At a special meeting of PTMN’s stockholders (the special Meeting held on February 19, 2019), the stockholders approved the PTMN Investment Advisory Agreement. As a result of the Externalization, PTMN now operates as an externally managed BDC managed by the Sierra Crest.

In PTMN’s Debt Securities Portfolio, PTMN’s investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle market companies. PTMN defines the middle market as comprising companies with EBITDA of $10 million to $50 million and/or total debt of $25 million to $150 million. PTMN primarily invests in first and second lien term loans which, because of their priority in a company’s capital structure, PTMN expects will have lower default rates and higher rates of recovery of principal if there is a default and which PTMN expects will create a stable stream of interest income. The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

PTMN’s investment in CLO Fund Securities are primarily managed by PTMN’s formerly wholly-owned asset management subsidiaries Trimaran Advisors and Trimaran Advisors Management, L.L.C. From time-to-time, PTMN has also made investments in CLO Fund Securities managed by other asset managers. The CLO Funds typically invest in broadly syndicated loans, high-yield bonds and other credit instruments. PTMN’s investments in CLO Fund Securities are anticipated to provide it with recurring cash distributions.

Subject to market conditions, PTMN intends to grow its portfolio of assets by raising additional capital, including through the prudent use of leverage available to PTMN. As a BDC, PTMN is limited in the amount of leverage it can incur under the 1940 Act. Effective March 29, 2019, PTMN is only allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowing. PTMN will continue to be prohibited by the indentures governing its 2022 Notes from making distributions on PTMN’s common stock if PTMN’s asset coverage, as defined in the 1940 Act, falls below 200%. See Note 7 - “Borrowings” to PTMN’s consolidated financial statements.

As a BDC, PTMN is subject to certain regulatory restrictions in making investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits PTMN to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by PTMN or its affiliates, including BCP Special Opportunities Fund I LP, BCP Special Opportunities Fund II LP and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for PTMN to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of PTMN’s independent directors must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to PTMN and its stockholders and do not involve overreaching with respect of PTMN or its stockholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of PTMN’s stockholders and is consistent with PTMN’s investment objectives and strategies and certain criteria established by PTMN’s Board of Directors.

PTMN has elected to be treated for U.S. federal income tax purposes as a RIC under the Internal Revenue Code and intends to operate in a manner to maintain its RIC status. As a RIC, PTMN intends to distribute to its stockholders substantially all of its net ordinary taxable income and the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each year. To qualify as a RIC, PTMN must, among other things, meet certain source-of-income and asset diversification requirements. As a RIC, PTMN generally will not have to pay corporate-level U.S. federal income taxes on any income that it timely distributes to its stockholders.

The Externalization Agreement

Pursuant to the Externalization Agreement with BCP, Sierra Crest became PTMN’s investment adviser in exchange for a cash payment from BCP, or its affiliate, of $25 million, or $0.669672 per share of PTMN’s common stock, directly to PTMN’s stockholders. In addition, Sierra Crest (or its affiliate) will use up to $10 million of the incentive fee actually paid to Sierra Crest prior to the second anniversary of the Closing to buy newly issued shares of PTMN’s common stock at the most recently determined net asset value per share of PTMN’s common stock at the time of such purchase. For the period of one year from the first day of the first quarter following the quarter in which the Closing occurred, Sierra Crest will permanently forego up to the full amount of the incentive fees earned by Sierra Crest without recourse against or reimbursement by PTMN, to the extent necessary in order to achieve aggregate net investment income per share of PTMN’s common stock for such one-year period to be at least equal to $0.40 per share, subject to certain adjustments.

On the date of the Closing, PTMN changed its name from KCAP Financial, Inc. to Portman Ridge Finance Corporation and on April 2, 2019, began trading on the NASDAQ Global Select Market under the symbol “PTMN.”

On April 1, 2019, in connection with the Closing, all of PTMN’s then-current directors resigned from their positions on the Board, with the exceptions of Dean Kehler and Christopher Lacovara. Prior to their resignations, the Board approved an increase in the size of the Board from seven members to eight members and appointed the following new individuals to serve on the Board: Graeme Dell; Alexander Duka; Ted Goldthorpe; George Grunebaum; David Moffitt; and Robert Warshauer. Additionally, in connection with the Closing, all of PTMN’s then-current officers resigned from their positions with the exceptions of Edward Gilpin and Daniel Gilligan. Effective as of the Closing, Ted Goldthorpe was appointed as President and Chief Executive Officer and Patrick Schafer was appointed as Chief Investment Officer of PTMN. In May 2019, Mr. Gilligan resigned as Chief Compliance officer, and Andrew Devine was appointed Chief Compliance Officer.

About Sierra Crest

Sierra Crest is an affiliate of BC Partners. LibreMax owns a minority stake in Sierra Crest. Subject to the overall supervision of the Board, Sierra Crest is responsible for managing PTMN’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.

Sierra Crest seeks to invest on PTMN’s behalf in performing, well-established middle market businesses that operate across a wide range of industries (i.e., no concentration in any one industry). Sierra Crest employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Sierra Crest has experience managing levered vehicles, both public and private, and seeks to enhance PTMN’s returns through the use of leverage with a prudent approach that prioritizes capital preservation. Sierra Crest believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles.

PTMN Investment Advisory Agreement

Sierra Crest provides management services to PTMN pursuant to the PTMN Investment Advisory Agreement. Under the terms of the PTMN Investment Advisory Agreement, Sierra Crest is responsible for the following:

•	managing PTMN’s assets in accordance with its investment objective, policies and restrictions;
•	determining the composition of PTMN’s portfolio, the nature and timing of the changes to its portfolio and the manner of implementing such changes;
•	identifying, evaluating and negotiating the structure of PTMN’s investments;
•	monitoring PTMN’s investments;
•	determining the securities and other assets PTMN will purchase, retain or sell;
•	assisting the Board with its valuation of PTMN’s assets;
•	directing investment professionals of Sierra Crest to provide managerial assistance to PTMN’s portfolio companies;
•	performing due diligence on prospective portfolio companies;
•	exercising voting rights in respect of portfolio securities and other investments for PTMN;
•	serving on, and exercising observer rights for, boards of directors and similar committees of PTMN’s portfolio companies; and
•	providing PTMN with such other investment advisory, research and related services as it may, from time to time, reasonably require for the investment of capital.

Sierra Crest’s services under the PTMN Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to PTMN are not impaired.

Term

On April 1, 2019, PTMN entered into the PTMN Investment Advisory Agreement with Sierra Crest. Unless earlier terminated as described below, the PTMN Investment Advisory Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of PTMN’s outstanding shares, and, in each case, a majority of the independent directors.

The PTMN Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of any penalty, PTMN may terminate the PTMN Investment Advisory Agreement with Sierra Crest upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the stockholders holding a majority of the outstanding shares of PTMN’s common stock. See “PTMN Investment Advisory Agreement—Removal of Sierra Crest” below. In addition, without payment of any penalty, Sierra Crest may generally terminate the PTMN Investment Advisory Agreement upon 60 days’ written notice and, in certain circumstances, Sierra Crest may only be able to terminate the PTMN Investment Advisory Agreement upon 120 days’ written notice.

Removal of Sierra Crest

Sierra Crest may be removed by the Board or by the affirmative vote of a Majority of the Outstanding Shares. “Majority of the Outstanding Shares” means the lesser of (1) 67% or more of the outstanding shares of PTMN’s common stock present at a meeting, if the holders of more than 50% of the outstanding shares of PTMN’s common stock are present or represented by proxy or (2) a majority of outstanding shares of PTMN’s common stock.

Compensation of Sierra Crest

Pursuant to the terms of the Advisory Agreement, PTMN pays Sierra Crest (i) a Base Management Fee and (ii) an Incentive Fee. For the period from the Effective Date through the end of the first calendar quarter after the Effective Date, the Base Management Fee will be calculated at an annual rate of 1.50% of PTMN’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequently, the Base Management Fee will be 1.50% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the Base Management Fee will be 1.00% of PTMN’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of PTMN’s net asset value at the end of the most recently completed calendar quarter. The Incentive Fee consists of two parts: (1) the Income-Based Fee and (2) the Capital Gains Fee. The Income-Based Fee is 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee is 17.50%.

Pre-incentive fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by PTMN during the calendar quarter, minus operating expenses for the quarter (including the management fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that PTMN may not have received in cash. Sierra Crest is not obligated to return the incentive fee it receives on PIK interest that is later determined to be uncollectible in cash. See “Risk Factors—Risks Related to Our Investment Advisory Relationship with Sierra Crest.” Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

To determine the income incentive fee, pre-incentive fee net investment income is expressed as a rate of return on the value of PTMN’s net assets at the end of the immediately preceding calendar quarter. Because of the structure of the incentive fee, it is possible that PTMN may pay an incentive fee in a calendar quarter in which PTMN incur a loss. For example, if PTMN receives pre-incentive fee net investment income in excess of the quarterly hurdle rate, PTMN will pay the applicable incentive fee even if it has incurred a loss in that calendar quarter due to realized capital losses and unrealized capital depreciation. In addition, because the quarterly hurdle rate is calculated based on PTMN’s net assets, decreases in PTMN’s net assets due to realized capital losses or unrealized capital depreciation in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of PTMN paying an incentive fee for the subsequent quarter. PTMN’s net investment income used to calculate this component of the incentive fee is also included in the amount of its gross assets used to calculate the management fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Subordinated Incentive Fee on
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

0%	1.75%	2.121%

← 0% →	← 100% →	← 17.5% →

The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 17.50% of cumulative realized capital gains through the end of such calendar year commencing with the calendar year ending December 31, 2019, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. PTMN will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to Sierra Crest if PTMN were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the PTMN Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act including Section 205 thereof.

The fees that are payable under the PTMN Investment Advisory Agreement for any partial period will be appropriately prorated.

Limitations of Liability and Indemnification

Under PTMN’s Investment Advisory Agreement, Sierra Crest, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest, including without limitation its managing member, will not be liable to PTMN for acts or omissions performed in accordance with and pursuant to the PTMN Investment Advisory Agreement, except those resulting from acts constituting criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that Sierra Crest owes to PTMN under the PTMN Investment Advisory Agreement. In addition, as part of the Advisory Agreement, PTMN has agreed to indemnify Sierra Crest and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Sierra Crest, including without limitation its general partner, and BC Partners Administrator from and against any damages, liabilities, costs and expenses, including reasonable legal fees and other expenses reasonably incurred, in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of PTMN or its security holders) arising out of or otherwise based upon the performance of any of Sierra Crest’s duties or obligations under the PTMN Investment Advisory Agreement or otherwise as an investment adviser of PTMN, except where attributable to criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under PTMN’s Investment Advisory Agreement.

Board Approval of PTMN’s Investment Advisory Agreement

On December 12, 2018, PTMN’s then-current Board held an in-person meeting to consider and approve the PTMN Investment Advisory Agreement and related matters. PTMN’s Board of Directors was provided the information required to consider the PTMN Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to PTMN by Sierra Crest; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) PTMN’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to Sierra Crest from its relationship with PTMN and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the PTMN Investment Advisory Agreement; (f) the organizational capability and financial condition of Sierra Crest and its affiliates; (g) Sierra Crest’s practices regarding the selection and compensation of brokers that may execute PTMN’s portfolio transactions and the brokers’ provision of brokerage and research services to Sierra Crest; and (h) the possibility of obtaining similar services from other third-party service providers or continuing to operate as an internally managed BDC.

The Board, including a majority of independent directors, will oversee and monitor PTMN’s investment performance and, beginning with the second anniversary of the effective date of PTMN’s Investment Advisory Agreement, will annually review the compensation PTMN pays to Sierra Crest.

PTMN Administration Agreement

Under the terms of the PTMN Administration Agreement, BC Partners Administrator will perform, or oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. PTMN will reimburse BC Partners Administrator for services performed for PTMN pursuant to the terms of PTMN’s Administration Agreement. In addition, pursuant to the terms of PTMN’s Administration Agreement, BC Partners Administrator may delegate its obligations under the PTMN Administration Agreement to an affiliate or to a third party and PTMN will reimburse the BC Partners Administrator for any services performed for PTMN by such affiliate or third party.

Payments under PTMN’s Administration Agreement are equal to an amount that reimburses BC Partners Administrator for its costs and expenses in performing its obligations and providing personnel and facilities (including rent, office equipment and utilities) for PTMN’s use under the PTMN Administration Agreement, including an allocable portion of the compensation paid to PTMN’s chief compliance officer and chief financial officer and their respective staff who provide services to PTMN. The Board, including the independent directors, will review the general nature of the services provided by BC Partners Administrator as well as the related cost to PTMN for those services and consider whether the cost is reasonable in light of the services provided.

On April 1, 2019, the Board approved the PTMN Administration Agreement with BC Partners Administrator. Unless earlier terminated as described below, PTMN’s Administration Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a Majority of the Outstanding Shares, and, in each case, a majority of the independent directors.

PTMN may terminate the PTMN Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the stockholders holding a Majority of the Outstanding Shares. In addition, Sierra Crest may terminate the PTMN Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

PORTFOLIO AND INVESTMENT ACTIVITY

PTMN’s primary investments are: (1) lending to and investing in middle-market businesses through investments in senior secured loans, junior secured loans, subordinated/mezzanine debt investments, and other equity investments, which may include warrants, (2) PTMN’s investments in PTMN’s Asset Manager Affiliates, which manage portfolios of broadly syndicated loans, high-yield bonds and other credit instruments, and (3) CLO Fund Securities.

Total portfolio investment activity (excluding activity in U.S. treasury bills and money market investments) for the six months ended June 30, 2019 (unaudited) and for the year ended December 31, 2018 was as follows:

	Debt Securities	CLO Fund Securities	Equity Securities	Asset Manager Affiliates	Joint Ventures	Total Portfolio
Fair Value at December 31, 2017
2018 Activity:	$118,197,479	$51,678,673	$4,414,684	$38,849,000	$21,516,000	$234,655,836
Purchases / originations / draws	92,911,178	12,781,528	—	—	12,466,667	118,159,373
Pay-downs / pay-offs / sales	(57,125,611)	(19,033,322)	(1,093,244)	(34,800,000)	—	(112,052,177)
Net accretion of interest	1,289,512	5,878,260	—	—	—	7,167,772
Net realized losses	9,933	(16,484,872)	—	—	—	(16,474,939)
Increase (decrease) in fair value	(7,420,747)	9,504,733	(1,283,420)	(579,000)	(3,125,560)	(2,903,994)
Fair Value at December 31, 2018
2019 Activity:	147,861,744	44,325,000	2,038,020	3,470,000	30,857,107	228,551,871
Purchases / originations / draws	59,767,608	—	8,728,000	—	5,230,000	73,725,608
Pay-downs / pay-offs / sales	(26,714,436)	(8,863,189)	(80,640)	—	—	(35,658,265)
Net accretion of interest	113,618	3,278,804	—	—	—	3,392,422
Net realized gains (losses)	(9,912,538)	(595,571)	(1,642,282)	(3,470,000)	—	(15,620,391)
Increase (decrease) in fair value	4,205,770	1,861,437	(4,899,412)	—	4,002,150	5,169,945
Fair Value at June 30, 2019	$175,321,765	$40,006,481	$4,143,686	$—	$40,089,257	$259,561,189

The level of investment activity for investments funded and principal repayments for PTMN’s investments can vary substantially from period to period depending on the number and size of investments that PTMN invests in or divests of, and many other factors, including the amount and competition for the debt and equity securities available to middle market companies, the level of merger and acquisition activity for such companies and the general economic environment.

The following table shows PTMN’s portfolio by security type at June 30, 2019 and December 31, 2018:

	June 30, 2019 (unaudited)			December 31, 2018
Security Type	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%(1)
Short-term investments²	$27,443,091	$27,443,091	10	$44,756,478	$44,756,478	16
Senior Secured Loan	90,207,102	88,400,312	31	86,040,921	77,616,209	29
Junior Secured Loan	94,843,137	86,499,106	30	76,223,561	70,245,535	26
Senior Unsecured Bond	468,494	422,347	0	—	—	—
CLO Fund Securities	49,300,670	40,006,481	14	55,480,626	44,325,000	16
Equity Securities	16,482,841	4,143,686	1	9,477,763	2,038,020	1
Asset Manager Affiliates³	17,791,230	—	—	17,791,230	3,470,000	1
Joint Ventures	42,611,525	40,089,257	14	37,381,525	30,857,107	11
Total	$339,148,090	$287,004,280	100%	$327,152,104	$273,308,349	100%
(1)	Represents percentage of total portfolio at fair value.
(2)	Includes money market accounts and U.S. treasury bills.
(3)	Represents the equity investment in the Asset Manager Affiliates.

The industry concentrations, based on the fair value of PTMN’s investment portfolio as of June 30, 2019 and December 31, 2018, were as follows:

	June 30, 2019 (unaudited)			December 31, 2018
Industry Classification	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%
Aerospace and Defense	$9,716,693	$9,683,602	3	$5,434,927	$4,049,940	1
Asset Management Company(2)	17,791,230	—	—	17,791,230	3,470,000	1
Automotive	4,912,500	4,912,500	2	—	—	—
Banking, Finance, Insurance & Real Estate	4,423,486	4,371,031	2	8,831,841	8,733,933	3
Beverage, Food and Tobacco	7,955,058	7,751,149	3	5,963,334	5,796,506	2
Capital Equipment	10,875,350	9,600,382	3	10,888,432	9,831,391	4
Chemicals, Plastics and Rubber	4,834,600	4,729,312	2	4,862,063	4,801,645	2
CLO Fund Securities	49,300,670	40,006,481	14	55,480,626	44,325,000	16
Construction & Building	1,532,559	1,508,846	1	1,400,223	1,394,163	1
Consumer goods: Durable	1,260,343	4,474	0	1,140,500	364,240	0
Consumer goods: Non-durable	—	—	—	1,434,568	1,440,525	1
Electronics	6,635,456	6,646,229	2	3,007,500	3,007,500	1
Energy: Oil & Gas	9,375,278	2,352,215	1	16,827,204	8,946,568	3
Environmental Industries	4,027,753	3,977,333	1	8,371,180	6,939,794	3
Forest Products & Paper	1,567,563	1,561,375	1	1,564,583	1,553,920	1
Healthcare & Pharmaceuticals	51,992,065	42,141,979	15	38,638,822	32,287,288	12
High Tech Industries	32,909,730	32,661,019	11	23,971,435	23,662,459	9
Hotel, Gaming & Leisure	—	—	—	400,000	1,000	0
Joint Ventures	42,611,525	40,089,257	14	37,381,525	30,857,107	11
Media: Advertising, Printing & Publishing	3,109,188	2,474,184	1	6,113,852	5,590,863	2
Services: Business	11,772,650	10,414,778	4	10,398,710	9,213,416	3
Services: Consumer	10,792,620	10,754,700	4	—	—	—
Telecommunications	11,931,992	11,662,500	4	8,351,775	8,343,919	3
Textiles and Leather	12,376,690	12,257,843	4	10,140,662	9,940,294	4
Money Market Accounts	14,943,733	14,943,733	5	34,757,129	34,757,129	13
Transportation: Cargo	—	—	—	4,000,634	4,000,400	1
U.S. Government Obligations	12,499,358	12,499,358	4	9,999,349	9,999,349	4
Total	$339,148,090	$287,004,280	100%	$327,152,104	$273,308,349	100%
(1)	Calculated as a percentage of total portfolio at fair value.
(2)	Represents the equity investment in the Asset Manager Affiliates.

Debt Securities Portfolio

At June 30, 2019 and December 31, 2018, the weighted average contractual interest rate on PTMN’s loans and debt securities was approximately 9.6% and 10.0%, respectively. At June 30, 2019 and December 31, 2018, the weighted average contractual interest rate on PTMN’s loans and debt securities, excluding non-accrual and partial non-accrual investments, was approximately 9.2% and 9.1%, respectively.

The investment portfolio (excluding PTMN’s investment in Asset Manager Affiliates, CLO Fund Securities, and Joint Venture) at June 30, 2019 was spread across 19 different industries and 50 different entities with an average balance per entity of approximately $3.2 million. As of June 30, 2019, four of PTMN’s investments were on non-accrual status. As of December 31, 2018 five of PTMN’s investments were on non-accrual status.

PTMN may invest up to 30% of its investment portfolio in “non-qualifying” opportunistic investments such as high-yield bonds, debt and equity securities of CLO Funds, foreign investments, and distressed debt or equity securities of large cap public companies. At June 30, 2019 and December 31, 2018, the total amount of non-qualifying assets was approximately 26.4% and 28.0%, respectively. The majority of non-qualifying assets were foreign investments which were approximately 13.3% and 16.5%, respectively, of PTMN’s total assets (including PTMN’s investments in CLO Funds, which are typically domiciled outside the U.S. and represented approximately 13.1% and 15.5% of its total assets, respectively). The investments in PTMN’s debt securities portfolio are all or predominantly below investment grade, and therefore have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

Asset Manager Affiliates

The Disposed Manager Affiliates manage CLO Funds that invest in broadly syndicated loans, high yield bonds and other credit instruments. The CLO Funds managed by the Disposed Asset Manager Affiliates consist primarily of credit instruments issued by corporations. In connection with the LibreMax Transaction, on December 31, 2018, PTMN’s wholly-owned subsidiary Commodore Holdings, LLC sold the Disposed Manager Affiliates, which represented substantially all of PTMN’s investment in the Asset Manager Affiliates, to LibreMax for a cash purchase price of approximately $37.9 million. Accordingly, certain CLO Fund investments were reclassified from CLO Funds managed by affiliates to CLO funds managed by non-affiliates on December 31, 2018. Effective April 1, 2019, as a result of the Externalization and related transactions, CLO Fund investments managed by LibreMax were assigned to CLO Funds managed by affiliates. As of June 30, 2019, PTMN’s Asset Manager Affiliates had approximately $300 million of par value of assets under management, for which management fees were waived and thus were deemed to have no value. As of December 31, 2018, PTMN’s Asset Manager Affiliates had approximately $300 million of par value of assets under management on which they earned management fees, and were valued at approximately $3.5 million.

CLO Fund Securities

PTMN has made minority investments in the subordinated securities or preferred shares of CLO Funds managed by the Disposed Manager Affiliates and may selectively invest in securities issued by CLO Funds managed by other asset management companies. As of June 30, 2019 and December 31, 2018, PTMN had approximately $40.0 million and $44.3 million, respectively, invested in CLO Fund Securities, issued primarily by CLO Funds managed by the Disposed Manager Affiliates.

The CLO Funds invest primarily in broadly syndicated non-investment grade loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Fund Securities in which PTMN has an investment are generally diversified secured or unsecured corporate debt.

The structure of CLO Funds, which are highly levered, is extremely complicated. Since PTMN primarily invests in securities representing the residual interests of CLO Funds, its investments are much riskier than the risk profile of the loans by which such CLO Funds are collateralized. PTMN’s investments in CLO Funds may be riskier and less transparent to PTMN and PTMN’s stockholders than direct investments in the underlying loans. The CLO Funds in which PTMN invests have debt that ranks senior to PTMN’s investment. For a more detailed discussion of the risks related to PTMN’s investments in CLO Funds, please see “Risk Factors—Risks Related to PTMN’s Investments—PTMN’s investments may be risky, and you could lose all or part of your investment.”

PTMN’s CLO Fund Securities as of June 30, 2019 and December 31, 2018 are as follows:

			June 30, 2019(3)		December 31, 2018(2)
CLO Fund Securities	Investment	%(1)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Katonah III, Ltd.	Income Notes	23.1	$1,287,155	$369,280	$1,287,155	$369,280
Catamaran CLO 2013-1 Ltd.	Subordinated Notes	23.3	6,374,855	7,159,028	6,378,611	7,016,733
Catamaran CLO 2014-1 Ltd.	Subordinated Notes	22.2	10,283,225	8,649,726	11,740,622	9,777,251
Great Lakes KCAP F3C Senior LLC	Class E Notes	27.4	—	—	4,407,106	4,473,840
Dryden 30 Senior Loan Fund	Subordinated Notes	6.8	1,490,604	1,969,447	1,438,701	1,913,925
Catamaran CLO 2014-2 Ltd.	Subordinated Notes	24.9	6,224,838	2,428,469	6,314,484	2,158,200
Catamaran CLO 2015-1 Ltd.	Subordinated Notes	9.9	4,240,369	3,164,550	4,353,347	3,048,698
Catamaran CLO 2016-1 Ltd.	Subordinated Notes	24.9	9,530,845	7,243,984	9,717,150	7,067,073
Catamaran CLO 2018-1 Ltd.	Subordinated Notes	24.8	9,868,779	9,021,997	9,843,450	8,500,000
Total			$49,300,670	$40,006,481	$55,480,626	$44,325,000
(1)	Represents percentage of class held at June 30, 2019.
(2)	Other than KCAP F3C Senior Funding LLC, none of PTMN’s CLO Fund securities investments were managed by affiliates as of December 31, 2018.
(3)	Other than Katonah III, Ltd and Dryden 30, all of PTMN’s CLO Fund securities investments were managed by affiliates.

Investment in Joint Ventures:

KCAP Freedom 3 LLC

During the third quarter of 2017, PTMN and Freedom 3 Opportunities entered into an agreement to create the Joint Venture. PTMN contributed approximately $37 million and Freedom 3 Opportunities contributed approximately $25 million, in assets to the Joint Venture, which in turn used the assets to capitalize a new fund, Great Lakes KCAP F3C Senior Funding, L.L.C. (formerly known as KCAP F3C Senior Funding, L.L.C.) (the “Fund”) managed by KCAP Management, LLC, one of the Asset Manager Affiliates. In addition, PTMN used cash on hand and borrowings under a credit facility to purchase approximately $184 million of primarily middle-market loans from PTMN and PTMN used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding. PTMN invests primarily in middle-market loans and the Joint Venture partners may source middle-market loans from time-to-time for the Fund.

During the fourth quarter of 2017, PTMN was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by the Fund. In connection with the refinancing, the Joint Venture made a cash distribution to PTMN of approximately $12.6 million. $11.8 million of this distribution was a return of capital, reducing the cost basis of PTMN’s investment in the Joint Venture by that amount. The final determination of the tax attributes of distributions from the Joint Venture is made on an annual (full calendar year) basis at the end of the year, therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

PTMN own a 60% equity investment in the Joint Venture. The Joint Venture is structured as an unconsolidated Delaware limited liability company. All portfolio and other material decisions regarding the Joint Venture must be submitted to its board of managers, which is comprised of four members, two of whom were selected by PTMN and two of whom were selected by Freedom 3 Opportunities, and must be approved by at least one member appointed by PTMN and one appointed by Freedom 3 Opportunities. In addition, certain matters may be approved by the Joint Venture’s investment committee, which is comprised of one member appointed by PTMN and one member appointed by Freedom 3 Opportunities.

PTMN has determined that the Joint Venture is an investment company under ASC 946, however, in accordance with such guidance, PTMN will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to PTMN. PTMN does not consolidate its interest in the Joint Venture because PTMN does not control the Joint Venture due to allocation of the voting rights among the Joint Venture partners.

KCAP Freedom 3 LLC
Summarized Statement of Financial Condition

	As of June 30, 2019	As of December 31, 2018
Investment at fair value	$35,404,220	$32,621,188
Total Assets	$35,404,220	$32,621,188
Total Liabilities	$704,728	$1,970,455
Total Equity	34,699,492	30,650,733
Total Liabilities and Equity	$35,404,220	$32,621,188

KCAP Freedom 3 LLC
Summarized Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment income	$1,008,338	$1,221,996	$2,159,724	$2,417,814
Operating expenses	1,479	31,998	18,992	53,761
Net investment income	1,006,859	1,189,998	2,140,732	2,364,053
Unrealized appreciation on investments	(1,278,063)	(1,068,857)	4,048,759	(564,936)
Net income	$(271,204)	$121,141	$6,189,492	$1,799,117

KCAP Freedom 3 LLC
Schedule of Investments
June 30, 2019

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
Great Lakes KCAP F3C Senior, LLC(1)(2)(3)	Subordinated Securities, effective interest 13.9%, 12/29 maturity	100.0%	$41,370,653	$35,404,220
Total Investments			$41,370,653	$35,404,220
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including default rates, prepayment rates, spreads, and the discount rate by which to value the resulting cash flows.
(3)	Formerly known as KCAP F3C Senior Funding, LLC.

KCAP Freedom 3 LLC
Schedule of Investments
December 31, 2018

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
KCAP F3C Senior Funding, LLC(1)(2)	Subordinated Securities, effective interest 11.5%, 12/29 maturity	100.0%	$42,636,380	$32,621,188
Total Investments			$42,636,380	$32,621,188
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including default rates, prepayment rates, spreads, and the discount rate by which to value the resulting cash flows.

BCP Great Lakes Partnership LP

BCP Great Lakes Partnership LP (the “BCP Great Lakes Partnership”) has invested in BCP Great Lakes Holdings LP, a vehicle formed as a co-investment vehicle to facilitate the participation of certain co-investors to invest, directly or indirectly, in BCP Great Lakes Funding, LLC. The investment strategy of BCP Great Lakes Funding, LLC is to underwrite and hold senior, secured unitranche loans made to middle-market companies. PTMN does not pay any advisory fees in connection with its investment in the BCP Great Lakes Partnership.

The fair value of PTMN’s investment in the BCP Great Lakes Partnership at June 30, 2019 and December 31, 2018 was $17.7 million and $12.5 million, respectively. Fair value has been determined utilizing the practical expedient pursuant to ASC 820-10. Pursuant to the terms of the BCP Great Lakes Fund LP Amended and Restated Exempted Limited Partnership Agreement (the “BCP Great Lakes Partnership Agreement”), PTMN generally may not sell, exchange, assign, pledge or otherwise transfer its interest, in whole or in part, without the prior written consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, and may be conditioned upon repayment of its share of indebtedness incurred by the partnership.

In March 2019, PTMN increased its aggregate commitment to the BCP Great Lakes Partnership to $50 million, subject to certain limitations (including that PTMN is not obligated to fund capital calls if such funding would cause PTMN to be out of compliance with certain provisions of the Investment Company Act of 1940). As of June 30, 2019 and December 31, 2018, PTMN has a $32.3 million and $12.5 million, respectively unfunded commitment to the BCP Great Lakes Partnership.

RESULTS OF OPERATIONS

The principal measure of PTMN’s financial performance is the net increase (decrease) in stockholders’ equity resulting from operations, which includes net investment income (loss) and net realized and unrealized appreciation (depreciation). Net investment income (loss) is the difference between PTMN’s income from interest, distributions, fees, and other investment income and its operating expenses. Net realized gain (loss) on investments is the difference between the proceeds received from dispositions of portfolio investments and their amortized cost. Net change in unrealized appreciation (depreciation) on investments is the net change in the fair value of PTMN’s investment portfolio.

Set forth below is a discussion of PTMN’s results of operations for the three and six months ended June 30, 2019 and 2018.

Revenue

Revenues consist primarily of investment income from interest and dividends on PTMN’s investment portfolio and various ancillary fees related to PTMN’s investment holdings.

Interest from Investments in Debt Securities. PTMN generates interest income from its investments in debt securities that consist primarily of senior and junior secured loans. PTMN’s debt securities portfolio is spread across multiple industries and geographic locations, and as such, PTMN is broadly exposed to market conditions and business environments. As a result, although PTMN’s investments are exposed to market risks, PTMN continuously seek to limit concentration of exposure in any particular sector or issuer.

Investment Income on Investments in CLO Fund Securities. PTMN generates investment income from its investments in the securities (typically preferred shares or subordinated securities) of CLO Funds. PTMN distinguishes CLO Funds managed by its Asset Manager Affiliates as “CLO Fund Securities Managed by Affiliates”, in PTMN’s consolidated financial statements. Since the Asset Manager Affiliates were owned throughout 2018 and sold on December 31, 2018, investment income on these CLO Fund securities is reflected on the statement of operations for the year of 2018 as “managed by affiliates”, while on the consolidated balance sheet at December 31, 2018 these investments are reflected as “managed by non-affiliates”. Effective April 1, 2019, as a result of the Externalization and related transactions, CLO Fund investments managed by LibreMax were assigned to CLO Funds managed by affiliates. CLO Funds invest primarily in broadly syndicated non-investment grade loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which PTMN has an investment are generally diversified secured or unsecured corporate debt. PTMN’s CLO Fund Securities that are subordinated securities or preferred shares (“junior securities”) are subordinated to senior note holders who typically receive a return on their investment at a fixed spread relative to the LIBOR index. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior bond holders and less fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares. The level of excess spread from CLO Fund Securities can be impacted by the timing and level of the resetting of the benchmark interest rate for the underlying assets (which reset at various times throughout the quarter) in the CLO Fund and the related CLO Fund note liabilities (which reset at each quarterly distribution date); in periods of short-term and volatile changes in the benchmark interest rate, the levels of excess spread and resulting cash distributions to PTMN can vary significantly.

Interest income on investments in CLO equity investments is recorded using the effective interest method in accordance with the provisions of ASC 325-40, Beneficial Interests in Securitized Financial Assets (“ASC 325-40”), based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated projected future cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield prospectively over the remaining life of the investment from the date the estimated yield was changed. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from both the tax–basis investment income and from the cash distributions actually received by PTMN during the period. As a RIC, PTMN anticipates a timely distribution of its tax-basis taxable income.

For non-junior class CLO Fund securities, interest is earned at a fixed spread relative to the LIBOR index.

Distributions from Asset Manager Affiliates. Substantially all of the investment in the Asset Manager Affiliates was sold on December 31, 2018. Prior thereto, PTMN has received cash distributions from the Asset Manager Affiliates, which manage CLO Funds that invest primarily in broadly syndicated non-investment grade loans, high yield bonds and other credit instruments issued by corporations. As managers of CLO Funds, the Asset Manager Affiliates receive contractual and recurring management fees from the CLO Funds for their management and advisory services. In addition, the Asset Manager Affiliates may also earn income related to net interest on assets accumulated for future CLO issuances on which they have taken a first loss position in connection with loan warehouse arrangements for their future CLO Funds.

As a result of tax-basis goodwill amortization and certain other tax-related adjustments, portions of distributions received may be deemed return of capital. The fair value of PTMN’s investment in its Asset Manager Affiliates was de minimis at June 30, 2019. There were no distributions from the Asset Manager Affiliates during the first two quarters of 2019. For the six months ended June 30, 2018, PTMN recognized dividend income of $620,000 from the Asset Manager Affiliates, while cash distributions received were approximately $1.6 million. The difference between cash distributions received and the tax-basis earnings and profits is recorded as an adjustment to the cost basis of the Asset Manager Affiliates investments. For interim periods, PTMN estimates the tax attributes of any distributions as being either from tax-basis earnings and profits (i.e. dividend income) or return of capital (i.e. adjustment to PTMN’s cost basis in the Asset Manager Affiliates). The final determination of the tax attributes of distributions from PTMN’s Asset Manager Affiliates is made on an annual (full calendar year) basis at the end of the year based upon taxable income and distributions for the full-year. Therefore, any estimate of tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year. The aggregate of par value of assets under management by PTMN’s Asset Manager Affiliates was $300 million as of June 30, 2019 and December 31, 2018.

Investment in Joint Ventures. For the three months ended June 30, 2019 and 2018, PTMN recognized $1.3 million and $0.7 million, respectively, in investment income from its investment in the Joint Ventures. For the six months ended June 30, 2019 and 2018, PTMN recognized $2.2 million and $1.4 million, respectively, in investment income from its investment in the Joint Ventures. As of June 30, 2019 and December 31, 2018, the fair value of PTMN’s investment in Joint Ventures was approximately $40.1 million and $30.9 million, respectively. For interim periods, PTMN recognizes investment income on its investment in the Joint Ventures based upon its share of estimated earnings and profits of the Joint Venture. The final determination of the tax attributes of distributions from Joint Ventures is made on an annual (full calendar year) basis at year-end of the year based upon taxable income and distributions for the full year. Therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

Capital Structuring Service Fees. PTMN may earn ancillary structuring and other fees related to the origination, investment, disposition or liquidation of debt and investment securities.

Investment Income

Investment income for the three months ended June 30, 2019 and 2018 was approximately $6.9 million and $6.8 million, respectively. Of these amounts, approximately $3.8 million and $4.3 million, respectively was attributable to interest income on PTMN’s debt securities portfolio. The decrease in interest income on PTMN’s debt securities portfolio was primarily the result of additional investments placed on non-accrual status since the prior period.

Investment income for the six months ended June 30, 2019 and 2018 was approximately $12.7 million and $13.7 million, respectively. Of these amounts, approximately $6.8 million and $8.0 million, respectively was attributable to interest income on PTMN’s Debt Securities Portfolio.

At June 30, 2019 and December 31, 2018, the weighted average contractual interest rate on PTMN’s loans and debt securities was approximately 9.6% and 10.0%, respectively. At June 30, 2019 and December 31, 2018, the weighted average contractual interest rate on PTMN’s loans and debt securities, excluding non-accrual and partial non-accrual investments, was approximately 9.2% and 9.1%, respectively.

Investment income is primarily dependent on the composition and credit quality of PTMN’s investment portfolio. Generally, PTMN’s debt securities portfolio is expected to generate predictable, recurring interest income in accordance with the contractual terms of each loan. Corporate equity securities may pay a dividend and may increase in value for which a gain may be recognized; generally, such dividend payments and gains are less predictable than interest income on PTMN’s loan portfolio.

For the three months ended June 30, 2019 and 2018, approximately $1.7 million and $1.5 million, respectively, of investment income was attributable to investments in CLO Fund Securities. For the six months ended June 30, 2019 and 2018, approximately $3.5 million and $3.4 million, respectively, of investment income was attributable to investments in CLO Fund Securities. On a tax basis, PTMN recognized $3.9 million and $3.3 million of taxable distributable income on distributions from its CLO Fund Securities during the six months ended June 30, 2019 and 2018, respectively. Distributions from CLO Fund Securities are dependent on the performance of the underlying assets in each CLO Fund; interest payments, principal amortization and prepayments of the underlying loans in each CLO Fund are primary factors which determine the level of distributions on PTMN’s CLO Fund Securities. The level of excess spread from CLO Fund Securities can be impacted by the timing and level of the resetting of the benchmark interest rate for the underlying assets (which reset at various times throughout the quarter) in the CLO Fund and the related CLO Fund bond liabilities (which reset at each quarterly distribution date); in periods of short-term and volatile changes in the benchmark interest rate, the levels of excess spread and distributions to PTMN can vary significantly.

Expenses

Through March 31, 2019 PTMN was internally managed, and directly incurred the cost of management and operations. As a result, PTMN paid no investment management fees or other fees to an external advisor. PTMN’s expenses consisted primarily of interest expense on outstanding borrowings, compensation expense and general and administrative expenses, including professional fees. Interest and compensation expense are typically PTMN’s largest expenses each period. Since the Closing, PTMN has been externally managed and no longer has any employees. However, in connection with the PTMN Investment Advisory Agreement, PTMN pays Sierra Crest certain investment advisory fees and reimburses Sierra Crest and BC Partners Administrator for certain expenses incurred in connection with the services they provide. PTMN bears its allocable portion of the compensation paid by Sierra Crest (or its affiliates) to PTMN’s chief compliance officer and chief financial officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to PTMN’s business affairs). PTMN also bears all other costs and expenses of PTMN’s operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to Sierra Crest, pursuant to the PTMN Investment Advisory Agreement; (ii) PTMN’s allocable portion of overhead and other expenses incurred by Sierra Crest (or its affiliates) in performing its administrative obligations under the PTMN Investment Advisory Agreement; and (iii) all other expenses of PTMN’s operations and transactions including, without limitation, those relating to:

•	the cost of calculating PTMN’s net asset value, including the cost of any third-party valuation services;
•	the cost of effecting any sales and repurchases of PTMN’s common stock and other securities;
•	fees and expenses payable under any dealer manager or placement agent agreements, if any;
•	administration fees payable under the PTMN Administration Agreement and any sub-administration agreements, including related expenses;
•	transfer agent and custodial fees;
•	fees and expenses associated with marketing efforts;
•	federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•	federal, state and local taxes;
•	independent directors’ fees and expenses including certain travel expenses;
•	costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing;

•	the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs), the costs of any stockholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•	commissions and other compensation payable to brokers or dealers;
•	research and market data;
•	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•	fees and expenses associated with independent audits, outside legal and consulting costs;
•	costs of winding up PTMN’s affairs;
•	costs incurred by either BC Partners Administrator or PTMN in connection with administering PTMN’s business, including payments under the PTMN Administration Agreement;
•	extraordinary expenses (such as litigation or indemnification); and
•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

Management Fees. Management fees for the three and six months ended June 30, 2019 were approximately $1.0 million and $1.0 million, respectively. There were no incentive fees earned during the second quarter of 2019.

Interest and Amortization of Debt Issuance Costs. Interest expense is dependent on the average outstanding balance on PTMN’s borrowings and, the base index rate for the period. Debt issuance costs represent fees, and other direct costs incurred in connection with PTMN’s borrowings. These amounts are capitalized and amortized ratably over the expected term of the borrowing.

Compensation Expense. Prior to the Closing of the Externalization on April 1, 2019, compensation expense included base salaries, bonuses, stock compensation, employee benefits and employer-related payroll costs. The largest components of total compensation costs are base salaries and bonuses; generally, base salaries are expensed as incurred and annual bonus expenses are estimated and accrued. PTMN’s compensation arrangements with its employees contained a profit sharing and/or performance-based bonus component. Following the Closing, PTMN no longer has any employees and therefore does not have any related expenses.

Professional Fees, Administrative services expense and General Administrative Expenses. The balance of PTMN’s expenses includes professional fees (primarily legal, accounting, valuation and other professional services), insurance costs, Administrative services expense under the PTMN Administration Agreement and general administrative and other costs.

Total expenses for the three months ended June 30, 2019 and 2018 were approximately $6.0 million and $4.3 million, respectively. During the second quarter of 2019, PTMN recognized a non-cash impairment charge of approximately $1.4 million to write down the value of the right-of-use asset for the lease of office space formerly occupied by PTMN prior to the Externalization.

For the three months ended June 30, 2019 and 2018, interest expense and amortization on debt issuance costs for the period was approximately $2.0 million and $1.8 million, respectively, on average debt outstanding of $121 million and $110 million, respectively.

Total expenses for the six months ended June 30, 2018 and 2018 were approximately $14.0 million and $8.7 million, respectively. For the six months ended June 30, 2019, PTMN incurred approximately $3.4 million in total expenses in connection with the Externalization and approximately $1.4 million related to the lease impairment. For the six months ended June 30, 2018 and 2018, interest expense and amortization on debt issuance costs for the period was approximately $3.8 million and $3.7 million, respectively, on average debt outstanding of $113 million and $109 million, respectively.

For the three months ended June 30, 2019 and 2018, approximately $0 and $1.0 million of expenses were attributable to employee compensation, including salaries, bonuses, employee benefits, payroll taxes and stock-based compensation expense, respectively. Since April 1, 2019, as a result of the Externalization, PTMN no longer has employees and does not incur employee compensation costs. For the three months ended June 30, 2019 and 2018, respectively, professional fees and insurance expenses totaled approximately $0.9 million and $1.0 million. For the three months ended June 30, 2019, Administrative services expense was approximately $0.4 million. Other general and administrative costs, which include rent expense on PTMN’s lease obligation, and other administrative expenses, totaled approximately $0.3 million and $480,000 for the three months ended June 30, 2019 and 2018, respectively.

During the second quarter of 2019, PTMN recorded an impairment charge of approximately $1.4 million to write down the lease right-of-use asset for office space previously occupied by PTMN. The impairment charge is recorded as a separate line item within the expense section of the consolidated statement of operations.

For the six months ended June 30, 2019, approximately $3.7 million and $2.2 million of expenses were attributable to employee compensation, including salaries, bonuses, employee benefits, payroll taxes and stock-based compensation expense, respectively. For the six months ended June 30, 2019, PTMN incurred approximately $2.2 million in compensation expense (primarily severance) in connection with the Externalization.

For the six months ended June 30, 2019, professional fees and insurance expenses totaled approximately $2.6 million and $1.8 million respectively. For the six months ended June 30, 2019, PTMN incurred approximately $1.0 million of professional fees in connection with the Externalization. For the six months ended June 30, 2019, Administrative services expense was approximately $0.4 million. Other general and administrative costs, rent expense on PTMN’s lease obligation, technology and other office and administrative expenses, totaled approximately $1.1 million and $982,000 for the six months ended June 30, 2019 and 2018, respectively. For the six months ended June 30, 2019, PTMN incurred approximately $187,000 in administrative costs in connection with the Externalization.

Net Investment Income and Net Realized Gains (Losses)

Net (loss) investment income and net realized gains (losses) represents the change in stockholder’s equity before net unrealized appreciation or depreciation on investments. For the three months ended June 30, 2019, net investment loss and net realized losses were approximately ($1.4) million, or ($0.04) per share. For the three months ended June 30, 2018, net investment income and net realized gains were approximately $2.5 million, or $0.07 per share. Net investment (loss) income represents the income earned on PTMN’s investments less operating and interest expense before net realized gains or losses and unrealized appreciation or depreciation on investments.

For the six months ended June 30, 2019, net investment loss and net realized losses were approximately ($16.9) million, or ($0.45) per share. For the six months ended June 30, 2018, net investment income and net realized gains were approximately $5.0 million, or $0.13 per share. Net investment (loss) income represents the income earned on PTMN’s investments less operating and interest expense before net realized gains or losses and unrealized appreciation or depreciation on investments.

Investments are carried at fair value, with changes in fair value recorded as unrealized appreciation (depreciation) in the statement of operations. When an investment is sold or liquidated, any previously recognized unrealized appreciation/depreciation is reversed and a corresponding amount is recognized as realized gain (loss). For the six months ended June 30, 2019, GAAP-basis net investment loss was approximately $(1.3) million or $(0.04) per share, while tax-basis distributable income was approximately $1.5 million or $0.04 per share. For the six months ended June 30, 2018, GAAP-basis net investment income was approximately $5.0 million or $0.13 per basic share, while tax-basis distributable income was approximately $5.4 million or $0.14 per share.

Net Unrealized (Depreciation) Appreciation on Investments

During the three months ended June 30, 2019, PTMN’s total investments had net unrealized appreciation of approximately $543 thousand. Included in the net unrealized appreciation are unrealized depreciation on CLO Fund Securities of approximately $599 thousand unrealized depreciation and on equity securities of approximately $152 thousand, an unrealized depreciation of $1.3 million on PTMN’s Joint Ventures investment and unrealized appreciation on PTMN’s debt securities of $2.3 million. During the three months ended June 30, 2018, PTMN’s total investments had net unrealized depreciation of approximately $3.8 million. Included in the net unrealized depreciation are unrealized depreciation on CLO Fund Securities of approximately $941 thousand unrealized appreciation and on equity securities of approximately $227 thousand, as well as unrealized depreciation of the Asset Manager Affiliates of $1.3 million, an unrealized loss of $676 thousand on PTMN’s Joint Ventures investment and unrealized depreciation on its debt securities of $682 thousand.

During the six months ended June 30, 2019, PTMN’s total investments had net unrealized appreciation of approximately $5.2 million. Included in the net unrealized gain for the six months ended June 30, 2019, are unrealized appreciation on CLO Fund Securities of approximately $1.9 million, net unrealized depreciation on equity securities of approximately $4.9 million, no unrealized on the Asset Manager Affiliates, as well as an unrealized gain of $4.0 million on PTMN’s Joint Ventures investment and unrealized appreciation on its debt securities of approximately $4.2 million. During the six months ended June 30, 2018, PTMN’s total investments had net unrealized depreciation of approximately $3.5 million. Included in the net unrealized loss are unrealized depreciation on CLO Fund Securities of approximately $813 thousand unrealized appreciation and on equity securities of approximately $164 thousand, as well as unrealized depreciation of the Asset Manager Affiliates of $1.0 million, an unrealized loss of $425 thousand on PTMN’s Joint Ventures investment and unrealized depreciation on its debt securities of $1.1 million.

Net Change in Stockholder’s Equity Resulting From Operations

The net decrease in stockholders’ equity resulting from operations for the three months ended June 30, 2019 was ($0.8) million, or $(0.02) per basic share. Net decrease in stockholders’ equity resulting from operations for the three months ended June 30, 2018 was ($1.3) million, or $(0.04) per share.

The net decrease in stockholders’ equity resulting from operations for the six months ended June 30, 2019 was ($11.8) million, or $(0.32) per basic share. Net increase in stockholders’ equity resulting from operations for the six months ended June 30, 2018 was $1.3 million, or $0.03 per share.

FINANCIAL CONDITION, LIQUIDITY, AND CAPITAL RESOURCES

Liquidity is a measure of PTMN’s ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, pay distributions to its stockholders and other general business needs. PTMN recognizes the need to have funds available for operating its business and to make investments. PTMN seeks to have adequate liquidity at all times to cover normal cyclical swings in funding availability and to allow PTMN to meet irregular and unexpected funding requirements. PTMN plans to satisfy its liquidity needs through normal operations with the goal of avoiding unplanned sales of assets or emergency borrowing of funds.

As of June 30, 2019 and December 31, 2018 the fair value of investments and cash were as follows:

	Investments at Fair Value
Security Type	June 30, 2019	December 31, 2018
Cash	$236,828	$5,417,125
Restricted Cash	3,467,338	3,907,341
Short-term investments	27,443,091	44,756,478
Senior Secured Loan	88,400,312	77,616,209
Junior Secured Loan	86,499,106	70,245,535
Senior Unsecured Bond	422,347	—
CLO Fund Securities	40,006,481	44,325,000
Equity Securities	4,143,686	2,038,020
Joint Ventures	40,089,257	30,857,107
Asset Manager Affiliates	—	3,470,000
Total	$290,708,446	$282,632,815

PTMN uses borrowed funds, known as “leverage,” to make investments and to attempt to increase returns to its shareholders by reducing PTMN’s overall cost of capital. As a BDC, PTMN is limited in the amount of leverage it can incur under the 1940 Act. PTMN is only allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowing. As of June 30, 2019, PTMN had approximately $123 million of par value of outstanding borrowings and its asset coverage ratio of total assets to total borrowings was 211%, compliant with the minimum asset coverage level of 150% generally required for a BDC by the 1940 Act. PTMN may also borrow amounts of up to 5% of the value of its total assets for temporary purposes.

The recently enacted SBCA has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. On March 29, 2018, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of its Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCA. As a result, PTMN’s asset coverage requirements for senior securities changed from 200% to 150%, effective as of March 29, 2019. PTMN will continue to be prohibited by the indentures governing its 2022 Notes from making distributions on PTMN’s common stock if its asset coverage, as defined in the 1940 Act, falls below 200%.

During the third quarter of 2017, PTMN issued $77.4 million aggregate principal amount of the 2022 Notes. The net proceeds for the 2022 Notes, after the payment of underwriting expenses, were approximately $74.6 million. Interest on the 2022 Notes is paid quarterly in arrears on March 30, June 30, September 30 and December 30, at a rate of 6.125% commencing September 30, 2017. The 2022 Notes mature on September 30, 2022, and are senior unsecured obligations. In addition, due to the asset coverage requirement currently applicable to PTMN as a BDC and a covenant that PTMN agreed to in connection with the issuance of the 2022 Notes, PTMN is limited in its ability to make distributions if its asset coverage, as defined in the 1940 Act, is below 200% at the time of the declaration of the distribution. As a result, despite the SBCA, PTMN will continue to be prohibited by the indenture governing the 2022 Notes from making distributions on its common stock if its asset coverage, as defined in the 1940 Act, falls below 200%. At June 30, 2019, PTMN was in compliance with all of its debt covenants. The indenture governing the 2022 Notes contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act relating to borrowing and dividends.

On March 1, 2018, Great Lakes KCAP Funding I, LLC (“Funding”), PTMN’s wholly owned subsidiary, entered into the Revolving Credit Facility with certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, CIBC Bank USA, as documentation agent and PTMN, as the servicer. The maximum commitment amount of the Revolving Credit Facility was increased on March 27, 2019 to $57.5 million, and on April 1, 2019 to $67.5 million, subject to availability under the borrowing base. Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to (i) in the case of LIBOR rate loans, an adjusted LIBOR rate for the applicable interest period plus 3.25% or (ii) in the case of base rate loans, the prime rate plus 3.25%. Funding will pay a fee on any undrawn amounts of 0.375% per annum; provided that if 50% or less of the Revolving Credit Facility is drawn, the fee will be 0.50% per annum. PTMN intends to use the proceeds from borrowings under the Revolving Credit Facility for general corporate purposes, including to acquire certain qualifying loans, and such other uses as permitted under the Loan and Security Agreement.

The maturity date is the earliest of: (a) March 1, 2022 and (b) the date upon which all loans shall become due and payable in full, whether by acceleration or otherwise. The Revolving Credit Facility is secured by all of the assets held by Funding, and PTMN has pledged its interests in Funding as collateral to State Bank and Trust Company, as the administrative agent, to secure the obligations of Funding under the Revolving Credit Facility. The Revolving Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. At June 30, 2019, Funding was in compliance with all of its debt covenants. As of June 30, 2019, $43.9 million principal amount of borrowings was outstanding under the Revolving Credit Facility. Interest on borrowings under the Revolving Credit Facility is paid monthly. Borrowings under the Revolving Credit Facility are subject to redemption in whole or in part at any time or from time to time, at the option of the Funding.

Investment in Joint Ventures

During the third quarter of 2017, PTMN and Freedom 3 Opportunities, an affiliate of Freedom 3 Capital LLC, entered into an agreement to create the Joint Venture See “Investment in Joint Venture,” above for further information.

In connection with the Externalization, during the first quarter of 2019, KCAP Management agreed to waive management fees it is otherwise entitled to receive for managing Great Lakes KCAP FC3 Senior, LLC (formerly known as KCAP F3C Senior Funding, LLC). In addition, the Joint Venture was restructured such that PTMN is now entitled to receive a preferred distribution in an amount equal to the fees waived by KCAP Management. The impact of these transactions is a reduction in the fair value of the Asset Manager Affiliates and increase the fair value of PTMN’s investment in the Joint Venture. The reduction in the fair value of the Asset Manager Affiliates was recognized as a realized loss on the Statement of Operations during the first quarter of 2019. The increase in the fair value of PTMN’s investment in the Joint Venture was recognized as an unrealized gain in the Statement of Operations during the first quarter of 2019.

Investment in Great Lakes and Asset Purchase Letter Agreement

PTMN has invested the BCP Great Lakes Partnership, which in turn has invested in BCP Great Lakes Holdings LP, a vehicle formed as a co-investment vehicle to facilitate the participation of certain co-investors to invest, directly or indirectly, in Great Lakes Funding LLC. The investment strategy of BCP Great Lakes Funding, LLC is to underwrite and hold senior, secured unitranche loans made to middle-market companies. PTMN does not pay any advisory fees in connection with its investment in the BCP Great Lakes Partnership.

The fair value of PTMN’s investment in the BCP Great Lakes Partnership at June 30, 2019 was $17.7 million. Fair value has been determined utilizing the practical expedient pursuant to ASC 820-10. Pursuant to the terms of the BCP Great Lakes Partnership Agreement, PTMN generally may not sell, exchange, assign, pledge or otherwise transfer its interest, in whole or in part, without the prior written consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, and may be conditioned upon repayment of its share of indebtedness incurred by the BCP Great Lakes Partnership.

In March 2019, PTMN increased its aggregate commitment to the BCP Great Lakes Partnership to $50 million, subject to certain limitations (including that PTMN is not obligated to fund capital calls if such funding would cause PTMN to be out of compliance with certain provisions of the Investment Company Act of 1940). As of June 30, 2019, PTMN had a $32.3 million unfunded commitment to the BCP Great Lakes Partnership, subject to the limitations noted above.

On December 12, 2018, PTMN and BCP entered into a letter agreement (the “Asset Purchase Letter Agreement”) pursuant to which PTMN and BCP each agreed to use commercially reasonable efforts to effect the sale by BCP (or its affiliates or advisory clients of its affiliates), in one or more transactions, of certain assets held by BCP (or its affiliates or advisory clients thereof) that, taken together, have an aggregate principal amount of approximately $75 million, less $25 million of aggregate amount of capital contributions made by PTMN to the BCP Great Lakes Partnership. In the second quarter of 2019 BCP’s obligation was satisfied.

Subject to prevailing market conditions, PTMN intends to grow its portfolio of assets by raising additional capital, including through the prudent use of leverage available to PTMN. However, PTMN may face difficulty in obtaining a new debt and equity financing as a result of current market conditions. In this regard, because PTMN’s common stock has traded at a price below PTMN’s current net asset value per share and PTMN is limited in its ability to sell its common stock at a price below net asset value per share without stockholder approval (which PTMN currently does not have), PTMN has been and may continue to be limited in its ability to raise equity capital. From time to time, PTMN may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means dependent on market conditions, liquidity, contractual obligations, and other matters. In addition, PTMN evaluates strategic opportunities available to PTMN, including mergers, divestures, spin-offs, joint ventures and other similar transactions from time to time.

Stockholder Distributions

PTMN intends to continue to make quarterly distributions to its stockholders. To avoid certain excise taxes imposed on RICs, PTMN generally endeavors to distribute during each calendar year an amount at least equal to the sum of:

•	98% of PTMN’s ordinary net taxable income for the calendar year;
•	98.2% of PTMN’s capital gains, if any, in excess of capital losses for the one-year period ending on October 31 of the calendar year; and
•	any net ordinary income and net capital gains for the preceding year that were not distributed during such year and on which PTMN does not pay corporate tax.

PTMN may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, to the extent required.

The amount of PTMN’s declared distributions, as evaluated by management and approved by its Board, is based primarily on PTMN’s evaluation of its net investment income and distributable taxable income.

On March 29, 2018, PTMN’s Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCA. As a result, PTMN’s asset coverage requirement for senior securities changed from 200% to 150%, effective as of March 29, 2019. However, despite the SBCA, PTMN will continue to be prohibited by the indentures governing PTMN’s 2022 Notes from making distributions on its common stock if PTMN’s asset coverage, as defined in the 1940 Act, falls below 200%. In any such event, PTMN would be prohibited from making distributions required in order to maintain PTMN’s status as a RIC.

The following table sets forth the quarterly distributions paid by PTMN since 2017.

	Distribution	Declaration Date		Record Date	Pay Date
2019:
Second quarter	$0.10	3/20/2019		4/5/2019	4/26/2019
First quarter	$0.10	12/12/2018	(1)	1/7/2019	1/31/2019
Total declared in 2019	$0.20
2018:
Fourth quarter	$0.10	9/18/2018		10/9/2018	10/29/2018
Third quarter	0.10	6/19/2018		7/6/2018	7/27/2018
Second quarter	0.10	3/20/2018		4/6/2018	4/27/2018
First quarter	$0.10	12/13/2017	(1)	1/5/2018	1/25/2018
Total declared in 2018	$0.40
2017:
Fourth quarter	$0.12	9/22/2017		10/10/2017	10/26/2017
Third quarter	0.12	6/20/2017		7/7/2017	7/27/2017
Second quarter	0.12	3/21/2017		4/7/2017	4/28/2017
First quarter	$0.12	12/14/2016	(1)	1/6/2017	1/27/2017
Total declared in 2017	$0.48
(1)	Since the record date of this distribution is subsequent to year-end, it is a subsequent year tax event.

OFF-BALANCE SHEET ARRANGEMENTS

From time-to-time, PTMN is a party to financial instruments with off-balance sheet risk in the normal course of business in order to meet the needs of PTMN’s investment in portfolio companies. Such instruments include commitments to extend credit and may involve, in varying degrees, elements of credit risk in excess of amounts recognized on PTMN’s balance sheet. Prior to extending such credit, PTMN attempts to limit its credit risk by conducting extensive due diligence, obtaining collateral where necessary and negotiating appropriate financial covenants. As of June 30, 2019 and December 31, 2018, PTMN had approximately $33.2 million and $12.9 million commitments to fund investments, respectively.

CONTRACTUAL OBLIGATIONS

The following table summarizes PTMN’s contractual cash obligations and other commercial commitments as of June 30, 2019:

	Payments Due by Period
Contractual Obligations	Total	Less than one year	1 - 3 years	3 - 5 years	More than 5 years
Long-term debt obligations	$122,766,011	$—	$45,358,811	$77,407,200	$—
Obligations under long-term lease	$3,935,477	$400,218	$1,600,872	1,600,872	333,515

CRITICAL ACCOUNTING POLICIES

The consolidated financial statements are based on the selection and application of critical accounting policies, which require management to make significant estimates and assumptions. Critical accounting policies are those that are both important to the presentation of PTMN’s financial condition and results of operations and require management’s most difficult, complex, or subjective judgments. PTMN’s critical accounting policies are those applicable to the basis of presentation, valuation of investments, and certain revenue recognition matters as discussed below.

Valuation of Portfolio Investments

The most significant estimate inherent in the preparation of PTMN’s consolidated financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded.

Value, as defined in Section 2(a)(41) of 1940 Act, is (1) the market price for those securities for which a market quotation is readily available and (2) for all other securities and assets, fair value as determined in good faith by PTMN’s Board pursuant to procedures approved by PTMN’s Board. PTMN’s valuation policy is intended to provide a consistent basis for determining the fair value of the portfolio based on the nature of the security, the market for the security and other considerations including the financial performance and enterprise value of the portfolio company. Because of the inherent uncertainty of valuation, the Board determined values may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.

Pursuant to ASC 946, PTMN reflects its investments on PTMN’s balance sheet at their determined fair value with unrealized gains and losses resulting from changes in fair value reflected as a component of unrealized gains or losses on PTMN’s statements of operations. Fair value is the amount that would be received to sell the investments in an orderly transaction between market participants at the measurement date (i.e., the exit price).

See Note 4 to the consolidated financial statements for the additional information about the level of market observability associated with investments carried at fair value.

PTMN follows the provisions of ASC 820: Fair Value, which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. This standard defines fair value and establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value and expands disclosures about assets and liabilities measured at fair value. ASC 820: Fair Value defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This fair value definition focuses on an exit price in the principle, or most advantageous market, and prioritizes, within a measurement of fair value, the use of market-based inputs (which may be weighted or adjusted for relevance, reliability and specific attributes relative to the subject investment) over entity-specific inputs. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. Subsequent to the adoption of ASC 820: Fair Value, the FASB has issued various staff positions clarifying the initial standard (see Note 2 to the consolidated financial statements: “Significant Accounting Policies—Investments”).

ASC 820: Fair Value establishes the following three-level hierarchy, based upon the transparency of inputs to the fair value measurement of an asset or liability as of the measurement date:

•	Level I – Unadjusted quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed securities. As required by ASC 820: Fair Value, PTMN does not adjust the quoted price for these investments, even in situations where PTMN holds a large position and a sale could reasonably affect the quoted price.
•	Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments which are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities, for which some level of recent trading activity has been observed.

•	Level III – Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on PTMN’s own assumptions about how market participants would price the asset or liability or may use Level II inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. These inputs into the determination of fair value may require significant management judgment or estimation. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level III if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation methodology.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. PTMN assesses of the significance of a particular input to the fair value measurement in its entirety requires judgment, and PTMN considers factors specific to the investment. The majority of its investments are classified as Level III. PTMN evaluates the source of inputs, including any markets in which its investments are trading, in determining fair value. Inputs that are backed by actual transactions, those that are highly correlated to the specific investment being valued and those derived from reliable or knowledgeable sources will tend to have a higher weighting in determining fair value. PTMN’s fair value determinations may include factors such as an assessment of each underlying investment, its current and prospective operating and financial performance, consideration of financing and sale transactions with third parties, expected cash flows and market-based information, including comparable transactions, performance factors, and other investment or industry specific market data, among other factors.

PTMN has valued its investments, in the absence of observable market prices, using the valuation methodologies described below applied on a consistent basis. For some investments little market activity may exist; management’s determination of fair value is then based on the best information available in the circumstances, and may incorporate management’s own assumptions and involves a significant degree of management’s judgment.

PTMN’s investments in CLO Fund Securities are carried at fair value, which is based either on (i) the present value of the net expected cash inflows for interest income and principal repayments from underlying assets and the cash outflows for interest expense, debt paydown and other fund costs for the CLO Funds which are approaching or past the end of their reinvestment period and therefore are selling assets and/or using principal repayments to pay-down CLO Fund debt, and for which there continue to be net cash distributions to the class of securities PTMN owns, or (ii) a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar securities or preferred shares to those in which PTMN has invested, or (iii) indicative prices provided by the underwriters or brokers who arrange CLO Funds. PTMN recognizes unrealized appreciation or depreciation on its investments in CLO Fund Securities as comparable yields in the market change and/or based on changes in net asset values or estimated cash flows resulting from changes in prepayment or loss assumptions in the underlying collateral pool. As each investment in CLO Fund Securities ages, the expected amount of losses and the expected timing of recognition of such losses in the underlying collateral pool are updated and the revised cash flows are used in determining the fair value of the CLO Fund Securities. PTMN determines the fair value of its investments in CLO Fund Securities on a security-by-security basis.

PTMN’s investments in its wholly-owned Asset Manager Affiliates are carried at fair value, which is primarily determined utilizing a discounted cash flow model which incorporates different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospective modeled performance. Such valuation takes into consideration an analysis of comparable asset management companies and a percentage of assets under management. The Asset Manager Affiliates are classified as a Level III investment (as described above). Any change in value from period to period is recognized as net change in unrealized appreciation or depreciation.

PTMN carries investments in joint ventures at fair value based upon the fair value of the investments held by the joint venture.

Fair values of other investments for which market prices are not observable are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class and/or industry when such amounts are available. Generally, these valuations are derived by multiplying a key performance metric of the investee company or asset (e.g., EBITDA) by the relevant valuation multiple observed for comparable companies or transactions, adjusted by management for differences between the investment and the referenced comparable. Such investments may also be valued at cost for a period of time after an acquisition as the best indicator of fair value. If the fair value of such investments cannot be valued by reference to observable valuation measures for comparable companies, then the primary analytical method used to estimate the fair value is a discounted cash flow method and/or cap rate analysis. A sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates to determine a range of reasonable values or to compute projected return on investment.

For bond rated note tranches of CLO Fund securities (those above the junior class) without transactions to support a fair value for the specific CLO Fund and tranche, fair value is based on discounting estimated bond payments at current market yields, which may reflect the adjusted yield on the leveraged loan index for similarly rated tranches, as well as prices for similar tranches for other CLO Funds and also other factors such as indicative prices provided by underwriters or brokers who arrange CLO Funds, and the default and recovery rates of underlying assets in the CLO Fund, as may be applicable. Such model assumptions may vary and incorporate adjustments for risk premiums and CLO Fund specific attributes.

PTMN derives fair value for its illiquid loan investments that do not have indicative fair values based upon active trades primarily by using a present value technique that discounts the estimated contractual cash flows for the subject assets with discount rates imputed by broad market indices, bond spreads and yields for comparable issuers relative to the subject assets, and also considers recent loan amendments or other activity specific to the subject asset as described above. Other significant assumptions, such as coupon and maturity, are asset-specific and are noted for each investment in the Schedules of Investments.

The determination of fair value using this methodology takes into consideration a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. This valuation methodology involves a significant degree of Management’s judgment.

PTMN’s Board may consider other methods of valuation to determine the fair value of investments as appropriate in conformity with GAAP.

Interest Income

Interest income, including amortization of premium and accretion of discount and accrual of PIK interest, is recorded on the accrual basis to the extent that such amounts are expected to be collected. PTMN generally places a loan on non-accrual status and ceases to recognize interest income on such loan or security when a loan or security becomes 90 days or more past due or if PTMN otherwise does not expect the debtor to be able to service its debt obligations. For investments with PIK interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, PTMN will not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not collectible (i.e. via a partial or full non-accrual). Loans which are on partial or full non-accrual remain in such status until the borrower has demonstrated the ability and intent to pay contractual amounts due or such loans become current. As of June 30, 2019, four of PTMN’s investments were on non-accrual status.

Investment Income on CLO Fund Securities

PTMN receives distributions from its investments in the most junior class of securities of CLO Funds (typically preferred shares or subordinated securities). PTMN’s CLO Fund junior class securities are subordinated to senior note holders who typically receive a return on their investment at a fixed spread relative to the LIBOR index. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior note holders and less fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares. The level of excess spread from CLO Fund Securities can be impacted from the timing and level of the resetting of the benchmark interest rate for the underlying assets (which reset at various times throughout the quarter) in the CLO Fund and the related CLO Fund note liabilities (which reset at each quarterly distribution date); in periods of short-term and volatile changes in the benchmark interest rate, the levels of excess spread and distributions to PTMN can vary significantly. In addition, the failure of CLO Funds in which PTMN invests to comply with certain financial covenants may lead to the temporary suspension or deferral of cash distributions to PTMN.

GAAP-basis investment income on CLO equity investments is recorded using the effective interest method in accordance with the provisions of ASC 325-40, based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated projected future cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield prospectively over the remaining life of the investment from the date the estimated yield was changed. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from both the tax-basis investment income and from the cash distributions actually received by PTMN during the period.

For non-junior class CLO Fund Securities, such as PTMN’s investment in the class E notes of Great Lakes KCAP F3C Senior, L.L.C., interest is earned at a fixed spread relative to the LIBOR index.

Distributions from Asset Manager Affiliates

PTMN records distributions from its Asset Manager Affiliates on the declaration date, which represents the ex-dividend date. Distributions in excess of tax-basis earnings and profits are recorded as tax-basis return of capital. For interim periods, PTMN estimates the tax attributes of any distributions as being either from tax-basis earnings and profits (i.e. dividend income) or return of capital (i.e. adjustment to PTMN’s cost basis in the Asset Manager Affiliates). The final determination of the tax attributes of distributions from PTMN’s Asset Manager Affiliates is made on an annual (full calendar year) basis at the end of the year based upon taxable income and distributions for the full-year. Therefore, any estimate of tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

PIK Interest

PTMN may have loans in its portfolio that contain a PIK provision. PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To maintain its RIC status, this non-cash source of income must be distributed to stockholders in the form of cash dividends, even though PTMN has not yet collected any cash.

Fee Income

Fee income includes fees, if any, for due diligence, structuring, commitment and facility fees, and fees, if any, for transaction services and management services rendered byPTMN to portfolio companies and other third parties. Commitment and facility fees are generally recognized as income over the life of the underlying loan, whereas due diligence, structuring, transaction service and management service fees are generally recognized as income when the services are rendered.

Management Compensation

As a result of the Closing PTMN will no longer issue stock options or restricted stock under the Equity Incentive Plan or the 2008 Non-Employee Director Plan. The 1940 Act does not permit externally managed investment companies and BDCs to issue or have outstanding options or restricted stock granted to directors and employees. Immediately prior to the Closing, by virtue of the Externalization and subject to the execution of an option cancellation agreement, each option to purchase shares of PTMN’s common stock granted under PTMN’s 2008 Non-Employee Director Plan that was outstanding immediately prior to the Externalization (each, a “PTMN Stock Option”) was cancelled in exchange for the payment in cash to the holder thereof.

Immediately prior to the Closing, each restricted share of PTMN (the “PTMN Restricted Share”) outstanding and not previously forfeited under PTMN’s Equity Incentive Plan and PTMN’s Non-Employee

Director Plan became fully vested, all restrictions with respect to such PTMN Restricted Shares lapsed, and the holders of such PTMN Restricted Shares became entitled to receive a pro rata share of the Stockholder Payment.

United States Federal Income Taxes

PTMN has elected and intends to continue to qualify for the tax treatment applicable to RICs under Subchapter M of the Code and, among other things, intends to make the required distributions to its stockholders as specified therein. In order to qualify as a RIC, PTMN is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. Depending on the level of taxable income earned in a tax year, PTMN may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, to the extent required.

Distributions to Shareholders

The amount of PTMN’s declared distributions, as evaluated by management and approved by its Board, is based primarily on its evaluation of net investment income and distributable taxable income. The following table sets forth the quarterly distributions paid by PTMN for the 2019, 2018 and 2017 calendar years.

	Distribution	Declaration Date		Record Date	Pay Date
2019:
Second quarter	$0.10	3/20/2019		4/5/2019	4/26/2019
First quarter	$0.10	12/12/2018	(1)	1/7/2019	1/31/2019
Total declared in 2019	$0.20
2018:
Fourth quarter	$0.10	9/18/2018		10/9/2018	10/29/2018
Third quarter	0.10	6/19/2018		7/6/2018	7/27/2018
Second quarter	0.10	3/20/2018		4/6/2018	4/27/2018
First quarter	$0.10	12/13/2017	(1)	1/5/2018	1/25/2018
Total declared in 2018	$0.40
2017:
Fourth quarter	$0.12	9/22/2017		10/10/2017	10/26/2017
Third quarter	0.12	6/20/2017		7/7/2017	7/27/2017
Second quarter	0.12	3/21/2017		4/7/2017	4/28/2017
First quarter	$0.12	12/14/2016	(1)	1/6/2017	1/27/2017
Total declared in 2017	$0.48
(1)	Since the record date of this distribution is subsequent to year-end, it is a subsequent year tax event.

SENIOR SECURITIES OF PORTMAN RIDGE FINANCE CORPORATION

Information about PTMN’s senior securities is shown as of the dates indicated in the below table. This information about PTMN’s senior securities should be read in conjunction with PTMN’s audited and unaudited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Portman Ridge Finance Corporation.”

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	(dollars in thousands)
Senior securities payable
Fiscal 2009	218,050	1,981	—	N/A
Fiscal 2010	86,747	3,155	—	N/A
Fiscal 2011	60,000	4,009	—	N/A
Fiscal 2012	101,400	3,050	—	N/A
Fiscal 2013	192,592	2,264	—	N/A
Fiscal 2014	223,885	2,140	—	N/A
Fiscal 2015	208,049	2,025	—	N/A
Fiscal 2016	180,881	2,048	—	N/A
Fiscal 2017	104,407	2,713	—	N/A
Fiscal 2018	103,763	2,490	—	N/A
Fiscal 2019 (as of June 30, 2019)	122,766	2,107	—	N/A
(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)	Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the Securities and Exchange Commission expressly does not require to be disclosed for certain types of senior securities.
(4)	Not applicable, except with respect to the 7.375% Notes Due 2019 and the 6.125% Notes Due 2022, as other debt securities are not registered for public trading. For the years ended December 31, 2017, 2016, 2015, 2014, 2013 and for the period from October 17, 2012 (date of issuance) to December 31, 2012, the average market value per $1,000 of par value of the 7.375% Notes Due 2019 was $1,016.04, $1,000.00, $1,011.96, $1,037.72, $1,032.96 and $1,012.28, respectively. For the year-ended December 31, 2018 and for the period from August 14, 2017 (date of issuance) to December 31, 2017, the average market value per $1,000 of par value of the 6.125% Notes Due 2022 was $1,009.20 and $1,006.00, respectively. Average market value is computed by taking the daily average of the closing prices for the period.

PORTFOLIO COMPANIES OF PORTMAN RIDGE FINANCE CORPORATION

The following table sets forth certain information as of June 30, 2019 each portfolio company in which PTMN had an investment. The general terms of each type of investment, including information on PTMN’s security interests in the assets of the portfolio companies and the expected interest rates on such investments, are described in “Business of Portman Ridge Finance Corporation —Investment Structure.”

Debt Securities Portfolio

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(5)(8)(13) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 9.3% Cash, 10.0% PIK, 3 month LIBOR(2.29%) + 7.00%; LIBOR Floor 1.00%, Due 10/23	6/13/2012	$1,108,051	$1,078,343	$2,474

Akumin Corp.(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan 8.4% Cash, 1 month LIBOR(2.44%) + 6.00%; LIBOR Floor 1.00%, Due 5/24	5/31/2019	2,250,000	2,205,764	2,205,000

BMC Acquisition, Inc. (aka BenefitMall)(8)(13)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.9% Cash, 6 month LIBOR(2.65%) + 5.25%; LIBOR Floor 1.00%, Due 12/24	1/2/2018	2,955,000	2,953,632	2,913,031

Bristol Hospice, L.L.C.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR(2.40%) + 7.25%; LIBOR Floor 1.00%, Due 1/24	3/29/2019	8,800,000	8,746,520	8,835,499

BW NHHC Holdco Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 7.4% Cash, 1 month LIBOR(2.40%) + 5.00%, Due 5/25	5/16/2018	1,980,000	1,954,997	1,848,825

Carestream Health, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Extended Term Loan (Second Lien) 11.9% Cash, 1 month LIBOR(2.40%) + 9.50%; LIBOR Floor 1.00%, Due 6/21	10/7/2014	1,510,955	1,499,111	1,480,736

Child Development Schools, Inc.(8)(14) Services: Business	Senior Secured Loan — Term Loan 6.7% Cash, 3 month LIBOR(2.48%) + 4.25%, Due 5/23	6/6/2018	4,657,184	4,648,050	4,645,542

Community Care Health Network, Inc. (aka Matrix Medical Network)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Closing Date Term Loan 7.1% Cash, 3 month LIBOR(2.35%) + 4.75%; LIBOR Floor 1.00%, Due 2/25	2/9/2018	1,980,000	1,976,008	1,848,108

Corsair Gaming, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 6.6% Cash, 3 month LIBOR(2.33%) + 4.25%; LIBOR Floor 1.00%, Due 8/24	9/29/2017	1,979,899	1,975,904	1,965,049

Corsair Gaming, Inc.(8) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR(2.33%) + 8.50%; LIBOR Floor 1.00%, Due 8/25	9/29/2017	5,000,000	4,941,263	4,900,000

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien) 10.3% Cash, 3 month LIBOR(2.59%) + 7.75%; LIBOR Floor 1.00%, Due 7/21	5/23/2013	3,000,000	3,005,058	2,801,149

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
CT Technologies Intermediate Holdings, Inc. (Smart Holdings Corp.) (aka HealthPort)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — New Term Loan Facility 6.7% Cash, 1 month LIBOR(2.40%) + 4.25%; LIBOR Floor 1.00%, Due 12/21	11/19/2014	3,943,524	3,938,518	3,420,031

Digitran Innovations B.V. (Pomeroy Solutions Holding Company, Inc.)(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 9.8% Cash, 3 month LIBOR(2.33%) + 7.50%; LIBOR Floor 1.50%, Due 7/24	12/10/2018	4,962,406	4,917,720	4,844,090

Drilling Info Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan (First Lien) 6.7% Cash, 1 month LIBOR(2.40%) + 4.25%, Due 7/25	2/12/2019	3,369,206	3,359,351	3,352,360

Dun & Bradstreet Corporation,(8)(13)(14) The Telecommunications	Senior Secured Loan — Initial Term Borrowing 7.4% Cash, 1 month LIBOR(2.40%) + 5.00%, Due 2/26	4/24/2019	5,000,000	5,043,248	5,012,500

Evergreen North America Acquisition, LLC (f/k/a Industrial Services Acquisition, LLC)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 7.4% Cash, 3 month LIBOR(2.38%) + 5.00%; LIBOR Floor 1.00%, Due 6/22	6/21/2016	1,071,638	1,074,987	1,071,638

First American Payment Systems, L.P.(8)(13)(14) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 13.1% Cash, 3 month LIBOR(2.60%) + 10.50%; LIBOR Floor 1.00%, Due 7/24	1/4/2017	1,500,000	1,469,854	1,458,000

Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR(2.41%) + 7.25%; LIBOR Floor 1.00%, Due 2/26	1/25/2018	1,324,654	1,333,444	1,323,415

GI Advo Opco, LLC(5)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 9.5% Cash, fixed, Due 11/21	11/19/2015	180,304	179,431	—

GK Holdings, Inc. (aka Global Knowledge)(8)(13) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 12.6% Cash, 3 month LIBOR(2.33%) + 10.25%; LIBOR Floor 1.00%, Due 1/22	1/30/2015	1,500,000	1,488,969	1,213,554

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR(2.40%) + 8.25%, Due 11/26	5/21/2013	2,000,000	1,967,519	1,900,000

Global Tel*Link Corporation(8)(13) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR(2.40%) + 8.25%, Due 11/26	5/21/2013	5,000,000	4,921,225	4,750,000

Grupo HIMA San Pablo, Inc.(8)(13) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 11.6% Cash, 3 month LIBOR(4.58%) + 7.00%; LIBOR Floor 1.50%, Due 1/18	1/30/2013	2,739,174	2,739,174	2,708,495

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Grupo HIMA San Pablo, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, fixed, Due 7/18	1/30/2013	7,191,667	7,169,109	4,709,103

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(13)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR(2.33%) + 4.75%; LIBOR Floor 1.00%, Due 11/23	6/18/2013	2,732,525	2,749,423	2,367,049

Hoffmaster Group, Inc.(8)(13)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 11.8% Cash, 3 month LIBOR(2.33%) + 9.50%; LIBOR Floor 1.00%, Due 11/24	5/6/2014	1,600,000	1,567,563	1,561,375

Idera, Inc.(8)(14) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR(2.41%) + 9.00%; LIBOR Floor 1.00%, Due 6/27	6/27/2019	7,500,000	7,387,500	7,387,500

Infobase Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 7.0% Cash, 3 month LIBOR(2.52%) + 4.50%; LIBOR Floor 1.00%, Due 12/22	12/13/2017	3,965,888	3,935,032	3,942,338

Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8)(13) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR(2.42%) + 9.00%; LIBOR Floor 1.00%, Due 1/25	3/10/2017	3,228,619	3,228,619	3,197,947

Kellermeyer Bergensons Services, LLC(8) Services: Business	Senior Secured Loan — 2018 Replacement Term Loan (First Lien) 7.3% Cash, 3 month LIBOR(2.52%) + 4.75%; LIBOR Floor 1.00%, Due 10/21	10/31/2014	2,082,960	2,080,770	2,078,682

Kronos Foods Corp(8)(13)(14) Beverage, Food and Tobacco	Senior Secured Loan — Fourth Amendment Term Loan 6.9% Cash, 3 month LIBOR(2.33%) + 4.55%, Due 9/22	6/27/2019	5,000,000	4,950,000	4,950,000

Navex Topco, Inc.(8)(13)(14)(19) Electronics	Junior Secured Loan — Initial Term Loan (Second Lien) 9.4% Cash, 1 month LIBOR(2.41%) + 7.00%, Due 9/26	12/4/2018	6,700,000	6,635,456	6,646,229

Pinstripe Holdings, LLC (Aka Cielo)(8)(13)(14) Services: Consumer	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR(2.41%) + 6.00%; LIBOR Floor 1.00%, Due 1/25	1/17/2019	4,987,500	4,894,708	4,887,750

Playpower, Inc.(8)(13)(14) Construction & Building	Senior Secured Loan — Initial Term Loan 7.9% Cash, 1 month LIBOR(2.40%) + 5.50%, Due 5/26	6/23/2015	1,524,087	1,532,559	1,508,846

PSC Industrial Holdings Corp.(8)(13) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.9% Cash, 1 month LIBOR(2.39%) + 8.50%; LIBOR Floor 1.00%, Due 10/25	10/5/2017	3,000,000	2,952,766	2,905,695

PVHC Holding Corp(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR(2.33%) + 4.75%; LIBOR Floor 1.00%, Due 8/24	8/10/2018	2,858,400	2,846,195	2,777,793

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Q Holding Company (fka Lexington Precision Corporation)(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Term B Loan 7.4% Cash, 1 month LIBOR(2.40%) + 5.00%; LIBOR Floor 1.00%, Due 12/21	12/16/2016	1,969,072	1,988,405	1,951,519

Radius Aerospace, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 8.1% Cash, 3 month LIBOR(2.32%) + 5.74%; LIBOR Floor 1.00%, Due 3/25	6/27/2019	7,000,000	6,895,000	6,895,000

Ravn Air Group, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.3% Cash, 3 month LIBOR(2.33%) + 5.00%; LIBOR Floor 1.00%, Due 7/21	7/29/2015	1,841,182	1,841,182	1,841,182

Robertshaw US Holding Corp. (fka Fox US Bidco Corp.)(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.4% Cash, 1 month LIBOR(2.44%) + 8.00%; LIBOR Floor 1.00%, Due 2/26	2/15/2018	3,000,000	2,974,959	2,688,172

Roscoe Medical, Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR(0.00%) + 13.25%, Due 9/19	3/26/2014	5,000,000	4,995,555	2,525,000

Roscoe Medical, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR(0.00%) + 13.25%, Due 9/19	3/26/2014	1,700,000	1,698,486	858,500

Salient CRGT Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR(2.40%) + 6.00%; LIBOR Floor 1.00%, Due 2/22	2/27/2017	1,816,190	1,830,896	1,748,320

SCSG EA Acquisition Company, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR(2.60%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	5,000,000	4,962,991	4,975,000

SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR(2.60%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	1,000,000	991,965	995,000

SOS Security Holdings LLC(8)(14) Services: Business	Senior Secured Loan — Term Loan 9.1% Cash, 3 month LIBOR(2.58%) + 6.50%; LIBOR Floor 1.00%, Due 4/25	6/5/2019	2,500,000	2,475,244	2,475,000

Tailwind Randys, LLC(8)(14) Automotive	Senior Secured Loan — Term Loan 8.0% Cash, 3 month LIBOR(2.52%) + 5.50%; LIBOR Floor 1.00%, Due 5/25	6/27/2019	5,000,000	4,912,500	4,912,500

Tank Partners Equipment Holdings LLC(8)(13) Energy: Oil & Gas	Senior Unsecured Bond — 10.000% - 02/2022 - TankConvert 10.0% Cash, fixed, Due 2/22	2/15/2019	468,494	468,494	422,347

Tex-Tech Industries, Inc.(8)(13) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 11.4% Cash, 3 month LIBOR(2.40%) + 9.00%; LIBOR Floor 1.00%, Due 8/24	8/24/2017	12,508,000	12,376,690	12,257,840

Time Manufacturing Acquisition, LLC(8)(13)(14) Capital Equipment	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR(2.69%) + 5.00%; LIBOR Floor 1.00%, Due 2/23	2/3/2017	3,428,606	3,429,980	3,415,292

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Delayed Draw Term Loan 7.9% Cash, 1 month LIBOR(2.40%) + 5.50%; LIBOR Floor 1.00%, Due 6/24	6/27/2019	208,422	206,673	206,338

TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR(2.20%) + 5.50%; LIBOR Floor 1.00%, Due 6/24	3/29/2019	5,717,790	5,691,239	5,660,612

TronAir Parent Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 12 month LIBOR(2.82%) + 4.75%; LIBOR Floor 1.00%, Due 9/23	9/30/2016	982,322	980,513	947,424

TRSO I, Inc.(8)(13) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, 3 month LIBOR(1.00%) + 13.00%; LIBOR Floor 1.00%, Due 12/19	12/24/2012	1,000,000	998,623	1,000,000

WireCo WorldGroup Inc.(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 11.4% Cash, 1 month LIBOR(2.40%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	8/9/2016	3,000,000	2,970,411	2,895,235

Zest Acquisition Corp.(8)(13)(19) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.9% Cash, 1 month LIBOR(2.41%) + 7.50%; LIBOR Floor 1.00%, Due 3/26	3/8/2018	3,500,000	3,481,137	3,231,682

Total Investment in Debt Securities (126% of net asset value at fair value)			$186,823,719	$185,518,733	$175,321,765

Equity Securities Portfolio

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership/Shares	Cost	Fair Value(2)
AAPC Holdings LLC.(8) Healthcare & Pharmaceuticals	Class A Preferred Units	6/27/2019	1.36%	2,500,000	2,500,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Warrant	6/13/2012	1.90%	—	1,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Membership Interests	6/13/2012	0.40%	181,999	1,000

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(13)(20) Media: Advertising, Printing & Publishing	Common	12/18/2006	1.17%	359,765	107,135

eInstruction Acquisition, LLC(8)(13)(20) Services: Business	Membership Units	7/2/2007	1.10%	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(3)(13)(20) Capital Equipment	Class A Shares	2/2/2007	0.41%	1,500,000	601,683

New Millennium Holdco, Inc. (Millennium Health, LLC)(8)(13)(20) Healthcare & Pharmaceuticals	Common	10/7/2014	0.20%	1,953,299	1,000

Roscoe Investors, LLC(8)(13)(20) Healthcare & Pharmaceuticals	Class A Units	3/26/2014	1.56%	1,000,000	—

Tank Partners Holdings, LLC(8)(10)(13)(20) Energy: Oil & Gas	Class A Units	8/28/2014	48.5%	6,228,000	417,793

Ohene Holdings B.V.- Digitran Pomeroy(13)(20) Services: Business	Warrants	3/31/2019	0.2%	—	1,000

TRSO II, Inc.(8)(13)(20) Energy: Oil & Gas	Common Stock	12/24/2012	5.40%	1,680,161	512,075

Total Investment in Equity Securities (3% of net asset value at fair value)				$16,482,841	$4,143,686

CLO Fund Securities

CLO Subordinated Investments

Portfolio Company	Investment(15),(11)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value(2)
Katonah III, Ltd.(3)(12)(13)	Subordinated Securities, effective interest N/M, 5/15 maturity(16)	12/11/2006	23.1%	$1,287,155	$369,280
Catamaran CLO 2013-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 22.2%, 1/28 maturity	6/4/2013	23.3%	6,374,855	7,159,028
Catamaran CLO 2014-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 12.9%, 4/30 maturity	5/6/2014	22.2%	10,283,225	8,649,726
Dryden 30 Senior Loan Fund(3)(13)	Subordinated Securities, effective interest 28.8%, 12/29 maturity	10/10/2013	6.8%	1,490,604	1,969,447
Catamaran CLO 2014-2 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 5.3%, 11/25 maturity	8/15/2014	24.9%	6,224,838	2,428,469
Catamaran CLO 2015-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.7%, 10/26 maturity	5/5/2015	9.9%	4,240,369	3,164,550
Catamaran CLO 2016-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.1%, 4/27 maturity	12/21/2016	24.9%	9,530,845	7,243,984
Catamaran CLO 2018-1 Ltd(3)(13)(19)	Subordinated Securities, effective interest 13.6%, 10/31 maturity	9/27/2018	24.8%	9,868,779	9,021,997
Total Investment in CLO Fund Securities (29% of net asset value at fair value)				$49,300,670	$40,006,481

Asset Manager Affiliates

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value(2)
Asset Manager Affiliates(8)(13)(17)	Asset Management Company	12/11/2006	100%	$17,791,230	$—
Total Investment in Asset Manager Affiliates (% of net asset value at fair value)				$17,791,230	$—

Joint Ventures

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value
KCAP Freedom 3 LLC(9)(13)	Joint Venture	7/19/2017	60%	$24,914,858	$22,413,358
BCP Great Lakes Holdings LP(9)(10)(17)(18) Limited Partnership	Joint Venture	12/11/2018	56%	17,696,667	17,675,899
Total Investment in Joint Ventures (29% of net asset value at fair value)				$42,611,525	$40,089,257

Short-term Investments

Short-term Investments	Investment(15)	Initial Acquisition Date	Yield	Par /Amortized Cost	Fair Value(2)
US Bank Money Market Account(7)(8)	Money Market Account	N/A	0.20%	$14,943,733	$14,943,733
US Treasury Bill (Cusip: 912796VJ5)(8)	U.S. Government Obligation		1.88%	12,499,358	12,499,358
Total Short-term Investments (20% of net asset value at fair value)				$27,443,091	$27,443,091
Total Investments[4]				$339,148,090	$287,004,280
(1)	A majority of the variable rate loans in PTMN’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, PTMN has provided the weighted average annual stated interest rate in effect at June 30, 2019. As noted in the table above, 73% (based on par) of debt securities contain floors which range between 1.00% and 1.50%.
(2)	Reflects the fair market value of all investments as of June 30, 2019 as determined by PTMN’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of investments for federal income tax purposes is approximately $339 million. The aggregate gross unrealized appreciation is approximately $0.1 million, the aggregate gross unrealized depreciation is approximately $52.1 million, and the net unrealized depreciation is approximately $52.2 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	A CLO Fund managed by an affiliate of LibreMax.
(7)	Money market account.
(8)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Qualifying assets represent approximately 73.6% of the total assets at June 30, 2019.
(9)	As defined in the 1940 Act, PTMN is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as PTMN owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, PTMN does not believe that it has control over this portfolio company.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Fair value of this investment was determined using significant unobservable inputs.
(14)	As of June 30, 2019, this investment is owned by Great Lakes KCAP Funding I, LLC and was pledged to secure Great Lakes KCAP Funding I, LLC’s debt obligation pursuant to its senior secured revolving credit facility (the “Revolving Credit Facility”) with PTMN, as the servicer, certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, and CIBC Bank USA, as documentation agent.
(15)	PTMN’s investments are generally acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities” under the Securities Act of 1933.
(16)	The remaining collateral in this CLO Fund portfolio is illiquid and not producing meaningful cash flows, and thus, PTMN’s investment in the CLO Subordinated securities are not currently receiving periodic cash distributions. Accordingly, PTMN is no longer recording any investment income from these investments, and has thus noted the effective interest as not meaningful, or N/M. The fair value of the investment reflects PTMN’s estimated share of the fair value of the underlying collateral.
(17)	As defined in the 1940 Act, PTMN is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as PTMN owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.
(18)	Ownership of LP interest held through the holding company BCP Great Lakes Fund, L.P.
(19)	Under the 1940 Act, PTMN is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company as PTMN owns at least 5% but no more than 25% of the portfolio company’s outstanding voting securities or is under common control with such portfolio company. Other than for purpose of the 1940 Act, PTMN does not believe it has control over this portfolio company.
(20)	Non-income producing.

MANAGEMENT OF PORTMAN RIDGE FINANCE CORPORATION

Management of PTMN

PTMN has a strong commitment to good corporate governance practices. These practices provide a framework within which PTMN’s Board of Directors can pursue the strategic objectives of PTMN and ensure its long-term growth for the benefit of stockholders. PTMN’s Board of Directors reviews PTMN’s corporate governance principles and practices annually. PTMN has adopted a corporate governance policy (the “Corporate Governance Policy”) that can be found on the Corporate Governance Section of its website at www.portmanridge.com. The Corporate Governance Policy provides a framework for the operation of PTMN’s Board of Directors and addresses key governance practices. As part of its ongoing review of PTMN’s corporate governance policies, its Board of Directors has approved certain changes to its Corporate Governance Policy to better align the Corporate Governance Policy with that of BC Partners Lending Corporation. In addition, PTMN’s Board of Directors has adopted a number of policies to support PTMN’s values and good corporate governance, including board committee charters, insider trading policy, code of ethics and code of business conduct.

PTMN’s Board of Directors Leadership Structure and the Board’s Role in Risk Oversight

PTMN’s Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. PTMN’s Board of Directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which PTMN operates, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, PTMN’s independent directors consider PTMN’s Board of Directors’ leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of PTMN’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by PTMN’s Board of Directors.

The chairman of PTMN’s Board of Directors presides over all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Mr. Goldthorpe serves as both PTMN’s Chairman of the Board and President and Chief Executive Officer. PTMN’s Board of Directors believes that while independent oversight of management is an important component of an effective board of directors, the most effective leadership structure for PTMN at the present time is for Mr. Goldthorpe to serve as the principal executive officer of PTMN and also serve as Chairman of the Board. PTMN’s independent directors believe that because Mr. Goldthorpe is and his affiliates are ultimately responsible for the day-to-day operation of PTMN and for executing PTMN’s strategy, and because the performance of PTMN is an integral part PTMN’s Board of Directors’ deliberations, Mr. Goldthorpe is the director best qualified to act as Chairman of the Board. PTMN’s Board of Directors retains the authority to modify this structure to best address PTMN’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate.

On April 1, 2019, PTMN’s Board of Directors designated Mr. Duka as lead independent director. Mr. Duka’s duties as lead independent director include serving as chairman of regular Board meetings during absences of the chairman of the Board, establishing an agenda for meetings of the independent directors and leading such meetings, and performing such other duties as PTMN’s Board of Directors may establish or delegate. PTMN’s Board of Directors believes that the current structure is appropriate, as PTMN has no employees and is externally managed by Sierra Crest, PTMN’s investment adviser, whereby all operations are conducted by Sierra Crest or its affiliates.

PTMN’s Board of Directors’ role in PTMN’s management is one of oversight. Oversight of PTMN’s investment activities extends to oversight of the risk management processes employed by Sierra Crest as part of its day-to-day management of PTMN’s investment activities. PTMN’s Board of Directors reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of Sierra Crest as necessary and periodically requesting the production of risk management reports or presentations. The goal of PTMN’s Board of Directors’ risk oversight function is to ensure that the risks associated with PTMN’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. PTMN’s Board of Directors’ oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of PTMN’s investments. In particular, PTMN’s Board of Directors may determine at any time to terminate PTMN’s Investment Advisory Agreement, without the payment of any penalty, upon 60 days’ written notice, and must evaluate the performance of Sierra Crest, and re-authorize PTMN’s Investment Advisory Agreement on an annual basis. PTMN’s Board of Directors also has primary responsibility for the valuation of PTMN’s assets.

Although PTMN’s Board of Directors as a whole has retained oversight over PTMN’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various committees of the Board (each, a “Committee”). Each Committee then regularly reports back to PTMN’s full Board of Directors on the conduct of the Committee’s functions. PTMN’s Board of Directors, as well as the individual Committees, also regularly hear directly from key officers and employees of PTMN involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for PTMN by reviewing and discussing with management and the independent auditors PTMN’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including PTMN’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of PTMN’s Board of Directors, valuation, financial reporting, tax, and accounting matters, as well as PTMN’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of PTMN’s compliance with legal and regulatory requirements, including its Code of Ethics and the Compliance Hotline.

PTMN’s Hotline may be accessed at: 1-844-668-0632 or visiting the hotline website at bcpartners.ethicspoint.com.

PTMN’s full Board of Directors regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing PTMN, as well as its efforts to manage those risks.

PTMN’s Board of Directors has affirmatively determined that the following directors are independent directors:

Alexander Duka
George Grunebaum
Dean C. Kehler
Christopher Lacovara
Robert Warshauer

Prior to the Externalization, during the fiscal year ended December 31, 2018, PTMN’s prior Board of Directors held eight Board meetings, as well as five Audit Committee meetings, one Compensation Committee meeting, two Nominating and Corporate Governance Committee meetings, and four Valuation Committee meetings. During 2018, prior to the Externalization, none of the members of the prior Board of Directors attended less than 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served. It is PTMN’s policy that Board Members are encouraged, but not required, to attend PTMN’s annual meetings of stockholders. Two Board Members attended PTMN’s 2018 annual meeting of stockholders.

Nominating and Corporate Governance Committee

PTMN’s Board of Directors has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee is currently composed of Messrs. Duka, Grunebaum and Warshauer, who are independent directors of PTMN. Mr. Grunebaum serves as Chairman of the Nominating Committee. The Nominating Committee’s responsibilities include: (i) recommending director nominees for selection by the Board; (ii) overseeing the governance of PTMN; (iii) leading PTMN’s Board of Directors in its annual review of the Board’s performance; (iv) recommending to the Board director nominees for each committee; and (v) recommending for approval by the Board the compensation paid to each independent director for serving on PTMN’s Board of Directors.

In executing its power to recommend director nominees for selection to PTMN’s Board of Directors, the Nominating Committee determines the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a stockholders’ meeting at which one or more directors are to be elected, the Nominating Committee will identify potential candidates to become members of PTMN’s Board of Directors. In identifying potential candidates, the Nominating Committee may consider candidates recommended by any of PTMN’s independent directors or by any other source the Nominating Committee deems appropriate. The Nominating Committee may, but is not required to, retain a third party search firm at PTMN’s expense to identify potential candidates. The Nominating Committee Charter, as approved by PTMN’s Board of Directors, can be found in the Corporate Governance section of PTMN’s website at www.portmanridge.com.

The Nominating Committee will consider qualified director nominees recommended by stockholders, on the same basis it considers and evaluates candidates recommended by other sources, when such recommendations are submitted in accordance with PTMN’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to PTMN for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of PTMN beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of PTMN, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. PTMN has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the Nominating Committee’s slate of nominees in this proxy statement.

In considering and evaluating candidates, the Nominating Committee may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on PTMN’s Board of Directors;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;
•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of PTMN’s Board of Directors;
•	the percentage of PTMN’s Board of Directors represented by independent directors and whether a candidate would qualify as an independent director; and
•	such other factors as the Nominating Committee deems appropriate.

The Nominating Committee identifies nominees by first evaluating the current members of PTMN’s Board of Directors willing to continue in service. Current members of PTMN’s Board of Directors with skills and experience that are relevant to PTMN’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of PTMN’s Board of Directors with that of obtaining new perspectives. If any member of PTMN’s Board of Directors does not wish to continue in service, if the Nominating Committee or the Board decide not to nominate a member for re-election or if the Nominating Committee recommends to expand the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above. PTMN’s current independent directors and members of PTMN’s Board of Directors provide suggestions as to individuals meeting the criteria considered by the Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals. The Nominating Committee does not have a formal policy with respect to diversity; however, PTMN’s Board of Directors and the Nominating Committee believe that it is essential that PTMN’s Board members represent diverse viewpoints and a diverse mix of the specific factors listed above.

Compensation Committee

PTMN’s Board of Directors has established a Compensation Committee. The Compensation Committee is currently composed of Messrs. Duka, Grunebaum, Kehler and Warshauer. Mr. Duka serves as Chairman of the Compensation Committee. As determined by PTMN’s Board of Directors, each of the members of the Compensation Committee is an independent director. Prior to the Externalization, the Compensation Committee

determined compensation for PTMN’s named executive officers, in addition to administering PTMN’s equity compensation plans. Currently none of PTMN’s executive officers is compensated by PTMN and, as a result, the Compensation Committee will no longer produce and/or review a report on executive compensation practices. The Compensation Committee Charter, as approved by PTMN’s Board of Directors, can be found in the Corporate Governance section of PTMN’s website at www.portmanridge.com.

Prior to the Externalization, the Compensation Committee’s functions included examining the levels and methods of compensation employed by PTMN with respect to the Chief Executive Officer and non-CEO officers, making recommendations to PTMN’s Board of Directors with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to PTMN’s Board of Directors with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by PTMN’s Board of Directors and making recommendations to PTMN’s Board of Directors with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. PTMN’s Compensation Committee is currently responsible for reviewing and approving the reimbursement by PTMN of the allocable portion of the compensation of its chief financial officer and chief compliance officer and their respective staffs and other non-investment professionals at Sierra Crest that perform duties for PTMN. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

Audit Committee

PTMN’s Board of Directors has established an Audit Committee. The Audit Committee is composed of Messrs. Duka, Grunebaum, Lacovara and Warshauer. Mr. Warshauer serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to PTMN’s Board of Directors in fulfilling its oversight responsibility relating to PTMN’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of PTMN’s independent registered public accountant, its system of internal controls, its code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee is responsible for reviewing and recommending to PTMN’s full Board of Directors the fair value of debt and equity securities and utilizes the services of an independent valuation firm in arriving at fair value of these securities The Audit Committee has sole authority regarding the annual evaluation and determining the replacement of or rotation of the independent registered public accountant. The Audit Committee Charter, as approved by PTMN’s Board of Directors, can be found in the Corporate Governance section of PTMN’s website at www.portmanridge.com.

Prior to the Externalization, PTMN’s Board of Directors also had a Valuation Committee. The Valuation Committee was responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee utilized the services of an independent valuation firm in arriving at fair value of these securities. PTMN’s Board of Directors was ultimately and solely responsible for determining the fair value of portfolio investments. Following the Externalization, the Audit Committee assumed the Valuation Committee’s responsibility to review and recommend to PTMN’s full Board of Directors the fair value of debt and equity securities, and the Valuation Committee was dissolved effective April 1, 2019.

PTMN’s Board of Directors has determined that all the members of the Audit Committee:

•	are independent, as independence for audit committee members is defined in Section 10A(m)(3) of Exchange Act and the SEC rules promulgated thereunder and Rule 5605(a)(2) and Rule 5605(c)(2) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act, and the Exchange Act and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which all auditing services and all permitted non-audit services to be rendered by PTMN’s independent registered public accountant(s) are pre-approved.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF PORTMAN RIDGE FINANCE CORPORATION

PTMN has procedures in place for the review, approval and monitoring of transactions involving PTMN and certain persons related to PTMN. As a BDC, PTMN is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of PTMN’s independent directors and, in some cases, the SEC. The affiliates with which PTMN may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with PTMN.

In addition, PTMN adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by PTMN, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of PTMN’s website at www.portmanridge.com.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF
PORTMAN RIDGE FINANCE CORPORATION

As of June 30, 2019, there were 37,356,061 shares of PTMN Common Stock outstanding.

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of May 16, 2019 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 37,356,061 shares of our common stock outstanding as of June 30, 2019.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, each stockholder maintains an address of c/o Portman Ridge, 650 Madison Avenue, 23rd Floor, New York, New York 10022.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities ($)(1)(2)
Directors and Executive Officers:
Independent Directors
Alexander Duka	—	—	None
George Grunebaum	—	—	None
Christopher Lacovara(3)	584,134	1.6%	>100,000
Dean C. Kehler(4)	1,674,000	4.5%	>100,000
Robert Warshauer	—	—	None
Non-Independent Directors
Graeme Dell	—	—	None
Ted Goldthorpe	28,239	*	$50,001-$100,000
David Moffitt	—	—	None
Executive Officers
Edward U. Gilpin	108,755	*	>100,000
Andrew Devine	—	*	None
Patrick Schafer	—	—	None
Directors and Executive Officers as a Group (11 persons)	2,395,128	6.4%	>100,000
5% Holders
Credit Suisse AG/(5)	3,327,729	8.9%	>100,000
*	Less than 1%.
(1)	Based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on May 21, 2019 of $2.67.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	Excludes shares of common stock held by the KKAT entities. Mr. Lacovara is a member of the KKAT entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT entities. Mr. Lacovara disclaims beneficial ownership of the shares held by the KKAT entities except to the extent of their respective pecuniary interests therein.
(4)	Includes 1,800,000 shares acquired by Mr. Kehler as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. to KCAP Financial on February 29, 2012. Mr. Kehler indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction.

(5)	Based on a Schedule 13G filed by Credit Suisse AG on February 13, 2019 (the “CS Statement”). In accordance with SEC Release No. 34-39538 (January 12, 1998), the CS Statement was filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they conduct business as the Swiss Universal Bank, Asia Pacific, International Wealth Management, Global Markets, Investment Banking & Capital Markets and the Strategic Resolution Unit operating divisions (collectively, the “Divisions” and together with the Bank and its subsidiaries, the “Reporting Person”). The address of the principal business and office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland. CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products.

The Bank is comprised of three regionally focused divisions: Swiss Universal Bank, Asia Pacific and International Wealth Management serving Europe, the Middle East, Latin America and Africa. Two other divisions—Global Markets as well as Investment Banking & Capital Markets—sit alongside these regional businesses. The Strategic Resolution Unit consolidates, as of December 31, 2018, the Bank’s remaining portfolios from the former non-strategic units plus additional businesses and positions that do not fit with its strategic direction. The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries may beneficially own securities to which the CS Statement relates (the “Shares”) and such Shares are not reported in the CS Statement. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Divisions disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG and each of the Divisions.
(6)	Based on a Schedule 13G filed by Private Management Group, Inc. on January 23, 2019. The address for Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, CA 92618.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by and beneficially owned by any of PTMN’s independent directors and his or her immediate family as of June 30, 2019.

Name of Director	Name of Owners	Name of Investment	Title of Class	Value of Securities(1)
Alexander Duka	Alexander Duka and Barbara Duka	BC Partners Special Opportunities Fund I LP	Limited Partnership	Over $100,000
(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

BUSINESS OF OHA INVESTMENT CORPORATION

General

OHAI is a specialty finance company with an investment objective to generate both current income and capital appreciation primarily through debt investments, some of which may include equity components. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI’s investment activities are managed by OHA and supervised by the OHAI Board, the majority of whose members are independent of OHA and its affiliates.

OHAI is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. For federal income tax purposes, OHAI operates so as to be treated as a regulated investment company, or a RIC, under Subchapter M of the Code. As a BDC and a RIC, OHAI is required to comply with certain investment diversification and other regulatory requirements.

On September 30, 2014, OHAI’s stockholders approved the appointment of OHA as its investment adviser, replacing NGP Investment Advisor, LP, which had been its investment adviser since our inception. In connection with this change in investment adviser, OHAI changed our name from NGP Capital Resources Company to OHA Investment Corporation, or OHAI. OHA is a registered investment adviser under the Advisers Act. OHA acts as OHAI’s investment adviser and administrator pursuant to an investment advisory agreement and an administration agreement, respectively, each dated as of September 30, 2014, which OHAI refers to as the OHAI Investment Advisory Agreement and the OHAI Administration Agreement, respectively.

The aggregate fair value of OHAI’s investment portfolio at June 30, 2019 was $66.4 million, with such value comprised of 30 active portfolio company investments. Under OHAI’s previous investment adviser, NGP Capital Resources Company, OHAI focused its investments primarily on small and mid-size companies engaged in the upstream sector of the energy industry, which includes businesses that find, develop and extract energy resources, including natural gas, crude oil and coal. The fair value of the investment portfolio at September 30, 2014 was $171.0 million, of which $126.8 million, or 74% was energy related investments. Since that time, the energy sector has experienced significant declines and volatility in commodity prices for oil and natural gas prices. As a result, many companies in the oil and gas industry were negatively impacted and had to restructure their balance sheets. Since September 30, 2014, OHAI has written off or marked down $96.9 million, or 76.5%, of the portfolio that was affiliated with its legacy energy related investments and OHAI has written off or marked down $112.5 million, or 65.8% of its total legacy portfolio.

Part of OHAI’s investment strategy has been to reduce its historical portfolio concentration in the energy industry and to diversify its portfolio with investments in debt securities of U.S. private and small public middle market companies across industry sectors. Since September 30, 2014, OHAI has made a total of 41 new investments in portfolio companies with a principal amount of $183.3 million (total cost of $178.8 million) and fully realized 13 of these investments with a principal amount of $116.0 million. Primarily as a result of these new investments, net of realizations, and write-downs of legacy energy investments, the exposure of its investment portfolio in the energy sector decreased to 7% at June 30, 2019.

OHAI’s Investment Advisor

OHA is a leading independent investment firm specializing in direct lending, high yield bonds, leveraged loans, distressed investments, mortgage strategies and corporate structured products. With approximately $35 billion of capital under management as of April 30, 2019, OHA employs a fundamental value-oriented strategy focused on credit analysis, relative value analysis, risk-adjusted return generation, loss avoidance and active risk management that has been in place for more than two decades. OHA has substantial experience in direct lending, having invested approximately $6.9 billion in over 150 direct lending investments over the past 15+ years. Headquartered in New York, OHA employs more than 300 people, and has been registered as an investment adviser under the Advisers Act since 2004.

OHA is responsible for sourcing potential investments, conducting research on prospective investments, analyzing investment opportunities, structuring OHAI’s investments, and monitoring OHAI’s investments on an ongoing basis. OHAI pays OHA a base management fee as a percentage of its assets and incentive fees as a percentage of its net investment income and net capital gains. Managing OHAI’s portfolio is an extension of OHA’s direct lending activities to middle market companies, which OHA defines as companies with annual revenues of $50 million to $1 billion.

OHA has an investment committee that evaluates and approves each of OHAI’s investments, subject to the oversight of the OHAI Board. All key investment decisions made by OHA on OHAI’s behalf requires the approval of a majority of the members of the investment committee. OHA’s extensive team of investment professionals, including industry analysts and portfolio managers, actively source, evaluate and monitor OHAI’s investments.

OHAI’s Investment Approach

OHA (and its affiliated investment advisers and predecessor firms) continues to build on its over 20-year history of investing in various asset classes and believes that its past success is a reflection of the firm’s consistent investment philosophy, strategy and process. As OHAI’s investment adviser, OHA has sought to expand OHAI’s portfolio’s exposure to a broader range of industries beyond energy, focusing on the middle market. OHA believes that middle market companies are generally less able to secure financing from public financial markets than larger companies and thus offer better return opportunities for firms able to originate and structure these investments, along with conducting the necessary diligence to appropriately evaluate these opportunities.

The OHA investment team employs an opportunistic, credit-driven investing approach rather than a broad origination model, leveraging the depth and breadth of its credit research team to seek value creation through long-term investment results. OHA looks for investment opportunities across the capital structure of middle market companies, using a fundamental value-oriented investment strategy. OHAI believes that this approach will yield a highly diversified investment portfolio across asset classes, industries and capital structures. OHAI’s investment approach seeks attractive risk-adjusted returns while attempting to limit the risk of potential capital losses.

OHA expects that most of OHAI’s new investments will be in senior and junior secured, unsecured and subordinated debt securities in U.S. private and small public middle market companies with maturities ranging from three to seven years. However, OHA seeks to identify attractive investments throughout the capital structure and thus may invest in equity, distressed debt, residual interests of CLOs and other assets. OHAI may invest in newly issued securities and acquire investments in the secondary market.

The companies in which OHAI intends to invest are typically highly leveraged, and, in most cases, OHAI’s investments in such companies will not be rated by national rating agencies. If such companies were rated, OHAI believes that they would typically receive a rating below investment grade (between BB and CCC under the Standard & Poor’s system) from the national rating agencies, which are often referred to as “junk.” From time to time, OHA may invest opportunistically in other types of investments, consistent with the provisions of the 1940 Act.

The OHAI Board has the authority to modify or waive OHAI’s operating policies and strategies without prior notice and without stockholder approval. However, under the 1940 Act, OHAI may not change the nature of OHAI’s business so as to cease to be, or withdraw OHAI’s election as, a BDC without stockholder approval.

Investment Sourcing and Selection. OHA pursues selective direct origination from its extensive network of relationships with key financial sponsors, financial institutions, middle market companies, management teams, corporations and other sources, and it has sought to position itself as a value-added partner in club transactions by private equity firms. OHA believes its experience in the below-investment-grade credit markets positions it well to execute private deals and capture illiquidity premiums and attractive, uncorrelated returns that may be found in this market.

In originating assets, OHA employs multiple channels and leverages the extensive relationships of the broader OHA platform. OHA’s decision to select an investment for OHAI’s portfolio stems directly from OHA’s long-established investment approach, which focuses on intensive credit analysis, relative value analysis, risk-adjusted return generation and loss avoidance. As part of this process, OHA continuously looks to originate new ideas, perform due diligence on these opportunities and execute on those investments that meet OHA’s investment criteria. OHA has extensive direct lending experience spanning several credit cycles.

BDCs generally are not permitted to co-invest on a concurrent basis with certain affiliated entities in the absence of an exemptive order from the SEC. However, BDCs are permitted to and may simultaneously co-invest in transactions where price is the only negotiated point. In an order dated April 25, 2016, the SEC granted exemptive relief permitting OHAI, subject to the satisfaction of certain conditions, to co-invest in certain investment transactions with certain OHA affiliates where terms other than price are negotiated. OHAI believes this relief will enhance its ability to further its investment objectives and strategy and may also increase favorable investment opportunities for OHAI, in part, by allowing it to participate in larger investments, together with OHAI’s co-investment affiliates, than would be available to it if such relief had not been obtained. However, there can be no assurance that such exemptive relief will permit OHAI to fully achieve these goals.

Due Diligence. OHA believes that each investment opportunity should stand on its own merits rather than being dependent upon macro views held by the chief investment officer or a research analyst. In performing diligence on direct lending opportunities, an investigation is typically conducted by a team of research analysts and portfolio managers. The process entails, among other considerations: business analysis, capital structure analysis and valuation analysis. Business analysis involves a comprehensive fundamental evaluation of a company, including historical and projected financial modeling. Capital structure analysis evaluates the terms and structure of a company’s debt and equity securities relative to the company’s business risk. Valuation analysis considers the enterprise value of a company in both the public and private markets.

OHA’s credit process seeks to be quantitatively rigorous and qualitatively thorough, enhanced by OHA’s contacts throughout the investment community and industries it analyzes. Research analysts are encouraged to develop relationships with senior management, consultants, investment bankers, rating agencies and other experts in the industries they cover. OHA’s investment professionals also have extensive contact with senior professionals of OHAI’s portfolio companies, and often perform frequent customer and supplier references. Typically, detailed written reports evaluate an investment’s merits and concerns and steer the discussions between the team of research analysts and portfolio managers. These discussions are critical to the decision to purchase or sell an investment, or to redirect the research process to areas that warrant further evaluation. The process is often iterative and can involve multiple investment discussions.

Monitoring Investments. Once OHAI has provided a financial commitment or investment with respect to a portfolio company, OHA monitors OHAI’s portfolio companies on an ongoing basis. The objective of OHA’s monitoring process is to identify current and potential value changes and be in a position to act accordingly. OHA actively monitors the financial performance of OHAI’s portfolio companies through regular contact with the management teams, along with studying developments in the relevant industries and the financial markets. Constant, active monitoring allows OHA to maintain current risk assessments, address potential problems early, refine exit plans, and make prompt follow-on investment decisions.

Valuation Process

The majority of OHAI’s investments are in securities for which market quotations are unavailable, or which have various degrees of restrictions on liquidity. OHAI accounts for all of the assets in OHAI’s portfolio at fair value, following the provisions of the Financial Accounting Standards Board Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures,” or ASC 820. The OHAI Board determines the fair value of each investment in OHAI’s portfolio on a quarterly basis, as generally described below.

•	Investment Team Valuation. The investment professionals of OHA prepare fair value recommendations for each investment.
•	Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of OHA.
•	Third Party Valuation Activity. OHAI may, at OHAI’s discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the OHA investment team. As of June 30, 2019, OHAI’s general practice is that OHAI has an independent valuation firm review all Level 3 investments (those whose value is determined using significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with any meaningful fair value at least annually.
•	Presentation to Audit Committee. OHA and OHAI’s senior management present the valuation analyses and fair value recommendations to the Audit Committee of the OHAI Board.
•	Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by OHA and the analysis of the independent valuation firm, if applicable.

•	Final Valuation Determination. The OHAI Board discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in OHAI’s portfolio, in good faith, based on the input of OHA, OHAI’s Audit Committee and the independent valuation firm, if applicable.

ASC 820 defines fair value as the price that a seller would receive for an asset or pay to transfer a liability in an orderly transaction between independent, knowledgeable and willing market participants at the measurement date. The fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes the use of observable market inputs over unobservable entity-specific inputs.

Competition

Historically, OHAI’s primary competitors in this market have consisted of public and private investment funds, commercial and investment banks, commercial financing companies and other BDCs. Although these competitors regularly provide financing similar to most of OHAI’s investments, a number of them focus on different aspects of these markets. OHAI also faces competition from other firms that are substantially larger and have considerably greater financial, technical and marketing resources than OHAI has. Some of OHAI’s competitors have a lower cost of funds and access to funding sources that are not available to us. In addition, some of OHAI’s competitors have higher risk tolerances or different risk assessments or yield targets, which allow them to consider a wider variety of investments and establish more portfolio relationships than OHAI can. Furthermore, many of OHAI’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC; nor are they subject to the requirements imposed on RICs by the Code. Nevertheless, OHAI believes that the relationships of the senior professionals of OHA should enable us to compete effectively for attractive investment opportunities.

Employees

OHAI does not have any direct employees, and OHAI’s day-to-day investment operations are managed by OHA. OHAI’s principal officers are OHAI’s chief executive officer, chief financial officer and chief compliance officer. In addition to the chief financial officer, OHAI has two other OHA employees dedicated full time to OHAI’s operations. All of these individuals are employees of OHA. OHAI’s allocable portion of the cost of OHAI’s officers and their staffs is paid by us pursuant to the OHAI Administration Agreement. The services necessary for the origination, monitoring and administration of OHAI’s investment portfolio are provided by investment professionals employed by OHA.

Regulation

Business Development Company

OHAI has elected to be regulated as a BDC under the 1940 Act. By electing to be treated as a BDC, OHAI is subject to various provisions of the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that OHAI may not change the nature of OHAI’s business so as to cease to be, or withdraw OHAI’s election to be regulated as, a BDC without first obtaining the approval of a “majority” of OHAI’s outstanding voting securities, as that term is defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority” means the vote of the holders of the lesser of: (i) 67% or more of the outstanding shares of the company’s common stock present at a meeting or represented by proxy if holders of more than 50% of the shares of the company’s common stock are present or represented by proxy or (ii) more than 50% of the company’s outstanding shares of common stock.

OHAI is generally not permitted to issue and sell OHAI’s common stock at a price below net asset value per share. OHAI may, however, issue and sell shares of OHAI’s common stock at a price below net asset value per share if (i) the OHAI Board determines that such sale is in OHAI’s best interests and the best interests of OHAI’s stockholders, and (ii) OHAI’s stockholders have approved OHAI’s policy and practice of making such sales within the preceding 12 months. In any such case, the price at which OHAI’s common stock is to be issued and sold may not be less than a price which, in the determination of the OHAI Board, closely approximates the market value of such securities. OHAI may repurchase OHAI’s shares subject to the restrictions of the 1940 Act and the terms of OHAI’s credit agreement. OHAI also may conduct rights offerings at prices less than the net asset value per share, subject to the requirements of the 1940 Act.

As a BDC, OHAI is required to meet a coverage ratio of the value of total assets to senior securities, which include all of OHAI’s borrowings and any preferred stock OHAI may issue in the future, of at least 150%. Under the current 150% asset coverage standard, OHAI may borrow debt or issue senior securities in the amount of $1.00 for every $1.00 of equity in OHAI. Starting from April 11, 2019, under the 150% asset coverage standard, OHAI may borrow debt or issue senior securities in the amount of $2.00 for every $1.00 of equity in OHAI. OHAI is separately subject to a debt to tangible net worth ratio of not more than 1.00 to 1.00 (200% minimum asset coverage) with respect to certain provisions of the OHAI Credit Facility. OHAI is also prohibited under the 1940 Act from knowingly participating in certain transactions with OHAI’s affiliates without the prior approval of the OHAI Board who are not interested persons and, in some cases, prior approval by the SEC.

OHAI does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, OHAI generally is prohibited from (a) acquiring more than 3% of the voting stock of any registered investment company or other BDCs, (b) investing more than 5% of the value of OHAI’s total assets in the securities of one investment company, or (c) investing more than 10% of the value of OHAI’s total assets in the securities of registered investment companies or other BDCs in the aggregate. With regard to that portion of OHAI’s portfolio invested in securities issued by investment companies, it should be noted that such investments might subject OHAI’s stockholders to additional expenses.

Qualifying Assets

A BDC must be organized and have its principal place of business in the United States and operate for the purpose of investing in the types of securities described in 1, 2 and 3 below. As a BDC, OHAI may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of OHAI’s total assets. The principal categories of qualifying assets relevant to OHAI’s business are the following:

1.	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):
a.	is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. The 1940 Act defines an eligible portfolio company as any issuer that:
i.	is organized under the laws of, and has its principal place of business in, the United States;
ii.	is not an investment company (other than a small business investment company, or SBIC, wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
iii.	does not have any class of securities listed on a national securities exchange;
b.	is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:
i.	at the time of the purchase, OHAI owns at least 50% of (A) the greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (B) the greatest amount of debt securities of such issuer, held by OHAI at any point in time during the period when such issuer was an eligible portfolio company; and;
ii.	OHAI is one of the 20 largest holders of such issuer’s outstanding voting securities; or;
c.	is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company’s outstanding voting and non-voting common equity is less than $250 million.
2.	Securities of any eligible portfolio company that OHAI controls.

3.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of such issuer, or from any person in transactions incident thereto, if immediately prior to the purchase of its securities such issuer is in bankruptcy and subject to reorganization, or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
4.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities, and OHAI already owns 60% of the outstanding equity of the eligible portfolio company.
5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.
6.	Cash, cash equivalents, U.S. government securities or high-quality debt maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

As noted above, a BDC must be operated for the purpose of making investments in the types of securities described in 1, 2 and 3 under the heading entitled “Qualifying Assets” above. In addition, BDCs generally must offer to make available to the issuer of such securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of the securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers, employees or agents, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, OHAI’s investments generally consist of cash, cash equivalents, U.S. government securities or high-quality debt maturing in one year or less from the time of investment, which OHAI refers to, collectively, as temporary investments, so that at least 70% of OHAI’s assets are qualifying assets. Typically, OHAI invests in U.S. Treasury Bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as OHAI, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of OHAI’s assets that OHAI may invest in such repurchase agreements. However, if more than 25% of OHAI’s total assets constitute repurchase agreements from a single counterparty, OHAI would not meet the asset diversification requirements in order to qualify as a RIC for federal income tax purposes. Thus, OHAI does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. OHA will monitor the creditworthiness of the counterparties with which OHAI enters into any repurchase agreement transactions.

Senior Securities

The 1940 Act permits OHAI, under specified conditions, to issue multiple classes of senior indebtedness and one class of stock senior to OHAI’s common stock if OHAI’s asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. In addition, while any senior securities remain outstanding, OHAI may be required by the 1940 Act to make provisions to prohibit any distribution to OHAI’s stockholders or the repurchase of such securities or shares unless OHAI meets the 150% asset coverage ratio at the time of the distribution or repurchase. OHAI is also permitted to borrow amounts up to 5% of the value of OHAI’s total assets for temporary or emergency purposes without regard to asset coverage.

Code of Ethics

OHAI and OHA have adopted a joint code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisors Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by OHAI, so long as such investments are made in accordance with the code’s requirements.

Compliance Policies and Procedures

OHAI and OHA have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and will review these policies and procedures annually for their adequacy and the effectiveness of their implementation. OHAI and OHA have each designated a chief compliance officer to be responsible for administering the policies and procedures.

Proxy Voting Policies and Procedures

While the majority of OHAI’s investments are in debt securities, OHAI may occasionally hold investments in publicly-traded equity securities. OHAI has delegated OHAI’s proxy voting responsibility to OHA. The proxy voting policies and procedures of OHA are set forth below. The guidelines are reviewed periodically by OHA and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, OHA has fiduciary duties to OHAI. As part of this duty, OHA recognizes that it must vote client securities in a timely manner free of conflicts of interest and in OHAI’s best interests and the best interests of OHAI’s stockholders. OHA’s proxy voting policies and procedures have been formulated to ensure decision-making consistent with these fiduciary duties. These policies and procedures for voting proxies are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

OHA votes proxies relating to OHAI’s portfolio securities in what it perceives to be the best interest of OHAI’s stockholders. OHA reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities held by OHAI. Although OHA will generally vote against proposals that may have a negative effect on OHAI’s portfolio securities, OHA may vote for such a proposal if there exist compelling long-term reasons to do so.

OHA’s proxy voting decisions are made by those senior investment professionals who are responsible for monitoring each of OHAI’s investments. To ensure that a vote is not the product of a conflict of interest, OHA requires that (1) anyone involved in the decision-making process disclose to OHAI’s chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how OHA intends to vote on a proposal in order to reduce any attempted influence from interested parties. If a vote may involve a material conflict of interest, prior to approving such vote, OHA must consult with OHAI’s chief compliance officer to determine whether the potential conflict is material and if so, the appropriate method to resolve such conflict. If the conflict is determined not to be material, OHA’s employees shall vote the proxy in accordance with OHA’s proxy voting policy.

You may obtain information about how OHAI voted proxies by making a written request for proxy voting information to Chief Compliance Officer, OHA Investment Corporation, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

Other

OHAI expects to be periodically examined by the SEC for compliance with the 1940 Act.

OHAI is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect OHAI against larceny and embezzlement. Furthermore, as a BDC, OHAI is prohibited from protecting any director or officer against any liability to OHAI or OHAI’s stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Regulated Investment Company

As a BDC, OHAI has elected to be treated as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, OHAI is generally not subject to corporate-level U.S. federal income taxes on the portion of OHAI’s investment company taxable income (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses), or realized net capital gains, that OHAI distributes, or deem to distribute, to stockholders on a timely basis.

Taxable income available for distribution differs from consolidated net investment income under GAAP due to (i) temporary and permanent differences in income and expense recognition, (ii) capital gains and losses, (iii) activity at taxable subsidiaries, and (iv) the timing and period of recognition regarding dividends declared in December of one year and paid in January of the following year. Dividends OHAI declares and pays in a particular year generally differ from taxable income for that year as such dividends may include the distribution of current year taxable income, the distribution of prior year taxable income carried forward into and distributed in the current year, or returns of capital.

OHAI may also be subject to federal excise tax if OHAI does not distribute an amount at least equal to the sum of (1) 98% of OHAI’s ordinary income for the calendar year (taking into account certain deferrals and elections), (2) 98.2% of OHAI’s capital gain net income, computed for the one year period ended October 31 of that calendar year, and (3) 100% of any ordinary income or capital gain net income not distributed or taxed in prior years. Dividends to stockholders are recorded on the ex-dividend date. OHAI currently intends to make sufficient distributions each year to maintain OHAI’s status as a RIC for federal income tax purposes and to avoid excise taxes. If OHAI does not meet this requirement, the Code imposes a nondeductible excise tax generally equal to 4% of the amount by which the required distribution exceeds the distribution for the year. The taxable income on which an excise tax is paid is generally carried forward and distributed to stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, OHAI may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income.

In order to maintain OHAI’s status as a RIC, OHAI must, in general, (1) continue to qualify as a BDC; (2) derive at least 90% of OHAI’s gross income from dividends, interest, gains from the sale of securities and other specified types of income; (3) meet asset diversification requirements as defined in the Code; and (4) timely distribute to stockholders at least 90% of OHAI’s annual investment company taxable income as defined in the Code.

Investment Advisory Agreement

Management Services

OHA manages OHAI’s investments and business pursuant to the OHAI Investment Advisory Agreement. The OHAI Investment Advisory Agreement was most recently approved by the OHAI Board, a majority of whose members are not “interested” persons (as defined in the 1940 Act) of us, on August 6, 2019.

In determining to reapprove the OHAI Investment Advisory Agreement, the OHAI Board requested information from OHA that enabled it to evaluate a number of factors relevant to its determination. These factors included:

•	information regarding the nature and quality of the advisory services rendered by OHA;
•	OHAI’s performance;
•	the experience and qualifications of the personnel providing services to OHAI;
•	the current fee structure under the OHAI Investment Advisory Agreement, which was not proposed to be changed, and OHAI’s current and anticipated expense ratio in relation to those of other BDCs with comparable investment policies and limitations, which the Board of Directors believed to be comparable to such other peer BDCs;
•	the absence of breakpoints in the fee structure, and the fact that due to OHAI’s small asset size, OHA had not experienced to date any economies of scale in connection with its management of OHAI’s investments and business;

•	the fees charged by OHA to its similar clients, which the Board of Directors did not believe to be a relevant consideration, as OHAI is the sole BDC managed by OHA;
•	the direct and indirect costs incurred by OHA in performing services for OHAI and the basis of determining and allocating such costs; and
•	any other possible benefits to OHA arising from its relationship with OHAI.

Based on the information reviewed and the considerations detailed above, the OHAI Board, including all of OHAI’s directors who are not interested persons of OHAI or OHA, concluded that the investment advisory fee rate and terms are fair and reasonable in relation to the services provided and reapproved the OHAI Investment Advisory Agreement as being in the best interests of OHAI’s stockholders.

Subject to the overall supervision of the OHAI Board, OHA manages the investment and reinvestment of OHAI’s assets in accordance with OHAI’s investment objectives and policies. Under the terms of the OHAI Investment Advisory Agreement, OHA provides any and all management and investment advisory services necessary for the operation and conduct of OHAI’s business and:

•	determines the composition of OHAI’s portfolio, the nature and timing of the changes to OHAI’s portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of OHAI’s investments;
•	monitors the performance of, and manages OHAI’s investments;
•	determines the securities and other assets that OHAI purchases, retains or sells and the terms on which any such securities and other assets are purchased and sold;
•	arranges for the disposition of OHAI’s investments;
•	recommends to the OHAI Board the fair value of OHAI’s investments that are not publicly traded debt or equity securities, based on OHAI’s valuation guidelines;
•	votes proxies in accordance with the proxy voting policy and procedures adopted by OHA; and
•	provides OHAI with such other investment advice, research and related services as the OHAI Board may, from time to time, reasonably require for the investment of OHAI’s assets.

OHA’s services under the OHAI Investment Advisory Agreement are not required to be exclusive, and OHA is free to furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with OHAI for particular investments, so long as its services to others do not impair its services to OHAI. Under the OHAI Investment Advisory Agreement, OHA also provides on OHAI’s behalf significant managerial assistance to those portfolio companies to which OHAI is required to provide such assistance under the 1940 Act and who request such assistance from OHAI.

Management and Incentive Fees

Pursuant to the OHAI Investment Advisory Agreement, OHAI pays OHA a fee for management services consisting of two components — a base management fee and an incentive fee.

Base Management Fee: The base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of OHAI’s total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to OHAI’s election to be taxed as a RIC under the Code), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum.

Incentive Fee: The incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on OHAI’s pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that OHAI receives from portfolio companies) accrued during the fiscal quarter, minus OHAI’s operating expenses for the quarter (including the base management fee, expenses payable under the OHAI Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that OHAI has not yet received in cash. Accordingly, OHAI may pay (and in certain quarters, has paid) an incentive fee based partly on accrued investment income, the collection of which may be uncertain or deferred. Net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of OHAI’s net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which OHAI’s pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of OHAI’s pre-incentive fee net investment income for any fiscal quarter in which OHAI’s pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of OHAI’s pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets. The following is a graphical representation of the calculation of the investment income incentive fee:

Quarterly Incentive Fee Based on Net Investment Income
Pre-incentive fee net investment income (expressed as a percentage of the value of net assets)

Percentage of pre-incentive fee net investment income allocated to investment income incentive fee

The second part of the incentive fee, the capital gains fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the OHAI Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of OHAI’s cumulative aggregate realized capital gains from the date of the OHAI Investment Advisory Agreement through the end of that fiscal year, computed net of OHAI’s cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains fee, any gains and losses associated with OHAI’s investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation.

On November 10, 2017, OHAI entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under the OHAI Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, will be waived. For the year ended December 31, 2018, there were no capital gains incentive fees that would have been earned. For the year ended December 31, 2017, OHA waived $89,000 of capital gains incentive fee that would have been earned in 2017 and paid in 2018.

The OHAI Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by a vote of the OHAI Board or the holders of a majority of OHAI’s shares on 60 days’ written notice to OHA, and would automatically terminate in the event of its “assignment” (within the meaning of the 1940 Act). In addition, OHA may terminate the OHAI Investment Advisory Agreement without penalty upon not more than 60 days’ written notice to OHAI. Pursuant to the OHAI Investment Advisory Agreement, OHA pays the compensation expense of its investment professionals, who provide management and investment advisory services to OHAI. OHAI bears all other costs and expenses of OHAI’s operations and transactions.

Administration Agreement

Under the OHAI Administration Agreement, OHA furnishes OHAI with certain administrative services, personnel and facilities. The OHAI Administration Agreement was most recently approved by the OHAI Board on August 6, 2019. Payments under the OHAI Administration Agreement will be equal to OHAI’s allocable portion of OHA’s overhead in performing its obligations under the OHAI Administration Agreement, including all administrative services necessary for OHAI’s operation and the conduct of OHAI’s business. The OHAI Administration Agreement may be terminated at any time, without penalty, by a vote of the OHAI Board or by OHA upon 60 days’ written notice to the other party.

Corporate Information

OHAI is a Maryland corporation incorporated in July 2004, and OHAI completed OHAI’s initial public offering in November 2004. OHAI’s principal executive office is located at 1114 Avenue of the Americas, 27th floor, New York, New York 10036, and OHAI’s telephone number is (212) 852-1900. OHAI believes OHAI’s office facilities are suitable and adequate for OHAI’s operations as currently conducted and contemplated. OHAI’s corporate website is www.ohainvestmentcorporation.com. OHAI files periodic reports, proxy statements and other information with the SEC and make such reports available on OHAI’s website free of charge as soon as reasonably practicable. You may read and copy the materials that OHAI files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains material that OHAI files with the SEC on the EDGAR Database.

This document includes OHAI’s website address as an inactive textual reference only, and OHAI does not incorporate the information contained on OHAI’s website into this proxy statement/prospectus.

OHAI has several direct and indirect subsidiaries that are single member limited liability companies and wholly-owned limited partnerships established to hold certain portfolio investments or provide services to OHAI in accordance with specific rules prescribed for a company operating as a RIC. OHAI consolidates the financial results of OHAI’s wholly-owned subsidiaries for financial reporting purposes, and OHAI does not consolidate the financial results of OHAI’s portfolio companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OHA INVESTMENT CORPORATION

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the audited consolidated financial statements and related notes thereto and other financial information appearing elsewhere in this proxy statement/prospectus. Many of the amounts and percentages presented in this section have been rounded for convenience of presentation and all amounts are presented in thousands (unless otherwise indicated), except share and per share amounts.

OHAI cannot assure you that the Merger will be consummated as scheduled, or at all. See “Risk Factors—Risks Related to the Merger” for a description of the risks associated with a failure to consummate the Merger and a description of the risks that the combined company may face if the Merger is consummated.

Forward-Looking Statements

Certain statements in this section that relate to estimates or expectations of OHAI’s future performance or financial condition may constitute “forward-looking statements.” These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including, but not limited to:

•	uncertainties associated with the timing and likelihood of investment transaction closings;
•	changes in interest rates;
•	the future operating results of OHAI’s portfolio companies and their ability to achieve their objectives;
•	changes in regional, national or international economic conditions and their impact on the industries in which OHAI invests;
•	disruptions in the credit and capital markets;
•	changes in the conditions of the industries in which OHAI invests;
•	the adequacy of OHAI’s cash resources and working capital;
•	the timing of cash flows, if any, from the operations of OHAI’s portfolio companies;
•	the ability of OHA to locate suitable investments for OHAI and to monitor and administer OHAI’s investments;
•	other factors enumerated in OHAI’s filings with the SEC; and
•	effects of current and pending legislation.

OHAI may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected and OHAI’s historical experience. You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. OHAI undertakes no obligation to update OHAI’s forward-looking statements made herein, unless required by law.

Overview

OHAI is a specialty finance company with an investment objective to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI’s investment activities are managed by OHA and supervised by the OHAI Board, the majority of whose members are independent of OHA and its affiliates.

OHAI is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. For federal income tax purposes, OHAI operates so as to be treated as a RIC, under Subchapter M of the Code. As a BDC and a RIC, OHAI is required to comply with certain investment diversification and other regulatory requirements.

On September 30, 2014, OHAI’s stockholders approved the appointment of OHA as OHAI’s investment adviser, replacing NGP Investment Advisor, LP, which had been OHAI’s investment advisor since OHAI’s inception. In connection with this change in investment adviser, OHAI changed OHAI’s name from NGP Capital Resources Company, to OHA Investment Corporation. OHA is a registered investment adviser under the Advisers Act. OHA acts as OHAI’s investment adviser and administrator pursuant to the OHAI Investment Advisory Agreement and the OHAI Administration Agreement.

The aggregate fair value of OHAI’s investment portfolio at June 30, 2019 was $66.4 million, with such value comprised of 30 active portfolio investments. Under OHAI’s previous investment adviser, OHAI focused OHAI’s investments primarily on small and mid-size companies engaged in the upstream sector of the energy industry, which includes businesses that find, develop and extract energy resources, including natural gas, crude oil and coal.

Part of OHA’s investment strategy has been to reduce OHAI’s historical portfolio concentration in the energy industry and to diversify OHAI’s portfolio with investments in debt securities of U.S. private and small public middle market companies across industry sectors. Since September 30, 2014, OHAI has written off or marked down $96.9 million, or 76.5%, of the portfolio that was affiliated with its legacy energy related investments and OHAI has written off or marked down $112.5 million, or 65.8% of its total legacy portfolio.

Primarily as a result of these new investments, net of realizations, and write-downs of legacy energy investments, the exposure of OHAI’s investment portfolio to the energy sector decreased to 7% at June 30, 2019.

OHAI’s level of investment activity can and does vary substantially from period to period depending on many factors. Some of these factors are the amount of debt and equity capital available to middle market companies, the level of acquisition and divestiture activity for such companies, the general economic environment and the competitive environment for the types of investments OHAI makes, and OHAI’s own ability to raise capital to fund OHAI’s investments, both through the issuance of debt and equity securities. If a substantial portion of OHAI’s investment portfolio were to be realized in the near term, OHA may not be able to source sufficient appropriate investments for OHAI to timely replace the investment income from the realized investments.

Portfolio and Investment Activity Through June 30, 2019

In January 2019, OHAI purchased $0.1 million of EaglePicher Technologies, or EaglePicher, adding to its $0.3 million position which was previously acquired in February 2018. The $0.1 million EaglePicher second lien term loan add-on was purchased at a 6% discount to par, earns interest payable in cash at a rate of LIBOR+7.25%, and matures in March 2026.

Also in January 2019, OHAI sold $2.0 million of its senior unsecured notes of Avantor Performance Materials, Inc., or Avantor, at a price of 102.5% of par, resulting in a realized capital gain of $50,000 or $0.00 per share. In February 2019, OHAI sold $3.0 million of its remaining Avantor investment at a price of 105.75% of par, resulting in a realized capital gain of $117,500 or $0.01 per share. This investment was initiated in September 2017 and generated a gross unlevered internal rate of return of 12.5% and a return on investment of 1.17x.

In February 2019, OHAI purchased $1.1 million of second lien term loan in Caliber Collision, or Caliber, a leading provider of automobile collision repair. The Caliber second lien term loan was purchased at a 1.75% discount to par, earns interest payable in cash at a rate of LIBOR+7.25% and matures in February 2027.

Also in February 2019, OHAI purchased $1.2 million of second lien term loan in PharMerica, a leading provider of health and pharmacy services to assisted living, skilled nursing, public health, long-term care, and post-acute care settings. The PharMerica second lien term loan was purchased at a 2.5% discount to par, earns interest payable in cash at a rate of LIBOR+8.50% with a 1% LIBOR floor and matures in March 2027.

In March 2019, OHAI sold $0.4 million of its second lien term loan in WASH Multifamily Laundry, or WASH, at a price of 99.0% of par.

In March 2019, OHAI sold $0.1 million of its second lien term loan in Coinamatic Canada, Inc., or Coinamatic, at a price of 99.0% of par.

In April 2019, OHAI purchased $1.4 million of second lien term loan in Aptean, a global leader in enterprise business software. The Aptean second lien term loan was purchased at a 2.0% discount to par, paid a commitment fee of 1.0%, earns interest payable in cash at a rate of LIBOR+8.50% and matures in April 2027.

Also April 2019, OHAI purchased $1.5 million of second lien term loan in Blackboard Transact, an educational technology company. The Blackboard Transact second lien term loan was purchased at a 2.0% discount to par, paid a commitment fee of 1.5%, earns interest payable in cash at a rate of LIBOR+8.50% and matures in April 2027.

Also in April 2019, OHAI sold our remaining investment in TIBCO Software, Inc., or TIBCO at a price of 106.375% to par, resulting in realized capital gains of $0.2 million or $0.01 per share and generated a gross internal rate of return of 18.57% and return on investment of 1.38x.

In May 2019, OHAI purchased $0.6 million of second lien term loan in AlliedUniversal Holdco LLC., or AlliedUniversal, adding to its $1.3 million position which was previously acquired in March 2018. The $0.6 million loan was purchased at a 0.75% discount to par, earns interest payable in cash at a rate of LIBOR+8.50% with a 1% floor and matures in July 2023.

In June 2019, OHAI purchased $0.8 million of second lien term loan and $0.2 million of delayed draw term loan in Imperial Dade (BDPE Empire Holdings), or Imperial Dade, a leading independently owned distributor of food service packaging, facilities maintenance supplies and equipment. The Imperial Dade second lien term loan was purchased at a 1% discount to par, paid a commitment fee of 1.5%, earns interest payable in cash at a rate of LIBOR+8.0%, and matures in June 2027. The Imperial Dade delayed draw term loan was purchased at a 1% discount to par, paid a commitment fee of 1.5%, earns interest payable in cash at a rate of LIBOR+8.0%, and matures in June 2027.

Also in June 2019, OHAI purchased $1.2 million of first lien term loan, $0.4 million of delayed draw term loan, and $0.1 million of revolving loan facility in JS Held, a global consulting firm with expertise in construction, environmental health and safety equipment, forensic architecture and engineering services. The JS Held first lien term loan was purchased at a 1% discount to par, paid a commitment fee of 1.5%, earns interest payable in cash at a rate of LIBOR+6.0%, and matures in July 2025.

The table below shows OHAI’s portfolio investments by type for the periods indicated. OHAI computes yields on investments using interest rates as of the balance sheet date and includes amortization of original issue discount and market premium or discount, royalty income and other similar investment income, weighted by their respective costs when averaged. Such weighted average yields are not necessarily indicative of expected total returns on a portfolio.

	June 30, 2019			December 31, 2018
	Weighted Average Yields(1)	Percentage of Portfolio		Weighted Average Yields(1)	Percentage of Portfolio
		Cost	Fair Value		Cost	Fair Value
First lien secured debt	8.5%	1.1%	0.8%	—%	—%	—%
First lien secured debt — Last out	9.5%	0.4%	1.8%	9.4%	0.4%	0.7%
Second lien debt	10.5%	48.3%	80.7%	10.5%	42.4%	71.3%
Subordinated debt	—%	21.3%	3.8%	10.3%	27.5%	14.4%
Revolving loan facility	10.7%	—%	—%	—%	—%	—%
Revolving loan facility — Last out	10.3%	0.3%	0.5%	10.5%	0.3%	0.5%
Unsecured term loan	9.3%	3.0%	5.0%	9.1%	2.9%	5.0%
Limited term royalties	—%	22.8%	6.6%	—%	23.8%	7.3%
Senior secured note	11.4%	0.5%	0.8%	11.4%	0.5%	0.8%
Delayed draw term loan	—%	—%	—%	—%	—%	—%
Equity securities
Membership and partnership units	—%	2.3%	—%	—%	2.2%	—%
Total equity securities	—%	2.3%	—%	—%	2.2%	—%
Total portfolio investments	10.4%	100.0%	100.0%	10.4%	100.0%	100.0%
(1)	Weighted average yield based on cost and excludes non-yielding assets. Yields are based on the most current interest rates in effect at the end of the period.

As of June 30, 2019 and December 31, 2018, the total fair value of OHAI’s portfolio investments was $66.4 million and $65.6 million, respectively. Of those fair value totals, approximately $18.6 million, or 28.0%, as of June 30, 2019, and $13.8 million, or 21.0%, as of December 31, 2018 are determined using significant unobservable (i.e., Level 3) inputs.

Portfolio and 2018 Investment Activity

In January 2018, OHAI purchased $0.7 million of second lien term loan in Safe Fleet Holdings, LLC, or Safe Fleet, a provider of safety products for fleet vehicles worldwide. The Safe Fleet second lien term loan was purchased at a 0.50% discount to par, earns interest payable in cash at a rate of Libor+6.75% with a 1% floor and matures in February 2026.

Also in January 2018, OHAI purchased $0.5 million of second lien term loan in MedRisk, LLC., or MedRisk, a leading provider of managed care services for the workers’ compensation industry and related market sectors. The MedRisk second lien term loan was purchased at a 0.50% discount to par, earns interest payable in cash at a rate of Libor+6.75% and matures in December 2025.

In February 2018, OHAI’s remaining position in Talos of $11.5 million was redeemed at par. This legacy energy investment was initiated in February 2013 and generated a gross unlevered internal rate of return of 9.95% and a return on investment of 1.30x.

In February 2018, OHAI purchased $7.0 million of second lien term loan in CVS Holdings, I, LP., or MyEyeDr., a provider of vision care services, prescription eyeglasses and sunglasses, and contact lenses. The MyEyeDr second lien term loan was purchased at a 0.50% discount to par, earns interest payable in cash at a rate of Libor+6.75% with a 1% floor and matures in February 2026. Subsequently, in February 2018, OHAI sold $2.0 million of the second lien term loan at par resulting in a realized capital gain of $10,000.

Also in February 2018, OHAI purchased $0.3 million of second lien term loan in EaglePicher Technologies, LLC., or EaglePicher, a leading provider of mission-critical power solutions for high-value applications within the defense, aerospace and medical endmarkets. The EaglePicher second lien term loan was purchased at a 0.75% discount to par, earns interest payable in cash at a rate of Libor+7.25% and matures in March 2026.

In March 2018, OHAI purchased $1.3 million of second lien term loan in AlliedUniversal HoldCo LLC., or AlliedUniversal, a provider of contract security services in the United States. The AlliedUniversal second lien term loan was purchased at par, earns interest payable in cash at a rate of Libor+8.50% with a 1% floor and matures in July 2023.

Also in March 2018, OHAI purchased $1.6 million of first lien last out revolver and $0.5 million of first lien last out term loan to ClearChoice (CC Dental Implants Intermediate), or ClearChoice, a provider of full-mouth dental restoration and dental implant services throughout the United States. The ClearChoice first lien last out revolver was purchased at a 1% discount to par, earns interest at a rate of Libor+6.50% on amount drawn, earns 0.75% fee on unfunded portion and matures in January 2023. At December 31, 2018, the funded portion balance of the ClearChoice revolver was $0.4 million. The ClearChoice first lien last out term loan was purchased at a 1% discount to par, earns interest payable in cash at a rate of Libor+6.50% and matures in January 2023. Both the first lien last out revolver and term loan are entitled to skim interest on the first lien first out term loan which will initially increase the interest rate spread by approximately 28 basis points.

In May 2018, Berlin Packaging, or Berlin, repaid its second lien term loan in the amount of $6.7 million. OHAI recorded previously unamortized discount of $0.2 million as additional interest income as a result of this repayment. This investment was initiated in December 2015 and generated a gross unlevered internal rate of return of 11.2% and a return on investment of 1.25x.

Also in May 2018, OHAI purchased $1.7 million of second lien term loan in Ensono, LP., or Ensono, a leading hybrid IT managed service provider focused on mission critical workloads for enterprise customers in the US and Europe. The Ensono second lien term loan was purchased at a 4.0% discount to par, earns interest payable in cash at a rate of Libor+9.25%, and matures in June 2026.

In June 2018, OHAI purchased $6.0 million of second lien term loan in Ministry Brands, LLC., or Ministry Brands, a provider of member management and financial planning software as well as payment processing technology solutions for association and member-based organizations, non-profit organizations, and private schools (K-12). The Ministry Brands second lien term loan was purchased at 1.0% discount to par and earns interest payable in cash at a rate of Libor+8.0% with a 1% floor, and matures in June 2023.

Also in June 2018, OHAI purchased $3.8 million of second lien term loan in PowerSchool, a provider of software solutions catered to K-12 schools in the United States and Canada. The PowerSchool second lien term loan was purchased at a 1.0% discount to par, earns interest payable in cash at a rate of Libor+6.75%, and matures in August 2026.

Also in June 2018, OHAI purchased $0.9 million of second lien term loan in Vertafore, Inc., or Vertafore, a leading provider of software and services for the property and casualty insurance distribution market. The Vertafore second lien term loan was purchased at a 1.0% discount to par, earns interest payable in cash at a rate of Libor+7.25%, and matures in July 2026.

Also in June 2018, OHAI purchased $0.4 million of second lien term loan in FirstLight Fiber, or FirstLight, a leading independent bandwidth infrastructure provider across New York and northern New England. The FirstLight second lien term loan was purchased at a 1.0% discount to par, earns interest payable in cash at a rate of Libor+7.50%, and matures in July 2026.

Also in June 2018, OHAI purchased $0.3 million of second lien term loan in Edelman Financial, or Edelman, a provider of independent, technology-enabled financial advisory services and investment advice to employer-sponsored defined contribution plans and retail investors. The Edelman second lien term loan was purchased at a 0.5% discount to par, earns interest payable in cash at a rate of Libor+6.75%, and matures in July 2026.

In July 2018, OHAI purchased $1.7 million of second lien term loan in Hayward Industries, Inc., or Hayward, adding to OHAI’s $1.4 million position which was previously acquired in July 2017. The $1.7 million Hayward loan was purchased at a 0.625% premium to par, earns interest payable in cash at a rate of Libor+8.25%, and matures in August 2025.

In August 2018, OHAI purchased $0.4 million of second lien term loan in NAVEX Global, Inc., or NAVEX, a provider of an ethics and compliance software platform. The NAVEX second lien term loan was purchased at a 1.0% discount to par, earns interest payable in cash at a rate of Libor+7.00%, and matures in September 2026.

Also in August 2018, OHAI purchased $2.0 million of second lien term loan in CentralSquare Technologies, or CentralSquare, a leading provider of software and services to public, government, and nonprofit agencies. The CentralSquare second lien term loan was purchased at a 2.57% discount to par, earns interest payable in cash at a rate of Libor+7.50%, and matures in August 2026.

In September 2018, Hayward repaid $0.8 million of its second lien term loan at par plus a 1% call premium. OHAI recorded previously unamortized discount of $13,000 as additional interest income as a result of this repayment.

In November 2018, OHAI purchased $0.6 million of senior secured notes of KIRS Midco3 plc (Ardonagh), or Ardonagh, a leading insurance broker and insurance services provider in the United Kingdom serving large corporations, other brokers, third-party MGAs, small and medium enterprises and individual consumers. The Ardonagh senior secured notes were purchased at a 10% discount to par, earns interest payable in cash at a fixed rate of 8.625% per annum and matures in July 2023.

In December 2018, OHAI’s remaining position in OHAI’s CLO investment in Gramercy was redeemed. The total initial investment was $7.2 million. This CLO investment was initiated in October 2014 and generated a gross unlevered internal rate of return of 12.8% and a return on investment of 1.23x.

Also in December 2018, OHAI purchased $3.3 million of unsecured term loan in Sedgwick Claims Management Services, Inc., or Sedgwick, the largest third-party administrator of insurance claims in the world with a presence in 65 countries. The Sedgwick unsecured term loan was purchased at a 1.5% discount to par, earns interest payable in cash at a fixed rate of 9.0% per annum and matures in December 2026.

Also in December 2018, OHAI committed to a $1.1 million investment which was not scheduled to close until the first quarter of 2019.

The table below shows OHAI’s portfolio investments by type for the periods indicated. OHAI computes yields on investments using interest rates as of the balance sheet date and include amortization of original issue discount and market premium or discount, royalty income and other similar investment income, weighted by their respective costs when averaged. Such weighted average yields are not necessarily indicative of expected total returns on a portfolio.

	December 31, 2018			December 31, 2017
	Weighted Average Yields(1)	Percentage of Portfolio		Weighted Average Yields(1)	Percentage of Portfolio
		Cost	Fair Value		Cost	Fair Value
First lien secured debt — Last out	9.4%	0.4%	0.7%	—%	—%	—%
Second lien debt	10.5%	42.4%	71.3%	9.7%	19.1%	47.2%
Subordinated debt	10.3%	27.5%	14.4%	15.8%	25.2%	52.2%
Revolving loan facility— Last out	10.5%	0.3%	0.5%	—%	—%	—%
Unsecured term loan	9.1%	2.9%	5.0%	—%	—%	—%
Limited term royalties	—%	23.8%	7.3%	—%	17.9%	—%
Redeemable preferred units	—%	—%	—%	—%	36.2%	—%
Senior secured note	11.4%	0.5%	0.8%	—%	—%	—%
CLO residual interests(2)	—%	—%	—%	13.5%	—%	0.3%
Equity securities
Membership and partnership units	—%	2.2%	—%	—%	1.6%	0.3%
Total equity securities	—%	2.2%	—%	—%	1.6%	0.3%
Total portfolio investments	10.4%	100.0%	100.0%	13.2%	100.0%	100.0%
(1)	Weighted average yield based on cost and excludes non-yielding assets. Yields are based on the most current interest rates in effect at the end of the period.
(2)	Yields from investments in CLO residual interests represent the implied internal rate of return calculation expected from future cash flows.

As of December 31, 2018 and December 31, 2017, the total fair value of OHAI’s portfolio investments was $65.6 million and $64.9 million, respectively. Of those fair value totals, approximately $13.8 million, or 21.0%, as of December 31, 2018, and $18.4 million, or 28.3%, as of December 31, 2017, are determined using significant unobservable (i.e., Level 3) inputs.

Results of Operations for the Three and Six Months Ended June 30, 2019 and 2018

The following sections analyze OHAI’s results of operations for the three and six months ended June 30, 2019 compared to the three and six months ended June 30, 2018, respectively.

Investment Income

Investment income includes interest on OHAI’s investments and dividend income. Other income includes prepayment fees and modification fees OHAI receives in connection with certain of OHAI’s investments. These fees are recognized as earned.

Investment Income	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2019	2018	2019	2018
Interest income	$1,500	$2,525	$3,003	$4,753
Other income	20	102	46	157
Total investment income	$1,520	$2,627	$3,049	$4,910

For the three months ended June 30, 2019, total investment income was $1.5 million, a 42% decrease from $2.6 million of total investment income for the three months ended June 30, 2018. The decrease in investment income was primarily attributable to placing OHAI’s investment in OCI subordinated notes on full non-accrual in the fourth quarter of 2018 and $0.1 million decrease in other income from money market income due to lower cash balances. This decrease was partially offset by an increase of $0.2 million in non-affiliate investment interest income.

For the six months ended June 30, 2019, total investment income was $3.0 million, a 38% decrease from $4.9 million of total investment income for the six months ended June 30, 2018. The decrease in investment income was primarily attributable to placing OHAI’s investment in OCI subordinated notes on full non-accrual in the fourth quarter of 2018 and $0.1 million decrease in other income from money market income due to lower cash balances. This decrease was partially offset by an increase of $0.6 million in non-affiliate investment interest income.

Operating Expenses

Operating expenses include interest expense and OHAI’s allocable portion of operating expenses incurred on its behalf by its investment advisor and our administrator. Other general and administrative expenses include our allocated share of employee, facilities, and stockholder services incurred by OHAI’s administrator.

Operating Expenses	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2019	2018	2019	2018
Interest expense and bank fees	$611	$801	$1,240	$1,624
Management fees	304	384	620	784
Incentive fees	78	(1)	78	—
Costs related to strategic alternatives review	282	—	309	75
Professional fees	235	309	488	952
Other general and administrative expenses	435	372	823	742
Directors fees	61	62	122	123
Operating expenses before incentive fee waiver	$2,006	$1,927	$3,680	$4,300
Incentive fee waiver		1	—	—
Total operating expenses, net of incentive fee waiver	$2,006	$1,928	$3,680	$4,300

For the three months ended June 30, 2019, operating expenses increased by 4.1% to $2.0 million from $1.9 million compared to the three months ended June 30, 2018. The increase in operating expenses is due to $0.3 million of costs related to strategic alternatives review, $79,000 in incentive fees, and $0.1 million in other general and administrative expenses. This increase is partially offset by decreases in lower interest expense and bank fees by 23.7% to $0.6 million from $0.8 million compared to the same period in the prior year largely due to lower amount outstanding on the OHAI Credit Facility, as well as lower amortization of debt issuance cost. Management fees decreased by 20.8% to $0.3 million from $0.4 million due to lower average asset base subject to the base management fee. Professional fees decreased by 23.9% to $0.2 million from $0.3 million primarily due to lower legal costs.

For the six months ended June 30, 2019, operating expenses decreased by 14.4% to $3.7 million from $4.3 million compared to the six months ended June 30, 2018. Interest expense and bank fees decreased by 23.6% to $1.2 million from $1.6 million compared to the same period in the prior year largely due to lower amount outstanding on the OHAI Credit Facility and lower amortization of debt issuance cost. Professional fees decreased by 48.7% to $0.5 million from $1.0 million primarily due to lower legal costs, and management fees decreased by 20.9% to $0.6 million from $0.8 million due to lower base management fees as a result of lower average asset base subject to the base management fee. This decrease was partially offset by an increase of $0.2 million in costs related to strategic alternatives review, $0.1 million in other general and administrative expense, and $0.1 million in incentive fees.

Under the OHAI Investment Advisory Agreement, the investment income incentive fee is calculated quarterly at a rate of 20% of quarterly net investment income above a “hurdle rate” of 1.75% per quarter (7% annualized) with a “catch up” provision. For the three months ended June 30, 2019 and June 30, 2018, OHAI did not incur any investment income incentive fees. For the six months ended June 30, 2019 and June 30, 2018, OHAI did not incur any investment income incentive fees.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the OHAI Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of OHAI’s cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of its cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains fee, any gains and losses associated with OHAI’s investment portfolio as of September 30, 2014 shall be excluded from the capital gains fee calculation. For the three months ended June 30, 2019 and 2018, OHAI accrued $78,000 and reversed the $1,000 accrual from the first quarter of 2018, respectively, in capital gains incentive fees. For the six months ended June 30, 2019 OHAI accrued $78,000 in capital gains incentive fees and for the six months ended June 30, 2018, OHAI did not accrue any capital gains incentive fees.

On November 10, 2017, OHAI entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under the OHAI Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, have been waived. The Incentive Fee Waiver Agreement with OHA expired on December 31, 2018.

Net Investment Income (Loss)	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net investment income (loss)	$(501)	$667	$(646)	$572
Net investment income (loss) per common share	$(0.02)	$0.03	$(0.03)	$(0.01)

During the three month period ended June 30, 2019, the decrease in net investment loss compared to the three month period ended June 30, 2018 was primarily driven by a decrease in investment income related to PIK income, interest income from OHAI’s affiliate investment, and increased expense in costs related to strategic alternatives review, partially offset by higher investment income in our non-affiliate investments.

During the six month period ended June 30, 2019, the decrease in net investment loss compared to the six month period ended June 30, 2018 was primarily driven by a decrease in investment income related to PIK income, interest income from OHAI’s affiliate investment, and increased expense in costs related to strategic alternatives review, partially offset by higher investment income in its non-affiliate investments, decreased professional fees, and lower interest expense.

Net Realized Gains and Losses

Net realized gains and losses is the difference between the net proceeds received from dispositions of portfolio investments and their stated costs. Realized losses may also be recorded in connection with OHAI’s determination that certain investments are considered worthless securities and/or meet the conditions for loss recognition per the applicable tax rules.

Net Realized Gains and Losses	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net realized capital gain (loss) on investments	$409	$(55,965)	$629	$(55,952)
Provision for taxes on realized loss				(42)
Net realized capital gains (losses)	$409	$(55,965)	$629	$(55,994)
Net realized capital gains (losses) per common share	$0.02	$(2.77)	$0.03	$(2.78)

For the three months ended June 30, 2019, OHAI realized a capital gain of $0.2 million on its investment in TIBCO Software, Inc. (“TIBCO”) and $0.2 million related to a sales price adjustment from the 2016 disposal of its investments in Spirit Resources, LLC (“Spirit”). For the three months ended June 30, 2018, OHAI realized a capital loss of $56.3 million related to its investment in Castex Energy 2005, LP redeemable referred LP units (“Castex”), partially offset by a realized capital gain of $0.4 million related to a sales price adjustment from the 2011 disposal of its investments in Alden Resources (“Globe BG, LLC”).

For the six months ended June 30, 2019, OHAI realized capital gains of $0.2 million on its investment in Avantor Performance Materials, Inc. (“Avantor”), $0.2 million on its investment in TIBCO, and $0.2 million related to a sales price adjustment from the 2016 disposal of its investments in Spirit. For the six months ended June 30, 2018, OHAI realized a capital loss of $56.3 million related to its investment in Castex, partially offset by realized capital gains of $0.4 million related to a sales price adjustment from the 2011 disposal of its investments in Globe BG, LLC, sale of its partial investment in MyEyeDr second lien term loan, and sale of its investment in SMG Holdings, Inc.’s second lien term loan.

Net Unrealized Appreciation or Depreciation on Investments

Net unrealized appreciation or depreciation is the net change in the fair value of OHAI’s investments during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

Net Unrealized Appreciation (Depreciation) on Investments	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Affiliate investments	$201	$(1,246)	$261	$(2,252)
Non-affiliate investments	248	57,552	1,660	60,413
Net unrealized appreciation (depreciation) on investments	$449	$56,306	$1,921	$58,161
Net unrealized appreciation (depreciation) on investments per common share	$0.02	$2.79	$0.10	$2.88

Affiliate Investments

For the three months ended June 30, 2019, the net unrealized appreciation on OHAI’s affiliate investments was attributable to unrealized appreciation of its investments in OCI. For the three months ended June 30, 2018, the net unrealized depreciation on OHAI’s affiliate investments was attributable to unrealized depreciation of its investments in OCI.

For the six months ended June 30, 2019, the net unrealized appreciation on OHAI’s affiliate investments was attributable to unrealized appreciation of its investments in OCI. For the six months ended June 30, 2018, the net unrealized depreciation on OHAI’s affiliate investments was attributable to unrealized depreciation of its investments in OCI.

Non-Affiliate Investments

For the three months ended June 30, 2019, the net unrealized appreciation on OHAI’s non-affiliate investments was primarily attributable to the unrealized appreciation on its investments of $0.1 million in MyEyeDr, $0.1 million in ATP, $43 thousand in Ardonagh, and $32 thousand in PowerSchool and other various investments, partially offset primarily by unrealized depreciation due to the reversal of $0.2 million of its investment in TIBCO, due to realization. For the three months ended June 30, 2018, the net unrealized appreciation on OHAI’s non-affiliate investments was primarily attributable to the reversal of $56.3 million unrealized depreciation, due to realization, of its investment in Castex.

For the six months ended June 30, 2019, the net unrealized appreciation on OHAI’s non-affiliate investments was primarily attributable to the unrealized appreciation on its investments of $0.9 million in ATP, $0.3 million in MyEyeDr, $0.1 million in Ministry Brands, and $64 thousand in Allied Universal, partially offset primarily by unrealized depreciation due to the reversal of $0.2 million of its investment in TIBCO, due to realization. For the six months ended June 30, 2018, the net unrealized appreciation on OHAI’s non-affiliate investments was primarily attributable to $2.9 million unrealized appreciation in Talos Production, LLC, senior unsecured note upon its maturity and repayment and the reversal of $56.3 million unrealized depreciation, due to realization, of its investment in Castex.

Net Increase in Net Assets Resulting from Operations	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net increase in net assets resulting from operations	$357	$1,008	$1,904	$2,739
Net increase in net assets resulting from operations per common share	$0.02	$0.05	$0.09	$0.13

For the three months ended June 30, 2019, the net decrease in net assets resulting from operations compared to the three months ended June 30, 2018 is attributable to a decrease in net investment income of $1.1 million resulting in net investment loss, partially offset by an increase in net realized gain and unrealized appreciation of $0.3 million.

For the six months ended June 30, 2019, the net increase in net assets resulting from operations compared to the six months ended June 30, 2018 primarily attributable to a decrease in net investment income of $1.2 million resulting in net investment loss, partially offset by an increase in net realized gain and unrealized appreciation of $0.2 million.

Results of Operations for Fiscal Years Ended December 31, 2018, 2017 and 2016

The following sections analyze OHAI’s results of operations for the year ended December 31, 2018 compared to 2017 and for the year ended December 31, 2017 compared to 2016.

Investment Income

Total investment income includes interest on OHAI’s investments, dividend income, royalty income and other income. Dividend income is income from redeemable preferred units and certain equity investments. Royalty income is net of amortization that OHAI receives in connection with certain of OHAI’s investments. Other income includes prepayment fees and modification fees OHAI receives in connection with certain of OHAI’s investments. These fees are recognized as earned. The table below summarizes the components of OHAI’s investment income.

Investment Income	For the year ended December 31,
(in thousands)	2018	2017	2016
Interest income	$8,223	$10,198	$13,382
Dividend income	—	—	4,008
Other income	245	74	498
Total investment income	$8,468	$10,272	$17,888

For the year ended December 31, 2018 total investment income was $8.5 million, a 18% decrease from $10.3 million for the year ended December 31, 2017. The decrease of $1.8 million was primarily due to OCI subordinated notes which were placed on non-accrual status in October 2018 and lower interest income earned on non-affiliate investments due to a lower average portfolio balance, partially offset by the increase in other income related money market interest income in 2018 compared to $0 in 2017.

For the year ended December 31, 2017 total investment income was $10.3 million, a 43% decrease from $17.9 million for the year ended December 31, 2016. The decrease of $7.6 million was primarily due to Castex Energy 2005, LP which was placed on non-accrual status in January 2017, lower average portfolio loan balances from December 31, 2016 to December 31, 2017, and a decrease in non-recurring fee income of $0.4 million.

Operating Expenses

Operating expenses include OHAI’s allocable portion of operating expenses incurred on OHAI’s behalf by OHAI’s investment adviser and OHAI’s administrator. Other general and administrative expenses include OHAI’s allocated share of employee, facilities, and stockholder services incurred by OHAI’s administrator. The table below summarizes the components of OHAI’s operating expenses.

Operating Expenses	For the year ended December 31,
(in thousands)	2018	2017	2016
Interest expense and bank fees	$2,984	$3,926	$3,819
Management fees	1,547	1,932	2,939
Incentive fees	—	89	281
Costs related to strategic alternatives review	75	—	—
Professional fees	1,444	1,679	2,442
Other general and administrative expenses	1,465	1,440	1,652
Directors fees	245	245	245
Total operating expenses	7,760	9,311	11,378
Incentive fee waiver	—	(89)	—
Net operating expenses	$7,760	$9,222	$11,378

For the year ended December 31, 2018, total operating expenses decreased by 15.9% to $7.8 million from $9.2 million for the year ended December 31, 2017 primarily due to lower interest expense and bank fees, base management fees and professional fees, partially offset by higher other general and administrative expenses and cost related to strategic alternatives review.

Interest expense and bank fees decreased by 24.0% to $3.0 million for the year ended December 31, 2018 from $3.9 million compared to prior year largely due to a lower total amount outstanding on the OHAI Credit Facility partially offset by slightly higher interest rates due to an increase in the Libor. Management fees decreased by 19.9% to $1.5 million from $1.9 million due to lower average asset base subject to the base management fee during 2018. Professional fees decreased by 14.0% to $1.4 million from $1.7 million compared to prior year primarily due to lower legal costs and lower audit fees. There were no incentive fees incurred in 2018 compared to $0.1 million incentive fees in 2017, which were waived. Other general and administrative expenses increased by 1.7% to $1.5 million from $1.4 million primarily due to an increase in employee related expenses in 2018. Costs related to strategic alternatives review increased in 2018 to $0.1 million from zero in 2017.

For the year ended December 31, 2017, total operating expenses decreased by 18.2% to $9.2 million from $11.4 million for the year ended December 31, 2016 primarily due to lower professional fees, base management fees, and waived incentive fees partially offset by higher interest expense and bank fees. Interest expense and bank fees increased by 2.8% to $3.9 million for the year ended December 31, 2017 from $3.8 million compared to prior year largely due to higher interest rates on the OHAI Credit Facility. Management fees decreased by 34.3% to $1.9 million from $2.9 million due to lower average asset base subject to the base management fee during 2017. Other general and administrative expenses decreased by 12.8% to $1.4 million from $1.7 million primarily due to a decrease in travel related costs and other employee related expenses in 2017. Additionally, incentive fees of $89,000 were waived for 2017. On November 10, 2017, OHAI entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capital gains fees that would have been earned and accrued during 2017 and 2018, which under the OHAI Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, will be waived.

Under the OHAI Investment Advisory Agreement, the investment income incentive fee is calculated quarterly at a rate of 20% of quarterly net investment income above a “hurdle rate” of 1.75% per quarter (7% annualized) with a “catch up” provision. Under OHAI’s previous investment advisory agreement, the investment income incentive fee was calculated at 20% of net investment income above a “hurdle rate” of 2.0% per quarter (8% annualized) with no “catch up” provision.

Net Investment Income

Net Investment Income	For the year ended December 31,
(in thousands, except per share data)	2018	2017	2016
Net investment income	$671	$1,028	$6,503
Net investment income per common share	0.03	0.05	0.32

For the year ended December 31, 2018 net investment income decreased $0.4 million due to the $1.8 million decrease in investment income and the $1.5 million decrease in total operating expenses. Net investment income for the year ended December 31, 2018 was $0.7 million compared to net investment income of $1.0 million during the year ended December 31, 2017.

For the year ended December 31, 2017, net investment income decreased $5.5 million due to the $7.6 million decrease in investment income and the $2.2 million decrease in total operating expenses. Net investment income for the year ended December 31, 2017 was $1.0 million compared to net investment income of $6.5 million for the year ended December 31, 2016.

Net Realized Gains and Losses

Net realized gains and losses is the difference between the net proceeds received from dispositions of portfolio investments and their stated costs. Realized losses may also be recorded in connection with OHAI’s determination that certain investments are considered worthless securities and/or meet the conditions for loss recognition per the applicable tax rules.

Net Realized Capital Gains and Losses	For the year ended December 31,
(in thousands, except per share data)	2018	2017	2016
Net realized capital gains and losses	$(55,952)	$(11,563)	$(26,949)
Benefit (provision) for taxes on realized losses	—	695	(62)
Total net realized capital losses on investments	$(55,952)	$(10,868)	$(27,011)
Net realized capital losses per common share	(2.77)	(0.54)	(1.34)

For the year ended December 31, 2018, OHAI recognized net realized capital losses totaling $56.0 million, which consisted of a realized capital loss of $56.3 million related to OHAI’s investment in Castex, partially offset by realized capital gains of $0.4 million including $350 thousand related to a sales price adjustment from the 2011 disposal of OHAI’s investments in Alden Resources (or Globe BG, LLC).

For the year ended December 31, 2017, OHAI recognized net realized capital losses totaling $10.9 million, which consisted of a $12.7 million in realized capital loss related to the write-off of OHAI’s investment in Shoreline Energy, LLC. Realized capital losses in 2017 were partially offset by a $1.0 million realized capital gain related to the partial sale of OHAI’s investment in TIBCO senior unsecured notes. Additionally in 2017, OHAI recognized a tax benefit of $0.7 million related to the repeal of the corporate alternative minimum tax (AMT) under the Tax Cuts and Jobs Act. Under the Tax Cuts and Jobs Act, AMT credits are fully refundable by 2022. The $0.7 million of AMT credits were generated between the years 2008 and 2012 related to the realized losses of certain portfolio investments. $0.5 million of the AMT credit was related to write-off of BioEnergy Holding, LLC in 2012. Prior to the Tax Cuts and Jobs Act, OHAI had a full valuation allowance against these AMT credits.

For the year ended December 31, 2016, OHAI recognized net realized capital losses totaling $27.0 million, which consisted of $27.1 million in realized capital losses related to two portfolio companies: (i) $10.1 million related to the sale of OHAI’s equity interest in Contour and the extinguishment of the associated senior secured term loans and (ii) $17.0 million realized capital loss on OHAI’s remaining interests in Spirit Resources, LLC, or Spirit, which consisted of senior secured loans tranche A & B and 80,000 preferred units. Realized capital losses in 2016 were partially offset by a $0.2 million realized capital gain related to the sale of the $5.8 million Hanson second lien term loan.

Unrealized Appreciation or Depreciation on Investments

Net unrealized appreciation or depreciation is the net change in the fair value of OHAI’s investments during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

Net Unrealized Appreciation (Depreciation) on Investments	For the year ended December 31,
(in thousands, except per share data)	2018	2017	2016
Control investments	$—	$—	$27,608
Affiliate investments	(18,673)	(2,510)	(2,820)
Non-affiliate investments	63,706	(18,758)	(29,726)
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	—	—	—
Net unrealized appreciation (depreciation) on investments	$45,033	$(21,268)	$(4,938)
Net unrealized appreciation (depreciation) on investments per common share	2.23	(1.05)	(0.24)

Control Investments

For the years ended December 31, 2018 and 2017, OHAI had no unrealized appreciation or depreciation on control investments. In 2016, the increase in net unrealized gains on OHAI’s control investments was due to the reversal of unrealized depreciation, due to realizations, on OHAI’s investments in Contour and Spirit of $10.6 million and $17.0 million, respectively.

Affiliate Investments

For the years ended December 31, 2018, 2017 and 2016, the net unrealized depreciation on our affiliate investments was attributable to unrealized depreciation of OHAI’s investments in OCI.

Non-Affiliate Investments

For the year ended December 31, 2018, the net unrealized appreciation on our non-affiliate investments was primarily attributable to $2.9 million unrealized appreciation in our Talos Production, LLC senior unsecured note upon its maturity and repayment, reversal of $56.3 million unrealized depreciation, due to realization of OHAI’s investment in Castex, and unrealized appreciation of $4.8 million on its investment in ATP.

For the year ended December 31, 2017, the net unrealized depreciation on our non-affiliate investments was primarily due to the $33.5 million decrease in OHAI’s investment in Castex. This decrease was offset by increases in net unrealized depreciation on our non-affiliate investments from the reversal of unrealized depreciation due to the realization on OHAI’s investment in Shoreline Energy, LLC in the amount of $12.7 million and the increase in the fair value of OHAI’s investment in Talos Production, LLC of $2.0 million.

For the year ended December 31, 2016, the net unrealized depreciation on our non-affiliate investments was primarily due to a decrease in the fair value of OHAI’s investments in Castex of $15.5 million, ATP of $12.0 million, Shoreline Energy, LLC of $9.1 million, and other investments of $0.3 million. These decreases were partially offset by increase in the fair value of OHAI’s investments in Talos Production, LLC of $2.0 million, TIBCO Software, Inc. of $1.6 million, other portfolio companies totaling $2.4 million, and the reversal of net unrealized losses due to realization of $1.1 million.

Net Increase or Decrease in Net Assets Resulting from Operations

The table below summarizes the components of OHAI’s net increase or decrease in net assets resulting from operations.

Net Increase (Decrease) in Net Assets Resulting from Operations	For the year ended December 31,
(in thousands, except per share data)	2018	2017	2016
Net increase (decrease) in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Net increase (decrease) in net assets resulting from operations per common share	(0.51)	(1.54)	(1.26)

For the year ended December 31, 2018, the net increase in net assets resulting from operations compared to the year ended December 31, 2017 is primarily attributable to the net realized loss and unrealized appreciation on investments totaling $21.2 million.

For the year ended December 31, 2017, the net decrease in net assets resulting from operations compared to the year ended December 31, 2016 is attributable to the $5.5 million decrease in net investment income, $16.3 million increase in unrealized depreciation on OHAI’s investments, partially offset by a $16.1 million decrease on realized losses. The increase in unrealized depreciation is attributable to a write-down of OHAI’s investment in Castex, partially offset by the reversal of unrealized depreciation due to realizations related to OHAI’s investments in Contour and Spirit.

Financial Condition, Liquidity and Capital Resources

OHAI expects to fund OHAI’s investments and OHAI’s operations in 2019 from available cash, proceeds from realizations of existing investments and from borrowings under the OHAI Credit Facility. In the future, OHAI may also fund a portion of OHAI’s investments with issuances of equity or senior debt securities. OHAI expects OHAI’s primary use of funds to be investments in portfolio companies, cash distributions to holders of OHAI’s common stock and payment of fees, debt service, and other operating expenses.

Cash Flows

June 30, 2019 and 2018 Analysis

At June 30, 2019 and June 30, 2018, OHAI had cash and cash equivalents totaling $2.8 million and $19.4 million, respectively.

OHAI’s portfolio may consist of a combination of temporary investments in U.S. Treasury Bills, repurchase agreements, money market funds or repurchase agreement-like treasury securities. These temporary investments with original maturities of 90 days or less are deemed cash equivalents and are included in OHAI’s Consolidated Schedule of Investments. At the end of each fiscal quarter, OHAI may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which is dependent upon the composition of its total assets at quarter-end. OHAI may accomplish this in several ways, including purchasing U.S. Treasury Bills and closing out positions on a net cash basis after quarter-end, or utilizing repurchase agreements or other balance sheet transactions as are deemed appropriate for this purpose. These amounts are excluded from adjusted gross assets for purposes of computing the OHA’s base management fee.

During the six months ended June 30, 2019, OHAI experienced a net decrease in cash and cash equivalents in the amount of $0.3 million. During the period, OHAI’s operating activities provided $4.4 million in cash. Excluding net proceeds from redemptions of U.S. Treasury Bills in the amount of $5.0 million, OHAI’s operating activities used $0.6 million consisting of $8.3 million provided by proceeds from redemption or sale of investments in portfolio securities, partially offset by $7.7 million in purchases of new investments in portfolio securities, $2.1 million used in due to broker, and $1.9 million used in net unrealized depreciation on investments. In addition, financing activities used cash of $4.7 million which primarily related to net repayments under its repurchase agreement of $4.9 million, net borrowings under credit facilities of $1.0 million, and cash distributions paid to its stockholders in the amount of $0.8 million.

During six months ended June 30, 2018, OHAI experienced a net decrease in cash and cash equivalents in the amount of $0.5 million. During the period, OHAI’s operating activities provided $5.4 million in cash, consisting of $20.7 million provided by proceeds from redemptions of investments in portfolio securities and $5.0 million of net proceeds from redemption of investments in U.S. Treasury bills, partially offset by $23.1 million in purchases of new investments in portfolio securities of which $5.3 million was not yet settled at June 30, 2018, revolving loan funding used cash of $0.4 million, financing activities used cash of $5.9 million, consisting of net borrowings under repurchase agreement of $4.9 million, cash distributions paid to our stockholders in the amount of $0.8 million, and debt issuance cost paid in the amount of $0.2 million.

December 31, 2018 and 2017 Analysis

At December 31, 2018 and December 31, 2017, OHAI had cash and cash equivalents totaling $3.1 million and $19.9 million, respectively.

OHAI’s portfolio may consist of a combination of temporary investments in U.S. Treasury Bills, repurchase agreements, money market funds or repurchase agreement-like treasury securities. These temporary investments with original maturities of 90 days or less are deemed cash equivalents and are included in the Consolidated Schedule of Investments. At the end of each fiscal quarter, OHAI may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which is dependent upon the composition of OHAI’s total assets at quarter-end. OHAI may accomplish this in several ways, including purchasing U.S. Treasury Bills and closing out positions on a net cash basis after quarter-end, or utilizing repurchase agreements or other balance sheet transactions as are deemed appropriate for this purpose. These amounts are excluded from adjusted gross assets for purposes of computing the Investment Adviser’s base management fee.

For the year ended December 31, 2018, OHAI experienced a net decrease in cash and cash equivalents in the amount of $16.8 million. During that period, OHAI’s operating activities used $3.1 million in cash, excluding net proceeds from redemptions of U.S. Treasury Bills of $5.0 million, OHAI’s operating activities used $8.1 million consisting primarily of purchases of new investments in portfolio securities of $27.5 million, partially offset by proceeds from redemption of investments in portfolio securities of $21.6 million. In addition, financing activities used cash of $13.7 million which primarily related to principal repayments under the OHAI Credit Facility of $7.0 million and net repayments under OHAI’s repurchase agreement of $4.9 million, and cash distributions paid to OHAI’s stockholders in the amount of $1.6 million.

For the year ended December 31, 2017, OHAI experienced a net increase in cash and cash equivalents in the amount of $3.4 million. During that period, OHAI’s operating activities used $29.9 million in cash, consisting primarily of proceeds from redemption of investments in portfolio securities of $33.5 million and net proceeds from redemptions of U.S. Treasury Bills of $20.0 million, partially offset by purchases of new investments in portfolio securities of $21.9 million. In addition, financing activities used cash of $26.5 million primarily related to net repayments under OHAI’s repurchase agreement of $19.6 million, principal repayments under the OHAI Credit Facility of $4.5 million and cash distributions paid to OHAI’s stockholders in the amount of $2.4 million.

For the year ended December 31, 2016, OHAI experienced a net increase in cash and cash equivalents in the amount of $1.0 million. During that period, OHAI’s operating activities used $35.4 million in cash, consisting primarily of proceeds from redemption of investments in portfolio securities of $50.8 million, partially offset by purchases of new investments in portfolio securities of $7.1 million. In addition, financing activities used cash of $34.4 million primarily related to $80.5 million of principal repayments on OHAI Investment Facility (as defined below) and cash distributions paid to OHAI’s stockholders in the amount of $6.1 million, partially offset by initial cash proceeds of $40.5 million from the OHAI Credit Facility.

Distributions to Stockholders

For the three months ended June 30, 2019, OHAI paid cash distributions totaling $0.4 million, or $0.02 per share, to OHAI’s common stockholders compared to $0.4 million, or $0.02 per share, during the three months ended June 30, 2018. For the six months ended June 30, 2019, OHAI paid cash distributions totaling $0.8 million, or $0.04 per share, to its common stockholders compared to $0.8 million, or $0.04 per share, during the six months ended June 30, 2018.

For the year ended December 31, 2018, OHAI paid cash distributions totaling $1.6 million, or $0.08 per share, to OHAI’s common stockholders compared to $2.4 million, or $0.12 per share, during 2017 and $6.1 million, or $0.30 per share, during 2016. In December 2018, OHAI declared a fourth quarter dividend totaling $0.4 million, or $0.02 per share, which was paid in January 2019.

OHAI currently intends to continue to distribute, out of assets legally available for distribution and as determined by the OHAI Board, in the form of quarterly distributions, a minimum of 90% of OHAI’s annual investment company taxable income to OHAI’s stockholders.

Credit Facility

OHAI is party to a Credit Agreement, dated September 9, 2016, with MidCap Financial Trust, as administrative agent, which replaced our prior credit agreement with SunTrust Bank, as administrative agent (the “OHAI Investment Facility”). The initial size of the OHAI Credit Facility was $56.5 million with a maturity date of March 9, 2018, with an option to extend for a six-month period, subject to certain conditions. The initial proceeds of $40.5 million from the OHAI Credit Facility were used to pay off the $38.5 million outstanding balance of OHAI’s previous credit facility with SunTrust Bank, pay transaction expenses and provide balance sheet cash. The remaining $16.0 million consisted of a delayed draw term loan and was committed for one year.

On November 10, 2017, OHAI entered into an amendment to the OHAI Credit Facility whereby OHAI agreed to make a voluntary principal prepayment in the amount of $4.5 million, reducing the total principal amount outstanding to $36.0 million, and the lenders agreed not to test certain covenants at certain determination dates.

On February 2, 2018, OHAI exercised the option to extend the OHAI Credit Facility to September 9, 2018, as permitted in OHAI’s existing Credit Agreement.

On September 7, 2018, OHAI entered into an amendment to extend the maturity date of the OHAI Credit Facility to September 9, 2019, which can be extended for an additional six-month period at OHAI’s option. In connection with the extension, OHAI made a repayment of principal of $7.0 million of OHAI Credit Facility, reducing the principal amount outstanding to $29.0 million. The $7.0 million principal repayment is available to OHAI to be re-borrowed as a delayed draw term loan, which is committed until September 9, 2019. In addition, the interest rate for the borrowings under the OHAI Credit Facility was reduced to LIBOR plus 4.95% for Eurodollar Loans and prime plus 3.95% for Base Rate Loans. Certain financial covenants were also amended.

As of December 31, 2018, the total amount outstanding under the OHAI Credit Facility was $29.0 million with $7.0 million available to draw. The total amount outstanding on the OHAI Credit Facility is shown net of unamortized debt issuance costs of $0.1 million on OHAI’s Consolidated Balance Sheet as of December 31, 2018. Substantially all of OHAI’s assets, except OHAI’s investments in U.S. Treasury Bills, were pledged as collateral for the obligations under the OHAI Credit Facility. The OHAI Credit Facility bore an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a 1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of December 31, 2018, the interest rate on OHAI’s outstanding balance of $29.0 million was 7.3%.

On January 7, 2019, OHAI borrowed an additional $3.0 million under the OHAI Credit Facility as a delayed draw term loan. On February 11, 2019, OHAI repaid $2.0 million on its delayed draw term loan leaving $4.0 million available to draw.

On August 5, 2019, OHAI exercised its option to extend the OHAI Credit Facility through March 9, 2020, as permitted in OHAI’s existing Credit Agreement.

As of June 30, 2019, the total amount outstanding under the OHAI Credit Facility was $30.0 million with $4.0 million available to draw. The total amount outstanding on the OHAI Credit Facility is shown net of unamortized debt issuance costs of $0.1 million and $0.1 million on OHAI’s Consolidated Balance Sheet as of June 30, 2019. Substantially all of OHAI’s assets, except OHAI’s investments in U.S. Treasury Bills, were pledged as collateral for the obligations under the OHAI Credit Facility. The OHAI Credit Facility bore an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a 1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of June 30, 2019, the interest rate on OHAI’s outstanding principal balance of $30.0 million was 7.39%.

The OHAI Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants. OHAI has complied with these covenants from the date of the new Credit Agreement through June 30, 2019, and had no existing defaults or events of default under the OHAI Credit Facility. The financial covenants, with terms as defined in OHAI’s Credit Agreement, are:

•	maintain a debt to tangible net worth ratio of not more than 1.00 to 1.00, as determined on the last day of the calendar month;
•	maintain at all times a minimum liquidity in the form of Cash or Cash Equivalents of at least $1.0 million;
•	maintain a Debt to Fair Market Value Ratio of not more than 0.50:1.00 at any time; and
•	maintain the Fair Market Value of Liquid Portfolio Investments as a percentage of outstanding aggregate principal balance to not be less than 100%.

In connection with the Merger, PTMN will pay off the outstanding principal and accrued interest under the OHAI Credit Facility.

Repurchase Agreements

At the end of each quarter, OHAI may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which includes purchasing U.S. Treasury Bills, by utilizing repurchase agreements on a temporary basis.

On June 28, 2019, OHAI purchased $10.0 million of U.S. Treasury Bills and contemporaneously entered into a $9.8 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, OHAI transferred $10.0 million of U.S. Treasury Bills and $0.2 million of cash as collateral under the repurchase agreement. OHAI repaid the $9.8 million borrowed under the repurchase agreement, and was returned the $0.2 million cash collateral, net of a $3 thousand financing fee excluding interest earned in the amount of $2 thousand upon maturity of the U.S. Treasury Bills on July 2, 2019. OHAI accounts for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on OHAI’s books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at June 30, 2019.

On December 21, 2018, OHAI purchased $15.0 million of U.S. Treasury Bills and contemporaneously entered into a $14.7 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, OHAI transferred $15.0 million of U.S. Treasury Bills and $0.3 million of cash as collateral under the repurchase agreement. OHAI repaid the $14.7 million borrowed under the repurchase agreement, and was returned the $0.3 million cash collateral, net of a $14 thousand financing fee excluding interest earned in the amount of $11 thousand upon maturity of the U.S. Treasury Bills on January 2, 2019. OHAI accounts for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on OHAI’s books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at December 31, 2018.

On December 26, 2017, OHAI purchased $20.0 million of U.S. Treasury Bills and contemporaneously entered into a $19.6 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, OHAI transferred $20.0 million of U.S. Treasury Bills and $0.4 million of cash as collateral under the repurchase agreement. OHAI repaid the $19.6 million borrowed under the repurchase agreement, and was returned the $0.4 million cash collateral, net of a $8 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 4, 2018. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on OHAI’s books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at December 31, 2017.

Distributions

OHAI has elected to operate OHAI’s business to be taxed as a RIC for federal income tax purposes. As a RIC, OHAI generally is not required to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that OHAI distribute sto OHAI’s stockholders as distributions. To maintain OHAI’s RIC status, OHAI must meet specific source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of OHAI’s “investment company taxable income” (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses) and net tax-exempt interest. In order to avoid certain excise taxes imposed on RICs, OHAI generally must distribute during each calendar year an amount at least equal to the sum of (1) 98% of OHAI’s ordinary income for the calendar year (taking into account certain deferrals and elections), (2) 98.2% of OHAI’s capital gain net income (i.e., realized capital gains in excess of realized capital losses) for the one-year period ended on October 31 of that calendar year, and (3) 100% of any ordinary income or capital gain net income not distributed in prior years and on which OHAI did not pay corporate-level federal income taxes. OHAI currently intends to make sufficient distributions to satisfy the annual distribution requirement and to avoid the excise taxes.

Although OHAI currently intends to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, OHAI may in the future decide to retain such capital gains for investment and designate such retained amount as a deemed distribution.

OHAI determines the tax characteristics of OHAI’s distributions to stockholders as of the end of the fiscal year, based on the taxable income for the full year and distributions paid during the year. Taxable income available for distribution differs from consolidated net investment income under GAAP due to (i) temporary and permanent differences in income and expense recognition, (ii) capital gains and losses, (iii) activity at taxable subsidiaries, and (iv) the timing and period of recognition regarding distributions declared in December of one year and paid in January of the following year. OHAI (or the applicable withholding agent) report the tax characteristics of distributions paid annually to each stockholder on Form 1099-DIV after the end of the year.

The tax characteristics of distributions paid in 2018 represented $1.3 million from ordinary income, $0.3 million from return of capital and none from capital gains. For tax purposes, 100% of the $0.4 million distribution paid on January 9, 2019 will be treated as arising in 2019.

OHAI may not achieve operating results that will allow it to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, OHAI may be limited in OHAI’s ability to make distributions due to the asset coverage test for borrowings applicable to OHAI as a BDC under the 1940 Act and due to provisions in the OHAI Credit Facility. If OHAI does not distribute a certain percentage of OHAI’s income annually, OHAI will suffer adverse tax consequences, including possible loss of OHAI’s status as a RIC. OHAI cannot assure stockholders that they will receive any distributions or distributions at any specific level. OHAI has established an “opt out” DRIP plan for OHAI’s stockholders. As a result, if OHAI declares a cash distribution, OHAI’s plan agent automatically reinvests a stockholder’s cash distribution in additional shares of OHAI’s common stock unless the stockholder, or his or her broker, specifically “opts out” of the distribution reinvestment plan and elects to receive cash distributions. No action is required on the part of a registered stockholder to have the stockholder’s dividend reinvested in shares of OHAI’s common stock. The plan administrator will set up an account for shares acquired through the DRIP plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. A registered stockholder may terminate participation in the DRIP plan at any time and elect to receive distributions in cash by notifying the plan administrator in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to stockholders. Participants may terminate participation in the plan by notifying the plan administrator via its website at www.amstock.com, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 or by calling the plan administrator at 1-800-937-5449.

Within 20 days following receipt of a termination notice by the plan administrator and according to a participant’s instructions, the plan administrator will either: (a) maintain all shares held by such participant in a plan account designated to receive all future distributions in cash; (b) issue certificates for the whole shares credited to such participant’s plan account and issue a check representing the value of any fractional shares to such participant; or (c) sell the shares held in the plan account and remit the proceeds of the sale, less any brokerage commissions that may be incurred and a $15.00 transaction fee, to such participant at his or her address of record at the time of such liquidation. A stockholder who has elected to receive distributions in cash may re-enroll in the DRIP at any time by providing notice to the plan administrator.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election. It is customary practice for many brokers to opt out of DRIP plans on behalf of their clients unless specifically instructed otherwise.

OHAI intends, when permitted by the DRIP plan, to primarily use newly issued shares for reinvested distributions under the DRIP plan. However, OHAI reserves the right to purchase shares in the open market in connection with the DRIP plan. The number of newly issued shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the average market price per share of OHAI’s common stock at the close of regular trading on the exchange or market on which OHAI’s shares of common stock are listed for the five trading days preceding the valuation date for such distribution. OHAI can not calculate the number of shares of OHAI’s common stock to be outstanding after giving effect to payment of the distribution until the value per share at which additional shares will be issued has been determined and elections of OHAI’s stockholders have been tabulated.

OHAI may not use newly issued shares to satisfy OHAI’s obligations under the DRIP plan if the market price of OHAI’s shares is less than OHAI’s net asset value per share. In such event, the cash distributions are paid to the plan administrator who purchases shares in the open market for credit to the accounts of plan participants unless the average of the closing sales prices for the shares for the five days immediately preceding the payment date exceeds 110% of the most recently reported net asset value per share. The allocation of shares to the participants’ plan accounts is based on the average cost of the shares so purchased, including brokerage commissions. The plan administrator will reinvest all distributions as soon as practicable, but no later than the next ex-dividend date, except to the extent necessary to comply with applicable provisions of the federal securities laws. The plan will not pay interest on any uninvested cash payment.

As of July 9, 2019, the date of OHAI’s most recent distribution payment, holders of approximately 79,000 shares, or approximately 0.4% of the 20,172,392 outstanding shares, were participants in the DRIP plan. During 2018, OHAI declared distributions totaling $0.08 per common share.

There are no brokerage charges on newly issued shares or other charges to stockholders who participate in the DRIP plan. OHAI pays the plan administrator’s fees.

OHAI may terminate the DRIP plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution. When a participant withdraws from the DRIP plan or when the DRIP plan is terminated, the participant will receive a cash payment for any fractional shares of OHAI’s common stock based on the market price on the date of withdrawal or termination. Participants and interested stockholders should direct all correspondence concerning the DRIP plan to the plan administrator by mail at American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

The automatic reinvestment of distributions will not relieve a participant of any income tax liability associated with such dividend or distribution. A U.S. stockholder participating in the DRIP plan will be treated for U.S. federal income tax purposes as having received a distribution in an equal amount to the cash that the participant could have received instead of shares. The tax basis of such shares will equal the amount of such cash. In the case of newly issued shares under the DRIP plan, the distribution and tax basis will generally be the value of the issued shares. A participant will not realize any taxable income upon receipt of a certificate for whole shares credited to the participant’s account whether upon the participant’s request for a specified number of shares or upon termination of enrollment in the DRIP plan. Each participant will receive each year from OHAI (or the applicable withholding agent) a Form 1099-DIV with respect to the U.S. federal income tax status of all distributions during the previous year.

A copy of OHAI’s DRIP plan is available on OHAI’s corporate website, www.ohainvestmentcorporation.com, in the investor relations section.

Portfolio Credit Quality

At June 30, 2019, a meaningful portion of OHAI’s portfolio investments were in negotiated, and often illiquid, securities of middle market businesses. As of June 30, 2019, OHAI had certain investments related to two portfolio companies on non-accrual status with an aggregate cost and fair value of $51.2 million and $6.9 million, respectively. As of December 31, 2018, OHAI had certain investments related to two portfolio companies on non-accrual status with an aggregate cost and fair value of $50 million and $7 million, respectively. OHAI’s investment in OCI subordinated notes was placed on non-accrual on October 1, 2018. OHAI’s investment in Castex was placed on non-accrual during the first quarter of 2017 and subsequently written off in the second quarter of 2018. Effective July 1, 2015, ATP was placed on non-accrual status based on estimated future production payments and additionally, income was recognized to the extent cash was received. Beginning in April 2018, all future production payments received will be applied to ATP’s cost basis.

OHAI’s portfolio investments at fair value were approximately 60.2%, 58.9% and 41.7% of the related cost basis as of June 30, 2019, December 31, 2018 and December 31, 2017, respectively.

Non-accruing and non-income producing investments	June 30, 2019		December 31, 2018		December 31, 2017
(in thousands)	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
Non-accruing investments
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC (non-accrual cash basis July 2015; full non-accrual April 2018)	$25,144	$4,411	$26,450	$4,778	$27,845	$—
Castex Energy 2005, LP (non-accrual January 2017)	—	—	—	—	56,315	—
OCI Holdings, LLC (non-accrual October 2018)	23,528	2,532	23,528	2,271	—	—
Total non-accruing investments	$48,672	$6,943	$49,978	$7,049	$84,160	$—

Non-income producing investments
OHA/OCI Investments, LLC Class A Units	$2,500	$—	$2,500	$—	$2,500	$164
Total non-income producing investments	$2,500	$—	$2,500	$—	$2,500	$164
Total non-accruing and non-income producing investments	$51,172	$6,943	$52,478	$7,049	$86,660	$164

Critical Accounting Policies

Valuation of Investments

The 1940 Act requires the separate identification of investments according to the percentage ownership in a portfolio company’s outstanding voting securities. The percentages and categories are as follows:

•	Control investments — OHAI owns more than 25% of a portfolio company’s outstanding voting securities
•	Affiliate investments — OHAI owns 5% or more but not more than 25% of a portfolio company’s outstanding voting securities
•	Non-affiliate investments — OHAI owns less than 5% of a portfolio company’s outstanding voting securities

OHAI accounts for all of the assets in OHAI’s investment portfolio at fair value, following the provisions ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

On a quarterly basis, the investment team of OHAI’s investment adviser prepares fair value recommendations for all of the assets in OHAI’s portfolio in accordance with ASC 820 and presents them to the Audit Committee of the OHAI Board. The Audit Committee recommends fair values of each asset to the OHAI Board, which in good faith determines the final fair value for each investment.

•	Investment Team Valuation. The investment professionals of OHAI’s investment adviser prepare fair value recommendations for each investment.
•	Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of OHAI’s investment adviser.
•	Third-Party Valuation Activity. OHAI may, at OHAI’s discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the investment team of OHAI’s investment adviser. Since December 31, 2014, OHAI’s general practice is that OHAI has an independent valuation firm review all Level 3 investments (those whose value is determined using significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with recommended fair values greater than zero at least annually to provide positive assurance on OHAI’s valuations. With respect to OHAI’s valuations as of June, 30, 2019, December 31, 2018 and December 31, 2017, an independent valuation firm reviewed and assisted in valuations representing 23%, 21% and 28%, respectively, of the total fair value of OHAI’s portfolio investments.
•	Presentation to Audit Committee. OHAI’s investment adviser and senior management present the valuation analyses and fair value recommendations to the Audit Committee of the OHAI Board.
•	Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by the investment team of OHAI’s investment adviser and the independent valuation firm, if applicable.
•	Final Valuation Determination. The OHAI Board discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in OHAI’s portfolio, in good faith, based on the input of the investment team of OHAI’s investment adviser, OHAI’s Audit Committee and the independent valuation firm, if applicable.

OHAI records investments in securities for which market quotations are readily available at such market quotations in OHAI’s financial statements as of the valuation date. For investments in securities for which market quotations are unavailable, or which have various degrees of trading restrictions, the investment team of OHAI’s investment adviser prepares valuation analyses and fair value estimates, using the most recently available financial statements, forecasts and, when applicable, comparable transaction data. These valuation analyses rely on estimates of the asset values and enterprise values of portfolio companies issuing securities.

The methodologies for determining asset valuations include estimates based on: the liquidation or sale value of a portfolio company’s assets, the discounted value of expected future net cash flows from the assets and third-party valuations of a portfolio company’s assets, such as asset appraisal reports. The investment team of OHAI’s investment adviser considers some or all of the above valuation methods to determine the estimated asset value of a portfolio company.

The methodologies for determining enterprise valuations include estimates based on: valuations of comparable companies, recent sales of comparable companies, the value of recent investments in the equity securities of a portfolio company and on the methodologies used for asset valuations. The investment team of OHAI’s investment adviser considers some or all of the above valuation methods to determine the estimated enterprise value of a portfolio company.

The methodologies for determining estimated current market values of comparable securities include estimates based on: recent initial offerings of comparable securities of public and private companies; recent secondary market sales of comparable securities of public and private companies; current market implied interest rates for comparable securities in general; and current market implied interest rates for non-comparable securities in general, with adjustments for such elements as size of issue, terms, and liquidity. The investment team of OHAI’s investment adviser considers some or all of the above valuation methods to determine the estimated current market value of a comparable security.

For some of OHAI’s securities, quoted prices in active markets for identical assets (Level 1 valuation inputs) or other significant observable inputs, including quoted prices of similar securities, interest rates, prepayments, credit risk, etc. (Level 2 valuation inputs) are readily available from independent sources and are used to value such securities. For other securities, there will be no readily available Level 1 or Level 2 pricing information, and therefore significant unobservable inputs (Level 3 valuation inputs), including the assumptions of OHA, must be relied upon in determining fair value for these securities.

If prices or quotes for securities are either not readily available, or a price or quote is deemed not reflective of the security’s fair market value, OHAI employs a fair valuation technique for that security. In determining the fair value of a security, OHAI may take into consideration (either individually or in combination) the financial condition and operating results of the underlying portfolio company, nature of the investment, restrictions on marketability, liquidity, market conditions, earnings multiple analyses using comparable companies, discounted cash flow analyses, appraisals, and other factors OHAI deems appropriate.

OHAI had a contingent earn-out investment which resulted from the sale of OHAI’s investment in Alden Resources, LLC to Globe BG, LLC in July 2011. The amount of the payment, up to $6.8 million, is based on a formula involving the number of clean tons of coal produced multiplied by the difference between the company’s cost of production in 2010 and the cost of production during the optimal consecutive twelve-month period during the three-year period ended July 2014. The reporting and review mechanism to determine the ultimate value of the earn-out has not yet been completed. Globe has informally advised OHAI that the company’s relative cost of production has not improved since July 2011, so OHAI has recorded the value of the earn-out at zero. OHAI’s investment in Globe BG, LLC was written off our Schedule of Investments in 2018.

OHAI records all derivative instruments at fair value. Quoted market prices are the best evidence of fair value. OHAI determines the fair value of the crude oil and natural gas options using a market-based valuation methodology based upon forward commodity price and volatility curves. Independent pricing services provide the curves, which reflect broker market quotes. OHAI considers these investments as Level 2 on the valuation hierarchy, as the values represent quoted prices for similar instruments in active markets. OHAI has not held any commodity derivative instruments since September 30, 2013.

Securities Transactions, Interest and Dividend Income Recognition

OHAI accounts for all securities transactions on a trade-date basis, and OHAI accretes premiums and discounts into interest or dividend income using the effective interest method. In conjunction with the acquisition of debt securities, OHAI may receive detachable warrants, other equity securities or property interests such as overriding royalty interests. OHAI records these interests separately from the debt securities at their initial fair value, with a corresponding amount recorded as a discount to the associated debt security. These original issue discounts, as well as market discounts or premiums, are capitalized and amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of investments represents the original cost adjusted for the amortization of discounts and premiums and upfront loan origination fees.

OHAI records interest income, adjusted for amortization of premiums or discounts, on an accrual basis to the extent that OHAI expects to collect such amounts. OHAI recognizes dividend income on the ex-dividend date. When collectability of interest or dividends is no longer probable, we place the investment on non-accrual status and evaluate any existing interest or dividend receivable balances to determine if a reserve or write-off is necessary. OHAI assesses the collectability of the interest and dividends on many factors, including the portfolio company’s ability to service its debt based on current and projected cash flows as well as the current valuation of the portfolio company’s assets.

OHAI defers the recognition of upfront loan origination fees, and amortize them into interest income over the life of the security using the effective interest method. Upon the prepayment of a loan or debt security, OHAI records any unamortized loan origination fees as interest income and OHAI records any unamortized market premium or discount as a realized gain or loss on the investment. OHAI records prepayment premiums on loans and securities as other income when OHAI receives such amounts.

OHAI records interest income from investments in CLO residual interests based upon an estimate of an effective yield to expected maturity using anticipated cash flows with any remaining amount recorded to the cost basis of the investment. OHAI monitors the anticipated cash flows from OHAI’s CLO residual interest investments and adjust OHAI’s effective yield periodically as needed on a prospective basis.

OHAI recognizes income from overriding royalty interests as received, and OHAI amortizes the cost of the recorded assets using the units of production method.

Payment-in-Kind Interest and Dividends

OHAI has investments in OHAI’s portfolio that contain PIK, interest or dividend provisions. OHAI computes PIK interest income or PIK dividend income at the contractual rate specified in each investment agreement, and OHAI adds that amount to the principal balance of the investment. For investments with PIK interest or PIK dividends, OHAI calculates OHAI’s income accruals on the principal balance plus any PIK amounts. If the portfolio company’s projected cash flows, further supported by estimated total enterprise value, are not sufficient to cover the contractual principal and interest or dividend amounts, as applicable, OHAI does not accrue PIK interest income or PIK dividend income on the investment. To maintain OHAI’s RIC status, OHAI must pay out this non-cash income to stockholders in the form of distributions, even though OHAI has not yet collected the cash.

OHAI recorded net PIK interest income of $2.7 million, $3.5 million, and $1.0 million in 2018, 2017 and 2016, respectively primarily from OHAI’s instrument in OCI’s subordinated notes. OHAI did not record any PIK interest income for the three months ended June 30, 2019, and it recorded $1.1 million for the three months ended June 30, 2018 related to its investment in OCI subordinated notes. OHAI did not record any PIK interest income for the for the six months ended June 30, 2019, and it recorded $2.1 million for the six months ended June 30, 2018 related to its investment in OCI subordinated notes. Beginning in October 2018, OHAI discontinued recognizing any PIK interest income on its investment in OCI’s subordinated notes from a tax and GAAP perspective.

OHAI recorded PIK dividend income of $0.0 million, $0.7 million, and $4.4 million in 2018, 2017and 2016, respectively from its investment in Castex Energy 2005, LP.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

OHAI measures realized gains on a security as the excess of the net amount realized from the sale or other disposition of such security over the amortized cost for the security. OHAI measures realized losses on a security as the amount by which the net amount realized from the sale or other disposition of such security is less than the amortized cost of such security. OHAI considers unamortized upfront fees and investments charged off during the year, net of recoveries, and OHAI does not include previously recognized unrealized appreciation or depreciation.

OHAI measures unrealized appreciation or depreciation on a security as the amount by which the fair value of such security exceeds or is less than the amortized cost of such security, as applicable. Net unrealized appreciation or depreciation for the period reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when OHAI realizes the settled gains or losses upon redemption.

OHAI does not account for OHAI’s commodity derivative instruments, if any, as hedging instruments for financial accounting purposes. Net unrealized appreciation or depreciation reflects the change in fair values during the reporting period including the reversal of previously recorded unrealized appreciation or depreciation when OHAI realizes the settled gains or losses.

Contractual Obligations and Off-Balance Sheet Arrangements

The following table summarizes our contractual payment obligations at June 30, 2019 (in thousands):

Credit facilities(1)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Credit Facility(3)	$30,000	$30,000	$—	$—	$—
Repurchase Agreement(2)	9,798	9,798
Total	$39,798	$39,798	$—	$—	$—
(1)	Excludes accrued interest amounts.
(2)	Amount outstanding under the repurchase agreement was repaid on July 2, 2019.
(3)	As noted elsewhere herein, PTMN will be required to pay off the outstanding principal and accrued interest under the OHAI Credit Facility in connection with the Merger. On August 5, 2019, OHAI exercised its option to extend the OHAI Credit Facility through March 9, 2020.

The following table summarizes OHAI’s contractual payment obligations at December 31, 2018 (in thousands):

Credit facilities(1)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Credit Facility(2)	$29,000	$—	$29,000	$—	$—
Repurchase Agreement(3)	14,689	14,689	—	—	—
Total	$43,689	$14,689	$29,000	$—	$—
(1)	Excludes accrued interest amounts.
(2)	Maturity date is September 9, 2019 with an option to extend an additional six months.
(3)	Amount outstanding under the repurchase agreement was repaid on January 2, 2019.

From time to time OHAI could have unused commitments to extend credit to OHAI’s portfolio companies. Generally, these commitments have fixed expiration dates, and OHAI does not expect to fund the entire amounts before they expire. Therefore, these commitment amounts do not necessarily represent future cash requirements, and OHAI does not report the unused portions of these commitments on OHAI’s Consolidated Balance Sheets. At June 30, 2019, OHAI had unused credit commitments on its investments in the amount of $1.4 million of ClearChoice revolver, $0.4 million of JS Held delayed draw term loan, $0.2 million of Imperial Dade delayed draw term loan, and $0.1 million of JS Held revolver. At December 31, 2018 OHAI had $1.2 million unused credit commitment of OHAI’s ClearChoice revolver investment and commitment to fund a $1.1 million investment expected to close in the first quarter of 2019. OHAI did not have any unused credit commitments as of December 31, 2017.

SENIOR SECURITIES OF OHA INVESTMENT CORPORATION

Information about OHAI’s senior securities is shown as of the dates indicated in the below table. This information about OHAI’s senior securities should be read in conjunction with OHAI’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OHA Investment Corporation” for more information.

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Average Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
MidCap Credit Facility
Fiscal 2019 (as of June 30, 2019)	$30,000	2,234	$—	N/A
Fiscal 2018	29,000	2,238	$—	N/A
Fiscal 2017	36,000	2,327	$—	N/A
Fiscal 2016	40,500	2,987	$—	N/A
Fiscal 2015	72,000	2,539	$—	N/A
Fiscal 2014	52,000	3,965	$—	N/A
Fiscal 2013	53,000	4,558	$—	N/A
Fiscal 2012	59,500	4,383	$—	N/A
Fiscal 2011	50,000	5,005	$—	N/A
Fiscal 2010	50,000	5,715	$—	N/A
Fiscal 2009	67,500	4,558	$—	N/A
(1)	Total amount of each class of senior security outstanding at the end of the period presented.
(2)	Asset coverage per unit is the ratio of the carrying value of OHAI’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.
(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the Securities and Exchange Commission expressly does not require to be disclosed for certain types of securities.
(4)	Not applicable.

PORTFOLIO COMPANIES OF OHA INVESTMENT CORPORATION

The following table sets forth certain information as of June 30, 2019 for each portfolio company in which OHAI had an investment. Other than these investments, OHAI’s only formal relationships with its portfolio companies are the managerial assistance that it may provide upon request and the board observer or participation rights it may receive in connection with its investment. The amounts in this section are presented in thousands (unless otherwise indicated), except share and per share amounts.

Portfolio Company	Industry Segment	Address	Investment(1)	Principal	Cost	Fair Value
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	4300 Sigma Rd, Dallas, TX 75244	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK), 21.40%, due 8/31/2019(2)(6)(11)	$28,614	$23,528	$2,532
OCI Holdings, LLC	Home Health Services	4300 Sigma Rd, Dallas, TX 75244	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)		2,500	—
Subtotal Affiliate Investments - (5% to 25% owned)					$26,028	$2,532

Non-affiliate Investments - (Less than 5% owned)
Equinox Holdings, Inc.	Liesure Goods, Activities, Movies	895 Broadway, New York, NY 10003	Second Lien Term Loan (LIBOR+7.00% with a 1% floor), 9.40%, due 9/6/2024(3)	$7,000	$6,960	$7,044
PAE Holding Corporation	Aerospace and Defense	6500 West Fwy, Fort Worth, TX 76116	Second Lien Term Loan (LIBOR+9.50% with a 1% floor), 11.83%, due 10/20/2023(3)	6,888	6,761	6,819
Ministry Brands, LLC	Business Services	14488 Old Stage Rd, Lenoir City, TN 37771	Second Lien Term Loan (LIBOR+8.00% with a 1.0% floor), 10.33%, due 6/2/2023(2)	6,000	5,950	6,000
CVS Holdings I, LP (MyEyeDr)	Retail	13345 Rolling Green Rd, North Palm Beach, FL, 33408-2125	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.16%, due 2/6/2026(3)	5,000	4,978	5,050
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	4600 Post Oak Place Dr 100, Houston, TX 77027	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	—	25,144	4,411
PowerSchool	Business Services	150 Parkshore Dr., Folsom, CA 95630	Second Lien Term Loan (LIBOR+6.75%), 9.32%, due 8/1/2026(3)	3,800	3,765	3,776
Sedgwick	Insurance	1100 Ridgeway Loop Road, Memphis, TN 38120	Unsecured Term Loan, 9.00%, due 12/31/2026(3)	3,300	3,253	3,300
DexKo Global, Inc.	Automotive	39555 Orchard Hill Plc Suite 525, Novi, Michigan 48375	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 10.58%, due 7/24/2025(3)	2,935	2,916	2,935

Portfolio Company	Industry Segment	Address	Investment(1)	Principal	Cost	Fair Value
WASH Multifamily Acquisition, Inc.	Industrials- Laundry Equipment	100 North Sepulveda Blvd 12th Floor, El Segundo, CA 90245	Second Lien Term Loan (LIBOR+7.00% with a 1.0% floor), 9.40%, due 5/14/2023(3)	2,978	2,966	2,904
Coinamatic Canada, Inc.(5)	Industrials- Laundry Equipment	100 N Sepulveda Blvd 12th Floor, El Segundo, CA 90245 301 Matheson Blvd West, Mississauga, ON L5R 3G3	Second Lien Term Loan (LIBOR+7.00% with a 1.0% floor), 9.40%, due 5/14/2023(3)	522	519	509
Hayward Industries, Inc.	Consumer Goods	620 Division Street Elizabeth, NJ, 07201-2004	Second Lien Term Loan (LIBOR+8.25%), 10.65%, due 8/4/2025(3)	2,159	2,162	2,127
CentralSquare Technologies	Software	1000 Business Center Dr, Lake Mary, FL 32746	Second Lien Term Loan (LIBOR+7.50%), 9.90%, due 8/31/2026(3)	2,000	1,952	1,980
Allied Universal Holdco, LLC	Business Services	1551 North Tustin Ave, Suite 650 Santa Ana, CA 92705	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 10.90%, due 7/28/2023(3)	1,875	1,870	1,875
Ensono	Tele- communications	3333 Finley Rd, Downers Grove, IL 60515	Second Lien Term Loan (LIBOR+9.25%), 11.65%, due 6/27/2026(3)	1,700	1,637	1,677
Blackboard Transact	Software	22601 North 19th Avenue, Phoenix, AZ 85027	Second Lien Term Loan (LIBOR+8.50%), 11.08%, due 4/30/2027(2)	1,455	1,404	1,425
MW Industries (Helix Acquisition)	Industrials	901 West McCoy Lane Santa Maria, CA 93455	Second Lien Term Loan (LIBOR+8.00%), 10.33%, due 9/29/2025(3)	1,400	1,388	1,386
Aptean	Software	4325 Alexander Drive Suite 100 Alpharetta, GA 30022-3740	Second Lien Term Loan (LIBOR+8.50%), 10.83%, due 4/23/2027(2)	1,400	1,359	1,372
PharMerica	Healthcare	1901 Campus Place, Louisville, KY 40299	Second Lien Commitment (LIBOR+8.50% with a 1.0% floor), 10.92%, due 3/5/2027(3)	1,200	1,171	1,206
JS Held	Business Services	50 Jericho Quadrangle Suite 117, Jericho, NY 11753	First Lien Term Loan (LIBOR+6.00%), 8.32%, due 7/1/2025(2)	1,201	1,171	1,189
JS Held	Business Services	50 Jericho Quadrangle Suite 117, Jericho, NY 11753	Revolver (Funded: LIBOR+6.00%, Unfunded: 0.5%), 8.40%, due 7/1/2025(2)(12)	14	11	13

Portfolio Company	Industry Segment	Address	Investment(1)	Principal	Cost	Fair Value
JS Held	Business Services	50 Jericho Quadrangle Suite 117, Jericho, NY 11753	Delayed Draw Term Loan (Funded: LIBOR+6.00%, Unfunded: 1.0%), 8.32%, due 7/1/2025(2)(13)	—	(5)	(4)
Caliber Collision	Automotive	2941 Lake Vista Drive, Lewisville TX 75067	Second Lien Term Loan (LIBOR+7.25%), 9.67%, due 2/5/2027(3)	1,100	1,081	1,100
Vertafore, Inc.	Business Services	999 18th Street, Suite 400, Denver, CO, 80202	Second Lien Term Loan (LIBOR+7.25%), 9.65%, due 7/2/2026(3)	900	892	881
Imperial Dade	Food Services	255 Route 1 & 9 Jersey City NJ 07306	Second Lien Term Loan (LIBOR+8.00%), 10.40%, due 6/11/2027(2)	833	813	825
Imperial Dade	Food Services	255 Route 1 & 9 Jersey City NJ 07306	Delayed Draw Term Loan (Funded: LIBOR+8.00%), 10.40%, due 6/11/2027(2)(14)	—	(3)	(2)
Safe Fleet Holdings, LLC	Industrials	6800 East 163rd Street, Belton, MO 64012	Second Lien Term Loan (LIBOR+6.75% with a 1% floor), 9.17%, due 2/1/2026(3)	700	697	684
Ardonagh(5)	Insurance	55 Bishopsgate London, EC2N 3AS United Kingdom	Senior Secured Notes 8.63%, due 7/15/2023(3)	600	546	559
ClearChoice (CC Dental Implants Intermediate)	Healthcare	8350 East Crescent Parkway, Suite 300, Greenwood Village, CO 80111	First Lien Term Loan (Last Out) (LIBOR+6.50% with a 1.0% floor), 9.22%, due 1/2/2023(2)(10)	500	496	500
ClearChoice (CC Dental Implants Intermediate)	Healthcare	8350 East Crescent Parkway, Suite 300, Greenwood Village, CO 80111	First Lien Revolver (Last Out) (Funded: LIBOR+6.50% with a 1% floor, Unfunded: 0.75%), 8.94%, due 1/2/2023(2)(9)(10)	313	300	313
MedRisk, LLC	Healthcare	607 Main Street, Suite 210, Oregon City, OR 97045	Second Lien Term Loan (LIBOR+6.75%), 9.15%, due 12/28/2025(3)	500	498	491
NAVEX	Software	6000 Meadows Road, Suite 200, Lake Oswego, OR 97035	Second Lien Term Loan (LIBOR+7.00%), 9.41%, due 9/5/2026(3)	400	396	397
FirstLight Fiber	Tele- communications	1 State Street, Albany, NY 12207	Second Lien Term Loan (LIBOR+7.50%), 9.90%, due 7/23/2026(3)	400	396	394
EaglePicher Technologies, LLC	Aerospace and Defense	120 South Central Avenue, Suite 200, St. Louis, MO 63105	Second Lien Term Loan (LIBOR+7.25%), 9.65%, due 3/9/2026(3)	400	392	387

Portfolio Company	Industry Segment	Address	Investment(1)	Principal	Cost	Fair Value
Edelman Financial Services, LLC	Financial Services	4000 Legato Road 9th Floor Fairfax, VA 22033	Second Lien Term Loan (LIBOR+6.75%), 9.14%, due 7/20/2026(3)	300	299	302
Subtotal Non-affiliate Investments - (Less than 5% owned)					$84,135	$63,825
Subtotal Portfolio Investments (86.9% of total investments)					$110,163	$66,357

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)				$10,000	$9,998	$9,998
Subtotal Government Securities (13.1% of total investments)					$9,998	$9,998
					—	—
TOTAL INVESTMENTS					$120,161	$76,355
(1)	OHAI pledged all of OHAI’s portfolio investments, except OHAI’s investments in U.S. Treasury Bills, as collateral for obligations under the OHAI Credit Facility. See Note 3 to Consolidated Financial Statements. Percentages represent interest rates in effect as of June 30, 2019, and due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.
(2)	The Audit Committee recommends fair values of each asset to the OHAI Board, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated.
(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy).
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy).
(5)	OHAI have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, OHAI may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. OHAI monitors the status of these assets on an ongoing basis. As of June 30, 2019, 1.61% of OHAI’s investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(6)	During the fourth quarter of 2016, OHAI executed a series of amendments to OHAI’s note purchase and security agreement with OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, OHAI executed a number of amendments to its note purchase and security agreement with OCI that allowed the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, OHAI has allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, OHAI executed an amendment to its note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, OHAI executed an amendment to its note purchase and security agreement whereby OHAI exchanged $217,625,000 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. In 2019, OCI continues to be in default and continues to PIK all of its interest, including default interest. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.
(7)	Effective April 1, 2018, OHAI discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to OHAI’s cost basis and considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received.
(8)	Non-income producing equity security.
(9)	Represents a revolving line of credit of which $1.4 million of the $1.7 million total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount. In February 2019, ClearChoice executed an amendment to the financing agreement which increased the amount committed by OHAI under the revolving line of credit from $1.6 million to $1.7 million and modified certain other loan covenants.
(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 30 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.
(12)	Represents a revolving line of credit of which $129,000 of the $143,000 total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.5% unused fee.
(13)	Represents a delayed draw term loan with a total commitment of $356,000 all of which is unfunded at June 30, 2019. The delayed draw term loan includes a 1.0% unused fee.
(14)	Represents a delayed draw term loan with a total commitment of $167,000 all of which is unfunded at June 30, 2019.

MANAGEMENT OF OHA INVESTMENT CORPORATION

OHAI’s business and affairs are managed under the direction of the OHAI Board. The OHAI Board elects OHAI’s officers, who serve at the discretion of the OHAI Board.

Day-to-day management of OHAI’s portfolio is the responsibility of OHA. OHA has an investment committee that evaluates and approves each of OHAI’s investments, subject to the oversight of the OHAI Board. All key investment decisions made by OHA on OHAI’s behalf requires the approval of a majority of the members of the investment committee.

Board of Directors and Its Leadership Structure

The OHAI Board provides overall guidance and supervision with respect to OHAI’s operations and performs the various responsibilities imposed on the directors of BDCs by the 1940 Act. Among other things, the OHAI Board supervises OHAI’s management arrangements, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates. All actions taken by the OHAI Board are taken by majority vote unless a higher percentage is required by law or unless the 1940 Act, the OHAI Charter or the OHAI Bylaws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act).

OHAI separates the roles of Chief Executive Officer and Chairman of the OHAI Board in recognition of the differences between the two roles. OHAI’s Chief Executive Officer is responsible for the day to day operation of OHAI, while the Chairman of the OHAI Board provides guidance to the Chief Executive Officer, sets the agenda for the OHAI Board’s meetings and presides over meetings of the OHAI Board. Presently, Mr. August serves as the Chairman of the OHAI Board. Mr. August is an “interested person” as defined in Section 2(a)(19) of the 1940 Act because he is the Chief Executive Officer and Co-Founder of OHA, which is the investment adviser and administrator of OHAI. The OHAI Board does not currently have a designated lead independent director. OHAI is aware of the potential conflicts that may arise when a non-independent director is chairman of the OHAI Board, but believe these potential conflicts are offset by OHAI’s strong corporate governance practices. OHAI’s corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit, Compensation and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors meet with in executive session, for administering OHAI’s compliance policies and procedures.

Board of Directors

Certain information with respect to OHAI’s directors is set forth below.

Name	Age	Position	Director Since	Term Expires
Independent Directors
Stuart I. Oran	59	Director	2014	2022
James A. Stern	68	Director	2014	2020
Frank V. Tannura	60	Director	2014	2021

Interested Directors
Glenn R. August	58	Director, Chairman of the Board	2014	2022
Alan M. Schrager	50	Director	2015	2021

The address for each of OHAI’s directors is c/o OHA Investment Corporation, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

Executive Officers Who Are Not Directors

Information regarding OHAI’s executive officers who are not directors is as follows:

Name	Age	Position
Steven T. Wayne	53	President and Chief Executive Officer
Cory E. Gilbert	46	Chief Financial Officer and Treasurer

The address for each of OHAI’s executive officers is c/o OHA Investment Corporation, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

Biographical Information

The OHAI Board believes that each of OHAI’s directors is highly qualified to serve as members of the OHAI Board. All of these individuals bring to the OHAI Board a wealth of executive leadership experience, and all are highly educated and have diverse backgrounds and talents and extensive track records of success in what OHAI believes are highly relevant positions with reputable organizations. For the purposes of this presentation, OHAI’s directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act. There are no family relationships between any director, executive officer or nominee.

Independent Directors/Director Nominees

Stuart I. Oran has served as a member of the OHAI Board since September 2014. Since 2011, Mr. Oran has served as a Partner of Liberty Hall Capital, a private equity firm and registered investment adviser focused on businesses serving the aerospace and defense industry. Mr. Oran also serves on the Board of Directors of Red Robin Gourmet Burgers (NASDAQ: RRGB) (since 2010), and he has previously served on the Boards of Spirit Airlines (NASDAQ: SAVE), Deerfield Capital, a financial services firm, and Wendy’s International. Mr. Oran co-founded, and from 2010 until 2019 was a director of, FCB Financial Holdings, Inc. (NYSE: FCB), a bank holding company formed to acquire failed banks in FDIC-assisted transactions. From 2010 until January 2019, he served on the Boards of Directors of FCB Financial and its banking subsidiary, Florida Community Bank, NA. From 1994 to 2002, Mr. Oran was a senior executive of United Airlines where he served on the Management Committee and led its International Division. Mr. Oran began his career in 1974 with Paul, Weiss, Rifkind, Wharton & Garrison where he was a Corporate Partner focused on financial services and private equity transactions. Mr. Oran earned a B.S. from Cornell University and a J.D. from the University of Chicago Law School. OHAI believes Mr. Oran’s extensive experience as an investor, an operating executive and a director of public companies brings important and valuable skills to the OHAI Board.

James A. Stern has served as a member of the OHAI Board since September 2014. Mr. Stern has been since 1994 the Founder and Chairman of The Cypress Group, a New York based private equity firm. From 2007 until July 2018 he served on the board of directors of CYS Investments (NYSE: CYS) and from July 2018 to present he has served on the board of directors of Two Harbors Investment Corp. (NYSE:TWO). He has served on the boards of directors of a number of other corporations including Affinia Group Intermediate Holdings, Inc., Infinity Broadcasting, WESCO International, Inc., Lear Corporation, and Cinemark USA, Inc. Prior to founding The Cypress Group, Mr. Stern had a twenty-year career with Lehman Brothers. He joined the firm in 1974 and was named Managing Director in 1982. In 1988, he joined the firm’s management committee and became co-head of investment banking. He was named head of merchant banking in 1989. Mr. Stern was a member of The Board of Trustees of Tufts University from 1982-2013, and is a board member of several other charitable organizations including WNET, The Jewish Museum and the Cancer Research Institute. Mr. Stern earned a B.S. from Tufts University and an M.B.A. from Harvard University. OHAI believes Mr. Stern’s extensive experience in private equity and investment banking brings important and valuable skills to the OHAI Board.

Frank V. Tannura has served as a member of the OHAI Board since September 2014. Since December 2011, Mr. Tannura has served as Executive Operating Partner with Mason Wells. From 2009 to 2016, he also served as Senior Operating Advisor to LaSalle Capital Group. Mr. Tannura serves on the boards of several private companies. Prior to joining LaSalle, he served as the Chief Executive Officer of Packaging Dynamics Corporation, a food packaging manufacturer, and as a member of its board of directors. Mr. Tannura joined Packaging Dynamics from Ivex Packaging Corporation where he served as a Director, as an Executive Vice President and as the firm’s Chief Financial Officer. He began his career with Price Waterhouse in the Audit practice. Mr. Tannura earned his B.B.A. from Loyola University Chicago and an M.B.A. from the University of Texas at Austin. OHAI believes Mr. Tannura’s extensive experience as an officer of public companies, an operating adviser and an auditor brings important and valuable skills to the OHAI Board.

Interested Directors/Director Nominees

Glenn R. August has served as the Chairman of the OHAI Board since September 2014. Mr. August is the Founder of OHA and serves as its Chief Executive Officer. He has overall management responsibility for the firm and serves as global head of the firm’s distressed investment activities. Mr. August co-founded the predecessor investment firm to OHA in 1987 and took over responsibility for the firm’s credit and distressed investment activities in 1990. Mr. August has played leadership roles in numerous restructurings and, since 1987, has served on nine corporate boards, including Cooper-Standard Holdings Inc. (NYSE: CPS) from 2014-2017. Since June 2019, He has served on the board of directors of Churchill Capital Corporation II, a special purpose acquisition company. He also currently serves on the Board of Directors of the 92nd St. Y and on the Board of Trustees of Horace Mann School and The Mount Sinai Medical Center. He previously worked in the mergers and acquisitions department at Morgan Stanley in New York and London. Mr. August earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University. OHAI believes Mr. August’s extensive experience as a debt investor, a chief executive and a director of public and private companies brings important and valuable skills to the OHAI Board.

Alan M. Schrager has served as a member of the OHAI Board since June 2015. Mr. Schrager joined OHA in 2003 and currently serves as a Portfolio Manager and Senior Partner of OHA. Mr. Schrager shares portfolio management responsibilities for a number of portfolios managed by OHA. Since February 2018, he has served on the board of directors of Expro Group Holdings International Ltd., an international oil field services company. Prior to joining OHA, Mr. Schrager was a Managing Director of USBancorp Libra, where he was responsible for originating, evaluating and structuring private equity, mezzanine and debt transactions from 1998 to 2003. From 1999 to 2000, while on secondment from USBancorp Libra (subsequently renamed Libra Securities), Mr. Schrager held several positions at Primary Network, a data competitive local exchange carrier, including Chief Financial Officer and Interim Chief Executive Officer. He previously worked in the Leveraged Finance and High Yield Capital Markets group at UBS Securities, LLC from 1996 to 1998. Mr. Schrager earned an M.B.A. from The Wharton School of the University of Pennsylvania, and a B.A. from the University of Michigan. OHAI believe Mr. Schrager’s extensive experience as a debt investor and capital markets professional brings important and valuable skills to the OHAI Board.

Information About Executive Officers Who Are Not Directors

Steven T. Wayne has served as OHAI’s President and Chief Executive Officer since January 2016. Mr. Wayne is a Portfolio Manager and Managing Director of OHA and shares leadership of OHA’s U.S. private lending activities. Mr. Wayne joined OHA in 2006 and has responsibility for OHA’s investments in middle market and sponsor originated transactions. Mr. Wayne was previously a Managing Director of Berenson & Company, a boutique investment and merchant bank, where he also served as Chief Financial Officer. Prior to Berenson, he worked at a middle market private equity firm and he began his career in the Corporate Finance Department of Drexel Burnham Lambert. Mr. Wayne earned a B.S., magna cum laude, from The Wharton School of the University of Pennsylvania. He serves on the Board of Directors of The Traxis Group, B.V.

Cory E. Gilbert has served as OHAI’s Chief Financial Officer and Treasurer since June 2015. From September 2013 to May 2015, he worked at RED Capital Group, the mortgage banking arm of ORIX USA, where he most recently served as their CFO. Prior to that, from September 2008 to August 2013, Mr. Gilbert served as the controller of ORIX Capital Markets. He earned a Bachelor of Business Administration with a focus on accounting from Abilene Christian University and is a Certified Public Accountant.

Information About Chief Compliance Officer

Kai Lee serves as Chief Compliance Officer of OHAI. She is also Managing Director, Chief Compliance Officer and Associate General Counsel at Oak Hill Advisors, L.P. Previously, she was the Chief Compliance Officer and Associate General Counsel for Viking Global Investors LP, a Vice President and Counsel for Lehman Brothers Inc., and an associate for Allen & Overy LLP. She earned a J.D. from Harvard Law School and a B.A. from Harvard College, where she was elected to Phi Beta Kappa.

Committees of the Board of Directors

The OHAI Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and it may establish additional ad-hoc committees from time to time as necessary, including the Special Committee. The scope and responsibilities assigned to each of the three standing committees is discussed in greater detail below.

Risk Oversight. The OHAI Board has an active role, as a whole and also at the committee level, in overseeing management of OHAI’s risks. The OHAI Board regularly reviews information regarding OHAI’s credit, liquidity and operational risks, as well as other types of risks. The Compensation Committee is responsible for overseeing the management of risks relating the OHAI Investment Advisory Agreement. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the OHAI Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire OHAI Board is regularly informed about such risks.

Board Meetings. During 2018, the OHAI Board met seven times. Each director attended at least 75% of all meetings held by the OHAI Board and of the committees thereof. Directors are encouraged to attend each annual meeting of stockholders, schedules permitting.

Board Committees. The OHAI Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of the OHAI Board on the date of this proxy statement/prospectus and the committees of the OHAI Board on which they serve, are identified below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Glenn R. August
Alan M. Schrager
Stuart I. Oran	*	*	**
James A. Stern	*	**	*
Frank V. Tannura	**	*	*
*	Indicates membership on committee.
**	Indicates committee chairman.

Audit Committee. The charter of the Audit Committee sets forth the responsibilities of the Audit Committee, which include, among other things, selecting or retaining each year an independent registered public accounting firm (which OHAI refers to as the auditors) to audit its accounts and records; reviewing and discussing with management and the auditors OHAI’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the OHAI Board whether the audited financial statements should be included in OHAI’s annual report on Form 10-K; reviewing and discussing with management and the auditors OHAI’s quarterly financial statements prior to the filings of OHAI’s quarterly reports on Form 10-Q; pre-approving the auditors’ engagement to render audit and/or permissible non-audit services; and evaluating the qualifications, performance and independence of the auditors.

Each member of the Audit Committee is independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements and is able to read and understand fundamental financial statements, including the statement of net assets, statement of operations, statement of changes in net assets and statement of cash flows. No member of the Audit Committee has participated in the preparation of the financial statements at any time during the past three years. The Audit Committee also aids the OHAI Board in determining in good faith the fair values of securities that are not publicly traded or for which current market valuations are not readily available. Mr. Tannura, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and the OHAI Board has determined that he has past experience in finance or accounting that results in his financial sophistication within the meaning of the Nasdaq Global Select Market qualitative listing requirements. The charter of the Audit Committee is available on

OHAI’s website (www.ohainvestmentcorporation.com). Information contained on or connected to OHAI’s website is not incorporated by reference into this proxy statement/prospectus and should not be considered a part of this proxy statement/prospectus or any other filing that OHAI files with the SEC. The Audit Committee met five times during 2018.

Compensation Committee. The charter of the Compensation Committee sets forth the responsibilities of the Compensation Committee, which include reviewing and approving the performance goals and objectives relative to the compensation of OHAI’s investment adviser or, if OHAI ceases to have a separate investment adviser and directly compensate OHAI’s executive officers, the compensation of OHAI’s executive officers relative to other executive officers, evaluating the performance of OHAI’s chief executive officer and OHAI’s investment adviser and, together with the independent directors, determining and approving the compensation of OHAI’s investment adviser based on the Compensation Committee’s evaluation of the investment adviser. All members of the Compensation Committee are independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements. The charter of the Compensation Committee is available on OHAI’s website (www.ohainvestmentcorporation.com). Information contained on or connected to OHAI’s website is not incorporated by reference into this proxy statement/prospectus and should not be considered a part of this proxy statement/prospectus or any other filing that OHAI file with the SEC. The Compensation Committee met two times during 2018.

Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee sets forth the responsibilities of the Nominating and Corporate Governance Committee, which include, among other things, considering and making recommendations to the OHAI Board concerning the appropriate size, function and needs of the OHAI Board, developing and recommending policies and practices relating to corporate governance, and considering questions related to conflicts of interests of members of the OHAI Board and senior executives of OHAI. The Nominating and Corporate Governance Committee selects individuals for nomination to the OHAI Board. In addition, the Nominating and Corporate Governance Committee develops and reviews background information on candidates for the OHAI Board and makes recommendations to the OHAI Board regarding such candidates. The Nominating and Corporate Governance Committee also prepares and supervises the OHAI Board’s annual review of director independence. The Nominating and Corporate Governance Committee also reviews and may make recommendations to the OHAI Board relating to those issues that pertain to the effectiveness of the OHAI Board in carrying out its responsibilities in governing OHAI and overseeing OHAI’s management. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements. No member of the Nominating and Corporate Governance Committee is an “interested person” as defined in the 1940 Act. The charter of the Nominating and Corporate Governance Committee is available on OHAI’s website (www.ohainvestmentcorporation.com). Information contained on or connected to OHAI’s website is not incorporated by reference into this proxy statement/prospectus and should not be considered a part of this proxy statement/prospectus or any other filing that OHAI file with the SEC. The Nominating and Corporate Governance Committee met two times during 2018.

The Nominating and Corporate Governance Committee considers candidates for membership to the OHAI Board suggested by its members and other members of the OHAI Board, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the OHAI Board should notify OHAI’s Corporate Secretary in writing in care of OHA Investment Corporation, Attention: Corporate Secretary, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 in compliance with the advance notice provisions of the OHAI Bylaws, which set forth specific requirement as to the content of the notice. Such provisions require stockholder notice to be given not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. This notice must contain, as to each nominee, all of the information related to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

The OHAI Board believes that it is necessary for each of OHAI’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of the OHAI Board and searches for candidates that fill any current or anticipated future gap. The OHAI Board also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. The Nominating and Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the OHAI Board and the Nominating and Corporate Governance Committee believe that it is essential that the members of the OHAI Board represent diverse viewpoints. In considering candidates for the OHAI Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the OHAI Board are also considered.

The Nominating and Corporate Governance Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a member of the OHAI Board and a member of any committees thereof (including developing and maintaining sufficient knowledge of the company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the OHAI Board and any committee thereof; preparing for, attending and participating in meetings of the OHAI Board and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•	have the capacity and desire to represent the balanced, best interests of the stockholders of the company as a whole and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the OHAI Board, the balance of management and independent directors and the need for Audit Committee expertise. After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full OHAI Board as to the persons who should be nominated by the OHAI Board, and the OHAI Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Communications with the Board of Directors

Stockholders may address correspondence to the OHAI Board as a whole or to individual members of the OHAI Board relating to OHAI via e-mail at investor_relations@ohainvestmentcorporation.com. The correspondence will then be forwarded to the applicable addressee. Correspondence may also be directed to OHA Investment Corporation, Attention: Corporate Secretary, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036. At the direction of the OHAI Board, all mail received will be opened and screened for security purposes.

Corporate Governance

OHAI is a Maryland corporation subject to the provisions of the Maryland General Corporation Law. OHAI’s day-to-day operations and requirements as to the place and time, conduct and voting at a meeting of stockholders are governed by the OHAI Charter and the OHAI Bylaws, the provisions of the Maryland General Corporation Law and the provisions of the 1940 Act. A copy of the charter and bylaws, corporate governance policy and the charters of the Audit, Compensation and Nominating and Corporate Governance Committees may be obtained by submitting a written request to OHA Investment Corporation, Attention: Corporate Secretary, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

Corporate Governance Documents

OHAI have adopted a Code of Business Conduct and Ethics, Code of Ethics, and Corporate Governance Policy, each of which are available on OHAI’s website (www.ohainvestmentcorporation.com) and are also available to any stockholder who submits a written request to OHA Investment Corporation, Attention: Corporate Secretary, 1114 Avenue of the Americas, 27th Floor, New York, New York 10036. Information contained on or connected to OHAI’s website is not incorporated by reference into this proxy statement/prospectus and should not be considered a part of this proxy statement/prospectus or any other filing that OHAI file with the SEC.

Independent Directors

Nasdaq corporate governance rules require listed companies to have a board of directors with at least a majority of independent directors. Under Nasdaq corporate governance rules, in order for a director to be deemed independent, the OHAI Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities. On an annual basis, each director is required to complete an independence questionnaire designed to provide information to assist the OHAI Board in determining whether the director is independent under Nasdaq corporate governance rules, the 1940 Act and applicable corporate governance guidelines. The OHAI Board has determined that each of its directors, other than Messrs. August and Schrager, is independent under the applicable listing standards of the Nasdaq Global Select Market and under the Exchange Act and the 1940 Act.

Compensation of Directors

The following table sets forth the compensation paid by OHAI to its directors in 2018:

Name of Person, Position	Fees earned or paid in cash	Total
Independent Directors
Stuart I. Oran	$80,000	$80,000
James A. Stern	80,000	80,000
Frank V. Tannura	85,000	89,973
Interested Directors(1)
Glenn R. August	—	—
Alan M. Schrager	—	—
(1)	Interested directors do not receive any direct compensation from us.

Each independent director receives an annual fee of $75,000 and reimbursement for all out-of-pocket expenses relating to attendance at meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000 in quarterly payments, and each chairman of any other committee receives an annual fee of $5,000 in quarterly payments. Each independent director did not receive any additional compensation for serving the Special Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF
OHA INVESTMENT CORPORATION

Investment Advisory and Administration Agreements

OHAI is party to an investment advisory agreement and an administration agreement with OHAI’s investment adviser and administrator, OHA. OHA manages OHAI’s investments and business pursuant to the OHAI Investment Advisory Agreement. For providing these services, OHA receives a fee from OHAI consisting of two components: a base management fee and an incentive fee. For the fiscal year ended December 31, 2018, OHA earned a base management fee of approximately $1,500,000. On November 10, 2017, OHAI entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capital gains incentive fees that would have been earned and accrued during 2017 and 2018, which under the OHAI Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, were waived. For the year ended December 31, 2018, OHA waived $0 of capital gains incentive fees that would have been earned in 2018 and paid in 2019.

As administrator, OHA provides OHAI with administrative services necessary to conduct OHAI’s day-to-day operations. Payments under the OHAI Administration Agreement are equal to OHAI’s allocable portion of OHA’s overhead in performing its obligations under the OHAI Administration Agreement, including all administrative services necessary for OHAI’s operation and the conduct of OHAI’s business. For the fiscal year ended December 31, 2018, OHA was reimbursed $1,400,000 by OHAI for the services described above.

The address of OHAI’s investment adviser and administrator is 1114 Avenue of the Americas, 27th Floor, New York, New York 10036. Two of OHAI’s current directors, Messrs. August and Schrager, have direct and indirect ownership interests in OHAI’s investment adviser.

Indemnity Agreements

OHAI has entered into indemnity agreements with certain executive officers and directors which provide, among other things, that OHAI will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement that he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer, and otherwise to the fullest extent permitted under Maryland law, the OHAI Charter and the OHAI Bylaws. In addition, the OHAI Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, OHAI’s investment adviser, its partners and OHAI’s advisors’ and its partners’ respective officers, advisors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from OHAI for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon any of OHAI’s investment adviser’s duties or obligations under the OHAI Investment Advisory Agreement or otherwise as OHAI’s investment adviser.

Review, Approval or Ratification of Transactions with Related Persons

OHAI’s independent directors are required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF OHA INVESTMENT CORPORATION

Security Ownership of Certain Beneficial Owners and Management

As of June 30, 2019, there were 20,172,392 shares of OHAI Common Stock outstanding. As of the date of this prospectus, the following table sets out certain ownership information with respect to OHAI Common Stock for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of its outstanding common stock, each of its directors and officers and all officers and directors as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Beneficial owners of more than 5%
Etude Capital LLC, CapLab Partners LP, Capital Laboratories Inc., Steven I. Stein, BLR Partners LP, BLR Part, LP, BLRGP Inc., Fondren Management LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff(3)	1,951,800	9.68%
The TCW Group, Inc. on behalf of the TCW Business Unit(4)	1,810,995	8.98%
RiverNorth Capital Management, LLC(5)	1,640,387	8.13%
Callodine Capital Management, LP and James S. Morrow(6)	1,010,000	5.00%
Independent Directors(7)
Stuart I. Oran	25,588	*
James A. Stern	25,588	*
Frank V. Tannura	25,588	*
Interested Directors(7)
Glenn R. August(8)	816,401	4.05%
Alan M. Schrager	—	—
Executive Officers(7)
Steven T. Wayne	—	—
Cory E. Gilbert	8,334	*
Directors and Executive Officers as a group (7 persons)	901,499	4.47%
*	Indicates less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Based on a total of 20,172,392 shares of OHAI’s common stock issued and outstanding on June 30, 2019.
(3)	The address of the principal office of each of BLR Partners, BLRPart GP, BLRGP, Fondren Management, FMLP, Radoff Foundation and Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, TX 77027. The address of the principal office of each of Etude, CapLab, CapGP and Mr. Stein is 110 San Antonio St., Suite 1213, Austin, TX 78701. Beneficial ownership information is based upon a Schedule 13D/A filed on April 13, 2018.
(4)	The address of The TCW Group, Inc. (“TCW”) is 865 South Figueroa Street, Los Angeles, CA 90017. The relevant subsidiary that is a person described in Rule 13d-1(b) for purposes of the Schedule 13G/A is Sepulveda Management LLC (“Sepulveda”). Beneficial ownership information is based upon a Schedule 13G/A filed on February 4, 2019 by TCW on behalf of itself and its direct and indirect subsidiaries which collectively constitute The TCW Business Unit. Pursuant to an irrevocable proxy, the shares held by each of TCW Sepulveda Long/Short Equity Fund I, L.P. and TCW Sepulveda Long/Short Master Fund, LTD must be voted in the same proportion as all other stockholders of OHAI Common Stock vote their shares (i.e., mirror voting).
(5)	The address of RiverNorth Capital Management, LLC is 325 N. LaSalle Street, Suite 645, Chicago, IL 60654. Beneficial ownership information is based upon a Schedule 13G/A filed on February 14, 2019.
(6)	The address of Callodine Capital Management, LP is Two International Place, Suite 1830, Boston, MA 02110. Beneficial ownership information is based upon a Schedule 13G filed on February 21, 2019.
(7)	The address of each of OHAI’s directors and executive officers is c/o Oak Hill Advisors, L.P., 1114 Avenue of the Americas, 27th Floor, New York, NY 10036.
(8)	Includes 816,401 shares held by OHA BDC Investor, LLC. Mr. August is a managing member of OHA Partner Global Co-Investment, LLC, which serves as the managing member of OHA BDC Investor, LLC, but Mr. August disclaims beneficial ownership of shares beyond his pecuniary interest in OHA BDC Investor, LLC for purposes of Section 16 under the Exchange Act.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of OHAI’s common stock beneficially owned by each of OHAI’s directors as of June 30, 2019. Information as to beneficial ownership is based on information furnished to OHAI by such persons. OHAI is the sole registered investment company overseen by the directors and is not a member of a “Family of Investment Companies.”

Directors	Dollar Range of Common Stock Beneficially Owned(1)
Independent Directors
Stuart I. Oran	$10,001-$50,000
James A. Stern	$10,001-$50,000
Frank V. Tannura	$10,001-$50,000

Interested Directors
Glenn R. August(2)	$500,001-$1,000,000
Alan M. Schrager	None
(1)	Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000 or over $1,000,000.
(2)	Reflects the holdings of OHA BDC Investor, LLC. Mr. August is a managing member of OHA Partner Global Co-Investment, LLC, which serves as the managing member of OHA BDC Investor, LLC, but Mr. August disclaims beneficial ownership of shares beyond his pecuniary interest in OHA BDC Investor, LLC for purposes of Section 16 under the Exchange Act.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by OHA and beneficially owned by any of OHAI’s independent directors and his or her immediate family.

Name of Director	Name of Owners	Name of Investment	Title of Class	Value of Securities
James A. Stern	James A. Stern	Oak Hill Special Opportunities Fund*	N/A - Single Class	$89,922	***
	David M. Stern Family 2011 Trust	OHA Strategic Credit Fund II, L.P.	N/A - Single Class	$359,022	**
	Peter J. Stern Family 2011 Trust	OHA Strategic Credit Fund II, L.P.	N/A - Single Class	$359,022	**
Frank V. Tannura	Frank V Tannura Trust	OHA Strategic Credit Fund II, L.P.	N/A - Single Class	$269,266	**
		Oak Hill Special Opportunities Fund*	N/A - Single Class	$17,780	***
	Frank V. Tannura	OHA Diversified Credit Strategies Fund	N/A - Single Class	$1,122,931	**
*	This fund is co-managed with Oak Hill Capital Partners.
**	As of 6/30/2019.
***	As of 3/31/19.

DESCRIPTION OF CAPITAL STOCK OF PORTMAN RIDGE FINANCE CORPORATION

The following description is based on relevant portions of the DGCL and on PTMN’s certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and PTMN’s certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

PTMN’s authorized stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. PTMN Common Stock is traded on The Nasdaq Global Select Market under the ticker symbol “PTMN.” There are no outstanding options or warrants to purchase PTMN’s stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, PTMN’s stockholders generally are not personally liable for its debts or obligations.

The following are PTMN’s outstanding classes of securities as of June 30, 2019:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by PTMN or for PTMN’s Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000	194,859	37,356,061
Preferred Stock	5,000,000	—	—

PTMN Common Stock

Under the terms of PTMN’s certificate of incorporation, all shares of PTMN’s common stock have equal rights as to earnings, assets, dividends and voting, and those shares that have been issued are duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of PTMN’s common stock if, as and when authorized by PTMN’s Board of Directors and declared by PTMN out of funds legally available therefor. Shares of PTMN’s common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of PTMN’s liquidation, dissolution or winding up, each share of PTMN’s common stock would be entitled to share ratably in all of PTMN’s assets that are legally available for distribution after PTMN pays all debts and other liabilities and subject to any preferential rights of holders of any series preferred stock that might be outstanding at that time. Each share of PTMN’s common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock possess exclusive voting power except (i) as provided with respect to any other class or series of capital stock or (ii) as may be required by the 1940 Act if PTMN fails to meet certain asset coverage requirements. There is no cumulative voting in the election of directors, or any other matter, which means that holders of a majority of the outstanding shares of common stock are able elect all of PTMN’s directors, and holders of less than a majority of such shares are unable to elect any director.

PTMN Preferred Stock

In addition to shares of common stock, PTMN’s charter authorizes the issuance of preferred stock. Under the terms of PTMN’s certificate of incorporation, PTMN’s Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. PTMN’s Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

Every issuance of preferred stock is required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to PTMN’s common stock, PTMN meet a coverage ratio of total assets to total senior securities, which include all of PTMN’s borrowings and its preferred stock, of at least 200% (or the 150% asset coverage ratio effective as of March 29, 2019) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are unpaid in an amount equal to two full years’ dividends, and to continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock.

For any series of preferred stock that PTMN may issue, PTMN’s Board of Directors will determine, and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;
•	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, which dividends are cumulative and not participating;
•	any provisions relating to convertibility or exchangeability of the shares of such series;
•	the rights and preferences, if any, of holders of shares of such series upon PTMN’s liquidation, dissolution or winding up of PTMN’s affairs;
•	the voting powers, if any, of the holders of shares of such series;
•	any provisions relating to the redemption of the shares of such series;
•	any limitations on PTMN’s ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•	any conditions or restrictions on PTMN’s ability to issue additional shares of such series or other securities;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

Shares of preferred stock must be issued in one or more series with such particular terms as may be fixed by PTMN’s Board of Directors, provided that no series shall have preference or priority over any other series upon the distribution of PTMN’s assets or in respect of payment of interest or dividends.

Provisions of the DGCL and PTMN’s Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Under PTMN’s certificate of incorporation, PTMN will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of PTMN’s directors or officers or is or was serving at PTMN’s request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees and related disbursements), judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid or to be paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, except with respect to any matter as to which such person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such person’s action was in PTMN’s best interests or to be liable to PTMN or its stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. PTMN’s certificate of incorporation also provides that PTMN’s directors will not be personally liable to PTMN or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except for (i) any breach of their duty of loyalty to PTMN or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorization of illegal dividends or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. So long as PTMN is regulated under the 1940 Act, the above indemnification and limitation of liability will be limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its stockholders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Delaware law also provides that indemnification permitted under the law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

PTMN’s certificate of incorporation permits PTMN to secure insurance on behalf of any person who is or was or has agreed to become a director or officer of PTMN’s company or is or was serving at PTMN’s request as a director or officer of another enterprise for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. PTMN has obtained liability insurance for PTMN’s officers and directors.

Delaware Anti-Takeover Law

PTMN is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested stockholders” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. PTMN’s certificate of incorporation and bylaws provide that:

•	PTMN’s Board of Directors is divided into three classes, as nearly equal in size as possible, with staggered three-year terms;
•	directors may be removed only for cause, at a meeting called for that purpose, by the affirmative vote of the holders of 75% of the shares of PTMN’s capital stock entitled to vote; and
•	subject to the requirements of the 1940 Act, any vacancy on PTMN’s Board of Directors, however the vacancy occurs, including a vacancy due to an enlargement of the Board of Directors, may only be filled by vote of the directors then in office.

The classification of PTMN’s Board of Directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire PTMN, or of discouraging a third party from acquiring PTMN.

PTMN’s certificate of incorporation and bylaws also provide that:

•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting; and
•	special meetings of the stockholders may only be called by PTMN’s Board of Directors, Chairman of the Board of Directors or Chief Executive Officer.

PTMN’s bylaws provide that, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice to PTMN. These provisions could delay, until the next stockholders’ meeting, stockholder actions which are favored by the holders of a majority of PTMN’s outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for PTMN’s common stock, because such person or entity, even if it acquired a majority of PTMN’s outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

Delaware’s law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Under PTMN’s certificate of incorporation and bylaws, the affirmative vote of the holders of at least 75% of the shares of PTMN’s capital stock then outstanding and entitled to vote is required to amend or repeal any of the provisions of PTMN’s bylaws. Similarly, PTMN’s certificate of incorporation provides that the vote of at least 75% of the shares of PTMN’s capital stock then outstanding and entitled to vote in the election of directors, voting together as a single class, is required to amend or repeal any provision of the certificate of incorporation pertaining to PTMN’s Board of Directors, limitation of liability, indemnification, stockholder action or amendments to the certificate of incorporation, to approve a proposal to convert, whether by merger or otherwise, from a closed-end company to an open-end company or to approve a proposal to effect PTMN’s liquidation or dissolution. However, if such amendment or proposal is approved by at least 75% of PTMN’s Continuing Directors (in addition to approval by PTMN’s Board of Directors), such amendment or proposal may be approved by the stockholders entitled to cast a majority of the votes entitled to be cast on such matter. “Continuing Directors” is defined in PTMN’s certificate of incorporation as PTMN’s directors at the time of the completion of PTMN’s initial public offering as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on PTMN’s Board of Directors. The stockholder vote with respect to PTMN’s certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series preferred stock that might be outstanding at the time any such changes are submitted to stockholders.

Election of Directors

According to PTMN’s certificate of incorporation, at every annual or special meeting of stockholders of PTMN, each record holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock transfer records of PTMN for the election of directors and on matters submitted to a vote of stockholders of PTMN.

Classified Board of Directors

According to PTMN’s certificate of incorporation, on the first date that PTMN shall have more than twenty stockholders of record, PTMN’s Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible and no class shall include less than one director. The term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director’s successor shall be elected and shall qualify or upon such director’s earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible by PTMN’s Board of Directors. In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as possible by PTMN’s Board of Directors. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2007; that of Class II shall expire at the annual meeting in 2008; and that of Class III shall expire at the annual meeting in 2009; and in all cases as to each director when such director’s successor shall be elected and shall qualify or upon such director’s earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, beginning with the annual meeting of stockholders in 2007, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of election.

Number of Directors; Removal; Vacancies

According PTMN’s certificate of incorporation, the number of directors of PTMN shall be fixed from time to time by, or in the manner provided in, the bylaws, but shall never be less than the minimum number required by the 1940 Act. PTMN’s bylaws state the number of directors which shall constitute the Board of Directors shall initially be seven (7) but may be increased or decreased from time to time by the Board of Directors; provided, however, that (i) the number of directors shall not be fewer than five (5) or greater than eleven (11) and (ii) no decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided by the bylaws or the Certificate of Incorporation, the directors shall be elected at the annual meeting of stockholders.

According to PTMN’s certificate of incorporation, subject to the rights of the shares of any series of Preferred Stock then outstanding, any director may be removed from office at any time, but only for cause, at a meeting called for that purpose, and only by the affirmative vote of the holders of at least 75% of the shares of PTMN’s capital stock then outstanding and entitled to vote in the election of directors, voting together as a single class.

According to PTMN’s certificate of incorporation, PTMN’s Board of Directors is expressly authorized to change the number of directors in any or all of the classes without the consent of the stockholders. Subject to the applicable requirements of the 1940 Act and the rights of the shares of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies on PTMN’s Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may only be filled by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and has qualified.

PTMN’s bylaws state any director of PTMN may resign at any time by giving notice in writing or by electronic transmission of his resignation to PTMN. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from any increase in the number of directors or any vacancies in PTMN’s Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

Action by Stockholders

According to PTMN’s certificate of incorporation, on the first date that PTMN shall have more than twenty stockholders of record, any action required or permitted to be taken by the stockholders of PTMN must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders of PTMN.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

PTMN’s bylaws state that except as required by law, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of PTMN. Nominations of persons for election to PTMN’s Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 3 of Article II of PTMN’s bylaws (a) by or at the direction of PTMN’s Board of Directors (or any duly authorized committee thereof) (subject to Section 13(a) of Article III of PTMN’s bylaws) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in Article II Section 11 of PTMN’s bylaws and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 11 of PTMN’s bylaws.

PTMN’s bylaws also state that except as required by applicable law, no business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of PTMN’s Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of PTMN’s Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of PTMN (i) who is a stockholder of record on the date of the giving of the notice provided for in Article II Section 12 of PTMN’s bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Article II, Section 12 of PTMN’s bylaws.

Stockholder Meetings

PTMN’s bylaws state that all meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or outside the State of Delaware, as shall be designated from time to time by PTMN’s Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

An annual meeting of stockholders shall be held each year and stated in a notice of meeting or in a duly executed waiver thereof. The date, time and place of such meeting shall be determined by the Chief Executive Officer of PTMN; provided that if the Chief Executive Officer does not act, PTMN’s Board of Directors shall determine the date, time, and place of such meeting. At such annual meeting, the stockholders shall elect, by a plurality vote, the directors whose term expires at such annual meeting and transact such other business as may properly be brought before the meeting.

Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, time and place of the meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be given to each stockholder of record entitled to vote there at not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to such matter(s) brought before the meeting by or at the direction of PTMN’s Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, as applicable, and stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of PTMN. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person (a) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened, or (b) who (either before or after the meeting) shall submit a signed written waiver of notice thereof either in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Calling of Special Meetings of Stockholders

PTMN’s bylaws state that special meetings of stockholders may be called for any purpose by PTMN’s Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and may be held on such date and at such time and place, either within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

Conflict with 1940 Act

According to PTMN’s certificate of incorporation, in the event that any provision of its charter is or becomes inconsistent with any provision of the General Corporation Law of the State of Delaware, the 1940 Act or any other applicable law, the provision of PTMN’s charter shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

DESCRIPTION OF CAPITAL STOCK OF OHA INVESTMENT CORPORATION

The following description is based on relevant portions of the MGCL and on the OHAI Charter and OHAI Bylaws. This summary is not necessarily complete, and we refer you to the MGCL, the OHAI Charter and OHAI Bylaws for a more detailed description of the provisions summarized below.

Capital Stock

OHAI’s authorized stock consists of 250,000,000 shares of common stock, par value $0.001 per share. OHAI Common Stock is traded on The Nasdaq Global Select Market under the ticker symbol “OHAI.” There are no outstanding options or warrants to purchase OHAI’s stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, OHAI’s stockholders generally are not personally liable for OHAI’s debts or obligations.

The following are OHAI’s outstanding classes of securities as of June 30, 2019:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by OHAI or for OHAI’s Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common Stock	250,000,000	—	20,172,392

OHAI Common Stock

Under OHAI Charter, the OHAI Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the MGCL, OHAI Charter provides that the OHAI Board, without any action by OHAI Stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that OHAI has authority to issue.

All shares of OHAI Common Stock have equal rights as to earnings, assets, dividends and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of OHAI Common Stock if, as and when authorized by its board of directors and declared by OHAI out of funds legally available therefrom. Shares of OHAI Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of OHAI’s liquidation, dissolution or winding up, each share of its common stock would be entitled to share ratably in all of its assets that are legally available for distribution after OHAI pays all debts and other liabilities and subject to any preferential rights of holders of its preferred stock, if any preferred stock is outstanding at such time. Each share of OHAI Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of OHAI Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of OHAI’s directors, and holders of less than a majority of such shares will not be able to elect any director.

OHAI Preferred Stock

The OHAI Charter authorizes the OHAI Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the OHAI Board is required by Maryland law and by the OHAI Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the OHAI Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of OHAI Common Stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to OHAI’s common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of OHAI’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC.

Furthermore, the 1940 Act restricts the ability of a BDC to issue warrants, options or rights to subscribe or convert to voting securities of the company. If OHAI were to issue preferred stock convertible into shares of OHAI’s common stock, such proposal must first be approved by OHAI’s stockholders. OHAI has no present plans to issue any shares of OHAI’s preferred stock, but believe the availability of such stock will provide us with increased flexibility in structuring future financings and acquisitions. If OHAI offers preferred stock under this prospectus, OHAI will issue an appropriate prospectus supplement. You should read that prospectus supplement for a description of OHAI’s preferred stock, including, but not limited to, whether there will be an arrearage in the payment of dividends or sinking fund installments, if any, restrictions with respect to the declaration of dividends, requirements in connection with the maintenance of any ratio or assets, or creation or maintenance of reserves, or provisions for permitting or restricting the issuance of additional securities.

Provisions of the MGCL and OHAI Charter and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The OHAI Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

The OHAI Charter authorizes it, and the OHAI Bylaws obligate it, to the maximum extent permitted by the MGCL and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and OHAI’s request, serves or has served another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or threatened to be made, a party to a proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and, without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The OHAI Charter and the OHAI Bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of OHAI in any of the capacities described above and any of OHAI’s employees or agents or any employees or agents of OHAI’s predecessor. In accordance with the 1940 Act, OHAI will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The MGCL requires a corporation (unless its charter provides otherwise, which the OHAI Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

OHAI has entered into indemnity agreements with certain executive officers and directors which provide, among other things, that OHAI will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement that he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer, and otherwise to the fullest extent permitted under Maryland law and its charter and bylaws.

Election of Directors

The OHAI Bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Pursuant to its charter and bylaws, the OHAI Board may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

The OHAI Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and each year one class of directors will be elected by the stockholders. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. A classified board may render a change in control of OHAI or removal of OHAI’s incumbent management more difficult. OHAI believes, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of its management and policies.

Number of Directors; Removal; Vacancies

The OHAI Charter provides that the number of directors is five, which number may be increased or decreased by the OHAI Board in accordance with the OHAI Bylaws. The OHAI Bylaws provide that number of directors may never be less than one or, unless the OHAI Bylaws are amended, more than seven. The current number of directors is five (5). The OHAI Charter provides that, at such time as OHAI has at least three independent directors and OHAI Common Stock is registered under the Exchange Act, OHAI elects to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the OHAI Board. Accordingly, except as may be provided by the OHAI Board in setting the terms of any class or series of preferred stock, any and all vacancies on the OHAI Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous consent, which the OHAI Charter does not). These provisions, combined with the requirements of the OHAI Bylaws regarding the calling of a stockholder-requested meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The OHAI Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the OHAI Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to OHAI’s notice of meeting, (2) by or at the direction of the OHAI Board, or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in OHAI’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the OHAI Board at a special meeting may be made only (1) pursuant to OHAI’s notice of the meeting, (2) by the OHAI Board or (3) provided that the OHAI Board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give OHAI advance notice of nominations and other business is to afford the OHAI Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the OHAI Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the OHAI Bylaws do not give its board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to OHAI and its stockholders.

Calling of Special Meetings of Stockholders

The OHAI Bylaws provide that special meetings of stockholders may be called by the OHAI Board and certain of its officers. Additionally, the OHAI Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, converge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the action is declared advisable by the OHAI Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. The OHAI Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. The OHAI Charter also provides that certain charter amendments and any proposal for OHAI’s conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for OHAI’s liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least 80 percent of OHAI’s continuing directors (in addition to approval by the OHAI Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in the OHAI Charter as OHAI’s current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the OHAI Board.

The OHAI Charter and OHAI Bylaws provide that the OHAI Board will have the exclusive power to adopt, alter or repeal any provision of its bylaws and to make new bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the MGCL, the OHAI Charter provides that stockholders will not be entitled to exercise appraisal rights, unless a majority of OHAI Board shall determine such rights apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act, which OHAI refers to as the Control Share Acquisition Act, provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.

Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person’s statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in the OHAI Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The OHAI Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of its shares of stock. However, there can be no assurance that the OHAI Board may not in the future amend its bylaws to repeal or modify this exemption, making OHAI subject to the Control Share Acquisition Act. However, the OHAI Board will not amend its bylaws to make it subject to the Control Share Acquisition Act unless the OHAI Board determines that it would be in its best interests and if the SEC staff does not object to its determination that it being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.

Business Combinations

The MGCL provides that certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. OHAI refers to these provisions as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The OHAI Board has adopted a resolution exempting any business combination with any person from the Business Combination Act, provided that any business combination is first approved by the OHAI Board, including approval of a majority of the members of the OHAI Board who are not interested persons of the acquiring person. This resolution may be altered or repealed, in whole or in part, at any time by the OHAI Board.

Conflict with 1940 Act

The OHAI Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act and the Business Combination Act (if the OHAI Board adopts a resolution to be subject to such Act), or any provision of the OHAI Charter or OHAI Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

PORTMAN RIDGE FINANCE CORPORATION DIVIDEND REINVESTMENT PLAN

PTMN Dividend Reinvestment Plan

PTMN has adopted a dividend reinvestment plan that provides for reinvestment of PTMN’s distributions on behalf of PTMN’s stockholders, unless a stockholder elects to receive cash as provided below. As a result, if PTMN’s Board of Directors authorizes, and PTMN declares, a cash distribution, then PTMN’s stockholders who have not “opted out” of PTMN’s dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of PTMN’s common stock, rather than receiving the cash.

No action is required on the part of a registered stockholder to have such shareholder’s cash distribution reinvested in shares of PTMN’s common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer & Trust Company, the plan administrator and PTMN’s transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than ten days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of PTMN’s common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

PTMN intends to use primarily newly-issued shares to implement the plan, whether its shares are trading at a premium or at a discount to net asset value. However, PTMN reserves the right to purchase shares in the open market in connection with PTMN’s implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of PTMN’s common stock at the close of regular trading on The Nasdaq Global Select Market on the dividend payment date. Market price per share on that date will be the closing price for such shares on The Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. Shares purchased in open market transactions by the plan administrator of the dividend reinvestment plan will be allocated to a stockholder based upon the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased with respect to the distribution.

There are no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees under the plan are paid by PTMN. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.

If your distributions are reinvested, you will be required to pay tax on the distributions in the same manner as if the distributions were received in cash. The taxation of distributions will not be affected by the form in which you receive them.

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.astfinancial.com, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at the address set forth below or by calling the plan administrator at 1-866-668-8564.

The plan may be terminated by PTMN upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by PTMN. All correspondence concerning the plan should be directed to, and additional information about the plan may be obtained from, the plan administrator by mail at American Stock Transfer & Trust Company, Attn. Dividend Reinvestment Department, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by telephone at 1-866-668-8564.

If you hold PTMN Common Stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

OHA INVESTMENT CORPORATION DIVIDEND REINVESTMENT PLAN

OHAI has established an “opt out” dividend reinvestment plan (“OHAI DRIP”), that provides for reinvestment of its dividends and distributions on behalf of OHAI’s stockholders, unless a stockholder elects to receive cash as provided below. As a result, if the OHAI Board authorizes, and OHAI declares, a cash dividend, then its plan agent automatically reinvests a stockholder’s cash dividend in additional shares of its common stock unless the stockholder, or his or her broker, specifically “opts out” of the dividend reinvestment plan and elects to receive cash dividends.

No action is required on the part of a registered stockholder to have the stockholder’s dividend reinvested in shares of OHAI Common Stock. The plan administrator will set up an account for shares acquired through the OHAI DRIP for each stockholder who has not elected to receive dividends in cash, a participant, and hold such shares in non-certificated form. A registered stockholder may terminate participation in the OHAI DRIP at any time and elect to receive dividends in cash by notifying the plan administrator in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for dividends to stockholders. Participants may terminate participation in the plan by notifying the plan administrator via its website at www.amstock.com, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or by calling the plan administrator at 1-800-937-5449. Within 20 days following receipt of a termination notice by the plan administrator and according to a participant’s instructions, the plan administrator will either: (a) maintain all shares held by such participant in a plan account designated to receive all future dividends and distributions in cash; (b) issue certificates for the whole shares credited to such participant’s plan account and issue a check representing the value of any fractional shares to such participant; or (c) sell the shares held in the plan account and remit the proceeds of the sale, less any brokerage commissions that may be incurred and a $15.00 transaction fee, to such participant at his or her address of record at the time of such liquidation. A stockholder who has elected to receive dividends in cash may re-enroll in the OHAI DRIP at any time by providing notice to the plan administrator.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.

OHAI intends, when permitted by the OHAI DRIP, to primarily use newly issued shares for reinvested dividends under the OHAI DRIP. However, OHAI reserves the right to purchase shares in the open market in connection with the OHAI DRIP. The number of newly issued shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend payable to such stockholder by the average market price per share of OHAI’s common stock at the close of regular trading on the exchange or market on which shares of OHAI Common Stock are listed for the five trading days preceding the valuation date for such dividend. OHAI cannot calculate the number of shares of OHAI Common Stock to be outstanding after giving effect to payment of the dividend until the value per share at which additional shares will be issued has been determined and elections of OHAI’s stockholders have been tabulated.

OHAI may not use newly issued shares to pay a dividend if the market price of its shares is less than its net asset value per share. In such event, the cash dividend will be paid to the plan administrator who will purchase shares in the open market for credit to the accounts of plan participants unless the average of the closing sales prices for the shares for the five days immediately preceding the payment date exceeds 110% of the most recently reported net asset value per share. The allocation of shares to the participants’ plan accounts will be based on the average cost of the shares so purchased, including brokerage commissions. The plan administrator will reinvest all dividends and distributions as soon as practicable, but no later than the next ex-dividend date, except to the extent necessary to comply with applicable provisions of the federal securities laws. The OHAI DRIP will not pay interest on any uninvested cash payment.

There are no brokerage charges or other charges to stockholders who participate in the OHAI DRIP. OHAI pays the plan administrator’s fees.

OHAI may terminate the OHAI DRIP upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. When a participant withdraws from the OHAI DRIP or when the OHAI DRIP is terminated, the participant will receive a cash payment for any fractional shares of OHAI Common Stock based on the market price on the date of withdrawal or termination. Participants and interested stockholders should direct all correspondence concerning the DRIP to the plan administrator by mail at American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

The automatic reinvestment of dividends and distributions will not relieve a participant of any income tax liability associated with such dividend or distribution. A U.S. stockholder participating in the OHAI DRIP will be treated for U.S. federal income tax purposes as having received a dividend or distribution in an equal amount to the cash that the participant could have received instead of shares. The tax basis of such shares will equal the amount of such cash. A participant will not realize any taxable income upon receipt of a certificate for whole shares credited to the participant’s account whether upon the participant’s request for a specified number of shares or upon termination of enrollment in the OHAI DRIP. Each participant will receive each year a Form 1099-DIV, prepared by OHAI’s stock transfer agent, with respect to the U.S. federal income tax status of all dividends and distributions during the previous year.

COMPARISON OF PTMN AND OHAI STOCKHOLDER RIGHTS

The following is a summary of the material differences between the rights of PTMN Stockholders and OHAI Stockholders. The following discussion is not intended to be complete and is qualified by reference to PTMN’s certificate of incorporation, PTMN’s bylaws, the OHAI Charter, the OHAI Bylaws, the MGCL and the DGCL. These documents are incorporated by reference in this document and will be sent to stockholders of PTMN and OHAI upon request. See “Where You Can Find More Information.”

OHAI is a Maryland corporation subject to the MGCL, and PTMN is a Delaware corporation subject to the DGCL. As set forth in the section titled “Description of the Merger Agreement—Merger Consideration,” OHAI’s common stockholders will receive shares of PTMN Common Stock in the Merger. Although the MGCL and the DGCL are similar in many respects, there are a number of differences between the two statutes, many (but not all) of which are summarized below. In addition, there is a substantial body of case law in Delaware interpreting the corporation laws of that state. A comparable body of judicial interpretation does not exist in Maryland such that there may be less certainty as to the outcome of matters governed by Maryland corporation law than would be the case under Delaware corporation law. For more information, see the table below.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders
Authorized Stock
OHAI is authorized to issue 250,000,000 shares of common stock, $0.001 par value per share. Pursuant to the OHAI Charter, a majority of the OHAI Board, acting without stockholder approval, may amend the OHAI Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series. The OHAI Charter authorizes the OHAI Board to classify and reclassify any unissued shares of capital stock into other classes or series of capital stock, including preferred stock. On June 30, 2019, there were 20,172,392 shares of OHAI Common Stock issued and outstanding.

PTMN is authorized to issue 105,000,000 shares of stock, consisting of 100,000,000 shares of voting common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of PTMN’s capital stock entitled to vote, without the separate vote of the holders of PTMN Common Stock or PTMN preferred stock as a class. The PTMN Board may provide by resolution for the issuance of shares of preferred stock in one or more series, establish the number of shares to be included in each such series, and to fix the rights, voting powers (if any), designations, preferences, privileges, restrictions, and other rights including, but not limited to, dividend rights, conversion rights, redemption privileges and liquidations preferences, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. On June 30, 2019, there were 37,550,920 shares of common stock issued and 37,356,061 shares of common stock outstanding and no shares of preferred stock issued and outstanding.

Amendment of Certificate or Articles of Incorporation	Except as set forth in the following sentence, the OHAI Charter may be amended only if the amendment is declared advisable by the OHAI Board and approved by the affirmative vote of	The DGCL requires the PTMN Board to adopt a resolution declaring the proposed amendment advisable, and submit the proposed amendment to the stockholders for approval at a special or annual

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

OHAI Stockholders entitled to cast a majority of the votes entitled to be cast on the matter at a special or annual meeting. Amendments relating to (i) making the common stock a “redeemable security” or converting OHAI, whether by merger or otherwise, from a “closed-end company” to an “open-end company,” (ii) liquidation or dissolution, and (iii) charter amendments to Sections 4.1, 4.2, 4.9, 6.1 or 6.2 of the OHAI Charter require the approval of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter, provided, that if the Continuing Directors (as defined in the OHAI Charter), by a vote of at least 80% of such Continuing Directors, in addition to approval by the OHAI Board, approve such proposal or amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient to approve such matter. Additionally, as permitted by the MGCL and set forth above, the OHAI Charter provides that a majority of the OHAI Board may amend the OHAI Charter from time to time without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of capital stock of any class or series.

meeting. The approval of a majority of the combined voting power of all of the shares of all classes of capital stock then entitled to vote is required to amend PTMN’s certificate of incorporation. Amendments to Articles V, VI, VII, VIII, or IX of PTMN’s certificate of incorporation, require the affirmative vote of at least 75% of the stockholders entitled to vote, provided, however, that if the Continuing Directors, by a vote of at least 75% of such Continuing Directors, in addition to the approval of the PTMN board of directors, approve such proposal or amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast is sufficient to approve such matter.

Amendment of Bylaws	As permitted by the MGCL, the OHAI Board has the exclusive power to adopt, alter or repeal any provision of the OHAI bylaws and to make new bylaws.
PTMN’s certificate of incorporation provides that PTMN’s bylaws may be amended or repealed by the PTMN Board or by the affirmative vote of at least 75% of the shares of PTMN’s capital stock then outstanding and entitled to vote in the election of directors, voting in a single class.

Business Combinations with Interested Stockholders
Pursuant to Subtitle 6 of Title 3 of the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time at which such person became an interested stockholder unless: (i) prior to such time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; (ii) upon becoming an interested stockholder, the stockholder

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form-of-consideration and procedural requirements.

The OHAI Board has adopted a resolution exempting any business combination between OHAI and any other person from the business combination statute described above, provided that the business combination is first approved by the OHAI Board, including a majority of the independent directors.

owned at least 85% of the corporation’s outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or (iii) the business combination is approved by both the board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock (at a meeting and not by written consent), excluding shares owned by the interested stockholder. For these purposes, a “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder,” and “interested stockholder” means a stockholder that, together with its affiliates and associates, owns (or, under certain circumstances, has owned within the prior three years) more than 15% of the outstanding voting stock.

Although Section 203 of the DGCL permits PTMN to elect not to be governed by its provisions, PTMN has not made this election.

Voting Rights
Each OHAI common stockholder is entitled to one vote per share of OHAI Common Stock on all matters upon which stockholders are entitled to vote. Except as described below with regard to director elections, the OHAI bylaws provide that, unless a greater or lesser vote is required by law (including the Investment Company Act) or by the OHAI Charter, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to

Each PTMN Stockholder is entitled to one vote per share of PTMN Common Stock on all matters upon which stockholders are entitled to vote. Except as described below with regard to the election of directors, PTMN’s bylaws provide that a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present decides all matters, except as otherwise required by the DGCL or as provided for in PTMN’s certificate of incorporation.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders
approve any matter which may properly come before such meeting.

Dividends and Distributions; Redemption Rights
The MGCL defines “distribution” to include (i) a direct or indirect transfer of money or other property of the corporation in respect of any of its shares; or (ii) an incurrence or forgiveness of indebtedness by a corporation to or for the benefit of the corporation’s stockholders in respect of any of its shares. A distribution includes a dividend; a purchase, redemption or other acquisitions of its own shares by the corporation; and an issuance of evidence of indebtedness, in each case pertaining to a stockholder of the corporation.

Pursuant to the MGCL, no distribution may be made by OHAI if, after giving effect to the distribution, (i) OHAI would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or (ii) OHAI’s total assets would be less than the sum of its total liabilities plus, unless the OHAI Charter permits otherwise, the amount that would be needed, if OHAI were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. For purposes of determining compliance with the insolvency tests in clauses (i) and (ii), the MGCL permits assets to be valued on the basis of a “fair valuation” of the assets or upon any other “reasonable” method rather than limiting application of the tests to the financial statements. Notwithstanding the foregoing, under the MGCL OHAI may make a distribution from (i) its net earnings for the fiscal year in which the distribution is made; (ii) its net earnings for the preceding fiscal year; or (iii) the sum of its net earnings for the preceding eight fiscal quarters. Pursuant to the MGCL and the OHAI Bylaws, dividends and other distributions to OHAI Stockholders may be authorized by the OHAI Board, subject to the provisions of applicable law and the OHAI Charter.

Pursuant to the DGCL, PTMN may pay dividends only out of the surplus of PTMN or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Pursuant to the DGCL, dividends may not be declared out of net profits, however, if PTMN’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is eliminated. Furthermore, the DGCL generally provides that a Delaware corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of such corporation.

PTMN’s bylaws provide that holders of PTMN Common Stock shall have the right to receive dividends as and when declared by the board of directors in its sole discretion at any regular or special meeting, subject to any limitations on the declaring of dividends imposed by PTMN’s certificate of incorporation.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders
Quorum
The OHAI Charter and OHAI Bylaws require that the presence of the stockholders entitled to cast a majority of the votes entitled to be cast (without regard to class) constitutes a quorum at any meeting of the stockholders, except with respect to any such matter that requires approval by a separate vote of one or more classes of stock.

PTMN’s bylaws require that a majority of the holders of the issued and outstanding voting stock entitled to vote thereat shall constitute a quorum, except where a greater percentage is required by law.

Appraisal Rights
The OHAI Charter provides that its stockholders are not entitled to appraisal rights (rights of an objecting stockholder) unless the OHAI Board, upon the affirmative vote of a majority of the OHAI Board, determines that such rights apply, with respect to all or any classes or series of stock or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Under the DGCL, stockholders who dissent from a merger or consolidation of the corporation have the right to demand and receive payment of the fair value of their stock, as appraised by the Delaware Chancery Court; provided, however, that dissenters’ rights are inapplicable (i) to stockholders of a surviving corporation whose vote is not required to approve the merger or consolidation and (ii) to any class of stock listed on a national securities exchange or held of record by more than 2,000 stockholders, unless, in either case, such stockholders are required in the merger to accept in exchange for their shares anything other than (A) shares of the surviving corporation or depository receipts in respect thereof, (B) stock (or depository receipts thereof) of another corporation which is either listed on a national securities exchange or held of record by more than 2,000 holders, (C) cash in lieu of fractional shares or depository receipts of such corporations or (D) or any combination of the above.

Number of Directors
A majority of the entire OHAI Board may establish, increase or decrease the number of directors; provided that the number of directors will never be less than one nor more than seven. The OHAI Board is currently comprised of five members.

The number of directors may be increased or decreased from time to time by the PTMN Board, provided that the number of directors shall not be fewer than five or greater than eleven. The PTMN Board is currently comprised of eight members.

Election of Directors
The OHAI Charter and the OHAI Bylaws provide that the OHAI directors are elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
PTMN’s bylaws provide that each director is elected by a plurality of the votes cast with respect to the director.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders
Removal of Directors
The OHAI Charter provides that any director or the entire board of directors of a classified board of directors may be removed from office at any time, but only for cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. The OHAI Charter provides that “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to OHAI through bad faith or active and deliberate dishonesty.

PTMN’s certificate of incorporation provides that, any director may be removed from office at any time, only for cause, at a special meeting called for that purpose, by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of PTMN then outstanding and entitled to vote in the election of directors, voting together as a single class.

Advance Notice of Director Nominations and New Business
The OHAI Bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders. For an annual meeting, a stockholder must deliver notice to the secretary of OHAI not earlier than the 150th day and not later than 5:00 p.m., Central Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. However, if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date on which the proxy statement for the previous year’s annual meeting was mailed to stockholders, notice by the stockholder must be given not earlier than the 150th day prior not later than 5:00 p.m., Central Time on the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For a special meeting at which directors are to be elected, a stockholder must deliver notice to the secretary of OHAI not earlier than the 150th day prior to the date of such meeting and not later than 5:00 p.m., Central Time, on the 120th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees to be elected is made.

PTMN’s bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders. For a nomination or other business to be brought before an annual meeting, a stockholder must deliver notice to the secretary of PTMN not less than 90 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. In the case of a special meeting of stockholder, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

In the event that the number of directors on the OHAI Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of OHAI not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by OHAI.

Call and Notice of Stockholders’ Meetings
Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of OHAI is held on the date and at the time set by the OHAI Board. Failure to hold an annual meeting does not invalidate OHAI’s existence or affect any otherwise valid corporate act.

Special Meetings. Any chairman of the OHAI Board, the chief executive officer, the president or the OHAI Board may call a special meeting of the stockholders. Subject to certain conditions, a special meeting of stockholders shall also be called by the secretary of OHAI to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting. Only the business specified in the notice of the meeting may be brought before such meeting.

Record Date. The OHAI bylaws provide that the OHAI Board may fix a record date not more than 90 days and not less than ten days before the date of any such meeting.

Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary of OHAI will give to each stockholder entitled to vote at such meeting or entitled to notice thereof, notice in writing or by electronic

Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of PTMN is held on the date and at the time set by the Chief Executive Officer, or if the CEO does not act, by the PTMN Board.

Special Meetings. Special meetings of stockholders may be called for any purposes by the PTMN Board, the chairman of the board or the CEO.

Record Date. PTMN’s bylaws provide that its board of directors may fix in advance a future date, not more than 60 days nor less than ten days preceding the date of a stockholder meeting, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof. Only those stockholders who are stockholders of record on the date so fixed are entitled to notice of and to vote at such meeting.

Notice. Written notice of each meeting of stockholders stating the date, hour, place and the purposes thereof must be given as provided by law not less than ten nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at such meeting.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any law, the purpose for which the meeting is called, by (i) mail, (ii) presenting it to such stockholder personally, (iii) leaving it at the stockholder’s residence or usual place of business or (iv) any other means permitted by Maryland law, including electronic transmission.

Written Consent in Lieu of Stockholder Meeting
The MGCL provides that, unless the charter authorizes the holders of common stock entitled to vote generally on the election of directors to consent in writing or by electronic transmission by not less than the minimum number of votes that would be necessary to take action at a stockholders meeting, any action required or permitted to be taken at a meeting may be taken without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholders meetings. The OHAI Charter does not address stockholder action without a meeting and, therefore, unanimous consent is required for stockholder action without a meeting.

The DGCL and PTMN’s certificate of incorporation provide that on the first date that PTMN has more than 20 stockholders of record, any action required or permitted to be taken by the stockholders may not be effected by written consent of the stockholders, it must be effected at a duly called annual or special meeting of such holders.

Stockholder Inspection Rights
An OHAI stockholder of record may make a request during usual business hours to inspect and copy any of the following corporate documents: (i) the OHAI bylaws; (ii) minutes of the proceedings of the OHAI Stockholders; (iii) annual statements of affairs; and (iv) voting trust agreements deposited at OHAI’s principal office. Any OHAI stockholder of record may also request a statement showing all stock and securities issued during a specified period of not more than 12 months before the date of the request. In addition, one or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding stock of any class may (i) inspect and copy during usual business hours OHAI’s books of account and stock ledger, (ii) present to any officer or

PTMN’s bylaws and the DGCL provide that except as otherwise provided in the 1940 Act, any PTMN Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose PTMN’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to PTMN at its registered office in the State of Delaware or at its

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

resident agent of OHAI a written request for a statement of OHAI’s affairs and (iii) if OHAI does not maintain the original or a duplicate stock ledger at its principal office, present to any officer or resident agent of OHAI a written request for a list of stockholders, setting forth the name and address of each OHAI Stockholder and the number of shares of each class which each OHAI Stockholder holds. No additional inspection rights are available. Further, pursuant to the OHAI Charter, a stockholder otherwise eligible to inspect the OHAI books of account, stock ledger or other specified documents, shall have no right to make such inspection if the OHAI Board determines that such stockholder has an improper purpose for requesting such inspection.
principal place of business.

Exculpation
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Subject to any limitation in the Investment Company Act, the OHAI Charter limits, to the maximum extent permitted by Maryland law in effect from time to time, the liability of directors and officers of OHAI.

The DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting personal liability of a director (but not an officer) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability resulting from (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit. Subject to any limitation in the Investment Company Act, PTMN’s certificate of incorporation limits, to the maximum extent permitted by Delaware law in effect from time to time, the liability of directors of PTMN.

Indemnification and Advancement
Maryland law requires a corporation (unless its articles of incorporation provides otherwise, which the OHAI Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity against reasonable expenses incurred in the proceeding in which the director or officer was successful. Further, as

As permitted by the DGCL, PTMN’s certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact: (a) that he or she is or was a director or officer or (b) is or was serving at the request of PTMN as a director or officer of another corporation,

Rights of OHAI Stockholders	Rights of PTMN Stockholders

permitted by the MGCL, the OHAI Charter permits OHAI to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. Subject to the Investment Company Act, the OHAI Bylaws required that OHAI, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of OHAI and who is made or threatened to be made a party to the proceeding by reason of his partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (a) or in case (b) the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by PTMN to the fullest extent authorized by the DGCL (subject to any limitation in the Investment Company Act) as the same exists or may hereafter be amended, respectively (but, in the case of any amendment to Section 145 of the DGCL, with respect to actions taken prior to such amendment, only to the extent that such amendment permits any corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Securities Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the DGCL.

As permitted by the DGCL, PTMN’s certificate of incorporation further obligates PTMN to advance expenses incurred by an officer or director of PTMN in defending any civil, criminal, administrative or investigative action, suit, or proceeding, upon delivery to PTMN of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by PTMN for such expenses.

PTMN’s certificate of incorporation also permits the PTMN Board to extend Indemnification rights to employees and agents of PTMN. PTMN has indemnification agreements in place with certain of its directors and officers.

	Rights of OHAI Stockholders	Rights of PTMN Stockholders

or her service in any such capacity or (b) any individual who, while a director or officer of OHAI and at the request of OHAI, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The indemnification and payment of expenses provided in the OHAI Charter are not exclusive and do not limit other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Additionally, OHAI has indemnification agreements in place with certain of its directors and officers.

Exclusive Forum
The OHAI Bylaws provide that, unless OHAI consents in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of OHAI, (b) any action asserting a claim of breach of any duty owed by a director or officer or other employee of OHAI to OHAI or to the OHAI Stockholders or asserting a claim of breach of any standard of conduct set forth in the MGCL, (c) any action asserting a claim against OHAI or any director or officer or other employee of OHAI arising pursuant to any provision of the MGCL, the OHAI Charter or the OHAI Bylaws, or (d) any action asserting a claim against OHAI or any director or officer or other employee of OHAI that is governed by the internal affairs doctrine.

While Section 115 of the DGCL would permit PTMN to include a provision in PTMN’s certificate of incorporation or PTMN’s bylaws requiring, consistent with applicable jurisdictional requirements, that any or all internal corporate claims be brought solely and exclusively in any or all of the courts of the State of Delaware, neither PTMN’s certificate of incorporation nor PTMN’s bylaws contain such a provision.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
OF PORTMAN RIDGE FINANCE CORPORATION AND OHA INVESTMENT CORPORATION

PTMN’s investment securities are held under a custody agreement with U.S. Bank National Association. The address of the custodian is U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. The transfer agent and registrar for PTMN’s common stock, American Stock Transfer & Trust Company, acts as PTMN’s transfer agent, dividend paying and reinvestment agent for PTMN’s common stock. The principal business address of the transfer agent is 59 Maiden Lane, New York, New York 10038. U.S. Bank National Association, PTMN’s trustee under an indenture and the first supplemental indenture thereto relating to the 2022 Notes, is the paying agent, registrar and transfer agent relating to the 2022 Notes. The principal business address of PTMN’s trustee is One Federal Street, 10th Floor, Boston, MA 02110.

OHAI’s securities are held by Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to a custody agreement. The principal business address of Wells Fargo is 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone: (410) 884-2000. American Stock Transfer & Trust Company, LLC serves as OHAI’s transfer agent, distribution paying agent and registrar. The principal business address of American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, New York 11219, telephone: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since PTMN generally acquires and disposes of PTMN’s investments in privately negotiated transactions, PTMN infrequently uses brokers in the normal course of its business. Subject to policies established by PTMN’s Board of Directors, PTMN generally does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While PTMN generally seeks reasonably competitive trade execution costs, PTMN does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, PTMN may select a broker based partly upon brokerage or research services provided to PTMN. In return for such services, PTMN may pay a higher commission than other brokers would charge if PTMN determines in good faith that such commission is reasonable in relation to the services provided, and PTMN’s management and employees are authorized to pay such commission under these circumstances.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for PTMN by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Portman Ridge Finance Corporation and its consolidated subsidiaries at December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and the effectiveness of Portman Ridge Finance Corporation and its consolidated subsidiaries’ internal control over financial reporting as of December 31, 2018, included in the proxy statement/prospectus of Portman Ridge Finance Corporation, which is referred to and made part of this registration statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, located at 5 Times Square, New York, NY 10036, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of OHA Investment Corporation and its consolidated subsidiaries at December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, included in the proxy statement/prospectus of OHA Investment Corporation, which is referred to and made a part of this registration statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, located at 2323 Victory Avenue, Dallas, TX 75219, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

No other matter that is likely to come before the Special Meeting or that may properly come before the Special Meeting, apart from the consideration of an adjournment or postponement.

The chairman of the Special Meeting shall have the power to conclude or adjourn the Special Meeting from time to time for such periods as the chairman of the Special Meeting shall direct without notice other than announcement at the Special Meeting.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this document may be delivered to two or more stockholders of OHAI who share an address, unless contrary instructions from one or more of such stockholders have been provided to OHAI, as applicable.

On written or oral request, OHAI, as applicable, will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of this document was delivered. Stockholders sharing an address who wish, in the future, to receive separate copies or a single copy of OHAI’s proxy statements and annual reports should provide written or oral notice to OHAI, as applicable, at 1114 Avenue of the Americas, 27th floor, New York, New York 10036, Attention: Investor Relations or by calling collect at (212) 852-1900.

WHERE YOU CAN FIND MORE INFORMATION

PTMN has filed with the SEC a registration statement on Form N-14 (of which this proxy statement/prospectus is a part), together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about PTMN and the securities being offered by this document.

Each of PTMN and OHAI file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information PTMN and OHAI file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

PTMN maintains a website at www.portmanridge.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Information contained on its website is not incorporated into this proxy statement/prospectus, and you should not consider information on its website to be part of this proxy statement/prospectus. You may also obtain such information by contacting PTMN in writing at 650 Madison Avenue, 23rd Floor, New York, New York 10022, Attention: Investor Relations.

OHAI maintains a website at www.ohainvestmentcorporation.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Information contained on its website is not incorporated into this proxy statement/prospectus, and you should not consider information on its website to be part of this proxy statement/prospectus. You may also obtain such information by contacting OHAI in writing at 1114 Avenue of the Americas, 27th floor, New York, New York 10036, Attention: Investor Relations.

INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements of Portman Ridge Finance Corporation

Index to Consolidated Financial Statements of OHA Investment Corporation

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments at fair value:
Short-term investments (cost: 2019 - $27,443,091; 2018 - $44,756,478)	$27,443,091	$44,756,478
Debt securities (amortized cost: 2019 - $185,518,733; 2018 - $162,264,482)	175,321,765	147,861,744
CLO Fund Securities managed by affiliates (amortized cost: 2019 - $46,522,911; 2018 - $4,407,106)	37,667,754	4,473,840
CLO Fund Securities managed by non-affiliates (amortized cost: 2019 - $2,777,759; 2018 - $51,073,520)	2,338,727	39,851,160
Equity securities (cost: 2019 - $16,482,841; 2018 - $9,477,763)	4,143,686	2,038,020
Asset Manager Affiliates (cost: 2019 - $17,791,230; 2018 - $17,791,230)	—	3,470,000
Joint Ventures (cost: 2019 - $42,611,525; 2018 - $37,381,525)	40,089,257	30,857,107
Total Investments at Fair Value (cost: 2019 - $339,148,090; 2018 - $327,152,104)	287,004,280	273,308,349
Cash	236,828	5,417,125
Restricted cash	3,467,338	3,907,341
Interest receivable	875,396	1,342,970
Receivable for Open Trades	10,457,443	—
Due from affiliates	695,768	1,007,631
Operating lease right-of-use asset	1,687,901	—
Other assets	1,068,576	481,265
Total Assets	$305,493,530	$285,464,681
LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2019 - $1,933,295; 2018 - $2,207,341)	$75,473,905	$75,199,858
Great Lakes KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2019 - $1,326,443; 2018 - $1,155,754)	44,032,368	25,200,331
Operating lease liability	3,415,460	—
Payable for open trades	38,030,859	23,204,564
Accounts payable and accrued expenses	2,162,223	3,591,910
Accrued interest payable	1,386,248	131,182
Due to affiliates	788,776	115,825
Management and incentive fees payable	1,026,100	—
Total Liabilities	166,315,939	127,443,670
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,550,920 issued, and 37,356,061 outstanding at June 30, 2019, and 37,521,705 issued, and 37,326,846 outstanding at December 31, 2018	373,561	373,268
Capital in excess of par value	307,172,819	306,784,387
Total distributable (loss) earnings	(168,368,789)	(149,136,644)
Total Stockholders’ Equity	139,177,591	158,021,011
Total Liabilities and Stockholders’ Equity	$305,493,530	$285,464,681
NET ASSET VALUE PER COMMON SHARE	$3.73	$4.23

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment Income:
Interest from investments in debt securities	$3,831,861	$3,910,473	$6,768,657	$7,308,670
Payment-in-kind investment income	11,520	369,116	13,542	732,053
Interest from cash and time deposits	16,444	12,211	52,113	61,416
Investment income on CLO Fund Securities managed by affiliates	1,607,308	1,414,903	1,739,754	3,248,569
Investment income on CLO Fund Securities managed by non-affiliates	105,574	98,341	1,786,848	197,702
Dividends from Asset Manager Affiliates	—	300,000	—	620,000
Investment income - Joint Ventures	1,291,667	700,000	2,241,667	1,400,000
Capital structuring service fees	49,795	43,399	110,998	106,509
Total investment income	6,914,169	6,848,443	12,713,579	13,674,919
Expenses:
Management fees	1,026,100	—	1,026,100	—
Performance-based incentive fees	—	—	—	—
Interest and amortization of debt issuance costs	1,982,431	1,847,432	3,783,357	3,711,280
Compensation	—	1,005,050	3,688,578	2,212,387
Professional fees	514,523	906,965	2,182,645	1,621,375
Insurance	359,449	79,726	448,099	157,748
Administrative services expense	409,600	—	409,600	—
Other general and administrative expenses	311,296	480,351	1,059,615	982,466
Impairment of operating lease right-of-use asset	1,431,030	—	1,431,030	—
Total expenses	6,034,429	4,319,524	14,029,024	8,685,256
Management and performance-based incentive fees waived	—	—	—	—
Net Expenses	6,034,429	4,319,524	14,029,024	8,685,256
Net Investment (Loss) Income	879,740	2,528,919	(1,315,445)	4,989,663
Realized And Unrealized (Losses) Gains On Investments:
Net realized (losses) gains from investment transactions	(2,270,962)	(3,671)	(15,620,391)	(571)
Net change in unrealized (depreciation) appreciation on:
Debt securities	2,305,906	(682,477)	4,205,770	(1,125,361)
Equity securities	151,619	(227,169)	(4,899,412)	(163,573)
CLO Fund Securities managed by affiliates	(532,566)	(787,433)	(615,135)	(1,008,252)
CLO Fund Securities managed by non-affiliates	(66,680)	(154,059)	2,476,572	195,296
Asset Manager Affiliates investments	—	(1,310,000)	—	(996,000)
Joint Venture Investments	(1,315,379)	(675,882)	4,002,150	(424,506)
Total net change in unrealized appreciation (depreciation)	542,900	(3,837,020)	5,169,945	(3,522,396)
Net realized and unrealized (depreciation) appreciation on investments	(1,728,062)	(3,840,691)	(10,450,446)	(3,522,967)
Realized losses on extinguishments of Debt	—	—	—	(169,074)
Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(848,322)	$(1,311,772)	$(11,765,891)	$1,297,622
Net (Decrease) Increase In Stockholders’ Equity Resulting from Operations per Common Share:
Basic:	$(0.02)	$(0.04)	$(0.32)	$0.03
Diluted:	$(0.02)	$(0.03)	$(0.32)	$0.03
Net Investment (Loss) Income Per Common Share:
Basic:	$0.02	$0.07	$(0.04)	$0.13
Diluted:	$0.02	$0.07	$(0.04)	$0.13
Weighted Average Shares of Common Stock Outstanding—Basic	37,349,371	37,363,038	37,342,272	37,356,759
Weighted Average Shares of Common Stock Outstanding—Diluted	37,349,371	37,363,038	37,342,272	37,356,759

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS(1)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Operations:
Net investment (loss) income	$(1,315,445)	$4,989,663
Net realized (losses) gains from investment transactions	(15,620,391)	(571)
Realized losses from extinguishments of debt	—	(169,074)
Net change in unrealized appreciation on investments	5,169,945	(3,522,396)
Net (decrease) increase in stockholders’ equity resulting from operations	(11,765,891)	1,297,622
Stockholder distributions:	(7,466,254)	(7,434,120)
Capital share transactions:
Issuance of common stock for:
Dividend reinvestment plan	129,789	102,099
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(85,807)
Stock based compensation	258,936	460,893
Net increase in net assets resulting from capital share transactions	388,725	477,185
Net assets at beginning of period	158,021,011	181,804,576
Net assets at end of period	$139,177,591	$176,145,264
Net asset value per common share	$3.73	$4.72
Common shares outstanding at end of period	37,356,061	37,341,924
(1)	Refer to note 10 “Stockholders’ Equity” for additional information on changes in components of Stockholders’ Equity

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net (decrease) increase in stockholder’s equity resulting from operations	$(11,765,891)	$1,297,622
Adjustments to reconcile net (decrease) increase in stockholder’s equity resulting from operations to net cash (used in) provided by in operations:
Net realized losses (gains) on investment transactions	15,620,391	571
Net change in unrealized appreciation from investments	(5,169,945)	3,522,396
Purchases of investments	(59,016,697)	(61,534,043)
Proceeds from sales and redemptions of investments	35,658,265	100,935,386
Net accretion of investments	(3,392,422)	(3,998,143)
Amortization of debt issuance costs	475,507	424,938
Realized losses on extinguishments of debt	—	169,074
Operating lease impairment	1,431,030	—
Net amortization of operating lease	55,174	—
Payment-in-kind interest income	(13,542)	(732,053)
Stock-based compensation	258,936	460,893
Changes in operating assets and liabilities:
Increase (decrease) in payable for open trades	14,826,295	(33,439,015)
(Increase) Decrease in receivable for open trades	(10,457,443)	2,993,750
Decrease (increase) in interest and dividends receivable	467,574	(469,587)
Increase in accrued interest payable	1,255,066	90,664
(Increase) decrease in other assets	(587,311)	52,185
Decrease (increase) in due from affiliates	311,863	87,858
Increase in management and incentive fees payable	672,951	(16,393)
(Decrease) increase in due to affiliates	1,026,100	—
Decrease (increase) in accounts payable and accrued expenses	1,429,687	(768,275)
Net cash (used in) provided by operating activities	(16,914,412)	9,077,828
FINANCING ACTIVITIES:
Debt issuance costs	(372,150)	(1,379,899)
Issuance (forfeitures) of restricted shares	—	(20)
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(85,807)
Distributions to stockholders	(7,336,465)	(7,332,021)
Repayment 7.375 Notes Due 2019	—	(20,000,000)
Borrowings under Great Lakes KCAP Funding LLC, Revolving Credit Facility	45,000,000	27,000,000
Repayment of Great Lakes KCAP Funding LLC, Revolving Credit Facility	(25,997,274)	(5,839,813)
Net cash provided by (used in) financing activities	11,294,111	(7,637,560)
CHANGE IN CASH AND RESTRICTED CASH	(5,620,300)	1,440,268
CASH AND RESTRICTED CASH, BEGINNING OF PERIOD	9,324,466	2,034,095
CASH AND RESTRICTED CASH, END OF PERIOD	$3,704,166	$3,474,363
Supplemental Information:
Interest paid during the period	$1,570,418	$3,195,678
Dividends paid during the period under the dividend reinvestment plan	$129,789	$102,099
Supplemental non-cash information:
Realized loss on Asset Manager Affiliates	$3,470,000	$—
Amounts per balance sheet
Cash	$236,828	$2,451,249
Restricted cash	3,467,338	1,023,114
Total Cash and Restricted cash	$3,704,166	$3,474,363

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of June 30, 2019
(unaudited)

Debt Securities Portfolio

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(5)(8)(13) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 9.3% Cash, 10.0% PIK, 3 month LIBOR (2.29%) + 7.00%; LIBOR Floor 1.00%, Due 10/23	6/13/2012	$1,108,051	$1,078,343	$2,474

Akumin Corp.(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan 8.4% Cash, 1 month LIBOR (2.44%) + 6.00%; LIBOR Floor 1.00%, Due 5/24	5/31/2019	2,250,000	2,205,764	2,205,000

BMC Acquisition, Inc. (aka BenefitMall)(8)(13)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.9% Cash, 6 month LIBOR (2.65%) + 5.25%; LIBOR Floor 1.00%, Due 12/24	1/2/2018	2,955,000	2,953,632	2,913,031

Bristol Hospice, L.L.C.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR (2.40%) + 7.25%; LIBOR Floor 1.00%, Due 1/24	3/29/2019	8,800,000	8,746,520	8,835,499

BW NHHC Holdco Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 7.4% Cash, 1 month LIBOR (2.40%) + 5.00%, Due 5/25	5/16/2018	1,980,000	1,954,997	1,848,825

Carestream Health, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Extended Term Loan (Second Lien) 11.9% Cash, 1 month LIBOR (2.40%) + 9.50%; LIBOR Floor 1.00%, Due 6/21	10/7/2014	1,510,955	1,499,111	1,480,736

Child Development Schools, Inc.(8)(14) Services: Business	Senior Secured Loan — Term Loan 6.7% Cash, 3 month LIBOR (2.48%) + 4.25%, Due 5/23	6/6/2018	4,657,184	4,648,050	4,645,542

Community Care Health Network, Inc. (aka Matrix Medical Network)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Closing Date Term Loan 7.1% Cash, 3 month LIBOR (2.35%) + 4.75%; LIBOR Floor 1.00%, Due 2/25	2/9/2018	1,980,000	1,976,008	1,848,108

Corsair Gaming, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 6.6% Cash, 3 month LIBOR (2.33%) + 4.25%; LIBOR Floor 1.00%, Due 8/24	9/29/2017	1,979,899	1,975,904	1,965,049

Corsair Gaming, Inc.(8) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.33%) + 8.50%; LIBOR Floor 1.00%, Due 8/25	9/29/2017	5,000,000	4,941,263	4,900,000

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien) 10.3% Cash, 3 month LIBOR (2.59%) + 7.75%; LIBOR Floor 1.00%, Due 7/21	5/23/2013	3,000,000	3,005,058	2,801,149

CT Technologies Intermediate Holdings, Inc. (Smart Holdings Corp.) (aka HealthPort)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — New Term Loan Facility 6.7% Cash, 1 month LIBOR (2.40%) + 4.25%; LIBOR Floor 1.00%, Due 12/21	11/19/2014	3,943,524	3,938,518	3,420,031

Digitran Innovations B.V. (Pomeroy Solutions Holding Company, Inc.)(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 9.8% Cash, 3 month LIBOR (2.33%) + 7.50%; LIBOR Floor 1.50%, Due 7/24	12/10/2018	4,962,406	4,917,720	4,844,090
	0

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Drilling Info Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan (First Lien) 6.7% Cash, 1 month LIBOR (2.40%) + 4.25%, Due 7/25	2/12/2019	3,369,206	3,359,351	3,352,360
	0
Dun & Bradstreet Corporation,(8)(13)(14) The Telecommunications	Senior Secured Loan — Initial Term Borrowing 7.4% Cash, 1 month LIBOR (2.40%) + 5.00%, Due 2/26	4/24/2019	5,000,000	5,043,248	5,012,500
	0
Evergreen North America Acquisition, LLC (f/k/a Industrial Services Acquisition, LLC)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 7.4% Cash, 3 month LIBOR (2.38%) + 5.00%; LIBOR Floor 1.00%, Due 6/22	6/21/2016	1,071,638	1,074,987	1,071,638

First American Payment Systems, L.P.(8)(13)(14) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 13.1% Cash, 3 month LIBOR (2.60%) + 10.50%; LIBOR Floor 1.00%, Due 7/24	1/4/2017	1,500,000	1,469,854	1,458,000
	0
Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 1 month LIBOR (2.41%) + 7.25%; LIBOR Floor 1.00%, Due 2/26	1/25/2018	1,324,654	1,333,444	1,323,415
	0
GI Advo Opco, LLC(5)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 9.5% Cash, fixed, Due 11/21	11/19/2015	180,304	179,431	—
	0
GK Holdings, Inc. (aka Global Knowledge)(8)(13) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 12.6% Cash, 3 month LIBOR (2.33%) + 10.25%; LIBOR Floor 1.00%, Due 1/22	1/30/2015	1,500,000	1,488,969	1,213,554

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR (2.40%) + 8.25%, Due 11/26	5/21/2013	2,000,000	1,967,519	1,900,000

Global Tel*Link Corporation(8)(13) Telecommunications	Junior Secured Loan — Loan (Second Lien) 10.7% Cash, 1 month LIBOR (2.40%) + 8.25%, Due 11/26	5/21/2013	5,000,000	4,921,225	4,750,000

Grupo HIMA San Pablo, Inc.(8)(13) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 11.6% Cash, 3 month LIBOR (4.58%) + 7.00%; LIBOR Floor 1.50%, Due 1/18	1/30/2013	2,739,174	2,739,174	2,708,495

Grupo HIMA San Pablo, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, fixed, Due 7/18	1/30/2013	7,191,667	7,169,109	4,709,103

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(13)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR (2.33%) + 4.75%; LIBOR Floor 1.00%, Due 11/23	6/18/2013	2,732,525	2,749,423	2,367,049

Hoffmaster Group, Inc.(8)(13)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 11.8% Cash, 3 month LIBOR (2.33%) + 9.50%; LIBOR Floor 1.00%, Due 11/24	5/6/2014	1,600,000	1,567,563	1,561,375

Idera, Inc.(8)(14) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.41%) + 9.00%; LIBOR Floor 1.00%, Due 6/27	6/27/2019	7,500,000	7,387,500	7,387,500

Infobase Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 7.0% Cash, 3 month LIBOR (2.52%) + 4.50%; LIBOR Floor 1.00%, Due 12/22	12/13/2017	3,965,888	3,935,032	3,942,338

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8)(13) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.42%) + 9.00%; LIBOR Floor 1.00%, Due 1/25	3/10/2017	3,228,619	3,228,619	3,197,947

Kellermeyer Bergensons Services, LLC(8) Services: Business	Senior Secured Loan — 2018 Replacement Term Loan (First Lien) 7.3% Cash, 3 month LIBOR (2.52%) + 4.75%; LIBOR Floor 1.00%, Due 10/21	10/31/2014	2,082,960	2,080,770	2,078,682

Kronos Foods Corp(8)(13)(14) Beverage, Food and Tobacco	Senior Secured Loan — Fourth Amendment Term Loan 6.9% Cash, 3 month LIBOR (2.33%) + 4.55%, Due 9/22	6/27/2019	5,000,000	4,950,000	4,950,000

Navex Topco, Inc.(8)(13)(14)(19) Electronics	Junior Secured Loan — Initial Term Loan (Second Lien) 9.4% Cash, 1 month LIBOR (2.41%) + 7.00%, Due 9/26	12/4/2018	6,700,000	6,635,456	6,646,229

Pinstripe Holdings, LLC (Aka Cielo)(8)(13)(14) Services: Consumer	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR (2.41%) + 6.00%; LIBOR Floor 1.00%, Due 1/25	1/17/2019	4,987,500	4,894,708	4,887,750

Playpower, Inc.(8)(13)(14) Construction & Building	Senior Secured Loan — Initial Term Loan 7.9% Cash, 1 month LIBOR (2.40%) + 5.50%, Due 5/26	6/23/2015	1,524,087	1,532,559	1,508,846

PSC Industrial Holdings Corp.(8)(13) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.9% Cash, 1 month LIBOR (2.39%) + 8.50%; LIBOR Floor 1.00%, Due 10/25	10/5/2017	3,000,000	2,952,766	2,905,695

PVHC Holding Corp(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Initial Term Loan 7.1% Cash, 3 month LIBOR (2.33%) + 4.75%; LIBOR Floor 1.00%, Due 8/24	8/10/2018	2,858,400	2,846,195	2,777,793

Q Holding Company (fka Lexington Precision Corporation)(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Term B Loan 7.4% Cash, 1 month LIBOR (2.40%) + 5.00%; LIBOR Floor 1.00%, Due 12/21	12/16/2016	1,969,072	1,988,405	1,951,519

Radius Aerospace, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 8.1% Cash, 3 month LIBOR (2.32%) + 5.74%; LIBOR Floor 1.00%, Due 3/25	6/27/2019	7,000,000	6,895,000	6,895,000

Ravn Air Group, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.3% Cash, 3 month LIBOR (2.33%) + 5.00%; LIBOR Floor 1.00%, Due 7/21	7/29/2015	1,841,182	1,841,182	1,841,182

Robertshaw US Holding Corp. (fka Fox US Bidco Corp.)(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.4% Cash, 1 month LIBOR (2.44%) + 8.00%; LIBOR Floor 1.00%, Due 2/26	2/15/2018	3,000,000	2,974,959	2,688,172

Roscoe Medical, Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR (0.00%) + 13.25%, Due 9/19	3/26/2014	5,000,000	4,995,555	2,525,000

Roscoe Medical, Inc.(5)(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.3% Cash, 3 month LIBOR (0.00%) + 13.25%, Due 9/19	3/26/2014	1,700,000	1,698,486	858,500

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Salient CRGT Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan 8.4% Cash, 1 month LIBOR (2.40%) + 6.00%; LIBOR Floor 1.00%, Due 2/22	2/27/2017	1,816,190	1,830,896	1,748,320

SCSG EA Acquisition Company, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.60%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	5,000,000	4,962,991	4,975,000

SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.8% Cash, 3 month LIBOR (2.60%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	1,000,000	991,965	995,000

SOS Security Holdings LLC(8)(14) Services: Business	Senior Secured Loan — Term Loan 9.1% Cash, 3 month LIBOR (2.58%) + 6.50%; LIBOR Floor 1.00%, Due 4/25	6/5/2019	2,500,000	2,475,244	2,475,000

Tailwind Randys, LLC(8)(14) Automotive	Senior Secured Loan — Term Loan 8.0% Cash, 3 month LIBOR (2.52%) + 5.50%; LIBOR Floor 1.00%, Due 5/25	6/27/2019	5,000,000	4,912,500	4,912,500

Tank Partners Equipment Holdings LLC(8)(13) Energy: Oil & Gas	Senior Unsecured Bond — 10.000% - 02/2022 - TankConvert 10.0% Cash, fixed, Due 2/22	2/15/2019	468,494	468,494	422,347

Tex-Tech Industries, Inc.(8)(13) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 11.4% Cash, 3 month LIBOR (2.40%) + 9.00%; LIBOR Floor 1.00%, Due 8/24	8/24/2017	12,508,000	12,376,690	12,257,840

Time Manufacturing Acquisition, LLC(8)(13)(14) Capital Equipment	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR (2.69%) + 5.00%; LIBOR Floor 1.00%, Due 2/23	2/3/2017	3,428,606	3,429,980	3,415,292

TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Delayed Draw Term Loan 7.9% Cash, 1 month LIBOR (2.40%) + 5.50%; LIBOR Floor 1.00%, Due 6/24	6/27/2019	208,422	206,673	206,338

TLE Holdings, LLC(8)(13)(14) Services: Consumer	Senior Secured Loan — Term Loan 7.7% Cash, 6 month LIBOR (2.20%) + 5.50%; LIBOR Floor 1.00%, Due 6/24	3/29/2019	5,717,790	5,691,239	5,660,612

TronAir Parent Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 12 month LIBOR (2.82%) + 4.75%; LIBOR Floor 1.00%, Due 9/23	9/30/2016	982,322	980,513	947,424

TRSO I, Inc.(8)(13) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, 3 month LIBOR (1.00%) + 13.00%; LIBOR Floor 1.00%, Due 12/19	12/24/2012	1,000,000	998,623	1,000,000
	0
WireCo WorldGroup Inc.(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.40%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	8/9/2016	3,000,000	2,970,411	2,895,235

Zest Acquisition Corp.(8)(13)(19) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.9% Cash, 1 month LIBOR (2.41%) + 7.50%; LIBOR Floor 1.00%, Due 3/26	3/8/2018	3,500,000	3,481,137	3,231,682

Total Investment in Debt Securities (126% of net asset value at fair value)			$186,823,719	$185,518,733	$175,321,765

See accompanying notes to consolidated financial statements.

Equity Securities Portfolio

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership/ Shares	Cost	Fair Value(2)
AAPC Holdings LLC.(8) Healthcare & Pharmaceuticals	Class A Preferred Units	6/27/2019	1.36%	2,500,000	2,500,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Warrant	6/13/2012	1.90%	—	1,000

Advanced Lighting Technologies, Inc.(8)(13)(20) Consumer goods: Durable	Membership Interests	6/13/2012	0.40%	181,999	1,000

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(13)(20) Media: Advertising, Printing & Publishing	Common	12/18/2006	1.17%	359,765	107,135

eInstruction Acquisition, LLC(8)(13)(20) Services: Business	Membership Units	7/2/2007	1.10%	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(3)(13)(20) Capital Equipment	Class A Shares	2/2/2007	0.41%	1,500,000	601,683

New Millennium Holdco, Inc. (Millennium Health, LLC)(8)(13)(20) Healthcare & Pharmaceuticals	Common	10/7/2014	0.20%	1,953,299	1,000

Roscoe Investors, LLC(8)(13)(20) Healthcare & Pharmaceuticals	Class A Units	3/26/2014	1.56%	1,000,000	—

Tank Partners Holdings, LLC(8)(10)(13)(20) Energy: Oil & Gas	Class A Units	8/28/2014	48.5%	6,228,000	417,793

Ohene Holdings B.V.- Digitran Pomeroy(13)(20) Services: Business	Warrants	3/31/2019	0.2%	—	1,000

TRSO II, Inc.(8)(13)(20) Energy: Oil & Gas	Common Stock	12/24/2012	5.40%	1,680,161	512,075

Total Investment in Equity Securities (3% of net asset value at fair value)				$16,482,841	$4,143,686

See accompanying notes to consolidated financial statements.

CLO Fund Securities

CLO Subordinated Investments

Portfolio Company	Investment(15),(11)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value(2)
Katonah III, Ltd.(3)(12)(13)	Subordinated Securities, effective interest N/M, 5/15 maturity(16)	12/11/2006	23.1%	$1,287,155	$369,280
Catamaran CLO 2013- 1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 22.2%, 1/28 maturity	6/4/2013	23.3%	6,374,855	7,159,028
Catamaran CLO 2014-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 12.9%, 4/30 maturity	5/6/2014	22.2%	10,283,225	8,649,726
Dryden 30 Senior Loan Fund(3)(13)	Subordinated Securities, effective interest 28.8%, 12/29 maturity	10/10/2013	6.8%	1,490,604	1,969,447
Catamaran CLO 2014-2 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 5.3%, 11/25 maturity	8/15/2014	24.9%	6,224,838	2,428,469
Catamaran CLO 2015-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.7%, 10/26 maturity	5/5/2015	9.9%	4,240,369	3,164,550
Catamaran CLO 2016-1 Ltd.(3)(13)(19)	Subordinated Securities, effective interest 10.1%, 4/27 maturity	12/21/2016	24.9%	9,530,845	7,243,984
Catamaran CLO 2018-1 Ltd(3)(13)(19)	Subordinated Securities, effective interest 13.6%, 10/31 maturity	9/27/2018	24.8%	9,868,779	9,021,997

Total Investment in CLO Fund Securities (29% of net asset value at fair value)				$49,300,670	$40,006,481

Asset Manager Affiliates

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value(2)
Asset Manager Affiliates(8)(13)(17)	Asset Management Company	12/11/2006	100%	$17,791,230	$—

Total Investment in Asset Manager Affiliates (% of net asset value at fair value)				$17,791,230	$—

Joint Ventures

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value
KCAP Freedom 3 LLC(9)(13)	Joint Venture	7/19/2017	60%	$24,914,858	$22,413,358
BCP Great Lakes Holdings LP(9)(10)(17)(18) Limited Partnership	Joint Venture	12/11/2018	56%	17,696,667	17,675,899

Total Investment in Joint Ventures (29% of net asset value at fair value)				$42,611,525	$40,089,257

Short-term Investments

Short-term Investments	Investment(15)	Initial Acquisition Date	Yield	Par /Amortized Cost	Fair Value(2)
US Bank Money Market Account(7)(8)	Money Market Account	N/A	0.20%	$14,943,733	$14,943,733

US Treasury Bill (Cusip:912796VJ5)(8)	U.S. Government Obligation		1.88%	12,499,358	12,499,358

Total Short-term Investments (20% of net asset value at fair value)				$27,443,091	$27,443,091

Total Investments(4)				$339,148,090	$287,004,280

See accompanying notes to consolidated financial statements.

(1)	A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at June 30, 2019. As noted in the table above, 73% (based on par) of debt securities contain floors which range between 1.00% and 1.50%.
(2)	Reflects the fair market value of all investments as of June 30, 2019 as determined by the Company’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of investments for federal income tax purposes is approximately $339 million. The aggregate gross unrealized appreciation is approximately $0.1 million, the aggregate gross unrealized depreciation is approximately $52.1 million, and the net unrealized depreciation is approximately $52.2 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	A CLO Fund managed by an affiliate of LibreMax.
(7)	Money market account.
(8)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Qualifying assets represent approximately 73.6% of the total assets at June 30, 2019.
(9)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Fair value of this investment was determined using significant unobservable inputs.
(14)	As of June 30, 2019, this investment is owned by Great Lakes KCAP Funding I, LLC and was pledged to secure Great Lakes KCAP Funding I, LLC’s debt obligation pursuant to its senior secured revolving credit facility (the “Revolving Credit Facility”) with the Company, as the servicer, certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, and CIBC Bank USA, as documentation agent.
(15)	The Company’s investments are generally acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities” under the Securities Act of 1933.
(16)	The remaining collateral in this CLO Fund portfolio is illiquid and not producing meaningful cash flows, and thus, the Company’s investment in the CLO Subordinated securities are not currently receiving periodic cash distributions. Accordingly, the Company is no longer recording any investment income from these investments, and has thus noted the effective interest as not meaningful, or N/M. The fair value of the investment reflects the Company’s estimated share of the fair value of the underlying collateral.
(17)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.
(18)	Ownership of LP interest held through the holding company BCP Great Lakes Fund, L.P.
(19)	Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company as the Company owns at least 5% but no more than 25% of the portfolio company’s outstanding voting securities or is under common control with such portfolio company. Other than for purpose of the 1940 Act, the Company does not believe it has control over this portfolio company.
(20)	Non-income producing.

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2018

Debt Securities Portfolio

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(5)(8)(13) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 9.8% Cash, 10.0% PIK, 3 month LIBOR (2.80%) + 7.00%; LIBOR Floor 1.00%, Due 10/23	6/13/2012	$1,007,062	$958,499	$362,240

AlixPartners, LLP(8)(13) Services: Business	Senior Secured Loan — 2017 Refinancing Term Loan 5.3% Cash, 1 month LIBOR (2.52%) + 2.75%; LIBOR Floor 1.00%, Due 4/24	12/28/2018	997,462	957,563	957,563

Asurion, LLC (fka Asurion Corporation)(8)(13) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Amendment No. 14 Replacement B-4 Term Loan 5.5% Cash, 1 month LIBOR (2.52%) + 3.00%; LIBOR Floor 1.00%, Due 8/22	12/28/2018	1,520,851	1,463,819	1,460,001

BMC Acquisition, Inc. (aka BenefitMall)(8)(13)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.8% Cash, 6 month LIBOR (2.59%) + 5.25%; LIBOR Floor 1.00%, Due 12/24	1/2/2018	2,970,000	2,968,502	2,942,082

BW NHHC Holdco Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 7.5% Cash, 1 month LIBOR (2.47%) + 5.00%, Due 5/25	5/16/2018	1,990,000	1,962,751	1,950,200

Carestream Health, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Extended Term Loan (Second Lien) 12.0% Cash, 1 month LIBOR (2.52%) + 9.50%; LIBOR Floor 1.00%, Due 6/21	10/7/2014	1,510,955	1,496,079	1,480,736

Child Development Schools, Inc.(8)(13)(14) Services: Business	Senior Secured Loan — Term Loan 6.7% Cash, 3 month LIBOR (2.50%) + 4.25%, Due 5/23	6/6/2018	4,794,521	4,783,918	4,782,534

Community Care Health Network, Inc. (aka Matrix Medical Network)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Closing Date Term Loan 7.3% Cash, 1 month LIBOR (2.52%) + 4.75%; LIBOR Floor 1.00%, Due 2/25	2/9/2018	1,990,000	1,985,635	1,873,784

Corsair Gaming, Inc.(8) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 11.3% Cash, 3 month LIBOR (2.80%) + 8.50%; LIBOR Floor 1.00%, Due 8/25	9/29/2017	5,000,000	4,936,538	4,929,000

Corsair Gaming, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 7.1% Cash, 3 month LIBOR (2.80%) + 4.25%; LIBOR Floor 1.00%, Due 8/24	9/29/2017	1,989,954	1,985,554	1,968,678

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien)10.2% Cash, 3 month LIBOR (2.41%) + 7.75%; LIBOR Floor 1.00%, Due 7/21	5/23/2013	3,000,000	3,006,304	2,841,300

CT Technologies Intermediate Holdings, Inc. (Smart Holdings Corp.) (aka HealthPort)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — New Term Loan Facility 6.8% Cash, 1 month LIBOR (2.52%) + 4.25%; LIBOR Floor 1.00%, Due 12/21	11/19/2014	3,964,063	3,958,001	3,306,683

Decolin Inc.(3)(13)(14) Textiles and Leather	Senior Secured Loan — Initial Term Loan 7.0% Cash, 1 month LIBOR (2.51%) + 4.50%; LIBOR Floor 1.00%, Due 12/23	1/26/2018	2,190,363	2,181,096	2,092,454

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Dell International L.L.C. (EMC Corporation)(8)(13) High Tech Industries	Senior Secured Loan — Refinancing Term B Loan 4.5% Cash, 1 month LIBOR (2.53%) + 2.00%; LIBOR Floor 0.75%, Due 9/23	12/28/2018	2,000,000	1,930,000	1,930,000

Digitran Innovations B.V. (Pomeroy Solutions Holding Company, Inc.)(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 10.3% Cash, 3 month LIBOR (2.81%) + 7.50%; LIBOR Floor 1.50% , Due 7/24	12/10/2018	4,987,469	4,938,132	4,937,594

Drew Marine Group Inc.(8)(13)(14) Transportation: Cargo	Junior Secured Loan — Term Loan (Second Lien) 9.5% Cash, 1 month LIBOR (2.52%) + 7.00%; LIBOR Floor 1.00%, Due 5/21	11/19/2013	4,000,000	4,000,634	4,000,400

Evergreen North America Acquisition, LLC (f/k/a Industrial Services Acquisition, LLC)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 7.8% Cash, 3 month LIBOR (2.81%) + 5.00%; LIBOR Floor 1.00%, Due 6/22	6/21/2016	1,103,728	1,107,755	1,103,728

First American Payment Systems, L.P.(8)(13)(14) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 13.0% Cash, 3 month LIBOR (2.54%) + 10.50%; LIBOR Floor 1.00%, Due 7/24	1/4/2017	1,500,000	1,466,870	1,399,200

Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 9.8% Cash, 1 month LIBOR (2.53%) + 7.25%; LIBOR Floor 1.00%, Due 2/26	1/25/2018	1,099,654	1,111,477	1,090,032

GI Advo Opco, LLC(5)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 9.5% Cash, Due 11/21	11/19/2015	180,304	179,431	117,919

GK Holdings, Inc. (aka Global Knowledge)(8)(13) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 13.1% Cash, 3 month LIBOR (2.80%) + 10.25%; LIBOR Floor 1.00%, Due 1/22	1/30/2015	1,500,000	1,486,831	1,376,250

Global Tel*Link Corporation(8)(13) Telecommunications	Junior Secured Loan — Loan (Second Lien) 11.0% Cash, 3 month LIBOR (2.71%) + 8.25%, Due 11/26	5/21/2013	5,000,000	4,915,960	4,912,500

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Junior Secured Loan — Loan (Second Lien) 11.0% Cash, 3 month LIBOR (2.71%) + 8.25%, Due 11/26	5/21/2013	2,000,000	1,965,349	1,965,000

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Senior Secured Loan — Term Loan (First Lien) 7.0% Cash, 3 month LIBOR (2.71%) + 4.25%, Due 11/25	12/7/2017	1,473,788	1,470,466	1,466,419

Grupo HIMA San Pablo, Inc.(8)(13) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 9.5% Cash, 3 month LIBOR (2.52%) + 7.00%; LIBOR Floor 1.50%, Due 1/18	1/30/2013	2,813,058	2,813,058	2,728,666

Grupo HIMA San Pablo, Inc.(5)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, Due 7/18	1/30/2013	7,191,667	7,169,109	4,789,650

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(13)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 7.6% Cash, 3 month LIBOR (2.80%) + 4.75%; LIBOR Floor 1.00%, Due 11/23	6/18/2013	2,817,177	2,836,587	2,564,688

Hoffmaster Group, Inc.(8)(13)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 12.0% Cash, 1 month LIBOR (2.52%) + 9.50%; LIBOR Floor 1.00%, Due 11/24	5/6/2014	1,600,000	1,564,583	1,553,920

Infobase Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 7.1% Cash, 3 month LIBOR (2.63%) + 4.50%; LIBOR Floor 1.00%, Due 12/22	12/13/2017	4,017,393	3,981,675	3,977,219

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Ion Media Networks, Inc.(8)(13) Media: Advertising, Printing & Publishing	Senior Secured Loan — Term B-3 Loan 5.3% Cash, 1 month LIBOR (2.53%) + 2.75%; LIBOR Floor 1.00%, Due 12/20	12/28/2018	3,000,000	2,917,500	2,917,500

Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8)(13) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.35%) + 9.00%; LIBOR Floor 1.00%, Due 1/25	3/10/2017	3,228,619	3,228,619	3,071,062

Jane Street Group, LLC(8)(13) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Dollar Term Loan (2018) 5.5% Cash, 1 month LIBOR (2.50%) + 3.00%, Due 8/22	12/28/2018	2,992,500	2,932,650	2,932,650

Kellermeyer Bergensons Services, LLC(8) Services: Business	Senior Secured Loan — 2018 Replacement Term Loan (First Lien) 7.5% Cash, 3 month LIBOR (2.71%) + 4.75%; LIBOR Floor 1.00%, Due 10/21	10/31/2014	2,093,452	2,090,784	2,096,069

MB Aerospace Holdings II Corp.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 6.0% Cash, 1 month LIBOR (2.52%) + 3.50%; LIBOR Floor 1.00%, Due 1/25	5/10/2013	1,237,500	1,232,118	1,149,390

Navex Topco, Inc.(8)(13)(14) Electronics	Junior Secured Loan — Initial Term Loan (Second Lien) 9.5% Cash, 1 month LIBOR (2.53%) + 7.00%, Due 9/26	12/4/2018	3,000,000	3,007,500	3,007,500

Playpower, Inc.(8)(13)(14) Construction & Building	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 3 month LIBOR (2.80%) + 4.75%; LIBOR Floor 1.00%, Due 6/21	6/23/2015	1,393,745	1,400,223	1,394,163

PSC Industrial Holdings Corp.(8)(13) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.96% Cash, 1 month LIBOR (2.46%) + 8.50%; LIBOR Floor 1.00%, Due 10/25	10/5/2017	3,000,000	2,949,039	2,940,300

PVHC Holding Corp(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Initial Term Loan 7.57% Cash, 3 month LIBOR (2.82%) + 4.75%; LIBOR Floor 1.00%, Due 8/24	8/10/2018	2,872,800	2,859,340	2,859,872

Q Holding Company (fka Lexington Precision Corporation)(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Term B Loan 7.5% Cash, 1 month LIBOR (2.52%) + 5.00%; LIBOR Floor 1.00%, Due 12/21	12/16/2016	1,979,381	2,002,724	1,941,773

Ravn Air Group, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.8% Cash, 3 month LIBOR (2.81%) + 5.00%; LIBOR Floor 1.00%, Due 7/21	7/29/2015	1,894,549	1,894,549	1,894,549

Robertshaw US Holding Corp. (fka Fox US Bidco Corp.) (8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 1 month LIBOR (2.56%) + 8.00%; LIBOR Floor 1.00%, Due 2/26	2/15/2018	3,000,000	2,973,097	2,775,000

Roscoe Medical, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 11.3% Cash, Due 9/19	3/26/2014	1,700,000	1,697,733	1,525,750

Roscoe Medical, Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 11.3% Cash, Due 9/19	3/26/2014	5,000,000	4,993,345	4,487,500

Salient CRGT Inc.(8)(13)(14) HighTech Industries	Senior Secured Loan — Initial Term Loan, 8.3% Cash, 1 month LIBOR (2.52%) + 5.75%; LIBOR Floor 1.00%, Due 2/22	2/27/2017	1,841,753	1,859,440	1,758,874

See accompanying notes to consolidated financial statements.

Portfolio Company / Principal Business	Investment Interest Rate(1) / Maturity(15)	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 3 month LIBOR (2.40%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	1,000,000	991,195	990,400

SCSG EA Acquisition Company, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 3 month LIBOR (2.40%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	5,000,000	4,959,445	4,952,000

Sierra Enterprises, LLC (aka Lyons Magnus)(8)(13)(14) Beverage, Food and Tobacco	Senior Secured Loan — Tranche B-1 Term Loan (First Lien) 6.0% Cash, 1 month LIBOR (2.52%) + 3.50%; LIBOR Floor 1.00%, Due 11/24	11/3/2017	2,970,056	2,957,029	2,955,206

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(5)(8)(13) Environmental Industries	Junior Secured Loan — Restructured Term Loan 1.0% Cash, 8.3% PIK, 3 month LIBOR (2.80%) + 5.50%, Due 10/22	6/25/2013	2,035,770	1,941,220	560,855

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 14.8% Cash, 3 month LIBOR (2.82%) + 12.00%, Due 10/22	6/25/2013	339,788	339,788	339,788

Tank Partners Holdings, LLC(5)(8)(13) Energy: Oil & Gas	Senior Secured Loan — Loan 3.0% Cash, 12.5% PIK, 1 month PRIME (5.00%)+7.5%; PRIME Floor 3.00%, Due 8/19	8/28/2014	15,295,083	14,149,836	7,398,223

Tex-Tech Industries, Inc.(8)(13) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 11.5% Cash, 1 month LIBOR (2.52%) + 9.00%; LIBOR Floor 1.00%, Due 8/24	8/24/2017	8,008,000	7,959,567	7,847,840

Time Manufacturing Acquisition, LLC(8)(13)(14) Capital Equipment	Senior Secured Loan — Term Loan 7.6% Cash, 6 month LIBOR (2.63%) + 5.00%; LIBOR Floor 1.00%, Due 2/23	2/3/2017	3,446,143	3,447,715	3,430,291

TronAir Parent Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 6 month LIBOR (2.82%) + 4.75%; LIBOR Floor 1.00%, Due 9/23	9/30/2016	987,374	985,337	954,001

TRSO I, Inc.(8)(13) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, Due 12/19	12/24/2012	1,000,000	997,207	1,000,000

Verdesian Life Sciences, LLC(8)(13)(14) Environmental Industries	Senior Secured Loan — Initial Term Loan 7.5% Cash, 1 month LIBOR (2.53%) + 5.00%; LIBOR Floor 1.00%, Due 7/20	6/25/2014	2,075,305	2,033,378	1,993,123

Weiman Products, LLC(8)(13)(14) Consumer goods: Non-durable	Senior Secured Loan — Term Loan 7.3% Cash, 3 month LIBOR (2.80%) + 4.50%; LIBOR Floor 1.00%, Due 11/21	11/22/2013	1,440,525	1,434,568	1,440,525

WireCo WorldGroup Inc.(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 11.5% Cash, 1 month LIBOR (2.52%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	8/9/2016	3,000,000	2,967,619	2,957,100

Zest Acquisition Corp.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.0% Cash, 1 month LIBOR (2.45%) + 7.50%; LIBOR Floor 1.00%, Due 3/26	3/8/2018	3,500,000	3,479,741	3,430,000

(94% of net asset value at fair value)			$164,541,812	$162,264,482	$147,861,744

See accompanying notes to consolidated financial statements.

Equity Securities Portfolio

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership/ Shares	Cost	Fair Value(2)
Advanced Lighting Technologies, Inc,(8)(13) Consumer goods: Durable	Warrants	6/13/2012	1.90%	$—	$1,000

Advanced Lighting Technologies, Inc.(8)(13) Consumer goods: Durable	Membership Interests	6/13/2012	0.40%	181,999	1,000

Aerostructures Holdings L.P.(8)(13) Aerospace and Defense	Partnership Interests	2/28/2007	1.16%	157,717	50,000

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(13) Media: Advertising, Printing & Publishing	Common	12/18/2006	1.17%	359,765	108,675

eInstruction Acquisition, LLC(3)(13) Services: Business	Membership Units	7/2/2007	1.10%	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(13) Capital Equipment	Class A Shares	2/2/2007	0.41%	1,500,000	669,000

New Millennium Holdco, Inc. (Millennium Health, LLC)(13) Healthcare & Pharmaceuticals	Common	10/7/2014	0.20%	1,953,299	1,000

Perseus Holding Corp.(8)(13) Hotel, Gaming & Leisure	Common	4/5/2007	0.19%	400,000	1,000

Roscoe Investors, LLC(8)(13) Healthcare & Pharmaceuticals	Class A Units	3/26/2014	1.56%	1,000,000	653,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13) Environmental Industries	Class B Units	6/25/2013	1.56%	—	1,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(10)(13) Environmental Industries	Class B Equity	6/25/2013	1.56%	—	1,000

Tank Partners Holdings, LLC(8)(13) Aerospace and Defense	Unit	8/28/2014	15.5%	980,000	1,000

Tank Partners Holdings, LLC(8)(13) Aerospace and Defense	Warrants	8/28/2014	1.04%	185,205	1,000

TRSO II, Inc.(8)(13) Energy: Oil & Gas	Common Stock	12/24/2012	5.40%	1,680,161	548,345

Total Investment in Equity Securities (1% of net asset value at fair value)				$9,477,763	$2,038,020

See accompanying notes to consolidated financial statements.

CLO Fund Securities

CLO Subordinated Investments

Portfolio Company	Investment(15),(11)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value
Katonah III, Ltd.(3)(12)(13)	Subordinated Securities, effective interest N/M, 5/15 maturity[16]	12/11/2006	23.1%	$1,287,155	$369,280
Catamaran CLO 2013-1 Ltd.(3)(13)	Subordinated Securities, effective interest 21.9%, 1/28 maturity	6/4/2013	23.3%	6,378,611	7,016,733
Catamaran CLO 2014-1 Ltd.(3)(13)	Subordinated Securities, effective interest 13.6%, 4/30 maturity	5/6/2014	25.1%	11,740,622	9,777,251
Dryden 30 Senior Loan Fund(3)(13)	Subordinated Securities, effective interest 27.0%, 12/29 maturity	10/10/2013	6.8%	1,438,701	1,913,925
Catamaran CLO 2014-2 Ltd.(3)(13)	Subordinated Securities, effective interest 10.4%, 11/25 maturity	8/15/2014	24.9%	6,314,484	2,158,200
Catamaran CLO 2015-1 Ltd.(3)(13)	Subordinated Securities, effective interest 11.4%, 10/26 maturity	5/5/2015	9.9%	4,353,347	3,048,698
Catamaran CLO 2016-1 Ltd.(3)(13)	Subordinated Securities, effective interest 9.1%, 4/27 maturity	12/21/2016	24.9%	9,717,150	7,067,073
Catamaran CLO 2018-1 Ltd(3)(13)	Subordinated Securities, effective interest 14.5%, 10/31 maturity	9/27/2018	24.8%	9,843,450	8,500,000

Total Investment in CLO Subordinated Securities				$51,073,520	$39,851,160

CLO Rated-Note Investment

Portfolio Company	Investment(15)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value
KCAP 2017-1A(6)(13)	Class E Notes, 10.29% Cash, 3 month LIBOR (2.79%) + 7.50%, Due 12/29	10/24/2017	27.4%	$4,407,106	$4,473,840

Total Investment in CLO Rated-Note				$4,407,106	$4,473,840

Total Investment in CLO Fund Securities (28% of net asset value at fair value)				$55,480,626	$44,325,000

Asset Manager Affiliates

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value(2)
Asset Manager Affiliates(8)(13)(17)	Asset Management Company	12/11/2006	100%	$17,791,230	$3,470,000

Total Investment in Asset Manager Affiliates (2% of net asset value at fair value)				$17,791,230	$3,470,000

Joint Ventures

Portfolio Company / Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value
KCAP Freedom 3 LLC(9)(13)	Joint Venture	7/19/2017	60%	$24,914,858	$18,390,440

BCP Great Lakes Holdings LP(17) Limited Partnership	Joint Venture	12/11/2018	55.6%	12,466,667	12,466,667

Total Investment in Joint Ventures (20% of net asset value at fair value)				$37,381,525	$30,857,107

See accompanying notes to consolidated financial statements.

Short-term Investments

Short-term Investments	Investment(15)	Initial Acquisition Date	Yield	Par /Amortized Cost	Fair Value(2)
US Bank Money Market Account(7)(8)	Money Market Account	N/A	0.20%	$34,757,129	$34,757,129

US Treasury Bill (Cusip:912796UH0)(8)	U.S. Government Obligation		1.04%	9,999,349	9,999,349

Total Short-term Investments (28% of net asset value at fair value)				$44,756,478	$44,756,478

Total Investments(4)				$327,152,104	$273,308,349
(1)	A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at December 31, 2018. As noted in the table above, 81% (based on par) of debt securities contain floors which range between 0.75% and 3.00%.
(2)	Reflects the fair market value of all investments as of December 31, 2018, as determined by the Company’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of investments for federal income tax purposes is approximately $327 million. The aggregate gross unrealized appreciation is approximately $0 million, the aggregate gross unrealized depreciation is approximately $53.8 million, and the net unrealized depreciation is approximately $53.8 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	An affiliate CLO Fund managed by an Asset Manager Affiliate (as such term is defined in the notes to the consolidated financial statements).
(7)	Money market account.
(8)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Qualifying assets represent approximately 72.0% of the total assets at December 31, 2018.
(9)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Fair value of this investment was determined using significant unobservable inputs.
(14)	As of December 31, 2018, this investment is owned by KCAP Funding I, LLC and was pledged to secure KCAP Funding I, LLC’s debt obligation pursuant to its senior secured revolving credit facility (the “Revolving Credit Facility”) with the Company, as the servicer, certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, and CIBC Bank USA, as documentation agent.
(15)	The Company’s investments are generally acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities” under the Securities Act of 1933.
(16)	The remaining collateral in these CLO Fund portfolios are illiquid and not producing meaningful cash flows, and thus, the Company’s investment in the CLO Subordinated securities are not currently receiving periodic cash distributions. Accordingly, the Company is no longer recording any investment income from these investments, and has thus noted the effective interest as not meaningful, or N/M. The fair value of the investment reflects the Company’s estimated share of the fair value of the underlying collateral.
(17)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

See accompanying notes to consolidated financial statements.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.	ORGANIZATION

Portman Ridge Finance Corporation (“Portman Ridge” or the “Company”), formerly known as KCAP Financial, Inc., is an externally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was formed as a Delaware limited liability company on August 8, 2006 and, prior to the issuance of shares of the Company’s common stock in its initial public offering (“IPO”), converted to a corporation incorporated in Delaware on December 11, 2006.

The Company originates, structures, and invests in secured term loans, bonds or notes and mezzanine debt primarily in privately-held middle market companies but may also invest in other investments such as loans to publicly-traded companies, high-yield bonds, and distressed debt securities (collectively the “Debt Securities Portfolio”). The Company also invests in joint ventures and debt and subordinated securities issued by collateralized loan obligation funds (“CLO Fund Securities”). In addition, from time to time the Company may invest in the equity securities of privately held middle market companies and may also receive warrants or options to purchase common stock in connection with its debt investments.

The Company has elected to be treated and intends to continue to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a RIC, the Company must, among other things, meet certain source-of-income, asset diversification and annual distribution requirements. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any income that it distributes in a timely manner to its stockholders.

On March 29, 2018, the Company’s Board of Directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act (“SBCA”). As a result, the Company’s asset coverage requirement for senior securities changed from 200% to 150%, effective as of March 29, 2019. However, despite the SBCA, the Company will continue to be prohibited by the indenture governing the Company’s 6.125% Notes Due 2022 (as defined and discussed in Note 6 - “Borrowings” below) from making distributions on our common stock if the Company’s asset coverage, as defined in the 1940 Act, falls below 200%. In any such event, the Company would be prohibited from making distributions required in order to maintain its status as a RIC.

During the third quarter of 2017, the Company formed a joint venture with Freedom 3 Opportunities LLC (“Freedom 3 Opportunities”), an affiliate of Freedom 3 Capital LLC, to create KCAP Freedom 3 LLC (the “Joint Venture”). The Company and Freedom 3 Opportunities contributed approximately $37 million and $25 million, respectively, in assets to the Joint Venture, which in turn used the assets to capitalize a new fund (KCAP FC3 Senior Funding, L.L.C. or the “Fund”) managed by KCAP Management, LLC, one of the Company’s indirectly wholly-owned Asset Manager Affiliate (as defined below) subsidiaries. In addition, the Fund used cash on hand and borrowings under a credit facility to purchase approximately $184 million of loans from the Company and the Company used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding I, LLC (“KCAP Senior Funding”). The Joint Venture may originate loans from time to time and sell them to the Fund.

During the fourth quarter of 2017, the Fund was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by the Fund. In connection with the refinancing, the Company received a cash distribution of $12.6 million, $11.8 million of which was a return of capital.

LibreMax Transaction

On November 8, 2018, the Company entered into an agreement with LibreMax Intermediate Holdings, LP (“LibreMax”) under which Commodore Holdings, LLC (“Commodore”), a wholly-owned subsidiary of the Company, sold the Company’s wholly-owned asset manager subsidiaries Katonah Debt Advisors, LLC (“Katonah Debt Advisors”), Trimaran Advisors, L.L.C. (“Trimaran Advisors”), and Trimaran Advisors Management, L.L.C.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

(“Trimaran Advisors Management” and, together with Katonah Debt Advisors and Trimaran Advisors, the “Disposed Manager Affiliates”), for a cash purchase price of approximately $37.9 million (the “LibreMax Transaction”). The LibreMax Transaction closed on December 31, 2018. As of June 30, 2019, the Company’s remaining wholly-owned asset management subsidiaries (the “Asset Manager Affiliates”) were comprised of Commodore, Katonah Management Holdings, LLC, Katonah X Management LLC, Katonah 2007-1 Management, LLC and KCAP Management, LLC. Prior to their sale in the LibreMax Transaction, the Disposed Manager Affiliates represented substantially all of the Company’s investment in the Asset Manager Affiliates.

The Externalization Agreement

On December 14, 2018, the Company entered into a stock purchase and transaction agreement (the “Externalization Agreement”) with BC Partners Advisors L.P. (“BCP”), an affiliate of BC Partners LLP, (“BC Partners”), through which Sierra Crest Investment Management LLC (the “Adviser”), an affiliate of BC Partners, became the Company’s investment adviser pursuant to an investment advisory Agreement (the “Advisory Agreement”) with the Company. At a special meeting of the Company’s stockholders (the “Special Meeting”) held on February 19, 2019, the Company’s stockholders approved the Advisory Agreement. The transactions contemplated by the Externalization Agreement closed on April 1, 2019 (the “Closing”), and the Company commenced operations as an externally managed BDC managed by the Adviser on that date.

Pursuant to the Externalization Agreement with BCP, the Adviser became the Company’s investment adviser in exchange for a cash payment from BCP, or its affiliate, of $25 million, or $0.669672 per share of the Company’s common stock, directly to the Company’s stockholders. In addition, the Adviser (or its affiliate) will use up to $10 million of the incentive fee actually paid to the Adviser prior to the second anniversary of the Closing to buy newly issued shares of the Company’s common stock at the most recently determined net asset value per share of the Company’s common stock at the time of such purchase. For the period of one year from the first day of the first quarter following the quarter in which the Closing occurred, the Adviser will permanently forego up to the full amount of the incentive fees earned by the Adviser without recourse against or reimbursement by the Company, to the extent necessary in order to achieve aggregate net investment income per common share of the Company for such one-year period to be at least equal to $0.40 per share, subject to certain adjustments.

On the date of the Closing, the Company changed its name from KCAP Financial, Inc. to Portman Ridge Finance Corporation and on April 2, 2019, began trading on the NASDAQ Global Select Market under the symbol “PTMN.”

On April 1, 2019, in connection with the Closing, all of the Company’s then-current directors resigned from their positions on the Board, with the exceptions of Dean Kehler and Christopher Lacovara. Prior to their resignations, the Board approved an increase in the size of the Board from seven members to eight members and appointed the following new individuals to serve on the Board: Graeme Dell; Alexander Duka; Ted Goldthorpe; George Grunebaum; David Moffitt; and Robert Warshauer. Additionally, in connection with the Closing all of the Company’s then-current officers resigned from their positions with the exceptions of Edward Gilpin and Daniel Gilligan. Effective as of the Closing, Ted Goldthorpe was appointed as President and Chief Executive Officer and Patrick Schafer was appointed as Chief Investment Officer of the Company. In May 2019, Mr. Gilligan resigned as Chief Compliance Officer and Andrew Devine was appointed Chief Compliance Officer.

About the Adviser

The Adviser is an affiliate of BC Partners. LibreMax owns a minority stake in the Adviser. Subject to the overall supervision of the Board, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring the Company’s investments, and monitoring the Company’s portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser seeks to invest on behalf of the Company in performing, well-established middle market businesses that operate across a wide range of industries (i.e., no concentration in any one industry). The Adviser

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. The Adviser has experience managing levered vehicles, both public and private, and seeks to enhance the Company’s returns through the use of leverage with a prudent approach that prioritizes capital preservation. The Adviser believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required for annual consolidated financial statements. The unaudited interim consolidated financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto in the Company’s Form 10-K for the year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”).

The consolidated financial statements reflect all adjustments, both normal and recurring which, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition for the periods presented. Furthermore, the preparation of the consolidated financial statements requires the Company to make significant estimates and assumptions including with respect to the fair value of investments that do not have a readily available market value. Actual results could differ from those estimates, and the differences could be material. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for the full year. Certain prior period amounts have been reclassified to conform to the current year presentation.

The Company consolidates the financial statements of its wholly-owned special purpose financing subsidiaries Great Lakes KCAP Funding I LLC, Kohlberg Capital Funding I LLC, KCAP Senior Funding I, LLC and KCAP Funding I Holdings, LLC in its consolidated financial statements as they are operated solely for investment activities of the Company. The creditors of Great Lakes KCAP Senior Funding I, LLC received security interests in the assets which are owned by Great Lakes KCAP Funding I, LLC and such assets are not intended to be available to the creditors of Portman Ridge Finance Corporation., or any other affiliate. All of the borrowings of Kohlberg Capital Funding LLC I, and KCAP Senior Funding I, LLC have been fully repaid.

In accordance with Article 6 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company does not consolidate portfolio company investments, including those in which it has a controlling interest (e.g., the Asset Manager Affiliates), unless the portfolio company qualifies for consolidation.

The Asset Manager Affiliates previously qualified as a “significant subsidiary” and, as a result, the Company is required to include additional financial information regarding the Asset Manager Affiliates in its filings with the SEC. This additional financial information regarding the Asset Manager Affiliates does not directly impact the financial position or results of operations of the Company. Summarized financial information regarding the Asset Manager Affiliates is set forth in Note 5 to these financial statements.

The determination of the tax character of distributions is made on an annual (full calendar-year) basis at the end of the year based upon our taxable income for the full year and the distributions paid during the full year. Therefore, an estimate of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

It is the Company’s primary investment objective to generate current income and capital appreciation by lending directly to privately-held middle market companies. During the quarter ended June 30, 2019, the Company provided approximately $59.9 million to portfolio companies to support their growth objectives. Approximately $33.2 million of this support was contractually obligated. See also Note 8 – Commitments and

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Contingencies. As of June 30, 2019, the Company held loans it has made to 50 investee companies with aggregate principal amounts of approximately $186.8 million. The details of such loans have been disclosed on the consolidated schedule of investments as well as in Note 4 – Investments. In addition to providing loans to investee companies, from time to time the Company assists investee companies in securing financing from other sources by introducing such investee companies to sponsors or by, among other things, leading a syndicate of lenders to provide the investee companies with financing. During the six months ended June 30, 2019, the Company did not engage in any such or similar activities.

Recently adopted accounting pronouncements

In March 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update, ASU 2017-08, Receivables — Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) which amends the amortization period for certain purchased callable debt securities held at a premium, shortening such period to the earliest call date. ASU 2017-08 does not require any accounting change for debt securities held at a discount; the discount continues to be amortized to maturity. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of ASU 2017-08 did not have a material impact on the financial position or results of operations of the Company.

In February 2016, the FASB issued ASU 2016-02, Leases, and several amendments (collectively, “ASU 2016-02”), which requires lessees to recognize assets and liabilities arising from most operating leases on the consolidated statements of financial condition. For operating leases, a lessee is required to do the following: (a) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial condition; (b) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis and (c) classify all cash payments within operating activities in the statement of cash flows. The guidance is effective for fiscal periods beginning after December 15, 2018. Effective January 1, 2019 the Company recorded a right of use asset (net of previously deferred rent expense) of approximately $3.3 million and a lease liability of approximately $3.7 million upon adoption of this standard.

During the second quarter of 2019, the Company recognized an impairment of approximately $1.4 million to reduce the right of use asset related to the Company’s legacy office lease to its estimated fair market value. The impairment charge which was recognized in the Company’s consolidated statement of operations during the second quarter of 2019. The remaining right of use asset will be amortized to expense in future periods as a component of “Other general and administrative expenses.” There was no impact to the lease liability as a result of this impairment.

Pending Accounting Pronouncements

In August 2018, the FASB issued Accounting Standards Update 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The standard will modify the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. ASU 2018-13 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted upon issuance of this ASU 2018-13. We are permitted to early adopt any removed or modified disclosures upon issuance of ASU 2018-13 and delay adoption of the additional disclosures until their effective date. We are currently evaluating the impact of adopting ASU 2018-13 on our consolidated financial statements.

Investments

Investment transactions are recorded on the applicable trade date. Realized gains or losses are determined using the specific identification method.

Valuation of Portfolio Investments. The Board is ultimately and solely responsible for making a good faith determination of the fair value of portfolio investments on a quarterly basis. Debt and equity securities for which

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

market quotations are readily available are generally valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued by the Board based on detailed analyses prepared by management and, in certain circumstances, third parties with valuation expertise. Valuations are conducted by management on 100% of the investment portfolio at the end of each quarter. The Company follows the provisions of ASC 820: Fair Value Measurements and Disclosures (“ASC 820: Fair Value”). This standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about assets and liabilities measured at fair value. ASC 820: Fair Value defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company utilizes an independent valuation firm to provide third party valuation consulting services. Each quarter the independent valuation firm will perform third party valuations of the Company’s investments in material illiquid securities such that they are reviewed at least once during a trailing 12-month period. These third party valuation estimates are considered as one of the relevant data points in the Company’s determination of fair value. The Company intends to continue to engage an independent valuation firm in the future to provide certain valuation services, including the review of certain portfolio assets, as part of the quarterly and annual year-end valuation process.

The Board may consider other methods of valuation than those set forth below to determine the fair value of Level III investments as appropriate in conformity with GAAP. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ materially from the values that would have been used had a readily available market existed for such investments. Further, such investments may be generally subject to legal and other restrictions on resale or otherwise be less liquid than publicly traded securities. In addition, changes in the market environment and other events may occur over the life of the investments that may cause the value realized on such investments to be different from the currently assigned valuations.

The majority of the Company’s investment portfolio is composed of debt and equity securities with unique contract terms and conditions and/or complexity that requires a valuation of each individual investment that considers multiple levels of market and asset specific inputs, which may include historical and forecasted financial and operational performance of the individual investment, projected cash flows, market multiples, comparable market transactions, the priority of the security compared with those of other securities for such issuers, credit risk, interest rates, and independent valuations and reviews.

Debt Securities. To the extent that the Company’s investments are exchange traded and are priced or have sufficient price indications from normal course trading at or around the valuation date (financial reporting date), such pricing will be used to determine the fair value of the investments. Valuations from third party pricing services may be used as an indication of fair value, depending on the volume and reliability of the valuation, sufficient and reasonable correlation of bid and ask quotes, and, most importantly, the level of actual trading activity. However, if the Company has been unable to identify directly comparable market indices or other market guidance that correlate directly to the types of investments the Company owns, the Company will determine fair value using alternative methodologies such as available market data, as adjusted, to reflect the types of assets the Company owns, their structure, qualitative and credit attributes and other asset-specific characteristics.

The Company derives fair value for its illiquid investments that do not have indicative fair values based upon active trades primarily by using a present value technique that discounts the estimated contractual cash flows for the subject assets with discount rates imputed by broad market indices, bond spreads and yields for comparable issuers relative to the subject assets (the “Income Approach”). The Company also considers, among other things, recent loan amendments or other activity specific to the subject asset. Discount rates applied to estimated contractual cash flows for an underlying asset vary by specific investment, industry, priority and nature of the debt security (such as the seniority or security interest of the debt security) and are assessed relative to leveraged loan and high-yield bond indices, at the valuation date. The Company has identified these indices as benchmarks for broad market information related to its loan and debt securities. Because the Company has not identified any market index that directly correlates to the loan and debt securities held by the Company and

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

therefore uses these benchmark indices, these market indices may require significant adjustment to better correlate such market data for the calculation of fair value of the investment under the Income Approach. Such adjustments require judgment and may be material to the calculation of fair value. Further adjustments to the discount rate may be applied to reflect other market conditions or the perceived credit risk of the borrower. When broad market indices are used as part of the valuation methodology, their use is subject to adjustment for many factors, including priority, collateral used as security, structure, performance and other quantitative and qualitative attributes of the asset being valued. The resulting present value determination is then weighted along with any quotes from observable transactions and broker/pricing quotes. If such quotes are indicative of actual transactions with reasonable trading volume at or near the valuation date that are not liquidation or distressed sales, relatively more reliance will be put on such quotes to determine fair value. If such quotes are not indicative of market transactions or are insufficient as to volume, reliability, consistency or other relevant factors, such quotes will be compared with other fair value indications and given relatively less weight based on their relevancy. Other significant assumptions, such as coupon and maturity, are asset-specific and are noted for each investment in the Consolidated Schedules of Investments included herein.

Equity Securities. The Company’s equity securities in portfolio companies for which there is no liquid public market are carried at fair value based on the enterprise value of the portfolio company, which is determined using various factors, including EBITDA (earnings before interest, taxes, depreciation and amortization) and discounted cash flows from operations, less capital expenditures and other pertinent factors, such as recent offers to purchase a portfolio company’s securities or other liquidation events. The determined fair values are generally discounted to account for restrictions on resale and minority ownership positions. In the event market quotations are readily available for the Company’s equity securities in public companies, those investments may be valued using the Market Approach (as defined below). In cases where the Company receives warrants to purchase equity securities, a market standard Black-Scholes model is utilized.

The significant inputs used to determine the fair value of equity securities include prices, EBITDA and cash flows after capital expenditures for similar peer comparables and the investment entity itself. Equity securities are classified as Level III, when there is limited activity or less transparency around inputs to the valuation given the lack of information related to such equity investments held in nonpublic companies. Significant assumptions observed for comparable companies are applied to relevant financial data for the specific investment. Such assumptions, such as model discount rates or price/earnings multiples, vary by the specific investment, equity position and industry and incorporate adjustments for risk premiums, liquidity and company specific attributes. Such adjustments require judgment and may be material to the calculation of fair value.

Asset Manager Affiliates. The Company’s investments in its wholly-owned asset management companies, the Asset Manager Affiliates, are carried at fair value, which is primarily determined utilizing the discounted cash flow approach, which incorporates different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospective modeled performance. Such valuation takes into consideration an analysis of comparable asset management companies and the amount of assets under management. The Asset Manager Affiliates are classified as a Level III investment. Any change in value from period to period is recognized as net change in unrealized appreciation or depreciation. The Company sold substantially all of its investment in the Asset Manager Affiliates on December 31, 2018.

CLO Fund Securities. The Company typically makes a minority investment in the most junior class of securities of CLO Funds. The investments held by CLO Funds generally relate to non-investment grade credit instruments issued by corporations.

The Company’s investments in CLO Fund Securities are carried at fair value, which is based either on (i) the present value of the net expected cash inflows for interest income and principal repayments from underlying assets and cash outflows for interest expense, debt pay-down and other fund costs for the CLO Funds that are approaching or past the end of their reinvestment period and therefore are selling assets and/or using principal repayments to pay down CLO Fund debt (or will begin to do so shortly), and for which there continue to be net cash distributions to the class of securities owned by the Company, a Discounted Cash Flow approach, (ii) a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar securities or preferred shares to those in which the Company has invested, or (iii) indicative prices provided by the underwriters or brokers who arrange CLO Funds, a Market Approach. The Company recognizes unrealized appreciation or depreciation on the Company’s investments in CLO Fund Securities as comparable yields in the market change and/or based on changes in net asset values or estimated cash flows resulting from changes in prepayment or loss assumptions in the underlying collateral pool. As each investment in CLO Fund Securities ages, the expected amount of losses and the expected timing of recognition of such losses in the underlying collateral pool are updated and the revised cash flows are used in determining the fair value of the CLO Fund investment. The Company determines the fair value of its investments in CLO Fund Securities on a security-by-security basis.

Due to the individual attributes of each CLO Fund Security, they are classified as a Level III investment unless specific trading activity can be identified at or near the valuation date. When available, observable market information will be identified, evaluated and weighted accordingly in the application of such data to the present value models and fair value determination. Significant assumptions to the present value calculations include default rates, recovery rates, prepayment rates, investment/reinvestment rates and spreads and the discount rate by which to value the resulting underlying cash flows. Such assumptions can vary significantly, depending on market data sources which often vary in depth and level of analysis, understanding of the CLO market, detailed or broad characterization of the CLO market and the application of such data to an appropriate framework for analysis. The application of data points are based on the specific attributes of each individual CLO Fund Security’s underlying assets, historic, current and prospective performance, vintage, and other quantitative and qualitative factors that would be evaluated by market participants. The Company evaluates the source of market data for reliability as an indicative market input, consistency amongst other inputs and results and also the context in which such data is presented.

For rated note tranches of CLO Fund Securities (those above the junior class) without transactions to support a fair value for the specific CLO Fund and tranche, fair value is based on discounting estimated bond payments at current market yields, which may reflect the adjusted yield on the leveraged loan index for similarly rated tranches, as well as prices for similar tranches for other CLO Funds and also other factors such as indicative prices provided by underwriters or brokers who arrange CLO Funds, and the default and recovery rates of underlying assets in the CLO Fund, as may be applicable. Such model assumptions may vary and incorporate adjustments for risk premiums and CLO Fund specific attributes.

Short-term investments. Short-term investments are generally comprised of money market accounts, time deposits, and U.S. treasury bills.

Joint Ventures. The Company carries investments in joint ventures at fair value based upon the fair value of the investments held by the joint venture. See Note 4 below, for more information regarding the Joint Ventures.

Cash. The Company defines cash as demand deposits. The Company places its cash with financial institutions and, at times, cash held in checking accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Restricted Cash. Restricted cash and cash equivalents (e.g., money market funds) consists of cash held for reinvestment and quarterly interest and principal distribution (if any) to holders of notes issued by Great Lakes KCAP Funding I, LLC.

Interest Income. Interest income, including the amortization of premium and accretion of discount and accrual of payment-in-kind (“PIK”) interest, is recorded on the accrual basis to the extent that such amounts are expected to be collected. The Company generally places a loan or security on non-accrual status and ceases recognizing interest income on such loan or security when a loan or security becomes 90 days or more past due or if the Company otherwise does not expect the debtor to be able to service its debt obligations. For investments with PIK interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, we will not accrue PIK interest if the portfolio company valuation indicates that the

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

PIK interest is not collectible (i.e. via a partial or full non-accrual). Loans which are on partial or full non-accrual remain in such status until the borrower has demonstrated the ability and intent to pay contractual amounts due or such loans become current. As of June 30, 2019, four of our investments were on non-accrual status.

Distributions from Asset Manager Affiliates. The Company records distributions from the Asset Manager Affiliates on the declaration date, which represents the ex-dividend date. Distributions in excess of tax-basis earnings and profits of the distributing affiliate company are recognized as tax-basis return of capital. For interim periods, the Company estimates the tax attributes of any distributions as being either from tax-basis earnings and profits (i.e., dividend income) or return of capital (i.e., adjustment to the Company’s cost basis in the Asset Manager Affiliates). The final determination of the tax attributes of distributions from the Asset Manager Affiliates is made on an annual (full calendar year) basis at the end of the year based upon taxable income and distributions for the full-year. Therefore, any estimate of tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

Investment Income on CLO Fund Securities. The Company generates investment income from its investments in the most junior class of securities issued by CLO Funds (typically preferred shares or subordinated securities). The Company’s CLO Fund junior class securities are subordinated to senior note holders who typically receive a stated interest rate of return based on a floating rate index, such as the London Interbank Offered Rate (“LIBOR”) on their investment. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior note holders and less fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares.

GAAP-basis investment income on CLO equity investments is recorded using the effective interest method in accordance with the provisions of ASC 325-40, based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated projected future cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield prospectively over the remaining life of the investment from the date the estimated yield was changed. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from both the tax–basis investment income and from the cash distributions actually received by the Company during the period.

For non-junior class CLO Fund Securities, interest is earned at a fixed spread relative to the LIBOR index.

Investment in Joint Ventures. The Company recognizes investment income on its investment in the Joint Ventures based upon its share of the estimated earnings and profits of the Joint Venture. The final determination of the tax attributes of distributions from the Joint Ventures is made on an annual (full calendar year) basis at year-end of the year based upon taxable income and distributions for the full year. Therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

Capital Structuring Service Fees. The Company may earn ancillary structuring and other fees related to the origination, investment, disposition or liquidation of debt and investment securities. Generally, the Company will capitalize loan origination fees, then amortize these fees into interest income over the term of the loan using the effective interest rate method, recognize prepayment and liquidation fees upon receipt and equity structuring fees as earned, which generally occurs when an investment transaction closes.

Debt Issuance Costs. Debt issuance costs represent fees and other direct costs incurred in connection with the Company’s borrowings. These amounts are capitalized and amortized using the effective interest method over the expected term of the borrowing.

Extinguishment of debt. The Company must derecognize a liability if and only if it has been extinguished through delivery of cash, delivery of other financial assets, delivery of goods or services, or reacquisition by the

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Company of its outstanding debt securities whether the securities are cancelled or held. If the debt contains a cash conversion option, the Company must allocate the consideration transferred and transaction costs incurred to the extinguishment of the liability component and the reacquisition of the equity component and recognize a gain or loss in the statement of operations.

Expenses. During the first quarter of 2019 the Company was internally managed and expensed costs, as incurred, with regard to the running of its operations. Primary operating expenses included employee salaries and benefits, the costs of identifying, evaluating, negotiating, closing, monitoring and servicing the Company’s investments and related overhead charges and expenses, including rental expense, and any interest expense incurred in connection with borrowings. Since April 1, 2019, the Company has been externally managed and in connection with the Advisory Agreement, pays the Adviser certain investment advisory fees and reimburses the Adviser and Administrator for certain expenses incurred in connection with the services they provide. See Note 6 “Related Party Transactions - Payment of Expenses under the Advisory and Administration Agreements.” Through December 31, 2018, the Company and the Asset Manager Affiliates shared office space and certain other operating expenses. The Company entered into an overhead allocation agreement with the Asset Manager Affiliates (“Overhead Allocation Agreement”) which provided for the sharing of such expenses based on an allocation of office lease costs and the ratable usage of other shared resources. The Company continues to bear the costs associated with the office lease entered into by the Company prior to the Closing.

Shareholder Distributions. Distributions to common stockholders are recorded on the ex-dividend date. The amount of distributions, if any, is determined by the Board each quarter.

The Company has adopted a dividend reinvestment plan (the DRIP) that provides for reinvestment of its distributions on behalf of its stockholders, unless a stockholder “opts out” of the DRIP to receive cash in lieu of having their cash distributions automatically reinvested in additional shares of the Company’s common stock.

3.	EARNINGS (LOSSES) PER SHARE

In accordance with the provisions of ASC 260, “Earnings per Share” (“ASC 260”), basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of shares outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis.

The following information sets forth the computation of basic and diluted net increase (decrease) in stockholders’ equity per share for the three and six months ended June 30, 2019 and 2018:

	(unaudited) Three Months Ended June 30,		(unaudited) Six Months Ended June 30,
	2019	2018	2019	2018
Net (decrease) increase in net assets resulting from operations	$(848,322)	$(1,311,772)	$(11,765,891)	$1,297,622
Net increase in net assets allocated to unvested share awards	—	10,438	—	(10,035)
Net (decrease) increase in net assets available to common stockholders	$(848,322)	$(1,301,334)	$(11,765,891)	$1,287,587
Weighted average number of common and common stock equivalent shares outstanding for diluted shares computation	37,349,371	37,363,038	37,342,272	37,356,759
Net (decrease) increase in net assets per basic common shares:
Net (decrease) increase in net assets from operations	$(0.02)	$(0.04)	$(0.32)	$0.03
Net (decrease) increase in net assets per diluted shares:
Net (decrease) increase in net assets from operations	$(0.02)	$(0.03)	$(0.32)	$0.03

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Share-based awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and included in the computation of both basic and diluted earnings per share. Grants of restricted stock awards to the Company’s employees and directors are considered participating securities when there are earnings in the period and the earnings per share calculations include outstanding unvested restricted stock awards in the basic weighted average shares outstanding calculation.

There were 0 and 30,000 options to purchase shares of common stock considered for the computation of the diluted per share information for the three and six months ended June 30, 2019 and 2018. Since the effects are anti-dilutive for both periods, the options were not included in the computation. These stock options were cancelled in connection with the Externalization.

4.	INVESTMENTS

The following table shows the Company’s portfolio by security type at June 30, 2019 and December 31, 2018:

	June 30, 2019 (unaudited)			December 31, 2018
Security Type	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%(1)
Short-term investments(2)	$27,443,091	$27,443,091	10	$44,756,478	$44,756,478	16
Senior Secured Loan	90,207,102	88,400,312	31	86,040,921	77,616,209	29
Junior Secured Loan	94,843,137	86,499,106	30	76,223,561	70,245,535	26
Senior Unsecured Bond	468,494	422,347	0	—	—	—
CLO Fund Securities	49,300,670	40,006,481	14	55,480,626	44,325,000	16
Equity Securities	16,482,841	4,143,686	1	9,477,763	2,038,020	1
Asset Manager Affiliates(3)	17,791,230	—	—	17,791,230	3,470,000	1
Joint Ventures	42,611,525	40,089,257	14	37,381,525	30,857,107	11
Total	$339,148,090	$287,004,280	100%	$327,152,104	$273,308,349	100%
(1)	Represents percentage of total portfolio at fair value.
(2)	Includes money market accounts and U.S. treasury bills.
(3)	Represents the equity investment in the Asset Manager Affiliates.

The industry concentrations based on the fair value of the Company’s investment portfolio as of June 30, 2019 and December 31, 2018, were as follows:

	June 30, 2019 (unaudited)			December 31, 2018
Industry Classification	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%
Aerospace and Defense	$9,716,693	$9,683,602	3	$5,434,927	$4,049,940	1
Asset Management Company(2)	17,791,230	—	—	17,791,230	3,470,000	1
Automotive	4,912,500	4,912,500	2	—	—	—
Banking, Finance, Insurance & Real Estate	4,423,486	4,371,031	2	8,831,841	8,733,933	3
Beverage, Food and Tobacco	7,955,058	7,751,149	3	5,963,334	5,796,506	2
Capital Equipment	10,875,350	9,600,382	3	10,888,432	9,831,391	4
Chemicals, Plastics and Rubber	4,834,600	4,729,312	2	4,862,063	4,801,645	2
CLO Fund Securities	49,300,670	40,006,481	14	55,480,626	44,325,000	16
Construction & Building	1,532,559	1,508,846	1	1,400,223	1,394,163	1
Consumer goods: Durable	1,260,343	4,474	0	1,140,500	364,240	0
Consumer goods: Non-durable	—	—	—	1,434,568	1,440,525	1
Electronics	6,635,456	6,646,229	2	3,007,500	3,007,500	1

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

	June 30, 2019 (unaudited)			December 31, 2018
Industry Classification	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%
Energy: Oil & Gas	9,375,278	2,352,215	1	16,827,204	8,946,568	3
Environmental Industries	4,027,753	3,977,333	1	8,371,180	6,939,794	3
Forest Products & Paper	1,567,563	1,561,375	1	1,564,583	1,553,920	1
Healthcare & Pharmaceuticals	51,992,065	42,141,979	15	38,638,822	32,287,288	12
High Tech Industries	32,909,730	32,661,019	11	23,971,435	23,662,459	9
Hotel, Gaming & Leisure	—	—	—	400,000	1,000	0
Joint Ventures	42,611,525	40,089,257	14	37,381,525	30,857,107	11
Media: Advertising, Printing & Publishing	3,109,188	2,474,184	1	6,113,852	5,590,863	2
Services: Business	11,772,650	10,414,778	4	10,398,710	9,213,416	3
Services: Consumer	10,792,620	10,754,700	4	—	—	—
Telecommunications	11,931,992	11,662,500	4	8,351,775	8,343,919	3
Textiles and Leather	12,376,690	12,257,843	4	10,140,662	9,940,294	4
Money Market Accounts	14,943,733	14,943,733	5	34,757,129	34,757,129	13
Transportation: Cargo	—	—	—	4,000,634	4,000,400	1
U.S. Government Obligations	12,499,358	12,499,358	4	9,999,349	9,999,349	4
Total	$339,148,090	$287,004,280	100%	$327,152,104	$273,308,349	100%
(1)	Calculated as a percentage of total portfolio at fair value.
(2)	Represents the equity investment in the Asset Manager Affiliates.

The Company may invest up to 30% of the investment portfolio in “non-qualifying” opportunistic investments, including investments in debt and equity securities of CLO Funds, distressed debt or debt and equity securities of large cap public companies. Within this 30% of the portfolio, the Company also may invest in debt of middle market companies located outside of the United States.

At June 30, 2019 and December 31, 2018, the total amount of non-qualifying assets was approximately 26.4% and 28.0% of total assets, respectively. The majority of non-qualifying assets were foreign investments which were approximately 13.3% and 16.5%, respectively, of the Company’s total assets (including the Company’s investments in CLO Funds, which are typically domiciled outside the U.S. and represented approximately 13.1% and 15.5% of its total assets on such dates, respectively).

Investments in CLO Fund Securities

The Company has made minority investments in the most junior class of securities (typically preferred shares or subordinated securities) of CLO Funds. These securities also are entitled to recurring distributions which generally equal the net remaining cash flow of the payments made by the underlying CLO Fund’s securities less contractual payments to senior bond holders, management fees and CLO Fund expenses. CLO Funds invest primarily in broadly syndicated non-investment grade loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which the Company has an investment are generally diversified secured or unsecured corporate debt. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior bond holders, fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares.

On October 31, 2017, the Company purchased an additional $4.3 million of notional amount of subordinated notes issued by Catamaran CLO 2014-1 at a cost of $5.4 million.

In December 2017, the Company purchased an additional $201,000 of notional amount of subordinated notes issued by Catamaran CLO 2013-1 at a cost of $201,000.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

In December 2017, the Company sold $5.0 million par value of the subordinated notes of Catamaran CLO 2014-1 for $3.0 million.

In September 2018, the Company purchased $10 million par value of the subordinated notes of Catamaran CLO 2018-1 at a cost of approximately $9.5 million.

In December 2018, the Company received $2.5 million of notional amount of subordinated notes of Catamaran 2013-1 with a fair value of $1.4 million and $3.4 million of notional amount of subordinated notes of Catamaran 2014-1 with a fair value of $1.9 million, as consideration for the repayment of a portion of the loans to Trimaran Advisors.

On December 19, 2017, the Company, in its capacity as the holder of all of the outstanding preferred shares of Katonah 2007-1 CLO Ltd. (“Katonah 2007-1”), exercised its right to cause Katonah 2007-1 to redeem all of its outstanding indebtedness through the sale of its investments and otherwise wind up its business. Katonah 2007-1 was fully liquidated and dissolved in the fourth quarter of 2018. Accordingly, the Company recorded a realized loss during the fourth quarter of 2018 of approximately $10.1 million on its investment in Katonah 2007-1 and a corresponding unrealized gain of the same amount in order to reverse the previously recorded unrealized depreciation with respect to the investment.

Similarly, during the fourth quarter of 2018, each of Grant Grove CLO, Ltd., Trimaran CLO VII, Ltd., and Catamaran CLO 2012-1 Ltd. were fully liquidated and dissolved, and the Company recorded a realized loss of approximately $6.4 million and a corresponding unrealized gain of the same amount in order to reserve the previously recorded unrealized depreciation with respect to these investments.

In the first quarter of 2019, the Company sold $2.0 million notional amount of subordinated notes of Catamaran CLO 2014-1 for $800,000.

In June 2019, the Company sold $4.8 million par value of the CLO Rated note issued by Great Lakes KCAP F3C Senior, LLC for $4.4 million.

With the exception of Katonah III, Ltd., as of June 30, 2019 all of the Company’s investments in CLO Fund securities were making distributions to the Company.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Affiliate Investments:

The following table details investments in affiliates at June 30, 2019 (unaudited):

	Industry Classification	Fair Value at of December 31, 2018	Purchases/ (Sales) of or Advances/ (Distributions)	Net Accretion	Transfers In/(Out) of Affiliates	Net change in unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair Value at of June 30, 2019	Interest Income	Dividend Income
Asset Manager Affiliates(4)(5)(7)	Asset Management Company	$3,470,000	—	—	—	—	$(3,470,000)	$—	$—	$—
Tank Partners Holdings, LLC(4)(5)	Energy: Oil & Gas	1,000	6,228,000	—	—	(4,646,207)	(1,165,000)	417,793	—	—
BCP Great Lakes Holdings LP(7)	Joint Venture	12,466,667	5,230,000	—	—	(20,768)	—	17,675,899	—	291,667
KCAP Freedom 3, LLC(4)(6)	Joint Venture	18,390,440	—	—	—	4,022,918		22,413,358	—	1,950,000
Total controlled affiliates		34,328,107	11,458,000	—	—	(644,057)	(4,635,000)	40,507,050	—	2,241,667

Catamaran CLO 2013-1, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	3,196	7,506,434	(350,602)	—	7,159,028	352,888	—
Catamaran CLO 2014-1, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	(33,416)	9,112,278	(429,136)	—	8,649,726	333,635	—
Catamaran CLO 2014-2, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	(91,523)	2,591,820	(71,828)	—	2,428,469	84,394	—
Catamaran CLO 2015-1, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	(63,232)	3,157,769	70,013	—	3,164,550	115,249	—
Catamaran CLO 2016-1, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	(89,593)	7,502,959	(169,382)	—	7,243,984	241,731	—
Catamaran CLO 2018-1, Ltd.(1)(2)(4)(8)	CLO Fund Securities	—	—	(330,537)	8,950,000	402,534	—	9,021,997	347,530	—
KCAP F3C Senior Funding Rated Notes(4)(8)	CLO Fund Securities	4,473,840	(4,466,205)	—	—	—	(7,635)	—	245,831	—
Navex Topco, Inc.(4)(5)(8)	Electronics	—	—	—	6,646,229	—		6,646,229	157,543	—
Zest Acquisition Corp.(4)(5)(8)	Healthcare & Pharmaceuticals	—	—	—	3,231,683	—	—	3,231,683	88,076	—
Total Non-controlled affiliates		4,473,840	(4,466,205)	(605,105)	48,699,172	(548,401)	(7,635)	47,545,666	1,966,877	—

Total Affiliated Investments		$38,801,947	$6,991,795	$(605,105)	$48,699,172	$(1,192,458)	$(4,642,635)	$88,052,716	$1,966,877	$2,241,667
(1)	Non-U.S. company or principal place of business outside the U.S.
(2)	A CLO Fund managed by an affiliate of LibreMax.
(3)	Notice of redemption has been received for this security.
(4)	Fair value of this investment was determined using significant unobservable inputs.
(5)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940.
(6)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(7)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.
(8)	Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company as the Company owns at least 5% but no more than 25% of the portfolio company’s outstanding voting securities or is under common control with such portfolio company. Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

The following table details investments in affiliates at December 31, 2018:

	Industry Classification	Fair Value at of December 31, 2017	Purchases/ (Sales) of or Advances/ (Distributions)	Net Accretion	Transfers In/(Out) of Affiliates	Net change in unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair Value at of December 31, 2018	Interest Income	Dividend Income
Asset Manager Affiliates(4)(5)(7)	Asset Management Company	$38,849,000	$(34,800,000)	—	—	(579,000)	$—	$3,470,000	$—	$1,246,510
Trimaran Advisors, LLC Revolving Credit Facility(4)(5)	Related Party Loans	—	—	—	—	—	—	—	1,170,825	—
Trimaran Advisors, LLC Related Party Loan(4)(5)	Related Party Loans	8,359,051	(8,359,051)	—	—	—	—	—	765,963
Trimaran Advisors, LLC Related Party Loan(4)(5)	Related Party Loans	4,418,232	(4,418,232)	—	—	—	—	—	229,380
Katonah 2007-I CLO, Ltd.(1)(2)(3)(4)	CLO Fund Securities	10,770,486	(10,676,556)	271,658	—	9,754,423	(10,120,011)	—	271,658	—
Trimaran CLO VII, Ltd.(1)(2)(3)(4)	CLO Fund Securities	10,000		(6,725)	—	369,831	(373,105)	—	(6,725)	—
Catamaran CLO 2012-1, Ltd.(1)(2)(3)(4)	CLO Fund Securities	2,320,783	(2,596,571)	264,746	—	3,527,018	(3,515,976)	—	264,746	—
Catamaran CLO 2013-1, Ltd.(1)(2)(4)	CLO Fund Securities	6,923,699	147,497	1,213,807	(7,016,734)	(1,268,269)	—	—	1,213,807	—
Catamaran CLO 2014-1, Ltd.(1)(2)(4)	CLO Fund Securities	8,230,178	535,309	1,347,240	(9,777,251)	(335,476)	—	—	1,347,240	—
Catamaran CLO 2014-2, Ltd.(1)(2)(4)	CLO Fund Securities	4,500,962	(985,241)	656,919	(2,158,200)	(2,014,440)	—	—	656,919	—
Catamaran CLO 2015-1, Ltd.(1)(2)(4)	CLO Fund Securities	3,569,600	(573,089)	507,789	(3,048,696)	(455,604)	—	—	507,789	—
Catamaran CLO 2016-1, Ltd.(1)(2)(4)	CLO Fund Securities	8,530,685	(1,282,923)	913,272	(7,067,073)	(1,093,961)	—	—	913,272	—
Catamaran CLO 2018-1, Ltd.(1)(2)(4)	CLO Fund Securities	—	9,500,000	343,450	(8,500,000)	(1,343,450)	—	—	343,450	—
KCAP F3C Senior Funding Rated Notes(2)(4)	CLO Fund Securities	4,632,000	—	37,298	—	(195,458)	—	4,473,840	468,755	—
BCP Great Lakes Holdings LP(7)	Limited Partnership	—	12,466,667	—	—	—	—	12,466,667	—	—
KCAP Freedom 3, LLC(4)(6)	Joint Venture	21,516,000	—	—	—	(3,125,560)	—	18,390,440	—	3,100,000
Tank Partners Holdings, LLC(4)(5)	Unit	—	—	—	980,000	(979,000)	—	1,000	—	—
Total Affiliated Investments		$122,630,676	$(41,042,190)	$5,549,454	$(36,587,954)	$2,261,054	$(14,009,092)	$38,801,947	$8,147,079	$4,346,510
(1)	Non-U.S. company or principal place of business outside the U.S.
(2)	An affiliate CLO Fund managed by an Asset Manager Affiliate (as such term is defined in the notes to the consolidated financial statements).
(3)	Notice of redemption has been received for this security.
(4)	Fair value of this investment was determined using significant unobservable inputs.
(5)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940.
(6)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(7)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Investment in Joint Ventures:

For three and six months ended June 30, 2019 and 2018 , the Company recognized $1.3 million and $0.7 million, respectively, and $2.2 million and $1.4 million, respectively, in investment income from its investment in Joint Ventures. As of June 30, 2019 and December 31, 2018, the fair value of the Company’s investment in Joint Ventures was approximately $40.1 million and $30.9 million, respectively.

KCAP Freedom 3 LLC

During the third quarter of 2017, the Company and Freedom 3 Opportunities, an affiliate of Freedom 3 Capital LLC, entered into an agreement to create the “Joint Venture. The Company and Freedom 3 Opportunities contributed approximately $37 million and $25 million, respectively, in assets to the Joint Venture, which in turn used the assets to capitalize the Fund managed by KCAP Management, LLC, one of the Asset Manager Affiliates. In addition, the Fund used cash on hand and borrowings under a credit facility to purchase approximately $184 million of primarily middle-market loans from the Company and the Company used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding. The Fund invests primarily in middle-market loans and the Joint Ventures partners may source middle-market loans from time-to-time for the Fund.

During the fourth quarter of 2017, the Fund was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by the Fund. In connection with the refinancing, the Joint Venture made a cash distribution to the Company of approximately $12.6 million. $11.8 million of this distribution was a return of capital, reducing the cost basis of its investment in the Joint Venture by that amount. The final determination of the tax attributes of distributions from the Joint Venture is made on an annual (full calendar year) basis at the end of the year, therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

The Company owns a 60% equity investment in the Joint Venture. The Joint Venture is structured as an unconsolidated Delaware limited liability company. All portfolio and other material decisions regarding the Joint Venture must be submitted to its board of managers, which is comprised of four members, two of whom were selected by the Company and two of whom were selected by Freedom 3 Opportunities, and must be approved by at least one member appointed by the Company and one appointed by Freedom 3 Opportunities. In addition, certain matters may be approved by the Joint Venture’s investment committee, which is comprised of one member appointed by the Company and one member appointed by Freedom 3 Opportunities.

In connection with the Externalization, during the first quarter of 2019, KCAP Management agreed to waive management fees it is otherwise entitled to receive for managing the Fund. In addition, the Joint Venture was restructured such that the Company is now entitled to receive a preferred distribution in an amount equal to the fees waived by KCAP Management. The impact of these transactions was a reduction in the fair value of the Asset Manager Affiliates and an increase in the fair value of the Company’s investment in the Joint Venture during the first quarter of 2019. The reduction in the fair value of the Asset Manager Affiliates was recognized as a realized loss on the Statement of Operations. The increase in the fair value of the Company’s investment in the Joint Venture was recognized as an unrealized gain in the Statement of Operations.

The Company has determined that the Joint Venture is an investment company under Accounting Standards Codification (“ASC”), Financial Services — Investment Companies (“ASC 946”), however, in accordance with such guidance, the Company will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. The Company does not consolidate its interest in the Joint Venture because the Company does not control the Joint Venture due to allocation of the voting rights among the Joint Venture partners.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

KCAP Freedom 3 LLC
Summarized Statement of Financial Condition

	As of June 30, 2019	As of December 31, 2018
Investment at fair value	$35,404,220	$32,621,188
Total Assets	$35,404,220	$32,621,188
Total Liabilities	$704,728	$1,970,455
Total Equity	34,699,492	30,650,733
Total Liabilities and Equity	$35,404,220	$32,621,188

KCAP Freedom 3 LLC
Summarized Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment income	$1,008,338	$1,221,996	$2,159,724	$2,417,814
Operating expenses	1,479	31,998	18,992	53,761
Net investment income	1,006,859	1,189,998	2,140,732	2,364,053
Unrealized appreciation on investments	(1,278,063)	(1,068,857)	4,048,759	(564,936)
Net income	$(271,204)	$121,141	$6,189,492	$1,799,117

KCAP Freedom 3 LLC
Schedule of Investments
June 30, 2019

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
Great Lakes KCAP F3C Senior, LLC(1)(2)(3)	Subordinated Securities, effective interest 13.9%, 12/29 maturity	100.0%	$41,370,653	$35,404,220
Total Investments			$41,370,653	$35,404,220
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including default rates, prepayment rates, spreads, and the discount rate by which to value the resulting cash flows.
(3)	Formerly known as KCAP F3C Senior Funding, LLC

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

KCAP Freedom 3 LLC
Schedule of Investments
December 31, 2018

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
KCAP F3C Senior Funding, LLC (1)(2)	Subordinated Securities, effective interest 11.5%, 12/29 maturity	100.0%	$42,636,380	$32,621,188
Total Investments			$42,636,380	$32,621,188
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including default rates, prepayment rates, spreads, and the discount rate by which to value the resulting cash flows.

BCP Great Lakes Partnership LP

BCP Great Lakes Partnership LP (the “BCP Great Lakes Partnership”) has invested in BCP Great Lakes Holdings LP, a vehicle formed as a co-investment vehicle to facilitate the participation of certain co-investors to invest, directly or indirectly, in BCP Great Lakes Funding, LLC. The investment strategy of BCP Great Lakes Funding, LLC is to underwrite and hold senior, secured unitranche loans made to middle-market companies. The Company does not pay any advisory fees in connection with its investment in the BCP Great Lakes Partnership.

The fair value of the Company’s investment in the BCP Great Lakes Partnership at June 30, 2019 and December 31, 2018 was $17.7 million and $12.5 million. Fair value has been determined utilizing the practical expedient pursuant to ASC 820-10. Pursuant to the terms of the BCP Great Lakes Fund LP Amended and Restated Exempted Limited Partnership Agreement (the “BCP Great Lakes Partnership Agreement”), the Company generally may not sell, exchange, assign, pledge or otherwise transfer its interest, in whole or in part, without the prior written consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, and may be conditioned upon repayment of its share of indebtedness incurred by the partnership.

In March 2019, the Company increased its aggregate commitment to the BCP Great Lakes Partnership to $50 million, subject to certain limitations (including that the Company is not obligated to fund capital calls if such funding would cause the Company to be out of compliance with certain provisions of the Investment Company Act of 1940). As of June 30, 2019 and December 31, 2018, the Company has a $32.3 million and $12.5 million, respectively unfunded commitment to the BCP Great Lakes Partnership.

Fair Value Measurements

The Company follows the provisions of ASC 820: Fair Value, which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. This standard defines fair value and establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value and expands disclosures about assets and liabilities measured at fair value. ASC 820: Fair Value defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This fair value definition focuses on an exit price in the principle, or most advantageous market, and prioritizes, within a measurement of fair value, the use of market-based inputs (which may be weighted or adjusted for relevance, reliability and specific attributes relative to the subject investment) over entity-specific inputs. Market

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

ASC 820: Fair Value establishes the following three-level hierarchy, based upon the transparency of inputs to the fair value measurement of an asset or liability as of the measurement date:

Level I – Unadjusted quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed securities. As required by ASC 820: Fair Value, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and a sale could reasonably affect the quoted price.

Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments which are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities for which some level of recent trading activity has been observed.

Level III – Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on the Company’s own assumptions about how market participants would price the asset or liability or may use Level II inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. These inputs into the determination of fair value may require significant management judgment or estimation. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level III if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation methodology.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and the Company considers factors specific to the investment. A majority of the Company’s investments are classified as Level III. The Company evaluates the source of inputs, including any markets in which its investments are trading, in determining fair value. Inputs that are highly correlated to the specific investment being valued and those derived from reliable or knowledgeable sources will tend to have a higher weighting in determining fair value. The Company’s fair value determinations may include factors such as an assessment of each underlying investment, its current and prospective operating and financial performance, consideration of financing and sale transactions with third parties, expected cash flows and market-based information, including comparable transactions, performance factors, and other investment or industry specific market data, among other factors.

The following table summarizes the fair value of investments by fair value hierarchy levels provided by ASC 820: Fair Value as of June 30, 2019 (unaudited) and December 31, 2018, respectively:

	As of June 30, 2019 (unaudited)
	Level I	Level II	Level III	NAV	Total
Short Term investments	$12,499,358	$14,943,733	$—	$—	$27,443,091
Debt securities	—	52,695,643	122,626,122	—	175,321,765
CLO Fund securities	—	—	40,006,481	—	40,006,481
Equity securities	—	2,500,000	1,643,686	—	4,143,686
Joint Ventures	—	—	22,413,358	17,675,899	40,089,257
Total	$12,499,358	$70,139,377	$186,689,647	$17,675,899	$287,004,280

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

	As of December 31, 2018
	Level I	Level II	Level III	NAV	Total
Short Term investments	$9,999,349	$34,757,129	$—	$—	$44,756,478
Debt securities	—	41,120,073	106,741,671	—	147,861,744
CLO Fund securities	—	—	44,325,000	—	44,325,000
Equity securities	—	—	2,038,020	—	2,038,020
Asset Manager Affiliates	—	—	3,470,000	—	3,470,000
Joint Venture	—	—	18,390,440	12,466,667	30,857,107
Total	$9,999,349	$75,877,202	$174,965,131	$12,466,667	$273,308,349

As a BDC, the Company is required to invest primarily in the debt and equity of non-public companies for which there is little, if any, market-observable information. As a result, a significant portion of the Company’s investments at any given time will likely be deemed Level III investments. Investment values derived by a third party pricing service are generally deemed to be Level III values. For those that have observable trades, the Company considers them to be Level II.

The fair value of the Company’s investment in the BCP Great Lakes Partnership at June 30, 2019 and December 31, 2018 was $17.7 million and $12.5 million. Fair value has been determined utilizing the practical expedient pursuant to ASC 820-10.

Subject to the limitations noted above, values derived for debt and equity securities using comparable public/private companies generally utilize market-observable data from such comparables and specific, non-public and non-observable financial measures (such as earnings or cash flows) for the private, underlying company/issuer. Such non-observable company/issuer data is typically provided on a monthly or quarterly basis, is certified as correct by the management of the company/issuer and/or audited by an independent accounting firm on an annual basis. Since such private company/issuer data is not publicly available it is not deemed market-observable data and, as a result, such investment values are grouped as Level III assets.

Values derived for the Asset Manager Affiliates using comparable public/private companies utilize market-observable data and specific, non-public and non-observable financial measures (such as assets under management, historical and prospective earnings) for the Asset Manager Affiliates. The Company recognizes that comparable asset managers may not be fully comparable to the Asset Manager Affiliates and typically identifies a range of performance measures and/or adjustments within the comparable population with which to determine value. Since any such ranges and adjustments are entity specific they are not considered market-observable data and thus require a Level III grouping. Illiquid investments that have values derived through the use of discounted cash flow models and residual enterprise value models are grouped as Level III assets.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

The Company’s policy for determining transfers between levels is based solely on the previously defined three-level hierarchy for fair value measurement. Transfers between the levels of the fair value hierarchy are separately noted in the tables below and the reason for such transfer described in each table’s respective footnotes. Certain information relating to investments measured at fair value for which the Company has used unobservable inputs to determine fair value is as follows:

	Six Months Ended June 30, 2019
	Debt Securities	CLO Fund Securities	Equity Securities	Asset Manager Affiliate	Joint Ventures	Total
Balance, December 31, 2018	$106,741,671	$44,325,000	$2,038,020	$3,470,000	$18,390,440	$174,965,131
Transfers out of Level III(1)	(3,228,619)	—	—	—	—	(3,228,619)
Transfers into Level III(2)	22,395,478	—	—	—	—	22,395,478
Net accretion	48,238	3,278,804	—	—	—	3,327,042
Purchases	24,490,354	—	6,228,000	—	—	30,718,354
Sales/Paydowns/Return of Capital	(13,017,162)	(8,863,189)	(80,640)		—	(21,960,991)
Total realized loss included in earnings	(10,114,640)	(595,571)	(1,642,282)	(3,470,000)	—	(15,822,493)
Change in unrealized gain (loss) included in earnings	(4,689,199)	1,861,437	(4,899,412)	—	4,022,918	(3,704,256)
Balance, June 30, 2019	$122,626,122	$40,006,481	$1,643,686	$—	$22,413,358	$186,689,647
Changes in unrealized gains (losses) included in earnings related to investments still held at reporting date	$(8,337,651)	$1,861,437	$(4,899,412)	$—	$4,022,918	$(7,352,708)
(1)	Transfers out of Level III represent a transfer of $3.2 million relating to debt securities for which pricing inputs, other than their quoted prices in active markets were observable as of June 30, 2019.
(2)	Transfers into Level III represent a transfer of $22.4 million relating to debt securities for which pricing inputs, other than their quoted prices in active markets were unobservable as of June 30, 2019.
	Year Ended December 31, 2018
	Debt Securities	CLO Fund Securities	Equity Securities	Asset Manager Affiliate	Joint Venture	Total
Balance, December 31, 2017	$69,885,455	$51,678,673	$4,414,684	$38,849,000	$21,516,000	$186,343,812
Transfers out of Level III(1)	(230,732)	—	—	—	—	(230,732)
Transfers into Level III(2)	16,474,663	—	—	—	—	16,474,663
Net accretion	125,614	5,878,260	—	—	—	6,003,874
Purchases	38,099,644	12,781,528	—	—	—	50,881,172
Sales/Paydowns/Return of Capital	(11,116,360)	(19,033,322)	(1,093,244)	(34,800,000)	—	(66,042,926)
Total realized gain included in earnings	(51,674)	(16,484,872)	—	—	—	(16,536,546)
Total unrealized gain (loss) included in earnings	(6,444,939)	9,504,733	(1,283,420)	(579,000)	(3,125,560)	(1,928,186)
Balance, December 31, 2018	$106,741,671	$44,325,000	$2,038,020	$3,470,000	$18,390,440	$174,965,131
Changes in unrealized gains (losses) included in earnings related to investments still held at reporting date	$(5,197,940)	$6,631,424	$(1,283,420)	$(579,000)	$(3,125,560)	$(3,554,496)
(1)	Transfers out of Level III represent a transfer of $230 thousand relating to debt securities for which pricing inputs, other than their quoted prices in active markets were observable as of December 31, 2018.
(2)	Transfers into Level III represent a transfer of $16.5 million relating to debt securities for which pricing inputs, other than their quoted prices in active markets were unobservable as of December 31, 2018.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

As of June 30, 2019 and December 31, 2018, the Company’s Level II portfolio investments were valued by a third party pricing services for which the prices are not adjusted and for which inputs are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or by inputs that are derived principally from, or corroborated by, observable market information. The fair value of the Company’s Level II portfolio investments was $70.1 million and $75.9 million as of June 30, 2019 and December 31, 2018, respectively.

As of June 30, 2019, the Company’s Level III portfolio investments had the following valuation techniques and significant inputs:

Type	Fair Value	Primary Valuation Methodology	Unobservable Inputs	Range of Inputs (Weighted Average)
Debt Securities	$424,821	Enterprise Value	Average EBITDA Multiple	4.8x-8.0x (6.1x)
	122,201,301	Income Approach	Implied Discount Rate	6.9% – 20.0% (10.0)%
Equity Securities	1,638,685	Enterprise Value	Average EBITDA Multiple / WACC	4.1x – 9.4x (6.8x) 13.4%
	5,000	Options Value	Qualitative Inputs(1)
CLO Fund Securities	39,637,201	Discounted Cash Flow	Discount Rate	13.3%-13.8% (13.6%)
			Probability of Default	1%-2% (1.5%)
			Loss Severity	20.0%-39.5% (29.9%)
			Recovery Rate	60.5%-80.0% (70.1%)
			Prepayment Rate	10.0%-20.0% (15.0%)
	369,280	Liquidation Value	Qualitative Inputs(2)
Joint Venture	22,413,358	Enterprise Value	Underlying NAV of the CLO
Total Level III Investments	$186,689,646
(1)	The qualitative inputs used in the fair value measurements of Equity Securities include estimates of the distressed liquidation value of the pledged collateral. In cases where Portman Ridge’s analysis ascribes no residual value to a portfolio company’s equity, Portman Ridge typically elects to mark its position at a nominal amount to account for the investment’s option value.
(2)	The qualitative inputs used in the fair value measurements include the value of the pledged collateral.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

As of December 31, 2018, the Company’s Level III portfolio investments had the following valuation techniques and significant inputs:

Type	Fair Value	Primary Valuation Methodology	Unobservable Inputs	Range of Inputs (Weighted Average)
Debt Securities	$8,661,114	Enterprise Value	Average EBITDA	5.0x – 8.0x (5.2x)
			Multiple / WACC	15.8%
	98,080,557	Income Approach	Implied Discount Rate	6.3% - 26.8% (11.8%)
Equity Securities	1,979,020	Enterprise Value	Average EBITDA Multiple	4.5x – 11.0x (9.5x)
	59,000	Options Value	Qualitative Inputs(1)
CLO Fund Securities	35,455,720	Discounted Cash Flow	Discount Rate	13.5%-14.0% (13.9%)
			Probability of Default	0.75%-2% (1.4%)
			Loss Severity	20%-36% (28.3%)
			Recovery Rate	63.5%-80% (71.7%)
			Prepayment Rate	10%-20% (15%)
	369,280	Liquidation Value	Qualitative Inputs(2)
	8,500,000	Market Approach	Third Party Quote	85.0%
Asset Manager Affiliate	3,470,000	Discounted Cash Flow	Discount Rate	4.0% - 10.0% (7.77%)
Joint Venture	18,390,440	Enterprise Value	Underlying NAV of the CLO
Total Level III Investments	$174,965,131
(1)	The qualitative inputs used in the fair value measurements of Equity Securities include estimates of the distressed liquidation value of the pledged collateral. In cases where Portman Ridge’s analysis ascribes no residual value to a portfolio company’s equity, Portman Ridge typically elects to mark its position at a nominal amount to account for the investment’s option value.
(2)	The qualitative inputs used in the fair value measurements include the value of the pledged collateral.

The significant unobservable inputs used in the fair value measurement of the Company’s debt securities may include, among other things, broad market indices, the comparable yields of similar investments in similar industries, effective discount rates, average EBITDA multiples, and weighted average cost of capital. Significant increases or decreases in such comparable yields would result in a significantly lower or higher fair value measurement, respectively.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

The significant unobservable inputs used in the fair value measurement of the Company’s equity securities include the EBITDA multiple of similar investments in similar industries and the weighted average cost of capital. Significant increases or decreases in such inputs would result in a significantly lower or higher fair value measurement.

Significant unobservable inputs used in the fair value measurement of the Company’s CLO Fund Securities include default rates, recovery rates, prepayment rates, spreads, and the discount rate by which to value the resulting underlying cash flows. Such assumptions can vary significantly, depending on market data sources which often vary in depth and level of analysis, understanding of the CLO market, detailed or broad characterization of the CLO market and the application of such data to an appropriate framework for analysis. The application of data points are based on the specific attributes of each individual CLO Fund Security’s underlying assets, historic, current and prospective performance, vintage, and other quantitative and qualitative factors that would be evaluated by market participants. The Company evaluates the source of market data for reliability as an indicative market input, consistency amongst other inputs and results and also the context in which such data is presented. Significant increases or decreases in probability of default and loss severity inputs in isolation would result in a significantly lower or higher fair value measurement, respectively. In general, a change in the assumption of the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity in an event of default. Significant increases or decreases in the discount rate in isolation would result in a significantly lower or higher fair value measurement.

The significant unobservable inputs used in the fair value measurement of the Asset Manager Affiliates is the discount rate used to present value prospective cash flows. Prospective revenues are generally based on a fixed percentage of the par value of CLO Fund assets under management and are recurring in nature for the term of the CLO Fund so long as the Asset Manager Affiliates manage the fund. As a result, the fees earned by the Asset Manager Affiliates are generally not subject to market value fluctuations in the underlying collateral. The discounted cash flow model incorporates different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospective modeled performance. Significant increases or decreases in such discount rate would result in a significantly lower or higher fair value measurement, respectively.

The Company’s investment in the Joint Venture- KCAP Freedom 3 LLC is carried at fair value based upon the fair value of the investments held by the Joint Venture.

5.	ASSET MANAGER AFFILIATES

Wholly-Owned Asset Managers

On December 31, 2018, the Company’s wholly-owned subsidiary Commodore Holdings, LLC (“Commodore”) sold its wholly-owned asset management subsidiaries Katonah Debt Advisors, Trimaran Advisors and Trimaran Advisors Management, representing substantially all of the Company’s investment in the Asset Manager Affiliates. Commodore received cash proceeds of $37.9 million from the sale and distributed $33.8 million in cash to the Company. All of this cash distribution was recorded as a return of capital. No realized gain or loss was recognized due to this transaction.

The Asset Manager Affiliates manage CLO Funds primarily for third party investors that invest primarily in broadly syndicated loans, high yield bonds and other credit instruments issued by corporations. At June 30, 2019 and December 31, 2018, the Asset Manager Affiliates had approximately $300 million and $300 million of par value of assets under management, respectively, and the Company’s 100% equity interest in the Asset Manager Affiliates had a fair value of approximately $0 and $3.5 million, respectively.

Certain investments, and the future management fees of certain managed CLO Funds, had been pledged by the Asset Manager Affiliates to third-party lenders under borrowing arrangements undertaken to satisfy the risk retention requirements of the Dodd-Frank Act then applicable to asset managers. In addition, certain of the Asset Manager Affiliates had provided a make-whole guaranty to these lenders in the event that the pledged assets and management fees were insufficient to satisfy the repayment of these borrowings. These borrowing arrangements were all satisfied prior to the sale of the Asset Manager Affiliates.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

No distributions were declared during the three and six months ended June 30, 2019. For three and six months ended June 30, 2018, the Asset Manager Affiliates declared cash distributions of $800,000 and $1.6 million to the Company. Any distributions from the Asset Manager Affiliates out of their estimated tax-basis earnings and profits are recorded as “Dividends from Asset Manager Affiliates” on the Company’s statement of operations. The Company recognized $620,000 of Dividends from Asset Manager Affiliates, as reflected in the Company’s statement of operations in the six months of 2018, respectively. The difference between cash distributions received and the tax-basis earnings and profits of the distributing affiliate are recorded as an adjustment to the cost basis in the Asset Manager Affiliate (i.e., tax-basis return of capital). For the three and six months ended June 30, 2018 the difference of $500,000 and $1.0 million, between cash distributions received and the tax-basis earnings and profits of the distributing affiliate, were recorded as an adjustment to the cost basis in the Asset Manager Affiliate (i.e. tax-basis return of capital). Distributions receivable, if any, are reflected in the “due from affiliates” account on the consolidated balance sheets.

The tax attributes of distributions received from the Asset Manager Affiliates are determined on an annual basis. The Company makes an estimate of the tax-basis earnings and profits of the Asset Manager Affiliates on a quarterly basis, and any quarterly distributions received in excess of the estimated earnings and profits are recorded as return of capital (reduction in the cost basis of the investment in Asset Manager Affiliate).

The Asset Manager Affiliates’ fair value is determined quarterly. The valuation is primarily determined utilizing a discounted cash flow model. See Note 2 - “Significant Accounting Policies” and Note 4 - “Investments” for further information relating to the Company’s valuation methodology.

In accordance with Rules 3-09, Rule 4-08(g) and 1-02 of Regulation S-X, additional financial information with respect to the Asset Manager Affiliates is required to be included in the Company’s SEC filings. The additional information regarding the Asset Manager Affiliates is set forth below. This additional financial information regarding the Asset Manager Affiliates does not directly impact the financial position, results of operations, or cash flows of the Company.

Asset Manager Affiliates
Summarized Balance Sheet

	As of June 30, 2019 (unaudited)	As of December 31, 2018
Cash	$835,704	$1,335,004
Other Assets	11,305	129,880
Total Assets	$847,009	$1,464,884
Other Liabilities	$417,488	$995,270
Total Liabilities	417,488	995,270
Total Equity	429,521	469,614
Total Liabilities and Equity	$847,009	$1,464,884

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Asset Manager Affiliates
Summarized Statements of Operations Information (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Fee Revenue	$—	$2,890,867	$—	$5,950,527
Interest Income	—	1,582,005	—	2,268,591
Total Income	—	4,472,872	—	8,219,118
Operating Expenses	1,603	2,819,121	40,480	5,345,206
Interest Expense	—	1,535,588	—	2,713,106
Total Expenses	1,603	4,354,709	40,480	8,058,312
Income before unrealized gains on investments and income taxes	(1,603)	118,163	(40,480)	160,806
Unrealized gains on investments	—	(616,810)	—	203,461
(Loss) Income before income taxes	(1,603)	(498,647)	(40,480)	364,267
Income Tax (Benefit)	—	(201,612)	—	(328,566)
Net (Loss) Income	$(1,603)	$(297,035)	$(40,480)	$692,833

Except for KCAP Management, LLC, which is a disregarded entity whose tax results are included with the Company’s tax results, as separately regarded entities for tax purposes, the Asset Manager Affiliates are taxed at normal corporate rates. In order to maintain the Company’s RIC status, any tax-basis dividends paid by the Asset Manager Affiliates to the Company would generally need to be distributed to the Company’s shareholders. Generally, such tax-basis dividends of the Asset Manager Affiliates’ income which was distributed to the Company’s shareholders will be considered as qualified dividends for tax purposes. The Asset Manager Affiliates’ taxable net income will differ from GAAP net income because of deferred tax temporary differences and permanent tax adjustments. Deferred tax temporary differences may include differences for the recognition and timing of amortization and depreciation, compensation related expenses, and net loss carryforward, among other things. Permanent differences may include adjustments, limitations or disallowances for meals and entertainment expenses, penalties, tax goodwill amortization and net operating loss carryforward.

Goodwill amortization for tax purposes was created upon the purchase of 100% of the equity interests in Katonah Debt Advisors prior to the Company’s IPO in exchange for shares of the Company’s stock valued at $33 million. Although this transaction was a stock transaction rather than an asset purchase and thus no goodwill was recognized for GAAP purposes, such exchange was considered an asset purchase under Section 351(a) of the Code. At the time of the transfer, Katonah Debt Advisors had equity of approximately $1 million resulting in tax goodwill of approximately $32 million which was being amortized for tax purposes on a straight-line basis over 15 years.

Additional goodwill amortization for tax purposes was created upon the purchase of 100% of the equity interests in Trimaran Advisors by one of the Company’s affiliates, in exchange for shares of the Company’s stock valued at $25.5 million and cash of $13.0 million. The transaction was considered an asset purchase under Section 351(a) of the Code and resulted in tax goodwill of approximately $22.8 million, and tax basis intangible assets of $15.7 million, both of which were being amortized for tax purposes on a straight-line basis over 15 years.

6.	RELATED PARTY TRANSACTIONS

On October 30, 2017, the Company entered into a new term loan agreement with Trimaran Advisors, one of the Asset Manager Affiliates. Trimaran Advisors borrowed $8.4 million under this agreement, which bore interest at a rate of 10.5% annually, payable quarterly. The loan matures on April 30, 2030, can be repaid at any time, and must be repaid upon the occurrence of certain events. During the third quarter 2018 $2.1 million of the principal on this loan was repaid by Trimaran Advisors. During the fourth quarter of 2018, Trimaran Advisors repaid this loan in full. Repayment was comprised of $3.0 million of cash and $2.5 million notional amount of

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

subordinated notes of Catamaran 2013-1 with a fair value of $1.4 million and $3.4 million of notional amount of subordinated notes of Catamaran 2014-1 with a fair value of $1.9 million.

On October 31, 2017, Trimaran Advisors capitalized Trimaran Risk Retention Holdings, LLC, a newly-formed wholly-owned subsidiary, with $8.4 million of equity capital. In turn, Trimaran Risk Retention Holdings capitalized Trimaran RR I, LLC, a wholly-owned subsidiary of Trimaran Risk Retention Holdings, LLC, with $8.4 million of equity capital. With this equity contribution and other borrowed funds, Trimaran RR II, LLC purchased $34.8 million notional amount of notes issued by Catamaran CLO 2014-1, Ltd. for aggregate consideration of $35.5 million. On December 21, 2017, the Company entered into another new term loan agreement with Trimaran Advisors, under which Trimaran Advisors borrowed $4.4 million, which also bore interest at a rate of 10.5% annually, payable quarterly. During the second quarter of 2018, this loan was repaid in full by Trimaran Advisors.

On December 21, 2017, Trimaran Advisors contributed $4.4 million of equity capital to Trimaran Risk Retention Holdings, LLC. In turn, Trimaran Risk Retention Holdings contributed $4.4 million of equity capital to Trimaran RR II. With this equity contribution and other borrowed funds, Trimaran RR I, LLC purchased $27.4 million notional amount of notes issued by Catamaran CLO 2015-1, Ltd. for aggregate consideration of $27.4 million.

On June 4, 2018, Trimaran RR I, LLC sold $31.4 million and $24.9 million, of notional amount of notes issued by Catamaran CLO 2014-1, Ltd and Catamaran 2013-1, Ltd, respectively. In December 2018, Trimaran RR I, LLC. distributed to Trimaran $2.5 million notional amount of subordinated notes issued by Catamaran 2013-1 with a fair value of $1.4 million, and a notional amount of $3.4 million of subordinated notes issued by Catamaran 2014-1 with a fair value of $1.9 million.

Advisory Agreement

The Adviser provides management services to the Company pursuant to the Advisory Agreement. Under the terms of the Advisory Agreement, the Adviser is responsible for the following:

•	managing the Company’s assets in accordance with our investment objective, policies and restrictions;
•	determining the composition of the Company’s portfolio, the nature and timing of the changes to the portfolio and the manner of implementing such changes;
•	identifying, evaluating and negotiating the structure of the Company’s investments;
•	monitoring the Company’s investments;
•	determining the securities and other assets that the Company will purchase, retain or sell;
•	assisting the Board with its valuation of the Company’s assets;
•	directing investment professionals of the Adviser to provide managerial assistance to the Company’s portfolio companies;
•	performing due diligence on prospective portfolio companies;
•	exercising voting rights in respect of portfolio securities and other investments for the Company;
•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies; and
•	providing the Company with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Term

On April 1, 2019, the Company entered into the Advisory Agreement with the Adviser. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the outstanding shares, and, in each case, a majority of the independent directors.

The Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related Securities and Exchange Commission (“SEC”) guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of any penalty, we may terminate the Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the stockholders holding a majority of the outstanding shares of our common stock. See “Advisory Agreement—Removal of Adviser” below. In addition, without payment of any penalty, the Adviser may generally terminate the Advisory Agreement upon 60 days’ written notice and, in certain circumstances, the Adviser may only be able to terminate the Advisory Agreement upon 120 days’ written notice.

Removal of Adviser

The Adviser may be removed by the Board or by the affirmative vote of a Majority of the Outstanding Shares. “Majority of the Outstanding Shares” means the lesser of (1) 67% or more of the outstanding shares of our common stock present at a meeting, if the holders of more than 50% of the outstanding shares of our common stock are present or represented by proxy or (2) a majority of outstanding shares of our common stock.

Compensation of Adviser

Pursuant to the terms of the Advisory Agreement, the Company pays the Adviser (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). For the period from the date of the Advisory Agreement (the “Effective Date”) through the end of the first calendar quarter after the Effective Date, the Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequently, the Base Management Fee will be 1.50% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the Base Management Fee will be 1.00% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of the Company’s net asset value at the end of the most recently completed calendar quarter. The Incentive Fee consists of two parts: (1) a portion based on the Company’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”). The Income-Based Fee is 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee is 17.50%.

Pre-incentive fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus operating expenses for the quarter (including the management fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind(“PIK”) interest and zero coupon securities), accrued income that the Company may not have received in cash. The Adviser is not obligated to return the incentive fee it receives on PIK interest that is later determined to be uncollectible in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

To determine the income incentive fee, pre-incentive fee net investment income is expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a calendar quarter in which the Company incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the quarterly hurdle rate, the Company will pay the applicable incentive fee even if the Company has incurred a loss in that calendar quarter due to realized capital losses and unrealized capital depreciation. In addition, because the quarterly hurdle rate is calculated based on our net assets, decreases in the Company’s net assets due to realized capital losses or unrealized capital depreciation in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of the Company paying an incentive fee for the subsequent quarter. The Company’s net investment income used to calculate this component of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the management fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 17.50% of cumulative realized capital gains through the end of such calendar year commencing with the calendar year ending December 31, 2019, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended (the “Advisers Act”) including Section 205 thereof.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Limitations of Liability and Indemnification

Under the Advisory Agreement, the Adviser, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its managing member, will not be liable to the Company for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Adviser owes to the Company under the Advisory Agreement. In addition, as part of the Advisory Agreement, the Company has agreed to indemnify the Adviser and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner, and the Administrator from and against any damages, liabilities, costs and expenses, including reasonable legal fees and other expenses reasonably incurred, in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company, except where attributable to criminal conduct, gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Advisory Agreement.

Board Approval of the Advisory Agreement

On December 12, 2018, the then-current Board of the Company held an in-person meeting to consider and approve the Advisory Agreement and related matters. The Board was provided the information required to consider the Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) the Company projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

of indirect income to the Adviser from its relationship with the Company and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Advisory Agreement; (f) the organizational capability and financial condition of the Adviser and its affiliates; (g) the Adviser’s practices regarding the selection and compensation of brokers that may execute our portfolio transactions and the brokers’ provision of brokerage and research services to the Adviser; and (h) the possibility of obtaining similar services from other third-party service providers or continuing to operate as an internally managed BDC.

The Board, including a majority of independent directors, will oversee and monitor the Company’s investment performance and, beginning with the second anniversary of the effective date of the Advisory Agreement, will annually review the compensation we pay to the Adviser.

Administration Agreement

Under the terms of the administration agreement (the “Administration Agreement”) between the Company and BC Partners Management LLC (the “Administrator”), the Administrator will perform, or oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Company will reimburse the Administrator for services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for it by such affiliate or third party.

Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses in performing its obligations and providing personnel and facilities (including rent, office equipment and utilities) for the Company’s use under the Administration Agreement, including an allocable portion of the compensation paid to the Company’s chief compliance officer and chief financial officer and their respective staff who provide services to the Company. The Board, including the independent directors, will review the general nature of the services provided by the Administrator as well as the related cost to the Company for those services and consider whether the cost is reasonable in light of the services provided.

On April 1, 2019, the Board approved the Administration Agreement with the Administrator. Unless earlier terminated as described below, the Administration Agreement will remain in effect until April 1, 2021, a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a Majority of the Outstanding Shares, and, in each case, a majority of the independent directors.

The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the stockholders holding a Majority of the Outstanding Shares. In addition, the Adviser may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Payment of Expenses under the Advisory and Administration Agreements

Except as specifically provided below, all investment professionals and staffs of the Adviser, when and to the extent engaged in providing investment advisory and management services to the Company, and the compensation and routine overhead expenses (including rent, office equipment and utilities), of such personnel allocable to such services, is provided and paid for by the Adviser. The Company bears an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s chief compliance officer and chief financial officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). The Company also bears all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement; (ii) an allocable portion of overhead and other expenses incurred by the Adviser (or its affiliates) in performing its administrative obligations under the Advisory Agreement, and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•	the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;
•	the cost of effecting any sales and repurchases of the Company’s common stock and other securities;
•	fees and expenses payable under any dealer manager or placement agent agreements, if any;
•	administration fees payable under the Administration Agreement and any sub-administration agreements, including related expenses;
•	debt service and other costs of borrowings or other financing arrangements;
•	costs of hedging;
•	expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•	transfer agent and custodial fees;
•	fees and expenses associated with marketing efforts;
•	federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•	federal, state and local taxes;
•	independent directors’ fees and expenses including certain travel expenses;
•	costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing;
•	the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs), the costs of any stockholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•	commissions and other compensation payable to brokers or dealers;
•	research and market data;
•	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•	fees and expenses associated with independent audits, outside legal and consulting costs;
•	costs of winding up our affairs;
•	costs incurred by either the Administrator or us in connection with administering our business, including payments under the Administration Agreement;
•	extraordinary expenses (such as litigation or indemnification);
•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws; and
•	costs associated with the Company’s legacy lease;

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Co-investment Exemptive Relief

As a BDC, the Company is subject to certain regulatory restrictions in making its investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term.

On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of the Adviser that allows BDCs managed by the Adviser, including the Company, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by the Advisers or its affiliates, including BCP Special Opportunities Fund I LP, BC Partners Lending Corporation and any future funds that are advised by the Adviser or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Company to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching with respect of the Company or its stockholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objectives and strategies and certain criteria established by the Board.

Trimaran Credit Facility

On February 26, 2013, the Company entered into a senior credit agreement (the “Trimaran Credit Facility”) with Trimaran Advisors, pursuant to which Trimaran Advisors may borrow from time to time up to $20 million from the Company in order to provide capital necessary to support one or more of Trimaran Advisors’ warehouse lines of credit and/or working capital in connection with Trimaran Advisors’ warehouse activities. The Trimaran Credit Facility, which expired on November 20, 2017 and bore interest at an annual rate of 9.0%. On April 15, 2013, the Trimaran Credit Facility was amended and upsized from $20 million to $23 million. Outstanding borrowings on the Trimaran Credit Facility were callable by the Company at any time. The Trimaran Credit Facility was fully repaid and terminated in the fourth quarter of 2018. At June 30, 2019 and December 31, 2018, there were no loans outstanding under the Trimaran Credit Facility. For the three and six months ended June 30, 2018 the Company recognized interest income of approximately $113,000 and $229,000, related to the Trimaran Credit Facility.

7.	BORROWINGS

The Company’s debt obligations consist of the following:

	As of June 30, 2019 (unaudited)	As of December 31, 2018
6.125% Notes Due 2022 (net of offering costs of: 2019-$1,933,295; 2018 - $2,207,341)	$75,473,905	$75,199,858
Great Lakes KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2019-$1,326,443; 2018 - $1,155,754)	44,032,368	25,200,331
	$119,506,273	$100,400,189

The weighted average stated interest rate and weighted average maturity on all our debt outstanding as of June 30, 2019 were 6.0% and 3.0 years, respectively, and as of December 31, 2018 were 6.0% and 3.6 years, respectively.

6.125% Notes Due 2022

During the third quarter of 2017, the Company issued $77.4 million in aggregate principal amount of unsecured 6.125% Notes due 2022 (the 6.125% “Notes Due 2022”). The net proceeds for these Notes, after the payment of underwriting expenses, were approximately $74.6 million. Interest on the 6.125% Notes Due 2022 is

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

paid quarterly in arrears on March 30, June 30, September 30 and December 30, at a rate of 6.125%. The 6.125% Notes Due 2022 mature on September 30, 2022 and are unsecured obligations of the Company. The 6.125% Notes Due 2022 are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after September 30, 2019, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. In addition, due to the asset coverage test applicable to the Company as a BDC and a covenant that the Company agreed to in connection with the issuance of the 6.125% Notes Due 2022, the Company is limited in its ability to make distributions in certain circumstances. The indenture governing the 6.125% Notes Due 2022 contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act related to borrowing and dividends. At June 30, 2019, the Company was in compliance with all of its debt covenants.

For the three months ended June 30, 2019 and 2018, interest expense related to the 6.125% Notes Due 2022 was approximately $1.2 million and $1.2 million, respectively. For the six months ended June 30, 2019 and 2018 interest expense related to the 6.125% Notes Due 2022 was approximately $2.4 million and $2.4 million, respectively.

In connection with the issuance of the 6.125% Notes Due 2022, the Company incurred approximately $2.9 million of debt offering costs which are being amortized over the expected term of the facility on an effective yield method, of which approximately $1.9 million and $2.2 million remains to be amortized as of June 30, 2019 and December 31, 2018, respectively, and is included on the consolidated balance sheets as a reduction in the related debt liability.

Fair Value of 6.125% Notes Due 2022. The 6.125% Notes Due 2022 were issued via public offering during the third quarter of 2017 and are carried at cost, net of offering costs of $1.9 million and $2.2 million at June 30, 2019 and December 31, 2018. The fair value of the Company’s outstanding 6.125% Notes Due 2022 was approximately $77.9 million and $76.6 million at June 30, 2019 and December 31, 2018. The fair value was determined based on the closing price on June 30, 2019 for the 6.125% Notes Due 2022. The 6.125% Notes Due 2022 are categorized as Level I under the ASC 820 Fair Value.

Great Lakes KCAP Funding I, LLC

On March 1, 2018, Great Lakes KCAP Funding I, LLC (“Funding”), a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, CIBC Bank USA, as documentation agent and the Company, as the servicer.

On April 1, 2019, the maximum commitment amount of the Revolving Credit Facility was increased to $67.5 million, subject to availability under the borrowing base. Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to (i) in the case of LIBOR rate loans, an adjusted LIBOR rate for the applicable interest period plus 3.25% or (ii) in the case of base rate loans, the prime rate plus 3.25%. Funding will pay a fee on any undrawn amounts of 0.375% per annum; provided that if 50% or less of the Revolving Credit Facility is drawn, the fee will be 0.50% per annum.

The Company intends to use the proceeds from borrowings under the Revolving Credit Facility for general corporate purposes, including to acquire certain qualifying loans, and such other uses as permitted under the Loan and Security Agreement (the “Revolving Credit Agreement”).

The maturity date is the earlier of: (a) March 1, 2022 and (b) the date upon which all loans shall become due and payable in full, whether by acceleration or otherwise, as a result of a default by the Company, as defined in the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility are repayable by the Company at any time.

The Revolving Credit Facility is secured by all of the assets held by Funding, and the Company has pledged its interests in Funding as collateral to State Bank and Trust Company, as the administrative agent, to secure the obligations of Funding under the Revolving Credit Facility. The Revolving Credit Agreement includes customary

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. At June 30, 2019 and December 31, 2018, Funding was in compliance with all of its debt covenants.

As of June 30, 2019 and December 31, 2018, $45.4 million and $26.4 million principal amount of borrowings was outstanding under the Revolving Credit Facility. As of June 30, 2019 and December 31, 2018, assets with a fair value of $121.4 million and $76.2 million were pledged to the Revolving Credit Facility.

Interest on borrowings under the Revolving Credit Facility is paid monthly. Borrowings under the Revolving Credit Facility are subject to redemption in whole or in part at any time or from time to time, at the option of the Funding.

For the three months ended June 30, 2019 and 2018, interest and fees expense related to the Revolving Credit Facility was approximately $549,000 and $278,000. For the six months ended June 30, 2019 and 2018 interest and fees expense related to the Revolving Credit Facility was approximately $937,000 and $350,000, respectively.

The Company incurred approximately $1.8 million of debt offering costs in connection with the Revolving Credit Facility, which are being amortized over the expected term of the Revolving Credit Facility on an effective yield method, of which approximately $1.3 million remains to be amortized as of June 30, 2019, and is included on the consolidated balance sheets as a reduction in the related debt liability.

Fair Value of the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are carried at cost, net of unamortized debt offering costs of $1.3 million at June 30, 2019. The fair value of the Revolving Credit Facility borrowings was approximately $45.4 million and $26.4 million at June 30, 2019 and December 31, 2018. The fair value was determined based on an analysis of the value of the pledged collateral and the amount of over-collateralization supporting the repayment of these borrowings. The Revolving Credit Facility borrowings are categorized as Level III under the ASC 820 Fair Value.

7.375% Notes Due 2019

On October 10, 2012, the Company issued $41.4 million in aggregate principal amount of unsecured 7.375% Notes due 2019 (the “7.375% Notes Due 2019”). The net proceeds for these Notes, after the payment of underwriting expenses, were approximately $39.9 million. As of December 31, 2018, there were no 7.375% Notes Due 2019 outstanding. Interest on the 7.375% Notes Due 2019 was paid quarterly in arrears on March 30, June 30, September 30 and December 30, at a rate of 7.375%, commencing December 30, 2012. The 7.375% Notes Due 2019 had a maturity date of September 30, 2019 and were unsecured obligations of the Company. The 7.375% Notes Due 2019 were subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after September 30, 2015, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. In addition, due to the asset coverage test applicable to the Company as a BDC and a covenant that the Company agreed to in connection with the issuance of the 7.375% Notes Due 2019, the Company was limited in its ability to make distributions in certain circumstances. The indenture governing the 7.375% Notes Due 2019 contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act relating to borrowing and dividends.

For the three and six months ended June 30, 2018, interest expense related to the 7.375% Notes Due 2019 was approximately $129,000 and $565,000.

During the second quarter of 2017, approximately $6.5 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $107,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the first quarter of 2018, approximately $20 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $169,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

During the fourth quarter of 2018, all of the remaining $7 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $28,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

8.	DISTRIBUTABLE TAXABLE INCOME

Effective December 11, 2006, the Company elected to be treated as a RIC under the Code and adopted a December 31 tax-calendar year end. As a RIC, the Company is not subject to federal income tax on the portion of its taxable income and gains distributed currently to its stockholders as a dividend. The Company’s quarterly distributions, if any, are determined by the Board. The Company anticipates distributing substantially all of its taxable income and gains, within the Subchapter M rules, and thus the Company anticipates that it will not incur any federal or state income tax at the RIC level. As a RIC, the Company is also subject to a federal excise tax based on distributive requirements of its taxable income on a calendar year basis (e.g., calendar year 2019). Depending on the level of taxable income earned in a tax year, the Company may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, to the extent required.

The following reconciles net increase in net assets resulting from operations to taxable income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018
	(unaudited)	(unaudited)
Net (decrease) increase in net assets resulting from operations	$(11,765,891)	$1,297,622
Net change in unrealized (depreciation) appreciation from investments	(5,169,945)	3,522,396
Net realized losses	15,620,391	169,644
Book/tax differences on CLO equity investments	384,914	(188,560)
Book/tax differences on CLO equity investments	1,431,030	—
Other book/tax differences	962,187	556,816
Taxable (loss) income before deductions for distributions	$1,462,686	$5,357,918
Taxable (loss) income before deductions for distributions per weighted average basic shares for the period	$0.04	$0.14
Taxable (loss) income before deductions for distributions per weighted average diluted shares for the period	$0.04	$0.14

Dividends from Asset Manager Affiliates are recorded based upon a quarterly estimate of tax-basis earnings and profits of each Asset Manager Affiliate. Distributions in excess of the estimated tax-basis quarterly earnings and profits of each distributing Asset Manager Affiliate are recognized as tax-basis return of capital. The actual tax-basis earnings and profits and resulting dividend and/or return of capital for the year will be determined at the end of the tax year for each distributing Asset Manager Affiliate. For the three months ended June 30, 2019 and 2018, the Asset Manager Affiliates declared cash distributions of $0 and $800,000, respectively, to the Company. The Company recognized $0 and $300,000 of dividends from the Asset Manager Affiliates, as reflected in the Company’s statement of operations for the three and six months ended June 30, 2019 and 2018, respectively. For the quarter ended June 30, 2018 the difference of $500,000 between cash distributions received and the tax-basis earnings and profits of the distributing affiliate, are recorded as an adjustment to the cost basis in the Asset Manager Affiliate (i.e. tax-basis return of capital).

Distributions to shareholders that exceed tax-basis distributable income (tax-basis net investment income and realized gains, if any) are reported as distributions of paid-in capital (i.e. return of capital). The tax character of distributions is made on an annual (full calendar-year) basis. The determination of the tax attributes of our distributions is made at the end of the year based upon our taxable income for the full year and the distributions paid during the full year. Therefore, a determination of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

At June 30, 2019, the Company had a net capital loss carryforward of $100.2 million to offset net capital gains. This net capital loss carryforward is not subject to expiration.

On March 20, 2019 the Company’s Board declared a distribution to shareholders of $0.10 per share for a total of $3.7 million. The record date was April 5, 2019 and the distribution was paid on April 26, 2019.

ASC Topic 740 Accounting for Uncertainty in Income Taxes (“ASC 740”) provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has analyzed the Company’s tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (the last three fiscal years) or expected to be taken in the Company’s current year tax return. The Company identifies its major tax jurisdictions as U.S. Federal and New York State, and the Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next 12 months. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an ongoing analysis of tax laws, regulations and interpretations thereof.

9.	COMMITMENTS AND CONTINGENCIES

From time-to-time the Company is a party to financial instruments with off-balance sheet risk in the normal course of business in order to meet the needs of the Company’s investment in portfolio companies. Such instruments include commitments to extend credit and may involve, in varying degrees, elements of credit risk in excess of amounts recognized on the Company’s balance sheet. Prior to extending such credit, the Company attempts to limit its credit risk by conducting extensive due diligence, obtaining collateral where necessary and negotiating appropriate financial covenants. As of June 30, 2019 and December 31, 2018, the Company had $33.2 million and $12.9 million outstanding commitments, respectively.

The Company has made an aggregate commitment to the BCP Great Lakes Partnership of $50 million, subject to certain limitations (including that the Company is not obligated to fund capital calls if such funding would cause the Company to be out of compliance with certain provisions of the Investment Company Act of 1940). As of June 30, 2019 and December 31, 2018, the Company had a $32.3 million and $12.5 million, respectively unfunded commitment to the BCP Great Lakes Partnership, subject to the limitations noted above.

In the fourth quarter of 2018, the Company undertook the commitments under a lease obligation for its office space. Such obligation was previously with Katonah Debt Advisors. During 2018, the Company and the Asset Manager Affiliates shared the cost of such lease pursuant to an Overhead Allocation agreement. The Company’s portion of rent expense was approximately $353 thousand and $221 thousand for the six months ended June 30, 2019 and 2018, respectively.

Effective January 1, 2019, the Company adopted ASU 2016-02, “Leases (Topic 842)”. The right-of-use asset and lease liability related to the Company’s office lease were recognized at lease commencement by calculating the present value of lease payments over the lease term. The discount rate used in determining the lease liability was the Company’s estimated incremental borrowing rate of 6.03%. In calculating the initial operating lease liability, the effect of the discounting was approximately was approximately $626 thousand. The lease agreement expires on May 31, 2024.

During the second quarter of 2019, the Company recognized an impairment to the operating lease right-of-use asset of approximately $1.4 million to reduce the right-of-use asset to its estimated fair market value. The remaining right of use asset will be amortized to expense in future periods as a component of Other general and administrative expenses. There was no impact to the lease liability as a result of this impairment.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

The Company intends to sublease its legacy office space, and the impairment charge was measured using a discounted cash flow analysis and recognized in the statement of operations during the second quarter of 2019 as a result of the Company’s estimated impact of entering into a sublease.

Excluding the impairment charge, the total operating lease costs were approximately $149 thousand and $353 thousand for the three and six months ended June 30, 2019, respectively.

The following table summarizes the future minimum lease payments as of June 30, 2019:

		Payments Due by Period
Operating lease	Total Cash Flows	2019	2020	2021	2022	2023	More than 5 years
Contractual cash flows	$3,935,477	$400,218	$800,436	$800,436	$800,436	$800,436	$333,515
Discount effect on cash flows	520,017
Operating lease liability	$3,415,460
10.	STOCKHOLDERS’ EQUITY

The following table details the components of Stockholders’ Equity for the six months ended June 30, 2019 and 2018:

	Six Months Ended June 30, 2019
	Common Stock	Capital in Excess of Par Value	Total Distributable (loss) earnings	Total Stockholders’ Equity
Balance, January 1, 2019	$373,268	$306,784,387	$(149,136,644)	$158,021,011
Net investment loss	—	—	(2,195,187)	(2,195,187)
Net realized (losses) from investment transactions	—	—	(13,349,430)	(13,349,430)
Net change in unrealized appreciation on investments	—	—	4,627,045	4,627,045
Distributions to Stockholders	—	—	(3,732,836)	(3,732,836)
Reinvested Dividends	155	56,334	—	56,489
Stock-based compensation	(106)	259,042	—	258,936
Balance at March 31, 2019	$373,317	$307,099,763	$(163,787,052)	$143,686,028
Net investment income	—	—	879,740	879,740
Net realized (losses) from investment transactions	—	—	(2,270,962)	(2,270,962)
Net change in unrealized appreciation on investments	—	—	542,900	542,900
Distributions to Stockholders	—	—	(3,733,415)	(3,733,415)
Reinvested Dividends	244	73,056	—	73,300
Stock-based compensation	—	—	—	—
Balance, June 30, 2019	$373,561	$307,172,819	$(168,368,789)	$139,177,591
	Six Months Ended June 30, 2018
	Common Stock	Capital in Excess of Par Value	Total Distributable (loss) earnings	Total Stockholders’ Equity
Balance, January 1, 2018	$373,392	$329,789,716	$(148,358,532)	$181,804,576
Net investment income (loss)	—	—	2,460,742	2,460,742
Net realized (losses) from investment transactions	—	—	3,101	3,101
Realized loss from extinguishment of debt	—	—	(169,074)	(169,074)
Net change in unrealized (depreciation) on investments	—	—	314,624	314,624
Distributions to Stockholders	—	—	(3,716,297)	(3,716,297)
Reinvested Dividends	153	51,407	—	51,560
Stock-based compensation	—	252,855	—	252,855
Balance, March 31, 2018	$373,545	$330,093,978	$(149,465,436)	$181,002,087

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

	Six Months Ended June 30, 2018
	Common Stock	Capital in Excess of Par Value	Total Distributable (loss) earnings	Total Stockholders’ Equity
Net investment income (loss)	—	—	2,528,919	2,528,919
Net realized (losses) from investment transactions	—	—	(3,671)	(3,671)
Realized loss from extinguishment of debt	—	—	—	—
Net change in unrealized (depreciation) on investments	—	—	(3,837,020)	(3,837,020)
Distributions to Stockholders	—	—	(3,717,821)	(3,717,821)
Reinvested Dividends	158	50,381	—	50,539
Common stock withheld for payroll taxes	—	(85,807)	—	(85,807)
Stock-based compensation	(284)	208,322	—	208,038
Balance, June 30, 2018	$373,419	$330,266,874	$(154,495,029)	$176,145,264

During the six months ended June 30, 2019 and 2018, the Company issued 39,786 and 31,048 shares, respectively, of common stock under its dividend reinvestment plan. For the six months ended June 30, 2019, there were no grants of restricted stock, 10,571 shares were forfeited, and 113,382 shares vested. The total number of shares of the Company’s common stock outstanding as of June 30, 2019 and December 31, 2018 was 37,356,061 and 37,326,846, respectively.

11.	EQUITY COMPENSATION PLANS

The Company had an equity incentive plan, established in 2006 and most recently amended, following approval by the Company’s Board and shareholders, on May 4, 2017 (the “Equity Incentive Plan”). The Company reserved 2,000,000 shares of common stock for issuance under the Equity Incentive Plan. In connection with the Closing, the Company terminated the Equity Incentive Plan and will no longer make grants pursuant to the plan. Prior to the Closing, restricted stock granted under the Equity Incentive Plan was granted at a price equal to the fair market value (market closing price) of the shares on the day such restricted stock is granted. Options granted under the Equity Incentive Plan were exercisable at a price equal to the fair market value (market closing price) of the shares on the day the option is granted.

Stock Options

The 2008 Non-Employee Director Plan was originally adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting (the “2008 Plan”). Effective June 10, 2011, the 2008 Plan was amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders at the 2011 Annual Shareholder Meeting (the “2011 Plan”). Effective May 4, 2017, the 2011 Plan was amended and restated in accordance with a resolution of the Board and approved by the Company’s shareholders at the 2017 Annual Shareholder Meeting (the “Non-Employee Director Plan”). In connection with the Closing, the Company terminated the 2008 Plan and will no longer make grants pursuant to the plan.

Immediately prior to the Closing, by virtue of the Externalization and subject to the execution of an option cancellation agreement, each option to purchase shares of the Company’s common stock granted under the 2008 Plan that was outstanding immediately prior to the Externalization was cancelled in exchange for a payment in cash to the holder thereof.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

Information with respect to options granted, exercised and forfeited under the Equity Incentive Plan for the period January 1, 2018 through June 30, 2019 is as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Remaining Term (years)	Aggregate Intrinsic Value(1)
Options outstanding at January 1, 2018	50,000	$7.72	2.4	$—
Granted	—	—
Exercised	—	—
Forfeited
Expired unexercised	(5,000)	11.97
Cancelled	(15,000)	11.97
Options outstanding at December 31, 2018	30,000	$4.88	0.9	$—
Granted	—	—
Exercised	—	—
Forfeited	—	—
Cancelled	(30,000)	4.88	0.6
Outstanding at June 30, 2019	—	$—	—	$—
Total vested at June 30, 2019	—	$—	—
(1)	Represents the difference between the market value of shares of the Company on March 31, 2019 and the exercise price of the options.

The Company uses a Binary Option Pricing Model (American, call option) to establish the expected value of all stock option grants. For the three and six months ended June 30, 2019 and 2018, the Company did not recognize any non-cash compensation expense related to stock options. At June 30, 2019, the Company had no remaining compensation costs related to unvested stock based awards.

Restricted Stock

Awards of restricted stock granted under the Non-Employee Director Plan vest as follows: 50% of the shares vest on the grant date and the remaining 50% of the shares vest on the earlier of:

(i) the first anniversary of such grant, or

(ii) the date immediately preceding the next annual meeting of shareholders.

On May 4, 2017, 6,000 shares of restricted stock were awarded to the Company’s Board.

On May 3, 2018, 6,000 shares of restricted stock were awarded to the Company’s Board.

Immediately prior to the Closing all restrictions with respect to 3,000 shares of restricted stock outstanding and not previously forfeited under the Non-Employee Director Plan lapsed, and the holders of such restricted stock became entitled to receive a pro rata share of the payment due to stockholders of the Company pursuant to the Externalization Agreement.

On June 16, 2015, the Company received exemptive relief to repurchase shares of its common stock from its employees in connection with certain equity compensation plan arrangements. During the year ended December 31, 2018, the Company repurchased 26,681 shares, of common stock at an aggregate cost of approximately $86,000, in connection with the vesting of employee’s restricted stock, which is reflected as a reduction in Stockholders’ Equity at cost. These shares are not available to be reissued under the Company’s Equity Incentive Plan.

On June 23, 2015, the Company’s Board approved the grant of 190,166 shares, with a fair value of approximately $1.2 million, of restricted stock to the employees of the Company as partial compensation for their services. 25% of such awards will vest on each of the first four anniversaries of the grant date.

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

On September 19, 2017, the Company’s Board approved the grant of 133,620 shares of restricted stock to the employees of the Company as partial compensation for their services. 50% of such awards were scheduled to vest on the third anniversary of the grant date and the remaining 50% of the shares were scheduled to vest on the fourth anniversary of the grant date.

Immediately prior to the Closing, 110,382 shares of restricted stock outstanding and not previously forfeited under the Equity Incentive Plan and the 2008 Plan (as defined below) became fully vested, all restrictions with respect to such restricted stock lapsed, and the holders of such restricted stock became entitled to receive a pro rata share of the payment due to stockholders of the Company pursuant to the Externalization Agreement.

Information with respect to restricted stock granted, exercised and forfeited under the Plan for the period January 1, 2018 through June 30, 2019 is as follows:

Non-vested Restricted Shares
Non-vested shares outstanding at January 1, 2018	297,199
Granted	6,000
Vested	(122,878)
Forfeited	(56,368)
Non-vested shares outstanding at December 31, 2018	123,953
Granted	—
Vested	(113,382)
Forfeited	(10,571)
Non-Vested Outstanding at June 30, 2019	—

For the three and six months ended June 30, 2019, non-cash compensation expense related to restricted stock was approximately $0 and $259,000; all of which was expensed by the Company. For the three months ended June 30, 2018, non-cash compensation expense related to restricted stock was approximately $208,000; of this amount approximately $78,000 was expensed by the Company, and approximately $130,000 was a reimbursable expense allocated to the Asset Manager Affiliates. For the six months ended June 30, 2018, non-cash compensation expense related to restricted stock was approximately $461,000; of this amount approximately $186,000 was expensed by the Company, and approximately $275,000 was a reimbursable expense allocated to the Asset Manager Affiliates.

Distributions are paid on all outstanding shares of restricted stock, whether or not vested. In general, shares of unvested restricted stock were forfeited upon the recipient’s termination of employment.

12.	OTHER EMPLOYEE COMPENSATION

The Company adopted a 401(k) plan (“401K Plan”) effective January 1, 2007. The 401K Plan was open to all full time employees. The 401K Plan permits an employee to defer a portion of their total annual compensation up to the Internal Revenue Service annual maximum based on age and eligibility. The Company made contributions to the 401K Plan of up to 2% of the Internal Revenue Service’s annual maximum eligible compensation, which fully vests at the time of contribution. Approximately $9,000 was expensed during the three and six months ended June 30, 2019, respectively, related to the 401K Plan. Approximately $10,000 and $20,000 was expensed during the three and six months ended June 30, 2018, respectively, related to the 401K Plan. This Plan was terminated effective March 31, 2019.

The Company has also adopted a deferred compensation plan (“Profit-Sharing Plan”) effective January 1, 2007. Employees are eligible for the Profit-Sharing Plan provided that they are employed and working with the Company to participate in at least 100 days during the year and remain employed as of the last day of the year. Employees do not make contributions to the Profit-Sharing Plan. On behalf of the employee, the Company may contribute to the Profit-Sharing Plan 1) up to 8.0% of all compensation up to the Internal Revenue Service annual maximum and 2) up to 5.7% excess contributions on any incremental amounts above the social security

PORTMAN RIDGE FINANCE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited)

wage base limitation and up to the Internal Revenue Service annual maximum. Employees vest 100% in the Profit-Sharing Plan after five years of service. Approximately $47,000 and $72,000 was expensed during the three and six months ended June 30, 2018, related to the Profit-Sharing Plan. This Plan was terminated effective March 31, 2019, and no expense was recognized during the six months ended June 30, 2019.

13.	SUBSEQUENT EVENTS

On August 1st 2019, OHA Investment Corporation (“OHAI”) and the Company announced that they entered into a definitive agreement under which OHAI will merge with and into the Company. The combined company will be externally managed by the Adviser.

Following the transaction, current OHAI stockholders are expected to own approximately 16% of the combined company and OHAI’s credit facility will be paid off in full at the closing of the transaction.

Pursuant to the merger agreement, if at any time within one year after the closing date of the transaction shares of the Company are trading at a price below 75% of its net asset value, the Company will initiate a share buyback program of up to $10 million to support the trading price of the combined entity for up to one year from the date such program is announced.

Approval by the Company’s stockholders is not required for the merger transaction, and Oak Hill Advisors, L.P., the external advisor to OHAI, intends to vote its OHAI shares in favor of the transaction.

Under the terms of the proposed transaction, OHAI’s stockholders will receive value per share (based on the net asset value per share of the Company’s stock and the aggregate value of cash consideration) of approximately 108% of OHAI’s net asset value per share at the time of the closing of the transaction from the Company and the Adviser. As of March 31, 2019, OHAI’s net asset value was $37.1 million, or $1.84 per share. In connection with the transaction, OHAI stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from the Company (as may be adjusted as described below); (ii) shares of the Company valued at 100% of the Company’s net asset value per share at the time of closing of the transaction in an aggregate number equal to OHAI’s net asset value at closing minus the $8 million Company cash merger consideration (as may be adjusted as described below); and (iii) an additional cash payment from the Adviser of $3 million in the aggregate, or approximately $0.15 per share.

If the aggregate number of shares of the Company’s stock to be issued in connection with the merger would exceed 19.9% of the issued and outstanding shares of the Company’s common stock immediately prior to the transaction closing, then the cash consideration payable by the Company will be increased to the minimum extent necessary such that the aggregate number of shares of the Company’s common stock to be issued in connection with the merger does not exceed such threshold. The exact exchange ratio for the stock component of the merger will be determined by the net asset value of OHAI and the Company as of the closing, calculated as of 5:00 p.m. New York City time on the day prior to the closing of the transaction. In addition to approval by OHAI’s stockholders, the closing of the merger is subject to customary conditions. The parties currently expect the transaction to be completed in the fourth calendar quarter of 2019.

The Company has evaluated events and transactions occurring subsequent to June 30, 2019 for items that should potentially be recognized or disclosed in these financial statements. Other than as described above, management has determined that there are no other material subsequent events that would require adjustment to, or disclosure in, these consolidated financial statements.

Management’s Report on Internal Control Over Financial Reporting.

General.    The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) of the Exchange Act. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Scope of Management’s Report on Internal Control Over Financial Reporting.    The Company’s internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and
•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Conclusion.    Management, including the Company’s CEO and CFO, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria established in the 2013 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on management’s assessment, management concluded, subject to the limitations described under “Scope of Management’s Report on Internal Control Over Financial Reporting” above, that the Company maintained effective internal control over financial reporting as of December 31, 2018.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of KCAP Financial, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of KCAP Financial, Inc. and subsidiaries (the “Company”), including the consolidated schedules of investments, as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2018, the financial highlights for each of the five years in the period ended December 31 2018 and the related notes collectively referred to as the “financial statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of their operations, changes in their net assets, and their cash flows for each of the three years in the period ended December 31, 2018, and its financial highlights for each of the five years in the period ended December 31, 2018 in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated February 26, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2018 and 2017, by correspondence with the custodians. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

New York, New York
February 26, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of KCAP Financial, Inc.

Opinion on Internal Control over Financial Reporting

We have audited KCAP Financial, Inc.’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission “(2013 framework),” (the COSO criteria). In our opinion, KCAP Financial Inc. (the “Company”) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the 2018 consolidated financial statements of the Company and our report dated February 26, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

New York, New York
February 26, 2019

KCAP FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2018	As of December 31, 2017
ASSETS
Investments at fair value:
Short-term investments (cost: 2018 – $44,756,478; 2017 – $77,300,320)	$44,756,478	$77,300,320
Debt securities (amortized cost: 2018 – $162,264,482; 2017 – $125,179,470)	147,861,744	118,197,479
CLO Fund Securities managed by affiliates (amortized cost: 2018 – $4,407,106; 2017 – $67,212,139)	4,473,840	49,488,393
CLO Fund Securities managed by non-affiliates (amortized cost: 2018 – $51,073,520; 2017 – $5,126,893)	39,851,160	2,190,280
Equity securities (cost: 2018 – $21,944,430; 2017 – $10,571,007)	14,504,687	4,414,684
Asset Manager Affiliates (cost: 2018 – $17,791,230; 2017 – $52,591,230)	3,470,000	38,849,000
Joint Venture (cost: 2018 – $24,914,858; 2017 – $24,914,858)	18,390,440	21,516,000
Total Investments at Fair Value (cost: 2018 – $327,152,104; 2017 – $362,895,917)	273,308,349	311,956,156
Cash	5,417,125	2,034,095
Restricted cash	3,907,341	—
Interest receivable	1,342,970	1,051,271
Receivable for open trades	—	2,993,750
Due from affiliates	1,007,631	1,243,493
Other assets	481,265	530,209
Total Assets	$285,464,681	$319,808,974
LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2018 – $2,207,342; 2017 – $2,734,248)	$75,199,858	$74,672,952
KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2018 – $1,155,754)	25,200,331	—
7.375% Notes Due 2019 (net of offering costs of: 2017 – $259,635)	—	26,740,365
Payable for open trades	23,204,564	34,215,195
Accounts payable and accrued expenses	3,591,910	2,350,803
Accrued interest payable	131,182	—
Due to affiliates	115,825	25,083
Total Liabilities	127,443,670	138,004,398
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,521,705 issued, and 37,326,846 outstanding at December 31, 2018, and 37,507,402 issued, and 37,339,224 outstanding at December 31, 2017	373,268	373,392
Capital in excess of par value	306,784,387	329,789,716
Total distributable (loss) earnings	(149,136,644)	(148,358,532)
Total Stockholders’ Equity	158,021,011	181,804,576
Total Liabilities and Stockholders’ Equity	$285,464,681	$319,808,974
NET ASSET VALUE PER COMMON SHARE	$4.23	$4.87

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017	2016
Investment Income:
Interest from investments in debt securities	$14,939,309	$13,963,970	$19,763,577
Payment-in-kind investment income	1,066,354	1,099,223	1,065,339
Interest from cash and time deposits	76,055	71,934	29,383
Investment income on CLO Fund Securities managed by affiliates	6,024,935	10,807,490	12,642,625
Investment income on CLO Fund Securities managed by non-affiliates	388,237	420,766	630,647
Dividends from Asset Manager Affiliates	1,246,510	460,000	1,400,000
Investment income from Joint Venture	3,100,000	949,037	—
Capital structuring service fees	245,393	491,279	668,527
Total investment income	27,086,793	28,263,699	36,200,098

Expenses:
Interest and amortization of debt issuance costs	7,403,436	7,661,407	9,110,603
Compensation	4,012,743	4,571,309	4,103,558
Professional fees	3,470,269	2,942,059	2,391,038
Insurance	321,268	347,175	412,764
Administrative and other	1,874,600	1,722,618	1,692,140
Total expenses	17,082,316	17,244,568	17,710,103
Net Investment Income	10,004,477	11,019,131	18,489,995

Realized And Unrealized Gains (Losses) On Investments:
Net realized losses from investment transactions	(16,474,939)	(6,899,044)	(6,167,467)
Net change in unrealized (depreciation) appreciation on:
Debt securities	(7,420,747)	4,194,914	2,492,707
Equity securities	(1,283,420)	(823,671)	(4,413,354)
CLO Fund Securities managed by affiliates	17,790,480	2,102,279	4,380,974
CLO Fund Securities managed by non-affiliates	(8,285,747)	(85,671)	284,625
Asset Manager Affiliates investments	(579,000)	1,401,000	(15,933,000)
Joint Venture investment	(3,125,560)	(3,398,858)	—
Total net (depreciation) appreciation from investment transactions	(2,903,994)	3,389,993	(13,188,048)
Net realized and unrealized losses on investments	(19,378,933)	(3,509,051)	(19,355,515)
Realized losses on extinguishments of debt	(197,090)	(4,121,998)	(174,211)
Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(9,571,546)	$3,388,082	$(1,039,731)
Net (Decrease) Increase in Stockholders’ Equity Resulting from Operations per Common Share:
Basic:	$(0.26)	$0.09	$(0.03)
Diluted:	$(0.26)	$0.09	$(0.03)
Net Investment Income Per Common Share:
Basic:	$0.27	$0.30	$0.50
Diluted:	$0.27	$0.30	$0.50
Weighted Average Shares of Common Stock Outstanding – Basic	37,356,241	37,235,130	37,149,663
Weighted Average Shares of Common Stock Outstanding – Diluted	37,356,241	37,235,130	37,149,663

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Years Ended December 31,
	2018	2017	2016
Operations:
Net investment income	$10,004,477	$11,019,131	$18,489,995
Net realized losses from investment transactions	(16,474,939)	(6,899,044)	(6,167,467)
Realized losses from extinguishments of debt	(197,090)	(4,121,998)	(174,211)
Net change in unrealized (depreciation) appreciation from investments	(2,903,994)	3,389,993	(13,188,048)
Net (decrease) increase in stockholders’ equity resulting from operations	(9,571,546)	3,388,082	(1,039,731)

Stockholder distributions:
Distributions of ordinary income	(9,192,977)	(6,035,683)	(14,761,679)
Return of capital	(5,688,770)	(11,736,777)	(7,307,578)
Net decrease in net assets resulting from stockholder distributions	(14,881,747)	(17,772,460)	(22,069,257)

Capital share transactions:
Issuance of common stock for:
Common stock withheld for payroll taxes upon vesting of restricted stock	(86,743)	(224,944)	(247,926)
Dividend reinvestment plan	208,775	360,981	638,016
Stock based compensation	547,696	1,127,992	1,543,353
Net increase in net assets resulting from capital share transactions	669,728	1,264,029	1,933,443
Net assets at beginning of period	181,804,576	194,924,925	216,100,470
Net assets at end of period	$158,021,011	$181,804,576	$194,924,926
Net asset value per common share	$4.23	$4.87	$5.24
Common shares outstanding at end of period	37,326,846	37,339,224	37,178,294

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017	2016
OPERATING ACTIVITIES:
Net (decrease) increase in stockholder’s equity resulting from operations	$(9,571,546)	$3,388,082	$(1,039,731)
Adjustments to reconcile net increase (decrease) in stockholder’s equity resulting from operations to net cash provided by operating activities:
Net realized losses on investment transactions	16,474,939	6,899,044	6,167,467
Net change in unrealized losses (gains) from investments	2,903,994	(3,389,993)	13,188,048
Purchases of investments	(118,159,373)	(277,367,657)	(110,229,217)
Proceeds from sales and redemptions of investments	145,662,223	340,797,616	133,253,936
Net accretion on investments	(7,167,772)	(11,444,537)	1,784,579
Amortization of original issue discount on indebtedness	—	352,340	621,171
Amortization of debt issuance costs	893,745	745,581	845,793
Realized losses on extinguishments of debt	197,090	4,121,998	174,211
Payment-in-kind interest income	(1,066,354)	(1,099,223)	(1,065,339)
Stock-based compensation expense	548,200	1,127,992	1,543,353
Changes in operating assets and liabilities:
(Decrease) Increase in payable for open trades	(11,010,631)	26,330,252	7,884,943
(Increase) Decrease in interest and dividends receivable	(291,699)	(17,354)	778,707
Decrease (Increase) in receivable for open trades	2,993,750	(43,092)	(2,950,658)
Decrease (Increase) in other assets	48,944	(62,513)	98,516
Decrease (Increase) in due from affiliates	235,862	(630,639)	1,504,241
Increase (Decrease) in due to affiliates	90,742	25,083	(554,279)
Increase (Decrease) in accounts payable and accrued expenses	1,241,107	303,431	(170,660)
Increase (Decrease) in accrued interest payable	131,182	(930,086)	(297,982)
Net cash (used in) operating activities	24,154,403	89,106,325	51,537,099
FINANCING ACTIVITIES:
Issuance of 6.125% Notes Due 2022	—	77,407,200	—
Debt issuance costs	(1,459,899)	(2,798,940)	—
Issuance of restricted shares	60	1,396	60
Forfeitures of restricted shares	(564)	(93)	(345)
Distributions to stockholders	(14,672,972)	(17,411,479)	(21,431,241)
Repayment of Senior Funding Notes	—	(147,350,000)	(19,299,000)
Borrowings under KCAP Funding LLC, Revolving Credit Facility	49,781,592	—	—
Repayments of KCAP Funding LLC, Revolving Credit Facility	(23,425,506)	—	—
Repayment of 7.375% Notes Due 2019	(27,000,000)	(6,530,925)	(7,861,364)
Common Stock withheld for payroll taxes upon vesting of restricted stock	(86,743)	(224,944)	(247,926)
Net cash (used in) provided by financing activities	(16,864,032)	(96,907,785)	(48,839,816)
CHANGE IN CASH AND RESTRICTED CASH	7,290,371	(7,801,460)	2,697,283
CASH AND RESTRICTED CASH, BEGINNING OF YEAR	2,034,095	9,835,555	7,138,272
CASH AND RESTRICTED CASH, END OF YEAR	$9,324,466	$2,034,095	$9,835,555
Supplemental Information:
Interest paid during the period	$6,509,669	$6,563,486	$7,902,774
Issuance of common stock under the dividend reinvestment plan	$208,775	$360,981	$638,016
Supplemental non-cash information:
Non-cash purchase of investments	$3,281,528	$—	$—
Amounts per balance sheet:
Cash	$5,417,125	$2,034,095	$1,307,257
Restricted cash	3,907,341	—	8,528,298
Total Cash and Restricted cash	$9,324,466	$2,034,095	$9,835,555

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2018

Debt Securities Portfolio

Portfolio Company/Principal Business	Investment(15) Interest Rate(1)/Maturity	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(5)(8)(13) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 9.8% Cash, 10.0% PIK, 3 month LIBOR (2.80%) + 7.00%; LIBOR Floor 1.00%, Due 10/23	6/13/2012	$1,007,062	$958,499	$362,240

AlixPartners, LLP(8)(13) Services: Business	Senior Secured Loan — 2017 Refinancing Term Loan 5.3% Cash, 1 month LIBOR (2.52%) + 2.75%; LIBOR Floor 1.00%, Due 4/24	12/28/2018	997,462	957,563	957,563

Asurion, LLC (fka Asurion Corporation)(8)(13) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Amendment No. 14 Replacement B-4 Term Loan 5.5% Cash, 1 month LIBOR (2.52%) + 3.00%; LIBOR Floor 1.00%, Due 8/22	12/28/2018	1,520,851	1,463,819	1,460,001

BMC Acquisition, Inc. (aka BenefitMall)(8)(13)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.8% Cash, 6 month LIBOR (2.59%) + 5.25%; LIBOR Floor 1.00%, Due 12/24	1/2/2018	2,970,000	2,968,502	2,942,082

BW NHHC Holdco Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 7.5% Cash, 1 month LIBOR (2.47%) + 5.00%, Due 5/25	5/16/2018	1,990,000	1,962,751	1,950,200

Carestream Health, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Extended Term Loan (Second Lien)12.0% Cash, 1 month LIBOR (2.52%) + 9.50%; LIBOR Floor 1.00%, Due 6/21	10/7/2014	1,510,955	1,496,079	1,480,736

Child Development Schools, Inc.(8)(13)(14) Services: Business	Senior Secured Loan — Term Loan 6.7% Cash, 3 month LIBOR (2.50%) + 4.25%, Due 5/23	6/6/2018	4,794,521	4,783,918	4,782,534

Community Care Health Network, Inc. (aka Matrix Medical Network)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Closing Date Term Loan 7.3% Cash, 1 month LIBOR (2.52%) + 4.75%; LIBOR Floor 1.00%, Due 2/25	2/9/2018	1,990,000	1,985,635	1,873,784

Corsair Gaming, Inc.(8) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 11.3% Cash, 3 month LIBOR (2.80%) + 8.50%; LIBOR Floor 1.00%, Due 8/25	9/29/2017	5,000,000	4,936,538	4,929,000

Corsair Gaming, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 7.1% Cash, 3 month LIBOR (2.80%) + 4.25%; LIBOR Floor 1.00%, Due 8/24	9/29/2017	1,989,954	1,985,554	1,968,678

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien) 10.2% Cash, 3 month LIBOR (2.41%) + 7.75%; LIBOR Floor 1.00%, Due 7/21	5/23/2013	3,000,000	3,006,304	2,841,300

CT Technologies Intermediate Holdings, Inc. (Smart Holdings Corp.) (aka HealthPort)(8)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — New Term Loan Facility 6.8% Cash, 1 month LIBOR (2.52%) + 4.25%; LIBOR Floor 1.00%, Due 12/21	11/19/2014	3,964,063	3,958,001	3,306,683

Decolin Inc.(3)(13)(14) Textiles and Leather	Senior Secured Loan — Initial Term Loan 7.0% Cash, 1 month LIBOR (2.51%) + 4.50%; LIBOR Floor 1.00%, Due 12/23	1/26/2018	2,190,363	2,181,096	2,092,454

Dell International L.L.C. (EMC Corporation)(8)(13) High Tech Industries	Senior Secured Loan — Refinancing Term B Loan 4.5% Cash, 1 month LIBOR (2.53%) + 2.00%; LIBOR Floor 0.75%, Due 9/23	12/28/2018	2,000,000	1,930,000	1,930,000

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment(15) Interest Rate(1)/Maturity	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Digitran Innovations B.V. (Pomeroy Solutions Holding Company, Inc.)(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 10.3% Cash, 3 month LIBOR (2.81%) + 7.50%; LIBOR Floor 1.50%, Due 7/24	12/10/2018	4,987,469	4,938,132	4,937,594

Drew Marine Group Inc.(8)(13)(14) Transportation: Cargo	Junior Secured Loan — Term Loan (Second Lien) 9.5% Cash, 1 month LIBOR (2.52%) + 7.00%; LIBOR Floor 1.00%, Due 5/21	11/19/2013	$4,000,000	$4,000,634	$4,000,400

Evergreen North America Acquisition, LLC (f/k/a Industrial Services Acquisition, LLC)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 7.8% Cash, 3 month LIBOR (2.81%) + 5.00%; LIBOR Floor 1.00%, Due 6/22	6/21/2016	1,103,728	1,107,755	1,103,728

First American Payment Systems, L.P.(8)(13)(14) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 13.0% Cash, 3 month LIBOR (2.54%) + 10.50%; LIBOR Floor 1.00%, Due 7/24	1/4/2017	1,500,000	1,466,870	1,399,200

Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 9.8% Cash, 1 month LIBOR (2.53%) + 7.25%; LIBOR Floor 1.00%, Due 2/26	1/25/2018	1,099,654	1,111,477	1,090,032

GI Advo Opco, LLC(5)(8)(13)(14) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 9.5% Cash, Due 11/21	11/19/2015	180,304	179,431	117,919

GK Holdings, Inc. (aka Global Knowledge)(8)(13) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 13.1% Cash, 3 month LIBOR (2.80%) + 10.25%; LIBOR Floor 1.00%, Due 1/22	1/30/2015	1,500,000	1,486,831	1,376,250

Global Tel*Link Corporation(8)(13) Telecommunications	Junior Secured Loan — Loan (Second Lien) 11.0% Cash, 3 month LIBOR (2.71%) + 8.25%, Due 11/26	5/21/2013	5,000,000	4,915,960	4,912,500

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Junior Secured Loan — Loan (Second Lien) 11.0% Cash, 3 month LIBOR (2.71%) + 8.25%, Due 11/26	5/21/2013	2,000,000	1,965,349	1,965,000

Global Tel*Link Corporation(8)(13)(14) Telecommunications	Senior Secured Loan — Term Loan (First Lien) 7.0% Cash, 3 month LIBOR (2.71%) + 4.25%, Due 11/25	12/7/2017	1,473,788	1,470,466	1,466,419

Grupo HIMA San Pablo, Inc.(8)(13) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 9.5% Cash, 3 month LIBOR (2.52%) + 7.00%; LIBOR Floor 1.50%, Due 1/18	1/30/2013	2,813,058	2,813,058	2,728,666

Grupo HIMA San Pablo, Inc.(5)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, Due 7/18	1/30/2013	7,191,667	7,169,109	4,789,650

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(13)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 7.6% Cash, 3 month LIBOR (2.80%) + 4.75%; LIBOR Floor 1.00%, Due 11/23	6/18/2013	2,817,177	2,836,587	2,564,688

Hoffmaster Group, Inc.(8)(13)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 12.0% Cash, 1 month LIBOR (2.52%) + 9.50%; LIBOR Floor 1.00%, Due 11/24	5/6/2014	1,600,000	1,564,583	1,553,920

Infobase Holdings, Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Term Loan 7.1% Cash, 3 month LIBOR (2.63%) + 4.50%; LIBOR Floor 1.00%, Due 12/22	12/13/2017	4,017,393	3,981,675	3,977,219

Ion Media Networks, Inc.(8)(13) Media: Advertising, Printing & Publishing	Senior Secured Loan — Term B-3 Loan 5.3% Cash, 1 month LIBOR (2.53%) + 2.75%; LIBOR Floor 1.00%, Due 12/20	12/28/2018	3,000,000	2,917,500	2,917,500

Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8)(13) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 11.4% Cash, 1 month LIBOR (2.35%) + 9.00%; LIBOR Floor 1.00%, Due 1/25	3/10/2017	3,228,619	3,228,619	3,071,062

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment(15) Interest Rate(1)/Maturity	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)

Jane Street Group, LLC(8)(13) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Dollar Term Loan (2018) 5.5% Cash, 1 month LIBOR (2.50%) + 3.00%, Due 8/22	12/28/2018	2,992,500	2,932,650	2,932,650

Kellermeyer Bergensons Services, LLC(8) Services: Business	Senior Secured Loan — 2018 Replacement Term Loan (First Lien) 7.5% Cash, 3 month LIBOR (2.71%) + 4.75%; LIBOR Floor 1.00%, Due 10/21	10/31/2014	2,093,452	2,090,784	2,096,069

MB Aerospace Holdings II Corp.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 6.0% Cash, 1 month LIBOR (2.52%) + 3.50%; LIBOR Floor 1.00%, Due 1/25	5/10/2013	$1,237,500	$1,232,118	$1,149,390

Navex Topco, Inc.(8)(13)(14) Electronics	Junior Secured Loan — Initial Term Loan (Second Lien) 9.5% Cash, 1 month LIBOR (2.53%) + 7.00%, Due 9/26	12/4/2018	3,000,000	3,007,500	3,007,500

Playpower, Inc.(8)(13)(14) Construction & Building	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 3 month LIBOR (2.80%) + 4.75%; LIBOR Floor 1.00%, Due 6/21	6/23/2015	1,393,745	1,400,223	1,394,163

PSC Industrial Holdings Corp.(8)(13) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.96% Cash, 1 month LIBOR (2.46%) + 8.50%; LIBOR Floor 1.00%, Due 10/25	10/5/2017	3,000,000	2,949,039	2,940,300

PVHC Holding Corp(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Initial Term Loan 7.57% Cash, 3 month LIBOR (2.82%) + 4.75%; LIBOR Floor 1.00%, Due 8/24	8/10/2018	2,872,800	2,859,340	2,859,872

Q Holding Company (fka Lexington Precision Corporation)(8)(13)(14) Chemicals, Plastics and Rubber	Senior Secured Loan — Term B Loan 7.5% Cash, 1 month LIBOR (2.52%) + 5.00%; LIBOR Floor 1.00%, Due 12/21	12/16/2016	1,979,381	2,002,724	1,941,773

Ravn Air Group, Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.8% Cash, 3 month LIBOR (2.81%) + 5.00%; LIBOR Floor 1.00%, Due 7/21	7/29/2015	1,894,549	1,894,549	1,894,549

Robertshaw US Holding Corp. (fka Fox US Bidco Corp.)(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 1 month LIBOR (2.56%) + 8.00%; LIBOR Floor 1.00%, Due 2/26	2/15/2018	3,000,000	2,973,097	2,775,000

Roscoe Medical, Inc.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 11.25% Cash, Due 9/19	3/26/2014	1,700,000	1,697,733	1,525,750

Roscoe Medical, Inc.(8)(13)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 11.25% Cash, Due 9/19	3/26/2014	5,000,000	4,993,345	4,487,500

Salient CRGT Inc.(8)(13)(14) High Tech Industries	Senior Secured Loan — Initial Term Loan 8.3% Cash, 1 month LIBOR (2.52%) + 5.75%; LIBOR Floor 1.00%, Due 2/22	2/27/2017	1,841,753	1,859,440	1,758,874

SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 3 month LIBOR (2.40%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	1,000,000	991,195	990,400

SCSG EA Acquisition Company, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.6% Cash, 3 month LIBOR (2.40%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	8/18/2017	5,000,000	4,959,445	4,952,000

Sierra Enterprises, LLC (aka Lyons Magnus)(8)(13)(14) Beverage, Food and Tobacco	Senior Secured Loan — Tranche B-1 Term Loan (First Lien) 6.0% Cash, 1 month LIBOR (2.52%) + 3.50%; LIBOR Floor 1.00%, Due 11/24	11/3/2017	2,970,056	2,957,029	2,955,206

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment(15) Interest Rate(1)/Maturity	Initial Acquisition Date	Principal	Amortized Cost	Fair Value(2)
Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(5)(8)(13) Environmental Industries	Junior Secured Loan — Restructured Term Loan 1.0% Cash, 8.3% PIK, 3 month LIBOR (2.80%) + 5.50%, Due 10/22	6/25/2013	2,035,770	1,941,220	560,855

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13)(14) Environmental Industries	Senior Secured Loan — Term Loan 14.8% Cash, 3 month LIBOR (2.82%) + 12.00%, Due 10/22	6/25/2013	339,788	339,788	339,788

Tank Partners Holdings, LLC(5)(8)(13) Energy: Oil & Gas	Senior Secured Loan — Loan 3.0% Cash, 12.5% PIK, 1 month PRIME (5.00%) +7.5%; PRIME Floor 3.00%, Due 8/19	8/28/2014	15,295,083	14,149,836	7,398,223

Tex-Tech Industries, Inc.(8)(13) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 11.5% Cash, 1 month LIBOR (2.52%) + 9.00%; LIBOR Floor 1.00%, Due 8/24	8/24/2017	$8,008,000	$7,959,567	$7,847,840

Time Manufacturing Acquisition, LLC(8)(13)(14) Capital Equipment	Senior Secured Loan — Term Loan 7.6% Cash, 6 month LIBOR (2.63%) + 5.00%; LIBOR Floor 1.00%, Due 2/23	2/3/2017	3,446,143	3,447,715	3,430,291

TronAir Parent Inc.(8)(13)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 7.6% Cash, 6 month LIBOR (2.82%) + 4.75%; LIBOR Floor 1.00%, Due 9/23	9/30/2016	987,374	985,337	954,001

TRSO I, Inc.(8)(13) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, Due 12/19	12/24/2012	1,000,000	997,207	1,000,000

Verdesian Life Sciences, LLC(8)(13)(14) Environmental Industries	Senior Secured Loan — Initial Term Loan 7.5% Cash, 1 month LIBOR (2.53%) + 5.00%; LIBOR Floor 1.00%, Due 7/20	6/25/2014	2,075,305	2,033,378	1,993,123

Weiman Products, LLC(8)(13)(14) Consumer goods: Non-durable	Senior Secured Loan — Term Loan 7.3% Cash, 3 month LIBOR (2.80%) + 4.50%; LIBOR Floor 1.00%, Due 11/21	11/22/2013	1,440,525	1,434,568	1,440,525

WireCo WorldGroup Inc.(8)(13) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 11.5% Cash, 1 month LIBOR (2.52%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	8/9/2016	3,000,000	2,967,619	2,957,100

Zest Acquisition Corp.(8)(13) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 10.0% Cash, 1 month LIBOR (2.45%) + 7.50%; LIBOR Floor 1.00%, Due 3/26	3/8/2018	3,500,000	3,479,741	3,430,000

Total Investment in Equity Securities (94% of net asset value at fair value)			164,541,812	162,264,482	147,861,744

See accompanying notes to financial statements.

Equity Securities Portfolio

Portfolio Company/Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership/ Shares	Cost	Fair Value(2)
Advanced Lighting Technologies, Inc,(8)(13) Consumer goods: Durable	Warrants	6/13/2012	1.90%	$—	$1,000

Advanced Lighting Technologies, Inc.(8)(13) Consumer goods: Durable	Membership Interests	6/13/2012	0.40%	181,999	1,000

Aerostructures Holdings L.P.(8)(13) Aerospace and Defense	Partnership Interests	2/28/2007	1.16%	157,717	50,000

BCP Great Lakes Fund LP(17) Limited Partnership	Partnership Interest	12/11/2018	55.6%	12,466,667	12,466,667

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(13) Media: Advertising, Printing & Publishing	Common	12/18/2006	1.17%	359,765	108,675

eInstruction Acquisition, LLC(8)(13) Services: Business	Membership Units	7/2/2007	1.10%	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(3)(13) Capital Equipment	Class A Shares	2/2/2007	0.41%	1,500,000	669,000

New Millennium Holdco, Inc. (Millennium Health, LLC)(8)(13) Healthcare & Pharmaceuticals	Common	10/7/2014	0.20%	1,953,299	1,000

Perseus Holding Corp.(8)(13) Hotel, Gaming & Leisure	Common	4/5/2007	0.19%	400,000	1,000

Roscoe Investors, LLC(8)(13) Healthcare & Pharmaceuticals	Class A Units	3/26/2014	1.56%	1,000,000	653,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13) Environmental Industries	Class B Units	6/25/2013	1.56%	—	1,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13) Environmental Industries	Class B Equity	6/25/2013	1.56%	—	1,000

Tank Partners Holdings, LLC(8)(10)(13) Aerospace and Defense	Unit	8/28/2014	15.5%	980,000	1,000

Tank Partners Holdings, LLC(8)(13) Aerospace and Defense	Warrants	8/28/2014	1.04%	185,205	1,000

TRSO II, Inc.(8)(13) Energy: Oil & Gas	Common Stock	12/24/2012	5.40%	1,680,161	548,345

Total Investment in Equity Securities (9% of net asset value at fair value)				21,944,430	14,504,687

See accompanying notes to financial statements.

CLO Fund Securities

CLO Subordinated Investments

Portfolio Company	Investment(15)(11)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value
Katonah III, Ltd.(3)(12)(13)	Subordinated Securities, effective interest N/M(16), 5/15 maturity	12/11/2006	23.1%	$1,287,155	$369,280
Catamaran CLO 2013- 1 Ltd.(3)(13)	Subordinated Securities, effective interest 21.9%, 1/28 maturity	6/4/2013	23.3%	6,378,611	7,016,733
Catamaran CLO 2014-1 Ltd.(3)(13)	Subordinated Securities, effective interest 13.6%, 4/30 maturity	5/6/2014	25.1%	11,740,622	9,777,251
Dryden 30 Senior Loan Fund(3)(13)	Subordinated Securities, effective interest 27.0%, 12/29 maturity	10/10/2013	6.8%	1,438,701	1,913,925
Catamaran CLO 2014-2 Ltd.(3)(13)	Subordinated Securities, effective interest 10.4%, 11/25 maturity	8/15/2014	24.9%	6,314,484	2,158,200
Catamaran CLO 2015-1 Ltd.(3)(13)	Subordinated Securities, effective interest 11.4%, 10/26 maturity	5/5/2015	9.9%	4,353,347	3,048,698
Catamaran CLO 2016-1 Ltd.(3)(13)	Subordinated Securities, effective interest 9.1%, 4/27 maturity	12/21/2016	24.9%	9,717,150	7,067,073
Catamaran CLO 2018-1 Ltd(3)(13)	Subordinated Securities, effective interest 14.5%, 10/31 maturity	9/27/2018	24.8%	9,843,450	8,500,000

Total Investment in CLO Subordinated Securities				$51,073,520	$39,851,160

CLO Rated-Note Investment

Portfolio Company	Investment(15)	Initial Acquisition Date	Percentage Ownership	Amortized Cost	Fair Value
KCAP 2017-1A(6)(13)	Class E Notes, 10.29% Cash, 3 month LIBOR (2.79%) + 7.50%, Due 12/29	10/24/2017	27.4%	$4,407,106	$4,473,840
Total Investment in CLO Rated-Note				$4,407,106	$4,473,840

Total Investment in CLO Fund Securities (28% of net asset value at fair value)				$55,480,626	$44,325,000

Asset Manager Affiliates

Portfolio Company/Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value(2)
Asset Manager Affiliates(8)(13)(17)	Asset Management Company	12/11/2006	100%	$17,791,230	$3,470,000

Total Investment in Asset Manager Affiliates (2% of net asset value at fair value)				$17,791,230	$3,470,000

Joint Ventures

Portfolio Company/Principal Business	Investment(15)	Initial Acquisition Date	Percentage Ownership	Cost	Fair Value
KCAP Freedom 3 LLC(9)(13)	Joint Venture	7/19/2017	60%	$24,914,858	$18,390,440

Total Investment in Joint Ventures (12% of net asset value at fair value)				$24,914,858	$18,390,440

Short-term Investments

Short-term Investments	Investment(15)	Initial Acquisition Date	Yield	Par/ Amortized Cost	Fair Value(2)
US Bank Money Market Account(7)(8)	Money Market Account	N/A	0.20%	$34,757,129	$34,757,129
US Treasury Bill (Cusip:912796UH0)(8)	U.S. Government Obligation		1.04%	9,999,349	9,999,349

Total Short-term Investments (28% of net asset value at fair value)				$44,756,478	$44,756,478
Total Investments(4)				$327,152,104	$273,308,349

See accompanying notes to financial statements.

(1)	A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at December 31, 2018. As noted in the table above, 81% (based on par) of debt securities contain floors which range between 0.75% and 3.00%.
(2)	Reflects the fair market value of all investments as of December 31, 2018, as determined by the Company’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of investments for federal income tax purposes is approximately $327 million. The aggregate gross unrealized appreciation is approximately $0 million, the aggregate gross unrealized depreciation is approximately $53.8 million, and the net unrealized depreciation is approximately $53.8 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	An affiliate CLO Fund managed by an Asset Manager Affiliate (as such term is defined in the notes to the consolidated financial statements).
(7)	Money market account.
(8)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Qualifying assets represent approximately 72% of the total assets at December 31, 2018.
(9)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Fair value of this investment was determined using significant unobservable inputs.
(14)	As of December 31, 2018, this investment is owned by KCAP Funding I, LLC and was pledged to secure KCAP Funding I, LLC’s debt obligation pursuant to its senior secured revolving credit facility (the “Revolving Credit Facility”) with the Company, as the servicer, certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, and CIBC Bank USA, as documentation agent.
(15)	The Company’s investments are generally acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities”under the Securities Act of 1933.
(16)	The remaining collateral in these CLO Fund portfolios are illiquid and not producing meaningful cash flows, and thus, the Company’s investment in the CLO Subordinated securities are not currently receiving periodic cash distributions. Accordingly, the Company is no longer recording any investment income from these investments, and has thus noted the effective interest as not meaningful, or N/M. The fair value of the investment reflects the Company’s estimated share of the fair value of the underlying collateral.
(17)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2017

Debt Securities Portfolio

Portfolio Company/Principal Business	Investment Interest Rate(1)/Maturity	Principal	Amortized Cost	Fair Value(2)
Advanced Lighting Technologies, Inc.(8)(14) Consumer goods: Durable	Junior Secured Loan — Second Lien Notes 8.7% Cash, 10.0% PIK, 3 month LIBOR (1.70%) + 17.00%; LIBOR Floor 1.00%, Due 10/23	$889,340	$889,338	$803,598

Advantage Sales & Marketing Inc.(8)(14) Services: Business	Junior Secured Loan — Term Loan (Second Lien) 7.9% Cash, 3 month LIBOR (1.38%) + 6.50%; LIBOR Floor 1.00%, Due 7/22	1,000,000	1,001,438	988,000

API Technologies Corp.(8) High Tech Industries	Senior Secured Loan — Initial Term Loan 8.2% Cash, 3 month LIBOR (1.69%) + 6.50%; LIBOR Floor 1.00%, Due 4/22	3,080,305	3,110,759	3,111,108

Avalign Technologies, Inc.(8) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (First Lien) 6.1% Cash, 1 month LIBOR (1.57%) + 4.50%; LIBOR Floor 1.00%, Due 7/21	1,065,342	1,062,983	1,054,689

Avalign Technologies, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 6 month LIBOR (1.46%) + 8.25%; LIBOR Floor 1.00%, Due 7/22	1,500,000	1,488,964	1,467,300

BMC Acquisition, Inc. (aka BenefitMall)(8)(14) Banking, Finance, Insurance & Real Estate	Senior Secured Loan — Initial Term Loan 7.0% Cash, 3 month LIBOR (1.84%) + 5.17%; LIBOR Floor 1.00%, Due 12/24	3,000,000	2,998,125	2,970,000

Carolina Beverage Group LLC(8)(14) Beverage, Food and Tobacco	Senior Secured Bond — 10.625% – 08/2018 – 143818AA0 144A 10.6% Cash, Due 8/18	1,500,000	1,502,374	1,518,750

CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)(8)(14) Beverage, Food and Tobacco	Junior Secured Loan — Term Loan (Second Lien) 9.1% Cash, 3 month LIBOR (1.33%) + 7.75%; LIBOR Floor 1.00%, Due 7/21	3,000,000	3,008,816	2,914,800

DigiCert, Inc.(8) High Tech Industries	Junior Secured Loan — Initial Loan (Second Lien) 9.4% Cash, 3 month LIBOR (1.38%) + 8.00%; LIBOR Floor 1.00%, Due 10/25	1,000,000	995,059	979,100

Drew Marine Group Inc.(8) Transportation: Cargo	Junior Secured Loan — Term Loan (Second Lien) 8.6% Cash, 1 month LIBOR (1.57%) + 7.00%; LIBOR Floor 1.00%, Due 5/21	4,000,000	4,000,901	4,010,000

EagleTree-Carbide Acquisition Corp. (aka Corsair Components, Inc.)(8)(14) High Tech Industries	Junior Secured Loan — Term Loan (Second Lien) 10.2% Cash, 3 month LIBOR (1.69%) + 8.50%; LIBOR Floor 1.00%, Due 8/25	5,000,000	4,927,010	4,997,500

First American Payment Systems, L.P.(8) Banking, Finance, Insurance & Real Estate	Junior Secured Loan — Term Loan (Second Lien) 11.9% Cash, 1 month LIBOR (1.39%) + 10.50%; LIBOR Floor 1.00%, Due 7/24	1,500,000	1,460,837	1,448,400

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment Interest Rate(1)/Maturity	Principal	Amortized Cost	Fair Value(2)
Flexera Software LLC (fka Flexera Software, Inc.)(8) High Tech Industries	Senior Secured Loan — Term Loan (First Lien) 5.1% Cash, 1 month LIBOR (1.57%) + 3.50%; LIBOR Floor 1.00%, Due 4/20	2,000,000	1,995,443	2,000,000

GI Advo Opco, LLC(8) Healthcare & Pharmaceuticals	Senior Secured Loan — Term Loan 6.2% Cash, 3 month LIBOR (1.69%) + 4.50%; LIBOR Floor 1.00%, Due 11/21	230,756	229,252	230,732

GK Holdings, Inc. (aka Global Knowledge)(8) Services: Business	Junior Secured Loan — Initial Term Loan (Second Lien) 11.9% Cash, 3 month LIBOR (1.69%) + 10.25%; LIBOR Floor 1.00%, Due 1/22	1,500,000	1,482,520	1,376,400

Global Tel*Link Corporation(8) Telecommunications	Senior Secured Loan — Term Loan (First Lien) 5.7% Cash, 3 month LIBOR (1.69%) + 4.00%; LIBOR Floor 1.25%, Due 5/20	$1,495,689	$1,492,021	$1,491,949

Global Tel*Link Corporation(8)(14) Telecommunications	Junior Secured Loan — Term Loan (Second Lien) 9.9% Cash, 3 month LIBOR (1.69%) + 8.25%; LIBOR Floor 1.25%, Due 11/20	5,000,000	4,963,469	4,975,000

Grupo HIMA San Pablo, Inc.(8) Healthcare & Pharmaceuticals	Senior Secured Loan — Term B Loan (First Lien) 8.5% Cash, 3 month LIBOR (1.50%) + 7.00%; LIBOR Floor 1.50%, Due 1/18	2,850,000	2,849,063	2,593,500

Grupo HIMA San Pablo, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 13.8% Cash, Due 7/18	7,191,667	7,174,676	4,566,708

Harland Clarke Holdings Corp. (fka Clarke American Corp.)(8)(14) Media: Advertising, Printing & Publishing	Senior Secured Loan — Initial Term Loan 6.4% Cash, 3 month LIBOR (1.69%) + 4.75%; LIBOR Floor 1.00%, Due 11/23	2,986,482	3,011,321	3,003,281

Hoffmaster Group, Inc.(8)(14) Forest Products & Paper	Junior Secured Loan — Initial Term Loan (Second Lien) 11.2% Cash, 3 month LIBOR (1.69%) + 9.50%; LIBOR Floor 1.00%, Due 11/24	1,600,000	1,558,556	1,600,960

Industrial Services Acquisition, LLC (aka Evergreen/NAIC)(8)(14) Environmental Industries	Senior Secured Loan — Term Loan 6.6% Cash, 1 month LIBOR (1.63%) + 5.00%; LIBOR Floor 1.00%, Due 6/22	1,167,909	1,173,405	1,167,909

Infobase Holdings, Inc.(8)(14) High Tech Industries	Senior Secured Loan — Term Loan 8.0% Cash, Prime LIBOR (0.00%) + 8.00%; LIBOR Floor 0.00%, Due 12/22	2,000,000	1,980,000	1,980,000

Ivanti Software, Inc. (fka LANDesk Group, Inc.)(8) High Tech Industries	Junior Secured Loan — Loan (Second Lien) 10.6% Cash, 1 month LIBOR (1.57%) + 9.00%; LIBOR Floor 1.00%, Due 1/25	3,228,619	3,228,619	3,200,530

MB Aerospace ACP Holdings II Corp.(8)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan 7.1% Cash, 1 month LIBOR (1.63%) + 5.50%; LIBOR Floor 1.00%, Due 12/22	980,000	981,158	980,000

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment Interest Rate(1)/Maturity	Principal	Amortized Cost	Fair Value(2)
MB Aerospace ACP Holdings III Corp.(8)(14) Aerospace and Defense	Senior Secured Loan — Term Loan 5.1% Cash, 1 month LIBOR (1.58%) + 3.50%; LIBOR Floor 1.00%, Due 1/25	1,250,000	1,243,750	1,243,750

National Home Health Care Corp.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 10.4% Cash, 1 month LIBOR (1.43%) + 9.00%; LIBOR Floor 1.00%, Due 12/22	1,500,728	1,482,044	1,458,257

Onex Carestream Finance LP(8) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 10.2% Cash, 3 month LIBOR (1.69%) + 8.50%; LIBOR Floor 1.00%, Due 12/19	1,495,995	1,495,995	1,487,618

Playpower, Inc.(8)(14) Construction & Building	Senior Secured Loan — Initial Term Loan (First Lien) 6.4% Cash, 3 month LIBOR (1.69%) + 4.75%; LIBOR Floor 1.00%, Due 6/21	994,898	1,004,093	999,872

PSC Industrial Holdings Corp.(8)(14) Environmental Industries	Junior Secured Loan — Initial Term Loan (Second Lien) 10.0% Cash, 1 month LIBOR (1.46%) + 8.50%; LIBOR Floor 1.00%, Due 10/25	3,000,000	2,941,524	2,940,000

RESIC Enterprises, LLC (aka Lyons Magnus)(8) Beverage, Food and Tobacco	Senior Secured Loan — Initial Term Loan (First Lien) 5.7% Cash, 1 month LIBOR (1.43%) + 4.25%; LIBOR Floor 1.00%, Due 11/24	3,000,000	2,985,247	3,001,500

Roscoe Medical, Inc.(8)(14) Healthcare & Pharmaceuticals	Junior Secured Loan — Term Loan (Second Lien) 11.3% Cash, Due 9/19	6,700,000	6,678,900	6,468,850

Salient CRGT Inc.(8) High Tech Industries	Senior Secured Loan — Initial Term Loan 7.3% Cash, 1 month LIBOR (1.57%) + 5.75%; LIBOR Floor 1.00%, Due 2/22	1,967,742	1,992,339	1,992,339

SCSG EA Acquisition Company, Inc.(8) Healthcare & Pharmaceuticals	Senior Secured Loan — Initial Term Loan (Second Lien) 9.7% Cash, 3 month LIBOR (1.48%) + 8.25%; LIBOR Floor 1.00%, Due 9/24	$5,000,000	$4,952,274	$4,955,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(13)(14) Environmental Industries	Junior Secured Loan — Restructured Term Loan 8.2% Cash, 7.2% PIK, 3 month LIBOR (1.57%) + 6.62%; LIBOR Floor 1.00%, Due 10/22	1,883,914	1,875,914	1,318,740

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(14) Environmental Industries	Senior Secured Loan — Term Loan 13.7% Cash, 3 month LIBOR (1.69%) + 12.00%; LIBOR Floor 1.00%, Due 10/22	339,788	339,788	339,788

Tank Partners Holdings, LLC(8)(13) Energy: Oil & Gas	Senior Secured Loan — Loan 2.0% Cash, 12.8% PIK, Base Rate (4.25%) + 10.5%, Due 8/19	12,739,078	12,258,031	9,153,028

Tex-Tech Industries, Inc.(8) Textiles and Leather	Junior Secured Loan — Term Loan (Second Lien) 10.6% Cash, 1 month LIBOR (1.57%) + 9.00%; LIBOR Floor 1.00%, Due 8/24	8,008,000	7,950,994	7,947,940

See accompanying notes to financial statements.

Portfolio Company/Principal Business	Investment Interest Rate(1)/Maturity	Principal	Amortized Cost	Fair Value(2)
Time Manufacturing Acquisition, LLC(8) Capital Equipment	Senior Secured Loan — Term Loan 6.8% Cash, 3 month LIBOR (1.75%) + 5.00%; LIBOR Floor 1.00%, Due 2/23	994,987	992,633	999,962

Trimaran Advisors, L.L.C.(8)(9)(14) Related Party Loan	Senior Unsecured Loan — Term Loan Series 1 10.5% Cash, Due 4/30	8,359,051	8,359,051	8,359,051

Trimaran Advisors, L.L.C.(8)(9)(14) Related Party Loan	Senior Unsecured Loan — Term Loan Series 2 10.5% Cash, Due 1/28	4,418,232	4,418,232	4,418,232

TronAir Parent Inc.(8)(14) Aerospace and Defense	Senior Secured Loan — Initial Term Loan (First Lien) 6.2% Cash, 1 month LIBOR (1.41%) + 4.75%; LIBOR Floor 1.00%, Due 9/23	997,475	994,981	997,076

TRSO I, Inc.(8)(14) Energy: Oil & Gas	Junior Secured Loan — Term Loan (Second Lien) 14.0% Cash, 3 month LIBOR (1.00%) + 13.00%; LIBOR Floor 1.00%, Due 12/19	1,000,000	994,351	1,000,000

Weiman Products, LLC(8)(14) Consumer goods: Non-durable	Senior Secured Loan — Term Loan (2013) 6.2% Cash, 3 month LIBOR (1.69%) + 4.50%; LIBOR Floor 1.00%, Due 11/21	694,662	691,234	694,662

WireCo WorldGroup Inc.(8)(14) Capital Equipment	Junior Secured Loan — Initial Term Loan (Second Lien) 10.5% Cash, 3 month LIBOR (1.48%) + 9.00%; LIBOR Floor 1.00%, Due 9/24	3,000,000	2,961,988	2,991,600

Total Investment in Debt Securities (65% of net asset value at fair value)		$126,110,659	$125,179,470	$118,197,479

See accompanying notes to financial statements.

Equity Securities Portfolio

Portfolio Company/Principal Business	Investment	Percentage Ownership/ Shares	Cost	Fair Value(2)
Aerostructures Holdings L.P.(8)(14) Aerospace and Defense	Partnership Interests	1.2%	$1,000,000	$1,000

Aerostructures Holdings L.P.(8)(14) Aerospace and Defense	Series A Preferred Interests	1.2%	250,960	891,661

DBI Holding LLC(8)(14) Services: Business	Warrants	3.2%	—	1,000

eInstruction Acquisition, LLC(8)(14) Services: Business	Membership Units	1.1%	1,079,617	1,000

FP WRCA Coinvestment Fund VII, Ltd.(3)(14) Capital Equipment	Class A Shares	0.0%	1,500,000	689,259

New Millennium Holdco, Inc. (Millennium Health, LLC)(8)(14) Healthcare & Pharmaceuticals	Common	0.2%	1,953,299	1,000

Perseus Holding Corp.(14) Hotel, Gaming & Leisure	Common	—	400,000	1,000

Roscoe Investors, LLC(8)(14) Healthcare & Pharmaceuticals	Class A Units	1.6%	1,000,000	1,229,000

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(14) Environmental Industries	Class A Equity	1.6%	—	—

Stafford Logistics, Inc. (dba Custom Ecology, Inc.)(8)(14) Environmental Industries	Class B Units	1.5%	—	—

Tank Partners Holdings, LLC(8)(10)(14) Energy: Oil & Gas	Unit	1.3%	980,000	1,000

Tank Partners Holdings, LLC(8)(14) Energy: Oil & Gas	Warrants	1.3%	185,205	1,000

TRSO II, Inc.(8)(14) Energy: Oil & Gas	Common Stock	5.4%	1,680,161	1,280,749

Advanced Lighting Technologies, Inc.(8)(14) Consumer goods: Durable	Warrants	1.9%	—	1,000

Advanced Lighting Technologies, Inc.(8)(14) Consumer goods: Durable	Membership Interests	0.4%	182,000	1,000

Caribe Media Inc. (fka Caribe Information Investments Incorporated)(8)(14) Media: Advertising, Printing & Publishing	Common	1.2%	359,765	315,015

Total Investment in Equity Securities (2% of net asset value at fair value)			$10,571,007	$4,414,684

See accompanying notes to financial statements.

CLO Fund Securities

CLO Subordinated Investments

Portfolio Company	Investment(11)	Percentage Ownership	Amortized Cost	Fair Value
Grant Grove CLO, Ltd.(3)(12)(14)	Subordinated Securities, effective interest N/M, 1/21 maturity	22.2%	$2,485,886	$1,000
Katonah III, Ltd.(3)(12)(14)	Subordinated Securities, effective interest N/M, 5/15 maturity	23.1%	1,287,155	369,280
Katonah 2007-I CLO Ltd.(3)(6)(12)(14)	Subordinated Securities, effective interest 9.2%, 4/22 maturity	100.0%	20,524,908	10,770,486
Trimaran CLO VII, Ltd.(3)(6)(12)(14)	Subordinated Securities, effective interest N/M, 6/21 maturity	10.5%	379,830	10,000
Catamaran CLO 2012-1 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 15.5%, 12/23 maturity	24.9%	5,847,802	22,320,783
Catamaran CLO 2013-1 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 25.1%, 1/28 maturity	18.3%	5,017,307	6,923,699
Catamaran CLO 2014-1 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 28.4%, 4/30 maturity	20.1%	9,858,073	8,230,178
Dryden 30 Senior Loan Fund(3)(14)	Subordinated Securities, effective interest 28.7%, 12/29 maturity	6.8%	1,353,852	1,820,000
Catamaran CLO 2014-2 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 11.5%, 11/25 maturity	24.9%	6,642,805	4,500,962
Catamaran CLO 2015-1 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 11.8%, 10/26 maturity	9.9%	4,418,647	3,569,600
Catamaran CLO 2016-1 Ltd.(3)(6)(14)	Subordinated Securities, effective interest 9.6%, 4/27 maturity	24.9%	10,086,802	8,530,685

Total Investment in CLO Subordinated Securities			$67,903,067	$47,046,673

CLO Rated-Note Investment

Portfolio Company	Investment	Percentage Ownership	Amortized Cost	Fair Value
KCAP F3C Senior Funding LLC(3)(6)(14)	Class E Notes, 8.9% Cash, 3 month LIBOR (1.40%) + 7.50%, Due 12/29	27.4%	4,435,965	4,632,000
Total Investment in CLO Rated-Note			$4,435,965	$4,632,000

Total Investment in CLO Fund Securities (28% of net asset value at fair value)			$72,339,032	$51,678,673

Asset Manager Affiliates

Portfolio Company/Principal Business	Investment	Percentage Ownership	Cost	Fair Value(2)
Asset Manager Affiliates(8)(9)(14)	Asset Management Company	100%	$52,591,230	$38,849,000

Total Investment in Asset Manager Affiliates (21% of net asset value at fair value)			$52,591,230	$38,849,000

Joint Ventures

Portfolio Company/Principal Business	Investment	Percentage Ownership	Cost	Fair Value
KCAP Freedom 3 LLC(9)(14)	Joint Venture	60%	$24,914,858	$21,516,000

Total Investment in Joint Ventures (12% of net asset value at fair value)			$24,914,858	$21,516,000

See accompanying notes to financial statements.

Short-term Investments

Short-term Investments	Investment	Yield	Par/Amortized Cost	Fair Value(2)
US Bank Money Market Account(7)(8)	Money Market Account	0.20%	$52,293,570	$52,293,570
U.S Treasury Bills – CUSIP: 912796MLO(8)	U.S. Government Obligation	1.04%	25,006,750	25,006,750

Total Short-term Investments (43% of net asset value at fair value)			$77,300,320	$77,300,320

Total Investments(4)			$362,895,917	$311,956,156
(1)	A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The Borrower may also elect to have multiple interest reset periods for each loan. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at December 31, 2018. As noted in the table above, 74% (based on par) of debt securities contain LIBOR floors which range between 1.00% and 3.0%.
(2)	Reflects the fair market value of all investments as of December 31, 2018, as determined by the Company’s Board of Directors.
(3)	Non-U.S. company or principal place of business outside the U.S.
(4)	The aggregate cost of investments for federal income tax purposes is approximately $363 million. The aggregate gross unrealized appreciation is approximately $1.1 million, the aggregate gross unrealized depreciation is approximately $52.0 million, and the net unrealized depreciation is approximately $50.9 million.
(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)	An affiliate CLO Fund managed by an Asset Manager Affiliate (as such term is defined in the notes to the consolidated financial statements).
(7)	Money market account holding cash.
(8)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940.
(9)	Other than the Asset Manager Affiliates and the Joint Venture, which we are deemed to “control”, we do not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the Investment Company Act of 1940 (the “1940 Act”). In general, under the 1940 Act, we would be presumed to “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned 5% or more of its voting securities.
(10)	Non-voting.
(11)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(12)	Notice of redemption has been received for this security.
(13)	Loan or security was on partial nonaccrual status, whereby we have recognized income on a portion of contractual PIK amounts due.
(14)	Fair value of this investment was determined using significant unobservable inputs.

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

KCAP Financial, Inc. (“KCAP” or the “Company”) is an internally managed, non-diversified closed-end investment company that is regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was formed as a Delaware limited liability company on August 8, 2006 and, prior to the issuance of shares of the Company’s common stock in its initial public offering (“IPO”), converted to a corporation incorporated in Delaware on December 11, 2006. Prior to its IPO, the Company did not have material operations. The Company’s IPO of 14,462,000 shares of common stock raised net proceeds of approximately $200 million. Prior to the IPO, the Company issued 3,484,333 shares to affiliates of Kohlberg & Co., L.L.C., a leading middle market private equity firm, in exchange for the contribution to the Company of their ownership interests in Katonah Debt Advisors, L.L.C., and related affiliates (collectively, “Katonah Debt Advisors”) and in securities issued by collateralized loan obligation funds (“CLO Funds”) managed by Katonah Debt Advisors and two other asset managers.

During the third quarter of 2017, the Company formed a joint venture with Freedom 3 Opportunities LLC (“Freedom 3 Opportunities”), an affiliate of Freedom 3 Capital LLC, to create KCAP Freedom 3 LLC (the “Joint Venture”). The Company and Freedom 3 Opportunities LLC contributed approximately $37 million and $25 million, respectively, in assets to the Joint Venture, which in turn used the assets to capitalize a new fund (KCAP FC3 Senior Funding, L.L.C. or the “Fund”) managed by KCAP Management, LLC, one of the Company’s indirectly wholly-owned Asset Manager Affiliate subsidiaries. In addition, the Fund used cash on hand and borrowings under a credit facility to purchase approximately $184 million of loans from the Company and the Company used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding. The Joint Venture may originate loans from time to time and sell them to the Fund.

During the fourth quarter of 2017, the Fund was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by the Fund. In connection with the refinancing, the Company received a cash distribution of  $12.6 million, $11.8 million of which was a return of capital.

The Company originates, structures, and invests in senior secured term loans and mezzanine debt primarily in privately-held middle market companies (the “Debt Securities Portfolio”). In addition, from time to time the Company may invest in the equity securities of privately held middle market companies.

The Company may also invest in other investments such as debt and subordinated securities issued by CLO Funds (“CLO Fund Securities”) and loans to publicly-traded companies, high-yield bonds, joint venture and distressed debt securities. The Company may also receive warrants or options to purchase common stock in connection with its debt investments.

The Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a RIC, the Company must, among other things, meet certain source-of-income, and asset diversification and annual distribution requirements. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any income that it distributes in a timely manner to its stockholders.

On March 29, 2018, the Company’s Board of Directors, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act (“SBCA”). As a result, the Company’s asset coverage requirement for senior securities will be changed from 200% to 150%, effective as of March 29, 2019. However, despite the SBCA, we will continue to be prohibited by the indentures governing our 6.125% Notes (each, as defined and discussed in Note 6 — “Borrowings” below) from making distributions on our common stock if our asset coverage, as defined in the 1940 Act, falls below 200%. In any such event, we would be prohibited from making distributions required in order to maintain our status as a RIC.

LibreMax Transaction

On November 8, 2018, the Company entered into an agreement with LibreMax Intermediate Holdings, LP (“LibreMax”) under which Commodore Holdings, LLC (“Commodore”), a wholly-owned subsidiary of the Company, sold the Company’s wholly-owned asset manager subsidiaries Katonah Debt Advisors, Trimaran

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Advisors, L.L.C. (“Trimaran Advisors”), and Trimaran Advisors Management, L.L.C. (“Trimaran Advisors Management” and, together with Katonah Debt Advisors and Trimaran Advisors, the “Disposed Manager Affiliates”), for a cash purchase price of approximately $37.9 million (the “LibreMax Transaction”). The LibreMax Transaction closed on December 31, 2018. As of December 31, 2018, the Company’s remaining wholly-owned asset management subsidiaries (the “Asset Manager Affiliates”) were comprised of Commodore, Katonah Management Holdings, LLC, Katonah X Management LLC, Katonah 2007-1 Management, LLC and KCAP Management, LLC. Prior to their sale in the LibreMax Transaction, the Disposed Manager Affiliates represented substantially all of the Company’s investment in the Asset Manager Affiliates.

The Externalization Agreement

At a meeting of the Company’s Board of Directors held on December 12, 2018, the Board, including all of its independent directors, unanimously voted to approve an investment advisory agreement (the “Advisory Agreement”) between the Company and Sierra Crest Investment Management LLC (the “Adviser”), an affiliate of BC Partners LLP (“BC Partners”), contingent upon entering into a stock purchase and transaction agreement (the “Externalization Agreement”) with BC Partners Advisors L.P. (“BCP”), an affiliate of BC Partners, obtaining Company stockholder approval of the Advisory Agreement, and closing of the transactions contemplated by the Externalization Agreement (the “Closing”), and determined that the Advisory Agreement is in the best interests of the Company and its stockholders. At the special meeting of the Company’s stockholders (the “Special Meeting”) held on February 19, 2019, the Company’s stockholders approved the Advisory Agreement. If the transactions contemplated by the Externalization Agreement are completed, upon the Closing, the Company will commence operations as an externally managed BDC managed by the Adviser.

Pursuant to the Externalization Agreement with BCP, the Adviser will become the Company’s investment adviser in exchange for a cash payment from BCP, or its affiliate, of  $25 million, or approximately $0.67 per share of the Company’s common stock, directly to the Company’s stockholders. In addition, following the Closing, the Adviser (or its affiliate) will use up to $10 million of the incentive fee actually paid to the Adviser prior to the second anniversary of the Closing date to buy newly issued shares of the Company’s common stock at the most recently determined net asset value per share of the Company’s common stock at the time of such purchase. For the period of one year from the first day of the first quarter following the quarter in which the Advisory Agreement becomes effective, the Adviser will permanently forego up to the full amount of the incentive fees earned by the Adviser without recourse against or reimbursement by the Company, to the extent necessary in order to achieve aggregate net investment income per common share of the Company for such one-year period to be at least equal to $0.40 per share, subject to certain adjustments. BCP and the Adviser’s total financial commitment to the transactions contemplated by the Externalization Agreement is $35.0 million.

The Company anticipates that the Closing will occur at the end of the quarter ending March 31, 2019, but the Company will issue a press release announcing the record date and payment date of the stockholder payment.

About the Adviser

At the Closing, the Adviser, an affiliate of BC Partners, will become the investment adviser of the Company. LibreMax intends to own a portion of the Adviser. Subject to the overall supervision of the Board, the Adviser will be responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring the Company’s investments, and monitoring the Company’s portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser will seek to invest on behalf of the Company in performing, well-established middle market businesses that operate across a wide range of industries (i.e., no concentration in any one industry). The Adviser will employ fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. The Adviser has experience managing levered vehicles, both public and private, and will seek to enhance the Company’s returns through the use of leverage with a prudent approach that prioritizes capital preservation. The Adviser believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Advisory Agreement

Pursuant to the terms of the Advisory Agreement, the Company will pay the Adviser (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). For the period from the date of the Advisory Agreement (the “Effective Date”) through the end of the first calendar quarter after the Effective Date, the Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, as of the end of such calendar quarter. Subsequently, the Base Management Fee will be 1.50% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters; provided, however, that the Base Management Fee will be 1.00% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of  (i) 200% and (ii) the value of the Company’s net asset value at the end of the most recently completed calendar quarter. The Incentive Fee will consist of two parts: (1) a portion based on the Company’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, in each case calculated from the Effective Date, less the aggregate amount of any previously paid capital gains Incentive Fee (the “Capital Gains Fee”). The Income-Based Fee will be 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee will be 17.50%.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”).

The consolidated financial statements reflect all adjustments, both normal and recurring which, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition for the periods presented. Furthermore, the preparation of the consolidated financial statements requires the Company to make significant estimates and assumptions including with respect to the fair value of investments that do not have a readily available market value. Actual results could differ from those estimates, and the differences could be material. Certain prior-year amounts have been reclassified to conform to the current year presentation.

The Company consolidates the financial statements of its wholly-owned special purpose financing subsidiaries KCAP Funding I LLC, Kolhberg Capital Funding LLC I, KCAP Senior Funding I, LLC and KCAP Funding I Holdings, LLC in its consolidated financial statements as they are operated solely for investment activities of the Company. The creditors of KCAP Senior Funding I, LLC received security interests in the assets which are owned by KCAP Funding I, LLC and such assets are not intended to be available to the creditors of KCAP Financial, Inc., or any other affiliate. All of the borrowings of Kolhberg Capital Funding LLC I, and KCAP Senior Funding I, LLC have been fully repaid.

In accordance with Article 6 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company does not consolidate portfolio company investments, including those in which it has a controlling interest (e.g., the Asset Manager Affiliates), unless the portfolio company is another investment company.

The Asset Manager Affiliates qualify as a “significant subsidiary” and, as a result, the Company is required to include additional financial information regarding the Asset Manager Affiliates in its filings with the SEC. This additional financial information regarding the Asset Manager Affiliates does not directly impact the financial position or results of operations of the Company.

In addition, in accordance with Regulation S-X promulgated by the SEC, additional financial information with respect to one of the CLO Funds in which the Company had an investment, Katonah 2007-I CLO Ltd. (“Katonah 2007-I CLO”), is required to be included in the Company’s SEC filings. Summarized financial information regarding the Asset Manager Affiliates and Katonah 2007-I CLO (pursuant to Rule 4-08 (g)) is set forth in Note 5 to these financial statements.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Stockholder distributions on the Statement of Changes in Net Assets reflect the estimated allocation, between net investment income and return of capital, of distributions made during the reporting period, excluding the distribution declared in a quarter with a record date occurring after the quarter-end. The determination of the tax character of distributions is made on an annual (full calendar-year) basis at the end of the year based upon our taxable income for the full year and the distributions paid during the full year. Therefore, an estimate of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

It is the Company’s primary investment objective to generate current income and, to a lesser extent, capital appreciation by lending directly to privately-held middle market companies. During the year ended December 31, 2018, the Company provided approximately $118.2 million to portfolio companies to support their growth objectives, approximately $12.9 million which was contractually obligated. See also Note 8 — Commitments and Contingencies. As of December 31, 2018, the Company held loans it made to 51 investee companies with aggregate principal amounts of approximately $164.5 million. The details of such loans have been disclosed on the consolidated schedule of investments as well as in Note 4 —  Investments. In addition to providing loans to investee companies, from time to time the Company assists investee companies in securing financing from other sources by introducing such investee companies to sponsors or by, among other things, leading a syndicate of lenders to provide the investee companies with financing. During the year ended December 31, 2018, the Company did not engage in any such or similar activities.

Recently Adopted Accounting Pronouncements

FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which updated accounting guidance for all revenue recognition arising from contracts with customers, and also affects entities that enter into contracts to provide goods or services to their customers (unless the contracts are in the scope of other GAAP requirements). This update provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. The FASB also issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of the standard for one year. As a result, the guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Management has concluded that the majority of its revenues associated with the financial instruments are scoped out of ASC 606 and therefore there was no material impact for adoption.

Pending Accounting Pronouncements

In March 2017, the FASB issued an Accounting Standards Update, ASU 2017-08, Receivables —  Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) which amends the amortization period for certain purchased callable debt securities held at a premium, shortening such period to the earliest call date. ASU 2017-08 does not require any accounting change for debt securities held at a discount; the discount continues to be amortized to maturity. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management does not anticipate that the adoption of ASU 2017-08 will have a material impact on the financial position or results of operations of the Company.

In August 2018, the FASB issued Accounting Standards Update 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The standard will modify the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. ASU 2018-13 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted upon issuance of this ASU 2018-13. We are permitted to early adopt any removed or modified disclosures upon issuance of ASU 2018-13 and delay adoption of the additional disclosures until their effective date. We are currently evaluating the impact of adopting ASU 2018-13 on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, and several amendments (collectively, “ASU 2016-02”), which requires lessees to recognize assets and liabilities arising from most operating leases on the consolidated statements of financial condition. For operating leases, a lessee is required to do the following:

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(a) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial condition; (b) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis and (c) classify all cash payments within operating activities in the statement of cash flows. The guidance is effective for fiscal periods beginning after December 15, 2018. Early application is permitted. The Company expects to record an asset and liability of approximately $4.3 million upon adoption of this standard.

Investments

Investment transactions are recorded on the applicable trade date. Realized gains or losses are determined using the specific identification method.

Valuation of Portfolio Investments. The Company’s Board of Directors is ultimately and solely responsible for making a good faith determination of the fair value of portfolio investments on a quarterly basis. Debt and equity securities for which market quotations are readily available are generally valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued by the Board of Directors based on detailed analyses prepared by management and, in certain circumstances, third parties with valuation expertise. Valuations are conducted by management on 100% of the investment portfolio at the end of each quarter. The Company follows the provisions of ASC 820: Fair Value Measurements and Disclosures (“ASC 820: Fair Value”). This standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about assets and liabilities measured at fair value. ASC 820: Fair Value defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company utilizes an independent valuation firm to provide third party valuation consulting services. Each quarter the independent valuation firm will perform third party valuations of the Company’s investments in material illiquid securities such that they are reviewed at least once during a trailing 12-month period. These third party valuation estimates are considered as one of the relevant data points in the Company’s determination of fair value. The Company intends to continue to engage an independent valuation firm in the future to provide certain valuation services, including the review of certain portfolio assets, as part of the quarterly and annual year-end valuation process.

The Board of Directors may consider other methods of valuation than those set forth below to determine the fair value of Level III investments as appropriate in conformity with GAAP. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ materially from the values that would have been used had a readily available market existed for such investments. Further, such investments may be generally subject to legal and other restrictions on resale or otherwise be less liquid than publicly traded securities. In addition, changes in the market environment and other events may occur over the life of the investments that may cause the value realized on such investments to be different from the currently assigned valuations.

The majority of the Company’s investment portfolio is composed of debt and equity securities with unique contract terms and conditions and/or complexity that requires a valuation of each individual investment that considers multiple levels of market and asset specific inputs, which may include historical and forecasted financial and operational performance of the individual investment, projected cash flows, market multiples, comparable market transactions, the priority of the security compared with those of other securities for such issuers, credit risk, interest rates, and independent valuations and reviews.

Debt Securities. To the extent that the Company’s investments are exchange traded and are priced or have sufficient price indications from normal course trading at or around the valuation date (financial reporting date), such pricing will be used to determine the fair value of the investments. Valuations from third party pricing services may be used as an indication of fair value, depending on the volume and reliability of the valuation, sufficient and reasonable correlation of bid and ask quotes, and, most importantly, the level of actual trading activity. However, if the Company has been unable to identify directly comparable market indices or other

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market guidance that correlate directly to the types of investments the Company owns, the Company will determine fair value using alternative methodologies such as available market data, as adjusted, to reflect the types of assets the Company owns, their structure, qualitative and credit attributes and other asset-specific characteristics.

The Company derives fair value for its illiquid investments that do not have indicative fair values based upon active trades primarily by using a present value technique that discounts the estimated contractual cash flows for the subject assets with discount rates imputed by broad market indices, bond spreads and yields for comparable issuers relative to the subject assets (the “Income Approach”). The Company also considers, among other things, recent loan amendments or other activity specific to the subject asset. Discount rates applied to estimated contractual cash flows for an underlying asset vary by specific investment, industry, priority and nature of the debt security (such as the seniority or security interest of the debt security) and are assessed relative to two indices, a leveraged loan index and a high-yield bond index, at the valuation date. The Company has identified these two indices as benchmarks for broad market information related to its loan and debt securities. Because the Company has not identified any market index that directly correlates to the loan and debt securities held by the Company and therefore uses these benchmark indices, these market indices may require significant adjustment to better correlate such market data for the calculation of fair value of the investment under the Income Approach. Such adjustments require judgment and may be material to the calculation of fair value. Further adjustments to the discount rate may be applied to reflect other market conditions or the perceived credit risk of the borrower. When broad market indices are used as part of the valuation methodology, their use is subject to adjustment for many factors, including priority, collateral used as security, structure, performance and other quantitative and qualitative attributes of the asset being valued. The resulting present value determination is then weighted along with any quotes from observable transactions and broker/pricing quotes. If such quotes are indicative of actual transactions with reasonable trading volume at or near the valuation date that are not liquidation or distressed sales, relatively more reliance will be put on such quotes to determine fair value. If such quotes are not indicative of market transactions or are insufficient as to volume, reliability, consistency or other relevant factors, such quotes will be compared with other fair value indications and given relatively less weight based on their relevancy. Other significant assumptions, such as coupon and maturity, are asset-specific and are noted for each investment in the Consolidated Schedules of Investments.

Equity Securities. The Company’s equity securities in portfolio companies for which there is no liquid public market are carried at fair value based on the enterprise value of the portfolio company, which is determined using various factors, including EBITDA (earnings before interest, taxes, depreciation and amortization) and discounted cash flows from operations, less capital expenditures and other pertinent factors, such as recent offers to purchase a portfolio company’s securities or other liquidation events. The determined fair values are generally discounted to account for restrictions on resale and minority ownership positions. In the event market quotations are readily available for the Company’s equity securities in public companies, those investments may be valued using the Market Approach (as defined below). In cases where the Company receives warrants to purchase equity securities, a market standard Black-Scholes model is utilized.

The significant inputs used to determine the fair value of equity securities include prices, EBITDA and cash flows after capital expenditures for similar peer comparables and the investment entity itself. Equity securities are classified as Level III, when there is limited activity or less transparency around inputs to the valuation given the lack of information related to such equity investments held in nonpublic companies. Significant assumptions observed for comparable companies are applied to relevant financial data for the specific investment. Such assumptions, such as model discount rates or price/earnings multiples, vary by the specific investment, equity position and industry and incorporate adjustments for risk premiums, liquidity and company specific attributes. Such adjustments require judgment and may be material to the calculation of fair value.

Asset Manager Affiliates. The Company’s investments in its wholly-owned asset management companies, the Asset Manager Affiliates, are carried at fair value, which is primarily determined utilizing the discounted cash flow approach, which incorporates different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospective modeled

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

performance. Such valuation takes into consideration an analysis of comparable asset management companies and the amount of assets under management. The Asset Manager Affiliates are classified as a Level III investment. Any change in value from period to period is recognized as net change in unrealized appreciation or depreciation.

CLO Fund Securities. The Company typically makes a minority investment in the most junior class of securities of CLO Funds. The investments held by CLO Funds generally relate to non-investment grade credit instruments issued by corporations.

The Company’s investments in CLO Fund Securities are carried at fair value, which is based either on (i) the present value of the net expected cash inflows for interest income and principal repayments from underlying assets and cash outflows for interest expense, debt pay-down and other fund costs for the CLO Funds that are approaching or past the end of their reinvestment period and therefore are selling assets and/or using principal repayments to pay down CLO Fund debt (or will begin to do so shortly), and for which there continue to be net cash distributions to the class of securities owned by the Company, a Discounted Cash Flow approach, (ii) a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar securities or preferred shares to those in which the Company has invested, or (iii) indicative prices provided by the underwriters or brokers who arrange CLO Funds, a Market Approach. The Company recognizes unrealized appreciation or depreciation on the Company’s investments in CLO Fund Securities as comparable yields in the market change and/or based on changes in net asset values or estimated cash flows resulting from changes in prepayment or loss assumptions in the underlying collateral pool. As each investment in CLO Fund Securities ages, the expected amount of losses and the expected timing of recognition of such losses in the underlying collateral pool are updated and the revised cash flows are used in determining the fair value of the CLO Fund investment. The Company determines the fair value of its investments in CLO Fund Securities on a security-by-security basis.

Due to the individual attributes of each CLO Fund Security, they are classified as a Level III investment unless specific trading activity can be identified at or near the valuation date. When available, observable market information will be identified, evaluated and weighted accordingly in the application of such data to the present value models and fair value determination. Significant assumptions to the present value calculations include default rates, recovery rates, prepayment rates, investment/reinvestment rates and spreads and the discount rate by which to value the resulting underlying cash flows. Such assumptions can vary significantly, depending on market data sources which often vary in depth and level of analysis, understanding of the CLO market, detailed or broad characterization of the CLO market and the application of such data to an appropriate framework for analysis. The application of data points are based on the specific attributes of each individual CLO Fund Security’s underlying assets, historic, current and prospective performance, vintage, and other quantitative and qualitative factors that would be evaluated by market participants. The Company evaluates the source of market data for reliability as an indicative market input, consistency amongst other inputs and results and also the context in which such data is presented.

For rated note tranches of CLO Fund Securities (those above the junior class) without transactions to support a fair value for the specific CLO Fund and tranche, fair value is based on discounting estimated bond payments at current market yields, which may reflect the adjusted yield on the leveraged loan index for similarly rated tranches, as well as prices for similar tranches for other CLO Funds and also other factors such as indicative prices provided by underwriters or brokers who arrange CLO Funds, and the default and recovery rates of underlying assets in the CLO Fund, as may be applicable. Such model assumptions may vary and incorporate adjustments for risk premiums and CLO Fund specific attributes.

Joint Venture. The Company carries investments in joint ventures at fair value based upon the fair value of the investments held by the joint venture. See Note 4 below, for more information regarding the Joint Venture.

Cash. The Company defines cash as demand deposits. The Company places its cash with financial institutions and, at times, cash held in checking accounts may exceed the Federal Deposit Insurance Corporation insured limit.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Restricted Cash. Restricted cash and cash equivalents (e.g., money market funds) consists of cash held for reinvestment and quarterly interest and principal distribution (if any) to holders of notes issued by KCAP Funding I, LLC.

Short-term investments. Short-term investments are generally comprised of money market accounts, time deposits, and U.S. treasury bills.

Interest Income. Interest income, including the amortization of premium and accretion of discount and accrual of payment-in-kind (“PIK”) interest, is recorded on the accrual basis to the extent that such amounts are expected to be collected. The Company generally places a loan or security on non-accrual status and ceases recognizing interest income on such loan or security when a loan or security becomes 90 days or more past due or if the Company otherwise does not expect the debtor to be able to service its debt obligations. For investments with PIK interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, we will not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not collectible (i.e. via a partial or full non-accrual). Loans which are on partial or full non-accrual remain in such status until the borrower has demonstrated the ability and intent to pay contractual amounts due or such loans become current. As of December 31, 2018, five of our investments were on non-accrual status.

Distributions from Asset Manager Affiliates. The Company records distributions from the Asset Manager Affiliates on the declaration date, which represents the ex-dividend date. Distributions in excess of tax-basis earnings and profits of the distributing affiliate company are recognized as tax-basis return of capital. For interim periods, the Company estimates the tax attributes of any distributions as being either tax-basis earnings and profits (i.e., dividend income) or return of capital (i.e., adjustment to the Company’s cost basis in the Asset Manager Affiliates). The final determination of the tax attributes of distributions from the Asset Manager Affiliates is made on an annual (full calendar year) basis at the end of the year based upon taxable income and distributions for the full-year. Therefore, any estimate of tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

Investment Income on CLO Fund Securities. The Company generates investment income from its investments in the most junior class of securities issued by CLO Funds (typically preferred shares or subordinated securities). The Company’s CLO Fund junior class securities are subordinated to senior note holders who typically receive a stated interest rate of return based on a floating rate index, such as the London Interbank Offered Rate (“LIBOR”) on their investment. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior note holders and less fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares.

GAAP-basis investment income on CLO equity investments is recorded using the effective interest method in accordance with the provisions of ASC 325-40, based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated projected future cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield prospectively over the remaining life of the investment from the date the estimated yield was changed. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from both the tax–basis investment income and from the cash distributions actually received by the Company during the period.

For non-junior class CLO Fund Securities, such as the Company’s investment in the Class E Notes of the KCAP F3C Senior Funding, L.L.C., interest is earned at a fixed spread relative to the LIBOR index.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investment in Joint Venture. For years ended December 31, 2018 and 2017, the Company recognized $3.1 million and $949,000 in investment income from its investment in the Joint Venture. As of December 31, 2018 and 2017, the fair value of the Company’s investment in the Joint Venture was approximately $18.4 million and $21.5 million, respectively. The Company recognizes investment income on its investment in the Joint Venture based upon its share of the estimated earnings and profits of the Joint Venture. The final determination of the tax attributes of distributions from the Joint Venture is made on an annual (full calendar year) basis at year-end of the year based upon taxable income and distributions for the full year. Therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

Capital Structuring Service Fees. The Company may earn ancillary structuring and other fees related to the origination, investment, disposition or liquidation of debt and investment securities. Generally, the Company will capitalize loan origination fees, then amortize these fees into interest income over the term of the loan using the effective interest rate method, recognize prepayment and liquidation fees upon receipt and equity structuring fees as earned, which generally occurs when an investment transaction closes.

Debt Issuance Costs. Debt issuance costs represent fees and other direct costs incurred in connection with the Company’s borrowings. These amounts are capitalized and amortized using the effective interest method over the expected term of the borrowing.

Extinguishment of debt. The Company must derecognize a liability if and only if it has been extinguished through delivery of cash, delivery of other financial assets, delivery of goods or services, or reacquisition by the Company of its outstanding debt securities whether the securities are cancelled or held. If the debt contains a cash conversion option, the Company must allocate the consideration transferred and transaction costs incurred to the extinguishment of the liability component and the reacquisition of the equity component and recognize a gain or loss in the statement of operations.

Expenses. The Company is internally managed and expenses costs, as incurred, with regard to the running of its operations. Primary operating expenses include employee salaries and benefits, the costs of identifying, evaluating, negotiating, closing, monitoring and servicing the Company’s investments and related overhead charges and expenses, including rental expense, and any interest expense incurred in connection with borrowings. Through December 31, 2018, the Company and the Asset Manager Affiliates shared office space and certain other operating expenses. The Company entered into an Overhead Allocation Agreement with the Asset Manager Affiliates which provided for the sharing of such expenses based on an allocation of office lease costs and the ratable usage of other shared resources.

Shareholder Distributions. Distributions to common stockholders are recorded on the ex-dividend date. The amount of distributions, if any, is determined by the Board of Directors each quarter.

The Company has adopted a dividend reinvestment plan (the DRIP) that provides for reinvestment of its distributions on behalf of its stockholders, unless a stockholder “opts out” of the DRIP to receive cash in lieu of having their cash distributions automatically reinvested in additional shares of the Company’s common stock.

3.	EARNINGS (LOSSES) PER SHARE

In accordance with the provisions of ASC 260, “Earnings per Share”, basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of shares outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following information sets forth the computation of basic and diluted net increase (decrease) in stockholders’ equity per share for the years ended December 31, 2018, 2017, and 2016:

	For the Years ended December 31,
	2018	2017	2016
Net (decrease) increase in net assets resulting from operations	$(9,571,546)	$3,388,082	$(1,039,731)
Net decrease (increase) in net assets allocated to unvested share awards	58,220	(27,288)	14,520
Net (decrease) increase in net assets available to common stockholders	$(9,513,326)	$3,360,794	$(1,025,211)
Weighted average number of common shares outstanding for basic shares computation	37,356,241	37,235,130	37,149,663
Weighted average number of common and common stock equivalent shares outstanding for diluted shares computation	37,356,241	37,235,130	37,149,663
Net increase in net assets per basic common shares:
Net increase in net assets from operations	$(0.26)	$0.09	$(0.03)
Net increase in net assets per diluted shares:
Net increase in net assets from operations	$(0.26)	$0.09	$(0.03)

Share-based awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and included in the computation of both basic and diluted earnings per share. Grants of restricted stock awards to the Company’s employees and directors are considered participating securities when there are earnings in the period and the earnings per share calculations include outstanding unvested restricted stock awards in the basic weighted average shares outstanding calculation.

There were 30,000 options to purchase shares of common stock considered for the computation of the diluted per share information for the year ended December 31, 2018. Since the effects are anti-dilutive for all periods, the options were not included in the computation. For the year ended December 31, 2018, 2017 and 2016 the company purchased 26,681, 64,176 and 67,654 shares, respectively, of common stock in connection with the vesting of employee’s restricted stock, such shares are treated as treasury shares and reduce the weighted average shares outstanding in the computation of earnings per share.

4.	INVESTMENTS

The following table shows the Company’s portfolio by security type at December 31, 2018 and December 31, 2017:

	December 31, 2018			December 31, 2017
Security Type	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%(1)
Short-term investments(2)	$44,756,478	$44,756,478	17	$77,300,320	$77,300,320	26%
Senior Secured Loan	86,040,921	77,616,209	28	48,337,900	44,960,146	14
Junior Secured Loan	76,223,561	70,245,535	26	62,561,913	58,941,300	19
Senior Unsecured Loan	—	—	—	12,777,283	12,777,283	4
Senior Secured Bond	—	—	—	1,502,374	1,518,750	—
CLO Fund Securities	55,480,626	44,325,000	16	72,339,032	51,678,673	17
Equity Securities	21,944,430	14,504,687	5	10,571,007	4,414,684	1
Asset Manager Affiliates(3)	17,791,230	3,470,000	1	52,591,230	38,849,000	12
Joint Venture	24,914,858	18,390,440	7	24,914,858	21,516,000	7
Total	$327,152,104	$273,308,349	100%	$362,895,917	$311,956,156	100%
(1)	Represents percentage of total portfolio at fair value.
(2)	Includes money market accounts and U.S. treasury bills.
(3)	Represents the equity investment in the Asset Manager Affiliates.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The industry related information, based on the fair value of the Company’s investment portfolio as of December 31, 2018 and December 31, 2017 for the Company’s investment portfolio was as follows:

	December 31, 2018			December 31, 2017
Industry Classification	Cost/Amortized Cost	Fair Value	%(1)	Cost/Amortized Cost	Fair Value	%(1)
Aerospace and Defense	$5,434,927	$4,049,940	1%	$5,636,056	$4,115,487	1%
Asset Management Company(2)	17,791,230	3,470,000	1	52,591,230	38,849,000	12
Banking, Finance, Insurance & Real Estate	8,831,841	8,733,933	3	4,458,962	4,418,391	1
Beverage, Food and Tobacco	5,963,334	5,796,506	2	7,496,438	7,435,050	2
Capital Equipment	10,888,432	9,831,391	3	5,454,621	4,680,821	2
Chemicals, Plastics and Rubber	4,862,063	4,801,645	1	—	—	—
CLO Fund Securities	55,480,626	44,325,000	16	72,339,032	51,678,673	17
Construction & Building	1,400,223	1,394,163	1	1,004,093	999,872	—
Consumer goods: Durable	1,140,500	364,240	—	1,071,340	805,607	—
Consumer goods: Non-durable	1,434,568	1,440,525	1	691,234	694,662	—
Electronics	3,007,500	3,007,500	1	—	—	—
Energy: Oil & Gas	16,827,204	8,946,568	3	14,932,542	11,433,777	4
Environmental Industries	8,371,180	6,939,794	3	6,330,630	5,766,437	2
Forest Products & Paper	1,564,583	1,553,920	1	1,558,556	1,600,960	1
Healthcare & Pharmaceuticals	38,638,822	32,287,288	12	30,367,449	25,512,654	8
High Tech Industries	23,971,435	23,662,459	9	18,229,229	18,260,577	6
Hotel, Gaming & Leisure	400,000	1,000	—	400,000	1,000	—
Joint Venture	24,914,858	18,390,440	7	24,914,858	21,516,000	7
Limited Partnership	12,466,667	12,466,667	5	—	—	—
Media: Advertising, Printing & Publishing	6,113,852	5,590,863	2	3,371,086	3,318,296	1
Related Party Loans	—	—	—	12,777,283	12,777,283	4
Services: Business	10,398,710	9,213,416	3	3,563,574	2,366,400	1
Telecommunications	8,351,775	8,343,919	3	6,455,489	6,466,949	2
Textiles and Leather	10,140,662	9,940,294	4	7,950,994	7,947,940	3
Money Market Accounts	34,757,129	34,757,129	13	52,293,570	52,293,570	17
Transportation: Cargo	4,000,634	4,000,400	1	4,000,901	4,010,000	1
U.S. Government Obligations	9,999,349	9,999,349	4	25,006,750	25,006,750	8
Total	$327,152,104	$273,308,349	100%	$362,895,917	$311,956,156	100%
(1)	Calculated as a percentage of total portfolio at fair value.
(2)	Represents the equity investment in the Asset Manager Affiliates.

The Company may invest up to 30% of the investment portfolio in “non-qualifying” opportunistic investments, including investments in debt and equity securities of CLO Funds, distressed debt or debt and equity securities of large cap public companies. Within this 30% of the portfolio, the Company also may invest in debt of middle market companies located outside of the United States.

At December 31, 2018 and December 31, 2017, the total amount of non-qualifying assets was approximately 28% and 23% of total assets, respectively. The majority of non-qualifying assets were foreign investments which were approximately 17% and 16% of the Company’s total assets, respectively (including the Company’s investments in CLO Funds, which are typically domiciled outside the U.S. and represented approximately 16% and 16% of its total assets on such dates, respectively).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investments in CLO Fund Securities

The Company has made minority investments in the most junior class of securities (typically preferred shares or subordinated securities) of CLO Funds. These securities also are entitled to recurring distributions which generally equal the net remaining cash flow of the payments made by the underlying CLO Fund’s securities less contractual payments to senior bond holders, management fees and CLO Fund expenses. CLO Funds invest primarily in broadly syndicated non-investment grade loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which the Company has an investment are generally diversified secured or unsecured corporate debt. The CLO Funds are leveraged funds and any excess cash flow or “excess spread” (interest earned by the underlying securities in the fund less payments made to senior bond holders, fund expenses and management fees) is paid to the holders of the CLO Fund’s subordinated securities or preferred shares.

In June 2016, the Company sold $7.0 million par value of the Subordinated Notes of Catamaran 2015-1 for $4.2 million.

In December 2016, the Company purchased $10.1 million of the par value of the Subordinated Notes of Catamaran 2016-1 CLO managed by Trimaran Advisors.

On October 31, 2017, the Company purchased an additional $4.3 million of notional amount of Subordinated Notes issued by Catamaran CLO 2014-1 at a cost of  $5.4 million.

In December 2017, the Company purchased an additional $201,000 of notional amount of Subordinated Notes issued by Catamaran CLO 2013-1 at a cost of  $201,000.

In December 2017, the Company sold $5.0 million par value of the Subordinated Notes of Catamaran CLO 2014-1 for $3.0 million.

In September 2018, the Company purchased $10 million par value of the Subordinated Notes of Catamaran CLO 2018-1 at a cost of approximately $9.5 million.

In December 2018, the Company received $2.5 million of notional amount of subordinated notes of Catamaran 2013-1 with a fair value of  $1.4 million and $3.4 million of notional amount of subordinated notes of Catamaran 2014-1 with a fair value of  $1.9 million, as consideration for the repayment of a portion of the loans to Trimaran Advisors.

On February 29, 2016, Katonah X CLO Ltd. was fully liquidated and all of its outstanding obligations were satisfied. The Company received approximately $1.0 million in connection therewith related to its investment in the subordinated securities issued by Katonah X CLO Ltd. Accordingly, the Company recorded a realized loss during the first quarter of 2016 of approximately $6.6 million on its investment in Katonah X CLO Ltd. and a corresponding unrealized gain of the same amount in order to reverse the approximately $6.6 million of previously recorded unrealized depreciation with respect to the investment.

On December 19, 2017, the Company, in its capacity as the holder of all of the outstanding preferred shares of Katonah 2007-1 CLO Ltd. (“Katonah 2007-1”), exercised its right to cause Katonah 2007-1 to redeem all of its outstanding indebtedness through the sale of its investments and otherwise wind up its business. Katonah 2007-1 was fully liquidated and dissolved in the fourth quarter of 2018. Accordingly, the Company recorded a realized loss during the fourth quarter of 2018 of approximately $10.1 million on its investment in Katonah 2007-1 and a corresponding unrealized gain of the same amount in order to reverse the previously recorded unrealized depreciation with respect to the investment.

Similarly, during the fourth quarter of 2018, each of Grant Grove CLO, Ltd., Trimaran CLO VII, Ltd., and Catamaran CLO 2012-1 Ltd. were fully liquidated and dissolved, and the Company recorded a realized loss of approximately $6.4 million and a corresponding unrealized gain of the same amount in order to revere the previously recorded unrealized depreciation with respect to these investments.

With the exception of Katonah III, Ltd., as of December 31, 2018 all of investments in CLO Fund securities were making distributions to the Company.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investment in Joint Venture

During the third quarter of 2017, the Company and Freedom 3 Opportunities LLC (“Freedom 3 Opportunities”), an affiliate of Freedom 3 Capital LLC, entered into an agreement to create KCAP Freedom 3 LLC (the “Joint Venture”). The Company and Freedom 3 Opportunities contributed approximately $37 million and $25 million, respectively, in assets to the Joint Venture, which in turn used the assets to capitalize a new fund, KCAP F3C Senior Funding, L.L.C. (the “Fund”) managed by KCAP Management, LLC, one of the Asset Manager Affiliates. In addition, the Fund used cash on hand and borrowings under a credit facility to purchase approximately $184 million of primarily middle-market loans from the Company and the Company used the proceeds from such sale to redeem approximately $147 million in debt issued by KCAP Senior Funding I, LLC (“KCAP Senior Funding”). The Fund invests primarily in middle-market loans and the Joint Venture partners may source middle-market loans from time-to-time for the Fund.

During the fourth quarter of 2017, the Fund was refinanced through the issuance of senior and subordinated notes. The Joint Venture purchased 100% of the subordinated notes issued by the Fund. In connection with the refinancing, the Joint Venture made a cash distribution to the Company of approximately $12.6 million. $11.8 million of this distribution was a return of capital, reducing the cost basis of its investment in the Joint Venture by that amount. The final determination of the tax attributes of distributions from the Joint Venture is made on an annual (full calendar year) basis at the end of the year, therefore, any estimate of tax attributes of distributions made on an interim basis may not be representative of the actual tax attributes of distributions for the full year.

The Company owns a 60% equity investment in the Joint Venture. The Joint Venture is structured as an unconsolidated Delaware limited liability company. All portfolio and other material decisions regarding the Joint Venture must be submitted to its board of managers, which is comprised of four members, two of whom were selected by the Company and two of whom were selected by Freedom 3 Opportunities, and must be approved by at least one member appointed by the Company and one appointed by Freedom 3 Opportunities. In addition, certain matters may be approved by the Joint Venture’s investment committee, which is comprised of one member appointed by the Company and one member appointed by Freedom 3 Opportunities.

The Company has determined that the Joint Venture is an investment company under Accounting Standards Codification (“ASC”), Financial Services — Investment Companies (“ASC 946”), however, in accordance with such guidance, the Company will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. The Company does not consolidate its interest in the Joint Venture because the Company does not control the Joint Venture due to allocation of the voting rights among the Joint Venture partners.

KCAP Freedom 3 LLC
Summarized Statement of Financial Consolidation

	As of December 31, 2018	As of December 31, 2017
Cash	$—	$1,717
Investment at fair value	32,621,188	37,080,000
Total Assets	$32,621,188	$37,081,717
Total Liabilities	$1,970,455	$1,221,916
Total Equity	30,650,733	35,859,801
Total Liabilities and Equity	$32,621,188	$37,081,717

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

KCAP Freedom 3 LLC
Summarized Statement of Operations

	For the years ended December 31,
	2018	2017
Investment income	$4,800,844	$2,531,331
Operating expenses	(126,786)	(435,757)
Net investment income	4,674,058	2,095,574
Unrealized depreciation on investment	(4,951,938)	(5,063,254)
Net loss	$(277,880)	$(2,967,680)

KCAP Freedom 3 LLC
Schedule of Investments
December 31, 2018

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
KCAP F3C Senior Funding, LLC(1)(2)	Subordinated Securities, effective interest 11.5%, 12/29 maturity	100.0%	$42,636,380	$32,621,188
Total Investments			$42,636,380	$32,621,188
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including default rates, prepayment rates, spreads, and the discount rate by which to value the resulting cash flows.

KCAP Freedom 3 LLC
Schedule of Investments
December 31, 2017

Portfolio Company	Investment	Percentage Ownership by Joint Venture	Amortized Cost	Fair Value
KCAP F3C Senior Funding, LLC(1)(2)	Subordinated Securities, effective interest 12.1%, 12/29 maturity	100.0%	$42,143,254	$37,080,000
Total Investments			$42,143,254	$37,080,000
(1)	CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.
(2)	Fair value of this investment was determined using significant unobservable inputs, including a third-party broker quote.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Affiliate Investments

The following table details investments in affiliates as of December 31, 2018 and December 31, 2017:

	Industry Classification	Fair Value at of December 31, 2017	Purchases/ (Sales) of or Advances/ (Distributions)	Net Accretion	Transfers In/(Out) of Affiliates	Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair Value at of December 31, 2018	Interest Income		Dividend Income
Asset Manager Affiliates(4)(5)(7)	Asset Management Company	$38,849,000	$(34,800,000)	$—	$—	$(579,000)	$—	$3,470,000	$		$1,246,510
Trimaran Advisors, LLC Revolving Credit Facility(4)(5)	Related Party Loans	—	—	—	—	—	—	—		1,170,825	—
Trimaran Advisors, LLC Related Party Loan(4)(5)	Related Party Loans	8,359,051	(8,359,051)	—	—	—	—	—		765,963
Trimaran Advisors, LLC Related Party Loan(4)(5)	Related Party Loans	4,418,232	(4,418,232)	—	—	—	—	—		229,380
Katonah 2007-I CLO, Ltd.(1)(2)(3)(4)	CLO Fund Securities	10,770,486	(10,676,556)	271,658	—	9,754,423	(10,120,011)	—		271,658	—
Trimaran CLO VII, Ltd.(1)(2)(3)(4)	CLO Fund Securities	10,000	(6,725)	—	369,831	(373,105)	—	(6,725)		—
Catamaran CLO 2012-1, Ltd.(1)(2)(3)(4)	CLO Fund Securities	2,320,783	(2,596,571)	264,746	—	3,527,018	(3,515,976)	—		264,746	—
Catamaran CLO 2013-1, Ltd.(1)(2)(4)	CLO Fund Securities	6,923,699	147,497	1,213,807	(7,016,734)	(1,268,269)	—	—		1,213,807	—
Catamaran CLO 2014-1, Ltd.(1)(2)(4)	CLO Fund Securities	8,230,178	535,309	1,347,240	(9,777,251)	(335,476)	—	—		1,347,240	—
Catamaran CLO 2014-2, Ltd.(1)(2)(4)	CLO Fund Securities	4,500,962	(985,241)	656,919	(2,158,200)	(2,014,440)	—	—		656,919	—
Catamaran CLO 2015-1, Ltd.(1)(2)(4)	CLO Fund Securities	3,569,600	(573,089)	507,789	(3,048,696)	(455,604)	—	—		507,789	—
Catamaran CLO 2016-1, Ltd.(1)(2)(4)	CLO Fund Securities	8,530,685	(1,282,923)	913,272	(7,067,073)	(1,093,961)	—	—		913,272	—
Catamaran CLO 2018-1, Ltd.(1)(2)(4)	CLO Fund Securities	—	9,500,000	343,450	(8,500,000)	(1,343,450)	—	—		343,450	—
KCAP F3C Senior Funding Rated Notes(2)(4)	CLO Fund Securities	4,632,000	—	37,298	—	(195,458)	—	4,473,840		468,755
BCP Great Lakes Fund LP(7)	Limited Partnership	—	12,466,667	—	—	—	—	12,466,667		—	—
KCAP Freedom 3, LLC(4)(6)	Joint Venture	21,516,000	—	—	—	(3,125,560)	—	18,390,440		—	3,100,000
Tank Partners Holdings, LLC(4)	Unit	—	—	—	980,000	(979,000)	—	1,000		—	—
Total Affiliated Investments		$122,630,676	$(41,042,190)	$5,549,454	$(36,587,954)	$2,261,054	$(14,009,092)	$38,801,947		$8,147,079	$4,346,510

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Industry Classification	Fair Value at December 31, 2016	Purchases/ (Sales) of or Advances/ (Distributions)	Net Accretion	Transfers In/(Out) of Affiliates	Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair Value at of December 31, 2017	Interest Income	Dividend Income
Asset Manager Affiliates(4)(5)(7)	Asset Management Company	$40,198,000	$(2,750,000)	$—	$—	$1,401,000	$—	$38,849,000	$—	$460,000
Trimaran Advisors, LLC Revolving Credit Facility(4)(5)(7)	Related Party Loans	—	—	—	—	—	—	—	916,765	—
Trimaran Advisors, LLC Related Party Loan(4)(5)(7)	Related Party Loans	—	8,359,051					8,359,051	148,721
Trimaran Advisors, LLC Related Party Loan(4)(5)(7)	Related Party Loans	—	4,418,232					4,418,232	16,752
Katonah 2007-I CLO, Ltd.(1)(2)(3)(4)	CLO Fund Securities	20,453,099	(13,157,760)	5,660,026	—	(2,184,878)	—	10,770,486	5,660,026	—
Trimaran CLO VII, Ltd.(1)(2)(3)(4)	CLO Fund Securities	1,195,152	(1,264,090)	—	—	78,938	—	10,000	—	—
Catamaran CLO 2012-1, Ltd.(1)(2)(4)	CLO Fund Securities	2,819,412	(771,743)	699,611	—	(426,497)	—	2,320,783	699,611	—
Catamaran CLO 2013-1, Ltd.(1)(2)(4)	CLO Fund Securities	4,918,807	(1,054,362)	834,448	—	2,224,807	—	6,923,699	834,448	—
Catamaran CLO 2014-1, Ltd.(1)(2)(4)	CLO Fund Securities	4,546,682	2,319,047	1,079,850	—	1,643,907	(1,359,309)	8,230,178	1,079,850	—
Catamaran CLO 2014-2, Ltd.(1)(2)(4)	CLO Fund Securities	5,092,087	(1,130,813)	806,058	—	(266,370)	—	4,500,962	806,058	—
Catamaran CLO 2015-1, Ltd.(1)(2)(4)	CLO Fund Securities	3,223,255	(571,562)	446,893	—	471,017	—	3,569,600	446,893	—
Catamaran CLO 2016-1, Ltd.(1)(2)(4)	CLO Fund Securities	8,350,290	(1,146,242)	1,093,043	—	233,593	—	8,530,685	1,093,043	—
CRMN 2014-1A(1)(2)(4)	CLO Fund Securities	1,310,000	(1,545,506)	9,259	—	131,727	94,520	—	97,885	—
KCAP F3C Senior Funding Rated Notes(2)(4)	CLO Fund Securities	—	4,346,290	89,676		196,035		4,632,000	89,676
KCAP Freedom 3, LLC(4)(6)	Joint Venture	—	24,914,858	—	—	(3,398,858)	—	21,516,000	—	949,037
Total Affiliated Investments		$92,106,784	$20,965,400	$10,718,864	$—	$104,421	$(1,264,789)	$122,630,676	$11,889,728	$1,409,037
(1)	Non-U.S. company or principal place of business outside the U.S.
(2)	A CLO Fund managed by a Disposed Manager Affiliate as of December 31, 2017. Other than KCAP F3C Senior Funding LLC, none of our CLO Fund securities investments were managed by affiliates as of December 31, 2018.
(3)	Notice of redemption has been received for this security.
(4)	Fair value of this investment was determined using significant unobservable inputs.
(5)	Qualified asset for purposes of section 55(a) of the Investment Company Act of 1940.
(6)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Other than for purposes of the 1940 Act, the Company does not believe that it has control over this portfolio company.
(7)	As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Fair Value Measurements

The Company follows the provisions of ASC 820: Fair Value, which among other matters, requires enhanced disclosures about investments that are measured and reported at fair value. This standard defines fair value and establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value and expands disclosures about assets and liabilities measured at fair value. ASC 820: Fair Value defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This fair value definition focuses on an exit price in the principal, or most advantageous market, and prioritizes, within a measurement of fair value, the use of market-based inputs (which may be weighted or adjusted for relevance, reliability and specific attributes relative to the subject investment) over entity-specific inputs. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

ASC 820: Fair Value establishes the following three-level hierarchy, based upon the transparency of inputs to the fair value measurement of an asset or liability as of the measurement date:

Level I — Unadjusted quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include equities and listed securities. As required by ASC 820: Fair Value, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and a sale could reasonably affect the quoted price.

Level II — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments which are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities, for which some level of recent trading activity has been observed.

Level III — Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on the Company’s own assumptions about how market participants would price the asset or liability or may use Level II inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. These inputs into the determination of fair value may require significant management judgment or estimation. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level III if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation methodology.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and the Company considers factors specific to the investment. A majority of the Company’s investments are classified as Level III. The Company evaluates the source of inputs, including any markets in which its investments are trading, in determining fair value. Inputs that are highly correlated to the specific investment being valued and those derived from reliable or knowledgeable sources will tend to have a higher weighting in determining fair value. The Company’s fair value determinations may include factors such as an assessment of each underlying investment, its current and prospective operating and financial performance, consideration of financing and sale transactions with third parties, expected cash flows and market-based information, including comparable transactions, performance factors, and other investment or industry specific market data, among other factors. Investments valued at Net Asset Value (“NAV”) are excluded from the fair value heirarchy.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following table summarizes the fair value of investments by the above ASC 820: Fair Value fair value hierarchy levels as of December 31, 2018 and December 31, 2017, respectively:

	As of December 31, 2018
	Level I	Level II	Level III	NAV	Total
Short Term investments	$9,999,349	$34,757,129	$—	$—	$44,756,478
Debt securities	—	41,120,073	106,741,671	—	147,861,744
CLO fund securities	—	—	44,325,000	—	44,325,000
Equity securities	—	—	2,038,020	12,466,667	14,504,687
Asset Manager Affiliates	—	—	3,470,000	—	3,470,000
Joint Venture	—	—	18,390,440	—	18,390,440
Total	$9,999,349	$75,877,202	$174,965,131	$12,466,667	$273,308,349
	As of December 31, 2017
	Level I	Level II	Level III	NAV	Total
Short Term investments	$25,006,750	$52,293,570	$—	$—	$77,300,320
Debt securities	—	48,312,024	69,885,455	—	118,197,479
CLO fund securities	—	—	51,678,673	—	51,678,673
Equity securities	—	—	4,414,684	—	4,414,684
Asset Manager Affiliates	—	—	38,849,000	—	38,849,000
Joint Venture	—	—	21,516,000	—	21,516,000
Total	$25,006,750	$100,605,594	$186,343,812	$—	$311,956,156

As a BDC, the Company is required to invest primarily in the debt and equity of non-public companies for which there is little, if any, market-observable information. As a result, a significant portion of the Company’s investments at any given time will likely be deemed Level III investments. Investment values derived by a third party pricing service are generally deemed to be Level III values. For those that have observable trades, the Company considers them to be Level II.

The BCP Great Lakes Partnership has been formed as a co-investment vehicle to facilitate the participation of certain co-investors to invest, directly or indirectly, in Great Lakes Funding LLC, a company organized under the laws of the State of Delaware (the “Investment”), and potentially in follow-on investments related thereto, and to engage in such other activities as are permitted by the BCP Great Lakes Fund, LP Amended and Restated Exempted Limited Partnership Agreement (the “BCP Great Lakes Partnership Agreement”). The investment strategy of BCP Great Lakes Funding, LLC is to underwrite and hold senior, secured unitranche loans made to middle-market companies.

The fair value of the Company’s investment in BCP Great Lakes Fund, LP (the “BCP Great Lakes Partnership”) at December 31, 2018 was $12.5 million. Fair value has been determined utilizing the practical expedient pursuant to ASC 820-10. Pursuant to the terms of the BGP Great Lakes Partnership Agreement, the Company generally may not sell, exchange, assign, pledge or otherwise transfer its interest, in whole or in part, without the prior written consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, and may be conditioned upon repayment of its share of indebtedness incurred by the Partnership.

The Company generally cannot redeem or withdraw its investment in BCP Great Lakes Partnership, however, the Company is generally entitled to quarterly distributions on its pro-rata share of current income, disposition proceeds and temporary investment income (as defined), net of expenses and reserves deemed necessary to satisfy partnership obligations, at the discretion of the General Partner pursuant to the provisions of the BCP Great Lakes Partnership Agreement. Accordingly, the amount and timing of any such distributions is uncertain.

As of December 31, 2018, the Company has a $12.5 million unfunded commitment to the BCP Great Lakes Partnership.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Values derived for debt and equity securities using comparable public/private companies generally utilize market-observable data from such comparables and specific, non-public and non-observable financial measures (such as earnings or cash flows) for the private, underlying company/issuer. Such non-observable company/issuer data is typically provided on a monthly or quarterly basis, is certified as correct by the management of the company/issuer and/or audited by an independent accounting firm on an annual basis. Since such private company/issuer data is not publicly available it is not deemed market-observable data and, as a result, such investment values are grouped as Level III assets.

Values derived for the Asset Manager Affiliates using comparable public/private companies utilize market-observable data and specific, non-public and non-observable financial measures (such as assets under management, historical and prospective earnings) for the Asset Manager Affiliates. The Company recognizes that comparable asset managers may not be fully comparable to the Asset Manager Affiliates and typically identifies a range of performance measures and/or adjustments within the comparable population with which to determine value. Since any such ranges and adjustments are entity specific they are not considered market-observable data and thus require a Level III grouping. Illiquid investments that have values derived through the use of discounted cash flow models and residual enterprise value models are grouped as Level III assets.

The Company’s policy for determining transfers between levels is based solely on the previously defined three-level hierarchy for fair value measurement. Transfers between the levels of the fair value hierarchy are separately noted in the tables below and the reason for such transfer described in each table’s respective footnotes. Certain information relating to investments measured at fair value for which the Company has used unobservable inputs to determine fair value is as follows:

	Year Ended December 31, 2018
	Debt Securities	CLO Fund Securities	Equity Securities	Asset Manager Affiliate	Joint Venture	Total
Balance, December 31, 2017	$69,885,455	$51,678,673	$4,414,684	$38,849,000	$21,516,000	$186,343,812
Transfers out of Level III(1)	(230,732)	—	—	—	—	(230,732)
Transfers into Level III(2)	16,474,663	—	—	—	—	16,474,663
Net accretion	125,614	5,878,260	—	—	—	6,003,874
Purchases	38,099,644	12,781,528	—	—	—	50,881,172
Sales/Paydowns/Return of Capital	(11,116,360)	(19,033,322)	(1,093,244)	(34,800,000)	—	(66,042,926)
Total realized loss included in earnings	(51,674)	(16,484,872)	—	—	—	(16,536,546)
Change in unrealized gain (loss) included in earnings	(6,444,939)	9,504,733	(1,283,420)	(579,000)	(3,125,560)	(1,928,186)
Balance, December 31, 2018	$106,741,671	$44,325,000	$2,038,020	$3,470,000	$18,390,440	$174,965,131
Changes in unrealized gains (losses) included in earnings related to investments still held at reporting date	$(5,197,940)	$6,631,424	$(1,283,420)	$(579,000)	$(3,125,560)	$(681,187)
(1)	Transfers out of Level III represent a transfer of $230,732 relating to debt securities for which pricing inputs, other than their quoted prices in active markets were observable as of December 31, 2018.
(2)	Transfers into Level III represent a transfer of $16,474,663 relating to debt securities for which pricing inputs, other than their quoted prices in active markets were unobservable as of December 31, 2018.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Year Ended December 31, 2017
	Debt Securities	CLO Fund Securities	Equity Securities	Asset Manager Affiliate	Joint Venture	Total
Balance, December 31, 2016	$153,741,745	$54,174,350	$5,056,355	$40,198,000	$—	$253,170,450
Transfers out of Level III(1)	(3,867,400)	—	—	—	—	(3,867,400)
Transfers into Level III(2)	2,477,500	—	—	—	—	2,477,500
Net accretion	246,238	11,139,633	—	—	—	11,385,871
Purchases	53,219,762	11,211,368	182,000	—	36,738,873	101,352,003
Sales/Paydowns/Return of Capital	(136,020,685)	(25,598,497)	—	(2,750,000)	(11,824,015)	(176,193,197)
Total realized gain included in earnings	(2,121,907)	(1,264,789)	—	—	—	(3,386,696)
Total unrealized gain (loss) included in earnings	2,210,202	2,016,608	(823,671)	1,401,000	(3,398,858)	1,405,281
Balance, December 31, 2017	$69,885,455	$51,678,673	$4,414,684	$38,849,000	$21,516,000	$186,343,812
Changes in unrealized gains (losses) included in earnings related to investments still held at reporting date	$(479,087)	$2,016,608	$(823,671)	$1,401,000	$(3,398,858)	$(1,284,008)
(1)	Transfers out of Level III represent a transfer of $3,867,400 relating to debt securities for which pricing inputs, other than their quoted prices in active markets were observable as of December 31, 2017.
(2)	Transfers into Level III represent a transfer of $2,477,500 relating to debt securities for which pricing inputs, other than their quoted prices in active markets were unobservable as of December 31, 2017.

As of December 31, 2018, the Company’s Level II portfolio investments were valued by a third party pricing services for which the prices are not adjusted and for which inputs are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or by inputs that are derived principally from, or corroborated by, observable market information. The fair value of the Company’s Level II portfolio investments was $75.9 million as of December 31, 2018.

As of December 31, 2018, the Company’s Level III portfolio investments had the following valuation techniques and significant inputs:

Type	Fair Value	Primary Valuation Methodology	Unobservable Inputs	Range of Inputs (Weighted Average)
Debt Securities	$8,661,114	Enterprise Value	Average EBITDA	5.0x – 8.0x (5.2x)
			Multiple/WACC	15.8%
	98,080,557	Income Approach	Implied Discount Rate	6.3% – 26.8% (11.8%)
Equity Securities	1,979,020	Enterprise Value	Average EBITDA Multiple	4.5x – 11.0x (9.5x)
	59,000	Options Value	Qualitative Inputs(1)
CLO Fund Securities	35,455,720	Discounted Cash Flow	Discount Rate	13.5% – 14.0% (13.9%)
			Probability of Default	0.75% – 2% (1.4%)
			Loss Severity	20% – 36% (28.3%)
			Recovery Rate	63.5% – 80% (71.7%)
			Prepayment Rate	10% – 20% (15%)
	369,280	Liquidation Value	Qualitative Inputs(2)
	8,500,000	Market Approach	Third Party Quote	85.0%
Asset Manager Affiliate	3,470,000	Discounted Cash Flow	Discount Rate	4.0% – 10.0% (7.77%)
Joint Venture	18,390,440	Enterprise Value	Underlying NAV of the CLO
Total Level III Investments	$174,965,131
(1)	The qualitative inputs used in the fair value measurements of Equity Securities include estimates of the distressed liquidation value of the pledged collateral. In cases where KCAP’s analysis ascribes no residual value to a portfolio company’s equity, KCAP typically elects to mark its position at a nominal amount to account for the investment’s option value.
(2)	The qualitative inputs used in the fair value measurements include the value of the pledged collateral.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

As of December 31, 2017, the Company’s Level III portfolio investments had the following valuation techniques and significant inputs:

Type	Fair Value	Primary Valuation Methodology	Unobservable Inputs	Range of Inputs (Weighted Average)
Debt Securities	$14,059,524	Enterprise Value	Average EBITDA Multiple/WACC	5.1x – 6.1x (5.2x) 15.2% – 18.5% (17.4%)
	55,825,931	Income Approach	Implied Discount Rate	6.4% – 23.5% (12.0%)
Equity Securities	4,405,684	Enterprise Value	Average EBITDA Multiple/WACC	4.5x – 15.2x (9.8x) 10.8% – 15.1% (12.2%)
	9,000	Options Value	Qualitative Inputs(1)
CLO Fund Securities	18,922,030	Discounted Cash Flow	Discount Rate	12.0%
			Probability of Default	2.0%
			Loss Severity	25.9%
			Recovery Rate	74.1%
			Prepayment Rate	25.0%
	11,150,766	Liquidation Value	Qualitative Inputs(2)
	21,605,877	Market Approach	Third Party Quote	56.0% – 96.5% (69.7%)
Asset Manager Affiliate	38,849,000	Discounted Cash Flow	Discount Rate	2.66% – 12.0% (6.56%)
Joint Venture	21,516,000	Market Approach	Third Party Quote	90%
Total Level III Investments	$186,343,812
(1)	The qualitative inputs used in the fair value measurements of Equity Securities include estimates of the distressed liquidation value of the pledged collateral. In cases where KCAP’s analysis ascribes no residual value to a portfolio company’s equity, KCAP typically elects to mark its position at a nominal amount to account for the investment’s option value.
(2)	The qualitative inputs used in the fair value measurements include the value of the pledged collateral.

The significant unobservable inputs used in the fair value measurement of the Company’s debt securities may include, among other things, broad market indices, the comparable yields of similar investments in similar industries, effective discount rates, average EBITDA multiples, and weighted average cost of capital. Significant increases or decreases in such comparable yields would result in a significantly lower or higher fair value measurement, respectively.

The significant unobservable inputs used in the fair value measurement of the Company’s equity securities include the EBITDA multiple of similar investments in similar industries and the weighted average cost of capital. Significant increases or decreases in such inputs would result in a significantly lower or higher fair value measurement.

Significant unobservable input used in the fair value measurement of the Company’s CLO Fund Securities include default rates, recovery rates, prepayment rates, spreads, and the discount rate by which to value the resulting underlying cash flows. Such assumptions can vary significantly, depending on market data sources which often vary in depth and level of analysis, understanding of the CLO market, detailed or broad characterization of the CLO market and the application of such data to an appropriate framework for analysis. The application of data points are based on the specific attributes of each individual CLO Fund Security’s underlying assets, historic, current and prospective performance, vintage, and other quantitative and qualitative factors that would be evaluated by market participants. The Company evaluates the source of market data for reliability as an indicative market input, consistency amongst other inputs and results and also the context in which such data is presented. Significant increases or decreases in probability of default and loss severity inputs in isolation would result in a significantly lower or higher fair value measurement, respectively. In general, a change in the assumption of the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity in an event of default. Significant increases or decreases in the discount rate in isolation would result in a significantly lower or higher fair value measurement.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The significant unobservable inputs used in the fair value measurement of the Asset Manager Affiliates is the discount rate used to present value prospective cash flows. Prospective revenues are generally based on a fixed percentage of the par value of CLO Fund assets under management and are recurring in nature for the term of the CLO Fund so long as the Asset Manager Affiliates manage the fund. As a result, the fees earned by the Asset Manager Affiliates are generally not subject to market value fluctuations in the underlying collateral. The discounted cash flow model incorporates different levels of discount rates depending on the hierarchy of fees earned (including the likelihood of realization of senior, subordinate and incentive fees) and prospective modeled performance. Significant increases or decreases in such discount rate would result in a significantly lower or higher fair value measurement, respectively.

The Company’s investment in the Joint Venture is carried at fair value based upon the fair value of the investments held by the Joint Venture.

5.	ASSET MANAGER AFFILIATES

Wholly-Owned Asset Managers

On December 31, 2018, the Company’s wholly-owned subsidiary Commodore Holdings, LLC (“Commodore”) sold its wholly-owned asset management subsidiaries Katonah Debt Advisors, Trimaran Advisors and Trimaran Advisors Management, representing substantially all of the Company’s investment in the Asset Manager Affiliates. Commodore received cash proceeds of  $37.9 million from the sale and distributed $33.8 million in cash to KCAP. All of this cash distribution was recorded as a return of capital. No realized gain or loss was recognized due to this transaction.

The Asset Manager Affiliates manage CLO Funds primarily for third party investors that invest primarily in broadly syndicated loans, high yield bonds and other credit instruments issued by corporations. At December 31, 2018 and 2017 the Asset Manager Affiliates had approximately $300 million and $3.0 billion, respectively of par value of assets under management, and the Company’s 100% equity interest in the Asset Manager Affiliates had a fair value of approximately $3.5 million and $38.8 million, respectively.

As a manager of the CLO Funds, the Asset Manager Affiliates receive contractual and recurring management fees from the CLO Funds for their management and advisory services. The annual fees which the Asset Manager Affiliates receive are generally based on a fixed percentage of assets under management (at par value and not subject to changes in market value), and the Asset Manager Affiliates generate net income equal to the amount by which their fee income exceeds their operating expenses, including compensation of their employees and income taxes. The management fees the Asset Manager Affiliates receive have three components — senior management fee, a subordinated management fee and an incentive fee.

Certain investments, and the future management fees of certain managed CLO Funds, had been pledged by the Asset Manager Affiliates to third-party lenders under borrowing arrangements undertaken to satisfy the risk retention requirements of the Dodd-Frank Act applicable to asset managers. In addition, certain of the Asset Manager Affiliates had provided a make-whole guaranty to these lenders in the event that the pledged assets and management fees were insufficient to satisfy the repayment of these borrowings. These borrowing arrangements were all satisfied prior to the sale of the Asset Manager Affiliates.

For the years ended December 31, 2018, 2017, and 2016, the Asset Manager Affiliates declared cash distributions of  $36.0 million, $3.2 million, and $2.7 million to the Company, respectively. The distributions in 2018 include a significant portion of the proceeds from the sale of the Disposed Manager Affiliates. Any distributions from the Asset Manager Affiliates out of their estimated tax-basis earnings and profits are recorded as “Dividends from Asset Manager Affiliates” on the Company’s statement of operations. The Company recognized $1.2 million, $460,000 and $1.4 million of Dividends from Asset Manager Affiliates in the Statement of Operations in 2018, 2017, and 2016, respectively. The difference between cash distributions received and the tax-basis earnings and profits of the distributing affiliate, are recorded as an adjustment to the cost basis in the Asset Manager Affiliate (i.e., tax-basis return of capital). All but $1.2 million of the 2018 distribution from the Asset Manager Affiliates was a tax-basis return of capital. Distributions receivable, if any, are reflected in the “due from affiliates” account on the consolidated balance sheets.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The tax attributes of distributions received from the Asset Manager Affiliates are determined on an annual basis. The Company makes an estimate of the tax-basis earnings and profits of the Asset Manager Affiliates on a quarterly basis, and any quarterly distributions received in excess of the estimated earnings and profits are recorded as return of capital (reduction in the cost basis of the investment in Asset Manager Affiliate).

The Asset Manager Affiliates’ fair value is determined quarterly. The valuation is primarily determined utilizing a discounted cash flow model. See Note 2 — “Significant Accounting Policies” and Note 4 —  “Investments” for further information relating to the Company’s valuation methodology.

In accordance with Rules 3-09, Rule 4-08(g) and 1-02 of Regulation S-X, additional financial information with respect to the Asset Manager Affiliates and with respect to one of the CLO Funds in which the Company had an investment, Katonah 2007-I CLO are required to be included in the Company’s SEC filings. The additional information regarding the Asset Manager Affiliates and Katonah 2007-I CLO (pursuant to Rule 4-08(g)) is set forth below. This additional financial information regarding the Asset Manager Affiliates and Katonah 2007-1 does not directly impact the financial position, results of operations, or cash flows of the Company.

Asset Manager Affiliates
Summarized Balance Sheet

	As of December 31, 2018	As of December 31, 2017
Cash	$1,335,004	$4,655,662
Investments	—	79,901,209
Intangible Assets	—	22,830,000
Other Assets	129,880	4,471,250
Total Assets	$1,464,884	$111,858,121
Borrowings	$—	$69,802,500
Borrowings from related parties	—	12,792,218
Other Liabilities	995,270	6,789,433
Total Liabilities	995,270	89,384,151
Total Equity	469,614	22,473,970
Total Liabilities and Equity	$1,464,884	$111,858,121

Asset Manager Affiliates
Summarized Statements of Operations Information

	For the year ended December 31,
	2018	2017	2016
Fee Revenue	$11,548,457	$15,283,064	$12,835,603
Interest Income	3,041,889	232,300	1,024,760
Total Income	14,590,346	15,515,364	13,860,363
Operating Expenses	10,700,629	10,937,980	11,443,319
Amortization of Intangibles	—	327,541	1,310,164
Interest Expense	3,987,891	1,044,242	1,821,517
Total Expenses	14,688,520	12,309,763	14,575,000
(Loss) income before unrealized gains (losses) on investments and income taxes	(98,174)	3,205,601	(714,637)
Net realized and unrealized gains (losses) on investments	7,570,688	(2,674,885)	—
Income (loss) before income taxes	7,472,514	530,716	(714,637)
Income tax benefit	(1,971,043)	(165,449)	(81,022)
Net Income (loss)	$9,443,557	$696,165	$(633,615)

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Katonah 2007-I CLO Ltd.
Summarized Balance Sheet Information

	As of December 31, 2018	As of December 31, 2017
Total investments at fair value	$—	$778,828
Cash	—	1,673,789
Receivable for investments sold	—	8,750,934
Total assets	$—	$11,203,551
CLO Debt at fair value	—	10,770,486
Total liabilities	—	10,854,495
Total Net Assets	$—	$349,056

Katonah 2007-I CLO Ltd.
Summarized Statements of Operations Information

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Interest income from investments	$—	$4,829,636	$9,381,680
Total income	—	4,866,033	9,767,270
Interest expense	10,627,258	15,704,243	8,798,483
Total expenses	(10,764,092)	(16,425,383)	(9,780,406)
Net realized and unrealized losses	10,415,035	10,212,198	5,482,606
(Decrease) increase in net assets resulting from operations	(349,056)	(1,347,152)	5,469,470

On December 19, 2017, the Company, in its capacity as the holder of all of the outstanding preferred shares of Katonah 2007-1, exercised its right to cause Katonah 2007-1 to redeem all of its outstanding indebtedness through the sale of its investments and otherwise wind up its business. Katonah 2007-1 was fully liquidated and dissolved in the fourth quarter of 2018. Accordingly, the Company recorded a realized loss during the fourth quarter of 2018 of approximately $10.1 million on its investment in Katonah 2007-1 and a corresponding unrealized gain of the same amount in order to reverse the previously recorded unrealized depreciation with respect to the investment.

Except for KCAP Management, LLC, which is a disregarded entity whose tax results are included with the Company’s tax results, as separately regarded entities for tax purposes, the Asset Manager Affiliates are taxed at normal corporate rates. In order to maintain the Company’s RIC status, any tax-basis dividends paid by the Asset Manager Affiliates to the Company would generally need to be distributed to the Company’s shareholders. Generally, such tax-basis dividends of the Asset Manager Affiliates’ income which was distributed to the Company’s shareholders will be considered as qualified dividends for tax purposes. The Asset Manager Affiliates’ taxable net income will differ from GAAP net income because of deferred tax temporary differences and permanent tax adjustments. Deferred tax temporary differences may include differences for the recognition and timing of amortization and depreciation, compensation related expenses, and net loss carryforward, among other things. Permanent differences may include adjustments, limitations or disallowances for meals and entertainment expenses, penalties, tax goodwill amortization and net operating loss carryforward.

Goodwill amortization for tax purposes was created upon the purchase of 100% of the equity interests in Katonah Debt Advisors prior to the Company’s IPO in exchange for shares of the Company’s stock valued at $33 million. Although this transaction was a stock transaction rather than an asset purchase and thus no goodwill was recognized for GAAP purposes, such exchange was considered an asset purchase under Section 351(a) of the Code. At the time of the transfer, Katonah Debt Advisors had equity of approximately $1 million resulting in tax goodwill of approximately $32 million which was being amortized for tax purposes on a straight-line basis over 15 years.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Additional goodwill amortization for tax purposes was created upon the purchase of 100% of the equity interests in Trimaran Advisors by one of KCAP’s affiliates, in exchange for shares of the Company’s stock valued at $25.5 million and cash of  $13.0 million. The transaction was considered an asset purchase under Section 351(a) of the Code and resulted in tax goodwill of approximately $22.8 million, and tax basis intangible assets of  $15.7 million, both of which were being amortized for tax purposes on a straight-line basis over 15 years.

During the second quarter of 2016, KCAP contributed 100% of its ownership interests in Katonah Debt Advisors and Trimaran Advisors Management to Commodore Holdings, a wholly-owned subsidiary of KCAP. These transactions simplified the tax structure of the AMAs and facilitate the consolidation of tax basis goodwill deductions for the AMAs, which impacted the tax character of distributions from the AMAs.

Related Party Transactions

On February 26, 2013, the Company entered into a senior credit agreement (the “Trimaran Credit Facility”) with Trimaran Advisors, pursuant to which Trimaran Advisors would borrow from time to time up to $20 million from the Company in order to provide capital necessary to support one or more of Trimaran Advisors’ warehouse lines of credit and/or working capital in connection with Trimaran Advisors’ warehouse activities. On April 15, 2013, the Trimaran Credit Facility was amended and upsized from $20 million to $23 million. On November 17, 2017, the Trimaran Credit Facility was amended to extend the maturity date to November 17, 2022 and bore interest at an annual rate of 9.0%. Outstanding borrowings on the Trimaran Credit Facility were callable by the Company at any time. The Trimaran Credit Facility was fully repaid and terminated in the fourth quarter of 2018. At December 31, 2018 and December 31, 2017 there were no loans outstanding under the Trimaran Credit Facility. For the years ended December 31, 2018, 2017 and 2016, the Company recognized interest income of approximately $2.2 million, $918,000 and $1.8 million, respectively, related to the Trimaran Credit Facility.

On October 30, 2017, the Company entered into a new term loan agreement with Trimaran Advisors, one of the Asset Manager Affiliates. Trimaran Advisors borrowed $8.4 million under this agreement, which bore interest at a rate of 10.5% annually, payable quarterly. The loan matures on April 30, 2030, can be repaid at any time, and must be repaid upon the occurrence of certain events. During the third quarter 2018 $2.1 million of the principal on this loan was repaid by Trimaran Advisors. During the fourth quarter of 2018, Trimaran Advisors repaid this loan in full. Repayment was comprised of  $3.0 million of cash and $2.5 million notional amount of subordinated notes of Catamaran 2013-1 with a fair value of  $1.4 million and $3.4 million of notional amount of subordinated notes of Catamaran 2014-1 with a fair value of $1.9 million.

On October 31, 2017, Trimaran Advisors capitalized Trimaran Risk Retention Holdings, LLC, a newly-formed wholly-owned subsidiary, with $8.4 million of equity capital. In turn, Trimaran Risk Retention Holdings capitalized Trimaran RR I, LLC, a wholly-owned subsidiary of Trimaran Risk Retention Holdings, LLC, with $8.4 million of equity capital. With this equity contribution and other borrowed funds, Trimaran RR II, LLC purchased $34.8 million notional amount of notes issued by Catamaran CLO 2014-1, Ltd. for aggregate consideration of  $35.5 million. On December 21, 2017, the Company entered into another new term loan agreement with Trimaran Advisors, under which Trimaran Advisors borrowed $4.4 million, which also bore interest at a rate of 10.5% annually, payable quarterly. During the second quarter of 2018, this loan was repaid in full by Trimaran Advisors.

On December 21, 2017, Trimaran Advisors contributed $4.4 million of equity capital to Trimaran Risk Retention Holdings, LLC. In turn, Trimaran Risk Retention Holdings contributed $4.4 million of equity capital to Trimaran RR II. With this equity contribution and other borrowed funds, Trimaran RR I, LLC purchased $27.4 million notional amount of notes issued by Catamaran CLO 2015-1, Ltd. for aggregate consideration of  $27.4 million.

On June 4, 2018, Trimaran RR I, LLC sold $31.4 million and $24.9 million, of notional amount of notes issued by Catamaran CLO 2014-1, Ltd and Catamaran 2013-1, Ltd, respectively. In December 2018, Trimaran RR I, LLC. distributed to Trimaran $2.5 million notional amount of subordinated notes issued by Catamaran 2013-1 with a fair value of  $1.4 million, and a notional amount of  $3.4 million of subordinated notes issued by Catamaran 2014-1 with a fair value of  $1.9 million.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

6.	BORROWINGS

The Company’s debt obligations consist of the following:

	As of December 31, 2018	As of December 31, 2017
6.125% Notes Due 2022 (net of offering costs of: 2018 — $2,207,342; 2017 — $2,734,248)	$75,199,858	$74,672,952
KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2018 — $1,155,754)	25,200,331	—
7.375% Notes Due 2019 (net of offering costs of: 2017 — $259,635)	—	26,740,365
	$100,400,189	$101,413,317

The weighted average stated interest rate and weighted average maturity on all our debt outstanding as of December 31, 2018 were 6.0% and 3.6 years, respectively, and as of December 31, 2017 were 6.4.% and 3.9 years, respectively.

6.125% Notes Due 2022

During the third quarter of 2017, the Company issued $77.4 million in aggregate principal amount of unsecured 6.125% Notes due 2022 (the “6.125% Notes Due 2022”). The net proceeds for these Notes, after the payment of underwriting expenses, were approximately $74.6 million. Interest on the 6.125% Notes Due 2022 is paid quarterly in arrears on March 30, June 30, September 30 and December 30, at a rate of 6.125%. The 6.125% Notes Due 2022 mature on September, 30, 2022 and are unsecured obligations of the Company. The 6.125% Notes Due 2022 are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after September 30, 2019, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. In addition, Due to the asset coverage test applicable to the Company as a BDC and a covenant that the Company agreed to in connection with the issuance of the 6.125% Notes Due 2022, the Company is limited in its ability to make distributions in certain circumstances. The indenture governing the 6.125% Notes Due 2022 contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act relating to borrowing and dividends. At December 31, 2018, the Company was in compliance with all of its debt covenants.

For the years ended December 31, 2018 and 2017 interest expense related to the 6.125% Notes Due 2022 was approximately $4.7 million and $1.6 million.

In connection with the issuance of the 6.125% Notes Due 2022, the Company incurred approximately $2.9 million of debt offering costs which are being amortized over the expected term of the facility on an effective yield method, of which approximately $2.2 million and $2.7 million remains to be amortized as of December 31, 2018 and 2017, and is included on the consolidated balance sheets as a reduction in the related debt liability.

Fair Value of 6.125% Notes Due 2022. The 6.125% Notes Due 2022 were issued via public offering during the third quarter of 2017 and are carried at cost, net of offering costs of  $2.2 million and $2.7 million at December 31, 2018 and 2017, respectively. The fair value of the Company’s outstanding 6.125% Notes Due 2022 was approximately $76.6 million and $77.7 million at December 31, 2018 and 2017, The fair value was determined based on the closing price on December 31, 2018 for the 6.125% Notes Due 2022. The 6.125% Notes Due 2022 are categorized as Level I under the ASC 820 Fair Value.

KCAP Funding I, LLC

On March 1, 2018, KCAP Funding I, LLC (“Funding”), a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with certain institutional lenders, State Bank and Trust Company, as the administrative agent, lead arranger and bookrunner, CIBC Bank USA, as documentation agent and the Company, as the servicer.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The maximum commitment amount of the Revolving Credit Facility is $50 million, subject to availability under the borrowing base. Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to (i) in the case of LIBOR rate loans, an adjusted LIBOR rate for the applicable interest period plus 3.25% or (ii) in the case of base rate loans, the prime rate plus 3.25%. Funding will pay a fee on any undrawn amounts of 0.375% per annum; provided that if 50% or less of the Revolving Credit Facility is drawn, the fee will be 0.50% per annum.

The Company intends to use the proceeds from borrowings under the Revolving Credit Facility for general corporate purposes, including to acquire certain qualifying loans, and such other uses as permitted under the Loan and Security Agreement (the “Revolving Credit Agreement”).

The maturity date is the earlier of: (a) March 1, 2022 and (b) the date upon which all loans shall become due and payable in full, whether by acceleration or otherwise, as a result of a default by the Company, as defined in the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility are repayable by the Company at any time.

The Revolving Credit Facility is secured by all of the assets held by Funding, and the Company has pledged its interests in Funding as collateral to State Bank and Trust Company, as the administrative agent, to secure the obligations of Funding under the Revolving Credit Facility. The Revolving Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. At December 31, 2018, Funding was in compliance with all of its debt covenants.

As of December 31, 2018, $26.4 million principal amount of borrowings was outstanding under the Revolving Credit Facility.

Interest on borrowings under the Revolving Credit Facility is paid monthly. Borrowings under the Revolving Credit Facility are subject to redemption in whole or in part at any time or from time to time, at the option of the Funding. Concurrently with any termination of the Revolving Credit Facility before March 1, 2019, Funding will pay to agent an amount equal to 1% of the Revolver Commitments.

For the year ended December 31, 2018, interest expense related to the Revolving Credit Facility was approximately $994,000.

The Company incurred approximately $1.5 million of debt offering costs in connection with the issuance of the Revolving Credit Facility, which are being amortized over the expected term of the Revolving Credit Facility, of which approximately $1.2 million remains to be amortized as of December 31, 2018, and is included on the consolidated balance sheets as a reduction in the related debt liability.

Fair Value of the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are carried at cost, net of unamortized debt offering costs of  $1.2 million at December 31, 2018. The fair value of the Revolving Credit Facility borrowings was approximately $26.4 million at December 31, 2018. The fair value was determined based on an analysis of the value of the pledged collateral and the amount of over-collateralization supporting the repayment of these borrowings. The Revolving Credit Facility borrowings are categorized as Level III under the ASC 820 Fair Value.

7.375% Notes Due 2019

On October 10, 2012, the Company issued $41.4 million in aggregate principal amount of unsecured 7.375% Notes due 2019 (the “7.375% Notes Due 2019”). The net proceeds for these Notes, after the payment of underwriting expenses, were approximately $39.9 million. As of December 31, 2018, there were no 7.375% Notes Due 2019 outstanding. Interest on the 7.375% Notes Due 2019 was paid quarterly in arrears on March 30, June 30, September 30 and December 30, at a rate of 7.375%, commencing December 30, 2012. The 7.375% Notes Due 2019 had a maturity date of September, 30, 2019 and were unsecured obligations of the Company. The 7.375% Notes Due 2019 were subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after September 30, 2015, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. In addition, due to the asset

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

coverage test applicable to the Company as a BDC and a covenant that the Company agreed to in connection with the issuance of the 7.375% Notes Due 2019, the Company was limited in its ability to make distributions in certain circumstances. The indenture governing the 7.375% Notes Due 2019 contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act relating to borrowing and dividends. At December 31, 2018, the Company was in compliance with all of its debt covenants.

For the years ended the years ended December 31, 2018, 2017, and 2016, interest expense related to the 7.375% Notes Due 2019 was approximately $774,000, $2.2 million and $3.1 million, respectively.

In connection with the issuance of the 7.375% Notes Due 2019, the Company incurred approximately $1.5 million of debt offering costs which are being amortized over the expected term of the facility on an effective yield method, of which approximately $0 remains to be amortized, and is included on the consolidated balance sheets as a reduction in the related debt liability.

During the second quarter of 2016, the Company repurchased approximately $2.4 million par value of the 7.375% Notes Due 2019 at a weighted average price of  $25.23 per $25.00 note, resulting in a realized loss on extinguishment of  $71,190. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the third quarter of 2016, $5.0 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of  $88,015. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the fourth quarter of 2016, approximately $469,000 par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $15,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the second quarter of 2017, approximately $6.5 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $107,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the first quarter of 2018, approximately $20 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $169,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

During the fourth quarter of 2018, all of the remaining $7 million par value of the 7.375% Notes Due 2019 was redeemed by the Company, resulting in a realized loss on extinguishment of approximately $28,000. The Company subsequently surrendered these notes to the Trustee for cancellation.

Fair Value of 7.375% Notes Due 2019. The 7.375% Notes Due 2019 were issued in a public offering on October 10, 2012 and are carried at cost, net of offering costs on December 31, 2017 of approximately $260,000. As of December 31, 2017, the fair value of the Company’s outstanding 7.375% Notes Due 2019 was approximately $27.3 million. The fair value was determined based on the closing price on December 31, 2017 for the 7.375% Notes Due 2019. The 7.375% Notes Due 2019 were categorized as Level I under the ASC 820 Fair Value.

KCAP Senior Funding I, LLC (Debt Securitization)

On June 18, 2013, the Company completed the sale of notes in a $140,000,000 debt securitization financing transaction. The notes offered in this transaction (the “KCAP Senior Funding I Notes”) were issued by KCAP Senior Funding I, LLC, a newly formed special purpose vehicle (the “Issuer”), in which KCAP Senior Funding I Holdings, LLC, a wholly-owned subsidiary of the Company (the “Depositor”), owned all of the KCAP Senior Funding I Subordinated Notes (as defined below), backed by a diversified portfolio of bank loans. The indenture governing the KCAP Senior Funding I Notes contained an event of default that is triggered in the event that certain coverage tests are not met.

All of the KCAP Senior Funding I Class A, B, C and D notes were repaid in the third quarter of 2017. In connection therewith, the Company recorded a realized loss from the extinguishment of debt of approximately $4.0 million in the third quarter of 2017.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

For December 31, 2017 and 2016, interest expense related to KCAP Senior Funding I notes, including the amortization of deferred debt issuance costs and the discount on the face amount of the notes was approximately $3.4 million and $5.6 million, respectively, consisting of stated interest expense of approximately $2.7 million and $3.8 million, respectively, accreted discount of approximately $352,000 and $621,000, respectively, and deferred debt issuance costs of approximately $379,000 and $667,000, respectively.

Convertible Notes

On March 16, 2011, the Company issued $55 million in aggregate principal amount of unsecured 8.75% convertible notes due March 2016 (“Convertible Notes”). On March 23, 2011, pursuant to an over-allotment option, the Company issued an additional $5 million of such Convertible Notes for a total of  $60 million in aggregate principal amount. The net proceeds from the sale of the Convertible Notes, after the payment of underwriting expenses, were approximately $57.7 million. Interest on the Convertible Notes is due semi-annually in arrears on March 15 and September 15, at a rate of 8.75%, commencing September 15, 2011. The Convertible Notes matured and were repaid on March 15, 2016. The Convertible Notes were senior unsecured obligations of the Company.

In connection with the issuance of the Convertible Notes, the Company incurred approximately $2.4 million of debt offering costs, which were amortized over the term of the Convertible Notes on an effective yield method. On April 4, 2013, approximately $9 million of the Company’s 8.75% Convertible Notes were converted at a price per share of  $8.159 into 1,102,093 shares of KCAP common stock. On September 4, 2013, the Company purchased $2.0 million face value of its own Convertible Notes at a price of  $114.50, plus accrued interest. KCAP subsequently surrendered these notes to the Trustee for cancellation effective September 13, 2013. During 2015, the Company repurchased approximately $19.3 million face value of its own Convertible Notes at a price ranging from $101.500 to $102.375. KCAP subsequently surrendered these notes to the Trustee for cancellation. Due to the cash conversion option embedded in the Convertible Notes, the Company applied the guidance in ASC 470-20-40, Debt with Conversion and Other Options and realized a loss on the extinguishment of this debt. The indenture governing the Convertible Notes contains certain restrictive covenants, including compliance with certain provisions of the 1940 Act and conditions governing the undertaking of new debt.

The Convertible Notes matured and were fully repaid on March 15, 2016.

For the year ended December 31, 2016, interest expense related to the Convertible Notes was $378,000.

7.	DISTRIBUTABLE TAXABLE INCOME

Effective December 11, 2006, the Company elected to be treated as a RIC under the Code and adopted a December 31 tax-calendar year end. As a RIC, the Company is not subject to federal income tax on the portion of its taxable income and gains distributed currently to its stockholders as a dividend. The Company’s quarterly distributions, if any, are determined by the Board of Directors. The Company anticipates distributing substantially all of its taxable income and gains, within the Subchapter M rules, and thus the Company anticipates that it will not incur any federal or state income tax at the RIC level. As a RIC, the Company is also subject to a federal excise tax based on distributive requirements of its taxable income on a calendar year basis (e.g., calendar year 2018). Depending on the level of taxable income earned in a tax year, the Company may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, to the extent required.

Book and tax basis differences relating to stockholder dividends and distributions and other permanent book and tax differences are typically reclassified among the Company’s capital accounts. In addition, the character of income and gains to be distributed is determined in accordance with income tax regulations that may differ from GAAP; accordingly at calendar years ended December 31, 2018 and 2017, the Company reclassified for book purposes amounts arising from permanent book/tax differences related to the tax treatment of return of capital distributions and non-deductible expenses, as follows:

	Year Ended December 31,
	2018	2017
Capital in excess of par value	$(18,021,247)	$(13,199,386)

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Year Ended December 31,
	2018	2017
Accumulated undistributed net investment income	$158,263	$(281,754)
Accumulated net realized losses	$17,862,984	$13,481,140

The following reconciles net increase in net assets resulting from operations to taxable income for the year ended December 31, 2018 and 2017:

	Year Ended December 31, 2018	Year Ended December 31, 2017
Net increase (decrease) in net assets resulting from operations	$(9,571,546)	$3,388,082
Net change in unrealized appreciation from investments	2,903,994	(3,389,993)
Net realized losses	16,672,029	11,021,043
Book tax differences on CLO equity investments	(2,953,177)	(5,915,827)
Other book tax differences	2,141,677	932,378
Taxable income before deductions for distributions	$9,192,977	$6,035,683
Taxable income before deductions for distributions per weighted average basic shares for the period	$0.25	$0.16
Taxable income before deductions for distributions per weighted average diluted shares for the period	$0.25	$0.16

Dividends from Asset Manager Affiliates are recorded based upon a quarterly estimate of tax-basis earnings and profits of each Asset Manager Affiliate. Distributions in excess of the estimated tax-basis quarterly earnings and profits of each distributing Asset Manager Affiliate are recognized as tax-basis return of capital. The actual tax-basis earnings and profits and resulting dividend and/or return of capital for the year will be determined at the end of the tax year for each distributing Asset Manager Affiliate. For years ended the years ended December 31, 2018, 2017, and 2016, the Asset Manager Affiliates declared cash distributions of approximately $36.0 million $3.2 million, and $2.7 million to the Company, respectively. The Company recognized approximately $1.2 million, $460,000 and $1.4 million, respectively, of dividends from Asset Manager Affiliates in the Consolidated Statement of Operations for the years ended the years ended December 31, 2018, 2017, and 2016. The difference of  $34.8 million, $2.8 million, and $1.3 million, respectively, between cash distributions received and the tax-basis earnings and profits of the distributing affiliate, are recorded as an adjustment to the cost basis in the Asset Manager Affiliate (i.e.tax-basis return of capital), for the years ended the years ended December 31, 2018, 2017, and 2016, respectively.

Distributions to shareholders that exceed tax-basis distributable income (tax-basis net investment income and realized gains, if any) are reported as distributions of paid-in capital (i.e., return of capital). The tax character of distributions is made on an annual (full calendar-year) basis. The determination of the tax attributes of our distributions is made at the end of the year based upon our taxable income for the full year and the distributions paid during the full year. Therefore, a determination of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year.

	Year Ended December 31,
	2018	2017	2016
Distributions paid from:
Ordinary income	$9,192,977	$6,035,683	$14,761,679
Return of Capital	5,688,770	11,736,777	7,307,578
Total	$14,881,747	$17,772,460	$22,069,257

As of December 31, 2018 and 2017, the components of accumulated earnings on a tax basis were as follows:

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Year Ended December 31,
	2018	2017
Capital loss carryforward	$(86,744,479)	$(88,590,153)
Other temporary differences	$(1,264,153)	$(1,155,193)
Net unrealized depreciation	$(61,128,013)	$(58,613,185)

At December 31, 2018, the Company had a net capital loss carryforward of approximately $86.8 million to offset net capital gains. This net capital loss carryforward is not subject to expiration.

On December 12, 2018, the Company’s Board of Directors declared a distribution to shareholders of $0.10 per share for a total of approximately $3.7 million. The record date was January 7, 2019 and the distribution was paid on January 31, 2019.

ASC Topic 740 Accounting for Uncertainty in Income Taxes (“ASC 740”) provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has analyzed the Company’s tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (the last three fiscal years) or expected to be taken in the Company’s current year tax return. The Company identifies its major tax jurisdictions as U.S. Federal and New York State, and the Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next 12 months. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an ongoing analysis of tax laws, regulations and interpretations thereof.

8.	COMMITMENTS AND CONTINGENCIES

From time-to-time the Company is a party to financial instruments with off-balance sheet risk in the normal course of business in order to meet the needs of the Company’s investment in portfolio companies. Such instruments include commitments to extend credit and may involve, in varying degrees, elements of credit risk in excess of amounts recognized on the Company’s balance sheet. Prior to extending such credit, the Company attempts to limit its credit risk by conducting extensive due diligence, obtaining collateral where necessary and negotiating appropriate financial covenants. As of December 31, 2018 and December 31, 2017, the Company had $12.9 million and $0 commitments to fund investments, respectively.

On November 27, 2018, the Company and BCP Great Lakes Fund LP, a Cayman Islands exempted limited partnership (“Great Lakes”) managed by BCP Great Lakes GP LP (“Great Lakes GP”), entered into a subscription agreement pursuant to which the Company agreed to make aggregate capital contributions to Great Lakes of  $25 million. As of December 31, 2018, the Company has invested approximately $12.5 million in Great Lakes. In addition, on November 27, 2018, the Company and Great Lakes GP entered into a letter agreement (the “Great Lakes Fee Letter”), pursuant to which the Company and Great Lakes GP have agreed that (i) if the Closing occurs, all accrued fees otherwise payable in connection with the Company’s investment in Great Lakes will be waived, and thereafter the Company will pay no management fees in connection with its investment in Great Lakes, and (ii) if the Closing does not occur, the Company will be obligated pay the management fee applicable to Great Lakes investors generally, and a portion of those management fees ($1 million) will be paid in advance and thereafter credited against the management fees that subsequently accrue.

On December 12, 2018, the Company and BCP entered into a letter agreement (the “Asset Purchase Letter Agreement”) pursuant to which each of the Company and BCP agreed to use its commercially reasonable efforts to effect the sale by BCP (or its affiliates or advisory clients of its affiliates), in one or more transactions, of certain assets held by BCP (or its affiliates or advisory clients thereof) that, taken together, have an aggregate principal amount of approximately $75 million, less the aggregate amount of capital contributions made by the

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Company to Great Lakes. As of December 31, 2018, the Company has purchased or entered into agreements to purchase loans for an aggregate purchase price of approximately $8 million. If the Closing does not occur, BCP may, at its option, repurchase (or cause its affiliate or fund it manages to repurchase) some or all of the Investment Assets previously purchased by the Company at a purchase price equal to (i) the fair market value of such Purchased Asset as reported by the Company in its then-most recent Form 10-K or Form 10-Q (as applicable), or (ii) if such fair market value has not yet been reported, the cost of such Investment Asset when sold to the Company, and in the case of each of clauses (i) and (ii), without additional interest, fees or other charges.

In the fourth quarter of 2018, the Company undertook the commitments under a lease obligation for its office space. Such obligation was previously with Katonah Debt Advisors. During 2018, 2017 and 2016, the Company and the Asset Manager Affiliates shared the cost of such lease pursuant to an Overhead Allocation agreement. The Company’s portion of rent expense was approximately $380,000, $378,000, and $361,000 for the years ended December 31, 2018, 2017 and 2016 respectively.

The following table summarizes the future minimum lease payments as of December 31, 2018:

	Payments Due by Period
Contractual Obligations	2019	2020	2021	2022	2023	More than 5 years
Operating lease obligations	$774,781	$800,436	$800,436	$800,436	$800,436	$333,515
9.	STOCKHOLDERS’ EQUITY

During the years ended December 31, 2018, 2017 and 2016 the Company issued 64,671, 96,468 and 174,396 shares, respectively, of common stock under its dividend reinvestment plan. For the year ended December 31, 2018, the Company issued 6,000 shares of restricted stock, 56,368 shares were forfeited, and 122,878 shares vested. The total number of shares of the Company’s common stock outstanding as of December 31, 2018 and 2017 was 37,326,846 and 37,339,224, respectively. During the year ended December 31, 2018, 2017 and 2016, the Company repurchased 26,681, 64,176 and 67,654 shares at an aggregate cost of approximately $86,000, $225,000 and $248,000 in connection with the vesting of restricted stock awards.

10.	EQUITY COMPENSATION PLANS

The Company has an equity incentive plan, established in 2006 and most recently amended, following approval by the Company’s Board of Directors and shareholders, on May 4, 2017 (the “Equity Incentive Plan”). The Company reserved 2,000,000 shares of common stock for issuance under the Equity Incentive Plan. Pursuant to the Equity Incentive Plan and in accordance with the terms of the exemptive relief granted to the Company in August 2008, the Company aims to provide officers and employees of the Company with additional incentives and align the interests of its employees with those of its shareholders. Restricted stock granted under the Equity Incentive Plan is granted at a price equal to the fair market value (market closing price) of the shares on the day such restricted stock is granted. Options granted under the Equity Incentive Plan are exercisable at a price equal to the fair market value (market closing price) of the shares on the day the option is granted. Restricted stock granted pursuant to the Equity Incentive Plan in 2013 vested in two equal installments of 50% on each of the third and the fourth anniversaries of the grant date. Restricted Stock granted pursuant to the Equity Incentive Plan in 2014 and 2015 vests in four equal installments of 25% on each of the first four anniversaries of the grant date. Restricted Stock granted pursuant to the Equity Incentive Plan in 2017 will vest in two equal installments of 50% on each of the third and the fourth anniversaries of the grant date.

Stock Options

The 2008 Non-Employee Director Plan was originally adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting (the “2008 Plan”). Effective June 10, 2011, the 2008 Plan was amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders at the 2011 Annual Shareholder Meeting (the “2011 Plan”). Effective May 4, 2017, the 2011 Plan was amended and restated in accordance with a resolution of the Board and

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

approved by the Company’s shareholders at the 2017 Annual Shareholder Meeting (the “Non-Employee Director Plan”). Pursuant to the Non-Employee Director Plan, the Company’s independent directors and other directors who are not officers or employees of the Company (“Non-Employee Directors”) may be issued restricted stock as a portion of their compensation for service on the Company’s Board of Directors in accordance with the terms of exemptive relief granted by the SEC in August 2008. Since implementation of the 2011 Plan, the Company is permitted to issue restricted stock, and is no longer permitted to issue any options for common stock, of the Company to Non-Employee Directors. Any options outstanding as of the date of the 2011 Annual Shareholder Meeting are governed in all respects by the terms of the 2008 Plan. Under the Non-Employee Director Plan, the Non-Employee Directors automatically receive 1,000 shares of restricted stock on the date of each annual meeting of shareholders during the term of the plan.

Information with respect to options granted, exercised and forfeited under the Non-Employee Director Plan for the period January 1, 2017 through December 31, 2018 is as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Remaining Term (years)	Aggregate Intrinsic Value(1)
Options outstanding at January 1, 2017	50,000	$7.72	2.4
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Options outstanding at December 31, 2017	50,000	$7.72	2.4
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Expired unexercised	(5,000)	$11.97
Cancelled	(15,000)	$11.97
Outstanding at December 31, 2018	30,000	$4.88	0.9	$—
Total vested at December 31, 2018	30,000	$4.88	0.9
(1)	Represents the difference between the market value of shares of the Company and the exercise price of the options.

The Company uses a Binary Option Pricing Model (American, call option) to establish the expected value of all stock option grants. For the years ended December 31, 2018, 2017 and 2016 the Company did not recognize any non-cash compensation expense related to stock options. At December 31, 2018, the Company had no remaining compensation costs related to unvested stock based awards.

Restricted Stock

Awards of restricted stock granted under the Non-Employee Director Plan vest as follows: 50% of the shares vest on the grant date and the remaining 50% of the shares vest on the earlier of:

(i)	the first anniversary of such grant, or
(ii)	the date immediately preceding the next annual meeting of shareholders.

On May 5, 2013, the Company’s Board of Directors approved the grant of 240,741 shares of restricted stock to the employees of the Company as partial compensation for their services. 50% of such awards vested on each of the third and fourth anniversaries of the grant date.

On June 14, 2013, 5,000 shares of restricted stock were awarded to the Company’s Board of Directors.

On May 5, 2014, 5,000 shares of restricted stock were awarded to the Company’s Board of Directors.

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

On June 20, 2014, the Company’s Board of Directors approved the grant of 355,289 shares of restricted stock to the employees of the Company as partial compensation for their services. 25% of such awards will vest on each of the first four anniversaries of the grant date.

On May 21, 2015, 6,000 shares of restricted stock were awarded to the Company’s Board of Directors.

On May 3, 2016, 6,000 shares of restricted stock were awarded to the Company’s Board of Directors.

On May 4, 2017, 6,000 shares of restricted stock were awarded to the Company’s Board of Directors.

On May 3, 2018, 6,000 shares of restricted stock were awarded to the Company’s Board of Directors.

Awards of restricted stock granted under the Equity Incentive Plan vest in accordance with the terms and conditions of each grant, as determined by the Company’s Board of Directors.

On June 16, 2015, the Company received exemptive relief to repurchase shares of its common stock from its employees in connection with certain equity compensation plan arrangements. During the years ended December 31, 2018, 2017 and 2016, the Company repurchased 26,681, 64,176 and 67,654 shares, respectively, of common stock at an aggregate cost of approximately $86,000, $225,000 and $248,000, respectively, in connection with the vesting of employee’s restricted stock. These shares are not available to be reissued under the Equity Incentive Plan.

On June 23, 2015, the Company’s Board of Directors approved the grant of 190,166 shares, with a fair value of approximately $1.2 million, of restricted stock to the employees of the Company as partial compensation for their services. 25% of such awards will vest on each of the first four anniversaries of the grant date.

On June 23, 2015, the Company’s Board of Directors also voted to amend the Equity Incentive Plan to specify that shares repurchased by the Company to satisfy employee tax withholding requirements would not be returned to the plan reserve and could not be reissued under the Equity Incentive Plan.

On September 19, 2017, the Company’s Board of Directors approved the grant of 133,620 shares of restricted stock to the employees of the Company as partial compensation for their services. 50% of such awards will vest on the third anniversary of the grant date and the remaining 50% of the shares will vest on the fourth anniversary of the grant date.

There were no grants of restricted stock to employees in 2018.

Information with respect to restricted stock granted, exercised and forfeited under the Equity Incentive Plan for the from period January 1, 2017 through December 31, 2018 is as follows:

Non-Vested Restricted Shares
Non-vested shares outstanding at January 1, 2017	411,479
Granted	139,620
Vested	(242,918)
Forfeited	(10,982)
Non-vested shares outstanding at December 31, 2017	297,199
Granted	6,000
Vested	(122,878)
Forfeited	(56,368)
Non-vested shares outstanding at December 31, 2018	123,953

For the year ended December 31, 2018, non-cash compensation expense related to restricted stock was approximately $548,000 of this amount approximately $248,000 was expensed at the Company and approximately $300,000 was a reimbursable expense allocated to the Asset Manager Affiliates. For the year ended December 31, 2017, non-cash compensation expense related to restricted stock was approximately

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

$1.1 million; of this amount approximately $425,000 was expensed at the Company and approximately $704,000 was a reimbursable expense allocated to the Asset Manager Affiliates. For the year ended December 31, 2016, non-cash compensation expense related to restricted stock was approximately $1.6 million; of this amount approximately $659,000 was expensed at the Company and approximately $909,000 was a reimbursable expense allocated to the Asset Manager Affiliates.

Distributions are paid on all outstanding shares of restricted stock, whether or not vested. In general, shares of unvested restricted stock are forfeited upon the recipient’s termination of employment. At December 31, 2018 and 2017, the Company had approximately $297,000 and $1.1 million of total unrecognized compensation cost related to non-vested restricted share awards, respectively. That cost is expected to be recognized over the remaining weighted average period of 2 years.

11.	OTHER EMPLOYEE COMPENSATION

The Company adopted a 401(k) plan (“401K Plan”) effective January 1, 2007. The 401K Plan is open to all full time employees. The 401K Plan permits an employee to defer a portion of their total annual compensation up to the Internal Revenue Service annual maximum based on age and eligibility. The Company makes contributions to the 401K Plan of up to 2% of the Internal Revenue Service’s annual maximum eligible compensation, which fully vests at the time of contribution. Approximately $44,000, $65,000, and $19,000 was expensed during the years ended December 31, 2018, 2017, and 2016, respectively, related to the 401K Plan.

The Company has also adopted a deferred compensation plan (“Profit-Sharing Plan”) effective January 1, 2007. Employees are eligible for the Profit-Sharing Plan provided that they are employed and working with the Company to participate in at least 100 days during the year and remain employed as of the last day of the year. Employees do not make contributions to the Profit-Sharing Plan. On behalf of the employee, the Company may contribute to the Profit-Sharing Plan 1) up to 8.0% of all compensation up to the Internal Revenue Service annual maximum and 2) up to 5.7% excess contributions on any incremental amounts above the social security wage base limitation and up to the Internal Revenue Service annual maximum. Employees vest 100% in the Profit-Sharing Plan after five years of service. Approximately $127,000, $185,000 and $184,000 was expensed during the years ended December 31, 2018, 2017, and 2016, respectively, related to the Profit-Sharing Plan.

12.	SELECTED QUARTERLY DATA (Unaudited)
	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Total interest and related portfolio income	$6,826,477	$6,848,443	$7,158,750	$6,253,124
Net investment income	$2,460,742	$2,528,920	$2,954,529	$2,060,286
Net increase (decrease) in net assets resulting from operations	$2,609,394	$(1,311,771)	$1,348,849	$(12,218,016)
Net increase (decrease) in net assets resulting from operations per share – basic and diluted	$0.07	$(0.04)	$0.04	$(0.33)
Net increase (decrease) in net assets resulting from operations per share – diluted	$0.07	$(0.04)	$0.04	$(0.33)
Net investment income per share – basic	$0.07	$0.07	$0.08	$0.06
Net investment income per share – diluted	$0.07	$0.07	$0.08	$0.06
	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Total interest and related portfolio income	$7,774,397	$7,659,732	$6,253,343	$6,576,226
Net investment income	$3,218,141	$2,608,768	$2,529,495	$2,662,728
Net increase (decrease) in net assets resulting from operations	$385,552	$2,521,725	$(669,449)	$1,150,252
Net increase (decrease) in net assets resulting from operations per share – basic and diluted	$0.01	$0.07	$(0.02)	$0.03
Net increase (decrease) in net assets resulting from operations per share – diluted	$0.01	$0.07	$(0.02)	$0.03

KCAP FINANCIAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Net investment income per share – basic	$0.09	$0.07	$0.07	$0.07
Net investment income per share – diluted	$0.09	$0.07	$0.07	$0.07
13.	SUBSEQUENT EVENTS

At the Special Meeting held on February 19, 2019, our stockholders approved the Advisory Agreement. If the transactions contemplated by the Externalization Agreement are completed, upon the Closing, we will commence operations as an externally managed BDC managed by the Adviser. The Company anticipates that the Closing will occur at the end of the quarter ending March 31, 2019, but the Company will issue a press release announcing the record date and payment date of the stockholder payment.

The Company has evaluated events and transactions occurring subsequent to December 31, 2018 for items that should potentially be recognized or disclosed in these financial statements. Other than described above, management has determined that there are no material subsequent events that would require adjustment to, or disclosure in, these consolidated financial statements.

PART I – FINANCIAL INFORMATION

Item 1.	Consolidated Financial Statements

OHA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Investments in portfolio securities at fair value
Affiliate investments (cost: $26,028 and $26,028, respectively)	$2,532	$2,271
Non-affiliate investments (cost: $84,135 and $85,306, respectively)	63,825	63,335
Total portfolio investments (cost: $110,163 and $111,334, respectively)	66,357	65,606
Investments in U.S. Treasury Bills at fair value (cost: $9,998 and $14,989, respectively)	9,998	14,989
Total investments	76,355	80,595
Cash and cash equivalents	2,781	3,124
Accounts receivable and other current assets	726	499
Interest receivable	185	224
Other prepaid assets	51	19
Deferred tax asset	158	316
Total current assets	3,901	4,182
Total assets	$80,256	$84,777

Liabilities
Current liabilities
Due to broker	$1,176	$3,251
Distributions payable	403	403
Accounts payable and accrued expenses	1,394	683
Due to affiliate (Note 4)	136	571
Management and incentive fees payable (Note 4)	382	366
Income taxes payable	39	39
Repurchase agreement	9,798	14,689
Short-term debt, net of debt issuance costs	29,922	—
Total current liabilities	43,250	20,002
Long-term debt, net of debt issuance costs	—	28,866
Total liabilities	43,250	48,868
Commitments and contingencies (Note 6)
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized; 20,172,392 and 20,172,392 shares issued and outstanding, respectively	20	20
Paid-in capital in excess of par	211,907	211,907
Total distributable earnings (loss)	(174,921)	(176,018)
Total net assets	37,006	35,909
Total liabilities and net assets	$80,256	$84,777
Net asset value per share	$1.83	$1.78

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Investment income:
Interest income:
Affiliate investments	$—	$130	$—	$252
Payment-in-kind from affiliate investments	—	1,066	—	2,054
Non-affiliate investments	1,500	1,329	3,003	2,447
Money market interest	17	91	32	140
Other income	3	11	14	17
Total investment income	1,520	2,627	3,049	4,910
Operating expenses:
Interest expense and bank fees	611	801	1,240	1,624
Management fees (Note 4)	304	384	620	784
Incentive fees (Note 4)	78	(1)	78	—
Costs related to strategic alternatives review	282	—	309	75
Professional fees	235	309	488	952
Other general and administrative expenses	435	372	823	742
Directors’ fees	61	62	122	123
Total operating expenses	2,006	1,927	3,680	4,300
Waived incentive fees (Note 4)	—	1	—	—
Income tax provision, net	15	32	15	38
Net investment income (loss)	(501)	667	(646)	572
Realized and unrealized gain (loss) on investments:
Net realized capital gain (loss) on investments
Control investments	178	—	178	—
Non-affiliate investments	231	(55,965)	451	(55,952)
Provision for taxes	—	—	—	(42)
Total net realized capital gain (loss) on investments	409	(55,965)	629	(55,994)
Net unrealized appreciation on investments
Affiliate investments	201	(1,246)	261	(2,252)
Non-affiliate investments	248	57,552	1,660	60,413
Total net unrealized appreciation (depreciation) on investments	449	56,306	1,921	58,161

Net increase in net assets resulting from operations	$357	$1,008	$1,904	$2,739

Net increase in net assets resulting from operations per common share	$0.02	$0.05	$0.09	$0.14

Distributions declared per common share	$0.02	$0.02	$0.04	$0.04
Weighted average shares outstanding - basic and diluted	20,172	20,172	20,172	20,172

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(in thousands, except share data)
(unaudited)

	Common Stock		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at December 31, 2018	20,172,392	$20	$211,907	$(176,018)	$35,909
Net investment loss	—	—	—	(145)	(145)
Net realized and unrealized gain	—	—	—	1,692	1,692
Distributions to common stockholders	—	—	—	(404)	(404)
Balance at March 31, 2019	20,172,392	20	211,907	(174,875)	37,052
Net investment loss	—	—	—	(501)	(501)
Net realized and unrealized gain	—	—	—	858	858
Distributions to common stockholders	—	—	—	(403)	(403)
Balance at June 30, 2019	20,172,392	$20	$211,907	$(174,921)	$37,006
	Common Stock		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at December 31, 2017	20,172,392	$20	$234,553	$(186,802)	$47,771
Net investment loss	—	—	—	(95)	(95)
Net realized and unrealized gain	—	—	—	1,827	1,827
Distributions to common stockholders	—	—	—	(404)	(404)
Balance at March 31, 2018	20,172,392	20	234,553	(185,474)	49,099
Net investment income	—	—	—	667	667
Net realized and unrealized gain	—	—	—	340	340
Distributions to common stockholders	—	—	—	(403)	(403)
Balance at June 30, 2018	20,172,392	$20	$234,553	$(184,870)	$49,703

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net increase in net assets resulting from operations	$1,904	$2,739
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Payment-in-kind interest	—	(2,054)
Net amortization of premiums, discounts and fees	(151)	(327)
Net realized capital (gain) loss on investments	(629)	55,952
Net unrealized depreciation (appreciation) on investments	(1,921)	(58,161)
Purchase of investments in portfolio securities	(7,713)	(23,078)
Proceeds from redemption or sale of investments in portfolio securities	8,294	20,550
Proceeds from revolving loans, net of draws	63	(359)
Purchase of investments in U.S. Treasury Bills	(20,000)	(30,000)
Proceeds from redemption of investments in U.S. Treasury Bills	24,991	34,999
Proceeds from ATP production payments applied to cost basis	1,306	153
Amortization of debt issuance costs on Credit Facility	56	300
Effects of changes in operating assets and liabilities:
Accounts receivable and other current assets	(227)	(122)
Interest receivable	39	410
Prepaid assets	(32)	(13)
Payables and accrued expenses	727	(544)
Deferred tax asset	158	41
Due to broker	(2,075)	5,348
Due to affiliate	(435)	(460)
Net cash provided by operating activities	4,355	5,374
Cash flows from financing activities:
Borrowings under credit facilities	3,000	—
Borrowings under repurchase agreement	19,594	29,390
Debt issuance cost paid	—	(180)
Repayments on Credit Facility	(2,000)	—
Repayments on repurchase agreement	(24,485)	(34,287)
Distributions to common stockholders	(807)	(807)
Net cash used in financing activities	(4,698)	(5,884)
Net change in cash and cash equivalents	(343)	(510)
Cash and cash equivalents, beginning of period	3,124	19,939
Cash and cash equivalents, end of period	$2,781	$19,429

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS– (Continued)
June 30, 2019
(in thousands, except share amounts and percentages)
(unaudited)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK), 21.40%, due 8/31/2019(2)(6)(11)	$28,614	$23,528	$2,532
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)		2,500	—
Subtotal Affiliate Investments - (5% to 25% owned)				$26,028	$2,532

Non-affiliate Investments - (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.00% with a 1.0% floor), 9.40%, due 9/6/2024(3)	$7,000	$6,960	$7,044
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 11.83%, due 10/20/2023(3)	6,888	6,761	6,819
Ministry Brands, LLC	Business Services	Second Lien Term Loan (LIBOR+8.00% with a 1.0% floor), 10.33%, due 6/2/2023(2)	6,000	5,950	6,000
CVS Holdings I, LP (MyEyeDr)	Retail	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.16%, due 2/6/2026(3)	5,000	4,978	5,050
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	—	25,144	4,411
PowerSchool	Business Services	Second Lien Term Loan (LIBOR+6.75%), 9.32%, due 8/1/2026(3)	3,800	3,765	3,776
Sedgwick	Insurance	Unsecured Term Loan, 9.00%, due 12/31/2026(3)	3,300	3,253	3,300
DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 10.58%, due 7/24/2025(3)	2,935	2,916	2,935
WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.00% with a 1.0% floor), 9.40%, due 5/14/2023(3)	2,978	2,966	2,904
Coinamatic Canada,Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.00% with a 1.0% floor), 9.40%, due 5/14/2023(3)	522	519	509
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 10.65%, due 8/4/2025(3)	2,159	2,162	2,127
CentralSquare Technologies	Software	Second Lien Term Loan (LIBOR+7.50%), 9.90%, due 8/31/2026(3)	2,000	1,952	1,980
Allied Universal Holdco, LLC	Business Services	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 10.90%, due 7/28/2023(3)	1,875	1,870	1,875

Ensono	Telecommunications	Second Lien Term Loan (LIBOR+9.25%), 11.65%, due 6/27/2026(3)	$1,700	$1,637	$1,677
Blackboard Transact	Software	Second Lien Term Loan (LIBOR+8.50%), 11.08%, due 4/30/2027(2)	1,455	1,404	1,425
MW Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.00%), 10.33%, due 9/29/2025(3)	1,400	1,388	1,386
Aptean	Software	Second Lien Term Loan (LIBOR+8.50%), 10.83%, due 4/23/2027(2)	1,400	1,359	1,372

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS – (Continued)
June 30, 2019
(in thousands, except share amounts and percentages)
(unaudited)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
PharMerica	Healthcare	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 10.92%, due 3/5/2027(3)	1,200	1,171	1,206
JS Held	Business Equipment and Services	First Lien Term Loan (LIBOR+6.00%), 8.32%, due 7/1/2025(2)	1,201	1,171	1,189
JS Held	Business Equipment and Services	Revolver (Funded: LIBOR+6.00%, Unfunded: 0.5%), 8.40%, due 7/1/2025(2)(12)	14	11	13
JS Held	Business Equipment and Services	Delayed Draw Term Loan (Funded: LIBOR+6.00%, Unfunded: 1.0%), 8.32%, due 7/1/2025(2)(13)	—	(5)	(4)
Caliber Collision	Automotive	Second Lien Term Loan (LIBOR+7.25%), 9.67%, due 2/5/2027(3)	1,100	1,081	1,100
Vertafore, Inc.	Business Services	Second Lien Term Loan (LIBOR+7.25%), 9.65%, due 7/2/2026(3)	900	892	881
Imperial Dade	Food Services	Second Lien Term Loan (LIBOR+8.00%), 10.40%, due 6/11/2027(2)	833	813	825
Imperial Dade	Food Services	Delayed Draw Term Loan (Funded: LIBOR+8.00%), 10.40%, due 6/11/2027(2)(14)	—	(3)	(2)
Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.17%, due 2/1/2026(3)	700	697	684
Ardonagh(5)	Insurance	Senior Secured Notes 8.63%, due 7/15/2023(3)	600	546	559
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (LIBOR+6.50% with a 1.0% floor), 9.22%, due 1/2/2023(2)(10)	$500	$496	$500
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: LIBOR+6.50% with a 1.0% floor, Unfunded: 0.75%), 8.94%, due 1/2/2023(2)(9)(10)	313	300	313
MedRisk, LLC	Healthcare	Second Lien Term Loan (LIBOR+6.75%), 9.15%, due 12/28/2025(3)	500	498	491
NAVEX	Software	Second Lien Term Loan (LIBOR+7.00%), 9.41%, due 9/5/2026(3)	400	396	397
FirstLight Fiber	Telecommunications	Second Lien Term Loan (LIBOR+7.50%), 9.90%, due 7/23/2026(3)	400	396	394
EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (LIBOR+7.25%), 9.65% due 3/9/2026(3)	400	392	387
Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (LIBOR+6.75%), 9.14%, due 7/20/2026(3)	300	299	302
Subtotal Non-affiliate Investments - (Less than 5% owned)				$84,135	$63,825
Subtotal Portfolio Investments (86.9% of total investments)				$110,163	$66,357

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$10,000	$9,998	9,998
Subtotal Government Securities (13.1% of total investments)				$9,998	$9,998

TOTAL INVESTMENTS				$120,161	$76,355

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS – (Continued)
June 30, 2019
(in thousands, except share amounts and percentages)
(unaudited)

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)	We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 to Consolidated Financial Statements. Percentages represent interest rates in effect as of June 30, 2019, and due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.
(2)	The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 7 to the Consolidated Financial Statements.
(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 7 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 7 to the Consolidated Financial Statements.
(5)	We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of June 30, 2019, 1.61% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(6)	During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. In 2019, OCI continues to be in default and continues to PIK all of its interest, including default interest. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.
(7)	Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 6 to the Consolidated Financial Statements.
(8)	Non-income producing equity security.
(9)	Represents a revolving line of credit of which $1.4 million of the $1.7 million total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount. In February 2019, ClearChoice executed an amendment to the financing agreement which increased the amount committed by OHAI under the revolving line of credit from $1.6 million to $1.7 million and modified certain other loan covenants.
(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 30 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.
(12)	Represents a revolving line of credit of which $129 thousand of the $143 thousand total commitment is unfunded at June 30, 2019. The revolving line of credit includes a 0.5% unused fee.
(13)	Represents a delayed draw term loan with a total commitment of $356 thousand all of which is unfunded at June 30, 2019. The delayed draw term loan includes a 1.0% unused fee.
(14)	Represents a delayed draw term loan with a total commitment of $167 thousand all of which is unfunded at June 30, 2019.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2018
(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK), 21.51%, due 8/31/2019(2)(6)(11)	$25,711	$23,528	$2,271
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)		2,500	—
Subtotal Affiliate Investments - (5% to 25% owned)				$26,028	$2,271

Non-affiliate Investments - (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 9/6/2024(3)	$7,000	$6,957	$7,018
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 12.12%, due 10/20/2023(3)	6,888	6,749	6,785
Ministry Brands, LLC	Business Services	Second Lien Term Loan (LIBOR+ 8.0% with a 1.0% floor), 10.52%, due 6/2/2023(2)	6,000	5,945	5,880
Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.00%, due 10/1/2025(3)	5,000	5,000	5,000
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	—	26,450	4,778
CVS Holdings I, LP(MyEyeDr)	Retail	Second Lien Term Loan (LIBOR + 6.75% with a 1.0% floor), 9.28%, due 2/6/2026(3)	5,000	4,977	4,725
PowerSchool	Business Services	Second Lien Term Loan (LIBOR + 6.75%), 9.13%, due 8/1/2026(3)	3,800	3,763	3,762
WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR + 7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	3,404	3,388	3,293
Sedgwick	Insurance	Unsecured Term Loan, 9.00%, due 12/31/2026(3)	3,300	3,251	3,251
DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 11.05%, due 7/24/2025(3)	3,000	2,979	3,000

TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	$2,100	$1,995	$2,200
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 10.77%, due 8/04/2025(3)	2,159	2,163	2,127
CentralSquare Technologies	Software	Second Lien Term Loan (LIBOR+7.50%), 10.02%, due 8/31/2026(3)	2,000	1,950	2,000
Ensono	Telecommunications	Second Lien Term Loan (LIBOR+9.25%), 11.77%, due 6/27/2026(3)	1,700	1,635	1,653
MW Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.0%), 10.80%, due 9/29/2025(3)	1,400	1,388	1,379
Allied Universal Holdco, LLC	Business Services	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 11.02%, due 7/28/2023(3)	1,250	1,250	1,191
Vertafore, Inc.	Business Services	Second Lien Term Loan (LIBOR+7.25%), 10.05%, due 7/2/2026(3)	900	891	865
Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.13%, due 2/1/2026(3)	700	697	665
Coinamatic Canada, Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	596	593	577
Ardonagh(5)	Insurance	Senior Secured Notes, 8.625%, due 7/15/2023(3)	600	541	513

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS – (Continued)
December 31, 2018
(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
MedRisk, LLC	Healthcare	Second Lien Term Loan (LIBOR+6.75%), 9.27%, due 12/28/2025(3)	500	498	491
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (LIBOR+6.50% with a 1.0% floor), 9.13%, due 1/2/2023(2)(10)	500	496	487
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: LIBOR+6.50% with a 1.0% floor, Unfunded: 0.75%), 9.29%, due 1/2/2023(2)(9)(10)	375	361	336
FirstLight Fiber	Telecommunications	Second Lien Term Loan LIBOR+7.50%), 10.02%, due 7/23/2026(3)	400	396	393
NAVEX	Software	Second Lien Term Loan (LIBOR+7.00%), 9.53%, due 9/5/2026(3)	400	396	386
EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (LIBOR+7.25%), 9.77%, due 3/9/2026(3)	$300	$298	$294
Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (LIBOR+6.75%), 9.19%, due 7/20/2026(3)	300	299	286
Subtotal Non-affiliate Investments - (Less than 5% owned)				$85,306	$63,335
Subtotal Portfolio Investments (81.4% of total investments)				$111,334	$65,606

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$15,000	$14,989	$14,989
Subtotal Government Securities (18.6% of total investments)				$14,989	$14,989

TOTAL INVESTMENTS				$126,323	$80,595

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)	We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 to Consolidated Financial Statements. Percentages represent interest rates in effect as of December 31, 2018, and due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.
(2)	The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.
(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.
(5)	We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of December 31, 2018, 1.4% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(6)	During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.
(7)	Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.
(8)	Non-income producing equity security.
(9)	Represents a revolving line of credit of which $1.2 million of the $1.6 million total commitment is unfunded at December 31, 2018. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount.
(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 28 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2019
(unaudited)

Note 1: Organization

These consolidated financial statements present the financial position, results of operations and cash flows of OHA Investment Corporation and its consolidated subsidiaries (collectively “we,” “us,” “our” and “OHAI”). We are a specialty finance company that was organized in July 2004 as a Maryland corporation. Our investment objective is to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. For federal income tax purposes we operate so as to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We have several direct and indirect subsidiaries that are single-member limited liability companies and wholly-owned limited partnerships established to hold certain portfolio investments or provide services to us in accordance with specific rules prescribed for a company operating as a RIC. We consolidate the financial results of our wholly-owned subsidiaries for financial reporting purposes, and we do not consolidate the financial results of our portfolio companies.

On September 30, 2014, our stockholders approved the appointment of Oak Hill Advisors, L.P., or OHA, as our investment advisor, replacing NGP Investment Advisor, LP, which had been our investment advisor since our inception. In connection with this change in investment advisor, we changed our name from NGP Capital Resources Company to OHA Investment Corporation. OHA is a registered investment adviser under the Investment Advisers Act of 1940, or the Advisers Act. OHA acts as our investment advisor and administrator pursuant to an investment advisory agreement and an administration agreement, respectively, each dated as of September 30, 2014, which we refer to as the Investment Advisory Agreement and the Administration Agreement, respectively. See Note 4.

On July 31, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portman Ridge Finance Corporation (“PTMN”), Storm Acquisition Sub Inc. (“Acquisition Sub”), and Sierra Crest Investment Management LLC, the investment adviser to PTMN and an affiliate of BC Partners Advisors L.P. and LibreMax Capital LLC. (“PTMN Adviser”). The transaction is the result of OHAI’s previously announced review of strategic alternatives and has been approved by a unanimous vote of the Special Committee of the Board of Directors of OHAI, the Board of Directors of OHAI (other than directors affiliated with Oak Hill Advisors, L.P., the external adviser to OHAI, who abstained from voting) and the Board of Directors of PTMN.

Under the terms of the proposed transaction, OHAI stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from PTMN (as may be adjusted as described below); (ii) PTMN shares valued at 100% of PTMN’s net asset value per share at the time of closing of the transaction in an aggregate number equal to OHAI’s net asset value at closing minus the $8 million PTMN cash merger consideration (as may be adjusted as described below); and (iii) an additional cash payment from the PTMN Adviser, of $3 million in the aggregate, or approximately $0.15 per share.

If the aggregate number of shares of PTMN stock to be issued in connection with the merger would exceed 19.9% of the issued and outstanding shares of PTMN common stock immediately prior to the transaction closing, then the cash consideration payable by PTMN will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN common stock to be issued in connection with the merger does not exceed such threshold. The exact exchange ratio for the stock component of the merger will be determined by the net asset value of OHAI and PTMN as of the closing, calculated as of 5:00 p.m. New York City time on the day prior to the closing of the transaction. In addition to approval by OHAI’s stockholders, the closing of the merger is subject to customary conditions. The parties currently expect the transaction to be completed in the fourth calendar quarter of 2019.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

The Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of PTMN’s and OHAI’s businesses during the period prior to the closing of the Merger. OHAI has agreed to convene and hold a stockholder meeting for the purpose of obtaining the approval for the First Merger by OHAI’s stockholders, and has agreed to recommend that the stockholders approve the proposal.

The Merger Agreement provides that OHAI may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the OHAI board of directors (“OHAI Board”) may, subject to certain conditions and payment of a termination fee of approximately $1.3 million, terminate the Merger Agreement and enter into an agreement with respect to a bona fide, unsolicited, written and binding competing proposal that is fully financed or has fully committed financing made by a third party if it determines in good faith, after consultation with its financial advisors and outside legal advisors, and considering all legal, financial, regulatory and other material aspects of, and the identity of the third party making, the competing proposal and such factors as the OHAI Board considers in good faith to be appropriate, (1) is more favorable to stockholders of OHAI from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms and conditions of the Merger Agreement proposed by PTMN to OHAI in writing in response to such competing proposal) and (2) is reasonably likely of being completed on the terms proposed on a timely basis (the “Superior Proposal”).

Consummation of the Merger is subject to certain closing conditions, including (1) requisite approval of OHAI stockholders, (2) approval for listing on The Nasdaq Global Select Market of the shares of PTMN common stock to be issued in the Merger, (3) effectiveness of the registration statement on Form N-14, which will include a proxy statement of OHAI and a prospectus of PTMN, (4) the absence of certain legal impediments to the consummation of the First Merger, (5) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, and (6) a requirement that, as of the Determination Date, each of OHAI and PTMN deliver to each other a calculation of the net asset value as of the day prior to the closing date of OHAI and PTMN, as applicable.

The Merger Agreement also contains certain termination rights in favor of PTMN and OHAI, including if the Merger is not completed on or before January 31, 2020 or if the requisite approval of OHAI’s stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, OHAI may be required to pay PTMN, a termination fee of approximately $1.3 million or, at PTMN’s option, pay PTMN for damages subject to certain caps. Similarly, the Merger Agreements provides that, upon the termination of the Merger Agreement under certain circumstances, PTMN may be required to pay OHAI, a termination fee of approximately $1.3 million or, at OHAI’s option, pay OHAI for damages subject to certain caps. If this Merger Agreement is terminated by OHAI or PTMN under certain circumstances, including when the requisite approval of OHAI’s stockholders are not obtained, and no termination fee is otherwise required to be paid by OHAI in connection therewith, then OHAI will be required to reimburse PTMN and its affiliates for half of their reasonable and documented out-of-pocket fees and expenses incurred and payable by PTMN or Acquisition Sub or on their behalf in connection with or related to the Merger Agreement or the transactions contemplated thereby, subject to a cap of $500,000.

Note 2: Basis of Presentation

These interim unaudited consolidated financial statements include the accounts of OHAI and its consolidated subsidiaries. The effects of all intercompany transactions between OHAI and its subsidiaries have been eliminated in consolidation. We prepare the interim consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). OHAI is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Company (“ASC 946”). Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and ASC 946, we are precluded from consolidating portfolio company investments, including those in which it has a controlling

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

interest, unless the portfolio company is another investment company. An exception to the general principle occurs if OHAI holds a controlling interest in an operating company that provides all or substantially all of its services directly to us or to our portfolio companies. None of the portfolio investments made by OHAI qualify for this exception. Therefore, our investment portfolio is carried on the Consolidated Balance Sheets at fair value.

We omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with GAAP pursuant to such rules and regulations. We believe we include all adjustments which are of a normal recurring nature, so that these financial statements fairly present our financial position, results of operations and cash flows. Interim results are not necessarily indicative of results for a full year or any other interim period. You should read these unaudited consolidated financial statements in conjunction with the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Preparing interim consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes thereto, including the estimated fair values of our investment portfolio discussed in Note 7. Although we believe our estimates and assumptions are reasonable, actual results could differ materially from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments with an original maturity of three months or less in accounts such as demand deposit accounts, money market accounts, certain overnight investment sweep accounts and money market fund accounts. We record cash and cash equivalents at cost, which approximates fair value. As of June 30, 2019, OHAI held $1.3 million in bank demand deposits and $1.5 million in money market funds.

Payment-in-Kind Interest and Dividends

We have investments in our portfolio that contain payment-in-kind, or PIK, interest provisions. We compute PIK interest income at the contractual rate specified in each investment agreement, and we add that amount to the principal balance of the investment. For investments with PIK interest, we calculate our income accruals on the principal balance plus any PIK amounts. If the portfolio company’s projected cash flows, further supported by estimated total enterprise value, are not sufficient to cover the contractual principal and interest, as applicable, we do not accrue PIK interest income on the investment. To maintain our RIC status, we must pay out this non-cash income to stockholders in the form of distributions, even though we have not yet collected the cash. We did not record any PIK interest income for the three months ended June 30, 2019 and we recorded $1.1 million for the three months ended June 30, 2018 related to our investment in OCI subordinated notes. We did not record any PIK interest income for the for the six months ended June 30, 2019, and we recorded $2.1 million for the six months ended June 30, 2018 related to our investment in OCI subordinated notes. Beginning in October 2018, we discontinued recognizing any PIK interest income on our investment in OCI’s subordinated notes from a tax and GAAP perspective.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

Distributions

We record distributions to stockholders on the ex-dividend date. We have historically made distributions each year in an amount sufficient to maintain our status as a RIC for federal income tax purposes and to eliminate federal excise tax liability. We currently intend to consider making quarterly distributions to stockholders through the closing of the Merger. Each quarter, we estimate our annual taxable earnings. The Board of Directors considers this estimate and determines the distribution amount, if any. We generally declare our distributions each quarter and pay them shortly thereafter. The following table summarizes our recent distribution history:

Declaration Date	Per Share Amount	Record Date	Payment Date
May 8, 2018	$0.02	June 30, 2018	July 9, 2018
September 13, 2018	0.02	September 30, 2018	October 9, 2018
December 12, 2018	0.02	December 31, 2018	January 9, 2019
March 13, 2019	0.02	March 28, 2019	April 9, 2019
May 7, 2019	0.02	June 28, 2019	July 9, 2019

Note 3: Credit Facilities and Borrowings

We are party to a Credit Agreement (the “Credit Facility”), dated September 9, 2016, with MidCap Financial Trust, as administrative agent. The initial size of the Credit Facility was $56.5 million with a maturity date of March 9, 2018, with an option to extend for a six-month period, subject to certain conditions. The initial proceeds of $40.5 million from the Credit Facility were used to pay off the $38.5 million outstanding balance of our previous credit facility with SunTrust Bank, pay transaction expenses and provide balance sheet cash. The remaining $16.0 million consisted of a delayed draw term loan and was committed for one year.

On November 10, 2017, we entered into an amendment to the Credit Facility whereby we agreed to make a voluntary principal prepayment in the amount of $4.5 million, reducing the total principal amount outstanding to $36.0 million, and the lenders agreed not to test certain covenants at certain determination dates.

On February 2, 2018, we exercised the option to extend the Credit Facility through September 9, 2018, as permitted in our existing Credit Agreement.

On September 7, 2018, we entered into an amendment to extend the maturity date of the Credit Facility to September 9, 2019, which can be extended for an additional six-month period at our option. In connection with the extension, we made a repayment of principal of $7.0 million of its Credit Facility, reducing the principal amount outstanding to $29.0 million. The $7.0 million principal repayment was available to us to be re-borrowed as a delayed draw term loan, which is committed until September 9, 2019. In addition, the interest rate for the borrowings under the Credit Facility was reduced to LIBOR plus 4.95% for Eurodollar Loans and prime plus 3.95% for Base Rate Loans. Certain financial covenants were also amended.

On January 7, 2019 we borrowed an additional $3.0 million under the Credit Facility as a delayed draw term loan. On February 11, 2019 we repaid $2.0 million on our delayed draw term loan leaving $4.0 million available to draw.

On August 5, 2019, we exercised our option to extend the credit facility through March 9, 2020, as permitted in our existing Credit Agreement.

As of June 30, 2019, the total amount outstanding under the Credit Facility was $30.0 million with $4.0 million available to draw. As of December 31, 2018, the total amount outstanding under the Credit Facility was $29.0 million with $7.0 million available to draw. The total amount outstanding on the Credit Facility is shown net of unamortized debt issuance costs of $0.1 million and $0.1 million on our Consolidated Balance Sheet as of June 30, 2019 and December 31, 2018, respectively. Substantially all of our assets, except our investments in U.S. Treasury Bills, are pledged as collateral for the obligations under the Credit Facility. The Credit Facility bears an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of June 30, 2019, the interest rate on our outstanding principal balance of $30.0 million was 7.39%.

The Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including prohibiting us from repurchasing our common stock. We have complied with the covenants from the date of the Credit Agreement through June 30, 2019, and had no existing defaults or events of default under the Credit Facility. The financial covenants, with terms as defined in the Credit Agreement, are:

•	maintain a Debt to Tangible Net Worth Ratio of not more than 1.00:1.00 as determined on the last day of each calendar month,
•	maintain at all times a minimum liquidity in the form of Cash or Cash Equivalents of at least $1.0 million,
•	maintain a Debt to Fair Market Value Ratio of not more than 0.50:1.00 at any time, and
•	maintain the Fair Market Value of Liquid Portfolio Investments as a percentage of outstanding aggregate principal balance to not be less than 100%.

In connection with the Merger, PTMN will pay off the outstanding principal and accrued interest under the Credit Facility.

At the end of each quarter, we may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which includes purchasing U.S. Treasury Bills, by utilizing repurchase agreements on a temporary basis. On June 28, 2019, we purchased $10.0 million of U.S. Treasury Bills and contemporaneously entered into a $9.8 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $10.0 million of U.S. Treasury Bills and $0.2 million of cash as collateral was returned to us, under the repurchase agreement. We repaid the $9.8 million borrowed under the repurchase agreement, and the $0.2 million cash collateral was returned to us, net of a $3 thousand financing fee, upon maturity of the U.S. Treasury Bills on July 2, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at June 30, 2019.

On December 21, 2018, we purchased $15.0 million of U.S. Treasury Bills and contemporaneously entered into a $14.7 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $15.0 million of U.S. Treasury Bills and $0.3 million of cash as collateral under the repurchase agreement. We repaid the $14.7 million borrowed under the repurchase agreement, and the $0.3 million cash collateral was returned to us, net of a $14 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 2, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability December 31, 2018.

Note 4: Investment Management

Investment Advisory Agreement

On September 30, 2014, we entered into the Investment Advisory Agreement with OHA, an investment adviser registered under the Advisers Act pursuant to which OHA replaced NGP Investment Advisor, LP as our investment advisor. The Investment Advisory Agreement was most recently re-approved by our Board of Directors, a majority of whom are not “interested” persons (as defined in the 1940 Act) of us, on August 6, 2019. Pursuant to the Investment Advisory Agreement, OHA implements our business strategy on a day-to-day basis and performs certain services for us, subject to the supervision of our Board of Directors. Under the Investment Advisory Agreement, we pay OHA a fee consisting of two components — a base management fee and an incentive fee.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

Base Management Fee: The base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of our total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to our election to be taxed as a RIC under the Code or to preserve future investment flexibility), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum. For the three months ended June 30, 2019 and 2018, we incurred $0.3 million and $0.4 million, respectively, in base management fees. For the six months ended June 30, 2019 and 2018, we incurred $0.6 million and $0.8 million, respectively, in base management fees.

Incentive Fee: The incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Accordingly, we may pay an incentive fee based partly on accrued investment income, the collection of which is uncertain or deferred. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of our pre-incentive fee net investment income for any fiscal quarter in which our pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of our pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of our cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of our cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains incentive fee, any gains and losses associated with our investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation. For the three months ended June 30, 2019 we accrued $78 thousand in capital gains incentive fees and for the three months ended June 30, 2018 we did not accrue any capital gains incentive fees. For the six months ended June 30, 2019 we accrued $78 thousand in capital gains incentive fees and for the six months ended June 30, 2018 we did not accrue any capital gains incentive fees.

On November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under our Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, has been waived. The Incentive Fee Waiver Agreement with OHA expired on December 31, 2018.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by a vote of our Board of Directors or a vote of the holders of at least a majority of our outstanding voting

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

securities (within the meaning of the 1940 Act) on 60 days’ written notice to OHA, and would automatically terminate in the event of its “assignment” (within the meaning of the 1940 Act). OHA may terminate the Investment Advisory Agreement without penalty by providing us at least 60 days’ written notice. Pursuant to the Investment Advisory Agreement, OHA pays the compensation expense of its investment professionals, who provide management and investment advisory services to us. We bear all other costs and expenses of our operations and transactions.

Administration Agreement

Under the Administration Agreement, OHA furnishes us with certain administrative services, personnel and facilities. The Administration Agreement was most recently re-approved by our Board of Directors on August 6, 2019. Payments under the Administration Agreement are equal to our allocable portion of OHA’s overhead in performing its obligations under the Administration Agreement, including all administrative services necessary for our operation and the conduct of our business. The Administration Agreement may be terminated at any time, without penalty, by a vote of our Board of Directors or by OHA upon 60 days’ written notice to the other party.

We owed $0.1 million and $0.6 million to OHA under the Administration Agreement as of June 30, 2019 and December 31, 2018, respectively, for expenses incurred on our behalf for the final month of the respective quarterly period. We include these amounts in accounts payable and due to affiliate on our Consolidated Balance Sheets.

Note 5: Federal Income Taxes

We operate so as to qualify, for tax purposes, as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. To qualify as a RIC, we are required, among other things, to distribute to our stockholders each year at least 90% of investment company taxable income, as defined by the Code, and to meet certain asset-diversification requirements.

Certain of our wholly owned subsidiaries, or Taxable Subsidiaries, have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

On December 22, 2017, the U.S. government enacted significant tax legislation commonly referred to as the Tax Act and Job Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including but not limited to, (1) reducing the U.S. federal corporate income tax rate from 35 percent to 21 percent, (2) repealing the Corporate Alternative Minimum Tax (AMT), (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, (4) creating a new limitation on deductible interest expense, (5) changing rules related to the use and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 and (6) the requirement to pay a one-time transition tax on all undistributed earnings of foreign subsidiaries.

In connection with our analysis of the impact of the Tax Act, we recorded a net tax expense of approximately $12.2 million in the period ending December 31, 2017 which consisted of a reduction of deferred tax assets previously valued at 34%. This tax expense and reduction in deferred tax assets was fully offset by a simultaneous reduction in our valuation allowance. The reduction in the U.S. federal rate is expected to positively impact our future U.S. after tax earnings.

In addition, due to the Tax Act, we are eligible for a full refund of our AMT credit carryforward. Accordingly, the valuation allowance related to this AMT credit carryforward has been released in the amount of

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

$632,000, or $0.03 per share. The valuation allowance related to other net deferred tax assets remains. Therefore, the associated valuation allowance has been released for the full AMT credit carryforward at this time.

Tax years from 2014 forward remain open to examination by the major taxing jurisdictions to which OHAI is subject; however, net operating losses originating in prior years are subject to examination when utilized. Our Taxable Subsidiaries have federal net operating loss carryforwards of $88.1 million of which $79.7 million expire in various years through 2037 and the remaining $8.4 million may be carried forward indefinitely as per the Tax Act. Federal and state laws impose limitations on the utilization of capital losses and NOLs in the event of an “ownership” change for tax purposes, as defined by Sections 382 and 383 of the Internal Revenue Code. An ownership change at either the RIC entity or Taxable Subsidiary level, if one were to occur, would limit our ability to use pre-ownership change NOLs to offset post-ownership change taxable income. An ownership change would also limit our ability to use pre-ownership change capital losses to offset post-ownership change capital gains.

Note 6: Commitments and Contingencies

As of June 30, 2019, we had investments in 30 active portfolio companies totaling $110.2 million (cost basis). Of these 30 active portfolio companies, OHAI had already funded investments in the amount of $109.0 million and had $1.2 million due to a broker for unsettled trades. As of June 30, 2019 there were outstanding unfunded commitments of $2.1 million related to our investments in the ClearChoice revolving credit facility, Imperial Dade delayed draw term loan, JS Held delayed draw term loan, and JS Held revolving credit facility. As of December 31, 2018, we had investments in 26 active portfolio companies totaling $111.3 million. Of these 26 active portfolio companies, we had already funded investments in the amount of $108.1 million and there were outstanding unfunded commitments of $1.2 million related to our investment in ClearChoice revolving credit facility, $1.1 million related to an investment we committed to in December of 2018, and $3.3 million due to broker for unsettled trades.

We have continuing obligations under the Investment Advisory Agreement and the Administration Agreement with OHA. See Note 4. The agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its duties and obligations, OHA and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with OHA will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of services under the agreements or otherwise as our investment advisor or administrator. The agreements also provide that OHA and its affiliates will not be liable to us or any stockholder for any error of judgment, mistake of law, any loss or damage with respect to any of our investments or any action taken or omitted to be taken by OHA in connection with the performance of any of its duties or obligations under the agreements or otherwise as investment advisor or administrator to us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

In the normal course of business, we enter into a variety of undertakings containing a variety of representations that may expose us to some risk of loss. We do not expect significant losses, if any, from such undertakings.

In the quarter ended June 30, 2018, we wrote off our investment in Castex Energy 2005, L.P., or Castex. Previously, Castex filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on October 16, 2017. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in exchange for the potential to receive some amount of cash and warrants in the reorganized company. This agreement was approved by the Bankruptcy court on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

Legal Proceedings

From time to time, we are involved in various legal proceedings arising in the normal course of business. While we cannot predict the outcome of these proceedings with certainty, we do not believe that an adverse result in any pending legal proceeding would be material to our business, financial condition or cash flows.

Status of Investment. As of June 30, 2019, our unrecovered investment was $42.5 million, and we had received aggregate royalty payments of $40.5 million since the date of ATP’s bankruptcy filing. As of June 30, 2019, we had incurred legal and consulting fees totaling $6.5 million in connection with the enforcement of our rights under the ORRIs. On various occasions, we have provided notice that such legal expenses will be added to our unrecovered investment balance to the extent they are not reimbursed. To date, we have not received any payments on account of legal expenses aside from our receipt of regular monthly production payments. As a result, we added our legal expenses to the unrecovered investment balance in accordance with our transaction documents. As of June 30, 2019, substantially all of the $6.5 million in legal and consulting fees have been added to, and are thus included in, the unrecovered investment balance under the terms of our transaction documents. Legal expenses of $1.2 million have been added to our unrecovered investment balance during the six months ended June 30, 2019. Production recommenced on the MC941 and MC 942 wells in April 2018. Previously, these wells ceased production in November 2016 as a result of the Bennu Chapter 7 bankruptcy. In August 2017, the bankruptcy court authorized the sale of certain assets including MC 941 and MC 942 to Equinor, formerly known as StatOil USA E&P, Inc. Equinor recommenced production on these wells in April 2018. Equinor disputes that legal fees are eligible to be included in our unrecovered investment balance, but given that current production is not expected to be sufficient to pay the primary sum and notional interest accruing (which Equinor does not dispute), this legal fee issue is not ripe for debate and efforts are not currently ongoing to resolve it. We note that the fair value of our investment in ATP ORRI is $4.4 million as of June 30, 2019.

Note 7: Fair Value

Our investments consisted of the following as of June 30, 2019 and December 31, 2018:

	June 30, 2019				December 31, 2018
(Dollar amounts in thousands)	Cost	% of total	Fair Value	% of total	Cost	% of total	Fair Value	% of total
Portfolio investments
First lien secured debt	$1,667	1.4%	$1,689	2.2%	$496	0.4%	$487	0.6%
Revolving loan facilities	311	0.3%	326	0.4%	361	0.3%	336	0.4%
Unsecured term loan	3,253	2.7%	3,300	4.4%	3,251	2.5%	3,251	4.0%
Second lien debt	53,222	44.3%	53,546	70.1%	47,212	37.4%	46,770	58.0%
Subordinated debt	23,528	19.6%	2,532	3.3%	30,523	24.2%	9,471	11.8%
Limited term royalties	25,144	20.9%	4,411	5.8%	26,450	20.9%	4,778	6.0%
Senior secured note	546	0.4%	559	0.7%	541	0.4%	513	0.6%
Delayed draw term loan	(8)	—%	(6)	—%	—	—%	—	—%
Equity securities	2,500	2.1%	—	—%	2,500	2.0%	—	—%
Total portfolio investments	110,163	91.7%	66,357	86.9%	111,334	88.1%	65,606	81.4%
Government securities
U.S. Treasury Bills	9,998	8.3%	9,998	13.1%	14,989	11.9%	14,989	18.6%
Total investments	$120,161	100.0%	$76,355	100.0%	$126,323	100.0%	$80,595	100.0%

We account for all of the assets in our investment portfolio at fair value, following the provisions of the FASB ASC Fair Value Measurements, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

On a quarterly basis, the investment team of our investment advisor prepares fair value recommendations for all of the assets in our portfolio in accordance with ASC 820 and presents them to the Audit Committee of our Board of Directors. The Audit Committee recommends fair values of each asset for which market quotations are not readily available to our Board of Directors, which in good faith determines the final fair value for each investment.

•	Investment Team Valuation. The investment professionals of our investment advisor prepare fair value recommendations for each investment.
•	Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of our investment advisor.
•	Third Party Valuation Activity. We may, at our discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the investment team of our investment advisor. Our general practice is that we have an independent valuation firm review all Level 3 investments (those whose value is determined using significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with recommended fair values greater than zero at least annually to provide positive assurance on our valuations.
•	Presentation to Audit Committee. Our investment advisor and senior management present the valuation analyses and fair value recommendations to the Audit Committee of our Board of Directors.
•	Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by the investment team of our investment advisor and the independent valuation firm, if applicable.
•	Final Valuation Determination. Our Board of Directors discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in our portfolio for which market quotations are not readily available, in good faith, based on the input of the investment team of our investment advisor, our Audit Committee and the independent valuation firm, if applicable.

ASC 820 defines fair value as the price that a seller would receive for an asset or pay to transfer a liability in an orderly transaction between independent, knowledgeable and willing market participants at the measurement date. The fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes the use of observable market inputs over unobservable entity-specific inputs. In accordance with ASC 820, we categorize our investments based on the inputs to our valuation methodologies as follows:

•	Level 1 — Quoted unadjusted prices for identical instruments in active markets to which we have access at the date of measurement.
•	Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.
•	Level 3 — Model-derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect our own assumptions regarding what market participants would use to price the asset or liability based on the best available information.

Fair value accounting classifies financial assets and liabilities in their entirety based on the lowest level of input that is significant to the estimated fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment that may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels. We did not have any liabilities measured at

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

fair value as of June 30, 2019 or December 31, 2018. Amounts outstanding under our Credit Facility are carried at amortized cost in the Consolidated Balance Sheets. As of June 30, 2019, the estimated fair value of our Credit Facility approximated its carrying value of $29.9 million. As of December 31, 2018, the fair value of our Credit Facility approximated its carrying value of $28.9 million. The estimated fair value of the Credit Facility is determined by discounting projected remaining payments using market interest rates for borrowings of OHAI.

The following tables set forth the fair value of our investments by level within the fair value hierarchy as of June 30, 2019 and December 31, 2018 (in thousands):

June 30, 2019	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,532	$—	$—	$2,532
Total affiliate investments	2,532	—	—	2,532
Non-affiliate investments
First lien secured debt	1,689	—	—	1,689
Second lien debt	53,546	—	43,924	9,622
Subordinated debt	—	—	—	—
Limited term royalties	4,411	—	—	4,411
Senior secured notes	559	—	559	—
Delayed draw term loan	(6)	—	—	(6)
Revolving loan facilities	326	—	—	326
Unsecured term loan	3,300	—	3,300	—
Total non-affiliate investments	63,825	—	47,783	16,042
Total portfolio investments	66,357	—	47,783	18,574
Government securities
U.S. Treasury Bills	9,998	9,998	—	—
Total investments	$76,355	$9,998	$47,783	$18,574
December 31, 2018	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,271	$—	$—	$2,271
Total affiliate investments	2,271	—	—	2,271
Non-affiliate investments
First lien secured debt	487	—	—	487
Second lien debt	46,770	—	40,890	5,880
Subordinated debt	7,713	—	7,713	—
Limited term royalties	4,778	—	—	4,778
Revolving loan facility	336	—	—	336
Unsecured term loan	3,251	—	3,251	—
Total non-affiliate investments	63,335	—	51,854	11,481
Total portfolio investments	65,606	—	51,854	13,752
Government securities
U.S. Treasury Bills	14,989	14,989	—	—
Total investments	$80,595	$14,989	$51,854	$13,752

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

The following tables present roll-forwards of the changes in fair value for all investments for which we determine fair value using unobservable (Level 3) factors for the periods indicated (in thousands):

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facilities	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Delayed Draw Term Loan	Total Investments
For the three months ended June 30, 2019
Fair value at March 31, 2019	$5,547	$358	$6,000	$2,331	$—	$14,236
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	—	—	—	—
Net unrealized gains (losses)	77	19	43	201	2	342
Net amortization of premiums, discounts and fees	(725)	(2)	(109)	—	—	(836)
New investments, repayments and settlements, net:
New investments	1,201	764	3,688	—	(8)	5,645
Payment-in-kind	—	—	—	—	—	—
Repayments and settlements	—	(813)	—	—	—	(813)
Fair value at June 30, 2019	$6,100	$326	$9,622	$2,532	$(6)	$18,574

For the six months ended June 30, 2019
Fair value at December 31, 2018	$5,265	$336	$5,880	$2,271	$—	$13,752
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	—	—	—	—
Net unrealized gains (losses)	970	40	161	261	2	1,434
Net amortization of premiums, discounts and fees	(725)	(1)	(107)	—	—	(833)
New investments, repayments and settlements, net:
New investments	1,201	764	3,688	—	(8)	5,645
PIK	—	—	—	—	—	—
Repayments and settlements	(611)	(813)	—	—	—	(1,424)
Fair value at June 30, 2019	$6,100	$326	$9,622	$2,532	$(6)	$18,574

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facility	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Equity Securities	CLO Residual Interests	Total Investments
For the three months ended June 30, 2018
Fair value at March 31, 2018	$495	$547	$—	$18,015	$162	$182	$19,401
Total gains, (losses) and amortization:
Net realized losses	—	—	—	(56,315)	—	—	(56,315)
Net unrealized gains (losses)	1,532	—	—	55,231	(162)	(1)	56,600
Net amortization of premiums, discounts and fees	(152)	1	(60)	18	—	—	(193)
New investments, repayments and settlements, net:
New investments	—	500	6,000	—	—	—	6,500
PIK	—	—	—	1,066	—	—	1,066
Repayments and settlements	—	(688)	—	—	—	—	(688)
Fair value at June 30, 2018	$1,875	$360	$5,940	$18,015	$—	$181	$26,371

For the six months ended June 30, 2018
Fair value at December 31, 2017	$—	$—	$—	$18,015	$164	$209	$18,388
Total gains, (losses) and amortization:
Net realized losses	—	—	—	(56,315)	—	—	(56,315)
Net unrealized gains (losses)	1,532	—	—	54,227	(164)	(28)	55,567
Net amortization of premiums, discounts and fees	(157)	(15)	(60)	34	—	—	(198)
New investments, repayments and settlements, net:
New investments	500	1,063	6,000	—	—	—	7,563
PIK	—	—	—	2,054	—	—	2,054
Repayments and settlements	—	(688)	—	—	—	—	(688)
Fair value at June 30, 2018	$1,875	$360	$5,940	$18,015	$—	$181	$26,371

During the six months ended June 30, 2019 and 2018, none of our investments in portfolio companies changed among the categories of Control Investments, Affiliate Investments and Non-Affiliate Investments, and there were no transfers among Levels 3, 2 or 1.

We present net unrealized gains (losses) on our consolidated statements of operations as “Net unrealized appreciation (depreciation) on investments.”

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
June 30, 2019
(unaudited)

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of June 30, 2019 (dollars in thousands):

Type of Investment	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Non-Energy Investments:
First lien debt	$1,689	Private transaction comparables	Market yield	8.0% - 10.0%	8.7%

Second lien debt	9,622	Private transaction comparables	Market Yield	9.2% - 12.0%	10.8%

Subordinated debt	2,532	Market comparables	EBITDA multiples	4.0x - 6.0x	5.0x

Revolving loan facilities	326	Market comparables	Market yield	8.0% - 11.0%	10.1%

Delayed draw term loans	(6)	Market comparables	Precedent transaction	N/A	N/A

	14,163

Energy Investments:
Limited term royalties	4,411	Discounted cash flow(1)	Discount rate	10.0% - 20.0%	15.0%

	4,411

Total Level 3 investments	$18,574
(1)	Cash flows are based on Proved Developed Producing reserves only. Estimated production volumes are based on January 1, 2019 engineer’s reserve report.

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of June 30, 2019. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market multiples would result in an increase or decrease, respectively in the fair value.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of OHA Investment Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OHA Investment Corporation (the Company), including the schedules of investments, as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and financial statement schedules listed in the Index at Item 15(a) (collectively referred to as the consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations, changes in its net assets, and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2018 and 2017, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received.

Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2012.

Dallas, Texas
March 21, 2019

OHA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Investments in portfolio securities at fair value
Affiliate investments (cost: $26,028 and $23,263, respectively)	$2,271	$18,179
Non-affiliate investments (cost: $85,306 and $132,429, respectively)	63,335	46,751
Total portfolio investments (cost: $111,334 and $155,692, respectively)	65,606	64,930
Investments in U.S. Treasury Bills at fair value (cost: $14,989 and $19,994, respectively)	14,989	19,994
Total investments	80,595	84,924
Cash and cash equivalents	3,124	19,939
Accounts receivable and other current assets	499	—
Interest receivable	224	632
Other prepaid assets	19	21
Deferred tax asset (Note 6)	316	632
Total other assets	4,182	21,224
Total assets	$84,777	$106,148

Liabilities
Current liabilities
Due to broker	$3,251	$—
Distributions payable	403	403
Accounts payable and accrued expenses	683	1,585
Due to affiliate (Note 5)	571	562
Management and incentive fees payable (Note 5)	366	426
Income taxes payable	39	24
Repurchase agreement	14,689	19,592
Short-term debt, net of debt issuance cost of $0 and $215, respectively	—	35,785
Total current liabilities	20,002	58,377
Long-term debt, net of debt issuance costs of $134 and $0, respectively	28,866	—
Total liabilities	48,868	58,377
Commitments and contingencies (Note 7)
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized; 20,172,392 and 20,172,392 shares issued and outstanding, respectively	20	20
Paid-in capital in excess of par	211,907	234,553
Distributable earnings (loss)(1)	(176,018)	(186,802)
Total net assets	35,909	47,771
Total liabilities and net assets	$84,777	$106,148
Net asset value per share	$1.78	$2.37
(1)	See Note 2. Significant Accounting Policies.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the year ended December 31,
	2018	2017	2016
Investment income:
Interest income:
Affiliate investments	$43	$444	$1,903
Payment-in-kind from affiliate investments	2,722	3,476	1,020
Non-affiliate investments	5,458	6,278	10,444
Payment-in-kind from non-affiliate investments	—	—	15
Dividend income:
Payment-in-kind from non-affiliate investments	—	—	4,008
Money market interest	202	—	—
Other income	43	74	498
Total investment income	8,468	10,272	17,888
Operating expenses:
Interest expense and bank fees	2,984	3,926	3,819
Management fees (Note 5)	1,547	1,932	2,939
Incentive fees (Note 5)	—	89	281
Costs related to strategic alternatives review	75	—	—
Professional fees	1,444	1,679	2,442
Other general and administrative expenses	1,465	1,440	1,652
Directors’ fees	245	245	245
Total operating expenses	7,760	9,311	11,378
Waived incentive fees (Note 5)	—	(89)	—
Net operating expenses	7,760	9,222	11,378
Income tax provision, net	37	22	7
Net investment income	671	1,028	6,503
Realized and unrealized gain (loss) on investments:
Net realized capital gain (loss) on investments
Control investments	—	—	(27,172)
Non-affiliate investments	(55,952)	(11,563)	223
Benefit (provision) for taxes	—	695	(62)
Total net realized capital loss on investments	(55,952)	(10,868)	(27,011)
Net unrealized appreciation (depreciation) on investments
Control investments	—	—	27,608
Affiliate investments	(18,673)	(2,510)	(2,820)
Non-affiliate investments	63,706	(18,758)	(29,726)
Total net unrealized appreciation (depreciation) on investments	$45,033	$(21,268)	$(4,938)
Net decrease in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Net decrease in net assets resulting from operations per common share	$(0.51)	$(1.54)	$(1.26)

Distributions declared per common share	$0.08	$0.08	$0.24
Weighted average shares outstanding - basic and diluted	20,172	20,172	20,172

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
(in thousands, except per share data)

	For the year ended December 31,
	2018	2017	2016
Increase (decrease) in net assets from operations
Net investment income	$671	$1,028	$6,503
Net realized capital gain (loss) on investments	(55,952)	(10,868)	(27,011)
Net unrealized appreciation (depreciation) on investments	45,033	(21,268)	(4,938)
Net increase (decrease) in net assets resulting from operations	(10,248)	(31,108)	(25,446)
Distributions to common stockholders
Distributions from distributable earnings(1)	(1,322)	(469)	(4,841)
Return of capital	(292)	(1,145)	—
Net decrease in net assets from distributions	(1,614)	(1,614)	(4,841)
Net increase (decrease) in net assets	(11,862)	(32,722)	(30,287)
Net assets, beginning of year	47,771	80,493	110,780
Net assets, end of year	$35,909	$47,771	$80,493
Net asset value per common share at end of period	$1.78	$2.37	$3.99
Common shares outstanding at end of period	20,172	20,172	20,172
(1)	See Note 2. Significant Accounting Policies.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the year ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net decrease in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Payment-in-kind interest and dividend	(4,905)	(4,128)	(5,432)
Net amortization of premiums, discounts and fees	(396)	(204)	(472)
Net realized capital loss on investments	55,952	11,563	26,949
Net unrealized (appreciation) depreciation on investments	(45,033)	21,268	4,938
Purchase of investments in portfolio securities	(27,498)	(21,941)	(7,091)
Proceeds from redemption of investments in portfolio securities	21,565	33,517	50,813
Proceeds from (fundings of) revolving loans, net	(359)	—	—
Purchase of investments in U.S. Treasury Bills	(67,000)	(140,000)	(130,000)
Proceeds from redemption of investments in U.S. Treasury Bills	72,005	160,003	125,000
Amortization of debt issuance costs on Credit Facility	255	1,172	362
Effects of changes in operating assets and liabilities:
Accounts receivable and other current assets	(500)	33	484
Interest receivable	408	681	935
Other prepaid assets	2	(4)	434
Payables and accrued expenses	(948)	(627)	(867)
Deferred tax asset	316	(632)	—
Due to broker	3,251	—	(5,226)
Due to affiliate	9	342	(1)
Net cash provided by (used in) operating activities	(3,124)	29,935	35,380
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	49,000
Borrowings under repurchase agreement	65,631	137,185	127,400
Debt issuance costs paid	(174)	—	(1,749)
Repayments on credit facilities	(7,000)	(4,500)	(80,500)
Repayments on repurchase agreement	(70,534)	(156,793)	(122,500)
Distributions to stockholders	(1,614)	(2,421)	(6,052)
Net cash provided by (used in) financing activities	(13,691)	(26,529)	(34,401)
Net increase (decrease) in cash and cash equivalents	(16,815)	3,406	979
Cash and cash equivalents, beginning of period	19,939	16,533	15,554
Cash and cash equivalents, end of period	$3,124	$19,939	$16,533

Supplemental Disclosures:
Cash paid for interest	$2,496	$2,665	$2,854
Net cash paid (received) for taxes (refunds)	$23	$(67)	$150

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS – (Continued)
December 31, 2018
(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK), 21.51%, due 8/31/2019(2)(6)(11)	$25,711	$23,528	$2,271
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)		2,500	—
Subtotal Affiliate Investments - (5% to 25% owned)				$26,028	$2,271

Non-affiliate Investments - (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 9/6/2024(3)	$7,000	$6,957	$7,018
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 12.12%, due 10/20/2023(3)	6,888	6,749	6,785
Ministry Brands, LLC	Business Services	Second Lien Term Loan (LIBOR+8.00% with a 1.0% floor), 10.52%, due 6/2/2023(2)	6,000	5,945	5,880
Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.0%, due 10/1/2025(3)	5,000	5,000	5,000
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	—	26,450	4,778
CVS Holdings I, LP (MyEyeDr)	Retail	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.28%, due 2/6/2026(3)	5,000	4,977	4,725
PowerSchool	Business Services	Second Lien Term Loan (LIBOR+6.75%), 9.13%, due 8/01/2026(3)	3,800	3,763	3,762
WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	3,404	3,388	3,293
Sedgwick	Healthcare	Unsecured Term Loan, 9.0%, due 12/31/2026(3)	3,300	3,251	3,251
DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 11.05%, due 7/24/2025(3)	3,000	2,979	3,000
TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	2,100	1,995	2,200
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 10.77%, due 8/4/2025(3)	$2,159	$2,163	$2,127
CentralSquare Technologies	Software	Second Lien Term Loan (LIBOR+7.50%), 10.02%, due 8/31/2026(3)	2,000	1,950	2,000
Ensono	Telecommunications	Second Lien Term Loan (LIBOR+9.25%), 11.77%, due 6/27/2026(3)	1,700	1,635	1,653
MWI Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.00%), 10.8%, due 9/29/2025(3)	1,400	1,388	1,379
Allied Universal Holdco, LLC	Business Services	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 11.02%, due 7/28/2023(3)	1,250	1,250	1,191
Vertafore, Inc.	Business Services	Second Lien Term Loan (LIBOR+7.25%), 10.05%, due 7/2/2026(3)	900	891	865
Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.13%, due 2/1/2026(3)	700	697	665

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS  – (Continued)
December 31, 2018
(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
Coinamatic Canada, Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	596	593	577
Ardonagh(5)	Insurance	Senior Secured Notes, 8.625%, due 7/15/2023(3)	600	541	513
MedRisk, LLC	Healthcare	Second Lien Term Loan (LIBOR+6.75%), 9.27%, due 12/28/2025(3)	500	498	491
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (LIBOR+6.50% with a 1.0% floor), 9.13%, due 1/2/2023(2)(10)	500	496	487
FirstLight Fiber	Telecommunications	Second Lien Term Loan (LIBOR+7.50%), 10.02%, due 7/23/2026(3)	400	396	393
NAVEX	Software	Second Lien Term Loan (LIBOR+7.00%), 9.53%, due 9/5/2026(3)	400	396	386
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: Libor+6.50% with a 1.0% floor), 9.29%, due 1/2/2023(2)(9)(10)	375	361	336
EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (LIBOR+7.25%), 9.77%, due 3/9/2026(3)	300	298	294
Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (LIBOR+6.75%), 9.19%, due 7/20/2026(3)	300	299	286
Subtotal Non-affiliate Investments - (Less than 5% owned)				$85,306	$63,335
Subtotal Portfolio Investments (81.4% of total investments)				$111,334	$65,606

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$15,000	$14,989	$14,989
Subtotal Government Securities (18.6% of total investments)				$14,989	$14,989

TOTAL INVESTMENTS				$126,323	$80,595

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)	We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 of Notes to Consolidated Financial Statements. Percentages represent interest rates in effect as of December 31, 2018, and due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.
(2)	The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.
(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.
(5)	We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of December 31, 2018, 1.4% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(6)	During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its Libor+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its Libor+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS  – (Continued)
December 31, 2018
(in thousands, except share amounts and percentages)

(7)	Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and and considered return of capital. Previously, ATP was on nonaccrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.
(8)	Non-income producing equity security.
(9)	Represents a revolving line of credit of which $1.2 million of the $1.6 million total commitment is unfunded at December 31, 2018. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount.
(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 28 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2017
(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value(2)
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK)(7), 20.56%, due 8/15/2018	$20,806	$20,763	$18,015
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(11)		2,500	164
Subtotal Affiliate Investments - (5% to 25% owned)				$23,263	$18,179

Non-affiliate Investments - (Less than 5% owned)
Talos Production, LLC	Oil & Natural Gas Production and Development	Senior Unsecured Notes, 9.75%, due 2/15/2018(3)	$11,536	$11,534	$8,652
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 9/6/2024(3)	7,000	6,951	7,245
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 11.12%, due 10/20/2023(3)	6,888	6,729	6,931
Berlin Packaging	Packaging	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 8.12%, due 10/1/2022(3)	6,705	6,447	6,780
Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.0%, due 10/1/2025(3)	5,000	5,000	4,925
WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 5/14/2023(3)	3,404	3,385	3,387
DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 9.94%, due 7/24/2025(3)	3,000	2,977	3,038
TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	2,100	1,968	2,286
MW Industries, Inc. (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.0%), 9.69%, due 9/27/2025(3)	1,400	1,386	1,409
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 9.82%, due 8/4/2025(3)	1,302	1,280	1,296
Coinamatic Canada, Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 5/14/2023(3)	596	593	593
Gramercy Park CLO Ltd.(5)	Financial Services	Subordinated Notes, Residual Interest, 13.46% based on cost, due 7/17/2023	$9,000	$19	$209
Castex Energy 2005, LP	Oil & Natural Gas Production and Development	Redeemable Preferred LP Units (current pay 8.0% cash or 10.0% PIK)(6)(8)	62,529	56,315	—
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(9)	—	27,845	—
Globe BG, LLC	Coal Production	Contingent earn-out related to July 2011 sale of royalty interests in Alden Resources, LLC(10)	—	—	—
Subtotal Non-affiliate Investments - (Less than 5% owned)				$132,429	$46,751
Subtotal Portfolio Investments (76.5% of total investments)				$155,692	$64,930

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$20,000	$19,994	$19,994
Subtotal Government Securities (23.5% of total investments)				$19,994	$19,994

TOTAL INVESTMENTS				$175,686	$84,924

OHA INVESTMENT CORPORATION
CONSOLIDATED SCHEDULE OF INVESTMENTS – (Continued)
December 31, 2017
(in thousands, except share amounts and percentages)

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)	We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 of Notes to Consolidated Financial Statements. Percentages represent interest rates in effect as of December 31, 2017, and due dates represent the contractual maturity dates. Common stock, units and earn-outs are non-income producing securities, unless otherwise stated.
(2)	The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.
(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.
(5)	We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis.
(6)	Investment on non-accrual status and therefore non-income producing.
(7)	During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter of 2016. OCI remains in financial covenant default and while in default, we are earning an additional 2% cash interest and 2% PIK interest. In 2017, we have executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR +12% cash interest through December 31, 2017.
(8)	By the terms of our original investment, upon redemption, we were due the outstanding face amount of $50 million, any unpaid and accrued dividends, plus an option to elect to receive either: a) a cash payment resulting in a total 12% return or make-whole (inclusive of the 8% cash distributions even if not paid), or b) our pro rata share of 2% of the outstanding regular limited partner interests in Castex Energy 2005, LP, or Castex (0.67% net to us). Amounts shown for principal and cost include PIK dividends that have been added to the principal balance. Please refer to footnote 8 in the December 31, 2016 Consolidated Schedule of Investments for additional information our about our investment in Castex and the put process.

During the first quarter of 2017, we placed our investment in Castex on non-accrual status based on our March 31, 2017 valuation, which reflected a determination that future payments received from this investment would no longer be sufficient to cover all of the contractual principal and dividend amounts on this investment. On October 16, 2017, Castex announced that it (together with certain affiliates) has filed bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement (“RSA”) with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in exchange for the potential to receive some amount of cash and warrants in the reorganized company. This agreement was approved on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims. Therefore, until we are in a position to determine the value and likelihood of a recovery, we are estimating $0 fair market value of our investment in Castex at December 31, 2017 for financial statement purposes.

(9)	Effective July 1, 2015, ATP was placed on non-accrual status based on estimated future production payments and income is recognized to the extent cash received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.
(10)	Contingent payment of up to $6.8 million is dependent upon Alden Resources, LLC’s achievement of certain sales volume and operating efficiency levels during the three-year period ended July 2014. The reporting and review mechanism to conclude the ultimate value of the earn-out has not yet been completed. Globe BG, LLC has informally advised us that the company’s relative cost of production has not improved since July 2011.
(11)	Non-income producing equity security.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2018

Note 1: Organization

These consolidated financial statements present the financial position, results of operations and cash flows of OHA Investment Corporation and its consolidated subsidiaries (collectively “we,” “us,” “our” and “OHAI”). We are a specialty finance company that was organized in July 2004 as a Maryland corporation. Our investment objective is to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. For federal income tax purposes we operate so as to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We have several direct and indirect subsidiaries that are single-member limited liability companies and wholly-owned limited partnerships established to hold certain portfolio investments or provide services to us in accordance with specific rules prescribed for a company operating as a RIC. We consolidate the financial results of our wholly-owned subsidiaries for financial reporting purposes, and we do not consolidate the financial results of our portfolio companies.

On September 30, 2014, our stockholders approved the appointment of Oak Hill Advisors, L.P., or OHA, as our investment advisor, replacing NGP Investment Advisor, LP, which had been our investment advisor since our inception. In connection with this change in investment advisor, we changed our name from NGP Capital Resources Company to OHA Investment Corporation. OHA is a registered investment adviser under the Investment Advisers Act of 1940, or the Advisers Act. OHA acts as our investment advisor and administrator pursuant to an investment advisory agreement and an administration agreement, respectively, each dated as of September 30, 2014, which we refer to as the Investment Advisory Agreement and the Administration Agreement, respectively. See Note 5.

Note 2: Accounting Policies

Basis of Presentation

These consolidated financial statements include the accounts of OHAI and its wholly-owned subsidiaries. The effects of all intercompany transactions between OHAI and its subsidiaries have been eliminated in consolidation. We prepare our consolidated financial statements in accordance with accounting principles generally accepted in United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies (“ASC 946”). Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and ASC 946, the Company is precluded from consolidating portfolio company investments, including those in which it has a controlling interest, unless the portfolio company is another investment company. An exception to this general principle occurs if the Company holds a controlling interest in an operating company that provides all or substantially all of its services directly to the Company or to its portfolio companies. None of the portfolio investments made by the Company qualify for this exception. Therefore, the Company’s investment portfolio is carried on the Consolidated Balance Sheet at fair value.

Going Concern

Our consolidated financial statements have been prepared assuming OHAI will continue as a going concern. Under that assumption, we expect that assets will be realized and liabilities will be satisfied in the normal course of business.

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes to the consolidated financial statements. Although we believe our estimates and assumptions are reasonable, actual results could differ materially from these estimates.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Reclassifications

Certain prior-period amounts have been reclassified to conform to the current-period presentation.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments with an original maturity of three months or less in accounts such as demand deposit accounts, money market accounts, certain overnight investment sweep accounts and money market fund accounts. We record cash and cash equivalents at cost, which approximates fair value.

Deferred Loan Costs and Other Prepaid Assets

Deferred loan costs include up-front bank fees and related legal fees associated with the establishment of our credit facilities (see Note 3). Deferred loan costs are amortized to interest expense on a straight-line basis over the term of the related credit facility. Prepaid assets consist of premiums paid for directors’ and officers’ liability insurance with policy terms of one year and broker fees and commissions associated with the establishment of such policies. We amortize such premiums and fees on a straight-line basis over the term of the policy.

Concentration of Credit Risk

We place our cash and cash equivalents with financial institutions and, at times, cash held in checking or money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Valuation of Investments

The 1940 Act requires the separate identification of investments according to the percentage ownership in a portfolio company’s outstanding voting securities. The percentages and categories are generally as follows:

•	Control investments — we own more than 25% of a portfolio company’s outstanding voting securities
•	Affiliate investments — we own 5% or more but not more than 25% of a portfolio company’s outstanding voting securities
•	Non-affiliate investments — we own less than 5% of a portfolio company’s outstanding voting securities

We account for all of the assets in our investment portfolio at fair value, following the provisions of the FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

On a quarterly basis, the investment team of our investment advisor prepares fair value recommendations for all of the assets in our portfolio in accordance with ASC 820 and presents them to the Audit Committee of our Board of Directors. The Audit Committee recommends a fair value of each portfolio investment to our Board of Directors, which in good faith determines the final fair value for each portfolio investment.

•	Investment Team Valuation. The investment professionals of our investment advisor prepare fair value recommendations for each investment.
•	Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of our investment advisor.
•	Third Party Valuation Activity. We may, at our discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the investment team of our investment advisor. Since December 31, 2014, our general practice is that we have an independent valuation firm review all Level 3 investments (those whose value is determined using

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with recommended fair values greater than zero at least annually to provide positive assurance on our valuations. With respect to our valuations as of December 31, 2018 and 2017, an independent valuation firm reviewed and assisted in valuations representing 21% and 28%, respectively, of the total fair value of our portfolio investments.

•	Presentation to Audit Committee. Our investment advisor and senior management present the valuation analyses and fair value recommendations to the Audit Committee of our Board of Directors.
•	Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by the investment team of our investment advisor and the independent valuation firm, if applicable.
•	Final Valuation Determination. Our Board of Directors discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in our portfolio, in good faith, based on the input of the investment team of our investment advisor, our Audit Committee and the independent valuation firm, if applicable.

We record investments in securities for which market quotations are readily available at such market quotations in our financial statements as of the valuation date. For investments in securities for which market quotations are unavailable, or which have various degrees of trading restrictions, the investment team of our investment advisor prepares valuation analyses and fair value estimates, using the most recently available financial statements, forecasts and, when applicable, comparable transaction data. These valuation analyses rely on estimates of the asset values and enterprise values of portfolio companies issuing securities.

The methodologies for determining asset valuations include estimates based on: the liquidation or sale value of a portfolio company’s assets, the discounted value of expected future net cash flows from the assets and third party valuations of a portfolio company’s assets, such as asset appraisal reports, futures prices and engineering reserve reports of oil and natural gas properties. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated asset value of a portfolio company.

The methodologies for determining enterprise valuations include estimates based on: valuations of comparable companies, recent sales of comparable companies, the value of recent investments in the equity securities of a portfolio company and on the methodologies used for asset valuations. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated enterprise value of a portfolio company.

The methodologies for determining estimated current market values of comparable securities include estimates based on: recent initial offerings of comparable securities of public and private companies; recent secondary market sales of comparable securities of public and private companies; current market implied interest rates for comparable securities in general; and current market implied interest rates for non-comparable securities in general, with adjustments for such elements as size of issue, terms, and liquidity. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated current market value of a comparable security.

For some of our securities, quoted prices (unadjusted) in active markets for identical assets (Level 1 valuation inputs) or other significant observable inputs, including quoted prices of similar securities, interest rates, prepayments, credit risk, etc. (Level 2 valuation inputs) are readily available from independent sources and are used to value such securities. For other securities, there will be no readily available Level 1 or Level 2 pricing information, and therefore significant unobservable inputs (Level 3 valuation inputs), including the assumptions of OHA, must be relied upon in determining fair value for these securities.

If prices or quotes for securities are either not readily available, or a price or quote is deemed not reflective of the security’s fair market value, we employ a fair valuation technique for that security. In determining the fair value of a security, we may take into consideration (either individually or in combination) the financial condition

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

and operating results of the underlying portfolio company, nature of the investment, restrictions on marketability, liquidity, market conditions, earnings multiple analyses using comparable companies, discounted cash flow analyses, appraisals, and other factors we deem appropriate.

Securities Transactions, Interest and Dividend Income Recognition

We account for all securities transactions on a trade-date basis, and we accrete premiums and discounts into interest or dividend income using the effective interest method. In conjunction with the acquisition of debt securities, we may receive detachable warrants, other equity securities or property interests such as overriding royalty interests. We record these interests separately from the debt securities at their initial fair value, with a corresponding amount recorded as a discount to the associated debt security. These original issue discounts, as well as market discounts or premiums, are capitalized and amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of investments represents the original cost adjusted for the amortization of discounts and premiums and upfront loan origination fees.

We record interest income, adjusted for amortization of premiums or discounts, on an accrual basis to the extent that we expect to collect such amounts. We recognize dividend income on the ex-dividend date. When collectability of interest or dividends is no longer probable, we place the investment on non-accrual status and evaluate any existing interest or dividend receivable balances to determine if a reserve or write-off is necessary. We assess the collectability of the interest and dividends on many factors, including the portfolio company’s ability to service its debt based on current and projected cash flows as well as the current valuation of the portfolio company’s assets.

We defer the recognition of upfront loan origination fees, and amortize them into interest income over the life of the security using the effective interest method. Upon the prepayment of a loan or debt security, we record any unamortized loan origination fees as interest income and we record any unamortized market premium or discount as a realized gain or loss on the investment. We record prepayment premiums on loans and securities as other income when we receive such amounts.

We record interest income from investments in CLO residual interests based upon an estimate of an effective yield to expected maturity using anticipated cash flows with any remaining amount recorded to the cost basis of the investment. We monitor the anticipated cash flows from our CLO residual interest investments and adjust our effective yield periodically as needed on a prospective basis.

Payment-in-Kind Interest and Dividends

We have investments in our portfolio that contain payment-in-kind, or PIK, interest or dividend provisions. We compute PIK interest income or PIK dividend income at the contractual rate specified in each investment agreement, and we add that amount to the principal balance of the investment. For investments with PIK interest or PIK dividends, we calculate our income accruals on the principal balance plus any PIK amounts. If the portfolio company’s projected cash flows, further supported by estimated total enterprise value, are not sufficient to cover the contractual principal and interest or dividend amounts, as applicable, we do not accrue PIK interest income or PIK dividend income on the investment. To maintain our RIC status, we must pay out this non-cash income to stockholders in the form of distributions, even though we have not yet collected the cash. We recorded net PIK interest income of $2.7 million, $3.5 million, and $1.0 million in 2018, 2017 and 2016, respectively primarily related to our investment in OCI’s subordinated notes. Beginning in October 2018, we discontinued recognizing any PIK interest income on our investment in OCI’s subordinated notes from a tax and GAAP perspective. We recorded PIK dividend income of $0.0 million, $0.7 million, and $4.4 million in 2018, 2017, and 2016, respectively from our investment in Castex.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We measure realized gains on a security as the excess of the net amount realized from the sale or other disposition of such security over the amortized cost for the security. We measure realized losses on a security as the amount by which the net amount realized from the sale or other disposition of such security is less than the amortized cost of such security. We consider unamortized upfront fees and investments charged off during the year, net of recoveries, and we do not include previously recognized unrealized appreciation or depreciation.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

We measure unrealized appreciation or depreciation on a security as the amount by which the fair value of such security exceeds or is less than the amortized cost of such security, as applicable. Net unrealized appreciation or depreciation for the period reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when we realize the settled gains or losses upon redemption.

Fee Income Recognition

Fees primarily include financial advisory, transaction structuring, loan administration, commitment, amendment and prepayment fees. Financial advisory fees represent amounts received for providing advice and analysis to companies, and we recognize these fees as earned when we perform such services, provided collection is probable. Transaction structuring fees, which are non-recurring represent amounts received for structuring, financing and executing transactions and are generally payable only if the transaction closes. We defer such fees and accrete them into interest income over the life of the loan using the effective interest method. Commitment fees represent amounts received for committed funding and are generally payable whether the transaction closes or not. We defer commitment fees on transactions that close within the commitment period and accrete these fees into interest income over the life of the loan using the effective interest method. We record commitment fees on transactions that do not close in the month the commitment period expires. We recognize prepayment and loan administration fees when we receive them. During the years ended December 31, 2018, 2017, and 2016 we recorded the following amounts of fee income (in thousands):

	2018	2017	2016
Prepayment, amendment and loan administration fees	$43	$74	$498
Commitment fees and discounts accreted and premiums amortized into interest income	397	367	472
Total fee income	$440	$441	$970

Distributions

We record distributions to stockholders on the ex-dividend date. We currently intend that our distributions each year will be sufficient to maintain our status as a RIC for federal income tax purposes and to eliminate federal excise tax liability. We currently intend to make distributions to stockholders on a quarterly basis so that substantially all of our net taxable income is distributed on an annual basis. We also intend to make distributions of net realized capital gains, if any, at least annually. However, we may in the future decide to retain such capital gains for investment and designate such retained amounts as deemed distributions. Each quarter, we estimate our annual taxable earnings. The Board of Directors considers this estimate and determines the distribution amount, if any. We generally declare our distributions each quarter and pay them shortly thereafter. The following table summarizes our recent distribution history:

Declaration Date	Per Share Amount	Record Date	Payment Date
March 14, 2017	$0.02	March 31, 2017	April 7, 2017
June 16, 2017	0.02	June 30, 2017	July 10, 2017
September 18, 2017	0.02	September 30, 2017	October 9, 2017
December 12, 2017	0.02	December 31, 2017	January 9, 2018
March 14, 2018	0.02	March 31, 2018	April 9, 2018
May 8, 2018	0.02	June 30, 2018	July 9, 2018
September 13, 2018	0.02	September 30, 2018	October 9, 2018
December 12, 2018	0.02	December 31, 2018	January 9, 2019

We determine the tax characteristics of our dividend distributions as of the end of the fiscal year, based on the taxable income for the full year and distributions paid during the year. Taxable income available for distribution differs from consolidated net investment income under GAAP due to (i) temporary and permanent

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

differences in income and expense recognition, (ii) capital gains and losses, (iii) activity at taxable subsidiaries, and (iv) the timing and period of recognition regarding dividends declared in December of one year and paid in January of the following year. The tax characteristics of distributions paid in 2018 represented $1.3 million from ordinary income, $0.3 million from return of capital and none from capital gains. For tax purposes, 100% of the $0.4 million dividend declared in December 2018 and paid on January 9, 2019 will be applied to 2019. For tax purposes, 100% of the $0.4 million dividend paid on January 9, 2018 was applied to 2018 taxable income.

We have established an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, our plan agent automatically reinvests a stockholder’s cash dividend in additional shares of our common stock unless the stockholder, or his or her broker, specifically “opts out” of the dividend reinvestment plan and elects to receive cash dividends. It is customary practice for many brokers to “opt out” of dividend reinvestment plans on behalf of their clients unless specifically instructed otherwise.

The purpose of the plan is to provide stockholders with a method of investing cash dividends and distributions in additional shares at the current market price without charges for record-keeping, custodial and reporting services. Any stockholder of record may elect to partially participate in the plan, or begin or resume participation at any time, by providing the plan agent with written notice.

The plan agent of our dividend reinvestment plan purchases shares in the open market for credit to the accounts of plan participants unless the average of the closing sales prices for the shares for the five days immediately preceding the payment date exceeds 110% of the most recently reported net asset value per share.

The table below summarizes recent participation in our dividend reinvestment plan (in thousands, except percentages, shares and price per share):

					Common Stock Dividends
Dividend	Participating Shares	Percentage of Outstanding Shares	Total Distribution	Cash Dividends	Purchased in Open Market	Price per Share
March 2017	115,000	0.5%	$403	$401	$2	$1.63
June 2017	111,000	0.5%	403	401	2	1.32
September 2017	107,000	0.5%	403	401	2	1.33
December 2017	89,000	0.4%	403	401	2	1.20
March 2018	93,000	0.4%	403	401	2	1.47
June 2018	127,000	0.6%	403	401	2	1.62
September 2018	125,000	0.6%	403	401	2	1.57
December 2018	97,000	0.4%	403	401	2	1.29

Income Taxes

For federal income tax purposes, we operate so as to qualify as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. We have distributed and intend to distribute sufficient dividends to eliminate taxable income. We may also be subject to federal excise tax if we do not distribute an amount at least equal to the sum of (1) 98% of our ordinary income for the calendar year (taking into account certain deferrals and elections), (2) 98.2% of our capital gain net income, computed for the one year period ended October 31 of that calendar year, and (3) 100% of any ordinary income or capital gain net income not distributed or taxed in prior years. Dividends to stockholders are recorded on the ex-dividend date. We currently intend to make sufficient distributions each year to maintain our status as a RIC for federal income tax purposes and to avoid excise taxes.

Certain of our wholly owned subsidiaries, or Taxable Subsidiaries, have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate net income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

We record any tax interest and penalties in other general and administrative expenses on our Consolidated Statement of Operations. Tax interest and penalties were immaterial for all periods presented.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09”). This guidance in this ASU supersedes the revenue recognition requirements in Revenue Recognition (“Topic 605”). Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 31, 2017, including interim periods within that period. The application of this guidance did not have a material impact on our consolidated financial statements.

In March 2017, the FASB issued ASU 2017-08 - Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”). This guidance amends the amortization period for certain purchased callable debt securities held at a premium. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The application of this guidance will not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which modifies disclosure requirements pertaining to fair value measurement of Level 3 securities for public companies. Under the new standard, reporting entities can remove the disclosures no longer required and amend the disclosures immediately with retrospective application. The effective date for the additional disclosures for all public and nonpublic companies is for fiscal years, and interim periods within those years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures immediately and delay adoption of the additional disclosures until their effective date. The Company has elected to early adopt ASU 2018-13 in the current annual period. No significant changes were made to the Company’s fair value disclosures in the Notes to the Consolidated Financial Statements in order to comply with ASU 2018-13.

Securities Exchange Commission (“SEC”) Disclosure Update and Simplification: In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification (the “SEC Release”), amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance. The final rule is effective for all filings on or after November 5, 2018, therefore, the Company adopted the SEC Release in the current annual period. The SEC Release requires presentation changes to the Company’s Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Net Assets. Prior to adoption, the Company presented, in accordance with previous SEC rules, distributable earnings on the Consolidated Statements of Financial Condition, as three components: 1) undistributed net investment income; 2) net unrealized appreciation (depreciation) on investments and secured borrowings; and 3) net realized gain (loss) on investments and presented distributions from distributable earnings on the Consolidated Statements of Changes in Net Assets as two components: 1) distributions from net investment income; and 2) distributions from realized gain. In accordance with the SEC Release, distributable earnings and distributions from distributable earnings are shown in total on the Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Net Assets, respectively. The changes in presentation have been retrospectively applied to the Consolidated Statement of Financial Condition as of December 31, 2017 and to the Consolidated Statements of Changes in Net Assets for the years ended December 31, 2017 and 2016. The following tables provide reconciliations of retrospective changes applied to prior periods.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Consolidated Statement of Financial Condition - The table below provides a reconciliation for previously disclosed components of distributable earnings on the Consolidated Statement of Financial Condition as of December 31, 2017 to total distributable earnings as of December 31, 2017 as disclosed in the current filing.

December 31, 2017
Undistributed net investment income (loss)	$(2,113)
Net unrealized appreciation (depreciation) on investments	(87,646)
Net realized gain (loss) on investments	(97,043)
Distributable earnings (loss)	$(186,802)

Consolidated Statements of Changes in Net Assets - Below is a reconciliation representing previously disclosed distributions from net investment income and realized gain for the years ended December 31, 2017 and 2016 to distributions from distributable earnings as disclosed in the current filing.

	Years ended December 31,
	2017	2016
Distribution to stockholders:
Distributions from net investment income	$(469)	$(4,841)
Distribution from realized gains	—	—
Distribution from distributable earnings	$(469)	$(4,841)

Note 3: Credit Facility and Borrowings

Credit Facility

We are party to a Credit Agreement (the “Credit Facility”), dated September 9, 2016, with MidCap Financial Trust, as administrative agent, which replaced our prior Third Amended and Restated Revolving Credit Agreement, as amended, with SunTrust Bank, as administrative agent (the “Investment Facility”). The initial size of the Credit Facility was $56.5 million with a maturity date of March 9, 2018, with an option to extend for a six-month period, subject to certain conditions. The initial proceeds of $40.5 million from the Credit Facility were used to pay off the $38.5 million outstanding balance on the Investment Facility, pay transaction expenses and provide balance sheet cash. The remaining $16.0 million consisted of a delayed draw term loan and was committed for one year.

On November 10, 2017, we entered into an amendment to the Credit Facility whereby we agreed to make a voluntary principal prepayment in the amount of $4.5 million, reducing the total principal amount outstanding to $36.0 million, and the lenders agreed not to test certain covenants at certain determination dates.

On February 2, 2018, we exercised the option to extend the Credit Facility through September 9, 2018.

On September 7, 2018 we entered into an amendment to extend the maturity date of the Credit Facility to September 9, 2019, which can be extended for an additional six-month period at the Company’s option. In connection with the extension, the Company made a repayment of principal of $7.0 million of its Credit Facility, reducing the principal amount outstanding to $29.0 million. The $7.0 million principal repayment is available to the Company to be re-borrowed as a delayed draw term loan, which is committed until September 9, 2019. In addition, the interest rate for the borrowings under the Credit Facility was reduced to Libor plus 4.95% for Eurodollar Loans and prime plus 3.95% for Base Rate Loans. Certain financial covenants were also amended.

As of December 31, 2018, the total amount outstanding under the Credit Facility was $29.0 million with $7.0 million available to draw. The total amount outstanding on the Credit Facility is shown net of unamortized debt issuance costs of $0.1 million on our Consolidated Balance Sheet as of December 31, 2018. Substantially all of our assets, except our investments in U.S. Treasury Bills, are pledged as collateral for the obligations under the Credit Facility. The Credit Facility bears an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a 1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of December 31, 2018 the interest rate on our outstanding balance of $29.0 million was 7.3%.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

The Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants. We have complied with these covenants from the date of the Credit Agreement through December 31, 2018, and had no existing defaults or events of default under the Credit Facility. The financial covenants, with terms as defined in the Credit Agreement, are:

•	maintain a Debt to Tangible Net Worth Ratio of not more than 1.00:1.00 as determined on the last day of each calendar month,
•	maintain at all times a minimum liquidity in the form of Cash or Cash Equivalents of at least $1.0 million,
•	maintain a Debt to Fair Market Value Ratio of not more than 0.50:1.00 at any time, and
•	maintain the Fair Market Value of Liquid Portfolio Investments as a percentage of outstanding aggregate principal balance to not be less than 100% through September 9, 2019.

Repurchase Agreements

At the end of each quarter, we may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which includes purchasing U.S. Treasury Bills, by utilizing repurchase agreements on a temporary basis. On December 21, 2018, we purchased $15.0 million of U.S. Treasury Bills and contemporaneously entered into a $14.7 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $15.0 million of U.S. Treasury Bills and $0.3 million of cash as collateral under the repurchase agreement. We repaid the $14.7 million borrowed under the repurchase agreement, and was returned the $0.3 million cash collateral, net of a $14.0 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 2, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability December 31, 2018.

On December 26, 2017, we purchased $20.0 million of U.S. Treasury Bills and contemporaneously entered into a $19.6 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $20.0 million of U.S. Treasury Bills and $0.4 million of cash as collateral under the repurchase agreement. We repaid the amount borrowed under the repurchase agreement, and was returned the $0.4 million cash collateral, net of a $7.8 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 4, 2018. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at December 31, 2017.

Our average amount of debt outstanding during 2018 was $33.8 million and the average interest rate was 7.2%. During the years ended December 31, 2018, 2017 and 2016, interest expense and bank fees included the following (in thousands):

	2018	2017	2016
Interest expense on borrowed amounts	$2,496	$2,664	$2,816
Commitment fees on unborrowed amounts	11	56	39
Amortization of deferred loan and debt issuance costs	435	1,172	928
Bank service charges	42	34	36
Interest expense and bank fees	$2,984	$3,926	$3,819

Note 4: Common Stock

During the years ended December 31, 2018 and December 31, 2017 there were no share repurchases.

Under the Credit Facility, we are prohibited from repurchasing shares of our common stock.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Note 5: Investment Management

Investment Advisory Agreement

On September 30, 2014, we entered into the Investment Advisory Agreement with OHA, an investment adviser registered under the Advisers Act pursuant to which OHA replaced NGP Investment Advisor, LP as our investment advisor. The Investment Advisory Agreement was most recently approved by our Board of Directors, a majority of whom are not “interested” persons (as defined in the 1940 Act) of us, on August 2, 2018. Pursuant to the Investment Advisory Agreement, OHA implements our business strategy on a day-to-day basis and performs certain services for us, subject to the supervision of our Board of Directors. Under the Investment Advisory Agreement, we pay OHA a fee consisting of two components — a base management fee and an incentive fee.

Base Management Fee: The base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of our total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to our election to be taxed as a RIC under the Code), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum, with a 0.25% reduction in this 1.75% annual rate for the first year following September 30, 2014. For the years ended December 31, 2018 and December 31, 2017, we incurred $1.5 million and $1.9 million in base management fees, respectively.

Incentive Fee: The incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Accordingly, we may pay an incentive fee based partly on accrued investment income, the collection of which is uncertain or deferred. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of our pre-incentive fee net investment income for any fiscal quarter in which our pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of our pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets. For the years ended December 31, 2018 and December 31, 2017 we did not incur any investment income incentive fees. For the year ended December 31, 2016 we incurred $0.3 million in investment income incentive fees, respectively.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of our cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of our cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains incentive fee, any gains and losses associated with our investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

On November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under the Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, will be waived. For the year ended December 31, 2018 there were no capital gains incentive fees that would have been earned. For the year ended December 31, 2017, OHA waived $89,000 of capital gains incentive fee that would have been earned in 2017 and paid in 2018.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by a vote of our Board of Directors or a vote of the holders of at least a majority of our outstanding voting securities (within the meaning of the 1940 Act) on 60 days’ written notice to OHA, and would automatically terminate in the event of its “assignment” (within the meaning of the 1940 Act). OHA may terminate the Investment Advisory Agreement without penalty by providing us at least than 60 days’ written notice. Pursuant to the Investment Advisory Agreement, OHA pays the compensation expense of its investment professionals, who provide management and investment advisory services to us. We bear all other costs and expenses of our operations and transactions.

Administration Agreement

Under the Administration Agreement, OHA furnishes us with certain administrative services, personnel and facilities. The Administration Agreement was most recently approved by our Board of Directors on August 2, 2018. Payments under the Administration Agreement are equal to our allocable portion of OHA’s overhead in performing its obligations under the Administration Agreement, including all administrative services necessary for our operation and the conduct of our business. The aggregate amount of certain costs and expenses payable by us under the Investment Advisory Agreement and the Administration Agreement for the period from October 1, 2014 to September 30, 2015 shall not exceed $2.5 million, or the Cap; provided that interest expense and bank fees, management and incentive fees, legal and professional fees, insurance expenses, taxes and costs related to the change in investment advisor are not subject to the Cap. Following the expiration of the Cap period, we completed the reconciliation of the related costs and expenses which resulted in approximately $0.5 million credit from OHA and was reflected in general and administrative expenses as of December 31, 2015. The Administration Agreement may be terminated at any time, without penalty, by a vote of our Board of Directors or by OHA upon 60 days’ written notice to the other party.

We owed $0.6 million and $0.6 million to OHA under the Administration Agreement as of December 31, 2018 and December 31, 2017, respectively, for expenses incurred on our behalf for the final month of the respective quarterly period. We include these amounts in accounts payable and accrued expenses on our Consolidated Balance Sheets.

Note 6: Income Taxes

We operate so as to qualify, for tax purposes, as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. To qualify as a RIC, we are required, among other things, to distribute to our stockholders each year at least 90% of investment company taxable income, as defined by the Code, and to meet certain asset-diversification requirements.

The Taxable Subsidiaries have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate net income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

On December 22, 2017, the U.S. government enacted significant tax legislation commonly referred to as the Tax Act and Job Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including but not limited to, (1) reducing the U.S. federal corporate income tax rate from 35 percent to 21 percent, (2) repealing the Corporate Alternative Minimum Tax (AMT), (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, (4) creating a new limitation on deductible interest expense, (5) changing rules related to the use and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 and; (6) the requirement to pay a one-time transition tax on all undistributed earnings of foreign subsidiaries.

Recently, the SEC staff also issued Staff Accounting Bulletin 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimated in the financial statements. If we cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act.

In connection with our initial analysis of the impact of the Tax Act, we have recorded a net tax expense of approximately $12.2 million in the period ending December 31, 2017 which consists of a reduction of deferred tax assets previously valued at 34%. The reduction in the statutory U.S. federal rate is expected to positively impact our future U.S. after tax earnings.

In addition, due to the Tax Act, we are eligible for a full refund of our AMT credit carryforward. Accordingly, the valuation allowance related to this AMT credit carryforward has been released in the amount of $632,000, or $0.03 per share. The valuation allowance related to other net deferred tax assets remains. Therefore, the associated valuation allowance has been released for the full AMT credit carryforward at this time. This provisional amount of $0.7 million is based on our current understanding of the impact of the Tax Act, which may change in the near future as notices and regulations regarding the Tax Act are issued. We need more time and further guidance to more accurately account for the tax law changes under ASC 740. While we feel confident we have accounted for the other material changes in the tax law correctly, any future notices or regulations further clarifying the law could alter our analysis.

Our estimate of the impact of the Tax Act is based upon our analysis and interpretations of currently available information. Uncertainties remain regarding the impact of the Tax Act due to future regulatory and rule-making processes, prospects of additional corrective or supplemental legislation, and potential trade or other litigation. These uncertainties, along with our completion of the calculations and potential changes in our initial assumptions as new information becomes available, could cause the actual charge to ultimately differ materially from the provisional amount recorded in 2017 related to the enactment of the Tax Act.

Tax years 2014 through 2017 with respect to the Company and our Taxable Subsidiaries are open to future IRS examination. Our Taxable Subsidiaries have federal net operating loss carryforwards of $87.9 million that expire in various years through 2037. Federal and state laws impose limitations on the utilization of capital losses and NOLs in the event of an “ownership” change for tax purposes, as defined by Sections 382 and 383 of the Internal Revenue Code. An ownership change at either the RIC entity or Taxable Subsidiary level, if one were to occur, would limit our ability to use pre-ownership change NOLs to offset post-ownership change taxable income. An ownership change would also limit our ability to use pre-ownership change capital losses to offset post-ownership change capital gains.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Deferred income tax expense (benefit) results from temporary differences in the recognition of income and expenses for financial reporting purposes and for income tax purposes. The significant components of the income tax effects of these temporary differences, representing deferred income tax assets and liabilities are as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets
Net operating loss carryforwards	$18,455	$8,429
Unrealized losses, net	35	12,339
AMT credit carryforward	316	632
Capital loss carryforward	3,912	180
Total gross deferred tax assets	22,718	21,580
Less valuation allowance	(21,751)	(20,459)
Net deferred tax assets	967	1,121
Deferred tax liabilities
Investment in partnerships-Federal	(651)	(489)
Unrealized gains, net	—	—
Total gross deferred tax liabilities	(651)	(489)
Net deferred tax assets (liabilities)	$316	$632

Federal and state income tax provisions (benefits) on net investment income, capital gains (losses) and unrealized appreciation (depreciation) on investments are as follows (in thousands):

	Year Ended December 31,
	2018	2017	2016
Current:
U.S. federal – capital (AMT)	$—	$—	$62
U.S. federal – capital loss on investment	(316)	(62)	—
State – net investment income	15	22	7
	$(301)	$(40)	$69
Deferred:
U.S. federal – realized loss on investment	$316	$(632)	$—
U.S. federal – unrealized	—	—	—
	$316	$(632)	$—
Total	$15	$(672)	$69

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 21% to net investment income before provision for income taxes. These differences and the differences between the statutory federal tax rate and the effective income tax rate were as follows (in thousands, except percentages):

	Year Ended December 31,
	2018		2017		2016
Net income (loss) before taxes	$(4,206)		$(31,775)		$(25,376)
Provision (benefit) at the statutory rate	(883)	21%	(10,803)	34%	(8,628)	34%
Increase (decrease) in provision resulting from:
RIC loss (income) not subject to income taxes	816	(19)%	(1,809)	6%	3,335	(13)%
State income taxes	15	—%	22	—%	7	—%
Return to provision	—	—	(1,023)	3%	—	—%
Effect of rate change	—	—%	12,239	(39)%	—	—%
Valuation allowance	84	(2)%	714	(2)%	5,361	(21)%
Other	(17)	—%	(12)	—%	(6)	—%
Total income tax provision (benefit), net	$15	—%	$(672)	2%	$69	—%
Effective tax rate		—%		2%		—%

Note 7: Commitments and Contingencies

As of December 31, 2018, we had investments in 26 active portfolio companies totaling $111.3 million. Of these 26 active portfolio companies, the Company had already funded investments in the amount of $108.1 million and there were outstanding unfunded commitments of $1.2 million related to our investment in ClearChoice revolving credit facility, $1.1 million related to an investment we committed to in December of 2018, and $3.3 million due to broker for unsettled trades. As of December 31, 2017, we had investments in 14 active portfolio companies totaling $155.7 million. Of these 14 active portfolio companies, the Company had already funded investments in the amount of $155.7 million and there were no remaining outstanding unfunded commitments.

We have continuing obligations under the Investment Advisory Agreement and the Administration Agreement with OHA. See Note 5. The agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its duties and obligations, OHA and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with OHA will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of services under the agreements or otherwise as our investment advisor or administrator. The agreements also provide that OHA and its affiliates will not be liable to us or any stockholder for any error of judgment, mistake of law, any loss or damage with respect to any of our investments or any action taken or omitted to be taken by OHA in connection with the performance of any of its duties or obligations under the agreements or otherwise as investment advisor or administrator to us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. In the normal course of business, we enter into a variety of undertakings containing a variety of representations that may expose us to some risk of loss. We do not expect significant losses, if any, from such undertakings.

In the second quarter ended June 30, 2018, we wrote off our investment in Castex Energy 2005, L.P., or Castex. Previously, Castex filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on October 16, 2017. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

exchange for the potential to receive some amount of cash and warrants in the reorganized company. This agreement was approved by the Bankruptcy court on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising in the normal course of business. While we cannot predict the outcome of these proceedings with certainty, we do not believe that an adverse result in any pending legal proceeding, other than those described below, individually or in the aggregate, would be material to our business, financial condition or cash flows.

ATP Litigation. This matter is now concluded in our favor. As discussed extensively in prior reports, we filed a lawsuit against ATP Oil & Gas Corporation styled: OHA Investment Corporation v. ATP Oil and Gas Corporation, Adv. Proc. No. 10-03443, in the U.S. Bankruptcy Court for the Southern District of Texas. The claims asserted by the service companies or Statutory Lien Claimants were resolved in OHAI’s favor by the United States Court of Appeals for the Fifth Circuit. The deadline for the Statutory Lien Claimants to file a petition for certiorari with the United States Supreme Court was September 4, 2018. No appeal was filed. Accordingly, we consider the matter concluded and the Fifth Circuit’s decision final.

Status of Investment. As of December 31, 2018, our unrecovered investment was $39.7 million, and we had received aggregate royalty payments of $39.2 million since the date of ATP’s bankruptcy filing. As of December 31, 2018, we had incurred legal and consulting fees totaling $6.5 million in connection with the enforcement of our rights under the ORRIs. On various occasions, we have provided notice that such legal expenses will be added to our unrecovered investment balance to the extent they are not reimbursed. To date, we have not received any payments on account of legal expenses aside from our receipt of regular monthly production payments. As a result, we add our legal expenses to the unrecovered investment balance in accordance with our transaction documents. As of December 31, 2018, $5.4 million of the $6.5 million in legal and consulting fees have been added to, and are thus included in the unrecovered investment balance under the terms of our transaction documents. No legal expenses have been added to our unrecovered investment balance during the year ended December 31, 2018. Please see our discussion regarding the history of the asset purchase by Bennu Oil & Gas LLC from ATP, and the Bennu Chapter 7 bankruptcy, in the Notes to our December 31, 2017 Consolidated Financial Statements. Production recommenced on the MC941 and MC 942 wells in April 2018. Previously, these wells ceased production in November 2016 as a result of the Bennu Chapter 7 bankruptcy. In August 2017, the bankruptcy court authorized the sale of certain assets including MC 941 and MC 942 to Equinor, formerly known as StatOil USA E&P, Inc. Equinor recommenced production on these wells in April 2018. Equinor disputes that legal fees are eligible to be included in our unrecovered investment balance, but given that current production is not expected to be sufficient to pay the primary sum and notional interest accruing (which Equinor does not dispute), this legal fee issue is not ripe for debate and efforts are not currently ongoing to resolve it. We note that the fair value of our investment in ATP ORRI is $4.8 million as of December 31, 2018.

Through December 31, 2018, we received post-petition royalty payments from the Gomez properties and the Telemark properties in the amount of $8.3 million and $30.9 million, respectively.

Note 8: Dividends and Distributions

We declared dividends for the years ended December 31, 2018 and December 31, 2017 totaling $1.6 million, or $0.08 per share, and $1.6 million, or $0.08 per share, respectively. The tax characteristics of deemed distributions for 2018 represented $1.3 million from ordinary income, $0.3 million from return of capital and none from capital gains. The tax characteristics of deemed distributions in 2017 represented $1.2 million from ordinary income, $1.1 million from return of capital and none from capital gains. For tax purposes, 100% of the $0.4 million distribution paid on January 9, 2019 was deemed to be distributed in 2019. Also, 100% of the $0.4 million distribution paid on January 9, 2018 was deemed to be distributed in 2018 for tax purposes.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

The following table summarizes the differences between financial statement net increase in net assets resulting from operations and taxable income available for distribution to stockholders for the years ended December 31, 2018, 2017 and 2016 (in thousands):

	Year Ended December 31,
	2018	2017	2016
Net increase (decrease) in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Adjustments:
Net change in unrealized (appreciation) depreciation, net of income tax (benefit) provision	(45,033)	21,268	4,938
Net revenue, income and expenses from Taxable Subsidiaries	(37)	276	(328)
Realized (gain) loss of Taxable Subsidiaries	—	—	6,626
Realized (gain) loss offset by capital loss carryforwards	55,952	10,869	20,385
Defaulted loan interest	828	—	196
Costs related to strategic alternatives review	(179)	(179)	(542)
Income from investment in Passive Foreign Investment Company	—	—	—
State taxes, tax penalty, interest and fees	37	22	(19)
Income tax (benefit) provision	—	—	3
Other	2	6	1
Taxable income available for distribution to stockholders	1,322	1,154	5,814
Less:
Dividends declared	1,614	1,614	4,841
Dividends payable at prior year end	403	1,210	2,421
Dividends payable at current year end	(403)	(403)	(1,210)
Current year IRC Section 852(b)(7) dividend payable	—	—	121
Prior year IRC Section 852(b)(7) dividend payable	—	(121)	(359)
Current year deemed distributions	1,614	2,300	5,814
Over distribution	$(292)	$(1,146)	$—

As of December 31, 2018, the components of net assets (excluding paid in capital) on a tax basis consisted of net unrealized depreciation on portfolio investments of $43.9 million and other temporary differences of $2.8 million. As of December 31, 2018, we had long-term and short-term capital loss carryforwards of $128.2 million and $1.2 million, respectively, which do not expire. In addition, we have a $22.4 million remaining capital loss carryforward balance generated in the year ended December 31, 2010, that expired in 2018, for a total remaining capital loss carryforward of $129.4 million at December 31, 2018. At December 31, 2018, the aggregate cost of total portfolio investments for federal income tax purposes was $124.5 million, resulting in gross unrealized appreciation of $0.4 million and gross unrealized depreciation of $44.3 million. The difference between cost of investments for book and tax amounts for federal income tax purposes was due primarily to timing differences in recognizing certain gains and losses on investment transactions.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Note 9: Reclassifications

GAAP requires adjustments to certain components of net assets to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on total net assets or net asset value per share. These reclassifications are primarily due to non-deductible meal expenses, and expired capital loss carryforwards. The table below summarizes the reclassifications from undistributed net investment income (loss), undistributed net realized capital gain (loss), and paid-in capital in excess of par for the years ended December 31, 2018, 2017, and 2016 (in thousands):

Year	Undistributed Net Investment Income (Loss)	Undistributed Net Realized Capital Gain (Loss)	Paid-in Capital in Excess of Par
2018	$2	$22,351	$(22,353)
2017	201	(196)	(5)
2016	1,413	4,869	(6,282)

Note 10: Fair Value

Our investments consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018				December 31, 2017
(Dollar amounts in thousands)	Cost	% of total	Fair Value	% of total	Cost	% of total	Fair Value	% of total
Portfolio investments
First lien secured debt	$496	0.4%	$487	0.6%	$—	—%	$—	—%
Revolving loan facility	361	0.3%	336	0.4%	—	—%	—	—%
Unsecured term loan	3,251	2.5%	3,251	4.0%	—	—%	—	—%
Second lien debt	47,212	37.4%	46,770	58.0%	29,748	16.9%	30,679	36.2%
Subordinated debt	31,064	24.6%	9,984	12.4%	39,265	22.4%	33,878	39.9%
Limited term royalties	26,450	20.9%	4,778	6.0%	27,845	15.8%	—	—%
Redeemable preferred units	—	—%	—	—%	56,315	32.1%	—	—%
CLO residual interests	—	—%	—	—%	19	—%	209	0.2%
Equity securities	2,500	2.0%	—	—%	2,500	1.4%	164	0.2%
Total portfolio investments	111,334	88.1%	65,606	81.4%	155,692	88.6%	64,930	76.5%
Government securities
U.S. Treasury Bills	14,989	11.9%	14,989	18.6%	19,994	11.4%	19,994	23.5%
Total investments	$126,323	100.0%	$80,595	100.0%	$175,686	100.0%	$84,924	100.0%

ASC 820 defines fair value as the price that a seller would receive for an asset or pay to transfer a liability in an orderly transaction between independent, knowledgeable and willing market participants at the measurement date. The fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes the use of observable market inputs over unobservable entity-specific inputs. In accordance with ASC 820, we categorize our investments based on the inputs to our valuation methodologies as follows:

•	Level 1 — Quoted unadjusted prices for identical instruments in active markets to which we have access at the date of measurement.
•	Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.
•	Level 3 — Model-derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect our own assumptions regarding what market participants would use to price the asset or liability based on the best available information.

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Fair value accounting classifies financial assets and liabilities in their entirety based on the lowest level of input that is significant to the estimated fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment that may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels. We did not have any liabilities carried at fair value at December 31, 2018 or December 31, 2017. Amounts outstanding under our Credit Facility are carried at amortized cost in the Consolidated Balance Sheets. As of December 31, 2018, the estimated fair value of our Credit Facility approximated its carry value of $28.9 million. As of December 31, 2017, the fair value of our Credit Facility approximated its carry value of $35.8 million. The estimated fair value of the Credit Facility is determined by discounting projected remaining payments using market interest rates for borrowings of the Company.

During 2018 or 2017, there were no transfers between Levels 3, 2 or 1 categories. During 2018 and 2017, none of our investments in portfolio companies changed between the categories of Control Investments, Affiliate Investments and Non-Affiliate Investments.

The following tables set forth our financial assets by level within the fair value hierarchy that we accounted for at fair value as of December 31, 2018 and 2017 (in thousands):

December 31, 2018	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,271	$—	$—	$2,271
Total affiliate investments	2,271	—	—	2,271
Non-affiliate investments
First lien secured debt	487	—	—	487
Second lien debt	46,770	—	40,890	5,880
Subordinated debt	7,713	—	7,713	—
Limited term royalties	4,778	—	—	4,778
Revolving loan facility	336	—	—	336
Unsecured term loan	3,251	—	3,251	—
Total non-affiliate investments	63,335	—	51,854	11,481
Total portfolio investments	65,606	—	51,854	13,752
Government securities
U.S. Treasury Bills	14,989	14,989	—	—
Total investments	$80,595	$14,989	$51,854	$13,752
December 31, 2017	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$18,015	$—	$—	$18,015
Equity securities	164	—	—	164
Total affiliate investments	18,179	—	—	18,179
Non-affiliate investments
Second lien debt	30,679	—	30,679	—
Subordinated debt	15,863	—	15,863	—
CLO residual interests	209	—	—	209
Total non-affiliate investments	46,751	—	46,542	209
Total portfolio investments	64,930	—	46,542	18,388
Government securities
U.S. Treasury Bills	19,994	19,994	—	—
Total investments	$84,924	$19,994	$46,542	$18,388

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

The following table presents a roll-forward of the changes in fair value during the years ended December 31, 2018 and 2017 for all investments for which we determine fair value using unobservable (Level 3) factors (in thousands):

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facility	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Equity Securities	CLO Residual Interests	Total Investments
Fair value at December 31, 2016	$—	$—	$9,137	$49,340	$686	$1,773	$60,936
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	(12,659)	—	—	—	(12,659)
Net unrealized gains (losses)	—	—	12,739	(35,517)	(522)	(53)	(23,353)
Net amortization of premiums, discounts and fees	—	—	18	63	—	—	81
New investments, repayments and settlements, net:
New investments	—	—	—	—	—	—	—
Payment-in-kind	—	—	—	4,129	—	—	4,129
Repayments and settlements	—	—	(9,235)	—	—	(1,511)	(10,746)
Transfers into Level 3	—	—	—	—	—	—	—
Fair value at December 31, 2017	$—	$—	$—	$18,015	$164	$209	$18,388
Total gains, (losses) and amortization:
Net realized gains (losses)	—		—	(56,315)	—	—	(56,315)
Net unrealized gains (losses)	6,165	(26)	(65)	37,806	(164)	(190)	43,526
Net amortization of premiums, discounts and fees	(1,400)	(13)	(55)	(2,140)	—	(19)	(3,627)
New investments, repayments and settlements, net:
New investments	500	2,875	6,000	—	—	—	9,375
Payment-in-kind	—		—	4,905	—	—	4,905
Repayments and settlements	—	(2,500)	—	—	—	—	(2,500)
Transfers into Level 3	—		—	—	—	—	—
Fair value at December 31, 2018	$5,265	$336	$5,880	$2,271	$—	$—	$13,752

We present net unrealized gains (losses) on our Consolidated Statements of Operations as “Net unrealized appreciation (depreciation) on investments.”

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of December 31, 2018 (fair value in thousands):

Type of Investment	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Non-Energy Investments:
First lien debt	$487	Private transaction comparables	Market yield	9.0% - 10.0%	9.5%

Second lien debt	5,880	Private transaction comparables	Market yield	9.5% - 12.0%	11.7%

Subordinated debt	2,271	Market comparables	EBITDA multiples	4.0x - 6.0x	5.0x

Revolving loan facility	336	Private transaction comparables	Market yield	9.0% - 10.0%	9.5%
	8,974

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

Type of Investment	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Energy Investments:
Limited term royalties	4,778	Discounted cash flow(1)	Discount rate	10.0% - 20.0%	15.0%

	4,778

Total Level 3 investments	$13,752
(1)	Cash flows are based on Proved Developed Producing reserves only. Estimated production volumes are based on a January 1, 2019 engineer’s reserve report.

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2018. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market multiples would result in an increase or decrease, respectively in the fair value.

Note 11: Financial Highlights

	Year Ended December 31,
	2018	2017	2016	2015	2014
Per Share Data(1)
Net asset value, beginning of period	$2.37	$3.99	$5.49	$7.48	$9.20
Net investment income	0.03	0.05	0.32	0.49	0.16
Net realized and unrealized gain (loss) on investments(2)	(0.54)	(1.59)	(1.58)	(2.03)	(1.24)
Net increase (decrease) in net assets resulting from operations	(0.51)	(1.54)	(1.26)	(1.54)	(1.08)
Distributions to common stockholders
Distributions from net investment income	(0.07)	(0.02)	(0.24)	(0.48)	(0.47)
Return of capital	(0.01)	(0.06)	—	—	(0.17)
Net decrease in net assets from distributions	(0.08)	(0.08)	(0.24)	(0.48)	(0.64)
Effect of shares repurchased, gross	—	—	—	0.03	—
Net asset value, end of period	$1.78	$2.37	$3.99	$5.49	$7.48

Market value, beginning of period	$1.15	$1.72	$3.80	$4.69	$7.47
Market value, end of period	$1.01	$1.15	$1.72	$3.80	$4.69
Market value return(3)	(7.2)%	(29.0)%	(50.2)%	(10.7)%	(30.2)%
Net asset value return(4)	(20.6)%	(36.9)%	(20.0)%	(19.1)%	(9.7)%
Ratios and Supplemental Data
($ and shares in thousands)
Net assets, end of period	$35,909	$47,771	$80,493	$110,780	$154,164
Average net assets	$46,690	$60,411	$99,220	$143,394	$176,556
Common shares outstanding, end of period	20,172	20,172	20,172	20,172	20,616
Total operating expenses/average net assets, before waived incentive fees(5)	16.7%	15.4%	11.5%	8.3%	10.7%
Total operating expenses/average net assets, net of waived incentive fees(5)	16.7%	15.3%	11.5%	8.3%	10.7%
Net investment income/average net assets, before waived incentive fees(5)(7)	1.4%	1.6%	6.6%	7.0%	1.8%
Net investment income/average net assets, net of waived incentive fees(5)(7)	1.4%	1.7%	6.6%	7.0%	1.8%
Portfolio turnover rate	33.2%	25.7%	4.8%	26.7%	34.2%

OHA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
December 31, 2018

	Year Ended December 31,
	2018	2017	2016	2015	2014
Expense Ratios (as a percentage of average net assets)(4)
Interest expense and bank fees	6.4%	6.5%	3.9%	2.4%	1.2%
Management fees(6)	3.2%	3.1%	2.9%	2.1%	2.6%
Incentive fees(6)	—%	0.1%	0.3%	0.7%	—%
Incentive fees, net of waived incentive fees(6)	—%	—%	0.3%	0.7%	—%
Costs related to strategic alternatives review	0.2%	—%	—%	—%	3.4%
Other operating expenses including provision for income taxes(5)(7)	6.8%	5.6%	4.4%	3.2%	3.5%
Total operating expenses including provision for income taxes, before waived incentive fees(5)(7)	16.6%	15.3%	11.5%	8.4%	10.7%
Total operating expenses including provision for income taxes, net of waived incentive fees(5)(7)	16.6%	15.2%	11.5%	8.4%	10.7%
(1)	Per Share Data is based on weighted average number of common shares outstanding for the period.
(2)	May include a balancing amount necessary to reconcile the change in net asset value per share with other per share information presented. This amount may not agree with the aggregate gains and losses for the period because the difference in the net asset value at the beginning and end of the period may not equal the per share changes of the line items disclosed.
(3)	Total return based on market value is calculated as the change in market value per share during the respective periods, assuming dividends and distributions, if any, are reinvested in accordance with our dividend reinvestment plan.
(4)	Total return based on net asset value is calculated as the change in net asset value per share during the respective periods, assuming dividends and distributions, if any, are reinvested in accordance with dividend reinvestment plan.
(5)	Net of legal fee reimbursements of $0.5 million, $1.6 million and $3.2 million in 2015, 2014 and 2013, respectively. Excluding these legal fee reimbursements, other operating expense ratio and total operating expense ratios would have been 3.7% and 8.9%, respectively, for the year ended December 31, 2015, 4.4% and 11.6%, respectively, for the year ended December 31, 2014 and 4.8% and 9.6%, respectively, for the year ended December 31, 2013.
(6)	On September 30, 2014, OHA replaced NGP Investment Advisor, LP as our investment advisor. Also, on November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capital gains incentive fees that would have been earned and accrued during 2017 and 2018, which under our investment advisory agreement would not have been paid until 2018 and 2019, respectively, will be waived. For the year ended December 31, 2017, OHA waived $89,000 of capital gains incentive fee that would have been earned in 2017 and paid in 2018.
(7)	For the year ended December 31, 2015, we applied a credit to our expenses of $0.5 million from OHA related to expenses in excess of the cap under the Investment Advisory Agreement and the Administration Agreement. Excluding this credit, the net investment ratio would have been 6.6%, the net decrease in net assets resulting from operations ratio would have been (22.1)%, the other operating expenses ratio would have been 3.5% and the total operating expenses ratio would have been 8.7%.

Note 12: Selected Quarterly Financial Data (unaudited)

	Investment Income		Net Investment Income (Loss)		Net Realized and Unrealized Gain (Loss) on Investments		Net Increase (Decrease) in Net Assets Resulting from Operations
Quarter Ended	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
	(In thousands, except per share amounts)
March 31, 2017	$2,455	$0.12	$193	$0.01	$(19,284)	$(0.96)	$(19,091)	$(0.95)
June 30, 2017	2,475	0.12	145	0.01	(5,041)	(0.25)	(4,896)	(0.24)
September 30, 2017	2,751	0.14	323	0.02	(8,508)	(0.42)	(8,185)	(0.41)
December 31, 2017	2,591	0.13	367	0.02	697	0.03	1,064	0.05
March 31, 2018	2,283	0.11	(95)	(0.01)	1,827	0.09	1,732	0.09
June 30, 2018	2,627	0.13	667	0.03	341	0.02	1,008	0.05
September 30, 2018	1,886	0.09	56	0.00	(6,005)	(0.29)	(5,949)	(0.29)
December 31, 2018	1,672	0.08	43	0.00	(7,082)	(0.35)	(7,039)	0.35

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

Portman Ridge Finance Corporation,

Storm Acquisition Sub Inc.,

OHA Investment Corporation

and

Sierra Crest Investment Management LLC

Dated as of July 31, 2019

A-i

A-ii

A-iii

A-iv

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2019 (this “Agreement”), is made by and among Portman Ridge Finance Corporation, a Delaware corporation (“Parent”), Storm Acquisition Sub Inc., a Maryland corporation and a direct wholly-owned Subsidiary of Parent (“Acquisition Sub”), OHA Investment Corporation, a Maryland corporation (the “Company”), and Sierra Crest Investment Management LLC, a Delaware limited liability company (the “Parent External Adviser”). Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.

W I T N E S S E T H:

WHEREAS, the respective boards of directors of Parent, Acquisition Sub and the Company have unanimously approved the acquisition of the Company by Parent upon the terms and subject to the conditions and limitations set forth in this Agreement.

WHEREAS, each of Parent and the Company has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act.

WHEREAS, the respective boards of directors of the Company (the “Company Board”) and Acquisition Sub have unanimously approved and declared advisable, and each of the board of directors of Parent (the “Parent Board”) and Parent as the sole stockholder of Acquisition Sub has approved or adopted, this Agreement and the transactions contemplated hereby, including the merger of Acquisition Sub with and into the Company (the “First Merger”), with the Company surviving as a wholly-owned Subsidiary of Parent (sometimes referred to in such capacity as the “Surviving Corporation”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Maryland (the “MGCL”).

WHEREAS, immediately after the First Merger, the Surviving Corporation shall merge with and into Parent (the “Second Merger” and, together with the First Merger, the “Mergers”), with Parent as the surviving company in the Second Merger, upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with each of the MGCL and the General Corporation Law of the State of Delaware (the “DGCL”).

WHEREAS, the Company Board has unanimously resolved to recommend that the Company’s stockholders approve the adoption of this Agreement.

WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Mergers.

(a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation and a wholly-owned Subsidiary of Parent.

(b) Subject to the terms and conditions of this Agreement and in accordance with each of the MGCL and the DGCL, immediately after the Effective Time and as part of a single integrated transaction with the First Merger, the Surviving Corporation shall be merged with and into Parent, whereupon the separate existence of the Surviving Corporation shall cease, and the Parent shall continue as the surviving corporation.

Section 1.2 The Closing. Subject to the provisions of Article VII, the closing of the First Merger (the “Closing”) shall take place at 10:00 a.m. (local time) on a date to be specified by the parties hereto, but no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”). The Closing shall take place at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036.

Section 1.3 Effective Time.

(a) Concurrently with the Closing, the Company shall cause articles of merger with respect to the First Merger (the “Articles of First Merger”) to be executed and filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as provided under the MGCL. The First Merger shall become effective on the date and time at which the Articles of First Merger has been duly filed with, and accepted for record by, the SDAT or at such other date and time as is agreed in writing between Parent and the Company and specified in the Articles of First Merger (such date and time being hereinafter referred to as the “Effective Time”).

(b) Immediately after the Effective Time and as part of a single integrated transaction with the First Merger, Parent and the Surviving Corporation shall cause articles of merger with respect to the Second Merger (the “Articles of Second Merger”) to be executed and filed with the SDAT as provided under the MGCL and cause a certificate of merger with respect to the Second Merger (the “Certificate of Second Merger”) to be executed and filed with the Secretary of State of the State of Delaware (“DE SOS”) as provided under the DGCL. The Second Merger shall become effective (i) at the later date and time at which (1) the Articles of Second Merger have been accepted for record by the SDAT and (2) the Certificate of Second Merger has been duly filed with DE SOS, or (ii) at such other date and time as is agreed in writing between Parent and the Company and specified in the Articles of Second Merger or the Certificate of Second Merger (such date and time being hereinafter referred to as the “Second Effective Time”).

(c) The Mergers shall have the effects set forth in this Agreement and the applicable provisions of each of the MGCL and the DGCL. Without limiting the generality of the foregoing, (i) from and after the Effective Time, the Surviving Corporation shall possess all property, rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the obligations, liabilities, and duties of the Company and Acquisition Sub shall become the obligations, liabilities and duties of the Surviving Corporation, and (ii) from and after the Second Effective Time, Parent shall possess all property, rights, privileges, powers and franchises of the Surviving Corporation and Parent, and all of the obligations, liabilities, and duties of the Surviving Corporation and Parent shall become the obligations, liabilities and duties of the Parent.

Section 1.4 Articles of Incorporation and Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company as the Surviving Corporation shall be amended to be identical to that set forth in Exhibit A hereto until thereafter amended in accordance with Applicable Law and the applicable provisions of the articles of incorporation of the Surviving Corporation (subject to Section 6.7).

(b) At the Effective Time, and without any further action on the part of the Company and Acquisition Sub, the bylaws of Acquisition Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except the references to Acquisition Sub’s name shall be replaced by references to the Company’s name), until thereafter amended in accordance with Applicable Law and the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation (subject to Section 6.7).

Section 1.5 Board of Directors. The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified, as the case may be.

Section 1.6 Officers. From and after the Effective Time, the officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Securities.

(a) First Merger. At the Effective Time, by virtue of the First Merger and without any action on the part of the Company, Parent, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

(i) Cancellation of Company Securities. Each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding and held by a Subsidiary of the Company or held, directly or indirectly, by Parent or Acquisition Sub immediately prior to the Effective Time (collectively, “Canceled Shares”), shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(ii) Conversion of Company Securities. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares) shall be converted into the right to receive (A) an amount in cash, without interest, equal to (I) the Aggregate Cash Consideration (as may be adjusted pursuant to Section 2.1(a)(iv)(2)) divided by (II) the number of shares of Company Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) (such amount in cash, the “Cash Consideration”) and (B) a number of validly issued, fully paid and non-assessable shares of common stock of Parent, par value $0.01 per share (the “Parent Common Stock”), equal to the Exchange Ratio (as the same may be adjusted pursuant to Section 2.1(a)(iv) (and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.1(a)(v), and such shares of Parent Common Stock and any such cash in lieu of fractional shares, the “Share Consideration”) (the Cash Consideration and the Share Consideration, collectively, the “Merger Consideration”). As of the Effective Time, each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.1(a)(ii) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration.

(iii) Conversion of Acquisition Sub Capital Stock. Each share of common stock, par value of $0.001 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

(iv) Adjustments.

(1) Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Parent Common Stock or Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(a)(iv)(1) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(2) If the aggregate number of shares of Parent Common Stock to be issued in connection with the First Merger would exceed 19.9% of the number of issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (the “Maximum Share Number”), the Aggregate Cash Consideration for all purposes of this Agreement will be increased to the minimum extent necessary (rounded down to the nearest one thousandth) such that the aggregate number of shares of Parent Common Stock to be issued in connection with the First Merger does not exceed the Maximum Share Number.

(v) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.1(a)(ii), and such fractional share interests shall not entitle the owner thereof to any Parent Common Stock or to vote or to any other rights of a holder of Parent Common Stock. All fractional shares to which a single record holder of Company Common Stock would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to three (3) decimal places. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder would, but for this Section 2.1(a)(v), be entitled under Section 2.1(a)(ii) and (B) an amount equal to the average of the volume weighted average price per share of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the five (5) consecutive trading days ending with the third (3rd) complete trading day immediately prior to the Closing Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall make available such amount, without interest, to the holders of Company Common Stock entitled to receive such cash. The payment of cash in lieu of fractional share interests pursuant to this Section 2.1(a)(v) is not a separately bargained-for consideration.

(b) Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the Surviving Corporation or Parent or the holders of any securities of the Surviving Corporation or Parent, each share of common stock, par value $0.001 per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist without any consideration being payable therefor.

Section 2.2 Exchange of Certificates.

(a) Designation of Exchange Agent; Deposit of Exchange Fund. Prior to the Closing, Parent shall enter into a customary exchange agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”) for the payment by Parent of the Merger Consideration as provided in Section 2.1(a)(ii) and for the payment by Parent External Adviser of the Additional Cash Consideration as provided in Section 6.19. At or prior to the Effective Time, (A) Parent shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article II, through the Exchange Agent (i) book-entry shares (or certificates if requested) representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(a)(ii) in exchange for outstanding shares of Company Common Stock and (ii) cash in an aggregate amount equal to the Aggregate Cash Consideration, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.2(d), and (B) Parent External Adviser shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article II, through the Exchange Agent cash in an aggregate amount equal to the Additional Cash Consideration (such shares of Parent Common Stock and Aggregate Cash Consideration and Additional Cash Consideration provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, are hereinafter referred to as the “Exchange Fund”). For purposes of the deposit referred to in clause (A) above, Parent shall assume that there will not be any fractional shares of Parent Common Stock. Parent shall make available to Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.1(a)(v). In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Section 2.1(a)(ii) or Section 6.19, Parent (in the case of payments contemplated by Section 2.1(a)(ii)) or Parent External Adviser (in the case of payments contemplated by Section 6.19), as applicable, shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payments. Parent shall cause the Exchange Fund to be (I) held for the benefit of the holders of Company Common Stock and (II) applied promptly to making the payments pursuant to Section 2.1(a)(ii) and Section 6.19. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1(a)(ii) and Section 6.19, except as expressly provided for in Section 2.2(f).

(b) As promptly as practicable following the Effective Time and in any event not later than the second Business Day thereafter, the Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify (such letter of transmittal, the “Letter of Transmittal”) and (ii) instructions (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for (A) cash in an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, (B) cash in an amount equal to (x) the Additional Cash Consideration divided by the number of shares of Company Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) multiplied by (y) the number of shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, (C) the number of shares of Parent Common Stock (which shall be in book-entry form unless a certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates or Book-Entry Shares pursuant to Section 2.1(a)(ii), (D) any dividends or other distributions payable pursuant to Section 2.2(d) and (E) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(a)(v).

(c) Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, but in any event within two (2) Business Days following the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, such duly completed and validly executed Letter of Transmittal and such other documents, (A) cash in an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares, (B) cash in an amount equal to (x) the Additional Cash Consideration divided by the number of shares of Company Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares) multiplied by (y) the number of shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, (C) the number of shares of Parent Common Stock (which shall be in book-entry form unless a certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate or Book-Entry Shares pursuant to Section 2.1(a)(ii), (D) any dividends or other distributions payable pursuant to Section 2.2(d) and (E) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(a)(v), and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash payable upon the surrender of the Certificates or Book-Entry Shares.

(d) Distributions with Respect to Unexchanged Shares. Subject to Applicable Law, following surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares for cancellation to the Exchange Agent, there shall be paid to the holder of the Parent Common Stock issued in exchange for such Certificate or Book-Entry Shares, without interest, (i) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Error! Reference source not found., the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of

Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Error! Reference source not found., and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Error! Reference source not found., payable with respect to such shares of Parent Common Stock.

(e) In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration (and any dividends or other distributions with respect to Parent Common Stock as contemplated by Section 2.2(d)) may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, only if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee, upon demand, and any such holders prior to the First Merger who have not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.2(d). Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration.

(g) No Liability. None of Parent, Parent External Adviser, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Withholding. Parent, Parent External Adviser, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as Parent, Parent External Adviser, the Surviving Corporation or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, the Surviving Corporation or the Exchange Agent on behalf of the Person, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent.

Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

Section 2.4 Transfers; No Further Ownership Rights. After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the

Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a)(ii), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 2.5 Net Asset Value Calculation.

(a) Three days prior to the Closing Date (such date, the “Determination Date”), the Company shall deliver to Parent a calculation of the estimated net asset value of the Company as of 5:00 p.m. New York City time on the day prior to the Closing Date (the “Closing Company Net Asset Value”), calculated in good faith and based on the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the calculation of the net asset value of the Company as of March 31, 2019 as set forth on, and modified by, Section 2.5(a) of the Company Disclosure Letter (and, in the case of the line items under “Transaction Costs & Expenses” therein, giving effect to the transactions contemplated hereby). The Chief Financial Officer of the Company shall certify in writing to Parent the calculation of the Closing Company Net Asset Value.

(b) On the Determination Date, Parent shall deliver to the Company a calculation of the estimated net asset value of Parent as of 5:00 p.m. New York City time on the day prior to the Closing Date (the “Closing Parent Net Asset Value”), calculated in good faith and based on the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the calculation of the net asset value of Parent as of March 31, 2019 as set forth on, and modified by, Section 2.5(b) of the Parent Disclosure Letter (and, in the case of the line items under “Transaction Costs & Expenses” therein, giving effect to the transactions contemplated hereby). The Chief Financial officer of Parent shall certify in writing to the Company the calculation of the Closing Parent Net Asset Value.

(c) Each of the Company and Parent shall afford the other, and the other’s respective Representatives, reasonable access to the individuals who have prepared the calculations of the Closing Company Net Asset Value and the Closing Parent Net Asset Value, as applicable, and to the applicable information, books, records, work papers and back-up materials (including any reports prepared by valuation agents) used in preparing the same, in order to assist the other and the other’s respective Representatives in reviewing the calculations undertaken pursuant to this Section 2.5.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed by the Company prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) or as disclosed in the Company Disclosure Letter, the Company hereby represents and warrants to Parent as follows:

Section 3.1 Organization and Qualification. Each of the Company and its Subsidiaries (i) is a corporation or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the requisite entity power and authority to conduct its business as it is now being conducted, except, in the case of this clause (ii), where the failure to have such power and authority would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The Company’s Articles of Amendment and Restatement (as amended, the “Company’s Charter”) and Second Amended and Restated Bylaws (as amended), as currently in effect, are included in the Company SEC Documents and are in full force and effect and the Company is not in violation of such documents. The Company has duly elected to be regulated as a BDC pursuant to the Investment Company Act and such election has not been revoked or withdrawn and is in full force and effect.

Section 3.2 Capitalization; Subsidiaries.

(a) As of the close of business on July 29, 2019, the authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock, 20,172,392 of which were issued and outstanding and none of which were held by Subsidiaries of the Company. As of the date of this Agreement, there are no shares of preferred stock authorized, issued or outstanding.

(b) As of the date of this Agreement, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries, (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, the Company or any of its Subsidiaries or (iv) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

(c) Each Subsidiary of the Company on the date of this Agreement is listed on Section 3.2(c) of the Company Disclosure Letter. Except as set forth on Section 3.2(c) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding company, partnership or corporate (as applicable) ownership interests in each such Subsidiary, free and clear of all Liens except for Permitted Liens.

Section 3.3 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholder Approval, to consummate the transactions contemplated hereby (other than the Second Merger). The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement (other than the Second Merger), have been duly and validly authorized by all necessary corporate action by the Company, and except for the Company Stockholder Approval and the acceptance for record of the Articles of First Merger by the SDAT, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement (other than the Second Merger). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b) The Company Board has, by resolutions adopted by the directors, (i) adopted this Agreement and the transactions contemplated hereby (other than the Second Merger), (ii) declared that this Agreement and the transactions contemplated hereby (other than the Second Merger) are advisable and in the best interests of the Company and Company’s stockholders, (iii) directed that the First Merger and the adoption of this Agreement be submitted to a vote at the Company Stockholders’ Meeting and (iv) made the Company Recommendation.

(c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated or permitted hereby (other than the Second Merger) will (i) violate any provision of Company’s Charter or Second Amended and Restated Bylaws (as amended) or the articles of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 3.4 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or by which any property or asset of the Company or any of its

Subsidiaries is bound or affected, or (iii) assuming the repayment in full of all obligations under the Company’s Existing Credit Facility and termination of the commitments thereunder, result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of any Company Material Contract, or result in the creation of a Lien, other than any Permitted Lien, upon any of the material property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have a Company Material Adverse Effect.

Section 3.4 No Conflict; Required Filings and Consents. No consent, approval, license, permit, order or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC under the Securities Act and the Exchange Act, (ii) the filing of the Articles of First Merger with, and acceptance for record by, the SDAT and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the Taxes described in Section 8.6 or a Tax Dividend, (iv) compliance with applicable rules and regulations of The NASDAQ Stock Market, (v) compliance with and filings or notifications under the HSR Act and any other applicable United States or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a Company Material Adverse Effect.

Section 3.5 Permits; Compliance with Laws.

(a) The Company and each of its Subsidiaries are in compliance, and have been operated in compliance, in all material respects, with all Applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority of any material non-compliance with any Applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act, the Securities Act and Applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for the Company, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the Company Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d) The Company and each of its Subsidiaries holds and is in compliance with all Permits required in order to permit the Company and each of its Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all Applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) No “affiliated person” (as defined under the Investment Company Act) of the Company or its investment adviser has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the Knowledge of the Company, threatened that would result in any such disqualification.

(f) The minute books and other similar records of the Company contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of the Company, the Company Board and any committees of the Company Board.

(g) Notwithstanding the foregoing, no representation or warranty in this Section 3.5 is made with respect to Company SEC Documents or financial statements, “disclosure controls and procedures” or “internal control over financial reporting,” employee and employee benefits matters, intellectual property matters, Tax matters, real property matters or environmental matters, which are addressed exclusively in Section 3.6 (Company SEC Documents; Financial Statements; Enforcement Actions), Section 3.8 (Disclosure Controls and Procedures), Section 3.12 (Employee Matters), Section 3.13 (Trademarks, Patents and Copyrights), Section 3.14 (Taxes), Section 3.16 (Real Property) and Section 3.17 (Environmental), respectively.

Section 3.6 Company SEC Documents; Financial Statements; Enforcement Actions.

(a) Since December 31, 2017, the Company has filed with the SEC all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC (such forms, documents and reports so filed with the SEC by the Company since such date, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Investment Company Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed (or, if amended, as of the date of such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading).

(b) The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and their consolidated statements of operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto) and were prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto).

(c) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other enforcement action by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any Order by, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Authority that currently restrict the conduct of its business (or that would, to the Knowledge of the Company, upon consummation of the First Merger restrict in any respect the conduct of the business of Parent or any of its Subsidiaries), or that relate to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Subsidiaries, except as would not have a Company Material Adverse Effect, nor has the Company or any of its Subsidiaries been advised in writing or, to the Knowledge of the Company, verbally by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing that would have a Company Material Adverse Effect.

Section 3.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in (a) the registration statement on Form N-14 to be filed with the SEC by Parent in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued in the First Merger (as amended or supplemented from time to time, the “Form N-14”) will, at the time the Form N-14 is filed with the SEC or at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) the proxy statement to be sent to the stockholders of the Company relating to the Company Stockholders’ Meeting (the “Proxy Statement”) will, at the date it or any amendment or supplement is mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company regarding such portions thereof that relate expressly to Parent or any of its Subsidiaries, including Acquisition Sub, or to statements made therein based on information supplied by or on behalf of Parent or Acquisition Sub for inclusion or incorporation by reference therein).

Section 3.8 Disclosure Controls and Procedures. The Company and its Subsidiaries maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act.

Section 3.9 Absence of Certain Changes or Events. Since December 31, 2018 through the date of this Agreement, except as expressly contemplated by this Agreement, (a) the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice and (b) there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Company Material Adverse Effect.

Section 3.10 No Undisclosed Liabilities. Except (a) as reflected, disclosed or reserved against in the Company’s financial statements (as amended or restated, if applicable) or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business since December 31, 2018, (c) for liabilities or obligations incurred in connection with the transactions contemplated hereby, (d) for liabilities and obligations which have been discharged or paid prior to the date of this Agreement or (e) for liabilities or obligations that would not have a Company Material Adverse Effect, as of the date of this Agreement, none of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company.

Section 3.11 Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would have a Company Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving the Company or any of its Subsidiaries that would have a Company Material Adverse Effect.

Section 3.12 Employee Matters. Neither the Company nor any of its Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, fringe benefit, retirement, health, medical or other similar employee benefit plan, program or agreement covering any current or former employees, officers or other service providers (each, an “Employee Benefit Plan”).

Section 3.13 Trademarks, Patents and Copyrights

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all material United States and foreign: (i) patents and patent applications; (ii) trademark registrations and applications (including internet domain name registrations); and (iii) copyright registrations and applications owned by the Company or any of its Subsidiaries as of the date of this Agreement. Such registrations for Intellectual Property Rights owned by the Company or Subsidiaries are in effect and subsisting and, to the Knowledge of the Company, valid.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all agreements under which: (i) Company or Subsidiaries are granted the right to use any Intellectual Property Rights owned by a third party material to the respective businesses of the Company and its Subsidiaries (excluding any agreement for off the shelf or commercially available software or non-exclusive licenses granted in the ordinary course of business); and (ii) Company or Subsidiaries have granted the right to use any of the Company IPR to a third party (other than non-exclusive licenses granted by Company or Subsidiaries in the ordinary course of business).

(c) Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, the Company and its Subsidiaries own or have the right to use in the manner currently used, all patents, trademarks, trade names, copyrights, internet domain names, service marks, trade secrets, software, know-how and other similar proprietary rights and industrial and intellectual property rights (the “Intellectual Property Rights”) that are material to the respective businesses of the Company and its Subsidiaries as currently conducted.

(d) To the Knowledge of the Company as of the date of this Agreement, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted does not infringe upon or otherwise violate any Intellectual Property Rights of any other Person, except for any such infringement that would not have a Company Material Adverse Effect. As of the date of this Agreement, there is no such claim pending or, to the Knowledge of the Company, threatened, except for any such infringement or other violation that would not have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person is infringing or otherwise violating any Intellectual Property Rights that are material to the respective businesses of the Company or its Subsidiaries as currently conducted, except for any such infringement or other violation as would not have a Company Material Adverse Effect, and in the last three (3) years, neither Company nor Subsidiaries have sent any written notice to any Person alleging that such Person is infringing, misappropriating or violating any Company IPR. Notwithstanding anything to the contrary in this Agreement, this Section 3.13(d) constitutes the only representation and warranty of the Company with regard to any actual or alleged infringement or other violation of any Intellectual Property Rights of any other Person.

Section 3.14 Taxes.

(a) Except as would not have a Company Material Adverse Effect:

(i) The Company and each of its Subsidiaries have (i) timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are complete and accurate and (ii) paid all Taxes due and payable (whether or not shown as due on such Tax Returns), except for Taxes contested in good faith or for which adequate reserves have been established on the financial statements in accordance with GAAP.

(ii) There are no pending or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of Taxes of or with respect to the Company or any of its Subsidiaries.

(iii) All Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other Third Parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(iv) Neither the Company nor any of its Subsidiaries (i) has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Subsidiaries), or (ii) has any liability for the Taxes of another Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or otherwise as a matter of Law.

(v) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts, the principle subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or its Subsidiaries.

(vi) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(vii) Neither the Company nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(viii) Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code.

(b) The Company has made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). The Company has qualified as a RIC with respect to its first taxable year ending on December 31, 2015, and with respect to each taxable year thereafter (including its taxable year ending on the Effective Time). No challenge to Company’s status as a RIC is pending or has been threatened in writing. For each taxable year of the Company ending on or before the Effective Time, the Company has satisfied the distribution requirements imposed on a RIC under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by the Company after the date of this Agreement has been timely paid).

Section 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party, except for this Agreement or as expressly set forth below, that:

(i) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) of the Company or any of its Subsidiaries;

(ii) except with respect to investments set forth in the Company SEC Documents, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to Company and its Subsidiaries, taken as a whole.

(iii) except with respect to investments set forth in the Company SEC Documents, is a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment (other than those between or among the Company and any of its Subsidiaries) relating to indebtedness for borrowed money (excluding letters of credit) in an amount in excess of $2,000,000 individually;

(iv) is a non-competition or non-solicitation Contract that purports to limit in any material respect the manner in which, or the localities in which, any material business of the Company or any of its Subsidiaries (taken as a whole) is conducted or the types of material businesses that the Company or any of its Subsidiaries conduct;

(v) is a Contract (other than a Contract relating to acquisitions or dispositions of investments in any Portfolio Company, or any entity that becomes a Portfolio Company as a result of such investment) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) entered into after December 31, 2018, and which has not yet been consummated, pursuant to which (A) the Company reasonably expects that it is required to pay total consideration (including assumption of debt) after the date of this Agreement in excess of $2,000,000 or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a purchase price of more than $2,000,000; or

(vi) is a Contract for the purpose of another Person providing investment advisory or investment management services to the Company or any of its Subsidiaries.

(b) None of the Company or any of its Subsidiaries is in breach of or default under the terms of any Company Material Contract to which it is a party except for such breaches or defaults as would not have a Company Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract except for such breaches or defaults as would not have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto, except such as would not have a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

Section 3.16 Real Property.

(a) None of the Company, any of its Subsidiaries owns any real property in fee (or the equivalent interest in the applicable jurisdiction).

(b) As of the date of this Agreement, except as would not have a Company Material Adverse Effect, the Company or its Subsidiaries have valid leasehold, subleasehold or license interests in all real property leased, subleased, licensed or otherwise occupied (whether as a tenant, subtenant or pursuant to other occupancy arrangements) by the Company, any of its Subsidiaries (collectively, including the improvements thereon, the “Company Leased Real Property”).

(c) As of the date of this Agreement, except as would not have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a lease for Company Leased Real Property or any lender, alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under such lease.

Section 3.17 Environmental. Except as would not have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, including possessing all Company Permits required for their operations under applicable Environmental Laws;

(b) there is no pending or, to the Knowledge of the Company, threatened Proceeding pursuant to any Environmental Law against the Company, any of its Subsidiaries;

(c) none of the Company, any of its Subsidiaries has received written notice from any Person, including any Governmental Authority, alleging that the Company, any of its Subsidiaries has been or is in violation or is potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. None of the Company, any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law; and

(d) with respect to the Company Leased Real Property, there has been no Release of Hazardous Materials by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other Person that is reasonably expected to result in an obligation by the Company or any of its Subsidiaries to remediate such Hazardous Materials pursuant to applicable Environmental Law or that is reasonably expected to result in liability of the Company or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Hazardous Materials.

Section 3.18 Takeover Statutes. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement or the First Merger.

Section 3.19 Vote Required. The approval of the First Merger by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders’ Meeting (the “Company Stockholder Approval”) is the only vote or consent of the holders of any class or series of securities or capital stock of the Company that is required in connection with the consummation of the transactions contemplated hereby.

Section 3.20 Brokers. No investment banker, broker or finder other than Keefe, Bruyette, & Woods, Inc. (“KBW”), the fees and expenses of which will each be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.21 Opinion of Financial Advisors. The Company has received the opinion of KBW, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, and based upon and subject to the limitations and assumptions set forth in such opinion, the Merger Consideration to be paid by Parent pursuant to this Agreement is fair, from a financial point of view, to the holders of shares of Company Common Stock.

Section 3.22 Insurance. The Company or its Affiliates have paid, or caused to be paid, all premiums due under all material insurance policies covering the Company or its Subsidiaries and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, the Company or any of its Subsidiaries, other than as would not have a Company Material Adverse Effect.

Section 3.23 Investment Assets. Each of the Company and its Subsidiaries owns all securities, indebtedness and other financial instruments held by it, free and clear of any material Liens, except to the extent such securities, indebtedness or other financial instruments, as applicable, are pledged in the ordinary course of business consistent with past practice to secure obligations of the Company, any of its Subsidiaries and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business.

Section 3.24 Appraisal Rights. In accordance with Section 3-202(c) of the MGCL and pursuant to the Company’s Charter, no appraisal rights shall be available to holders of Company Common Stock in connection with the First Merger unless the Company Board shall determine that such rights apply and the Company Board has made no such determination.

Section 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any certificate delivered hereunder, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or any Portfolio Company, or with respect to any other information provided to Parent or Acquisition Sub or any of their respective Representatives in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. Neither the Company nor any other Person will have or be subject to any claim, liability or indemnification obligation to Parent, Acquisition Sub or any other Person resulting from the distribution or failure to distribute to Parent or Acquisition Sub, or Parent’s or Acquisition Sub’s use of, any such information, including any information, documents, projections, estimates, Forecasts or other material made available to Parent or Acquisition Sub in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III or in any certificate delivered pursuant hereto. Nothing in this Section 3.25 shall apply to or limit any claim for Fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in the Parent SEC Documents filed by Parent prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) or as disclosed in the Parent Disclosure Letter, Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization and Qualification. Each of Parent and its Subsidiaries (including Acquisition Sub) (i) is a corporation or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the requisite entity power and authority to conduct its business as it is now being conducted, except, in the case of this clause (ii), where the failure to have such power and authority would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries (including Acquisition Sub) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The Certificate of Incorporation of Parent, as amended by the Certificate of Amendment to Certificate of Incorporation, and the Second Amended and Restated Bylaws of Parent, each as currently in effect, are included in the Parent SEC Documents and are in full force and effect, and Parent is not in violation of such documents. Parent has made available to the Company copies of the certificate of incorporation and bylaws of Acquisition Sub, as currently in effect, and such documents are in full force and effect, and Acquisition Sub is not in violation of such documents. Parent has duly elected to be regulated as a BDC pursuant to the Investment Company Act and such election has not been revoked or withdrawn and is in full force and effect.

Section 4.2 Capitalization; Subsidiaries.

(a) As of the close of business on July 29, 2019, the authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, 37,356,061 of which were issued and outstanding and 194,859 of which were held by Parent as treasury stock, and (ii) 5,000,000 shares of preferred stock of Parent, par value $0.01 per share, none of which were outstanding. As of the close of business on July 29, 2019, the authorized capital stock of Acquisition Sub consists of (i) 100 shares of common stock, $0.001 par value per share, 100 of which were issued and outstanding. Acquisition Sub does not have any Subsidiaries and has no shares of preferred stock authorized, issued or outstanding.

(b) As of the date of this Agreement, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which Parent or any of its Subsidiaries (including Acquisition Sub) is a party obligating Parent or any of its Subsidiaries (including Acquisition Sub) to issue, transfer or sell any shares of capital stock or other equity interest in Parent or any of its Subsidiaries (including Acquisition Sub) or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Parent or any of its Subsidiaries (including Acquisition Sub) to repurchase, redeem or otherwise acquire any capital stock of Parent or any of its Subsidiaries, (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, Parent or any of its Subsidiaries (including Acquisition Sub) or (iv) voting trusts or similar agreements to which Parent is a party with respect to the voting of the capital stock of Parent.

(c) Each Subsidiary of Parent (including Acquisition Sub) on the date of this Agreement is listed on Section 4.2(c) of the Parent Disclosure Letter. Except as set forth on Section 4.2(c) of the Parent Disclosure Letter, Parent owns, directly or indirectly, all of the issued and outstanding company, partnership or corporate (as applicable) ownership interests in each such Subsidiary (including Acquisition Sub), free and clear of all Liens except for Permitted Liens.

Section 4.3 Authority Relative to Agreement.

(a) Parent and Acquisition Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by Parent and Acquisition Sub, and except for the filing of each of the Articles of First Merger and the Articles of Second Merger with the SDAT (and their acceptance for record by SDAT) and the filing of the Certificate of Second Merger with DE SOS, no other corporate action or Proceeding on the part of Parent or Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b) Each of the Parent Board and the board of directors or similar governing body of Acquisition Sub has, by resolutions adopted by directors or similar governing members, (i) adopted this Agreement and the transactions contemplated hereby and (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders or other equityholders, as applicable. Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has approved and adopted this Agreement.

(c) Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated or permitted hereby will (i) violate any provision of the articles of incorporation or bylaws (or equivalent organizational documents) of Parent, any of its Subsidiaries or Acquisition Sub, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of any Parent Material Contract, or result in the creation of a Lien, other than any Permitted Lien, upon any of the material property or assets of Parent or any of its Subsidiaries other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have a Parent Material Adverse Effect.

Section 4.4 No Conflict; Required Filings and Consents. No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC under the Securities Act and the Exchange Act, (ii) the filing of each of the Articles of First Merger and the Articles of Second Merger with the SDAT (and their acceptance for record by SDAT) and the filing of Certificate of Second Merger with DE SOS and appropriate documents with the relevant authorities of the other jurisdictions in which Parent or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under corporation or Blue Sky Laws of various states, (iv) such filings as may be required in connection with the Taxes described in Section 8.6, (v) compliance with applicable rules and regulations of The NASDAQ Stock Market, (vi) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby, (vii) compliance with and filings or notifications under Antitrust Laws and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a Parent Material Adverse Effect.

Section 4.5 Permits; Compliance with Laws.

(a) Parent and each of its Subsidiaries are in compliance, and have been operated in compliance, in all material respects, with all Applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its

Subsidiaries has received any written or, to the Knowledge of Parent, oral notification from a Governmental Authority of any material non-compliance with any Applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(b) Parent and each of its Subsidiaries are in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act, the Securities Act and Applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(c) Parent has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for Parent, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the Parent Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(d) Parent and each of its Subsidiaries holds and is in compliance with all Permits required in order to permit Parent and each of its Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all Applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written or, to the Knowledge of Parent, oral notification from a Governmental Authority of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e) No “affiliated person” (as defined under the Investment Company Act) of Parent or the Parent External Adviser has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the Knowledge of Parent, threatened that would result in any such disqualification.

(f) The minute books and other similar records of Parent contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of Parent, the Parent Board and any committees of the Parent Board.

(g) Notwithstanding the foregoing, no representation or warranty in this Section 4.5 is made with respect to Parent SEC Documents or financial statements, “disclosure controls and procedures” or “internal control over financial reporting,” employee and employee benefits matters, intellectual property matters, Tax matters, real property matters or environmental matters, which are addressed exclusively in Section 4.6 (Parent SEC Documents; Financial Statements; Enforcement Actions), Section 4.8 (Disclosure Controls and Procedures), Section 4.13 (Employee Matters), Section 4.14 (Trademarks, Patents and Copyrights), Section 4.15 (Taxes), Section 4.17 (Real Property) and Section 4.18 (Environmental), respectively.

Section 4.6 Parent SEC Documents; Financial Statements; Enforcement Actions.

(a) Since December 31, 2017, Parent has filed with the SEC all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC (such forms, documents and reports so filed with the SEC by Parent since such date, including any amendments thereto, the “Parent SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Investment Company Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents at the time it was filed (or, if amended, as of the date of such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading (or, in the case of a Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading).

(b) The consolidated financial statements (including all related notes) of Parent included in the Parent SEC Documents fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and their consolidated statements of operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto) and were prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto).

(c) Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other enforcement action by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any Order by, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Authority that currently restrict the conduct of its business (or that would, to the Knowledge of Parent, upon consummation of the First Merger restrict in any respect the conduct of the business of Parent or any of its Subsidiaries), or that relate to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Subsidiaries, except as would not have a Parent Material Adverse Effect, nor has Parent or any of its Subsidiaries been advised in writing or, to the Knowledge of Parent, verbally by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing that would have a Parent Material Adverse Effect.

Section 4.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries expressly for inclusion or incorporation by reference in (a) the Form N-14 will, at the time the Form N-14 is filed with the SEC or at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) the Proxy Statement will, at the date it or any amendment or supplement is mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Acquisition Sub regarding such portions thereof that relate expressly to the Company or any of its Subsidiaries, or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein).

Section 4.8 Disclosure Controls and Procedures. Parent and its Subsidiaries maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act.

Section 4.9 Absence of Certain Changes or Events. Since December 31, 2018 through the date of this Agreement, except as expressly contemplated by this Agreement, (a) the respective businesses of Parent and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice and (b) there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Parent Material Adverse Effect.

Section 4.10 No Undisclosed Liabilities. Except (a) as reflected, disclosed or reserved against in Parent’s financial statements (as amended or restated, if applicable) or the notes thereto included in the Parent SEC

Documents, (b) for liabilities or obligations incurred in the ordinary course of business since December 31, 2018, (c) for liabilities or obligations incurred in connection with the transactions contemplated hereby, (d) for liabilities and obligations which have been discharged or paid prior to the date of this Agreement or (e) for liabilities or obligations that would not have a Parent Material Adverse Effect, as of the date of this Agreement, none of Parent or its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of Parent.

Section 4.11 Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect.

Section 4.12 Absence of Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the First Merger or (ii) agrees to vote against any Superior Proposal or (b) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the First Merger.

Section 4.13 Employee Matters. Neither the Parent nor any of its Subsidiaries nor any corporation or trade or business (whether or not incorporated) which is treated with the Parent or any Subsidiary thereof as a single employer within the meaning of Section 414 of the Code has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of ERISA, or any other Employee Benefit Plans.

Section 4.14 Trademarks, Patents and Copyrights.

(a) Section 4.14(a) of the Parent Disclosure Letter sets forth a complete and accurate list (in all material respects) of all material United States and foreign: (i) patents and patent applications; (ii) trademark registrations and applications (including internet domain name registrations); and (iii) copyright registrations and applications owned by Parent and its Subsidiaries as of the date of this Agreement. Such registrations for Intellectual Property Rights owned by Parent or its Subsidiaries are in effect and subsisting and, to the Knowledge of Parent, valid.

(b) Section 4.14(b) of the Parent Disclosure Letter sets forth a complete and accurate list (in all material respects) of all agreements under which: (i) Parent or any of its Subsidiaries are granted the right to use any Intellectual Property Rights owned by a third party material to the respective businesses of Parent and its Subsidiaries (excluding any agreement for off the shelf or commercially available software or non-exclusive licenses granted in the ordinary course of business); and (ii) Parent or any of its Subsidiaries have granted the right to use any of the Parent Intellectual Property Rights to a third party (other than non-exclusive licenses granted by Parent or Subsidiaries in the ordinary course of business).

(c) Except as would not have a Parent Material Adverse Effect, to the Knowledge of Parent, Parent and its Subsidiaries own or have the right to use in the manner currently used all Intellectual Property Rights that are material to the respective businesses of Parent and its Subsidiaries as currently conducted.

(d) To the Knowledge of Parent as of the date of this Agreement, the conduct of the respective businesses of Parent and its Subsidiaries as currently conducted does not infringe upon or otherwise violate any Intellectual Property Rights of any other Person, except for any such infringement that would not have a Parent Material Adverse Effect. As of the date of this Agreement, there is no such claim pending or, to the Knowledge of Parent, threatened, except for any such infringement or other violation that would not have a Parent Material Adverse Effect. To the Knowledge of Parent, no other Person is infringing or otherwise violating any Intellectual Property Rights that are material to the respective businesses of Parent and its Subsidiaries as currently conducted, except for any such infringement or other violation as would not have a Parent Material Adverse Effect and in the last three (3) years, neither Parent nor its Subsidiaries have sent any written notice to any Person alleging that such Person is infringing, misappropriating or violating any

Parent Intellectual Property Rights. Notwithstanding anything to the contrary in this Agreement, this Section 4.14(d) constitutes the only representation and warranty of Parent with regard to any actual or alleged infringement or other violation of any Intellectual Property Rights of any other Person.

Section 4.15 Taxes. Except as would not have a Parent Material Adverse Effect:

(a) Parent and each of its Subsidiaries have (i) timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are complete and accurate and (ii) paid all Taxes due and payable (whether or not shown on such Tax Returns), except for Taxes contested in good faith or for which adequate reserves have been established on the financial statements in accordance the GAAP.

(b) There are no pending or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of Taxes of or with respect to Parent or any of its Subsidiaries.

(c) All Taxes that Parent or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other Third Parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(d) Neither Parent nor any of its Subsidiaries has (i) ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent or any of its Subsidiaries) or (ii) has any liability for the Taxes of another Person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or otherwise as a matter of Law.

(e) Neither Parent nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principle subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to Parent or its Subsidiaries.

(f) There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Permitted Liens.

(g) Neither Parent nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(h) Within the past two years, neither the Parent nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code.

(i) Acquisition Sub is a newly formed entity created for the purpose of undertaking the First Merger. Prior to the Effective Time, Acquisition Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(j) Parent has made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. Parent has qualified as a RIC with respect to its first taxable year ending on December 31, 2006, and with respect to each taxable year thereafter, and expects to so qualify for its taxable year including the Effective Time. No challenge to Parent’s status as a RIC is pending or has been threatened in writing. For each taxable year of the Parent ending before the Effective Time, the Parent has satisfied the distribution requirements imposed on a RIC under Section 852 of the Code.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Parent Disclosure Letter sets forth a list, as of the date of this Agreement, of each Parent Material Contract. For purposes of this Agreement, “Parent Material Contract” means any Contract to which Parent or any of its Subsidiaries is a party, except for this Agreement or as expressly set forth below, that:

(i) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) of Parent or any of its Subsidiaries;

(ii) except with respect to investments set forth in the Parent SEC Documents, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to Parent and its Subsidiaries, taken as a whole;

(iii) except with respect to investments set forth in the Parent SEC Documents, is a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment (other than those between or among Parent and any of its Subsidiaries) relating to indebtedness for borrowed money (excluding letters of credit) in an amount in excess of $2,000,000 individually;

(iv) is a non-competition or non-solicitation Contract that purports to limit in any material respect the manner in which, or the localities in which, any material business of Parent and its Subsidiaries (taken as a whole) is conducted or the types of material businesses that Parent and its Subsidiaries conduct;

(v) is a Contract (other than a Contract relating to acquisitions or dispositions of investments in any portfolio company, or any entity that becomes a portfolio company as a result of such investment) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) entered into after December 31, 2018, and which has not yet been consummated, pursuant to which (A) Parent reasonably expects that it is required to pay total consideration (including assumption of debt) after the date of this Agreement in excess of $2,000,000 or (B) any other Person has the right to acquire any assets of Parent or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price of more than $2,000,000; or

(vi) is a Contract for the purpose of another Person providing investment advisory or investment management services to the Parent or any of its Subsidiaries (including the Parent Investment Advisory Agreement).

(b) None of Parent or any of its Subsidiaries is in breach of or default under the terms of any Parent Material Contract to which it is a party except for such breaches or defaults as would not have a Parent Material Adverse Effect. As of the date of this Agreement, to the Knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract except for such breaches or defaults as would not have a Parent Material Adverse Effect. Each Parent Material Contract is a valid and binding obligation of Parent or its Subsidiary that is a party thereto, as applicable, and, to the Knowledge of Parent, the other parties thereto, except such as would not have a Parent Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

Section 4.17 Real Property.

(a) None of the Parent nor any of its Subsidiaries owns any real property in fee (or the equivalent interest in the applicable jurisdiction).

(b) As of the date of this Agreement, except as would not have a Parent Material Adverse Effect, Parent and/or its Subsidiaries have valid leasehold, subleasehold or license interests in all real property leased, subleased, licensed or otherwise occupied (whether as a tenant, subtenant or pursuant to other occupancy arrangements) by Parent or any of its Subsidiaries (collectively, including the improvements thereon, the “Parent Leased Real Property”).

(c) As of the date of this Agreement, except as would not have a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a lease for Parent Leased Real Property or any lender, alleging that Parent or any of its Subsidiaries or such other party, as the case may be, is in default under such lease.

Section 4.18 Environmental. Except as would not have a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries are in compliance with all applicable Environmental Laws, including possessing all Parent Permits required for their operations under applicable Environmental Laws;

(b) there is no pending or, to the Knowledge of Parent, threatened Proceeding pursuant to any Environmental Law against Parent or any of its Subsidiaries;

(c) none of Parent or any of its Subsidiaries has received written notice from any Person, including any Governmental Authority, alleging that Parent or any of its Subsidiaries has been or is in violation or is potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. None of Parent or any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law; and

(d) with respect to the Parent Leased Real Property, there has been no Release of Hazardous Materials by the Parent or any of its Subsidiaries or, to the Knowledge of Parent, any other Person that is reasonably expected to result in an obligation by the Parent or any of its Subsidiaries to remediate such Hazardous Materials pursuant to applicable Environmental Law or that is reasonably expected to result in liability of Parent or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Hazardous Materials.

Section 4.19 Takeover Statutes. No Takeover Statutes are applicable to this Agreement, the Mergers or the other transactions contemplated hereby. Within the past five years, none of Parent or its Affiliates or, to the Knowledge of Parent, their “associates” (as defined in Section 3-601 of the MGCL) has been an “interested stockholder” (as defined in Section 3-601 of the MGCL).

Section 4.20 No Vote Required. No vote of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt and approve this Agreement, or to approve the transactions contemplated hereby. The vote or consent of Parent or a wholly-owned Subsidiary of Parent as the sole stockholder of Acquisition Sub is the only vote of the holders of any class or series of capital stock of Acquisition Sub necessary to approve the transactions contemplated by this Agreement and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 4.21 Sufficient Funds. Either Parent or Acquisition Sub will have on the Closing Date sufficient funds to consummate the transactions contemplated hereby, including, with respect to the Cash Consideration, the payments contemplated under Article II.

Section 4.22 Brokers. No investment banker, broker or finder is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Parent, Acquisition Sub or any of their respective Affiliates.

Section 4.23 Insurance. Parent and its Subsidiaries have paid, or caused to be paid, all premiums due under all material insurance policies of Parent and its Subsidiaries and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Parent Material Adverse Effect. None of Parent or any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, Parent or any of its Subsidiaries, other than as would not have a Parent Material Adverse Effect.

Section 4.24 Solvency. Neither Parent nor Acquisition Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Acquisition Sub is solvent as of the date of this Agreement, and each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the payment of any amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 4.24, the term

“solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Acquisition Sub and, after the First Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Acquisition Sub and, after the First Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and (c) each of Parent and Acquisition Sub and, after the First Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.24, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 4.25 Investment Assets. Each of Parent and its Subsidiaries owns all securities, indebtedness and other financial instruments held by it, free and clear of any material Liens, except to the extent such securities, indebtedness or other financial instruments, as applicable, are pledged in the ordinary course of business consistent with past practice to secure obligations of Parent and any of its Subsidiaries and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business.

Section 4.26 Parent Investment Advisory Agreement. The Parent Investment Advisory Agreement has been duly approved, continued and at all times has been in compliance in all material respects with Section 15 of the Investment Company Act (to the extent applicable). Neither Parent nor the Parent External Adviser is in default under the Parent Investment Advisory Agreement, except where such default would not have a Parent Material Adverse Effect. The Parent Investment Advisory Agreement is a valid and binding obligation of Parent, except as would not have a Parent Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. There is no Proceeding pending or, to the Knowledge of Parent, threatened, and, to the Knowledge of Parent, there do not exist any facts or circumstances which would reasonably be expected to adversely affect the registration of the Parent External Adviser as an investment adviser under the Investment Advisers Act or the ability of an investment adviser to perform its obligations under the Parent Investment Advisory Agreement.

Section 4.27 Acknowledgment of Disclaimer of Other Representations and Warranties. Each of Parent and Acquisition Sub acknowledges that, as of the date of this Agreement, they and their Representatives (a) have received access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries, and the Portfolio Companies, which the Company and its Representatives have made available to them and (ii) the electronic data room in connection with the transactions contemplated hereby; (b) have received and may continue to receive from the Company and its Subsidiaries and their respective Representatives certain estimates, forecasts, projections and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and the Portfolio Companies and their respective businesses and operations (collectively, “Forecasts”); and (c) have had opportunities to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries and the Portfolio Companies. Parent and Acquisition Sub acknowledge and agree that (1) there are uncertainties inherent in attempting to make Forecasts, with which Parent and Acquisition Sub are familiar, and Parent and Acquisition Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all Forecasts (including the reasonableness of the assumptions underlying such Forecasts), and Parent and Acquisition Sub shall have no claim against the Company, its Subsidiaries or its investment adviser, or the Portfolio Companies or any of their respective Representatives with respect to any such Forecasts and (2) each of Parent and Acquisition Sub has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company, its Subsidiaries and the Portfolio Companies and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Mergers, each of Parent and Acquisition Sub has relied on the results of its own independent review and analysis. Parent and Acquisition Sub each further acknowledges and agrees that (I) any Forecast, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Acquisition Sub or any of their Representatives, including any materials or information made available in the electronic data room in connection with the transactions contemplated hereby, via confidential information packet, in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to constitute or be the subject of any representation or warranty unless and only to the extent any such material or information is the subject of an express representation or warranty set forth in Article III or in any certificate delivered pursuant hereto; and (II) except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant hereto, (a) neither the Company, its investment adviser nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Mergers and Parent and Acquisition Sub shall have no claim against the Company, any of its Subsidiaries or any Portfolio Companies or their respective Representatives in respect of any such representation or warranty and (b) no Person has been authorized by the Company, its investment adviser or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Mergers. Nothing in this Section 4.27 shall apply to or limit any claim for Fraud.

Section 4.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or in any certificate delivered hereunder, neither Parent nor Acquisition Sub nor any other Person on behalf of Parent or Acquisition Sub makes any express or implied representation or warranty with respect to Parent or Acquisition Sub, any of their respective Subsidiaries or any portfolio companies in which any of the foregoing hold investments, or with respect to any other information provided to the Company or any of its Representatives in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. Neither Parent nor Acquisition Sub nor any other Person will have or be subject to any claim, liability or indemnification obligation to the Company or any other Person resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to the Company or any of its Representatives in connection with this transaction, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV or in any certificate delivered pursuant hereto. Nothing in this Section 4.28 shall apply to or limit any claim for Fraud.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT EXTERNAL ADVISER

The Parent External Adviser hereby represents and warrants to the Company as follows:

Section 5.1 Organization and Qualification. The Parent External Adviser (i) is a limited liability company, duly formed, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation and (ii) has the requisite limited liability company power and authority to conduct its business as it is now being conducted, except, in the case of this clause (ii), where the failure to have such power and authority would not have an Adviser Material Adverse Effect. The Parent External Adviser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an Adviser Material Adverse Effect. The Parent External Adviser has made available to the Company a copy of its articles of formation, as amended to date, as currently in effect (together with the Parent External Adviser’s limited liability company agreement, the “Parent External Adviser Documents”) and each of the Parent External Adviser Documents is in full force and effect, and the Parent External Adviser is not in violation of such documents.

Section 5.2 Authority Relative to Agreement.

(a) The Parent External Adviser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Parent External Adviser, and the consummation by the Parent External Adviser of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Parent External Adviser, and no other corporate action or Proceeding on the part of the Parent External Adviser is necessary to authorize the execution, delivery and performance of this Agreement by the Parent External Adviser and the consummation by the Parent External Adviser of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Parent External Adviser and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the Parent External Adviser, enforceable against the Parent External Adviser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b) The board of directors or similar governing body of the Parent External Advisor has, by resolutions adopted by directors or similar governing members adopted this Agreement and the transactions contemplated hereby.

(c) Neither the execution and delivery of this Agreement by the Parent External Adviser nor the consummation by the Parent External Adviser of the transactions contemplated or permitted hereby will (i) violate any provision of any Parent External Adviser Document, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Parent External Adviser or by which any property or asset of the Parent External Adviser is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of any Contract to which the Parent External Adviser is a party or by which its properties or assets are bound, or result in the creation of a Lien, other than any Permitted Lien, upon any of the material property or assets of the Parent External Adviser other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have an Adviser Material Adverse Effect.

Section 5.3 No Conflict; Required Filings and Consents. No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Parent External Adviser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such Consent, registration, declaration, filing or notices (i) set forth on Schedule 5.3 of the Parent Disclosure Letter or (ii) the failure of which to be obtained or made would not have an Adviser Material Adverse Effect.

Section 5.4 Permits; Compliance with Laws.

(a) The Parent External Adviser is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Parent External Adviser to carry on its business as it is now being conducted (the “Parent External Adviser Permits”), and no suspension or cancellation of any of the Parent External Adviser Permits is pending or, to the Knowledge of Parent, threatened, except where the failure to be in possession of, or the suspension or cancellation of, any of the Parent External Adviser Permits would not have a Parent Material Adverse Effect.

(b) The Parent External Adviser is not in default or violation of any (i) Law applicable to the Parent External Adviser or (ii) the Parent External Adviser Permits, except for any such defaults or violations that would not have a Parent Material Adverse Effect.

(c) Since December 31, 2018, the Parent External Adviser has filed (after giving effect to any extensions) all Regulatory Documents that were required to be filed with any Governmental Authority, other than such failures to file that would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect.

(d) The Parent External Adviser is, and at all times required by the Investment Advisers Act since January 1, 2018 has been, duly registered as an investment adviser under the Investment Advisers Act. The Parent External Adviser is, and at all times required by Applicable Law (other than the Investment Advisers Act) since January 1, 2018 has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not have an Adviser Material Adverse Effect. Parent has made available to the Company a complete and correct copy of the Form ADV of the Parent External Adviser as in effect on the date of this Agreement.

(e) No “affiliated person” (as defined under the Investment Company Act) of the Parent External Adviser has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Section 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the Knowledge of Parent, threatened that would result in any such disqualification.

(f) The Parent External Adviser has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to the Company) and, during the period prior to the date of this Agreement that the Parent External Adviser has been the investment adviser to the Parent, the Parent External Adviser has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to Parent and its Subsidiaries, taken as a whole.

(g) During the period prior to the date of this Agreement that it has been the investment adviser to Parent, there has been no material adverse change in the operations, affairs or regulatory status of the Parent External Adviser.

(h) The Parent Investment Advisory Agreement has been duly approved, continued and at all times has been in compliance in all material respects with Section 15 of the Investment Company Act (to the extent applicable). Neither Parent nor the Parent External Adviser is in default under the Parent Investment Advisory Agreement, except where such default would not have an Adviser Material Adverse Effect. The Parent Investment Advisory Agreement is a valid and binding obligation of the Parent External Adviser, except as would not have an Adviser Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. There is no Proceeding pending or, to the Knowledge of Parent, threatened, and, to the Knowledge of Parent, there do not exist any facts or circumstances which would reasonably be expected to adversely affect the registration of the Parent External Adviser as an investment adviser under the Investment Advisers Act or the ability of an investment adviser to perform its obligations under the Parent Investment Advisory Agreement.

(i) Neither the Parent External Adviser nor any “affiliated person” (as defined in the Investment Company Act) of the Parent External Adviser is ineligible pursuant to Sections 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser to a registered investment company (or BDC), nor is there any Proceeding pending or, to the Knowledge of Parent, threatened by any Governmental Authority that would result in the ineligibility of the Parent External Adviser or any such “affiliated person” to serve as an investment adviser to a registered investment company (or BDC) pursuant to Sections 9(a) or 9(b) of the Investment Company Act. Neither the Parent External Adviser nor any “person associated with” (as defined in the Investment Advisers Act) the Parent External Adviser is ineligible pursuant to Sections 203(e) or 203(f) of the Investment Advisers Act to serve as an investment adviser or as a “person associated with” an investment adviser, nor is there any Proceeding pending or, to the Knowledge of Parent, threatened by any Governmental Authority that would result in the ineligibility of the Parent External Adviser or any such “person associated with” the Parent External Adviser to serve in any such capacities pursuant to Sections 203(e) or 203(f) of the Investment Advisers Act.

(j) As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against the Parent External Adviser that would have a Parent Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, the Parent External Adviser that would have a Parent Material Adverse Effect.

(k) Since December 31, 2018, there has been no material adverse change in the operations, affairs or regulatory status of the Parent External Adviser.

Section 5.5 Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against the Parent External Adviser that would have an Adviser Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, the Parent External Adviser that could reasonably be expected to have an Adviser Material Adverse Effect.

Section 5.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Parent External Adviser expressly for inclusion or incorporation by reference in (a) the Form N-14 will, at the time the Form N-14 is filed with the SEC or, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) the Proxy Statement will, at the date it or any amendment or supplement is mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Parent External Adviser regarding such portions thereof that relate expressly to the Company or any of its Subsidiaries, or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein).

Section 5.7 Sufficient Funds. Parent External Adviser will have on the Closing Date sufficient funds to make the payment of the Additional Cash Consideration contemplated under Section 6.19 and Article II.

Section 5.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V or in any certificate delivered hereunder, neither Parent External Adviser nor any other Person on its behalf makes any express or implied representation or warranty with respect to Parent External Adviser, any of its Subsidiaries or any investment fund advised by it or them, or with respect to any other information provided to the Company or any of its Representatives in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. Neither Parent External Adviser nor any other Person will have or be subject to any claim, liability or indemnification obligation to the Company or any other Person resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to the Company or any of its Representatives in connection with this transaction, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V or in any certificate delivered pursuant hereto. Nothing in this Section 5.8 shall apply to or limit any claim for Fraud.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by Law, (b) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (c) as may be expressly contemplated or permitted pursuant to this Agreement or (d) as set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause its Subsidiaries to, conduct the business of the Company and its Subsidiaries, as applicable, in the ordinary course of business and in a manner consistent with past practice in all material respects (provided that (1) no action by the Company or its Subsidiaries with respect to any of the matters specifically addressed by any other provisions of this Section 6.1 will be deemed a breach of this clause (x) unless such action would constitute a breach of one or more such other provisions and (2) acquisitions and dispositions of investments in Portfolio Companies in accordance with the Company’s investment objectives, policies, and restrictions in effect as of the date of this Agreement will not be deemed to be a breach of this clause (x)); and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

(a) amend or otherwise change, in any material respect, the Company’s Charter or the Second Amended and Restated Bylaws (as amended) of the Company (or such equivalent organizational or governing documents of any of its Subsidiaries);

(b) except for transactions solely among the Company and its wholly-owned Subsidiaries, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;

(c) except for transactions solely among the Company and its Subsidiaries, issue, sell, pledge, dispose, encumber or grant any (i) shares of its or the Company’s or its Subsidiaries’ capital stock, (ii) options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or its Subsidiaries’ stock or (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, the Company or any of its Subsidiaries;

(d) (i) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than (a) dividends and distributions paid by any wholly-owned Subsidiary of the Company to the Company or any of its wholly-owned Subsidiaries, (b) regular quarterly cash distributions payable by the Company on a quarterly basis consistent with past practices and the Company’s investment objectives and policies as publicly disclosed, (c) the authorization and payment of any dividend or distribution necessary for the Company to maintain its qualification as a RIC, as reasonably determined by the Company, or (d) a Tax Dividend; or (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries (other than any wholly-owned Subsidiaries) or any options, warrants, or rights to acquire any such shares or other equity interests;

(e) directly or indirectly acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among the Company and its wholly-owned Subsidiaries, any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to acquisitions with collective purchase prices not exceeding $2,000,000 in the aggregate and except for acquisitions of Portfolio Company investments in accordance with the Company’s investment objectives, policies and restrictions;

(f) incur any long-term indebtedness for borrowed money in an amount in excess of $2,000,000 or guarantee any such indebtedness of any Person (other than a wholly-owned Subsidiary) in an amount in excess of $2,000,000, except for indebtedness or guarantees (i) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement, (iii) incurred under letters of credit in the ordinary course of business or (iv) as otherwise required in the ordinary course of business;

(g) amend, enter into or terminate any Company Material Contract other than (i) in the ordinary course of business consistent with past practice in all material respects and (ii) which would not have a Company Material Adverse Effect;

(h) make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or as otherwise required by Applicable Law;

(i) (i) make or change any material Tax election, (ii) change any material method of Tax accounting other than in the ordinary course of business, (iii) amend any material Tax Return, (iv) settle or compromise any Tax audit or other proceeding relating to a material amount of Taxes or (v) agree to any extension or waiver of the statute of limitations with respect to a material amount of Tax;

(j) enter into a new line of business outside of the Company’s investment objective as described in the Company SEC Documents (provided, that the foregoing shall not apply in any way to any Portfolio Company);

(k) directly or indirectly sell, lease, license or otherwise subject to any Lien or otherwise dispose in whole or in part of any of its properties, assets or rights or any interest therein, except for dispositions of Portfolio Company investments in accordance with the Company’s investment objectives, policies and restrictions;

(l) acquire new investments categorized as Level 3 investments in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” with a value, individually or in the aggregate, equal to 5% or more of the Company’s net asset value as of June 30, 2019; or

(m) enter into any agreement to do any of the foregoing.

Section 6.2 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by Law, (b) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (c) as may be expressly contemplated or permitted pursuant to this Agreement or (d) as set forth in Section 6.2 of the Parent Disclosure Letter, (x) Parent shall, and shall cause its Subsidiaries to, conduct the business of Parent and its Subsidiaries, as applicable, in the ordinary course of business and in a manner consistent with past practice in all material respects (provided that (1) no action by Parent or its Subsidiaries (including Acquisition Sub) with respect to any of the matters specifically addressed by any other provisions of this Section 6.2 will be deemed a breach of this clause (x) unless such action would constitute a breach of one or more such other provisions and (2) acquisitions and dispositions of investments in accordance with Parent’s investment objectives, policies, and restrictions in effect as of the date of this Agreement will not be deemed to be a breach of this clause (x)); and (y) Parent shall not, and shall not permit any of its Subsidiaries to:

(a) amend or otherwise change the organizational documents of Parent (or such equivalent organizational or governing documents of any of its Subsidiaries) in a manner that could reasonably be expected to adversely affect in any material respect the rights of the holders of Parent Common Stock;

(b) except for transactions solely among Parent and its wholly-owned Subsidiaries, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;

(c) except for transactions solely among Parent and its wholly-owned Subsidiaries, issue, sell, pledge, dispose, encumber or grant any (i) shares of its or its Subsidiaries’ capital stock, (ii) options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock or (iii) appreciation rights, phantom equity or similar rights with respect to, or valued in whole or in part in reference to, Parent or any of its Subsidiaries;

(d) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Parent’s or any of its Subsidiaries’ capital stock or other equity interests, (a) other than dividends and distributions paid by any wholly-owned Subsidiary of Parent to Parent or any of its wholly-owned Subsidiaries, (b) regular quarterly cash distributions payable by Parent on a quarterly basis consistent with past practices and Parent’s investment objectives and policies as publicly disclosed, or (c) the authorization and payment of any dividend or distribution necessary for Parent to maintain its qualification as a RIC, as reasonably determined by Parent; or (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries (other than wholly-owned Subsidiaries) or any options, warrants, or rights to acquire any such shares or other equity interests;

(e) acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among Parent and its Subsidiaries, any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except with respect to acquisitions with collective purchase prices not exceeding $6,000,000 in the aggregate and except for acquisitions of portfolio investments in accordance with Parent’s investment objectives, policies and restrictions;

(f) incur any long-term indebtedness for borrowed money in an amount in excess of $6,000,000 or guarantee any such indebtedness for any Person (other than a Subsidiary) in an amount in excess of $6,000,000, except for indebtedness or guarantees (i) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (ii) for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement, (iii) incurred under letters of credit in the ordinary course of business, (iv) as otherwise required in the ordinary course of business, (v) to Parent or its Subsidiaries or (vi) in connection with fulfilling Parent’s obligations under Section 6.13;

(g) make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or as otherwise required by Applicable Law;

(h) (i) make or change any material Tax election other than in the ordinary course of business, (ii) change any material method of Tax accounting other than in the ordinary course of business or (iii) agree to any extension or waiver of the statute of limitations with respect to a material amount of Tax;

(i) enter into a new line of business outside of Parent’s investment objective as described in the Parent SEC Documents (provided, that the foregoing shall not apply in any way to any entity in which Parent or any of its Subsidiaries has made, makes or proposes to make a debt or equity investment that is or would be reflected in the Schedule of Investments included in Parent’s quarterly or annual reports); or

(j) enter into any agreement to do any of the foregoing.

Section 6.3 Preparation of the Form N-14 and the Proxy Statement; Stockholder Meetings.

(a) As promptly as practicable after the execution of this Agreement (and in no event later than the 15th calendar day hereafter (provided that such 15-day period shall be automatically extended to 30 calendar days (measured from the date of this Agreement and not from the date of extension) if reasonably requested by the Company or Parent in the event that the Company or Parent identifies new facts that make the preparation and filing of the Proxy Statement or the Form N-14, as applicable, by the end of such 15-day period unduly burdensome), (i) the Company shall prepare and the Company shall cause the Proxy Statement to be filed with the SEC in preliminary form and the Company, in consultation with Parent, shall set a preliminary record date for the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and (ii) Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC the Form N-14, in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the First Merger. Each of Parent and the Company shall use its reasonable best efforts to have the Form N-14 declared effective under the Securities Act, and the Proxy Statement cleared of all comments from the SEC, as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Form N-14, Parent shall take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in connection with the First Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form N-14 and the Proxy Statement. As promptly as practicable after the Form N-14 shall have become effective (and in no event later than the fifth calendar day thereafter), the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Form N-14 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, in each case without providing the other party with a reasonable opportunity to review and comment thereon. If, at any time prior to the Effective Time, any information relating to Parent, the Parent External Adviser, the Company or any of their respective Affiliates, directors or officers, should be discovered by Parent, the Parent External Adviser, or the Company which should be set forth in an amendment or supplement to either the Form N-14 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company. Each party shall notify the other promptly of the time when the Form N-14 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the First Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form N-14 or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form N-14 or the First Merger.

(b) Subject to the earlier termination of this Agreement in accordance with Article VIII, the Company shall, as soon as practicable following the effectiveness of the Form N-14 (and in no event later than the 30th calendar day thereafter), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) solely for the purpose of seeking the Company Stockholder Approval; provided, that the Company may postpone or adjourn to a later date the Company Stockholders’ Meeting solely (i) with the written consent of Parent, (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of Company Common Stock to adopt this Agreement, whether or not a quorum is present, (iv) if required by Applicable Law or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), the failure to do so would be inconsistent with its fiduciary duties under Applicable Law; provided further, that the Company may not postpone or adjourn the Company Stockholders Meeting more than a total of 15 calendar days pursuant to clauses (ii) and (iii), taken together. Notwithstanding the foregoing, the Company shall, at the request of Parent, adjourn the Company Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of Company Common Stock to adopt this Agreement; provided, that no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 calendar days. The Company shall, through the Company Board, make the Company Recommendation, and shall include such Company Recommendation in the Proxy Statement, and shall publicly reaffirm such Company Recommendation within 48 hours after receipt of a written request to do so by Parent or Acquisition Sub, and use its reasonable best efforts to lawfully solicit from its stockholders proxies in favor of the adoption of this Agreement. Neither the Company Board nor any committee thereof shall (i) withhold or withdraw, or modify or qualify in a manner adverse to Parent or Acquisition Sub, or propose publicly to withhold or withdraw, or modify or qualify in a manner adverse to Parent or Acquisition Sub, the Company Recommendation, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal or (iv) resolve, agree or publicly propose to take any such actions (each such action in (i), (ii), (iii) and (iv) being referred to as a “Company Adverse Recommendation Change”). Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Competing Proposal (whether or not a Superior Proposal).

Section 6.4 Appropriate Action; Consents; Filings.

(a) Subject to the terms and conditions of this Agreement (including those set forth in Section 6.6), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the First Merger set forth in Article VII to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the First Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a Proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the First Merger, (ii) the defending of any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the First Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the First Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall make any applications and filings as reasonably determined by the Company and Parent are required under applicable Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable, but in no event later than as required by Law. Parent shall pay all filing fees and other charges for the filings required under any Antitrust Law by the Company and Parent.

(b) Parent and Acquisition Sub agree to take (and to cause their Affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all Consents under any Antitrust Laws that may be required by any foreign or United States federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by this Agreement as promptly as practicable, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement. Further, and for the avoidance of doubt, Parent will take any and all actions necessary in order to ensure that (x) no requirement for any non-action by or consent or approval of the Antitrust Division, the Federal Trade Commission, or other Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining order or any other Order in any Proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws would preclude consummation of the First Merger by the Termination Date.

(c) In connection with and without limiting the efforts referenced in this Section 6.4, each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a private party, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, or in connection with any Proceeding initiated by a private party, to any other Person, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority, or in connection with any Proceeding initiated by a private party, between either party and any other Person with respect to this Agreement. In addition, each of the parties hereto will give reasonable notice to and consult with the other in advance of any meeting or conference with any Governmental Authority, or in connection with any Proceeding by a private party, with any other Person, and to the extent permitted by the Governmental Authority or other Person, give the other the opportunity to attend and participate in such meeting or conference.

Section 6.5 Access to Information; Confidentiality.

(a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford reasonable access to Parent’s Representatives, in a manner not disruptive to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time (or until the earlier termination of this Agreement), to the personnel, agents, properties, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (ii) violate Applicable Law or the provisions of any Contract to which the Company or any of its Subsidiaries is a party or (iii) jeopardize any attorney-client, attorney work product or any other legal privilege. No investigation or access permitted pursuant to this Section 6.5(a) shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent and the Parent External Adviser agree that it and they will not, and will cause its and their Representatives not to, use any information obtained pursuant to this Section 6.5(a) for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the September 2018 Confidentiality Agreement and the February 2019 Confidentiality Agreement shall apply with respect to information furnished by the Company, its investment adviser, its Subsidiaries and the Company’s officers, employees and other Representatives hereunder.

(b) Upon reasonable notice, Parent shall (and shall cause each of its Subsidiaries and Acquisition Sub to) afford reasonable access to the Company’s Representatives, in a manner not disruptive to the operations of the business of Parent and its Subsidiaries, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time (or until the earlier termination of this Agreement), to the properties, books and records of Parent and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries and Acquisition Sub to) furnish promptly to such Representatives all information concerning the business, properties and personnel of Parent and its Subsidiaries (including Acquisition Sub) as may reasonably be requested; provided, however, that nothing herein shall require Parent or any of its Subsidiaries (including Acquisition Sub) to disclose any information to the Company if such disclosure would, in the reasonable judgment of Parent, (i) cause significant competitive harm to Parent or its Subsidiaries (including Acquisition Sub) if the transactions contemplated by this Agreement are not consummated, (ii) violate Applicable Law or the provisions of any Contract to which Parent or any of its Subsidiaries (including Acquisition Sub) is a party or (iii) jeopardize any attorney-client, attorney work product or any other legal privilege. No investigation or access permitted pursuant to this Section 6.5(b) shall affect or be deemed to modify any representation or warranty made by Parent or Acquisition Sub hereunder. The Company agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.5(b) for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the September 2018 Confidentiality Agreement and the February 2019 Confidentiality Agreement shall apply mutatis mutandis with respect to information furnished by Parent, the Parent External Adviser, its Subsidiaries, Acquisition Sub and Parent’s officers, employees and other Representatives hereunder.

Section 6.6 No Solicitation.

(a) Subject to Section 6.6(c), the Company shall, and shall cause its Subsidiaries and its and their Representatives to, (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal (an “Inquiry”) and immediately terminate all physical and electronic data room access previously granted to any such Third Party, (ii) request the prompt return or destruction of all confidential information previously furnished to any such Third Party with respect to any Competing Proposal or Inquiry and (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or “standstill” agreement to which it or any of its Affiliates or Representatives is a party with respect to any Competing Proposal or Inquiry.

(b) Except as expressly provided in Section 6.6(c), until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and their Representatives not to, directly or indirectly, (i) initiate, solicit, endorse, facilitate or knowingly encourage the making of any Competing Proposal or Inquiry, (ii) continue or engage in negotiations or discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.6), or knowingly furnish any information to, any Third Party relating to a Competing Proposal or any Inquiry or (iii) resolve, agree or publicly propose to do any of the foregoing.

(c) Notwithstanding anything to the contrary in Section 6.6(a) or Section 6.6(b), at any time prior to the date that the Company Stockholder Approval is obtained, in the event that the Company (or its Representatives on the Company’s behalf) receives directly or indirectly a written Inquiry or a written Competing Proposal from any Third Party that (A) the Company Board determines in good faith to be bona fide, (B) was unsolicited and (C) did not otherwise result from a breach of this Section 6.6, the Company and the Company Board and its Representatives may engage or participate in negotiations or discussions with, or furnish any information and other access to, any Third Party making such Inquiry or Competing Proposal and its Representatives and Affiliates and prospective debt and equity financing sources that have been specifically engaged for the purpose of financing such Competing Proposal if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that (i) such Inquiry or Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (ii) the failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under the MGCL; provided that (x) prior to furnishing any information concerning the Company and its Subsidiaries the Company receives from such Person, to the extent such Person is not already subject to an Acceptable Confidentiality Agreement, a confidentiality agreement containing terms that are not less favorable in all material respects to the Company than those contained in each of the September 2018 Confidentiality Agreement and the February 2019 Confidentiality Agreement, including any “standstill” agreements contained therein, and that does not restrict the Company’s ability to comply with any of the terms of this Section 6.6 (an “Acceptable Confidentiality Agreement”), and (y) the Company shall promptly provide or make available to Parent (I) an unredacted copy of each such Acceptable Confidentiality Agreement and (II) all non-public information concerning it or its Subsidiaries that it provides to any Third Party given such access that was not previously made available to Parent or its Representatives. It is understood and agreed that any contacts, disclosures, discussions or negotiations expressly permitted under this Section 6.6(c), including any public announcement that the Company or the Company Board has made any determination required under this Section 6.6(c) to take or engage in any such actions (provided that the Company Board expressly publicly reaffirms the Company Recommendation concurrently with such public disclosure), shall not constitute a basis for Parent to terminate this Agreement pursuant to Section 8.1(d)(ii).

(d) Neither the Company nor the Company Board nor any committee thereof shall effect a Company Adverse Recommendation Change and, except as expressly provided in this Section 6.6(d), neither the Company Board nor any committee thereof shall approve or recommend, and the Company shall not (and shall cause each of its Subsidiaries not to) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract or agreement, in each case constituting or with respect to, any Competing Proposal or Inquiry (each, an “Alternative Acquisition Agreement”), in each case other than an Acceptable Confidentiality Agreement, and neither the Company Board nor any committee thereof shall resolve, agree or publicly propose to take any such actions. Notwithstanding the immediately preceding sentence, at any time prior to the receipt of the Company Stockholder Approval, the Company Board may, if the Company has received a Competing Proposal after the date of this Agreement that (i) the Company Board has determined in good faith to be bona fide, (ii) was unsolicited, (iii) did not otherwise result from a breach of this Section 6.6 and (iv) the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause the Company to enter into a binding definitive agreement providing for the consummation of such Superior Proposal concurrently with the termination of this Agreement in accordance with Section 8.1(c)(ii), and, provided that:

(i) the Company shall have provided prior written notice to Parent, at least three (3) Business Days in advance, that it intends to terminate this Agreement pursuant to Section 8.1(c)(ii) in order to enter into a binding definitive agreement providing for the consummation of a Superior Proposal (a “Notice of Superior Proposal”), which notice shall specify in reasonable detail the basis for such termination and the identity of the Person or group of Persons making such Superior Proposal and the terms and conditions thereof and include a copy of the final negotiated definitive agreement (which need not include signatures and may contain brackets of the type that are completed in or removed from a definitive agreement of that nature just prior to the execution thereof) providing for the consummation of such Superior Proposal and any material ancillary agreements (which need not include signatures and may contain brackets of the type that are completed in or removed from a definitive agreement of that nature just prior to the execution thereof) being executed or to be executed in connection therewith (provided, that any amendment to the financial terms or any other material terms of such Superior Proposal shall require a new written notice by the Company and a new two (2) Business Day period (unless such two (2) Business Day period would be shorter than the amount of time remaining in such original three (3) Business Day period, in which case such original three (3) Business Day period shall remain in effect);

(ii) after providing such notice and prior to terminating this Agreement pursuant to Section 8.1(c)(ii), the Company shall have negotiated, and shall have caused its Representatives to negotiate, with Parent and Acquisition Sub and their respective Representatives in good faith (to the extent Parent and Acquisition Sub desire to negotiate) during such three (3) or two (2) Business Day period (as applicable) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to terminate this Agreement pursuant to Section 8.1(c)(ii); and

(iii) following the end of such three (3) or two (2) Business Day period (as applicable), the Company Board shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Superior Proposal, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to be a Superior Proposal.

(e) Nothing contained in this Section 6.6 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under Applicable Law or NASDAQ, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or (ii) making any “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that (x) any disclosure made as permitted under clause (i) of this Section 6.6(e) (other than any “stop-look-and-listen” communication or a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto) that relates to a Competing Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Recommendation in such disclosure.

(f) The Company shall promptly (and in any event within 48 hours of receipt) advise Parent in writing in the event that it or any of its Subsidiaries or any of its or their Representatives receives any Inquiry or Competing Proposal from any Third Party, in each case together with a description of the material terms and conditions of and facts surrounding any such Inquiry or Competing Proposal, the identity of the Third Party making such Inquiry or Competing Proposal and a copy of any written proposal, offer, draft agreement, term sheet or other analogous agreement provided by such Third Party. The Company shall keep Parent reasonably informed (orally and in writing) on a timely basis of the status and details (including within 48 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Inquiry or Competing Proposal, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Inquiry or Competing Proposal and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(g) For purposes of this Agreement:

(i) “Competing Proposal” shall mean any inquiry, proposal, discussions, negotiations or offer from any Third Party (a) with respect to a merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other transaction involving the Company or any of its Subsidiaries, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any mortgage or pledge in connection with a bona fide debt financing transaction entered into in the ordinary course of business consistent with past practice) that constitute or represent twenty percent (20%) or more of the total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, as of the date of such inquiry or proposal, or that generated twenty percent (20%) or more of net revenue or net income of the Company and its Subsidiaries, taken as a whole, for the 12-month period ending on the last day of the Company’s then most recently completed fiscal quarter, or (ii) twenty percent (20%) or more of the outstanding shares of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any resulting parent company of the Company, in each case other than the Mergers.

(ii) “Superior Proposal” shall mean a bona fide, unsolicited, written and binding Competing Proposal that is fully financed or has fully committed financing (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a Third Party that the Company

Board determines in good faith, after consultation with its financial and outside legal advisors, and considering all legal, financial, regulatory and other material aspects of, and the identity of the Third Party making, the Competing Proposal and such factors as the Company Board considers in good faith to be appropriate, (A) is more favorable to stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any revisions to the terms and conditions of this Agreement proposed by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.6(d)(i) and (B) is reasonably likely of being completed on the terms proposed on a timely basis.

(h) The Company agrees that any violation of the restrictions set forth in this Section 6.6 by any of the Company’s Subsidiaries or any of its or their respective Representatives shall be deemed to be a breach of this Agreement by the Company.

(i) Sections 8(a) and 8(b) of the September 2018 Confidentiality Agreement and Sections 14 and 15 of the February 2019 Confidentiality Agreement shall each terminate and be of no further force or effect upon the receipt by the Company or any of its Subsidiaries or any of its or their Representatives of a Competing Proposal or Inquiry.

Section 6.7 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers, managers, or employees, as the case may be, of the Company, its Subsidiaries or the Company’s Affiliates, including but not limited to officers and employees of the Company’s investment advisor, Oak Hill Advisors, L.P. (collectively, the “D&O Indemnified Parties”) as provided in their respective organizational documents as in effect on the date of this Agreement or in any Contract disclosed or made available to Parent prior to the date of this Agreement shall survive the Mergers and shall continue in full force and effect. Parent shall indemnify, defend and hold harmless, and advance expenses to the D&O Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent permitted by Applicable Law as required by the organizational documents of the Company or its Subsidiaries as in effect on the date of this Agreement; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. Parent shall cause the Surviving Corporation’s (and any of its successors’) articles of incorporation, bylaws or other organizational documents to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability with respect to the D&O Indemnified Parties and the period prior to the Effective Time that are no less favorable to the D&O Indemnified Parties than those set forth in the Company’s organizational documents as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties.

(b) Without limiting the provisions of Section 6.7(a), to the fullest extent permitted by Applicable Law or otherwise required by the organizational documents of the Company or its Subsidiaries as in effect on the date of this Agreement or in any Contract disclosed or made available to Parent prior to the date of this Agreement, Parent shall: (i) indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, Proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, Proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such D&O Indemnified Party’s capacity as a director, officer or employee of the Company, its investment adviser or any of its Subsidiaries prior to the Effective Time or (B) this Agreement or the transactions contemplated hereby and (ii) pay in advance of the final disposition of any such claim, Proceeding or investigation the expenses (including attorneys’ fees) of such D&O Indemnified Party upon receipt of an undertaking by or on behalf of such D&O Indemnified Party to repay such amount if it shall ultimately be determined by a final non-appealable judgment of a court of competent jurisdiction that such D&O Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.7(b) or elsewhere in this Agreement,

Parent shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, Proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the claim, Proceeding or investigation from all liability arising out of such claim, Proceeding or investigation.

(c) The Company shall, and shall cause its Subsidiaries to purchase and maintain in full force and effect, a six (6) year “tail” policy, on terms and conditions no less advantageous to the D&O Indemnified Parties than the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of this Agreement, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that the Company shall not be required to pay a total premium for such tail policy in excess of $300,000, but in such case shall purchase as much of such coverage as possible for such amount). Parent shall not, and shall not permit its Subsidiaries to, take any action that would reasonably be expected to prejudice the rights of, or otherwise reasonably be expected to impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time.

(d) The D&O Indemnified Parties to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7. The provisions of this Section 6.7 are intended to be for the benefit of each D&O Indemnified Party and his or her successors, heirs or representatives. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.7. Notwithstanding any other provision of this Agreement, this Section 6.7 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the D&O Indemnified Parties and their successors, heirs or representatives.

Section 6.8 Notification of Certain Matters. Subject to Applicable Law, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Mergers or the transactions contemplated hereby and (c) any fact, circumstance or development of which the Company or Parent (as applicable) becomes aware that will or is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied by the Termination Date.

Section 6.9 Public Announcements. Except as otherwise contemplated by Section 6.6 (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.6), prior to any Company Adverse Recommendation Change, the Company, Parent and Acquisition Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the transactions contemplated hereby, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ written consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto. The Company may, without Parent or Acquisition Sub’s consent, communicate to its employees, Portfolio Companies, customers, suppliers and consultants in a manner consistent with prior communications of the Company or is consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan.

Section 6.10 Acquisition Sub. Parent will take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the First Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 6.11 No Control of the Other Party’s Business.

(a) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

(b) Nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.12 Rule 16b-3 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

Section 6.13 Repayment of Indebtedness. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a draft copy of a customary payoff letter (subject to delivery of funds as arranged by Parent) from the “Administrative Agent” (as defined in the Existing Credit Facility) under the Existing Credit Facility (the “Payoff Letter”), and, on or prior to the Closing Date, the Company shall deliver to Parent an executed copy of the Payoff Letter to be effective upon the Closing. The Company shall, and shall cause its Subsidiaries to, deliver all the documents required for the termination of commitments under the Existing Credit Facility, subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding thereunder (using funds arranged by Parent).

Section 6.14 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Company take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause Parent to fail to qualify as a RIC, and (ii) the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Parent, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Company to fail to qualify as a RIC.

Section 6.15 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the First Merger to be listed on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 6.16 Takeover Statutes and Provisions. None of the Company, Parent or the Acquisition Sub will take any action that would cause the First Merger and related transactions to be subject to requirements imposed by any Takeover Statutes. Each of the Company and Parent shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the First Merger from, or if necessary to challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

Section 6.17 Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by the Company’s stockholders or Parent’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the transactions contemplated hereby. Each of Parent and the Company (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

Section 6.18 Coordination of Dividends. Parent and Company shall coordinate with each other in designating the record and payment dates for any dividends or distributions to its stockholders, including a Tax Dividend, declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur.

Section 6.19 Additional Cash Consideration. In connection with the transactions contemplated hereby, as additional consideration to the holders of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding any Canceled Shares), Parent External Adviser shall pay or cause to be paid, on the terms and subject to the conditions set forth in Section 2.2, to such holders an aggregate amount in cash equal to $3,000,000 (the “Additional Cash Consideration”).

Section 6.20 Open Market Stock Repurchase Program. Parent agrees that if shares of Parent Common Stock are trading at a price below the target net asset value per share discount set forth in Section 6.20 of the Parent Disclosure Letter at any time during the twelve-month period from and after the Effective Time, the Parent Board shall promptly announce Parent’s commitment to purchase, during the twelve-month period from and after such announcement, up to $10,000,000 worth of shares of Parent Common Stock in open market transactions, at the then-current market price (the “Parent Trading Plan”). Purchases made pursuant to the Parent Trading Plan shall be in accordance with Rule 10b-18 under the Exchange Act.

Section 6.21 Stockholder Notice. On the Closing Date, Parent and the Company shall use commercially reasonable efforts to make a determination as to whether or not the Mergers constitute a “reorganization” within the meaning of Section 368(a) of the Code, which determination shall be made reasonably and in good faith after consultation with tax counsel, but shall not constitute a representation, warranty, covenant, obligation or guarantee of any kind whatsoever to the Company, its stockholders or any other Person with respect thereto (and no such Person shall be entitled to rely on such determination in any respect). In making such determination, Parent and the Company shall be entitled to rely on certain customary assumptions and representations reasonably acceptable to Parent and the Company after consultation with tax counsel, including representations set forth in certificates of officers of Parent and the Company, which Parent and the Company shall use commercially reasonable efforts to cause to be promptly provided to each other if requested by the other party. As soon as practicable after the Closing, Parent shall inform the stockholders in writing of any such determination made pursuant to this Section 6.21. Each of the Company, Parent, and Acquisition Sub shall report the Mergers and the other transactions contemplated by this Agreement in a manner consistent with any determination made pursuant to this Section 6.21, except as otherwise required by Applicable Law.

ARTICLE VII

CONDITIONS TO THE MERGERS

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the First Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a) The Company shall have obtained the Company Stockholder Approval;

(b) the Parent Common Stock to be issued in connection with the First Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance;

(c) the Form N-14 shall have become effective under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop order; and

(d) no Governmental Authority of competent jurisdiction shall have issued or entered any Law or Order which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the First Merger.

Section 7.2 Conditions to Obligations of Parent and Acquisition Sub to Effect the First Merger. The obligations of Parent and Acquisition Sub to effect the First Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following additional conditions:

(a) each of the representations and warranties of the Company (i) contained in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.3(a), Section 3.3(b), Section 3.3(c) (but only clause (i) thereof), Section 3.19 and Section 3.20 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct that are de minimis, (ii) contained in clause (b) of Section 3.9 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (iii) contained in this Agreement (other than those covered by the foregoing clauses (i) and (ii)), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;

(c) Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d); and

(d) since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

Section 7.3 Conditions to Obligation of the Company to Effect the First Merger. The obligation of the Company to effect the First Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following additional conditions:

(a) each of the representations and warranties of Parent, Acquisition Sub and the Parent External Adviser (i) contained in Section 4.1, Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.3(a), Section 4.3(b), Section 4.3(c) (but only clause (i) thereof), Section 4.22, Section 5.1, Section 5.2(a) and Section 5.2(b) (but only clause (i) thereof) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct that are de minimis, (ii) contained in clause (b) of Section 4.9 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) contained in this Agreement (other than those covered by the foregoing clauses (i) and (ii)), without giving effect to any materiality, “Parent Material Adverse Effect” or “Adviser Material Adverse Effect” qualifications therein, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have, individually or in the aggregate, a Parent Material Adverse Effect or an Adviser Material Adverse Effect, as applicable;

(b) Parent, Acquisition Sub and the Parent External Adviser shall have performed or complied in all material respects with their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;

(c) the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 7.3(a), Section 7.3(b), Section 7.3(d) and Section 7.3(e);

(d) since the date of this Agreement, there shall not have occurred and be continuing any Parent Material Adverse Effect; and

(e) since the date of this Agreement, there shall not have occurred and be continuing any Adviser Material Adverse Effect.

Section 7.4 Frustration of Closing Conditions. None of Parent, Acquisition Sub or the Company may rely either as a basis for not consummating the First Merger or any of the other transactions contemplated by this

Agreement or terminating this Agreement and abandoning the Mergers on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the First Merger shall not have been consummated on or before 5:00 p.m. (New York time) on January 31, 2020 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party to perform or comply with any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

(ii) prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Law or Order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was proximately caused by the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform or comply with any of its obligations under this Agreement, provided further that neither the Company nor Parent shall have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company (in the case of a termination by Parent) or Parent, Acquisition Sub or Parent External Advisor (in the case of termination by the Company), as applicable, is then in material breach of any of its representations, warranties, covenants or obligations under this Agreement (including, without limitation, Section 6.4); or

(iii) the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the Company Stockholder Approval shall not have been obtained at such Company Stockholders Meeting (or at any adjournment or postponement thereof) at which a vote on the adoption of this Agreement is taken; or

(c) by the Company if:

(i) Parent, Acquisition Sub or the Parent External Adviser shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or Section 7.3 and (B) is not capable of being cured by Parent, Acquisition Sub, or the Parent External Adviser, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent, Acquisition Sub or the Parent External Adviser, as applicable, on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.1 or Section 7.2 not to be satisfied; provided, further that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(i) if Parent’s breach has been primarily caused by a breach of any provision of this Agreement by the Company; or

(ii) at any time prior to receipt of the Company Stockholder Approval, in order to simultaneously enter into a binding definitive agreement providing for the consummation of a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.6; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) if the Company has breached any provision of Section 6.6 in any material respect;

(iii) at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent and Acquisition Sub do not consummate the First Merger on or prior to the date the Closing is required to occur pursuant to Article I, (iii) the Company shall have irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation and (iv) Parent and Acquisition Sub fail to effect the Closing within three (3) Business Days following delivery of such confirmation; or

(d) by Parent if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or Section 7.2 and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent, Acquisition Sub or the Parent External Adviser is then in material breach of any of its respective representations, warranties, covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.1 or Section 7.3 not to be satisfied; provided, further that Parent may not terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company’s breach has been primarily caused by a breach of any provision of this Agreement by Parent; or

(ii) at any time prior to the receipt of the Company Stockholder Approval, (A) the Company or the Company Board (or any committee thereof) shall have made a Company Adverse Recommendation Change, (B) the Company fails to publicly reaffirm the Company Recommendation within five Business Days after receipt of a written request therefor by Parent, (C) the Company, any of its Subsidiaries or any of its or their Representatives Intentionally Breaches Section 6.6 in a material respect, and such breach remains uncured for five Business Days following written notice thereof by Parent to the Company, or (D) the Company fails to recommend against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement thereof.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated and the Mergers abandoned pursuant to Section 8.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3 or in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages, which shall be deemed in any such event to be damages of such party) resulting from any Intentional Breach of this Agreement prior to such termination or Fraud, in which case, except as provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, that each of the September 2018 Confidentiality Agreement and the February 2019 Confidentiality Agreement (in each case, to the extent amended by Section 6.6(i)), this Section 8.2, Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1.

Section 8.3 Termination Fees; Parent Expenses.

(a) If, but only if, this Agreement is terminated by:

(i) Either Parent or the Company pursuant to Section 8.1(b)(iii), and in any such case, prior to the Company Stockholders’ Meeting, a Competing Proposal shall have been publicly disclosed and not withdrawn prior to such date;

(ii) the Company pursuant to Section 8.1(c)(ii); or

(iii) Parent pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii);

then, in any such case, Parent shall have the option, exercisable in its sole discretion by delivery of written notice to the Company (the “Company Termination Fee Notice”) within two (2) Business Days following the effective date of such termination, to be paid the Company Termination Fee, on the terms provided in the immediately following sentence (a “Company Termination Fee Election”). Should Parent timely make a Company Termination Fee Election, the Company shall pay, or cause to be paid, to Parent the Company Termination Fee less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.3(b) by wire transfer of same day funds to the account or accounts designated by Parent in the Company Termination Fee Notice (A) in the case of clause (i) above, on the same day as the consummation of any Tail Period Transaction, should one occur (regardless of whether such consummation happens prior to or following the expiration of the Tail Period), or (B) in the case of clause (ii) or clause (iii) above, no later than three (3) Business Days following the Company’s receipt of the Company Termination Fee Notice. If Parent is entitled to make a Company Termination Fee Election pursuant to this Section 8.3(a) but fails to timely do so, Parent shall irrevocably waive its right to be paid the Company Termination Fee; provided, that subject to clause (ii) of Section 8.3(e), such waiver shall not limit any other rights or remedies available to Parent following the termination of this Agreement.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not then payable to Parent pursuant to Section 8.3(a), then the Company shall reimburse Parent and its Affiliates for half of their documented out-of-pocket fees and expenses (including all documented fees and expenses of counsel, accountants, experts and consultants to Parent and Acquisition Sub and their Affiliates) incurred and payable by Parent or Acquisition Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum reimbursement payment of $500,000. Any payments required to be made under this Section 8.3(b) shall be made by wire transfer of same day funds to the account or accounts designated by Parent within three Business Days after the Company’s having been notified in writing of the amounts thereof by Parent.

(c) If, but only if, this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii), or by Parent (at any time during which the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii)) pursuant to Section 8.1(b)(i), then, in any such case, the Company shall have the option, exercisable in its sole discretion by delivery of written notice to Parent (the “Parent Termination Fee Notice”) within two (2) Business Days following the effective date of such termination, to be paid the Parent Termination Fee, on the terms provided in the immediately following sentence (a “Parent Termination Fee Election”). Should the Company timely make a Parent Termination Fee Election, Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of same day funds to the account or accounts designated by the Company in the Parent Termination Fee Notice no later than three (3) Business Days following Parent’s receipt of the Parent Termination Fee Notice. If the Company is entitled to make a Parent Termination Fee Election pursuant to this Section 8.3(c) but fails to timely do so, the Company shall irrevocably waive its right to be paid the Parent Termination Fee; provided, that subject to clause (ii) of Section 8.3(f), such waiver shall not limit any other rights or remedies available to the Company following the termination of this Agreement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, or Parent be required to pay the Parent Termination Fee on more than one occasion.

(e) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.9, except in cases involving Fraud, (i) the Company Termination Fee, to the extent paid in full (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.3(b)) on the terms provided in Section 8.3(a), shall constitute the sole and exclusive monetary remedy of Parent, Parent External Adviser and Acquisition Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that the Company shall remain obligated to comply with the provisions of this Agreement that survive termination pursuant to Section 8.2); and (ii) in cases where Parent would be entitled to make a Company Termination Fee Election (assuming, for purposes of determining whether or not Parent would be entitled to make a Company Termination Fee Election, that Parent is not in breach of this Agreement), the Company’s maximum aggregate monetary liability for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise shall not exceed $9,263,250 (the “Company Damages Cap”); provided, that the Company Damages Cap shall instead be $37,053,000 if (A) this Agreement is terminated pursuant to Section 8.1(c)(ii) or (B) a Tail Period Transaction is consummated (regardless of whether such consummation happens prior to or following the expiration of the Tail Period).

(f) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.9, except in cases involving Fraud, (i) the Parent Termination Fee, to the extent paid in full on the terms provided in Section 8.3(c), shall constitute the sole and exclusive monetary remedy of the Company against Parent, the Parent External Adviser and Acquisition Sub and their respective Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that Parent shall remain obligated to comply with the provisions of this Agreement that survive termination pursuant to Section 8.2); and (ii) in cases where the Company would be entitled to make a Parent Termination Fee Election (assuming, for purposes of determining whether or not the Company would be entitled to make a Parent Termination Fee Election, that the Company is not in breach of this Agreement), Parent’s maximum aggregate monetary liability for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise shall not exceed $35,921,507.

(g) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Company Termination Fee and Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as applicable, in the circumstances in which such fees or expenses are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the other for the payment of any amount set forth in this Section 8.3, the Company or Parent, as applicable, shall pay the other’s costs and expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by Applicable Law.

Section 8.4 Amendment. Subject to Applicable Law, the parties hereto may only modify or amend this Agreement by written agreement executed and delivered by the duly authorized officers of each of the respective parties; provided, that no amendment shall be made to this Agreement after the Effective Time; provided, further, that after receipt of the Company Stockholder Approval, if any such amendment shall by Applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company.

Section 8.5 Extension; Waiver. The conditions to each of the parties’ obligations to consummate the Mergers are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by Applicable Law. At any time prior to the Effective Time, the Company or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent, Acquisition Sub or the Parent External Adviser, in the case of the Company, or the Company, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement on the part of Parent, Acquisition Sub or the Parent External Adviser, in the case of the Company, or the Company, in the case of Parent. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly setting forth the nature of such extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.6 Expenses; Transfer Taxes. Except as expressly set forth herein (including Section 8.3), all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Other than Taxes imposed upon holders of Company Common Stock, Parent shall pay all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.7.

Section 9.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

if to Parent, Acquisition Sub or the Parent External Adviser:

Portman Ridge Finance Corporation
650 Madison Avenue,
23rd Floor
New York, New York 10022
Email:	ted.goldthorpe@bcpartners.com; patrick.schafer@bcpartners.com
Attention:	Edward Goldthorpe; Patrick Schafer

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, DC 20001
Phone: (202) 636-5500
Email:	rajib.chanda@stblaw.com
jonathan.corsico@stblaw.com
Attention:	Rajib Chanda, Esq.
Jonathan L. Corsico, Esq.

if to the Company:

OHA Investment Corporation
1114 Avenue of the Americas
27th Floor
New York, New York 10036
Phone:	(212) 852-1900
Email:	GRubin@oakhilladvisors.com
Attention:	Greggory Rubin

with a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street NW
Washington, DC 20006
Phone: (202) 261-3300
Fax: (202) 261-3333
Email:	harry.pangas@dechert.com
bernardo.piereck@dechert.com
ken.young@dechert.com
Attention:	Harry S. Pangas, Esq.
Bernardo Piereck, Esq.
Kenneth Young, Esq.

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.2; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

Section 9.3 Interpretation; Certain Definitions.

(a) The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b) Disclosure of any fact, circumstance or information in any Section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other Section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, if it is reasonably apparent on the face of such disclosure that such disclosure relates to any such other Section. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

(c) The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrase “the date of this Agreement” and terms or phrases of similar import shall be deemed to refer to the date first set forth above, unless the context requires otherwise. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or guidance promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules, regulations or guidance promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Contract, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States. The term “or” is not exclusive.

Section 9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the First Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.

Section 9.6 Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with each of the September 2018 Confidentiality Agreement and the February 2019 Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 9.7 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that the D&O Indemnified Parties (with respect to Section 6.7 and this Section 9.7 from and after the Effective Time) are intended third-party beneficiaries hereof.

Section 9.8 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the latter shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.8.

Section 9.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (without proof of actual damages), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary contained herein, this Section 9.9 is not intended and shall not be construed to limit in any way the provisions of Section 8.3(d).

Section 9.10 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Acquisition Sub, the Parent External Adviser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	President and Chief Executive Officer

STORM ACQUISITION SUB INC.

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
Title:

SIERRA CREST INVESTMENT MANAGEMENT LLC

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	Officer and Authorized Person

OHA INVESTMENT CORPORATION

By:	/s/ Steven Wayne
	Name:	Steven Wayne
	Title:	President and Chief Executive Officer

Appendix A

As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 6.6(c).

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Additional Cash Consideration” shall have the meaning set forth in Section 6.19.

“Adviser Material Adverse Effect” shall mean any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of the Parent External Adviser, or (2) would, or would reasonably be expected to, materially impair, materially delay or prevent the Parent External Adviser or Parent from timely performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that for purposes of the foregoing clause (1) only, none of the following shall constitute or be taken into account in determining whether an Adviser Material Adverse Effect shall have occurred or exists or would reasonably be expected to occur or exist: (i) changes in general economic, financial market, business or geopolitical conditions; (ii) general changes or developments in any of the industries or markets in which the Parent External Adviser operates (or applicable portions or segments of such industries or markets); (iii) changes in any Applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of Parent’s securities, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Adviser Material Adverse Effect” shall be taken into account in determining whether there has been an Adviser Material Adverse Effect); (v) any failure by the Parent External Adviser to meet published analyst estimates or expectations of the Parent External Adviser’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Adviser Material Adverse Effect” shall be taken into account in determining whether there has been an Adviser Material Adverse Effect); (vi) any failure by the Parent External Adviser to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Adviser Material Adverse Effect” shall be taken into account in determining whether there has been an Adviser Material Adverse Effect); (vii) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters; (viii) the negotiation, existence, announcement or performance of this Agreement and the consummation of the transactions contemplated hereby, including (A) the initiation of litigation by any Person with respect to this Agreement or the transactions contemplated hereby, (B) any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Parent External Adviser (other than with respect to the Parent External Adviser’s relationship with Parent and its Subsidiaries) or (C) any loss or diminution of rights or privileges (including any redemption or repayment of investments), or any creation of, increase in or acceleration of obligations, pursuant to any Contract or otherwise, on the part of the Parent External Adviser, in each case due to the negotiation, announcement, existence or performance of this Agreement or the identity of the parties to this Agreement (or any communication by the Company regarding the plans or intentions of the Company with respect to the conduct of the business of Parent or any of its Subsidiaries), or the consummation of the transactions contemplated hereby, including compliance with the covenants set forth herein (in each case, other than with respect to any Contracts of the Parent External Adviser with Parent or any of its Subsidiaries) (provided, that when “Adviser Material Adverse Effect” is used in relation to the representations and warranties of the Parent External Adviser in Sections 5.2(b) and 5.3, this clause (viii) shall be disregarded); (ix) any action taken by the Parent External Adviser which is required or expressly permitted by this Agreement; (x) any actions taken (or omitted to be taken) at the written request of the Company; provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vii) above shall be taken into account in determining whether an Adviser Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Parent External Adviser, taken as a whole, relative to the other participants in the industries in which Parent and its Subsidiaries operate.

Appendix A-1

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that, except with respect to the definitions of “Company Related Parties” and “Parent Related Parties”, no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person).

“Agreement” shall have the meaning set forth in the Preamble.

“Aggregate Cash Consideration” shall mean an amount equal to $8,000,000, as may be adjusted pursuant to Section 2.1(a)(iv)(2).

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.6(d).

“Antitrust Division” shall mean the Antitrust Division of the United States Department of Justice.

“Antitrust Laws” shall have the meaning set forth in Section 3.4.

“Applicable Law” shall mean any domestic or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, judgment or directive (including those of any self-regulatory organization) applicable to and legally binding on the Parent External Adviser, Company, Parent, Acquisition Sub or any of their respective Affiliates, directors, employees or agents, as the case may be.

“Articles of First Merger” shall have the meaning set forth in Section 1.3(a).

“Articles of Second Merger” shall have the meaning set forth in Section 1.3(b).

“BDC” shall have the meaning set forth in the Recitals.

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Book-Entry Shares” shall have the meaning set forth in Section 2.1(a)(ii).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Cash Consideration” shall have the meaning set forth in Section 2.1(a)(ii).

“Certificate of Second Merger” shall have the meaning set forth in Section 1.3(b).

“Certificates” shall have the meaning set forth in Section 2.1(a)(ii).

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Company Net Asset Value” shall have the meaning set forth in Section 2.5(a).

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Parent Net Asset Value” shall have the meaning set forth in Section 2.5(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Adverse Recommendation Change” shall have the meaning set forth in Section 6.3(b).

“Company Board” shall have the meaning set forth in the Recitals.

“Company’s Charter” shall have the meaning set forth in Section 3.1.

“Company Common Stock” shall have the meaning set forth in Section 2.1(a)(i).

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company IPR” shall mean all Intellectual Property Rights owned, in whole or part, by the Company or its Subsidiaries.

Appendix A-2

“Company Leased Real Property” shall have the meaning set forth in Section 3.16(b).

“Company Material Adverse Effect” shall mean any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) would, or would reasonably be expected to, materially impair, materially delay or prevent the Company from timely performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that for purposes of the foregoing clause (1) only, none of the following shall constitute or be taken into account in determining whether a Company Material Adverse Effect shall have occurred or exists or would reasonably be expected to occur or exist: (i) changes in general economic, financial market, business or geopolitical conditions; (ii) general changes or developments in any of the industries or markets in which the Company, any of its Subsidiaries, or any of the Portfolio Companies operate (or applicable portions or segments of such industries or markets); (iii) changes in any Applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of the Company’s or any of the Portfolio Companies’ securities, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” shall be taken into account in determining whether there has been a Company Material Adverse Effect); (v) any failure by the Company or any of the Portfolio Companies to meet published analyst estimates or expectations of the Company’s or such Portfolio Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” shall be taken into account in determining whether there has been a Company Material Adverse Effect); (vi) any failure by the Company, any of its Subsidiaries, or any Portfolio Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” shall be taken into account in determining whether there has been a Company Material Adverse Effect); (vii) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters; (viii) the negotiation, existence, announcement, or performance of this Agreement and the consummation of the transactions contemplated hereby, including (A) the initiation of litigation by any Person with respect to this Agreement or the transactions contemplated hereby, (B) any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any Portfolio Companies or any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries or (C) any loss or diminution of rights or privileges (including any redemption or repayment of investments), or any creation of, increase in or acceleration of obligations, pursuant to any Contract or otherwise, on the part of the Company, any of its Subsidiaries or any Portfolio Company, in each case due to the negotiation, announcement, existence or performance of this Agreement or the identity of the parties to this Agreement (or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries), or the consummation of the transactions contemplated hereby, including compliance with the covenants set forth herein (provided, that when “Company Material Adverse Effect” is used in relation to the representations and warranties of the Company in Sections 3.3(c) and 3.4, this clause (viii) shall be disregarded); (ix) any action taken by the Company, any of its Subsidiaries, any Portfolio Company, in each case which is required or expressly permitted by this Agreement; and (x) any actions taken (or omitted to be taken) at the written request of Parent; provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vii) above shall be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its Subsidiaries operate.

“Company Material Contract” shall have the meaning set forth in Section 3.15(a).

“Company Per Share NAV” shall mean the quotient of (i) the difference of (A) the Closing Company Net Asset Value minus (B) the Aggregate Cash Consideration (as may be adjusted pursuant to Section 2.1(a)(iv)(2)) divided by (ii) the number of shares of Company Common Stock issued and outstanding as of the Determination Date (excluding any Canceled Shares).

Appendix A-3

“Company Recommendation” shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the transactions contemplated hereby, including the First Merger.

“Company Related Parties” shall have the meaning set forth in Section 8.3(d).

“Company SEC Documents” shall have the meaning set forth in Section 3.6(a).

“Company Stockholder Approval” shall have the meaning set forth in Section 3.19.

“Company Stockholders’ Meeting” shall have the meaning set forth in Section 6.3(b).

“Company Termination Fee” shall mean $1,296,855.

“Company Termination Fee Notice” shall have the meaning set forth in Section 8.3(a).

“Competing Proposal” shall have the meaning set forth in Section 6.6(g)(i).

“Consent” shall have the meaning set forth in Section 3.4.

“Contract” shall mean any agreement, contract, subcontract, lease, sublease, investment advisory agreement, administration agreement, conditional sales contract, purchase order, sales order, task order, delivery order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by contract or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person. The terms “Controlling” and “Controlled” shall have correlative meanings.

“Determination Date” shall have the meaning set forth in Section 2.5(a).

“DE SOS” shall have the meaning set forth in Section 1.3(b).

“D&O Indemnified Parties” shall have the meaning set forth in Section 6.7(a).

“Effective Time” shall have the meaning set forth in Section 1.3(a).

“Employee Benefit Plan” shall have the meaning set forth in Section 3.12.

“Environmental Laws” shall mean all applicable and legally enforceable Laws relating to pollution or protection of the environment, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar state and local statutes, in effect as of the date of this Agreement.

“ERISA” shall have the meaning set forth in Section 3.12.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a).

“Exchange Fund” shall have the meaning set forth in Section 2.2(a).

“Exchange Ratio” shall mean the quotient (rounded to four decimal places) of (i) the Company Per Share NAV divided by (ii) the Parent Per Share NAV.

Appendix A-4

“Existing Credit Facility” shall mean the Credit Agreement dated September 9, 2016, by and among OHA Investment Corporation (formerly known as NGP Capital Resources Company), the several banks and other financial institutions from time to time a party thereto, and MidCap Financial Trust, as administrative agent, as amended by Amendment No. 1, dated September 9, 2016, and Amendment No. 2, dated September 7, 2018.

“February 2019 Confidentiality Agreement” shall mean that certain Mutual Confidentiality Agreement, dated as of February 15, 2019, by and between OHA Investment Corporation and BC Partners Advisors L.P.

“Forecasts” shall have the meaning set forth in Section 4.27.

“Form N-14” shall have the meaning set forth in Section 3.7.

“Fraud” means, of a Person, an intentional and willful misrepresentation of or with respect to a representation or warranty set forth in this Agreement by such Person that constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation) with the specific intent to induce another party to rely upon such representation or warranty.

“GAAP” shall mean the United States generally accepted accounting principles, consistently applied in accordance with past practice.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Hazardous Materials” shall mean all hazardous or toxic substances, materials or wastes, pollutants or contaminants defined as such by, or regulated as such under, any Environmental Laws.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations or other financial agreements or arrangements entered into for the purpose of limiting or managing interest rate risks, (iv) any capitalized lease obligations and (v) guarantees, endorsements and assumptions in respect of any of the foregoing clauses (i) through (iv).

“Inquiry” shall have the meaning set forth in Section 6.6(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.13(c).

“Intentional Breach” shall mean any breach of this Agreement where the action or non-action constituting or giving rise to such breach was intentionally undertaken by the party taking such action, with actual knowledge that such action or non-action would or would reasonably be expected to constitute or give rise to a breach of this Agreement.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“IRS” shall mean the United States Internal Revenue Service.

“KBW” shall have the meaning set forth in Section 3.20.

“Knowledge” shall mean (i) with respect to the Company, the actual knowledge, after due inquiry of their direct reports, of those persons set forth in Section K of the Company Disclosure Letter, and (ii) with respect to Parent, the actual knowledge, after due inquiry of their direct reports, of those persons set forth in Section K of the Parent Disclosure Letter.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Letter of Transmittal” shall have the meaning set forth in Section 2.2(b)(i).

Appendix A-5

“Lien” shall mean liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

“Maximum Share Number” shall have the meaning set forth in Section 2.1(a)(iv)(2).

“Merger Consideration” shall have the meaning set forth in Section 2.1(a)(ii).

“Mergers” shall have the meaning set forth in the Recitals.

“MGCL” shall have the meaning set forth in the Recitals.

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.6(d)(i).

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order, in each case, in any Proceeding.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Board” shall have the meaning set forth in the Recitals.

“Parent Common Stock” shall have the meaning set forth in Section 2.1(a)(ii).

“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Expenses” shall have the meaning set forth in Section 8.3(b).

“Parent External Adviser” shall have the meaning set forth in the Recitals.

“Parent External Advisor Documents” shall have the meaning set forth in Section 5.1.

“Parent External Adviser Permits” shall have the meaning set forth in Section 5.4(a).

“Parent Investment Advisory Agreement” shall mean the agreement entered into by the Parent External Adviser with Parent for the purpose of providing investment advisory or investment management services.

“Parent Leased Real Property” shall have the meaning set forth in Section 4.17(b).

“Parent Material Adverse Effect” shall mean any fact, circumstance, event, change, occurrence or effect that (1) would have, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of Parent and its Subsidiaries, taken as a whole, or (2) would, or would reasonably be expected to, materially impair, materially delay or prevent the Parent from timely performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that for purposes of the foregoing clause (1) only, none of the following shall constitute or be taken into account in determining whether a Parent Material Adverse Effect shall have occurred or exists or would reasonably be expected to occur or exist: (i) changes in general economic, financial market, business or geopolitical conditions; (ii) general changes or developments in any of the industries or markets in which Parent or its Subsidiaries operate (or applicable portions or segments of such industries or markets); (iii) changes in any Applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of Parent’s securities, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Parent Material Adverse Effect” shall be taken into account in determining whether there has been a Parent Material Adverse Effect); (v) any failure by Parent to meet published analyst estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Parent Material Adverse Effect” shall be taken into account in determining whether there has been a Parent Material Adverse Effect); (vi) any failure by Parent to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Parent Material Adverse Effect” shall be taken into account in determining whether there has been a Parent Material Adverse Effect); (vii) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters; (viii) the negotiation, existence, announcement or performance of this Agreement and the consummation of the transactions contemplated hereby, including (A) the initiation of litigation by any Person

Appendix A-6

with respect to this Agreement or the transactions contemplated hereby, (B) any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Parent and its Subsidiaries or (C) any loss or diminution of rights or privileges (including any redemption or repayment of investments), or any creation of, increase in or acceleration of obligations, pursuant to any Contract or otherwise, on the part of Parent or any of its Subsidiaries, in each case due to the negotiation, announcement, existence or performance of this Agreement or the identity of the parties to this Agreement (or any communication by the Company regarding the plans or intentions of the Company with respect to the conduct of the business of Parent or any of its Subsidiaries), or the consummation of the transactions contemplated hereby, including compliance with the covenants set forth herein (provided, that when “Parent Material Adverse Effect” is used in relation to the representations and warranties of Parent in Sections 4.3(c) and 4.4, this clause (viii) shall be disregarded); (ix) any action taken by Parent or any of its Subsidiaries, in each case which is required or expressly permitted by this Agreement; and (x) any actions taken (or omitted to be taken) at the written request of the Company; provided that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vii) above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which Parent and its Subsidiaries operate.

“Parent Material Contract” shall have the meaning set forth in Section 4.16(a).

“Parent Per Share NAV” shall mean the quotient of (i) the Closing Parent Net Asset Value divided by (ii) the number of shares of Parent Common Stock issued and outstanding as of the Determination Date.

“Parent Permits” shall have the meaning set forth in Section 4.5(a).

“Parent Related Parties” shall have the meaning set forth in Section 8.3(d).

“Parent SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Parent Termination Fee Notice” shall have the meaning set forth in Section 8.3(c).

“Parent Termination Fee” shall mean an amount equal to the Company Termination Fee.

“Parent Trading Plan” shall have the meaning set forth in Section 6.20.

“Payoff Letter” shall have the meaning set forth in Section 6.13.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Authority.

“Permitted Lien” shall mean (i) any Lien for Taxes not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of leased real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such leased real property and which are not violated by the current use and operation of such leased real property or the operation of the business of the Company and its Subsidiaries, (v) with respect to all leased real property, all Liens encumbering the interest of the fee owner or any superior lessor, sublessor or licensor, (vi) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent annual report on Form 10-K filed with the SEC by the Company and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (vii) such Liens or other imperfections of title, if any, that do not have a Company Material Adverse Effect, Parent Material Adverse Effect or Adviser Material Adverse Effect (as applicable), including Liens for any supplemental Taxes or assessments not shown by the public records, (viii) Liens disclosed on existing title reports or existing surveys, (ix) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof, (x) Liens described in Appendix A to the Company Disclosure Letter or the Parent Disclosure Letter (as applicable), (xi) in the case of Intellectual Property Rights, third party license agreements entered into in the ordinary course of business, (xii) any other Liens that will be released on or prior to the Closing Date and (xiii) the replacement, extension or renewal of any of the foregoing.

Appendix A-7

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Portfolio Company” shall mean any entity in which the Company or any of its Subsidiaries has made, makes or proposes to make a debt or equity investment that is or would be reflected in the Schedule of Investments included in the Company’s quarterly or annual reports.

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative, by or before a Governmental Authority.

“Proxy Statement” shall have the meaning set forth in Section 3.7.

“Regulatory Documents” shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to applicable Securities Laws or the applicable rules and regulations of any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Release” shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, agents, accountants, counsel, financial advisors, consultants and other advisors or representatives.

“RIC” shall have the meaning set forth in Section 3.14(i).

“SDAT” shall have the meaning set forth in Section 1.3(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Effective Time” shall have the meaning set forth in Section 1.3(b).

“Second Merger” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, Blue Sky Laws, all similar foreign securities laws, and the rules and regulations promulgated thereunder.

“Security” shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“September 2018 Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of September 28, 2018, by and between OHA Investment Corporation and BC Partners Advisors L.P.

“Share Consideration” shall have the meaning set forth in Section 2.1(a)(ii).

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association or other business entity that is consolidated with such Person for financial reporting purposes under GAAP.

“Superior Proposal” shall have the meaning set forth in Section 6.6(g)(ii).

“Surviving Corporation” shall have the meaning set forth in the Recitals.

“Takeover Statutes” shall have the meaning set forth in Section 3.18.

“Tail Period” means the nine-month period immediately following any termination of this Agreement pursuant to Section 8.1.

Appendix A-8

“Tail Period Transaction” means the Company’s entry into an Alternative Acquisition Agreement with respect to any Competing Proposal with a Third Party during the Tail Period; provided, that for purposes of this definition, the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed to be references to “fifty percent (50%)”.

“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority or Taxing Authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.

“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to the Company’s stockholders all of its previously undistributed (i) ”investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Returns” shall mean returns, reports, form or information statements, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with the IRS or any other Governmental Authority or Taxing Authority.

“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Third Party” shall mean any Person or group of Persons other than Parent, Acquisition Sub and their respective Affiliates.

Appendix A-9

Annex B

ANNEX B - OPINION OF THE FINANCIAL ADVISOR TO THE OHAI SPECIAL COMMITTEE

July 30, 2019

Special Committee of the Board of Directors
OHA Investment Corporation
1114 Avenue of the Americas
27th Floor
New York, NY 10036

Special Committee (the “Committee”) of the Board of Directors (the “Board”) of OHA Investment Corporation:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common stockholders of OHA Investment Corporation (“OHA”) of the Merger Consideration (as defined below) in the proposed merger of Storm Acquisition Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Portman Ridge Finance Corporation (“Portman Ridge”), with and into OHA with OHA as the surviving company (such transaction, the “First Merger” and, taken together with the immediately subsequent merger of OHA with and into Portman Ridge (with Portman Ridge as the surviving company), the “Transaction”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among OHA, Portman Ridge, Merger Sub and Sierra Crest Investment Management LLC, the external advisor of Portman Ridge (“PR Advisor”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the First Merger and without any action on the part of OHA, Portman Ridge, Merger Sub or the holders of any security of OHA or Merger Sub, each share of common stock, par value $0.001 per share, of OHA (“OHA Common Stock”) issued and outstanding immediately prior to the Effective Time (except for shares of OHA Common Stock held by a Subsidiary (as defined in the Agreement) of the Company or held, directly or indirectly, by Portman Ridge or Merger Sub immediately prior to the Effective Time) shall be converted into the right to receive: (i) $8,000,000 in cash from Portman Ridge (the “Portman Ridge Cash Consideration”) divided by the number of shares of OHA Common Stock issued and outstanding as of the Determination Date (as defined in the Agreement), (ii) $3,000,000 in cash from PR Advisor (“PR Advisor Cash Consideration” and, together with the Portman Ridge Cash Consideration, the “Cash Consideration”) divided by the number of shares of OHA Common Stock issued and outstanding as of the Determination Date (as defined in the Agreement) and (iii) a number of shares of common stock, par value $0.01 per share, of Portman Ridge (“Portman Ridge Common Stock” and, such number of shares, the “Stock Consideration”) equal to the quotient (rounded to four decimal places) of (A) the Company Per Share NAV (as defined in the Agreement) divided by (B) the Parent Per Share NAV (as defined in the Agreement) (the “Exchange Ratio”), subject to adjustment as further described in the Agreement (as to which we express opinion). The Cash Consideration and the Stock Consideration, taken together, are referred to herein as the “Merger Consideration.” At the direction of OHA and without independent verification, we have relied upon and assumed for purposes of our analyses and this opinion, that the Company Per Share NAV and the Parent Per Share NAV will be $1.36 and $3.82 and that, as a result thereof, the Exchange Ratio will be 0.3553. The terms and conditions of the Transaction are more fully set forth in the Agreement.

KBW has acted as financial advisor to the Committee and not as an advisor to or agent of any other person. As part of our investment banking business, we are regularly engaged in the valuation of business development company (“BDC”) securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of KBW and its affiliates’ broker-dealer businesses (and further to an existing sales and trading relationship between a KBW broker-dealer affiliate and the investment adviser of OHA), KBW and its affiliates may from time to time purchase securities from, and sell securities to, OHA, Portman Ridge and PR Advisor. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of OHA and Portman Ridge for our and their own accounts and for the accounts of our and their respective customers and clients. KBW employees may also from time to time maintain individual positions in Portman Ridge. As OHA has previously been informed by KBW, such positions currently include an individual position in shares of Portman Ridge Common Stock held by a senior member of the KBW advisory team providing services to OHA in connection with the proposed Merger. We have acted exclusively for the Committee in rendering this opinion and will receive a fee from OHA for our services. A portion of our fee became payable upon the

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execution of our written engagement agreement with OHA, a portion is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Transaction. In addition, OHA has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to OHA. In the past two years, KBW has provided investment banking and financial advisory services to Portman Ridge (formerly named KCAP Financial, Inc. (“KCAP”) prior to April 1, 2019) and received compensation for such services. KBW acted as (i) lead bookrunner in KCAP’s August 2017 and September 2017 registered offerings of notes, (ii) financing advisor in KCAP’s March 2018 credit facility, (iii) financial advisor to KCAP in connection with its December 2018 sale of certain of its asset management subsidiaries, and (iv) financial advisor to Portman Ridge in connection with its April 2019 externalization of advisor transaction. In the past two years, KBW has not provided investment banking and financial advisory services to PR Advisor We may in the future provide investment banking and financial advisory services to OHA, Portman Ridge or PR Advisor and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of OHA and Portman Ridge and bearing upon the Transaction, including among other things, the following: (i) a draft of the Agreement dated July 28, 2019 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of OHA; (iii) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 of OHA; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2018 of Portman Ridge; (v) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 of Portman Ridge (vi) certain other interim reports and other communications of OHA and Portman Ridge provided to their respective stockholders or shareholders; and (vii) other financial information concerning the businesses and operations of OHA and Portman Ridge that was furnished to us by OHA and Portman Ridge or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of OHA and Portman Ridge; (ii) the assets and liabilities of OHA and Portman Ridge; (iii) the nature and terms of certain other merger transactions and business combinations in the BDC industry; (iv) a comparison of certain financial and stock market information for OHA and Portman Ridge with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of OHA that were prepared by, and provided to us and discussed with us by, OHA management and that were used and relied upon by us at the direction of such management and with the consent of the Committee; (vi) financial and operating forecasts and projections of Portman Ridge that were prepared by, and provided to us and discussed with us by, PR Advisor management and that were used and relied upon by us based on such discussions, at the direction of OHA management and with the consent of the Committee; and (vii) estimates regarding certain pro forma financial effects of the Transaction on Portman Ridge (including, without limitation, the cost savings and related expenses expected to result from or be derived from the Transaction) that were prepared by, and provided to and discussed with us by, PR Advisor management, and used and relied upon by us based on such discussions, at the direction of OHA management and with the consent of the Committee. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the BDC industry generally. We have also participated in discussions that were held with the respective managements of OHA, Portman Ridge and PR Advisor regarding the respective past and current business operations, regulatory relations, financial condition and future prospects of OHA and Portman Ridge and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by OHA, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with OHA.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of OHA as to the reasonableness and achievability of the financial and operating forecasts and projections of OHA referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of OHA and the Committee, upon Portman

Ridge management as to the reasonableness and achievability of the financial and operating forecasts and projections of Portman Ridge and the estimates regarding certain pro forma financial effects of the Transaction on Portman Ridge (including, without limitation, the cost savings and related expenses expected to result or be derived from the Transaction), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents the best currently available estimates and judgments of Portman Ridge management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated by such management.

It is understood that the foregoing financial information of OHA and Portman Ridge that was provided to us was not prepared with the expectation of public disclosure and that all such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of OHA and Portman Ridge, and with the consent of the Committee, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either OHA or Portman Ridge since the date of the last financial statements of each such entity that were made available to us. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of OHA or Portman Ridge, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of OHA or Portman Ridge under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Transaction and any related transactions will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Merger Consideration and no other consideration or payments in respect of OHA Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction or any related transaction and that all conditions to the completion of the Transaction and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of OHA, Portman Ridge or the pro forma entity, or the contemplated benefits of the Transaction, including without limitation the cost savings and related expenses expected to result or be derived from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of OHA that OHA has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to OHA, Portman Ridge, the Transaction and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to holders of OHA Common Stock of the Merger Consideration to be received by such holders in the First Merger. We express no view or opinion as to any other terms or aspects of the Transaction or any term or aspect of any related transaction, including without limitation, the form or structure of the Transaction (including the form of the Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the Transaction or any such related transaction to OHA, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, escrow or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of OHA to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by OHA or the Committee, (iii) the fairness of the amount or nature of any compensation to any of OHA’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of OHA Common Stock, (iv) the effect of the Transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of OHA (other than the holders of OHA Common Stock, solely with respect to the Merger Consideration (as described herein) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Portman Ridge or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Merger Consideration (including to the cash or stock components thereof) assumed to be paid in the Transaction for purposes of our opinion; (vi) whether Portman Ridge has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Portman Ridge Cash Consideration to the holders of OHA Common Stock at the closing of the First Merger, (vii) whether PR Advisor has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate PR Advisor Cash Consideration to the holders of OHA Common Stock at the closing of the First Merger, (viii) the actual value of Portman Ridge Common Stock to be issued in the First Merger, (ix) the prices, trading range or volume at which Portman Ridge Common Stock or OHA Common Stock will trade following the public announcement of the Transaction or the prices, trading range or volume at which Portman Ridge Common Stock will trade following the consummation of the Transaction, (x) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (xi) any legal, regulatory, accounting, tax or similar matters relating to OHA, Portman Ridge, their respective stockholders or shareholders, or relating to or arising out of or as a consequence of the Transaction or any related transaction, including whether or not the Transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Committee in connection with its consideration of the financial terms of the Transaction. This opinion does not constitute a recommendation to the Committee as to how it should vote on the Transaction, or to the Board or any holder of OHA Common Stock or any shareholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder or shareholder should enter into a voting, stockholders’, or affiliates’ agreement with respect to the Transaction or exercise any dissenters’ or appraisal rights that may be available to such stockholder or shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the First Merger is fair, from a financial point of view, to the holders of OHA Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RECEIVING FUTURE PROXY MATERIALS VIA E-MAIL
If you would like to reduce the costs incurred by our company in sending proxy materials by mail, you can consent to receiving all future proxy statements, proxy cards and annual reports via e-mail. To sign up for e-mail delivery, please follow the instructions above under "Vote by Internet" and, when prompted, indicate that you agree to receive materials via e-mail in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84382-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OHA INVESTMENT CORPORATION

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer Is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

SPECIAL MEETING OF STOCKHOLDERS OF

OHA INVESTMENT CORPORATION

[TBD], 2019

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [TBD], 2019
The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at the following website: www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

E84383-TBD

OHA INVESTMENT CORPORATION
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of OHA Investment Corporation, a Maryland corporation (the "Company"), hereby appoints Steven T. Wayne and Cory E. Gilbert as proxies, with power to act without the other and with power of substitution, and authorizes them to represent the undersigned and vote, as designated on the other side, all the shares of common stock of the Company held of record by the undersigned stockholder, with all the powers that the undersigned would possess if personally present at the Special Meeting of Stockholders to be held on [TBD], 2019 beginning at [TBD], at the law office of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, or any postponement or adjournment thereof. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued, and to be marked, dated and signed, on the other side)